Exhibit 10.1

EXECUTION VERSION CREDIT AGREEMENT Dated as of September 6, 2017 among TRINSEO HOLDING S.À R.L., as Holdings, TRINSEO MATERIALS S.À R.L., as Intermediate Holdings, TRINSEO MATERIALS OPERATING S.C.A., as the Lead Borrower, TRINSEO MATERIALS FINANCE, INC., as the Co-Borrower, THE GUARANTORS PARTY HERETO FROM TIME TO TIME, THE LENDERS PARTY HERETO FROM TIME TO TIME and DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender BARCLAYS BANK PLC, DEUTSCHE BANK SECURITIES INC., CITIGROUP GLOBAL MARKETS INC., HSBC SECURITIES (USA) INC., GOLDMAN SACHS BANK USA, THE BANK OF NOVA SCOTIA, BNP PARIBAS SECURITIES CORP., MIZUHO BANK, LTD., MORGAN STANLEY SENIOR FUNDING, INC. and, SUMITOMO MITSUI BANKING CORPORATION, as Joint Lead Arrangers and Joint Bookrunners

Table of Contents Page ARTICLE I DEFINITIONS AND ACCOUNTING TERMS 2 Section 1.01 Defined Terms 2 Section 1.02 Luxembourg Terms 62 Section 1.03 [Reserved] 63 Section 1.04 Other Interpretive Provisions 63 Section 1.05 Accounting Terms 63 Section 1.06 Rounding 64 Section 1.07 References to Agreements, Laws, Etc. 64 Section 1.08 Times of Day 64 Section 1.09 Timing of Payment of Performance 64 Section 1.10 Pro Forma Calculations 64 Section 1.11 Currency Equivalents 67 Section 1.12 Exchange Rate 67 Section 1.13 Additional Alternative Currencies 67 Section 1.14 Cashless Settlement 68 ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS 68 Section 2.01 The Loans 68 Section 2.02 Borrowings, Conversions and Continuations of Loans 69 Section 2.03 Letters of Credit 71 Section 2.04 Swing Line Loans 79 Section 2.05 Prepayments 82 Section 2.06 Termination or Reduction of Commitments 87 Section 2.07 Repayment of Loans 88 Section 2.08 Interest 88 Section 2.09 Fees 89 Section 2.10 Computation of Interest and Fees 90 Section 2.11 Evidence of Indebtedness 90 Section 2.12 Payments Generally 90 Section 2.13 Sharing of Payments 92 Section 2.14 Reverse Dutch Auction Repurchases 93 Section 2.15 Open Market Purchases 95 Section 2.16 Incremental Credit Extensions 95 Section 2.17 Refinancing Amendments 103 Section 2.18 Extensions of Term Loans and Revolving Credit Commitments 109 Section 2.19 Defaulting Lenders 113 Section 2.20 Borrower Obligations Joint and Several 115 ARTICLE III TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY 115 Section 3.01 Taxes 115 Section 3.02 Illegality 119 Section 3.03 Inability to Determine Rates 120 Section 3.04 Increased Cost and Reduced Return; Capital Adequacy; Reserves on LIBO Rate Loans 120 Section 3.05 Funding Losses 121 Section 3.06 Matters Applicable to All Requests for Compensation 121 Section 3.07 Replacement of Lenders under Certain Circumstances 122 Section 3.08 Survival 124 (i)

ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS 124 Section 4.01 First Credit Event 124 Section 4.02 All Credit Events 126 ARTICLE V REPRESENTATIONS AND WARRANTIES 127 Section 5.01 Existence, Qualification and Power; Compliance with Laws 127 Section 5.02 Authorization; No Contravention 127 Section 5.03 Governmental Authorization; Other Consents 127 Section 5.04 Binding Effect 128 Section 5.05 Financial Statements; No Material Adverse Effect 128 Section 5.06 Litigation 129 Section 5.07 Ownership of Property; Liens 129 Section 5.08 Environmental Matters 129 Section 5.09 Taxes 129 Section 5.10 ERISA Compliance 130 Section 5.11 Subsidiaries; Equity Interests 130 Section 5.12 Margin Regulations; Investment Company Act 131 Section 5.13 Disclosure 131 Section 5.14 Labor Matters 131 Section 5.15 Intellectual Property; Licenses, Etc. 131 Section 5.16 Solvency 131 Section 5.17 Subordination of Junior Financing 132 Section 5.18 Collateral Documents; Valid Liens 132 Section 5.19 Centre of Main Interest 132 Section 5.20 Pensions Act 132 Section 5.21 Commercial Benefit 132 Section 5.22 USA Patriot Act, Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions 132 Section 5.23 Luxembourg Specific Representations 133 ARTICLE VI AFFIRMATIVE COVENANTS 133 Section 6.01 Financial Statements 133 Section 6.02 Certificates; Other Information 135 Section 6.03 Notices 136 Section 6.04 Payment of Taxes 136 Section 6.05 Preservation of Existence, Etc. 136 Section 6.06 Maintenance of Properties 137 Section 6.07 Maintenance of Insurance 137 Section 6.08 Compliance with Laws 137 Section 6.09 Books and Records 137 Section 6.10 Inspection Rights 138 Section 6.11 Additional Collateral; Additional Guarantors 138 Section 6.12 Compliance with Environmental Laws 144 Section 6.13 [Reserved] 145 Section 6.14 Further Assurances 145 Section 6.15 Designation of Subsidiaries 145 Section 6.16 Corporate Rating 145 Section 6.17 Use of Proceeds 146 Section 6.18 Post-Closing Actions 146 Section 6.19 Compliance with Anti-Corruption Laws 146 (ii)

ARTICLE VII NEGATIVE COVENANTS 146 Section 7.01 Liens 146 Section 7.02 [Reserved] 150 Section 7.03 Indebtedness 150 Section 7.04 Fundamental Changes 154 Section 7.05 Dispositions 156 Section 7.06 Restricted Payments 158 Section 7.07 Change in Nature of Business 161 Section 7.08 Transactions with Affiliates 161 Section 7.09 Burdensome Agreements 162 Section 7.10 [Reserved] 164 Section 7.11 Financial Covenant 164 Section 7.12 Accounting Changes 164 Section 7.13 Prepayments, Etc. of Indebtedness 164 Section 7.14 Permitted Activities 165 ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES 166 Section 8.01 Events of Default 166 Section 8.02 Remedies Upon Event of Default 168 Section 8.03 Application of Funds 169 Section 8.04 Lead Borrower’s Right to Cure 170 ARTICLE IX ADMINISTRATIVE AGENT AND OTHER AGENTS 171 Section 9.01 Appointment and Authorization of Agents 171 Section 9.02 Delegation of Duties 174 Section 9.03 Liability of Agents 174 Section 9.04 Reliance by Agents 174 Section 9.05 Notice of Default 175 Section 9.06 Credit Decision; Disclosure of Information by Agents 175 Section 9.07 Indemnification of Agents 175 Section 9.08 Agents in their Individual Capacities 176 Section 9.09 Successor Agents 176 Section 9.10 Administrative Agent May File Proofs of Claim 178 Section 9.11 Collateral and Guaranty Matters 178 Section 9.12 Other Agents; Arrangers and Managers 179 Section 9.13 Appointment of Supplemental Agents 179 Section 9.14 [Reserved] 180 Section 9.15 Parallel Debt owed to Collateral Agent 180 ARTICLE X MISCELLANEOUS 181 Section 10.01 Amendments, Etc. 181 Section 10.02 Notices and Other Communications; Facsimile Copies 185 Section 10.03 No Waiver; Cumulative Remedies 186 Section 10.04 Attorney Costs and Expenses 186 Section 10.05 Indemnification 186 Section 10.06 Payments Set Aside 187 Section 10.07 Successors and Assigns 188 Section 10.08 Confidentiality 193 Section 10.09 Setoff 194 Section 10.10 Interest Rate Limitation 194 Section 10.11 Counterparts 194 (iii)

Section 10.12 Integration 194 Section 10.13 Survival of Representations and Warranties 195 Section 10.14 Severability 195 Section 10.15 GOVERNING LAW 195 Section 10.16 WAIVER OF RIGHT TO TRIAL BY JURY 196 Section 10.17 Binding Effect 196 Section 10.18 USA Patriot Act 196 Section 10.19 No Advisory or Fiduciary Responsibility 197 Section 10.20 Judgment Currency 198 Section 10.21 Certain Undertakings with Respect to any Securitization Subsidiary 198 Section 10.22 INTERCREDITOR AGREEMENTS 199 ARTICLE XI GUARANTEE 199 Section 11.01 The Guarantee 199 Section 11.02 Obligations Unconditional 200 Section 11.03 Reinstatement 201 Section 11.04 Subrogation; Subordination 201 Section 11.05 Remedies 201 Section 11.06 Instrument for the Payment of Money 201 Section 11.07 Continuing Guarantee 201 Section 11.08 General Limitation on Guarantee Obligations 201 Section 11.09 Specific Limitation for Swiss Guarantors 202 Section 11.10 Specific Limitation for German Guarantors 203 Section 11.11 Specific Limitation for Hong Kong Guarantors 204 Section 11.12 [Reserved] 205 Section 11.13 Specific Limitation for Luxembourg Guarantors 205 Section 11.14 Specific Limitation for Irish Guarantors 206 Section 11.15 Release of Guarantors 206 Section 11.16 Right of Contribution 207 Section 11.17 Keepwell 207 Section 11.18 Certain Dutch Guarantors 207 Section 11.19 Acknowledgment and Consent to Bail-In of EEA Financial Institutions 207 (iv)

SCHEDULES

Schedule 1.01A	--	Commitments
Schedule 1.01B	--	Existing Letters of Credit
Schedule 1.01D	--	Unrestricted Subsidiaries
Schedule 1.01E	--	Existing Investments
Schedule 1.01F(a)	--	Existing Secured Hedge Agreements
Schedule 1.01F(b)	--	Existing Treasury Services Agreement
Schedule 2.14	--	Reverse Dutch Auction Procedures
Schedule 4.01(b)	--	Other Collateral Documents
Schedule 5.07	--	Ownership of Property
Schedule 5.08(a)	--	Environmental Matters
Schedule 5.11	--	Subsidiaries; Equity Interests
Schedule 6.18	--	Post-Closing Actions
Schedule 7.01(b)	--	Existing Liens
Schedule 7.03(b)	--	Existing Indebtedness
Schedule 7.08	--	Transactions with Affiliates
Schedule 7.09	--	Certain Contractual Obligations
Schedule 10.02	--	Notices and Other Communications

EXHIBITS

Form of

Exhibit A	--	Committed Loan Notice
Exhibit B	--	Swing Line Loan Notice
Exhibit C-1	--	Term Note
Exhibit C-2	--	Revolving Credit Note
Exhibit C-3	--	Swing Line Note
Exhibit D	--	Compliance Certificate
Exhibit E	--	Assignment and Assumption
Exhibit F	--	Pledge and Security Agreement
Exhibit G	--	Global Intercompany Note
Exhibit H	--	Guarantor Joinder
Exhibit I	--	Solvency Certificate
Exhibit J	--	Request for L/C Issuance
Exhibit K	--	First Lien Intercreditor Agreement
Exhibit L	--	Second Lien Intercreditor Agreement
Exhibit M	--	Cashless Settlement Letter

Americas 93166704

(v)

CREDIT AGREEMENT This CREDIT AGREEMENT (this “Agreement”) is entered into as of September 6, 2017, among TRINSEO HOLDING S.À R.L., a private limited liability company (société à responsabilité limitée), organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies (“RCS”) under number B 153582 (“Holdings”), TRINSEO MATERIALS S.À R.L., a private limited liability company (société à responsabilité limitée), organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with the RCS under number B 162639 (“Intermediate Holdings”), TRINSEO MATERIALS OPERATING S.C.A., a partnership limited by shares (societe en commandite par actions) organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, registered with the RCS under number B153586 (the “Lead Borrower”), acting by its general partner, Intermediate Holdings, TRINSEO MATERIALS FINANCE, INC., a Delaware corporation (the “Co-Borrower”, together with the Lead Borrower, the “Borrowers” and each, a “Borrower”) the Guarantors party hereto from time to time, the Lenders party hereto from time to time (collectively, the “Lenders” and individually, a “Lender”) and DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender. PRELIMINARY STATEMENTS The Borrowers have requested that the Lenders extend credit to the Borrowers in the form of (i) Term B Loans (as this and other capitalized terms used in these preliminary statements are defined in Section 1.01 below) on the Closing Date in an aggregate principal amount of $700,000,000 and (ii) Revolving Credit Commitments in an aggregate principal amount of $375,000,000. The Revolving Credit Commitments permit the making of Revolving Credit Loans, Swing Line Loans and the issuance of Letters of Credit from time to time. The proceeds of the Term B Loans, together with the proceeds of the Senior Notes, will be used by the Borrowers to (i) repay in full all indebtedness outstanding under the Credit Agreement (other than any cashless settlement pursuant to Section 1.14, which shall be effected in accordance with the terms thereof), dated as of May 5, 2015, among the Lead Borrower, Deutsche Bank AG New York Branch, as administrative agent (the “Existing Agent”), and each lender from time to time party thereto (as amended, supplemented or modified from time to time in accordance with the terms thereof prior to the date hereof, and including all annexes and schedules thereto, the “Existing Credit Agreement”) and terminate and release all commitments, security interests and guarantees in connection therewith, it being understood that any Secured Hedge Agreements, Treasury Services Agreements, letters of credit, bank guarantees and similar accommodations outstanding under the Existing Credit Agreement may remain outstanding to the extent continued under this Agreement as Existing Secured Hedge Agreements, Existing Treasury Services Agreements, or Existing Letters of Credit (as the case may be) or, in the case of such letters of credit, bank guarantees and similar accomodations that are not continued under this agreement as Existing Letters of Credit, otherwise cash collateralized or backstopped by one or more Letters of Credit issued on the Closing Date, (ii) either (x) redeem or repay in full all of the outstanding 6.750% Dollar Notes due 2022 and 6.375% Euro Notes due 2022, in each case, issued under that certain indenture, dated as of May 5, 2015 (the “Existing Senior Notes Indenture”), among the Lead Borrower, the Co-Borrower and The Bank of New York Mellon, acting through its London Branch, as trustee, as amended or supplemented from time to time in accordance with the terms thereof prior to the date hereof (the “Existing Senior Notes”) or (y) provide notice for the redemption or repayment of all of the Existing Senior Notes and deposit proceeds sufficient to redeem or repay in full the Existing Senior Notes (including any accrued and unpaid interest thereon and premium related thereto) with such trustee to satisfy and discharge the Existing Senior Notes Indenture, and, in each case terminate and release all commitments, security interests and guarantees in respect thereof (the actions under clauses (i) and (ii) above, the “Refinancing”) and (iii) pay the Transaction Expenses in connection with the foregoing. The applicable Lenders are willing to lend and the L/C Issuer is willing to issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein. In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows: ARTICLE I DEFINITIONS AND ACCOUNTING TERMS Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below: “ACRA” means the Accounting and Corporate Regulatory Authority of Singapore. “Additional Lender” means any Person that is not an existing Lender and has agreed to provide Incremental Commitments pursuant to Section 2.16 or Refinancing Commitments pursuant to Section 2.17. “Administrative Agent” means DBNY, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent. “Administrative Agent’s Office” means the Administrative Agent’s address and account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Lead Borrower and the Lenders. “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent. “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates. “Agents” means, collectively, the Administrative Agent, the Collateral Agent and the Supplemental Agents (if any). “Aggregate Commitments” means the Commitments of all the Lenders. “Agreement” means this Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time. “AHYDO Payment” means a payment in respect of Indebtedness in an amount sufficient to ensure that such Indebtedness will not be an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code. “Alternative Currency” means Euros, Pounds Sterling and each other currency that is approved in accordance with Section 1.13. “All-In Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, OID, upfront fees, a LIBO Rate or Base Rate floor, or otherwise, in each case, incurred or 2 payable by the applicable Borrower generally to all lenders of such Indebtedness; provided that OID and upfront fees shall be equated to interest rate assuming a 4-year average life to maturity on a straight line basis (e.g. 100 basis points of original issue discount equals 25 basis points of interest rate margin); and provided, further, that “All-In Yield” shall not include amendment fees, arrangement fees, structuring fees, ticking fees, unused line fees, commitment fees, underwriting fees and other similar fees not paid generally to all lenders in the primary syndication of such Indebtedness. “AML Laws” means the Bank Secrecy Act, as amended by the USA Patriot Act, and all laws, rules, and regulations of any jurisdiction in which any Loan Party or any Subsidiary is located or is doing business from time to time concerning or relating to anti-money laundering and ensuring that all sources of funding are lawful and identifiable. “Annual Financial Statements” means the audited consolidated balance sheets and related statements of comprehensive income, shareholders’ equity and cash flows of Topco and its Subsidiaries for the fiscal years ended December 31, 2016 and December 31, 2015. “Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction from time to time concerning or relating to bribery or corruption applicable to Holdings or its Subsidiaries by virtue of such Person being organized or operating in such jurisdiction. “Applicable ECF Percentage” means, for any fiscal year of the Lead Borrower (commencing with the fiscal year beginning on January 1, 2016), (a) 50% if the First Lien Net Leverage Ratio as of the last day of such fiscal year is greater than 2.50:1.00, (b) 25% if the First Lien Net Leverage Ratio as of the last day of such fiscal year is less than or equal to 2.50:1.00 and greater than 2.00:1.00 and (c) zero if the First Lien Net Leverage Ratio as of the last day of such fiscal year is less than or equal to 2.00:1.00. “Applicable Margin” means a percentage per annum equal to: (a) (b) with respect to unused Revolving Credit Commitments, 0.375%; with respect to Term B Loans maintained as (i) Base Rate Loans, 1.50% and (ii) LIBO Rate Loans, 2.50%; (c) with respect to Revolving Credit Loans, Swing Line Loans (which are to be maintained solely as Base Rate Loans) and Letters of Credit fees, (i) until delivery of financial statements for the first full fiscal quarter ending after the Closing Date pursuant to Section 6.01, (A) for Base Rate Loans, 1.50% and (B) for LIBO Rate Loans and Letter of Credit fees, 2.50%, and (ii) thereafter, the following percentages per annum, based upon the Total Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a): Applicable Margin for Revolving Credit Loans, Swing Line Loans, Letter of Credit Fees Total Net Leverage Ratio LIBO Rate and Letter of Credit Fees Pricing Level Base Rate 1 > 2.25:1.00 < 2.25:1.00 and > 1.75:1.00 < 1.75:1.00 2.50% 1.50% 2 3 2.25% 2.00% 1.25% 1.00% Any increase or decrease in the Applicable Margin resulting from a change in the Total Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided that, if notification is provided 3 to the Lead Borrower that the Administrative Agent or the Required Lenders have so elected, the highest pricing level shall apply (x) as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the pricing level otherwise determined in accordance with this definition shall apply) and (y) as of the first Business Day after an Event of Default under Section 8.01(a), (f) or (g) shall have occurred and be continuing hereunder and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the pricing level otherwise determined in accordance with this definition shall apply). Notwithstanding the foregoing, (a) the Applicable Margin in respect of any Class of Extended Revolving Credit Commitments or any Extended Term Loans or Revolving Credit Loans or Swing Line Loans made pursuant to any Extended Revolving Credit Commitments shall be the applicable percentages per annum set forth in the relevant Extension Amendment, (b) the Applicable Margin in respect of any Class of Incremental Commitments, and Class of Incremental Term Loans or any Class of Incremental Revolving Credit Loans shall be the applicable percentages per annum set forth in the relevant Incremental Amendment, (c) the Applicable Margin in respect of any Class of Replacement Term Loans shall be the applicable percentages per annum set forth in the relevant agreement, (d) the Applicable Margin in respect of any Class of Refinancing Revolving Credit Commitments, any Class of Refinancing Revolving Credit Loans or any Class of Refinancing Term Loans shall be the applicable percentages per annum set forth in the relevant Refinancing Amendment and (e) in the case of the Term B Loans, the Applicable Margin shall be increased as, and to the extent, necessary to comply with the provisions of Section 2.16. “Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class, (b) with respect to Letters of Credit, (i) the relevant L/C Issuers and (ii) the Revolving Credit Lenders and (c) with respect to the Swing Line Facility, (i) the relevant Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders. “Approved Bank” has the meaning set forth in clause (c) of the definition of “Cash Equivalents”. “Approved Fund” means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender. “Arrangers” means Barclays Bank PLC, Deutsche Bank Securities Inc., Citi Group Global Markets Inc., HSBC Securities (USA) Inc., Goldman Sachs Bank USA, The Bank of Nova Scotia, BNP Paribas Securities Corp., Mizuho Bank, Ltd., Morgan Stanley Senior Funding, Inc. and Sumitomo Mitsui Banking Corporation. “ASIC” means the Australian Securities and Investments Commission. “Assignees” has the meaning set forth in Section 10.07(b). “Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.07), in the form of Exhibit E or any other form approved by the Administrative Agent and the Lead Borrower. “Associate” means (i) any Person of which the Lead Borrower or its Restricted Subsidiaries are the legal and beneficial owners of between 20% and 50% of all outstanding voting Equity Interests and (ii) any joint venture entered into by the Lead Borrower or any Restricted Subsidiary of the Borrower. “Attorney Costs” means and includes all reasonable, documented fees, expenses and disbursements of any law firm or other external legal counsel required to be reimbursed by any Loan Party pursuant to the terms of any Loan Document. 4

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP. “Auction” shall have the meaning set forth in Section 2.14(a). “Auction Manager” shall mean the Administrative Agent; provided that the Lead Borrower shall not designate the Administrative Agent or any Affiliate thereof as the Auction Manager without the written consent of the Administrative Agent or such Affiliate, as applicable (it being understood that neither the Administrative Agent nor any Affiliate thereof shall be under any obligation to agree to act as the Auction Manager); provided, further, that neither Holdings nor any of its Subsidiaries may act as the Auction Manager. “Auction Notice” has the meaning set forth in Schedule 2.14. “Auditors” means a firm of recognised international auditors. “Auditors’ Determination” has the meaning as defined in Section 11.10(d). “Auto-Extension Letter of Credit” has the meaning set forth in Section 2.03(b)(iii). “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution. “Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule. “Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by DBNY as its “prime rate” and (c) the LIBO Rate for an Interest Period of one month commencing on such day plus 1.00% per annum; provided that in no event shall the Base Rate be less than 2.00% per annum for all Term B Loans maintained as Base Rate Loans. The “prime rate” is a rate set by DBNY based upon various factors including DBNY costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change. “Base Rate Loan” means a Loan that bears interest based on the Base Rate. “Board of Directors” means, for any Person, the board of directors, the general partner or other governing body of such Person or, if such Person does not have such a board of directors, general partner or other governing body and is owned or managed by a single entity, the Board of Directors or board of managers (conseil de gérance) of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such Board of Directors. Unless otherwise provided, “Board of Directors” means the Board of Directors of the Lead Borrower. “Borrower” has the meaning provided in the introductory paragraph hereof. “Borrower Retained Prepayment Amounts” has the meaning set forth in Section 2.05(b)(vii). “Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing, or a Term Borrowing, as the context may require. 5

“Business Day” means (a) any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, Luxembourg or the State where the Administrative Agent’s Office with respect to Loans denominated in Dollars is located, (b) if such day relates to any interest rate settings as to a LIBO Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in respect of any such LIBO Rate Loan denominated in Dollars, or any other dealings to be carried out pursuant to this Agreement in respect of any such LIBO Rate Loan denominated in Dollars, any such day described in clause (a) above which is also a day on which dealings in deposits are conducted by and between banks in the London Interbank Eurodollar Market and (c) if such day relates to any interest rate settings as to a LIBO Rate Loan denominated in Euros, any fundings, disbursements, settlements and payments in respect of any such LIBO Rate Loan denominated in Euros, or any other dealings to be carried out pursuant to this Agreement in respect of any such LIBO Rate Loan denominated in Euros, any such day described in clause (a) above that is also a TARGET Day. “Calculation Date” shall mean (a) the first Business Day of each calendar month, (b) each date (with such date to be reasonably determined by the Administrative Agent) that is on or about the date of the issuance, amendment, renewal or extension of a Letter of Credit denominated in an Alternative Currency, (c) each date (with such date to be reasonably determined by the Administrative Agent) that is on or about the date of a Revolving Credit Borrowing of LIBO Rate Loans denominated in Euros and each continuation of a LIBO Rate Loan denominated in Euros and (d) if an Event of Default has occurred and is continuing, any Business Day as determined by the Administrative Agent in its sole discretion. “Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capitalized Leases) by the Lead Borrower and its Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on the consolidated statement of cash flows of the Lead Borrower and its Restricted Subsidiaries. “Capital Impairment” has the meaning set forth in Section 11.10(c). “Capitalized Leases” means all leases that have been or are required to be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP. “Captive Insurance Subsidiary” means any Subsidiary of the Lead Borrower that is subject to regulation as an insurance company (or any Subsidiary thereof). “Cash Collateral” has the meaning specified in Section 2.03(g). “Cash Collateral Account” means a blocked account at DBNY (or another commercial bank selected in compliance with Section 9.09) in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner satisfactory to the Administrative Agent. “Cash Collateralize” has the meaning specified in Section 2.03(g). “Cash Equivalents” means any of the following types of Investments: (a) (i) Dollars, Pounds Sterling, Canadian Dollars or Euros; or (ii) any other currency held by the Borrower and its Restricted Subsidiaries from time to time in the ordinary course of business; 6

(b) readily marketable obligations issued or directly and fully Guaranteed or insured by the United States or Canadian governments or, in each case, any agency or instrumentality of thereof (provided that the full faith and credit of such country or such member state is pledged in support thereof), having maturities of not more than 24 months from the date of acquisition; (c) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances issued by any (i) Lender or (ii) (a) commercial bank or trust company bank that is organized under the Laws of the United States, any state thereof or the District of Columbia or is the principal banking Subsidiary of a bank holding company organized under the Laws of the United States, any state thereof or the District of Columbia and is a member of the Federal Reserve System, and (b) has combined capital and surplus in excess of $100,000,000 (any such Persons referenced in the foregoing clauses (i) and (ii) being an “Approved Bank”), in each case with maturities not exceeding 24 months from the date of acquisition thereof; (d) repurchase obligations for underlying securities of the types described in clauses (b) and (c) entered into with any Approved Bank; (e) commercial paper and variable or fixed rate notes rated at the time of acquisition thereof at least “A-2” (or the equivalent thereof by S&P) or “P-2” (or the equivalent thereof by Moody’s) or carrying an equivalent rating by a Nationally Recognized Statistical Rating Organization (if both of the two named rating agencies cease publishing ratings of investments) or, if no rating is available in respect of the commercial paper, the issuer of which has an equivalent rating in respect of its long-term debt, and in any case maturing within 24 months after the date of acquisition thereof; (f) territory of government readily marketable direct obligations issued by any state, commonwealth or the United States of America, any province of Canada or any other foreign or any political subdivision or taxing authority thereof, in each case, having an investment grade rating from either Moody’s or S&P (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of not more than 24 months from the date of acquisition; (g) bills of exchange issued in the United States or Canada eligible for rediscount at the relevant central bank and accepted by a bank (or any dematerialized equivalent); (h) Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA– (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s; (i) for purposes of Section 7.05(f), the marketable securities portfolio owned by the Lead Borrower and its Subsidiaries on the Closing Date; (j) Investments, classified in accordance with GAAP as current assets, in money market investment programs which are registered under the Investment Company Act of 1940 or which are administered by financial institutions having capital of at least $100,000,000, and, in either case, the portfolios of which are limited such that substantially all of such Investments are of the character, quality and maturity described in clauses (a) through (h) of this definition; (k) instruments equivalent to those referred to in clauses (a) through (h) above and clause (j) above denominated in Euros or any other currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in 7 connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction; and (l) any interest in any investment funds investing at least 90% of their assets in instruments of the type specified in clauses (a) through (h) above and clauses (j) and (k) above. “Cash Management Obligations” means obligations owed by the Lead Borrower or any Restricted Subsidiary to any Lender or any Affiliate of a Lender in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds. “Casualty Event” means any event that gives rise to the receipt by the Lead Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property. “Change of Control” shall be deemed to occur if: (a) any (1) Person (other than the Management Stockholders that in the aggregate own, beneficially or of record, no more than ten percent (10%) of the outstanding voting stock of Holdings) or (2) Persons (other than the Management Stockholders that in the aggregate own, beneficially or of record, no more than ten percent (10%) of the outstanding voting stock of Holdings) constituting a “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date), becomes the beneficial owner, directly or indirectly, of Equity Interests representing more than forty percent (40%) of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings; (b) a “change of control” (or similar event) shall occur in any document pertaining to any Incremental Equivalent Debt, any Refinancing Equivalent Debt, any Senior Notes or, in each case, any Permitted Refinancing thereof and such Indebtedness is in an aggregate outstanding principal amount in excess of the Threshold Amount; or (c) Holdings or one or more Intermediate Holding Companies ceases to own, in the aggregate, 100% of the Equity Interests of the Lead Borrower. “Class” (a) when used with respect to Commitments or Loans, refers to those of such Commitments or Loans that have the same terms and conditions (without regard to differences in the Type of Loan, Interest Period, upfront fees, OID or similar fees paid or payable in connection with such Commitments or Loan, or differences in tax treatment (e.g. “fungibility”)); provided that such Commitments or Loans may be designated in writing by the Lead Borrower and Lenders holding such Commitments or Loans as a separate Class from other Commitments or Loans that have the same terms and conditions and (ii) with respect to Lenders, those of such Lenders that have Commitments or Loans of a particular Class. “Closing Date” means the first date on which all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 4.01. “Closing Date Guarantors” means Holdings and each Subsidiary of Holdings (other than the Borrowers) party to this Agreement on the Closing Date. “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations related thereto. 8

“Collateral” means the “Collateral” as defined in the Security Agreement and all the “Collateral” or “Pledged Assets” as defined in any other Collateral Document and any other assets pledged pursuant to any Collateral Document. “Collateral Agent” means DBNY, in its capacity as collateral agent or pledgee in its own name under any of the Loan Documents, or any successor collateral agent. “Collateral and Guarantee Requirement” means, at any time, the requirement that: (a) on the Closing Date the Administrative Agent shall have received each Collateral Document to the extent required to be delivered on the Closing Date pursuant to Section 4.01(e), subject to the limitations and exceptions of this Agreement, duly executed by each Loan Party thereto; (b) the Obligations shall have been secured by a first-priority security interest in (i) all the Equity Interests of the Borrowers and (ii) all Equity Interests of each Restricted Subsidiary of the Borrowers that is directly owned by a Loan Party and that is not an Excluded Subsidiary; (c) the Obligations shall have been secured by a first-priority perfected security interest in, and Mortgages on, substantially all tangible and intangible assets of the Lead Borrower, the Co-Borrower and each Guarantor (including intercompany debt, accounts, inventory, equipment, investment property, contract rights, securities, patents, trademarks, other intellectual property, other general intangibles, cash, bank and securities deposit accounts, Material Real Property and proceeds of the foregoing), in each case, subject to exceptions and limitations otherwise set forth in this Agreement and the Collateral Documents (to the extent appropriate in the applicable jurisdiction); (d) subject to limitations and exceptions of this Agreement and the Collateral Documents, to the extent a security interest in and Mortgages on any Material Real Property is required under Section 6.11, Section 6.14 or 6.18 (together with any Material Real Property that is subject to a Mortgage on the Closing Date, each, a “Mortgaged Property”), the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to such Mortgaged Property duly executed and delivered by the record owner of such property in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may reasonably deem necessary or desirable in order to create a valid and subsisting perfected Lien on the property and/or rights described therein in favor of the Administrative Agent for the benefit of the Secured Parties, and evidence that all filing and recording taxes, stamp duty and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent (it being understood that if a mortgage tax or notary fee or registration fee or other similar tax will be owed or calculated on the entire amount of the indebtedness evidenced hereby, then the amount secured by the Mortgage shall be limited to 100% of the fair market value of the property at the time the Mortgage is entered into if such limitation results in such mortgage tax being calculated based upon such fair market value), (ii) other than with respect to Mortgaged Properties located in Germany, Hong Kong (unless the Administrative Agent determines, in its reasonable opinion, there to be a defect in such title), Luxembourg, The Netherlands, Singapore, Switzerland and any other jurisdiction, as reasonably determined by the Collateral Agent, in which title insurance is not customary, fully paid policies of title insurance (or marked-up title insurance commitments having the effect of policies of title insurance) on the Mortgaged Property that is owned in fee by the applicable Loan Party (the “Mortgage Policies”) issued by a title insurance company reasonably acceptable to the Administrative Agent in form and substance and in an amount reasonably acceptable to the Administrative Agent (not to exceed 100% of the fair market value of the real properties covered thereby), insuring the Mortgages to be valid subsisting Liens on the 9 property described therein, free and clear of all Liens other than Liens permitted pursuant to Section 7.01 and other Liens reasonably acceptable to the Administrative Agent each of which shall (A) to the extent reasonably necessary, include such reinsurance arrangements (with provisions for direct access, if reasonably necessary) as shall be reasonably acceptable to the Collateral Agent, (B) contain a “tie-in” or “cluster” endorsement, if available under applicable law (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount) and (C) have been supplemented by such endorsements (or where such endorsements are not available, opinions of special counsel, architects or other professionals reasonably acceptable to the Collateral Agent) as shall be reasonably requested by the Collateral Agent (which may include endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, revolving credit, doing business, non-imputation public road access, variable rate, environmental lien, subdivision, mortgage recording tax, separate tax lot, and so-called comprehensive coverage over covenants and restrictions, in each case only if available after the applicable Loan Party uses commercially reasonable efforts), (iii) customary legal opinions (as determined with reference to any applicable jurisdiction), addressed to the Administrative Agent and the Secured Parties, reasonably acceptable to the Administrative Agent as to such matters as the Administrative Agent may reasonably request, and (iv) a completed “life of the loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each U.S. Mortgaged Property and, to the extent required, duly executed and acknowledged by the appropriate Loan Parties and evidence of flood insurance, in the event any improved parcel of U.S. Mortgaged Property is located in a special flood hazard area, which evidence shall comply with the Flood Laws and be otherwise reasonably satisfactory to the Administrative Agent; and (e) after the Closing Date, each Restricted Subsidiary of the Borrowers (other than any Immaterial Subsidiary or Excluded Subsidiary) shall become a Guarantor and signatory to this Agreement pursuant to a Guarantor Joinder in accordance with Section 6.11 or 6.18 and a party to the respective Collateral Documents in accordance with Section 6.11 or 6.18; provided that notwithstanding the foregoing provisions, any Subsidiary of the Borrowers that Guarantees any Junior Financing shall be a Guarantor hereunder for so long as it Guarantees such Indebtedness. Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary: (i) The foregoing definition shall not require and the Loan Documents shall not contain any requirements as to the creation or perfection of pledges of, security interests in, Mortgages on, or the obtaining of title insurance, surveys, abstracts or appraisals or taking other actions with respect to, any Excluded Assets. (ii) No actions in any non-U.S. jurisdiction that is not a Qualified Jurisdiction or required by the Laws of any non-U.S. jurisdiction that is not a Qualified Jurisdiction shall be required in order to create any security interests in assets located or titled outside of the U.S. in a jurisdiction that is not a Qualified Jurisdiction or to perfect such security interests, including any intellectual property registered in any non-U.S. jurisdiction that is not a Qualified Jurisdiction (it being understood that there shall be no security agreements or pledge agreements governed under the Laws of any non-U.S. jurisdiction that is not a Qualified Jurisdiction). (iii) No actions shall be required with respect to Collateral requiring perfection through control agreements or perfection by “control” (as defined in the UCC) (including deposit accounts or other bank accounts or securities accounts) or possession, 10 other than in respect of (x) certificated Equity Interests of the Borrowers and wholly owned Restricted Subsidiaries (other than any Immaterial Subsidiaries) directly owned by the Borrowers or by any Subsidiary Guarantor otherwise required to be pledged pursuant to the provisions of clause (b) of this definition of “Collateral and Guarantee Requirement” and not otherwise constituting an Excluded Asset and (y) Pledged Debt (as defined in the Security Agreement) to the extent required to be delivered to the Collateral Agent pursuant to the terms of the Security Agreement; (iv) The Administrative Agent in its discretion may grant extensions of time for the creation or perfection of security interests in, and Mortgages on, or obtaining of title insurance or taking other actions with respect to, particular assets (including extensions beyond the Closing Date) or any other compliance with the requirements of this definition where it reasonably determines, in consultation with the Lead Borrower, that the creation or perfection of security interests in, and Mortgages on, or obtaining of title insurance or taking other actions, or any other compliance with the requirements of this definition cannot be accomplished without undue delay, burden or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents; and (v) Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in this Agreement and the Collateral Documents. “Collateral Documents” means, collectively, the Security Agreement, each of the Mortgages, collateral assignments, security agreements, pledge agreements, Intellectual Property Security Agreements, deeds of hypothecs, bonds, bond pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Sections 4.01, 6.11 or 6.14, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent and/or the Collateral Agent (as relevant), in each case for the benefit of the Secured Parties. “Commitment” means a Term Commitment or a Revolving Credit Commitment, as the context may require. “Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans denominated in Dollars from one Type to the other, or (c) a continuation of LIBO Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A. “Compensation Period” has the meaning set forth in Section 2.12(c)(iv). “Compliance Certificate” means a certificate substantially in the form of Exhibit D. “Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus (a) without duplication, the following amounts (in each case, except with respect to clauses (vii) and (x) below, to the extent deducted (and not added back) in arriving at such Consolidated Net Income for such period) for such period with respect to the Lead Borrower and its Restricted Subsidiaries: (i) total interest expense determined in accordance with GAAP and, to the extent not reflected in such total interest expense, any losses on hedging obligations or 11 other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations, and costs of surety bonds in connection with financing activities (whether amortized or immediately expensed), (ii) provision for taxes based on income, profits or capital gains of the Lead Borrower and the Restricted Subsidiaries, including, without limitation, federal, state, local, provincial, franchise and similar taxes and foreign withholding taxes paid or accrued during such period including penalties and interest related to such taxes or arising from any tax examinations, (iii) (iv) accounted for depreciation and amortization, earn-out and contingent consideration obligations (including to the extent as bonuses, compensation or otherwise) and adjustments thereof and purchase price adjustments, in each case in connection with acquisitions, (v) the amount of any minority interest expense consisting of Restricted Subsidiary income attributable to minority interests of third parties in any non-wholly owned Restricted Subsidiary, (vi) any costs or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Lead Borrower or net cash proceeds of an issuance of Equity Interests of the Lead Borrower (other than Disqualified Equity Interests), (vii) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (b) below for any previous period and not added back, (viii) non-cash expenses, charges and losses (including impairment charges or asset write-offs, losses from investments recorded using the equity method, stock-based awards compensation expense), in each case other than (A) any non-cash charge representing amortization of a prepaid cash item that was paid and not expensed in a prior period and (B) any non-cash charge relating to write-offs, write-downs or reserves with respect to accounts receivable in the normal course or inventory; provided that if any non-cash charges referred to in this clause (viii) represent an accrual or reserve for potential cash items in any future period, (1) the Lead Borrower may elect not to add back such non-cash charge in the current period and (2) to the extent the Lead Borrower elects to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA in such future period to such extent paid, (ix) any net loss from disposed, abandoned or discontinued operations (excluding held-for-sale discontinued operations until actually disposed of), (x) the amount of cost savings, operating expense reductions, other operating improvements and synergies projected by the Lead Borrower in good faith to be realized in connection with any Specified Transaction (or any other business combination, acquisition (including, for the avoidance of doubt, acquisitions occurring prior to the 12

Closing Date) or Disposition), any restructuring, any cost savings initiative, and any other similar initiative and action (calculated on a Pro Forma Basis as though such cost savings, operating expense reductions, other operating improvements and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions, other operating improvements and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings, operating expense reductions, other operating improvements and synergies are reasonably identifiable and factually supportable, in the good faith judgment of the Lead Borrower, and expected to result from actions that have been taken or with respect to which substantial steps are expected to be taken within 18 months after the applicable Specified Transaction, business combination, acquisition or Disposition is consummated or the applicable restructuring, cost savings initiative, or other similar initiative or action and (B) no cost savings, operating expense reductions and synergies shall be added pursuant to this clause (x) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period, (xi) proceeds of business interruption insurance, minus (b)without duplication and to the extent included in arriving at such Consolidated Net Income, (i) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period), (ii) any net gain from disposed, abandoned or discontinued operations and (iii) the amount of any minority interest income consisting of Restricted Subsidiary losses attributable to minority interests of third parties in any non-wholly owned Restricted Subsidiary; provided that, for the avoidance of doubt, any gain representing the reversal of any non-cash charge referred to in clause (a)(viii)(B) above for a prior period shall be added (together with, without duplication, any amounts received in respect thereof to the extent not increasing Consolidated Net Income) to Consolidated EBITDA in any subsequent period to such extent so reversed (or received); provided that: (i) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA currency translation gains and losses related to currency remeasurements of Indebtedness (including the net loss or gain (i) resulting from Swap Contracts for currency exchange risk and (ii) resulting from intercompany indebtedness), (ii) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period any adjustments resulting from the application of Statement of FASB Codification 815 and International Accounting Standard No. 39 and their respective related pronouncements and interpretations, and (iii) there shall be excluded in determining Consolidated EBITDA for any period the effects of Net Raw Material Timing. Notwithstanding anything else in the definition of Consolidated EBITDA or the definitions used therein, the realized gain or loss of any currency derivatives that are entered into for the express purpose 13 of reducing the variability of the Lead Borrower’s non-Dollar denominated Consolidated EBITDA will be included in the calculation of Consolidated EBITDA. Notwithstanding anything to the contrary contained herein, for purposes of determining Consolidated EBITDA under this Agreement for any period that includes any of the fiscal quarters ended March 31, 2014, June 30, 2014, September 30, 2014 and December 31, 2014, Consolidated EBITDA for such fiscal quarters shall be $78,828,000, $83,491,000, $65,543,000 and $112,034,000, respectively, as may be subject to addbacks and pro forma adjustments (if any) pursuant to clause (a)(x) above and Section 1.10. For the avoidance of doubt, Consolidated EBITDA shall be calculated, including pro forma adjustments, in accordance with Section 1.10. “Consolidated First Lien Net Debt” means, as of any date of determination, (1) any Indebtedness described in clause (a) of the definition of “Consolidated Total Net Debt” outstanding on such date (other than (x) any such Indebtedness of a Restricted Subsidiary that is not the Co-Borrower or a Guarantor and is not secured by any assets of any Loan Party and (y) any such Indebtedness in which the applicable Liens are expressly subordinated or junior to the Liens securing the Obligations that are secured on a first lien basis) minus (2) the aggregate amount of cash and Cash Equivalents (other than Restricted Cash) that would be reflected on a balance sheet of the Lead Borrower and its Restricted Subsidiaries as of such date, in each case, free and clear of all Liens (other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Section 7.01(a), Section 7.01(b), clauses (ii) and (iii) of Section 7.01(l), Section 7.01(p), Section 7.01(q), Section 7.01(s), Section 7.01(w), Section 7.01(x), Section 7.01(dd), Section 7.01(ee), Section 7.01(ff) and Section 7.01(gg)); provided that Consolidated First Net Debt shall not include Indebtedness in respect of (i) letters of credit, except to the extent of unreimbursed amounts thereunder (provided that any unreimbursed amount under commercial letters of credit shall not be included as Consolidated First Net Debt until three (3) Business Days after such amount is drawn), (ii) Unrestricted Subsidiaries and (iii) any Permitted Securitizations; it being understood, for the avoidance of doubt, that obligations under Swap Contracts do not constitute Consolidated First Lien Net Debt. “Consolidated Interest Expense” means, for any period, the sum, without duplication, of (i) the cash interest expense (including that attributable to Capitalized Leases), net of cash interest income, of the Lead Borrower and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, with respect to all outstanding Indebtedness of the Lead Borrower and its Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net cash costs under Swap Contracts, and (ii) any cash payments made during such period in respect of obligations referred to in clause (b) below relating to Funded Debt that were amortized or accrued in a previous period, but excluding, however, (a) amortization of deferred financing costs and any other amounts of non-cash interest, (b) the accretion or accrual of discounted liabilities during such period, (c) non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under Swap Contracts or other derivative instruments pursuant to Statement of Financial Accounting Standards No. 133, (d) any cash costs associated with breakage in respect of hedging agreements for interest rates, (e) fees and expenses associated with the consummation of the Transactions, (f) annual agency fees paid to the Administrative Agent and/or Collateral Agent, (g) costs associated with obtaining Swap Contracts and (h) all non-recurring cash interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations and financing fees, all as calculated on a consolidated basis in accordance with GAAP. Notwithstanding anything to the contrary contained herein, for purposes of determining Consolidated Interest Expense (i) for any period ending prior to the first anniversary of the Closing Date, Consolidated Interest Expense shall be an amount equal to actual Consolidated Interest Expense from the Closing Date through the date of determination multiplied by a fraction the numerator of which is 365 and the denominator of which is the number of days from the Closing Date through the date of determination and (ii) shall exclude the acquisition accounting effects described in the last sentence of the definition of “Consolidated Net Income”. 14

“Consolidated Net Income” means, for any period, the net income (loss) of the Lead Borrower and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, provided, however, that, without duplication, (a) (i) any after-tax effect of non-recurring, unusual or extraordinary items (including gains or losses and all fees and expenses relating thereto) for such period shall be excluded and (ii) duplicative running costs, severance, relocation costs or expenses, Transaction Expenses, integration costs, transition costs, pre-opening, opening, consolidation and closing costs for facilities, costs incurred in connection with any non-recurring strategic initiatives, costs incurred in connection with acquisitions and non-recurring product and intellectual property development, other business optimization expenses (including costs and expenses relating to business optimization programs and new systems design and implementation costs), project start-up costs and restructuring charges or reserves (including restructuring costs related to acquisitions and to closure/consolidation of facilities, retention charges, systems establishment costs and excess pension charges) and related expenses for such period shall, in each case, be excluded, (b) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income shall be excluded, (c) any fees and expenses incurred during such period (including, without limitation, any premiums, make-whole or penalty payments), or any amortization thereof for such period, in connection with any acquisition, investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated on or prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case for any such fee, expense, charge or cost whether or not successful (including, for the avoidance of doubt, the effects of expensing all transaction-related expenses in accordance with FASB Accounting Standards Codification 805 and gains or losses associated with FASB Accounting Standards Codification 460) shall be excluded, (d) accruals and reserves that are established or adjusted within eighteen (18) months after the Closing Date that are so required to be established as a result of the Transactions (or within eighteen (18) months after the closing of any acquisition that are so required to be established as a result of such acquisition) in accordance with GAAP shall be excluded, (e) any net after-tax gains or losses on abandoned, disposed of or discontinued operations shall be excluded, (f) any net after-tax effect of gains or losses (less all fees, expenses and charges relating thereto) attributable to asset dispositions or abandonments or the sale or other disposition of any Equity Interests of any Person in each case other than in the ordinary course of business, as determined in good faith by the Lead Borrower, shall be excluded, (g) the net income (loss) for such period of any Person that is not a Subsidiary of the Lead Borrower, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Lead Borrower shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or to the extent subsequently converted into cash or Cash Equivalents) to the Lead Borrower or a Restricted Subsidiary thereof in respect of such period or a prior period, 15

(h)any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded, (i) any non-cash compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs or any other equity-based compensation shall be excluded, (j) any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Investment, Permitted Acquisition or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement, to the extent actually reimbursed or with respect to which the Lead Borrower has made a determination that a reasonable basis exists for indemnification or reimbursement (but only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination) shall be excluded (with a deduction in the applicable future period of any amount so excluded to the extent not so indemnified or reimbursed within such 365 days), (k) to the extent covered by insurance and actually reimbursed or with respect to which the Lead Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer (but only to the extent that such amount is in fact reimbursed within 365 days of the date of such determination), expenses, charges or losses with respect to liability or casualty events or business interruption shall be excluded (with a deduction in the applicable future period for any amount so excluded to the extent not so reimbursed within such 365 days), (l) any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification 712 and 715, Statement on Financial Accounting Standards Nos. 87, 106 and 112, and any other items of a similar nature, shall be excluded, (m) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Lead Borrower or is merged into, amalgamated or consolidated with the Lead Borrower or any of its Restricted Subsidiaries or that Person’s assets are acquired by the Lead Borrower or any of its Restricted Subsidiaries shall be excluded (except to the extent required for any calculation of Consolidated EBITDA on a Pro Forma Basis in accordance with Section 1.10), (n) any non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under Swap Contracts or other derivative instruments pursuant to Statement of Financial Accounting Standards No. 133 shall be excluded, (o) any net after-tax effect of income (or loss) from the early extinguishment, write-off, forgiveness or cancellation of indebtedness or Swap Contracts or other derivative instruments, and all deferred financing costs written off and premiums paid or other expenses incurred directly in connection therewith, shall be excluded, and (p) solely for the purpose of determining Excess Cash Flow and clause (a) of the definition of Cumulative Credit, the income of any Restricted Subsidiary of the Lead Borrower 16 that is not a Guarantor to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary (which has not been waived) shall be excluded, except (solely to the extent permitted to be paid) to the extent of the amount of dividends or other distributions actually paid to the Lead Borrower or any of its Restricted Subsidiaries that are Guarantors by such Person during such period in accordance with such documents and regulations. There shall be excluded from Consolidated Net Income for any period the acquisition accounting effects of adjustments in component amounts required or permitted by GAAP (including in the inventory, property and equipment, fair value of leased property, software, goodwill, intangible assets, in-process research and development, deferred revenue, deferred rent, contingent considerations and debt line items thereof) and related authoritative pronouncements (including the effects of such adjustments pushed down to the Lead Borrower and the Restricted Subsidiaries), as a result of the Transactions, any acquisition consummated prior to or after the Closing Date, any Permitted Acquisitions or other Investments, or the amortization or write-off of any amounts thereof. Notwithstanding the foregoing, for the purpose of the definition of “Cumulative Credit” only (other than clause (e) and (f) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Investments made by the Lead Borrower and its Restricted Subsidiaries, any repurchases and redemptions of Investments from the Lead Borrower and its Restricted Subsidiaries, any repayments of loans and advances which constitute Investments by the Lead Borrower or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under the definition of “Cumulative Credit” pursuant to clause (e) and (f) thereof. “Consolidated Secured Net Debt” means, as of any date of determination, (1) any Indebtedness described in clause (a) of the definition of “Consolidated Total Net Debt” outstanding on such date (other than any consolidated debt of a Restricted Subsidiary that is not the Co-Borrower or a Guarantor and is not secured by any assets of any Loan Party) minus (2) the aggregate amount of cash and Cash Equivalents (other than Restricted Cash) that would be reflected on a balance sheet of the Lead Borrower and its Restricted Subsidiaries as of such date (other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Section 7.01(a), Section 7.01(b), clauses (ii) and (iii) of Section 7.01(l), Section 7.01(p), Section 7.01(q), Section 7.01(s), Section 7.01(w), Section 7.01(x), Section 7.01(dd), Section 7.01(ee), Section 7.01(ff) and Section 7.01(gg)); provided that Consolidated Secured Net Debt shall not include Indebtedness in respect of (i) letters of credit, except to the extent of unreimbursed amounts thereunder (provided that any unreimbursed amount under commercial letters of credit shall not be included as Consolidated Total Net Debt until three (3) Business Days after such amount is drawn), (ii) Unrestricted Subsidiaries and (iii) any Permitted Securitizations; it being understood, for the avoidance of doubt, that obligations under Swap Contracts do not constitute Consolidated Secured Net Debt. “Consolidated Total Net Debt” means, as of any date of determination, (a) the aggregate principal amount of Indebtedness of the Lead Borrower and its Restricted Subsidiaries outstanding on such date, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of acquisition accounting in connection with any Permitted Acquisition or any other acquisition constituting an Investment permitted under this Agreement), consisting of Indebtedness for borrowed money, Attributable Indebtedness, debt obligations evidenced by promissory notes or similar instruments and all Guarantees of the foregoing (with Indebtedness in respect of any Revolving Credit Commitments being calculated based on the daily average outstanding amount of Revolving Credit Loans 17 and Swing Line Loans during the four-quarter fiscal period of the Lead Borrower most recently ended as of such date) minus (b) the aggregate amount of cash and Cash Equivalents (other than Restricted Cash) that would be reflected on a balance sheet of the Lead Borrower and its Restricted Subsidiaries as of such date (other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Section 7.01(a), Section 7.01(b), clauses (ii) and (iii) of Section 7.01(l), Section 7.01(p), clauses (i) and (ii) of Section 7.01(q), Section 7.01(s), Section 7.01(w), Section 7.01(x), Section 7.01(dd), Section 7.01(ee), Section 7.01(ff) and Section 7.01(gg))]; provided that Consolidated Total Net Debt shall not include Indebtedness in respect of (i) letters of credit, except to the extent of unreimbursed amounts thereunder (provided that any unreimbursed amount under commercial letters of credit shall not be included as Consolidated Total Net Debt until three (3) Business Days after such amount is drawn), (ii) Unrestricted Subsidiaries and (iii) any Permitted Securitizations; it being understood, for the avoidance of doubt, that obligations under Swap Contracts do not constitute Consolidated Total Net Debt. “Consolidated Working Capital” means, with respect to the Lead Borrower and its Restricted Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; provided, that, increases or decreases in Consolidated Working Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent, (b) the effects of acquisition accounting or (c) any fluctuation in currency exchange rates. “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. “Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension. “Cure Amount” has the meaning set forth in Section 8.04. “Cure Expiration Date” has the meaning set forth in Section 8.04. “Cumulative Credit” means, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to, without duplication: (a) 50% of Consolidated Net Income for the period (treated as one accounting period) from January 1, 2013 to the end of the most recent fiscal quarter ending prior to such date of determination for which internal consolidated financial statements of the Lead Borrower are available (or, in the case such Consolidated Net Income is a deficit, minus 100% of such deficit); plus (b) 100% of the aggregate Net Proceeds and net Cash Equivalent proceeds and the fair market value of property or assets or marketable securities (solely to the extent such property, assets or marketable securities have been converted into cash or Cash Equivalents), in each case received by the Lead Borrower from the issue or sale of its Equity Interests (other than Disqualified Equity Interests) or as a result of a merger or consolidation (the consideration for which is Equity Interests (other than Disqualified Equity Interests) of the Lead Borrower) with another Person that is not a Restricted Subsidiary of Holdings subsequent to January 1, 2013 or otherwise contributed to the equity (other than through the issuance of Disqualified Equity 18

Interests) of the Lead Borrower (including pursuant to the Initial Public Offering) subsequent to January 1, 2013 (other than (i) any amounts used to incur Indebtedness pursuant to Section 7.03(w), (ii) Net Proceeds, net Cash Equivalent proceeds or property or assets or marketable securities received from an issuance or sale of such Lead Borrower to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Lead Borrower or any Subsidiary of the Lead Borrower for the benefit of their employees to the extent funded by the Lead Borrower or any Restricted Subsidiary, (iii) any amounts designated as a Cure Amount and (iv) Excluded Contributions); plus (c) 100% of the aggregate Net Proceeds and net Cash Equivalent proceeds and the fair market value of property or assets or marketable securities (solely to the extent such property, assets or marketable securities have been converted into cash or Cash Equivalents), in each case received by the Lead Borrower or any Restricted Subsidiary from the issuance or sale (other than to the Lead Borrower or a Restricted Subsidiary of the Lead Borrower or an employee stock ownership plan or trust established by the Lead Borrower or any Subsidiary of the Company for the benefit of its employees to the extent funded by the Lead Borrower or any Restricted Subsidiary) by the Lead Borrower or any Restricted Subsidiary subsequent to January 1, 2013 of any Indebtedness or Disqualified Equity Interests that has been converted into or exchanged for Equity Interests of the Lead Borrower or any Parent (other than Disqualified Equity Interests) plus, without duplication, the amount of cash and net Cash Equivalent proceeds, and the fair market value of property or assets or marketable securities (solely to the extent such property, assets or marketable securities have been converted into cash or Cash Equivalent), in each case received by the Lead Borrower or any Restricted Subsidiary upon such conversion or exchange; plus (d) (e) Borrower Retained Prepayment Amounts; plus 100% of the aggregate amount of net cash and Cash Equivalent proceeds and the fair market value of property or assets or marketable securities (solely to the extent such property, assets or marketable securities have been converted into cash or Cash Equivalents), in each case received by the Lead Borrower or any Restricted Subsidiary, by means of: (i) the sale or other Disposition (other than to the Lead Borrower or a Restricted Subsidiary of Holdings) of, or other returns on Investments from, Restricted Investments made by the Lead Borrower or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Lead Borrower or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Lead Borrower or its Restricted Subsidiaries, in each case after January 1, 2013; or (ii) the sale (other than to the Lead Borrower or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a dividend or distribution from an Unrestricted Subsidiary after January 1, 2013, in each case limited to the portion of such amount, if any, that exceeds the aggregate amount of Investments in such Subsidiary (including any Investment deemed to have been made at the time of the designation of any such Subsidiary as an Unrestricted Subsidiary) made by the Lead Borrower or any of its Restricted Subsidiaries at the time of such sale, Disposition, return, repurchase, repayment, sale of stock, dividend or distribution; plus (f) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into the Lead Borrower or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Lead Borrower or a Restricted Subsidiary after January 1, 2013, the fair market value of the Investment in such Unrestricted Subsidiary (or the assets transferred), as determined in good faith by the Lead Borrower at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, amalgamation or 19 consolidation or transfer of assets (after taking into consideration any Indebtedness associated with the Unrestricted Subsidiary so designated or merged or consolidated or Indebtedness associated with the assets so transferred), in each case limited to the portion of such amount, if any, that exceeds the aggregate amount of Investments in such Subsidiary (including any Investment deemed to have been made at the time of the designation of such Subsidiary as an Unrestricted Subsidiary) made by the Lead Borrower or any of its Restricted Subsidiaries at the time of such redesignation, merger, amalgamation, consolidation or transfer; (g) (h) [reserved]; any amount of the Cumulative Credit used to make Restricted Payments pursuant to Section 7.06(h) after the Closing Date and prior to such time; minus (i) any amount of the Cumulative Credit used to make payments or distributions in respect of Junior Financings pursuant to Section 7.13 after the Closing Date and prior to such time. “Current Assets” means, with respect to the Lead Borrower and the Restricted Subsidiaries on a consolidated basis at any date of determination, all assets (other than cash and Cash Equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Lead Borrower and its Restricted Subsidiaries as current assets at such date of determination, other than amounts related to current or deferred Taxes based on income or profits, assets held for sale, loans (permitted) to third parties, pension assets, deferred bank fees and derivative financial instruments. “Current Liabilities” means, with respect to the Lead Borrower and the Restricted Subsidiaries on a consolidated basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Lead Borrower and its Restricted Subsidiaries as current liabilities at such date of determination, other than (a) the current portion of any Indebtedness and derivative financial instruments, (b) the current portion of accrued interest, (c) accruals for current or deferred Taxes based on income or profits, (d) accruals of any costs or expenses related to restructuring reserves or severance, (e) any other liabilities that are not Indebtedness and will not be settled in cash or Cash Equivalents during the next succeeding twelve (12) month period after such date, (f) any Revolving Credit Exposure or Revolving Credit Loans or any loans or letters of credit under any other revolving facility, (g) liabilities in respect of unpaid acquisition, disposition or refinancing related expenses, deferred purchase price holdbacks and earn-out obligations, (h) accrued litigation settlement costs, (i) non-cash compensation costs and expenses and (j) the current portion of any other long-term liabilities. “DBNY” means Deutsche Bank AG New York Branch, in its individual capacity, and any successor thereto by merger, consolidation or otherwise. “Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, examinership, insolvency, winding up, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally. “Declined Proceeds” has the meaning set forth in Section 2.05(b)(vii). “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default. “Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Margin, if any, applicable to Base Rate Loans plus (c) 2.00% per annum; provided that, with respect to a LIBO Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable 20

Margin) otherwise applicable to such Loan plus 2.00% per annum, in each case, to the fullest extent permitted by applicable Laws. “Defaulting Lender” means, subject to Section 2.19(b), any Lender that, as reasonably determined by the Administrative Agent (a) has refused (which refusal may be given verbally or in writing and has not been retracted) or failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of L/C Obligations or Swing Line Loans, which refusal or failure is not cured within one Business Day after the date of such refusal or failure, (b) has notified the Lead Borrower or Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Lead Borrower), or (d) has, or has a direct or indirect parent company that has, after the date of this Agreement, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) become the subject of a Bail-In Action or (iv) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.19(b)) upon delivery of written notice of such determination to the Lead Borrower, the L/C Issuer, the Swing Line Lender and each Lender. “Designated Real Property” means any real property owned or leased by any Loan Party as of the Closing Date that is located in the Federal Republic of Germany or Switzerland. “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale or issuance of Equity Interests in a Restricted Subsidiary) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that the issuance of Equity Interests by Holdings shall not constitute a Disposition by Holdings. “Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests or solely at the direction of the issuer), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Maturity Date; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of the Lead Borrower (or any Parent) or any of its Restricted Subsidiaries or by any such plan 21 to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the Lead Borrower or if its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability. “Disqualified Institution” means those Persons (the list of all such Persons, the “Disqualified Institutions List”) that are (i) identified in writing by the Lead Borrower to the Administrative Agent prior to the date hereof, (ii) competitors of the Lead Borrower and its Subsidiaries (other than bona fide fixed income investors or debt funds) that are identified in writing by the Lead Borrower from time to time or (iii) Affiliates of such Persons set forth in clauses (i) and (ii) above (in the case of Affiliates of such Persons set forth in clause (ii) above, other than bona fide fixed income investors or debt funds) that are either (a) identified in writing by the Lead Borrower to the Administrative Agent from time to time or (b) clearly identifiable on the basis of such Affiliate’s name; provided, that, to the extent Persons are identified as Disqualified Institutions in writing by the Lead Borrower to the Administrative Agent after the Closing Date pursuant to clauses (ii) or (iii)(a), the inclusion of such Persons as Disqualified Institutions shall not retroactively apply to prior assignments or participations in respect of any Loan under this Agreement. Until the disclosure of the identity of a Disqualified Institution to the Lenders generally by the Administrative Agent in writing, such Person shall not constitute a Disqualified Institution for purposes of a sale of a participation in a Loan (as opposed to an assignment of a Loan) by a Lender; provided, that no disclosure of the Disqualified Institutions List (or the identity of any Person that constitutes a Disqualified Institution), in part or in full, to the Lenders shall be made by the Administrative Agent without the prior written consent of the Lead Borrower. Notwithstanding the foregoing, the Lead Borrower, by written notice to the Administrative Agent, may from time to time in its sole discretion remove any entity from the Disqualified Institutions List (or otherwise modify such list to exclude any particular entity), and such entity removed or excluded from the Disqualified Institutions List shall no longer be a Disqualified Institution for any purpose under this Agreement or any other Loan Document. “Disqualified Institutions List” has the meaning as set forth in the definition of Disqualified Institutions. “Dollar” and “$” mean lawful money of the United States. “Dollar Amount” means, at any time: (a)with respect to any Loan denominated in Dollars (including, with respect to any Swing Line Loan, any funded participation therein), the principal amount thereof then outstanding (or in which such participation is held); (b) with respect to any Loan denominated in Euros, the Dollar Equivalent of the principal amount thereof then outstanding in Euros; and (c) with respect to any L/C Obligation (or any risk participation therein), (A) if denominated in Dollars, the amount thereof and (B) if denominated in an Alternative Currency, the Dollar Equivalent of the amount thereof. “Dollar Equivalent” means, on any date of determination, with respect to any amount in a currency other than Dollars, the equivalent in Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.12 using the Exchange Rate with respect to such currency at the time in effect in accordance with the provisions of Section 1.12. “Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia. 22

“ECF Prepayment Amount” has the meaning set forth in Section 2.05(b)(i). “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Eligible Assignee” has the meaning set forth in Section 10.07(a). For the avoidance of doubt, “Eligible Assignee” shall not include any Disqualified Institution identified by the Lead Borrower prior to the Effective Date of any assignment under Section 10.07. “EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency. “Environment” means indoor air, ambient air, surface water, groundwater, drinking water, land surface, subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means any applicable Law, including common law, relating to the prevention of pollution or the protection of the environment and natural resources, or to the protection of human health and safety as it relates to the environment. “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of investigation and remediation, fines, penalties or indemnities) directly or indirectly resulting from or based upon (a) violation of any Environmental Law or any Environmental Permit, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the Environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing. “Environmental Permit” means any permit, approval, identification number, license or other authorization required by any Environmental Law. “Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities). “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. “ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with a Loan Party or any Restricted Subsidiary within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) of ERISA. 23

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate from a Multiemployer Plan, the insolvency under Title IV of ERISA of any Multiemployer Plan, or the receipt of any Loan Party, Restricted Subsidiary or any ERISA Affiliate, of any notice that a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA; (d) the filing of a notice of intent to terminate any Pension Plan, the treatment of a Pension Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the failure to make a required contribution to any Pension Plan that would result in the imposition of a lien or other encumbrance on a Loan Party or Restricted Subsidiary or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA by a Loan Party or Restricted Subsidiary, or the arising of such a lien or encumbrance, there being or arising any “unpaid minimum required contribution” or “accumulated funding deficiency” (as defined or otherwise set forth in Section 4971 of the Code or Part 3 of Subtitle B of Title I of ERISA), whether or not waived, the failure to satisfy the minimum funding standard of Section 412 of the Code, whether or not waived, or a determination that any Pension Plan is, or is reasonably expected to be, in at-risk status under Title IV of ERISA; (g) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) with respect to a Pension Plan which could reasonably be expected to result in liability to a Loan Party or any Restricted Subsidiary; or (h) the incurring of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. “Euros” and “EUR” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation. “Event of Default” has the meaning specified in Section 8.01. “Excess Cash Flow” means, for any period, an amount equal to (a) the sum, without duplication, of (i) (ii) Consolidated Net Income for such period, an amount equal to the amount of all non-cash charges for such period to the extent deducted in arriving at such Consolidated Net Income, but excluding any such non-cash charges representing an accrual or reserve for potential cash items in any future period, (iii) decreases in Consolidated Working Capital and long-term account receivables for such period (other than any such decreases arising from acquisitions or dispositions by the Lead Borrower and its Restricted Subsidiaries completed during such period or the application of acquisition accounting) and (iv) an amount equal to the aggregate net non-cash loss on Dispositions by the Lead Borrower and its Restricted Subsidiaries during such period (other than 24

Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income; minus (b) the sum, without duplication, of (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income (but excluding any non-cash credit to the extent representing the reversal of an accrual or reserve described in clause (a)(ii) above) and cash charges, losses and expenses excluded in arriving at such Consolidated Net Income by virtue of clauses (a) through (o) of the definition of Consolidated Net Income, (ii) without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Capital Expenditures, acquisitions and other Investments of intellectual property to the extent not expensed or accrued during such period, to the extent that such Capital Expenditures, acquisitions or other Investments, as the case may be, were financed with Internally Generated Cash, (iii) the aggregate amount of all principal payments of Indebtedness of the Lead Borrower or its Restricted Subsidiaries (including (A) the principal component of payments in respect of Capitalized Leases and (B) the amount of any scheduled repayment of Term Loans pursuant to Section 2.07(a) and any mandatory prepayment pursuant to Section 2.05(b)(ii), to the extent required due to a Disposition or Casualty Event that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase, but excluding (X) all voluntary prepayments of Term Loans and (Y) all prepayments of Revolving Credit Loans and Swing Line Loans) made during such period), to the extent financed with Internally Generated Cash, (iv) an amount equal to the aggregate net non-cash gain on Dispositions by the Lead Borrower and its Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income, (v) increases in Consolidated Working Capital and long-term account receivables for such period (other than any such increases arising from acquisitions or dispositions by the Lead Borrower and its Restricted Subsidiaries completed during such period or the application of acquisition accounting), (vi) cash payments by the Lead Borrower and its Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and its Restricted Subsidiaries other than Indebtedness, (vii) the amount of Investments and acquisitions made during such period pursuant to the definition of “Permitted Investment” (other than clauses (a)(i), (c), (d), (g), (h), (j), (k), (l), (o), (p), (q), (r), (w), (x) or (y) thereof) to the extent that such Investments and acquisitions were financed with Internally Generated Cash, (viii) the amount of Restricted Payments paid during such period pursuant to 7.06(f), (g), (h), (i), (j) and (k), to the extent such Restricted Payments were financed with Internally Generated Cash, (ix)the aggregate amount of expenditures actually made by the Lead Borrower and its Restricted Subsidiaries in cash during such period (including 25 expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period, (x) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Lead Borrower and its Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness, (xi) without duplication of amounts deducted from Excess Cash Flow pursuant to clause (b)(ii) above and at the option of the Lead Borrower, the aggregate consideration required to be paid in cash by the Lead Borrower and its Restricted Subsidiaries pursuant to binding contracts or executed letters of intent (the “Contract Consideration”) entered into prior to or during such period relating to Capital Expenditures, acquisitions, other Investments or acquisitions of intellectual property to the extent not expensed and expected to be consummated or made, in each case during the period of four consecutive fiscal quarters of the Lead Borrower following the end of such period, provided that to the extent the aggregate amount of Internally Generated Cash actually utilized to finance such Capital Expenditure, acquisition, other Investment or acquisitions of intellectual property during such period of four (4) consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four (4) consecutive fiscal quarters, (xii) the amount of cash taxes (including penalties and interest) or the tax reserves set aside in a prior period, in each case to the extent paid in cash in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period, (xiii) cash expenditures in respect of Swap Contracts during such fiscal year to the extent not deducted in arriving at such Consolidated Net Income, (xiv) any payment of cash to be amortized or expensed over a future period and recorded as a long-term asset, (xv) any restructuring expenses, pension payments or tax contingency payments, in each case made in cash during such period to the extent such payments exceed the amount of restructuring expenses, pension payments or tax contingency payments, as the case may be, that were deducted in determining Consolidated Net Income for such period, (xvi) reimbursable or insured expenses incurred during such fiscal year to the extent that reimbursement has not yet been received and (xvii) cash expenditures for costs and expenses in connection with acquisitions or Investments, dispositions and the issuance of equity interests or Indebtedness to the extent not deducted in arriving at such Consolidated Net Income. Notwithstanding anything in the definition of any term used in the definition of Excess Cash Flow to the contrary, all components of Excess Cash Flow shall be computed for the Lead Borrower and its Restricted Subsidiaries on a consolidated basis. “Exchange Act” means the Securities Exchange Act of 1934, as amended. “Exchange Rate” shall mean on any day, for purposes of determining the Dollar Equivalent of any other currency, the rate at which such other currency may be exchanged into Dollars as set forth at 26 approximately 11:00 a.m., London time, on such day on the Reuters ECB page 37 for such currency. In the event that such rate does not appear on the Reuters ECB page 37, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Lead Borrower, or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. in such market on such date for the purchase of Dollars for delivery two (2) Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error. “Excluded Assets” means (i) any fee owned Real Property (other than Material Real Properties) and any leasehold interest (it being understood there shall be no requirement to obtain any landlord waivers, estoppels or collateral access letters), (ii) motor vehicles, aircraft and other assets subject to certificates of title, except to the extent a security interest therein can be perfected by the filing of a UCC financing statement (or the equivalent thereof), (iii) commercial tort claims below $10,000,000, (iv) governmental licenses or state or local franchises, charters and authorizations and any other property and assets to the extent that the Administrative Agent may not validly possess a security interest therein under applicable laws (including, without limitation, rules and regulations of any governmental authority or agency) or the pledge or creation of a security interest in which would require governmental consent, approval, license or authorization, other than (A) to the extent such limitation is rendered ineffective under the UCC or other applicable law notwithstanding such limitation and (B) proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such limitation, (v) any particular asset or right under contract, if the pledge thereof or the security interest therein is prohibited or restricted by applicable law, rule or regulation (including any requirement thereunder to obtain the consent of any governmental or regulatory authority), or third party (i.e., other than the Holdcos, the Borrowers or any of their respective Subsidiaries), so long as any agreement with such third party that provides for such prohibition or restriction was not entered into in contemplation of the acquisition of such assets or entering into of such contract or for the purpose of creating such prohibition or restriction, other than (A) to the extent such prohibition or restriction is rendered ineffective under the UCC or other applicable law notwithstanding such prohibition or restriction and (B) proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such prohibition or restriction, (vi) (A) margin stock, (B) Equity Interests in any Unrestricted Subsidiaries and (C) Equity Interests in any non-wholly owned Restricted Subsidiaries and any entities which do not constitute Subsidiaries, but only to the extent that (x) the organizational documents or other agreements with other equity holders of such non-wholly owned Restricted Subsidiary or other entity do not permit or restrict the pledge of such Equity Interests (to the extent such restriction exists on the Closing Date or on the date of acquisition of such non-wholly owned Restricted Subsidiary or the Equity Interests in such entity so long as such restriction was not entered into in contemplation of the acquisition of such Equity Interests), or (y) the pledge of such Equity Interests (including any exercise of remedies) would result in a change of control, repurchase obligation or other adverse consequence to any of the Loan Parties or such non-wholly owned Restricted Subsidiary or other entity, (vii) any lease, license or agreement or any property subject to a purchase money security interest, capital lease obligations or similar arrangement, in each case, to the extent the grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money or similar arrangement or create a right of termination in favor of any other party thereto (other than the Holdcos, the Borrowers or any subsidiary of the Lead Borrower), other than (A) to the extent such provision is rendered ineffective under the UCC or other applicable law notwithstanding such provision and (B) proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such provisions, (viii) any property or 27 assets for which the creation or perfection of pledges of, or security interests in such property or assets pursuant to the Loan Documents would result in material adverse tax consequences to the Holdcos, the Lead Borrower or any of their Subsidiaries, as reasonably determined by the Lead Borrower in consultation with the Administrative Agent, (ix) letter of credit rights, except to the extent constituting supporting obligations for other Collateral as to which perfection of the security interest in such other Collateral is accomplished solely by the filing of a UCC financing statement (it being understood that no actions shall be required to perfect a security interest in letter of credit rights, other than the filing of a UCC financing statement), (x) (A) payroll and other employee wage and benefit accounts, (B) tax accounts, including, without limitation, sales tax accounts, (C) escrow accounts and (D) fiduciary or trust accounts and, in the case of clauses (A) through (D), the funds or other property held in or maintained in any such account (as long as the accounts described in clauses (A) through (D) are used solely for such purposes), (xi) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law, (xii) assets in circumstances where the cost, consequences or burden of obtaining a security interest in such assets, including, without limitation, the cost of title insurance, surveys or flood insurance (if necessary) would outweigh the practical benefit to the Lenders afforded thereby as reasonably determined by the Lead Borrower and the Administrative Agent, (xiii) any particular assets if it would result in a significant risk to the officers of the relevant grantor of Collateral of contravention with their fiduciary duties and/or of civil or criminal liability (unless there is customary limitation language agreed between the Lead Borrower and the Administrative Agent for the German Loan Parties in relation to the German Security, including but not limited to, customary limitation language in respect of sections 30 and 31 of the German Limited Liability Companies Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung) (“GmbHG”)) and (xiv) the Securitization Assets, any bank account of a Loan Party or any Restricted Subsidiary into which only Securitization Assets are collected or any bank account of the Securitization Subsidiary, in each case over which a Lien may be granted in connection with a Permitted Securitization and for only so long as such bank accounts do not receive or hold funds of a Loan Party or any Restricted Subsidiary. “Excluded Contribution” means Net Proceeds or property or assets received by the Lead Borrower as capital contributions to the equity (other than through the issuance of Disqualified Equity Interests) of the Lead Borrower after the Closing Date or from the issuance or sale (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Lead Borrower or any Subsidiary of the Lead Borrower for the benefit of their employees to the extent funded by the Lead Borrower or any Restricted Subsidiary) of capital stock (other than Disqualified Equity Interests) of the Lead Borrower, to the extent designated as an Excluded Contribution pursuant to an Officer’s Certificate of the Lead Borrower. “Excluded Information” has the meaning set forth in Section 2.14(a)(vii). “Excluded Subsidiary” means (a) any Subsidiary that is not a wholly owned Subsidiary of the Lead Borrower or a Guarantor, (b) any Subsidiary that is (and for so long as such Subsidiary is) prohibited by applicable Law (including without limitation as a result of applicable financial assistance, directors’ duties or corporate benefit requirements (to the extent that such limitations cannot be addressed through “whitewash” or similar procedures)) or Contractual Obligations existing on the Closing Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof) from guaranteeing the Obligations or if guaranteeing the Obligation would (and for so long as it would) require governmental (including regulatory) consent, approval, license or authorization (unless such consent, approval, license or authorization has been obtained), (c) any Subsidiary where the Administrative Agent and the Lead Borrower agree that the cost of obtaining a Guarantee by such Subsidiary would be excessive in light of the practical benefit to the Lenders afforded thereby, (d) each Subsidiary of the Lead Borrower that is not organized in a Qualified Jurisdiction, (e) any 28 not-for-profit Subsidiaries, (f) any Unrestricted Subsidiaries, (g) any special purpose securitization vehicle (or similar entity), including any Securitization Subsidiary, (h) any Subsidiary, the obtaining of a Guarantee with respect to which would result in material adverse tax consequences as reasonably determined by the Borrower in consultation with the Administrative Agent and (i) any Captive Insurance Subsidiary. “Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (b) in the case of a Swap Obligation that is subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Guarantor is a “financial entity,” as defined in section 2(h)(7)(C) of the Commodity Exchange Act, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guarantee or security interest is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof). “Excluded Taxes” has the meaning set forth in Section 3.01(a). “Existing Credit Agreement” has the meaning set forth in the preliminary statements. “Existing Letters of Credit” means any letters of credit outstanding on the Closing Date described in Schedule 1.01B. “Existing Revolver Tranche” has the meaning set forth in Section 2.18(a). “Extended Revolving Credit Commitment” has the meaning specified in Section 2.18(a). “Extending Revolving Credit Lender” has the meaning set forth in Section 2.18(a)(ii). “Existing Rollover Term Loan” has the meaning set forth in Section 1.14. “Existing Secured Hedge Agreements” means any Secured Hedge Agreement in effect on the Closing Date described in Schedule 1.01F(a). “Existing Senior Notes” has the meaning set forth in the preliminary statements. “Existing Senior Notes Indenture” has the meaning set forth in the preliminary statements. “Extended Term Loans” has the meaning set forth in Section 2.18(a)(iii). “Existing Term Loan Tranche” has the meaning set forth in Section 2.18(a). “Extending Term Lender” has the meaning set forth in Section 2.18(a)(iii). 29

“Existing Treasury Services Agreements” means any Treasury Services Agreement in effect on the Closing Date described in Schedule 1.01F(b). “Extension” has the meaning set forth in Section 2.18(a). “Extension Amendment” has the meaning set forth in Section 2.18(d). “Extension Election” has the meaning set forth in Section 2.18(e). “Extension Offer” has the meaning set forth in Section 2.18(a). “Facility” means a given Class of Term Loans or Revolving Credit Commitments, as the context may require. “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Credit Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, and any agreement pursuant to the implementation of the above with the United States Internal Revenue Service, the United States government or any governmental or taxation authority in the United States, including the Agreement between the Government of the United States of America and the Government of the Grand Duchy of Luxembourg to Improve International Tax Compliance and with respect to The United States information reporting provisions commonly known as the Foreign Account Tax Compliance Act, and any rules, regulations or guidance enacted thereunder or official interpretations thereof. “fair market value” means (a) except as otherwise provided clause (b) below, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Lead Borrower in good faith and (b) with respect to Securitization Assets, the current value that would be attributed to such Securitization Assets by an independent and unaffiliated third party purchasing the Securitization Assets in an arms-length sale transaction, as determined in good faith by the board of managers (conseil de gérance) of Intermediate Holdings, as general partner of the Lead Borrower. “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to DBNY on such day on such transactions as determined by the Administrative Agent and (c) if such rate per annum as otherwise determined in accordance with the provisions above is less than zero, then the Federal Funds Rate shall be deemed to be zero. “Financial Covenant” has the meaning set forth in Section 7.11. “FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended. “First Lien Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit K hereto (which agreement in such form, or with immaterial changes thereto, the Administrative Agent is authorized to enter into) together with any material changes thereto which are reasonably acceptable to the Administrative Agent and which material changes shall be posted to the Lenders not less than five (5) Business Days before execution thereof and, if the Required Lenders shall not have objected to such changes within five (5) Business Days after posting, then the Required Lenders 30 shall be deemed to have agreed that the Administrative Agent’s entry into such intercreditor agreement (with such changes) is reasonable and to have consented to such intercreditor agreement (with such changes) and to the Administrative Agent’s execution thereof. “First Lien Net Leverage Ratio” means, on any date of determination for any Test Period, the ratio of (a) Consolidated First Lien Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period. “Fixed Charge Coverage Ratio” means, on any date of determination for any Test Period, the ratio of (a) Consolidated EBITDA for such Test Period to (b) Fixed Charges for such Test Period. “Fixed Charges” means, with respect to any Person for any period, the sum of: (1) Consolidated Interest Expense for such Person for such period, (2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock of any Subsidiary of such Person during such period and (3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Equity Interests during such period. “Flood Laws” means means collectively, (i) National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto. “Foreign Pension Plan” means any occupational pension plan, fund (including, without limitation, any superannuation fund) or other similar program established, contributed to or maintained outside the United States on a voluntary basis by any Loan Party (other than a Luxembourg Loan Party) or any Restricted Subsidiary, as a single employer or as part of a group of employers, primarily for the benefit of employees of any Loan Party or any Restricted Subsidiary residing outside the United States, which plan, fund or other similar program provides, retirement income, and which plan is not subject to ERISA or the Code. “Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary. “FRB” means the Board of Governors of the Federal Reserve System of the United States. “Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Pro Rata Share or other applicable share provided under this Agreement of the Outstanding Amount of L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Pro Rata Share or other applicable share provided under this Agreement of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof. “Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course. “Funded Debt” means all Indebtedness of the Lead Borrower and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders 31 to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans. “GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that if the Lead Borrower notifies the Administrative Agent that the Lead Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Lead Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. “German Guarantor” means a Guarantor incorporated under the laws of Germany as a GmbH. “German Insolvency Event” means (i) that an entity organized in the Federal Republic of Germany is unable to pay its debts as they fall due within the meaning of Section 17 (“Zahlungsunfähigkeit”) of the German Insolvency Code (Insolvenzordnung), or (ii) an entity organized in the Federal Republic of Germany is overindebted within the meaning of Section 19 (“Überschuldung”) of the German Insolvency Code (Insolvenzordnung). In addition, “German Insolvency Event” will include, for any German Loan Party, a petition for insolvency proceedings in respect of the assets (Antrag auf Eröffnung eines Insolvenzverfahrens) of the respective German Loan Party is filed and has not been rejected on the grounds of inadmissibility, unless such filing is frivolous or without any merit. “German Loan Party” means any Loan Party organized under German Law. “German Security” has the meaning set forth in Section 9.01(d). “Global Intercompany Note” means a promissory note substantially in the form of Exhibit G. “GmbH” means a German limited liability company (Gesellschaft mit beschränkter Haftung). “GmbHG” means the German Limited Liabilities Companies Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung). “Governmental Authority” means any nation or government, the European Union, any state, provincial or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government. “Granting Lender” has the meaning specified in Section 10.07(j). “Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such 32 obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness or other monetary obligation to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business or consistent with past practice, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning. “Guaranteed Obligations” has the meaning specified in Section 11.01. “Guarantor Joinder” means a joinder agreement substantially in the form of Exhibit H hereto. “Guarantors” means each Closing Date Guarantor, those Subsidiaries of Holdings that have issued a Guarantee after the Closing Date pursuant to Section 6.18 and those Subsidiaries that have issued a Guarantee of the Obligations after the Closing Date pursuant to Section 6.11. “Guaranty” means, collectively, the guaranty of the Obligations by the Guarantors pursuant to this Agreement. “Hazardous Materials” means all materials, pollutants, contaminants, chemicals, wastes or any other substances, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, toxic mold, electromagnetic radio frequency or microwave emissions, that are listed, classified or regulated as hazardous or toxic, or any similar term, pursuant to any Environmental Law. “Hedge Bank” means any Person that is a Lender or an Affiliate of a Lender either on the Closing Date (with respect to any Existing Hedge Agreement or Existing Treasury Services Agreement only) or at the time it enters into a Secured Hedge Agreement or a Treasury Services Agreement, as applicable, in its capacity as a party thereto. “Holdco” means Holdings and any Intermediate Holding Company. “Holdings” has the meaning set forth in the introductory paragraph to this Agreement. “Hong Kong” means Hong Kong Special Administrative Region of the People's Republic of China. “Hong Kong Financial Assistance Documents” means all documents (including all resolutions, notices of meeting and solvency statements) required to comply with the Companies Ordinance (Cap. 622 of the laws of Hong Kong) in connection with the giving of financial assistance by a Loan Party. “Hong Kong Subsidiary” means any Subsidiary of the Lead Borrower incorporated, organized or established under the laws of Hong Kong. “Honor Date” has the meaning set forth in Section 2.03(c)(i). “Immaterial Subsidiary” means, at any date of determination, each of the Lead Borrower’s Subsidiaries (a) whose total assets (when combined with the assets of such Subsidiary’s Subsidiaries after eliminating intercompany obligations) at the last day of the most recent Test Period does not exceed 2.5% 33 of Total Assets at such date or (b) whose gross revenues (when combined with the revenues of such Subsidiary’s Subsidiaries, after eliminating intercompany obligations) for such Test Period does not exceed 2.5% of the consolidated gross revenues of the Lead Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP; provided that (i) if, at any time and from time to time after the Closing Date, Subsidiaries that are not Guarantors solely because they do not exceed the thresholds set forth in clauses (a) or (b) comprise in the aggregate more than 5.0% of Total Assets as of the end of the most recently ended fiscal quarter of the Lead Borrower for which financial statements have been delivered pursuant to Section 6.01 or more than 5.0% of the consolidated gross revenues of the Lead Borrower and the Restricted Subsidiaries for such period, then the Lead Borrower shall, not later than forty-five (45) days after the date by which financial statements for such fiscal quarter are required to be delivered pursuant to this Agreement (or such longer period as the Administrative Agent may agree in its reasonable discretion), (A) designate in writing to the Administrative Agent one or more of such Restricted Subsidiaries that will no longer constitute Immaterial Subsidiaries such that the foregoing condition ceases to be true and (B) comply with the provisions of Section 6.11 applicable to Restricted Subsidiaries and (ii) no Subsidiary shall constitute an Immaterial Subsidiary to the extent it Guarantees or is otherwise an obligor with respect to any Indebtedness in a principal amount in excess of the Threshold Amount. “Incremental Amendment” has the meaning set forth in Section 2.16(f). “Incremental Amendment Date” has the meaning set forth in Section 2.16(d). “Incremental Commitments” has the meaning set forth in Section 2.16(a). “Incremental Equivalent Debt” has the meaning set forth in Section 2.16(h). “Incremental Facility Closing Date” has the meaning set forth in Section 2.16(b). “Incremental Lenders” has the meaning set forth in Section 2.16(c). “Incremental Loan” has the meaning set forth in Section 2.16(b). “Incremental Loan Request” has the meaning set forth in Section 2.16(a). “Incremental Revolving Credit Commitments” has the meaning set forth in Section 2.16(a). “Incremental Revolving Credit Lender” has the meaning set forth in Section 2.16(c). “Incremental Revolving Credit Loan” has the meaning set forth in Section 2.16(b). “Incremental Term Commitments” has the meaning set forth in Section 2.16(a). “Incremental Term Lender” has the meaning set forth in Section 2.16(c). “Incremental Term Loan” has the meaning set forth in Section 2.16(b). “Indebtedness” means, as to any Person at a particular time, without duplication, all of the following: (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person; 34

(c) (d) net obligations of such Person under any Swap Contract; all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business, (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and is not paid within thirty (30) days after becoming due and payable and (iii) liabilities accrued in the ordinary course); (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (f) (g) all Attributable Indebtedness; all obligations of such Person in respect of Disqualified Equity Interests to the extent that the foregoing would constitute indebtedness or a liability in accordance with GAAP; and (h) to the extent not otherwise included above, all Guarantees of such Person in respect of any of the foregoing. For all purposes hereof, the Indebtedness of any Person shall, in the case of the Lead Borrower and its Restricted Subsidiaries, exclude all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith. “Indemnified Liabilities” has the meaning set forth in Section 10.05. “Indemnified Taxes” has the meaning set forth in Section 3.01(a). “Indemnitees” has the meaning set forth in Section 10.05. “Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Lead Borrower, qualified to perform the task for which it has been engaged and that is independent of the Lead Borrower and its Affiliates. “Information” has the meaning set forth in Section 10.08. “Initial Public Offering” means the initial public offering of 11,500,000 shares of ordinary shares of Trinseo S.A. pursuant to the prospectus dated June 11, 2014. “Initial Revolving Credit Commitment” means, as to each Revolving Credit Lender, its Revolving Credit Commitment as of the Closing Date, as may be increased from time to time pursuant to a Revolving Commitment Increase. The aggregate amount of Initial Revolving Credit Commitments is $375,000,000. “Intellectual Property Security Agreement” has the meaning set forth in the Security Agreement. 35

“Intercreditor Agreement” means any First Lien Intercreditor Agreement, Second Lien Intercreditor Agreement or Subordination Agreement, collectively, in each case to the extent then in effect. “Interest Payment Date” means, (a) as to any LIBO Rate Loan, the last day of each Interest Period applicable to such Loan, any day on which such Loan is converted into a Base Rate Loan, any day on which payment of principal in respect of such LIBO Rate Loan is made (whether as optional or mandatory prepayment or as repayment) and the Maturity Date (whether by acceleration or otherwise) of the Facility under which such Loan was made; provided that if any Interest Period for a LIBO Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December, any day on which payment of principal in respect of such Base Rate Loan is made (whether as optional or mandatory prepayment or as repayment) and the maturity date (whether by acceleration or otherwise) of the Facility under which such Loan was made. “Interest Period” means, as to each LIBO Rate Loan, the period commencing on the date such LIBO Rate Loan is disbursed or converted to or continued as a LIBO Rate Loan and ending on the date one (1), two (2), three (3) or six (6) months thereafter or, to the extent agreed by each Lender of such LIBO Rate Loan, twelve (12) months or less than one (1) month thereafter, as selected by the Lead Borrower in its Committed Loan Notice; provided that: (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and (c) (d) no Interest Period shall extend beyond the Maturity Date; the initial Interest Period for the Term B Loans shall commence on the Closing Date and end on September 29, 2017. “Intermediate Holding Company” means Intermediate Holdings and any wholly-owned Subsidiary of Holdings that (a) does not own assets other than issued and outstanding Equity Interests of the Lead Borrower or a Parent and (b) is a Guarantor. “Intermediate Holdings” has the meaning set forth in the introductory paragraph to this Agreement. “Internally Generated Cash” means, with respect to any Person, funds of such Person and its Restricted Subsidiaries not constituting (a) proceeds of the issuance of (or contributions in respect of) Equity Interests of such Person, (b) proceeds of the incurrence of Indebtedness (other than the incurrence of Revolving Credit Loans or extensions of credit under any other revolving credit or similar facility) by such Person or any of its Restricted Subsidiaries or (c) proceeds of Dispositions and Casualty Events (other than any Disposition pursuant to Section 7.05(a), (b), (c), (d), (e), (f), (g), (i), (l), (o), (r) or (s)). “Interpolated Screen Rate” in relation to the LIBO Rate for any Loan, the rate which results from interpolating on a linear basis between: (a) the rate appearing on the appropriate page of the Reuters screen that displays the the ICE Benchmark Administration page (or on any successor or substitute page of such service) for the longest period (for which that rate is available) which is less than the Interest 36

Period and (b) the rate appearing on the appropriate page of the Reuters screen that displays the ICE Benchmark Administration page (or on any successor or substitute page of such service) for the shortest period (for which that rate is available) which exceeds the Interest Period, each as of approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period; provided that, if such interpolated rate is less than zero, such rate shall be deemed to be zero. “Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan or other extensions of credit (other than advances or extensions of credit to customers, suppliers, directors, officers or employees of any Person in the ordinary course of business or consistent with past practice, and excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or the incurrence of a Guarantee of any obligation of, or any purchase or acquisition of Equity Interests, Indebtedness or other similar instruments issued by, such other Persons and all other items that are or would be classified as investments on a balance sheet prepared on the basis of GAAP (but excluding, in the case of the Lead Borrower and its Restricted Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business); provided, however, that endorsements of negotiable instruments and documents in the ordinary course of business or consistent with past practice will not be deemed to be an Investment. If the Borrower or any Restricted Subsidiary issues, sells or otherwise disposes of any Equity Interests of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Lead Borrower or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time. For purposes of Section 7.06: (a) “Investment” will include the portion (proportionate to the Lead Borrower’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Lead Borrower at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Lead Borrower will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Lead Borrower’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Lead Borrower in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and (b) any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Lead Borrower. The amount of any Investment outstanding at any time shall be the original cost of such Investment (with the fair market value of such Investment being measured at the time such Investment is made and without giving effect to subsequent changes in value) as reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount (including in respect of dispositions) received in cash or Cash Equivalents by a Lead Borrower or a Restricted Subsidiary in respect of such Investment; provided that the aggregate amount of such dividend, distribution, interest payment, return of capital, repayment or other amount shall not exceed the original amount of such Investment. 37

“Investment Grade Securities” means: (a) securities issued or directly and fully Guaranteed or insured by the United States or Canadian government or any agency or instrumentality thereof (other than Cash Equivalents); (b) debt securities or debt instruments with a rating of “A–” or higher from S&P or “A3” or higher by Moody’s or the equivalent of such rating by such rating organization or, if no rating of Moody’s or S&P then exists, the equivalent of such rating by any other Nationally Recognized Statistical Ratings Organization, but excluding any debt securities or instruments constituting loans or advances among the Lead Borrower and its Subsidiaries; and (c) investments in any fund that invests exclusively in investments of the type described in clauses (a) and (b) above, which fund may also hold cash and Cash Equivalents pending investment or distribution. “IP Rights” has the meaning set forth in Section 5.15. “Irish Guarantor” has the meaning set forth in Section 11.14. “Irish Subsidiary” means any subsidiary of the Lead Borrower incorporated under the laws of Ireland. “Irish Transaction Security” means the security and Liens created or expressed to be created under any Collateral Documents governed by Irish law. “Junior Financing” has the meaning set forth in Section 7.13(a). For the avoidance of doubt, the Senior Notes shall not constitute a Junior Financing. “Junior Financing Documentation” means any documentation governing any Junior Financing. “Latest Maturity Date” means, at any date of determination and with respect to the specified Loans or Commitments (or in the absence of any such specification, all outstanding Loans and Commitments hereunder), the latest Maturity Date applicable to any such Loans or Commitments hereunder at such time, including the latest maturity date of any Extended Term Loan, any Extended Revolving Credit Commitment, any Incremental Term Loans, any Incremental Revolving Credit Commitments, any Refinancing Term Loans or any Refinancing Revolving Credit Commitments, in each case as extended in accordance with this Agreement from time to time. “Laws” means, collectively, all international, foreign, federal, state, regional, provincial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority. “L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share. “L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing. “L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof. 38

“L/C Issuer” means DBNY or any of its affiliates, and any other Lender that becomes an L/C Issuer pursuant to Section 2.03(m) or Section 10.07(l), or any successor issuer of Letters of Credit hereunder; provided that, if any Extension or Extensions of Revolving Credit Commitments is or are effected in accordance with Section 2.18, on the occurrence of the Original Revolving Credit Maturity Date and on each later date which is or was at any time a Maturity Date with respect to Revolving Credit Commitments (each, an “L/C Issuer/Swing Line Termination Date”), each L/C Issuer at such time shall have the right to resign as an L/C Issuer on, or on any date within twenty (20) Business Days after, the respective L/C Issuer/Swing Line Termination Date, in each case upon not less than ten (10) days’ prior written notice thereof to the Lead Borrower and the Administrative Agent and, in the event of any such resignation and upon the effectiveness thereof, the respective entity so resigning shall retain all of its rights hereunder and under the other Loan Documents as an L/C Issuer with respect to all Letters of Credit theretofore issued by it (which Letters of Credit shall remain outstanding in accordance with the terms hereof until their respective expirations) but shall not be required to issue any further Letters of Credit hereunder. If at any time and for any reason (including as a result of resignations as contemplated by the last proviso to the preceding sentence), each L/C Issuer has resigned in such capacity in accordance with the preceding sentence, then no Person shall be an L/C Issuer hereunder obligated to issue Letters of Credit unless and until (and only for so long as) a Lender (or an affiliate of a Lender) reasonably satisfactory to the Administrative Agent and the Lead Borrower agrees to act as an L/C Issuer hereunder. “L/C Issuer/Swing Line Termination Date” has the meaning set forth in the definition of “L/C Issuer.” “L/C Obligations” means as at any date of determination, the sum of (a) the aggregate undrawn amount of all Letters of Credit denominated in Dollars outstanding at such time, (b) the Dollar Equivalent of the aggregate undrawn amount of all Letters of Credit denominated in Alternative Currencies outstanding at such time, and (c) the aggregate amount of all Unreimbursed Amounts, including all L/C Borrowings. “Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes an L/C Issuer and a Swing Line Lender, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.” “Lending Office” means, as to any Lender, such office or offices as such Lender may from time to time notify the Lead Borrower and the Administrative Agent. “Letter of Credit” means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit. “Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the scheduled Latest Maturity Date then in effect for the Participating Revolving Credit Commitments (taking into account the Maturity Date of any conditional Participating Revolving Credit Commitment that will automatically go into effect on or prior to such Maturity Date) (or, if such day is not a Business Day, the next preceding Business Day). “Letter of Credit Sublimit” means an amount equal to the lesser of (a) $35,000,000 and (b) the aggregate amount of the Participating Revolving Credit Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Commitments. “LIBO Rate” means, for each Interest Period, (a)in the case of LIBO Rate Loans denominated in Dollars, the offered rate per annum that appears on the appropriate page of the Reuters screen that displays the ICE Benchmark Administration Limited rate for deposits in Dollars (for delivery on the first day of 39 such Interest Period) with a term equivalent to such Interest Period (or the successor thereto if ICE Benchmark Administration Limited is no longer making the applicable interest settlement rate available) as of 11:00 A.M. (London, England time) on the day that is two (2) Business Days prior to the commencement of such Interest Period (the “US LIBOR Screen Rate”); provided that, if the US LIBOR Screen Rate is less than zero, such rate shall be deemed to be zero. If no such offered rate exists, such rate will be the rate of interest per annum, as determined by the Administrative Agent, at which deposits of Dollars in immediately available funds are offered at 11:00 A.M. (London, England time) two (2) Business Days prior to the applicable Interest Period to first-class banks in the London interbank Eurodollar market for such Interest Period for the applicable principal amount on such date of determination; and (b) in the case of LIBO Rate Loans denominated in Euros, the offered rate per annum that appears on the appropriate page of the Reuters screen that displays the Global Rate Set Systems Limited rate for deposits in Euros (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period (or the successor thereto appointed by the European Money Markets Institute, if Global Rate Set Systems Limited is no longer making the applicable interest settlement rate available) for deposits of Euros of 11:00 A.M. (Brussels, Belgium time) on the day that is two (2) Business Days prior to the commencement of such Interest Period (the “EURIBOR Screen Rate”); provided that, if the EURIBOR Screen Rate is less than zero, such rate shall be deemed to be zero. If no such offered rate exists, such rate will be the rate of interest per annum, as determined by the Administrative Agent, at which deposits of Euros in immediately available funds are offered at 11:00 A.M. (Brussels, Belgium time) two (2) Business Days prior to the applicable Interest Period to first-class banks in the European interbank market for such Interest Period for the applicable principal amount on such date of determination. Notwithstanding the foregoing, the LIBO Rate for the initial Interest Period of the Term B Loans shall be the Interpolated Screen Rate (as such rate is reasonably determined by the Administrative Agent). “LIBO Rate Loan” means a Loan that bears interest at a rate based on the LIBO Rate whether denominated in Dollars or in Euros. “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to Real Property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing). “Limited Condition Acquisition” means any acquisition or similar Investment whose consummation is not conditioned on the availability of, or on obtaining, financing. “Limited Condition Transaction” means (a) any Limited Condition Acquisition and/or (b) any redemption or repayment of Indebtedness requiring irrevocable notice in advance of such redemption or repayment. “Loan” means an extension of credit by a Lender to the Borrowers under Article II in the form of a Term Loan, a Revolving Credit Loan or a Swing Line Loan (including any Incremental Term Loan, any extensions of credit under any Revolving Commitment Increase, any Incremental Revolving Credit Loan, any Extended Term Loans and any extensions of credit under any Extended Revolving Credit Commitment). “Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Collateral Documents, (d) the Cashless Settlement Letter, (e) any Refinancing Amendment, Incremental 40

Amendment or Extension Amendment, (f) each Request for L/C Issuance, (g) any other document or instrument designated by the Borrower and the Administrative Agent as a “Loan Document” and (h) any other amendment or joinder to this Agreement. “Loan Parties” means, collectively, each Borrower and each Guarantor. “Luxembourg” means the Grand Duchy of Luxembourg. “Luxembourg Guarantor” means a Guarantor incorporated in Luxembourg; provided that for purposes of Section 11.13, it shall mean any Guarantor incorporated in Luxembourg that is a Subsidiary of the Lead Borrower. “Luxembourg Insolvency Event” means, in relation to any entity incorporated and located in Luxembourg or any of its assets, any corporate action, legal proceedings or other procedure or step in relation to bankruptcy (faillite), insolvency, liquidation, composition with creditors (concordat préventif de faillite), moratorium or reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), fraudulent conveyance (actio pauliana), general settlement with creditors, reorganization or similar laws affecting the rights of creditors generally. “Luxembourg Loan Party” means a Loan Party incorporated in Luxembourg. “Management Advances” means loans or advances made to, or Guarantees with respect to loans or advances made to, directors, officers, employees or consultants of any Holdco, the Borrowers or any Restricted Subsidiary: (a) (a) in respect of travel, entertainment or moving-related expenses or other similar expenses or payroll advances incurred in the ordinary course of business or consistent with past practice or (b) for purposes of funding any such person’s purchase of Equity Interests (or similar obligations) of the Holdcos (or any Parent) or any Restricted Subsidiary of the Lead Borrower; (b) in respect of moving-related expenses incurred in connection with any closing or consolidation of any facility or office; or (c) not exceeding $10,000,000 in the aggregate outstanding at any time. “Management Notification” has the meaning as defined in Section 11.10(d). “Management Stockholders” means the members of management of any Holdco (or any Parent), the Lead Borrower or any Restricted Subsidiary who are investors in Holdings or any Parent. “Margin Stock” shall have the meaning assigned to such term in Regulation U of the FRB. “Master Agreement” has the meaning specified in the definition of “Swap Contract.” “Material Adverse Effect” means a (a) material adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of the Lead Borrower and its Restricted Subsidiaries, taken as a whole; (b) material adverse effect on the ability of the Loan Parties (taken as a whole) to fully and timely perform any of their payment obligations under any Loan Document to which the Lead Borrower or any of the Loan Parties is a party; or (c) material adverse effect on the rights and remedies available to the Lenders or the Collateral Agent under any Loan Document. “Material Real Property” means any fee-owned Real Property owned by a Loan Party that is (a) located in the United States and has a fair market value in excess of $10,000,000 (at the Closing Date or, with respect to fee-owned Real Property acquired after the Closing Date, at the time of acquisition, in each case, as reasonably determined by the Lead Borrower in good faith) and (b) located outside of the 41

United States in a Qualified Jurisdiction and has a fair market value in excess of $15,000,000 (at the Closing Date or, with respect to fee-owned real property acquired after the Closing Date, at the time of acquisition, in each case, as reasonably determined by the Lead Borrower in good faith); provided that at no time shall any real property located in the Federal Republic of Germany or Switzerland that is owned by any Loan Party (including any Designated Real Property) be considered Material Real Property. “Maturity Date” means (a) with respect to the Term B Loans, the date that is seven (7) years after the Closing Date; (b) with respect to the Initial Revolving Credit Commitments, the fifth (5th) anniversary of the Closing Date; (c) with respect to any Class of Extended Term Loans or Extended Revolving Credit Commitments, the final maturity date as specified in the applicable Extension Request accepted by the respective Lender or Lenders, (d) with respect to any Refinancing Term Loans or Refinancing Revolving Credit Commitments, the final maturity date as specified in the applicable Refinancing Amendment, (e) with respect to any Incremental Loans or Incremental Revolving Credit Commitments, the final maturity date as specified in the applicable Incremental Amendment and (f) with respect to any Replacement Term Loans, the final maturity date as specified in the applicable agreement; provided that, in each case, if any such day is not a Business Day, the applicable Maturity Date shall be the Business Day immediately succeeding such day. “Maximum Rate” has the meaning specified in Section 10.10. “Maximum Securitization Facility Size” means, at any time, with respect to a Permitted Securitization, the aggregate amount that the lenders or purchasers under such Permitted Securitization are required to fund assuming all conditions to funding are met for the maximum possible amount of funding committed to be provided under such Permitted Securitization by such lenders or purchasers. “Minimum Extension Condition” has the meaning set forth in Section 2.18(c). “MNPI” means, with respect to any Person, information and documentation that is (a) (x) not publicly available if such Person and its Subsidiaries are public reporting companies or (y) of a type that would not be publicly available (and could not be derived from publicly available information) if such Person and its Subsidiaries were public reporting companies and (b) material with respect to such Person, its Subsidiaries or the respective securities of such Person and its Subsidiaries for purposes of United States Federal and state securities laws, in each case, assuming such laws were applicable to such Person and its Subsidiaries. “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto. “Mortgage Policies” has the meaning specified in the definition of “Collateral and Guarantee Requirement.” “Mortgaged Properties” has the meaning specified in the definition of “Collateral and Guarantee Requirement.” “Mortgages” means collectively, the deeds of trust, trust deeds, debentures, hypothecs and mortgages made by the Loan Parties in favor or for the benefit of the Administrative Agent on behalf of the Secured Parties creating and evidencing a Lien on a Mortgaged Property in form and substance reasonably satisfactory to the Administrative Agent, and any other mortgages executed and delivered pursuant to Section 6.11, Section 6.14 and Section 6.18. “Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, to which any Loan Party, any Restricted Subsidiary or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions. 42

“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Rule 436 under the Securities Act. “Net Assets” means net assets of the relevant German Guarantor calculated (on the date on which the relevant German Guarantor becomes a party to this Agreement) in accordance with the principle of orderly bookkeeping (Grundsätze ordnungsmäßiger Buchführung) applying the same accounting principles (Bilanzierungsgrundsätze) which have been consistently applied by the relevant German Guarantor in preparing its unconsolidated balance sheets (Jahresabschluss) (Section 42 GmbHG, Sections 242, 264 German Commercial Code (Handelsgesetzbuch)) in the previous years , save that the following balance sheet items shall be adjusted as follows: (i) as far as the registered share capital was not paid in full, the amount not paid in shall be deducted from the amount of the registered share capital of that German Guarantor; (ii) loans provided to the relevant German Guarantor by a member of the Group shall be disregarded, if and to the extent that such loans were subordinated pursuant to Section 39 paragraph 1 Nr. 5 or Section 39 paragraph 2 of the German Insolvency Code (Insolvenzordnung) (or would be subordinated in case of insolvency) and (iii) financial liabilities incurred by that German Guarantor in breach of the Loan Documents shall not be taken into account as liabilities. “Net Proceeds” means: (a) 100% of the cash proceeds actually received by the Lead Borrower or any of its Restricted Subsidiaries (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but in each case only as and when received) from any Disposition or Casualty Event, net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments and required payments of other obligations (including without limitation principal amount, premium or penalty, if any, interest and other amounts) (other than pursuant to the Loan Documents), other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) in the case of any Disposition or Casualty Event by a non-wholly owned Restricted Subsidiary, the pro rata portion of the Net Proceeds thereof (calculated without regard to this clause (ii)) attributable to minority interests and not available for distribution to or for the account of the Lead Borrower or a wholly owned Restricted Subsidiary as a result thereof, (iii) taxes paid or reasonably estimated to be payable as a result thereof, and (iv) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) related to any of the applicable assets and (y) retained by the Lead Borrower or any of its Restricted Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such Disposition or Casualty Event occurring on the date of such reduction); provided, that, if no Event of Default under Section 8.01(a), (f) or (g) exists and the Lead Borrower intends in good faith to use any portion of such proceeds to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of the Lead Borrower or its Restricted Subsidiaries or to make Permitted Acquisitions, in each case within 540 days of such receipt, such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within 540 days of such receipt, so used or contractually committed to be so used (it being understood that if any portion of such proceeds are not so used within such 540 day period but within such 540 day period are contractually committed to be used, then upon the termination of such contract or if such Net Proceeds are not so used within the later of such 540 day period and 180 days from the entry into such contractual commitment, such remaining portion shall 43 constitute Net Proceeds as of the date of such termination or expiry without giving effect to this proviso; it being understood that such proceeds shall constitute Net Proceeds notwithstanding any reinvestment notice if there is an Event of Default under Section 8.01(a), (f) or (g) continuing at the time of a proposed reinvestment unless such proposed reinvestment is made pursuant to a binding commitment entered into at a time when no Event of Default under Section 8.01(a), (f) or (g) was continuing); provided, further, that no proceeds realized in a single transaction or series of related transactions shall constitute Net Proceeds under this clause (a) unless (x) such proceeds shall exceed $35,000,000 or (y) the aggregate net proceeds exceed $50,000,000 in any fiscal year (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds under this clause (a)); provided, further, that with respect to Dispositions of property or assets elected by the Lead Borrower the Net Proceeds of which do not exceed $300,000,000 in the aggregate during the term of the Term B Loans, no prepayment under Section 2.05(b)(ii) shall be required; (b) 100% of the cash proceeds from the incurrence, issuance or sale by the Lead Borrower or any of the Restricted Subsidiaries of any Indebtedness, net of all taxes paid or reasonably estimated to be payable as a result thereof and fees (including investment banking fees and discounts), commissions, costs and other expenses, in each case incurred in connection with such issuance or sale; and (c) 100% of the cash proceeds from the issuance or sale of Equity Interests in Holdings or the Lead Borrower, net of all taxes paid or reasonably estimated to be payable as a result thereof and fees (including investment banking fees and discounts), commissions, costs and other expenses, in each case incurred in connection with such issuance or sale. For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to the Lead Borrower shall be disregarded. “Net Raw Material Timing” means an adjustment (positive or negative) to Consolidated EBITDA equal to the difference of (a) Consolidated EBITDA as determined in accordance with the “first-in-first-out” method of accounting minus (b) Consolidated EBITDA as determined in accordance with the “replacement cost” method of accounting, computed by adjusting cost of sales to reflect the cost of raw material prices during the applicable period; plus (c) an amount (positive or negative) equal to the difference in revenue between the current contractual price and the current period price. “Non-Consenting Lender” has the meaning set forth in Section 3.07(d). “Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender. “Non-extension Notice Date” has the meaning specified in Section 2.03(b)(iii). “Non-Loan Party” means any Restricted Subsidiary that is not a Loan Party. “Note” means a Term Note, a Revolving Credit Note or a Swing Line Note, as the context may require. “Obligations” means all (x) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party and its Restricted Subsidiaries arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or Restricted Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding and (y) obligations of any Loan Party arising under any Secured Hedge Agreement or any Treasury Services 44

Agreement. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and of their Restricted Subsidiaries to the extent they have obligations under the Loan Documents) include (a) the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit fees, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party. “Officer’s Certificate” means, with respect to any Person, a certificate signed by one Responsible Officer of such Person. Unless otherwise provided, “Officer’s Certificate” means an Officer’s Certificate of the Lead Borrower. “OID” means original issue discount. “Open Market Purchase” has the meaning set forth in Section 2.15. “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation, the articles of association, the bylaws and the unanimous shareholder agreements or declarations (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and the operating or limited liability company agreement (or equivalent or comparable documents with respect to any non-U.S. jurisdiction) or articles of association; (c) with respect to any partnership, joint venture, trust or other form of business entity, the articles of association, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity; and (d) in respect of any German Loan Party, its (i) articles of association (Satzung), (ii) commercial register extract (Handelsregisterauszug) and list of shareholders (Gesellschafterliste). “Other Applicable Indebtedness” has the meaning set forth in Section 2.05(b)(i). “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document). “Other Taxes” has the meaning specified in Section 3.01(a). “Outstanding Amount” means (a) with respect to the Term Loans, Revolving Credit Loans, Swing Line Loans, Extended Term Loans or Loans made under any Extended Revolving Credit Commitment, as applicable, on any date, the aggregate outstanding Dollar Amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing), Swing Line Loans, Extended Term Loans or Loans made under any Extended Revolving Credit Commitment, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the outstanding Dollar Amount thereof on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date. 45

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of the Federal Funds Rate and an overnight rate determined by the Administrative Agent, an L/C Issuer, or the Swing Line Lender, as applicable, in accordance with banking industry rules on interbank compensation, (b) with respect to any amount denominated in any Alternative Currency, the rate of interest per annum at which overnight deposits in such Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of the Administrative Agent or the L/C Issuer, as applicable, in the applicable offshore interbank market for such Alternative Currency to major banks in such interbank market. “Parallel Debt” has the meaning specified in Section 9.15(b). “Parent” means Trinseo S.A. and any holding company Subsidiary thereof which owns, directly or indirectly, 100% of the outstanding Equity Interests of the Lead Borrower. “Participant” has the meaning specified in Section 10.07(e). “Participant Register” has the meaning specified in Section 10.07(e). “Participating Member State” means each state so described in any EMU Legislation. “Participating Revolving Credit Commitments” means (1) the Initial Revolving Credit Commitments (including any Extended Revolving Credit Commitments in respect thereof) and (2) those additional Revolving Credit Commitments (and both (x) Revolving Commitment Increases to such Class and (y) Extended Revolving Credit Commitments in respect thereof) established pursuant to an Incremental Amendment or Refinancing Amendment for which an election has been made to include such Commitments for purposes of the issuance of Letters of Credit or the making of Swing Line Loans; provided that, with respect to clause (2), the effectiveness of such election may be made conditional upon the maturity of one or more other Participating Revolving Credit Commitments. At any time at which there is more than one Class of Participating Revolving Credit Commitments outstanding, the mechanics and arrangements with respect to the allocation of Letters of Credit and Swing Line Loans among such Classes will be subject to procedures agreed to by the Lead Borrower and the Administrative Agent. “Participating Revolving Credit Lender” means any Lender holding a Participating Revolving Credit Commitment. “PBGC” means the Pension Benefit Guaranty Corporation. “Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan or Foreign Pension Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party, any Restricted Subsidiary or any ERISA Affiliate, and such plan for the five-year period immediately following the latest date on which any Loan Party or Subsidiary maintained, contributed to or had an obligation to contribute to such plan. “Perfection Certificate” means a certificate in the form of Exhibit II to the Security Agreement or any other form reasonably approved by the Collateral Agent, as the same shall be supplemented from time to time. “Permanent Representative” means the permanent representative of the general partner of the Lead Borrower. “Permitted Acquisition” means any Investment of the type described in clauses (a)(ii) and (b)(ii) of the definition of “Permitted Investments” and any Investment or other acquisition of assets constituting a business unit, line of business or division of, or all or substantially all of the Equity Interests of, another Person. 46

“Permitted Investment” means (in each case, by the Lead Borrower or any of its Restricted Subsidiaries): (a) Investments in (i) a Restricted Subsidiary (including the Equity Interests of a Restricted Subsidiary) or the Lead Borrower or (ii) a Person (including the Equity Interests of any such Person) that will, upon the making of such Investment, become a Restricted Subsidiary; provided that any Investment pursuant to this clause (a) made by Loan Parties in Persons that are not, or will not contemporaneously with such Investment become, Loan Parties shall not exceed (when added to the aggregate amount of Investments made by any Loan Parties in Persons that do not merge, consolidate or otherwise combine with or into, or transfer or convey substantially all of their assets, to Loan Parties pursuant to clause (b)(ii) below) an aggregate amount outstanding at any time equal to the greater of (1) $100,000,000 and (2) 4.25% of Total Assets (with the amount of Total Assets being measured at the time such Investment is made); (b) Investments in (i) a Similar Business taken together with all other Investments made pursuant to this clause (b)(i) that are at that time outstanding, not to exceed the greater of (x) $50,000,000 and (y) 2.0% of Total Assets (with the amount of Total Assets being measured at the time such Investment is made) and (ii) a Person if such Person is engaged in a Similar Business and will, upon the making of such Investment be merged, consolidated or, otherwise combined with or into, or transfers or conveys substantially all of its assets to the Lead Borrower or a Restricted Subsidiary; provided that any Investment pursuant to this clause (b)(ii) made by the Loan Parties in Persons that do not merge, consolidate or otherwise combine with or into, or transfer or convey substantially all of their assets to, the Loan Parties contemporaneously with such Investment shall not exceed (when added to the aggregate amount of Investments made by any Loan Parties in Persons that are not Loan Parties (or that will not contemporaneously with such Investment become Loan Parties) pursuant to clause (a) above) an aggregate amount outstanding at any time equal to the greater of (1) $100,000,000 and (2) 4.25% of Total Assets (with the amount of Total Assets being measured at the time such Investment is made); (c) (d) Investments in cash, Cash Equivalents or Investment Grade Securities; Investments in receivables owing to the Lead Borrower or any Restricted Subsidiary created or acquired in the ordinary course of business; (e) Investments (i) in payroll, travel, entertainment expenses, moving expenses and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business or (ii) to fund such Person’s purchase of Equity Interests of Lead Borrower or any of its Parents; (f) (g) Management Advances; Investments received in settlement of debts created in the ordinary course of business and owing to the Lead Borrower or any Restricted Subsidiary or in exchange for any other Investment or accounts receivable held by Lead Borrower or any such Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement including upon the bankruptcy or insolvency of a debtor or otherwise with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; (h) Investments made as a result of the receipt of non-cash consideration from a sale or other disposition of property or assets, including a Disposition; 47

(i) Investments existing or pursuant to agreements or arrangements in effect on the Closing Date or made pursuant to binding commitments in effect on the Issue Date, in each case, as set forth on Schedule 1.01E, and any modification, replacement, renewal or extension thereof; provided that the amount of any such Investment or binding commitment may not be increased except (a) as required by the terms of such Investment or binding commitment as in existence on the Closing Date or (b) as otherwise permitted under this Agreement; (j) Hedging Obligations, which transactions or obligations are incurred in compliance with Section 7.03; (k) pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business or Liens permitted under Section 7.01; (l) any Investment to the extent made using Equity Interests of the Lead Borrower (other than Disqualified Equity Interests); (m) (n) [reserved]; Investments consisting of purchases and acquisitions of assets, services, inventory, supplies, materials and equipment or licenses or leases of intellectual property, in any case, in the ordinary course of business and in accordance with this Agreement; (o) (i) Guarantees not prohibited under Section 7.03 and (other than with respect to Indebtedness) guarantees, keepwells and similar arrangements in the ordinary course of business, and (ii) performance guarantees with respect to obligations incurred by the Lead Borrower or any of its Restricted Subsidiaries that are permitted by this Agreement; (p) Investments consisting of earnest money deposits required in connection with a purchase agreement, or letter of intent, or other acquisitions to the extent not otherwise prohibited by this Agreement; (q) Investments of a Restricted Subsidiary acquired after the Closing Date or of an entity merged into the Lead Borrower or merged into or consolidated with a Restricted Subsidiary after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation; (r) Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons; (s) contributions to a “rabbi” trust for the benefit of employees or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Borrowers; (t) Investments in joint ventures and Unrestricted Subsidiaries provided that (i) after giving effect to such Investment (in a single transaction or any series of related transactions) on a Pro Forma Basis, the Fixed Charge Coverage Ratio for the Lead Borrower and its Restricted Subsidiaries would be (a) not lower than immediately prior to such transaction or (b) equal to or greater than 2.25:1.00, and (ii) the Lead Borrower or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise of the Lead Borrower or any of its Restricted Subsidiaries) at least equal to the fair market value (such fair market value to be determined, on the date of contractually agreeing to such Investment, in good faith by the Board of Directors of the Lead Borrower) of the assets subject to such contribution, transfer or sale; 48

(u) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (u) that are at that time outstanding, not to exceed the greater of $120,000,000 and 5.0% of Total Assets (with the amount of Total Assets being measured at the time such Investment is made); provided that if such Investment is in Equity Interests of a Person that subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed permitted under clause (a) or (b) above and shall not be included as having been made pursuant to this clause (u); (v) any Investment by the Borrowers or a Subsidiary of the Borrowers in (x) a Securitization Subsidiary or (y) any other Person in connection with a Permitted Securitization, including Investments of funds held in accounts permitted or required by the arrangement governing such Permitted Securitization or any related Indebtedness; provided that such Investment is in the form of a purchase money obligation, contribution of additional Securitization Assets or equity interests; (w) advances, loans or extensions of trade credit in the ordinary course of business by the Lead Borrower or any of its Restricted Subsidiaries and Investments consisting of extensions of credit in the nature of accounts receivable or notes arising from the grant of trade credit in the ordinary course of business; (x) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with industry practice; (y) any Investment in securities or other assets not constituting Cash Equivalents and received in connection with a Disposition made under Section 7.05 or any other disposition of assets not constituting a Disposition; (z) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business; and (aa) Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client contracts and loans or advances made to distributors in the ordinary course of business. For purposes of determining whether an Investment is a Permitted Investment or is otherwise a Restricted Investment permitted to be made pursuant to Section 7.06, in the event that an Investment (or any portion thereof) at any time, whether at the time of making of such Investment or upon or subsequently, meets the criteria of more than one of the categories of Permitted Investments described in clauses (a) through (aa) above or any other provision of Section 7.06, the Lead Borrower, in its sole discretion, will classify and may subsequently reclassify such Investment (or any portion thereof) in any one or more of the types of Investments described in clauses (a) through (aa) above or any other applicable clause in Section 7.06 and will only be required to include the amount and type of such Investment in such of the above clauses or clauses in Section 7.06 as determined by the Lead Borrower at such time. “Permitted Junior Secured Refinancing Debt” has the meaning set forth in Section 2.17(h)(i). “Permitted Pari Passu Secured Refinancing Debt” has the meaning set forth in Section 2.17(h)(i). “Permitted Ratio Debt” means Indebtedness incurred or assumed by the Lead Borrower or any Restricted Subsidiary if and to the extent the Fixed Charge Coverage Ratio calculated on a Pro Forma Basis is greater than 2.00:1.00; provided that in the case of any such Indebtedness that is incurred (but not 49 assumed), any such Indebtedness (i) matures after the Maturity Date, (ii) has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Term B Loans, (iii) may not participate on a greater than pro-rata basis with respect to the Term B Loans in any mandatory prepayment and (iv) of Non-Loan Parties does not exceed in the aggregate at any time outstanding, together with any Indebtedness incurred by Non-Loan Parties pursuant to Section 7.03(v), the greater of $135,000,000 and 5.0% of Total Assets, in each case determined at the time of incurrence. “Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal, replacement or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended except by an amount equal to unpaid accrued interest and premium thereon plus other amounts owing or paid related to such Indebtedness, plus fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal, replacement or extension and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), such modification, refinancing, refunding, renewal, replacement or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (c) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), at the time thereof, no Event of Default shall have occurred and be continuing, (d) if such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is Junior Financing, to the extent such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, replacement or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (e) to the extent such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is secured by the Collateral and/or subject to intercreditor arrangements for the benefits of the Lenders, such modification, refinancing, refunding, renewal, replacement or extension is either (1) unsecured or (2) secured and, if secured, subject to intercreditor arrangements on terms at least as favorable (including with respect to priority) to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, and such modification refinancing, refunding, renewal, replacement or extension is incurred only by one or more Persons who is an obligor of the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (f) any such modification, refinancing, renewal, replacement, or extension has the same primary obligor and the same (or fewer) guarantors as the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended and (g) if such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is unsecured, such modification, refinancing, refunding, renewal, replacement or extension is unsecured. Any reference to a Permitted Refinancing in this Agreement or any other Loan Document shall be interpreted to mean (a) a Permitted Refinancing of the subject Indebtedness and (b) any further refinancings constituting a Permitted Refinancing of the Indebtedness resulting from a prior Permitted Refinancing. “Permitted Securitization” means a Securitization that complies with the following criteria: (i) the originator with respect to such Securitization shall be organized under the laws of Switzerland, Germany, France, The Netherlands, Sweden, Finland, Spain, the United Kingdom, Italy or the United States, (ii) the Securitization, including the sale of the Securitization Assets and the incurrence of Indebtedness in connection therewith is effected on market terms, taking into account the applicable Securitization market for assets similar to the respective Securitization Assets and the structure implemented for such Securitization (as determined in good faith by the Lead Borrower), (iii) the sum of 50 the Maximum Securitization Facility Sizes for all Securitizations shall not at any time exceed $260,000,000 and (iv) the Securitization Seller’s Retained Interest and all proceeds thereof shall constitute Collateral hereunder and all necessary steps to perfect a security interest in such Securitization Seller’s Retained Interest of the Collateral Agent are taken by the Lead Borrower or Restricted Subsidiary. “Permitted Unsecured Refinancing Debt” has the meaning set forth in Section 2.17(h)(i). “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity. “Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by any Loan Party or Subsidiary or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate, and such plan for the five-year period immediately following the latest date on which any Loan Party, any Subsidiary or an ERISA Affiliate maintained, contributed to or had an obligation to or have had an obligation to contribute to, or otherwise to have liability with respect to such plan. “Preferred Stock” means, as applied to the Equity Interests of any Person, Equity Interests of any class or classes (however designated) which is preferred as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class of such Person. “Pro Forma Balance Sheet” has the meaning set forth in Section 5.05(b). “Pro Forma Balance Sheet Date” has the meaning set forth in Section 5.05(b). “Pro Forma Basis” and “Pro Forma Effect” means, with respect to compliance with any test or covenant or calculation of any ratio hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Specified Transactions) in accordance with Section 1.10. “Pro Forma Compliance” means, with respect to the Financial Covenant, compliance on a Pro Forma Basis with such covenant in accordance with Section 1.10. “Pro Forma Financial Statements” has the meaning set forth in Section 5.05(b). “Pro Rata Share” means, with respect to each Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities at such time; provided that if such Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. “Projections” has the meaning set forth in Section 6.01(c). “Public Company Costs” means costs relating to compliance with the provisions of the Securities Act and the Exchange Act, in each case as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, directors’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance, listing fees and all executive, legal and professional fees related to the foregoing. 51

“Qualified ECP Guarantor” means in respect of any Swap Obligation, each Loan Party that, at the time the relevant guarantee (or grant of the relevant security interest, as applicable) becomes or would become effective with respect to such Swap Obligation, has total assets exceeding $10,000,000 or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and which may cause another person to qualify as an “eligible contract participant” with respect to such Swap Obligation at such time by entering into a keepwell pursuant to section 1a(18)(A)(v)(II) of the Commodity Exchange Act (or any successor provision thereto). “Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests. “Qualified IPO” means the issuance by Holdings or any Parent of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to a registration statement that has been declared effective by the SEC or approved by any other applicable Governmental Authority in Luxembourg or the United Kingdom. “Qualified Jurisdiction” means each of the United States, any state or territory thereof, the District of Columbia, Germany, Ireland, Switzerland, Hong Kong, Luxembourg, Singapore, The Netherlands and any other jurisdiction as may be mutually agreed to in writing from time to time by the Lead Borrower and the Administrative Agent. “Quarterly Financial Statements” means unaudited consolidated balance sheets and related consolidated statements of comprehensive income and cash flows of Topco for the most recent fiscal quarters (other than the fourth fiscal quarter) after the date of the applicable Annual Financial Statements and ended at least forty-five (45) days prior to the Closing Date. “Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned or leased by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, operation thereof. “Recipient” means any Lender or Agent. “Refinancing” has the meaning specified in the preliminary statements hereto. “Refinancing Amendment” has the meaning set forth in Section 2.17(f). lease or “Refinancing Commitments” has the meaning set forth in Section 2.17(a). “Refinanced Debt” has the meaning set forth in Section 2.17(a). “Refinancing Equivalent Debt” has the meaning set forth in Section 2.17(h)(i). “Refinancing Facility Closing Date” has the meaning set forth in Section 2.17(d). “Refinancing Lenders” has the meaning set forth in Section 2.17(c). “Refinancing Loan” has the meaning set forth in Section 2.17(b). “Refinancing Loan Request” has the meaning set forth in Section 2.17(a). “Refinancing Revolving Credit Commitments” has the meaning set forth in Section 2.17(a). “Refinancing Revolving Credit Lender” has the meaning set forth in Section 2.17(c). 52

“Refinancing Revolving Credit Loan” has the meaning set forth in Section 2.17(b). “Refinancing Term Commitments” has the meaning set forth in Section 2.17(a). “Refinancing Term Lender” has the meaning set forth in Section 2.17(c). “Refinancing Term Loan” has the meaning set forth in Section 2.17(b). “Refinanced Term Loans” has the meaning set forth in Section 2.17(h)(i). “Register” has the meaning set forth in Section 10.07(d). “Registered Equivalent Notes” means, with respect to any notes originally issued in an offering pursuant to Rule 144A under the Securities Act or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing or migrating in, into, onto or through the Environment or from or through any facility, property or equipment. “Replaced Term Loans” has the meaning specified in Section 10.01. “Replacement Term Loans” has the meaning specified in Section 10.01. “Reportable Event” means any reportable event, as defined in Section 4043 of ERISA, with respect to a Pension Plan, other than events for which the notice period is waived under applicable regulations as in effect on the date hereof. “Repricing Event” means (a) any prepayment or repayment of Term B Loans with the proceeds of, or any conversion of Term B Loans into, any new or replacement tranche of term loans the primary purpose of which is to reduce the All-in Yield applicable to such Term B Loans or (b) any amendment, amendment and restatement or other modification to this Agreement, the primary purpose of which is to reduce the All-in Yield applicable to Term B Loans; provided that any refinancing or repricing of Term B Loans in connection with (i) any Permitted Acquisition the aggregate consideration with respect to which equals or exceeds $500,000,000 or (ii) a transaction that would result in a Change of Control shall not constitute a Repricing Event. “Request for Credit Extension” means (a) with respect to a Borrowing, continuation or conversion of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Request for L/C Issuance, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice. “Request for L/C Issuance” means an application and agreement for the issuance or amendment of a Letter of Credit, substantially in the form of Exhibit J, or such other form from time to time in use by the relevant L/C Issuer. “Required Class Lenders” means, as of any date of determination, Lenders of a Class having more than 50% of the sum of the (a) Total Outstandings (with, in the case of the Revolving Credit Commitments, the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) for all Lenders of such Class and (b) aggregate unused Commitments of all Lenders of such Class; provided that the unused Commitment and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender of such Class shall be excluded for purposes of making a determination of Required Class Lenders. 53

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments; provided that the unused Term Commitment and unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders. “Required Revolving Credit Lenders” means, as of any date of determination, Revolving Credit Lenders under the Revolving Credit Commitments (including, for purposes of this definition of “Required Revolving Credit Lenders” any (x) Extended Revolving Credit Commitments in respect thereof, (y) Incremental Revolving Credit Commitments and (z) Refinancing Revolving Credit Commitments in respect thereof) having more than 50% of the sum of the (a) Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and all L/C Obligations (with the aggregate Dollar Amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) under the Revolving Credit Commitments and (b) aggregate unused Revolving Credit Commitments; provided that unused Revolving Credit Commitments of, and the portion of the Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and all L/C Obligations held, or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Credit Lenders. “Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer or other similar officer or a manager (gérant) or a director (adminstrateur) of a Loan Party and, as to any document delivered on the Closing Date, any secretary, authorized signatory or assistant secretary of such Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. “Restricted Cash” means cash and Cash Equivalents held by Restricted Subsidiaries that is contractually restricted from being distributed to the Lead Borrower. “Restricted Investment” means an Investment other than a Permitted Investment. “Restricted Obligations” has the meaning set forth in Section 11.09(a). “Restricted Payment” means (i) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Lead Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Lead Borrower’s or a Restricted Subsidiary’s stockholders, partners or members (or the equivalent Persons thereof) and (ii) any Restricted Investment. “Restricted Subsidiary” means any Subsidiary of the Lead Borrower other than an Unrestricted Subsidiary; provided that in no event shall the Co-Borrower be an Unrestricted Subsidiary. For the avoidance of doubt, the Co-Borrower is a Restricted Subsidiary of the Lead Borrower. “Returns” means, with respect to any Investment, any interest, returns, profits, distributions, proceeds (including the net proceeds of any sale received by the Lead Borrower or a Restricted Subsidiary above the initial cost of the Investment) and similar amounts actually received in cash or Cash Equivalents. 54

“Revolving Commitment Increase” has the meaning set forth in Section 2.16(a). “Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and currency and, in the case of LIBO Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b). “Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrowers, (b) purchase participations in L/C Obligations in respect of Letters of Credit and (c) purchase participations in Swing Line Loans, as the same may be (i) reduced from time to time pursuant to Section 2.06 or (ii) reduced or increased from time to time pursuant to (w) assignments by or to such Revolving Credit Lender pursuant to an Assignment and Assumption, (x) an Incremental Amendment, (y) a Refinancing Amendment or (z) an Extension. The amount of each Revolving Credit Lender’s Commitment is set forth in Schedule 1.01A under the caption “Revolving Credit Commitment” or in the Assignment and Assumption, in each case, as may be amended pursuant to any Incremental Amendment, Extension Amendment or Refinancing Amendment pursuant to which such Lender shall have assumed, increased or decreased its Revolving Credit Commitment, as the case may be. “Revolving Credit Exposure” means, at any time, as to each Revolving Credit Lender, the sum of the amount of the outstanding Dollar Amount of such Revolving Credit Lender’s Revolving Credit Loans and its Pro Rata Share of the amount of the L/C Obligations and the Swing Line Obligations at such time. “Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment an outstanding Revolving Credit Loans at such time. “Revolving Credit Loans” means any loan made pursuant to the Initial Revolving Credit Commitments, any Incremental Revolving Credit Loan, any Refinancing Revolving Credit Loan or any loan under any Extended Revolving Credit Commitments, as the context may require. “Revolving Credit Note” means a promissory note of the Borrowers payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-2 hereto, evidencing the aggregate Indebtedness of the Borrowers to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender to the Borrowers. “Rolling Lender” has the meaning set forth in Section 1.14. “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto. “Same Day Funds” means immediately available funds. “Sanctioned Country” means, at any time, a country, region or territory which is the subject or target of any Sanctions. “Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the European Union or Her Majesty’s Treasury of the United Kingdom, (b) any Person organized or ordinarily resident in a Sanctioned Country or (c) any Person controlled (as determined by applicable law) by any Person or Persons described in the foregoing clause (a). “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State or (b) the European Union or Her Majesty’s Treasury of the United Kingdom. 55

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions. “Second Lien Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit L hereto (which agreement in such form, or with immaterial changes thereto, the Administrative Agent is authorized to enter into) together with any material changes thereto which are reasonably acceptable to the Administrative Agent and which material changes shall be posted to the Lenders not less than five (5) Business Days before execution thereof and, if the Required Lenders shall not have objected to such changes within five (5) Business Days after posting, then the Required Lenders shall be deemed to have agreed that the Administrative Agent’s entry into such intercreditor agreement (with such changes) is reasonable and to have consented to such intercreditor agreement (with such changes) and to the Administrative Agent’s execution thereof. “Secured Hedge Agreement” means any Swap Contract permitted under Article VII that is entered into by and between the Lead Borrower or any Restricted Subsidiary and any Hedge Bank, including the Existing Secured Hedge Agreements. “Secured Net Leverage Ratio” means, as of any date of determination for any Test Period, the ratio of (a) Consolidated Secured Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period. “Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the Hedge Banks, the Supplemental Agents and each co-agent or sub-agent appointed by the Administrative Agent or Collateral Agent from time to time pursuant to Section 9.02. “Securities Act” means the Securities Act of 1933, as amended. “Securitization” means any transaction or series of transactions entered into by the Lead Borrower or any Restricted Subsidiary pursuant to which (a) the Lead Borrower or such Restricted Subsidiary, as the case may be, sells, conveys, assigns, grants an interest in or otherwise transfers to a Securitization Subsidiary Securitization Assets (and/or grants a security interest in such Securitization Assets transferred or purported to be transferred to such Securitization Subsidiary), and which Securitization Subsidiary finances the acquisition of such Securitization Assets (i) with cash, (ii) the issuance to the Lead Borrower or such Restricted Subsidiary of Securitization Seller’s Retained Interests or an increase in such Securitization Seller’s Retained Interests or (iii) with proceeds from the sale or collection of Securitization Assets and (b) financing is extended by way of debt facilities, notes, bonds or other similar instruments, in each case, through the purchase of Securitization Assets, on a revolving basis, by one or more banks or other financial institutions or special purpose, bankruptcy remote entities, in each case, which may be established in any appropriate jurisdiction directly or indirectly by any subsidiary or other third parties. “Securitization Assets” means any accounts receivable owed to the Lead Borrower or any Restricted Subsidiary (whether now existing or arising or acquired in the future) arising in the ordinary course of business from the sale of goods or services, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, all proceeds of such accounts receivable and other assets (including contract rights and credit insurance policies) which are of the type customarily transferred or customarily granted in connection with securitizations of transferred or otherwise conveyed by the Lead Borrower Securitization. in respect of which security interests are accounts receivable and which are sold, or a Restricted Subsidiary pursuant to a “Securitization Seller’s Retained Interest” means the debt or equity interests held by the Lead Borrower or any Restricted Subsidiary in a Securitization Subsidiary to which Securitization Assets have 56 been transferred, including any such debt or equity received as consideration for or as a portion of the purchase price for the Securitization Assets transferred, or any other instrument through which the Lead Borrower or any Restricted Subsidiary has rights to or receives distributions in respect of any residual or excess interest in the Securitization Assets. “Securitization Subsidiary” means a Person to which the Lead Borrower or any Restricted Subsidiary sells, conveys, transfers or grants a security interest in Securitization Assets, which Person is formed for the limited purpose of effecting one or more Securitizations and related activities, or, in the case of a Person that is a financing conduit, which Person is formed for the limited purpose of effecting financing transactions; provided that, in the event such Securitization Subsidiary is a Subsidiary of the Lead Borrower, it shall have been designated by the board of directors in its sole discretion as an Unrestricted Subsidiary. “Security Agreement” means the Pledge and Security Agreement substantially in the form of Exhibit F. “Security Agreement Supplement” has the meaning specified in the Security Agreement. “Senior Notes” means the $500,000,000 equivalent in aggregate principal amount of senior unsecured notes due 2025 and any Registered Equivalent Notes having substantially identical terms and issued pursuant to the Senior Notes Indenture in exchange for the initial, unregistered senior unsecured notes. “Senior Notes Indenture” means the Indenture for the Senior Notes, dated as of August 29, 2017, by and among the Lead Borrower, the Co-Borrower and The Bank of New York Mellon, as trustee, as the same may be amended, modified, supplemented, replaced or refinanced to the extent not prohibited by this Agreement. “Senior Representative” means, with respect to any series of Incremental Equivalent Debt or Refinancing Equivalent Debt that is secured by the Collateral, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities. “Similar Business” means (a) any businesses, services or activities engaged in by the Lead Borrower or any of its Restricted Subsidiaries or any Associates on the Issue Date and (b) any businesses, services and activities engaged in by the Lead Borrower or any of its Restricted Subsidiaries or any Associates that are related, complementary, incidental, ancillary or similar to any of the foregoing or are extensions or developments of any thereof. “Singapore Subsidiary” means any Subsidiary of the Lead Borrower incorporated, organized or established under the laws of Singapore. “Solvent” and “Solvency” mean, with respect to any Person (other than a Person organized under German law, Belgian law or Luxembourg law) on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is able to pay all that Person’s debts as and when they become due and payable and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent 57 liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. With respect to any Person organized under German law, “Solvent” and “Solvency” means such Person not being illiquid (zahlungsunfähig) or overindebted (überschuldet) in accordance with sections 17 and 19, respectively, of the German Insolvency Code (Insolvnzordnung). With respect to any Person organized under Belgian law, “Solvent” and “Solvency” means such Person being able to pay its debts when they become due and being able to obtain (further) credit, i.e., such Person not being in a situation as defined in Article 2 of the Belgian Bankruptcy Act of 8 August 1997. With respect to any Person organized under Luxembourg law, “Solvent” and “Solvency” means such Person is not unable to pay its debts (in particular, it is not in a state of cessation des paiements and has not lost its commercial creditworthiness) and would not become unable to do so. “SPC” has the meaning specified in Section 10.07(j). “Specified Transaction” means (a) the Transactions, (b) any Investment that results in a Person becoming a Restricted Subsidiary, (c) any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, (d) any Permitted Acquisition, (e) any Disposition that results in a Restricted Subsidiary ceasing to be a Restricted Subsidiary of the Lead Borrower and any Disposition of a business unit, line of business or division of the Lead Borrower or a Restricted Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise or (f) any incurrence or repayment of Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility or line of credit), the making of any Restricted Payment, the obtaining of any Incremental Revolving Credit Commitment, or the incurrence of any Incremental Revolving Credit Loan or Incremental Term Loan, in each case, that by the terms of this Agreement requires a financial ratio or test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect”. “Standard Securitization Undertakings” means representations, warranties, covenants, repurchase obligations, guarantees of performance and indemnities entered into by the Lead Borrower or any Restricted Subsidiary which are customary on the date thereof for the parent of a seller or servicer of assets transferred in connection with a Securitization. “Subject Guarantor” has the meaning specified in Section 11.15. “Subordination Agreement” means a subordination agreement among the Administrative Agent and one or more representatives for the holders of Subordinated Indebtedness, in form and substance reasonably acceptable to the Administrative Agent and the Lead Borrower. Wherever in this Agreement a representative is required to become party to the Subordination Agreement, if the related Subordinated Indebtedness is the initial Subordinated Indebtedness incurred by the Lead Borrower or any Restricted Subsidiary, then the Lead Borrower and/or such Restricted Subsidiary, the Holdcos (if applicable), the Subsidiary Guarantors (if applicable), the Administrative Agent and the representative for such Subordinated Indebtedness shall execute and deliver the Subordination Agreement and the Administrative Agent shall be authorized to execute and deliver the Subordination Agreement. “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which (i) a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, (ii) more than half of the issued share capital is at the time beneficially owned or (iii) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Lead Borrower. “Subsidiary Guarantor” means any Guarantor other than the Holdcos. 58

“Supplemental Agent” has the meaning specified in Section 9.13(a) and “Supplemental Agents” shall have the corresponding meaning. “Supplier” has the meaning set forth in Section 3.01(i). “Swap” means any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act. “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. “Swap Obligation” means, with respect to any person, any obligation to pay or perform under any Swap. “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender). “Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04. “Swing Line Facility” means the swing line loan facility made available by the Swing Line Lenders pursuant to Section 2.04. “Swing Line Lender” means DBNY, in its capacity as provider of Swing Line Loans or any successor swing line lender hereunder; provided that, if any Extension or Extensions of Revolving Credit Commitments is or are effected in accordance with Section 2.18, then on the occurrence of each L/C Issuer/Swing Line Termination Date, the Swing Line Lender at such time shall have the right to resign as Swing Line Lender on, or on any date within twenty (20) Business Days after, the respective L/C Issuer/Swing Line Termination Date, in each case upon not less than ten (10) days’ prior written notice thereof to the Borrower and the Administrative Agent and, in the event of any such resignation and upon the effectiveness thereof, the Borrowers shall repay any outstanding Swing Line Loans made by the respective entity so resigning and such entity shall not be required to make any further Swing Line Loans hereunder. If at any time and for any reason (including as a result of resignations as contemplated by the proviso to the preceding sentence), the Swing Line Lender has resigned in such capacity in accordance with the preceding sentence, then no Person shall be the Swingline Lender hereunder obligated to make Swing Line Loans unless and until (and only for so long as) a Lender (or affiliate of a Lender) reasonably 59 satisfactory to the Administrative Agent and the Lead Borrower agrees to act as the Swing Line Lender hereunder. “Swing Line Loan” has the meaning specified in Section 2.04(a). “Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B. “Swing Line Note” means a promissory note of the Borrowers payable to any Swing Line Lender or its registered assigns, in substantially the form of Exhibit C-3 hereto, evidencing the aggregate Indebtedness of the Borrowers to such Swing Line Lender resulting from the Swing Line Loans. “Swing Line Obligations” means, as at any date of determination, the aggregate principal amount of all Swing Line Loans outstanding. “Swing Line Sublimit” means an amount equal to the lesser of (a) $25,000,000 and (b) the aggregate amount of the Participating Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Commitments. “Swiss Guarantor” means a Guarantor incorporated in Switzerland. “Swiss Security” means any Lien created under a Collateral Document which is governed by Swiss law. “Swiss Withholding Tax” any withholding tax in accordance with the Federal Act on Anticipatory Tax of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer). “TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system which utilizes a single shared platform and which was launched on November 19, 2007 (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro. “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, addition to tax or penalties applicable thereto. “Term B Commitment” means, as to each Term Lender, its obligation to make a Term B Loan to the Borrowers pursuant to Section 2.01(a) in an aggregate amount not to exceed the amount set forth opposite such Lender’s name in Schedule 1.01A under the caption “Term B Commitment”. The aggregate amount of the Term B Commitments is $700,000,000. “Term B Loans” means the term loans made by the Term Lenders, or exchanged by the Rolling Term Lenders, to the Borrowers on the Closing Date pursuant to Section 2.01(a). “Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of LIBO Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01(a). “Term Commitment” means, as to each Term Lender, its obligation to make Term Loans to the Borrowers hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Term Lender pursuant to an Assignment and Assumption, (ii) an Incremental Amendment, (iii) a Refinancing Amendment or (iv) an Extension. The amount of each Term Lender’s Commitment is set forth in 60

Schedule 1.01A or in the Assignment and Assumption, Incremental Amendment, Extension Amendment or Refinancing Amendment pursuant to which such Lender shall have assumed, increased or decreased its Term Commitment, as the case may be. “Term Lender” means, at any time, any Lender that has a Term Commitment or a Term Loan at such time. “Term Loan” means any Term B Loan, Incremental Term Loan, Refinancing Term Loan or Extended Term Loan, as the context may require. “Term Loan Increase” has the meaning set forth in Section 2.16(a). “Term Note” means a promissory note of the Borrowers payable to any Term Lender or its registered assigns, in substantially the form of Exhibit C-1 hereto, evidencing the aggregate Indebtedness of the Borrowers to such Term Lender resulting from the Term Loans made by such Term Lender. “Test Period” means, for any date of determination under this Agreement, the four (4) consecutive fiscal quarters of the Lead Borrower most recently ended as of such date of determination. “Threshold Amount” means $95,000,000. “Topco” means Trinseo S.A., a public limited company (société anonyme), organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, and registered with the RCS under number B 153549. “Total Assets” means the total assets of the Lead Borrower and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Lead Borrower delivered pursuant to Section 6.01(a) or (b) (and, in the case of any determination relating to any incurrence of Indebtedness or any Investment or other acquisition, on a Pro Forma Basis including any property or assets being acquired in connection therewith) or, for the period prior to the time any such statements are so delivered pursuant to Section 6.01(a) or (b), the Pro Forma Financial Statements. “Total Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period. “Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations. “tranche” has the meaning set forth in Section 2.18(a). “Transaction Expenses” means any fees or expenses incurred or paid by the Holdcos, the Lead Borrower or any of its (or their) Subsidiaries in connection with the Transactions (including expenses in connection with hedging transactions), this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby. “Transactions” means, collectively, (a) the funding of the Term B Loans on the Closing Date and the execution and delivery of Loan Documents to be entered into on the Closing Date, (b) the issuance of the Senior Notes and the execution and delivery of the Senior Notes Indenture and the other agreements entered into on or prior to the Closing Date in connection therewith, (c) the Refinancing and (d) the payment of Transaction Expenses. “Treasury Services Agreement” means any agreement between the Lead Borrower and/or any of its Restricted Subsidiaries and any Hedge Bank relating to treasury, depository, credit card, debit card and 61 cash management services or automated clearinghouse transfer of funds or any similar services, including the Existing Treasury Services Agreements. “Trust Property” has the meaning set forth in Section 9.01(k). “Type” means, with respect to a Loan, its character as a Base Rate Loan or a LIBO Rate Loan. “Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral. “United States” and “U.S.” mean the United States of America. “Unreimbursed Amount” has the meaning set forth in Section 2.03(c)(i). “Unrestricted Subsidiary” means (i) each Subsidiary of the Lead Borrower listed on Schedule 1.01D (ii) any Subsidiary of the Lead Borrower designated by the Board of Directors of the Lead Borrower as an Unrestricted Subsidiary pursuant to Section 6.15 subsequent to the Closing Date and (iii) and any Securitization Subsidiary, if a Subsidiary of the Lead Borrower. “USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56. “VAT” means (a) any tax imposed in compliance with the Council Directive of November 28, 2006 on the common system of value added tax (EC Directive 2006/112) and (b) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in clause (a) above, or imposed elsewhere. “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining scheduled installment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final scheduled maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness; provided, that the effects of any prepayments made on such Indebtedness shall be disregarded in making such calculation. “wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person. “Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule. Section 1.02 Luxembourg Terms. Without prejudice to the generality of any provision of this Agreement, in this Agreement where it relates to a Luxembourg Loan Party, a reference to: (a) a winding-up, administration or dissolution includes, without limitation, bankruptcy (faillite), insolvency, liquidation, composition with creditors (concordat préventif de faillite), moratorium or reprieve from payment (sursis de paiement), controlled management 62

(gestion contrôlée), fraudulent conveyance (actio pauliana), general settlement with creditors, reorganization or similar laws affecting the rights of creditors generally; (b) a receiver, administrative receiver, administrator, trustee, custodian, sequestrator, conservator or similar officer includes, without limitation, a juge délégué, commissaire, juge-commissaire, mandataire ad hoc, administrateur, provisoire, liquidateur or curateur; (c) a lien or security interest includes any hypothèque, nantissement, gage, privilège, sûreté réelle, droit de retention, and any type of security in rem (sûreté réelle) or agreement or arrangement having a similar effect and any transfer of title by way of security; (d) a person being unable to pay its debts includes that person being in a state of cessation de paiements; and (e)by-laws or constitutional documents includes (a) its up-to-date (restated) articles of association (statuts coordonnées), and (b) an extract from the Luxembourg Register of Commerce and Companies (RCS). Section 1.03 [Reserved]. Section 1.04 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. (b) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof. (c) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears. (d) The term “including” is by way of example and not limitation. (e) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form. (f) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.” (g) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document. Section 1.05 Accounting Terms. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein. 63

(b) Notwithstanding any changes in GAAP after the Closing Date, any lease of the Loan Parties and their Subsidiaries that would be characterized as an operating lease under GAAP in effect on the Closing Date (whether such lease is entered into before or after the Closing Date) shall not constitute Indebtedness or Attributable Indebtedness under this Agreement or any other Loan Document as a result of such changes in GAAP. Section 1.06 Rounding. Any financial ratios required to be maintained by the Lead Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number). Section 1.07 References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by the Loan Documents; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law. Section 1.08 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to United States Eastern time (daylight or standard, as applicable). Section 1.09 Timing of Payment of Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day. Section 1.10 Pro Forma Calculations. (a) Notwithstanding anything to the contrary herein, financial ratios and tests, including the Total Net Leverage Ratio, the Secured Net Leverage Ratio, the First Lien Net Leverage Ratio, the Fixed Charge Coverage Ratio and compliance with covenants determined by reference to Consolidated EBITDA or Total Assets, shall be calculated in the manner prescribed by this Section 1.10; provided that, notwithstanding anything to the contrary in clauses (b), (d), (e), (f) or (g) of this Section 1.10, (A) when calculating any such ratio or test for purposes of (i) the definition of “Applicable Margin,” (ii) the definition of “Applicable ECF Percentage” and (iii) Section 7.11 (other than for the purpose of determining Pro Forma Compliance with Section 7.11), the events described in this Section 1.10 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect and (B) when calculating any such ratio or test for purposes of the incurrence of any Indebtedness, cash and Cash Equivalents resulting from the incurrence of any such Indebtedness shall be excluded from the pro forma calculation of any applicable ratio or test. In addition, whenever a financial ratio or test is to be calculated on a pro forma basis, the reference to the “Test Period” for purposes of calculating such financial ratio or test shall be deemed to be a reference to, and shall be based on, the most recently ended Test Period for which internal financial statements of the Lead Borrower are available (as determined in good faith by the Lead Borrower) (it being understood that for purposes of determining pro forma compliance with Section 7.11, if no Test Period with an applicable level cited in Section 7.11 has passed, the applicable level shall be the level for the first Test Period cited in Section 7.11 with an indicated level). For the avoidance of doubt, the provisions of the foregoing sentence shall not apply for purposes of calculating any financial ratio or test for purposes of (i) the definition of “Applicable Margin,” (ii) the definition of “Applicable ECF Percentage” and (iii) Section 7.11 (other than for the purpose of determining Pro Forma Compliance with Section 7.11), each of which shall be based 64 on the financial statements delivered pursuant to Section 6.01(a) or (b), as applicable, for the relevant Test Period. (c) For purposes of calculating any financial ratio or test or compliance with any covenant determined by reference to Consolidated EBITDA or Total Assets, Specified Transactions (with any incurrence or repayment of any Indebtedness in connection therewith to be subject to clause (e) of this Section 1.10) that have been made (i) during the applicable Test Period or (ii) unless not applicable as described in clause (a) of this Section 1.10, subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA, Total Assets and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period (or, in the case of Total Assets, on the last day of the applicable Test Period). If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Lead Borrower or any of its Restricted Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.10, then such financial ratio or test (or Total Assets) shall be calculated to give pro forma effect thereto in accordance with this Section 1.10. (d) Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of Lead Borrower and may include, for the avoidance of doubt, the amount of “run-rate” cost savings, operating expense reductions and synergies resulting from or relating to any Specified Transaction (including the Transactions) which is being given pro forma effect that have been realized or are expected to be realized and for which the actions necessary to realize such cost savings, operating expense reductions and synergies are taken, committed to be taken (in good faith determination of the Lead Borrower) (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period and “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken (including any savings expected to result from the elimination of a public target’s Public Company Costs) net of the amount of actual benefits realized during such period from such actions, and any such adjustments shall be included in the initial pro forma calculations of any financial ratios or tests (and in respect of any subsequent pro forma calculations in which such Specified Transaction is given pro forma effect) and during any applicable subsequent Test Period in which the effects thereof are expected to be realized) relating to such Specified Transaction; provided that (A) such amounts are reasonably identifiable and factually supportable in the good faith judgment of the Lead Borrower, (B) such actions are taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken no later than eighteen (18) months after the date of such Specified Transaction, and (C) no amounts shall be added pursuant to this clause (d) to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA (or any other components thereof), whether through a pro forma adjustment or otherwise, with respect to such period. (e) In the event that the Lead Borrower or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility unless such Indebtedness has been permanently repaid and not replaced), (i) during the applicable Test Period or (ii) subject to clause (a) of this Section 1.10, subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such incurrence or 65 repayment of Indebtedness, in each case to the extent required, as if the same had occurred on the last day of the applicable Test Period (except in the case of the Fixed Charge Coverage Ratio (or similar ratio), in which case such incurrence, assumption, guarantee, redemption, repayment, retirement or extinguishment of Indebtedness will be given effect as if the same had occurred on the first day of the applicable Test Period. (f) In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of: (i) determining compliance with any provision of this Agreement (other than the Financial Covenant) which requires the calculation of any financial ratio or test, including the First Lien Net Leverage Ratio, Secured Net Leverage Ratio, Total Net Leverage Ratio and Fixed Charge Coverage Ratio (and, for the avoidance of doubt, any financial ratio set forth in Section 2.16(d)(iii)); or (ii) testing availability under baskets set forth in this Agreement (including baskets determined by reference to Consolidated EBITDA or Total Assets); in each case, at the option of the Lead Borrower (the Lead Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder shall be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (the “LCT Test Date”), and if, after giving Pro Forma Effect to the Limited Condition Transaction (and the other transactions to be entered into in connection therewith), the Lead Borrower or any of its Restricted Subsidiaries would have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, test or basket, such ratio, test or basket shall be deemed to have been complied with. For the avoidance of doubt, if the Lead Borrower has made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would have failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA or Total Assets of the Lead Borrower or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have failed to have been complied with as a result of such fluctuations. If the Lead Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any calculation of any ratio, test or basket availability with respect to the incurrence of Indebtedness or Liens, the making of Restricted Payments, the making of any Permitted Investment, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the Lead Borrower, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness, or the designation of an Unrestricted Subsidiary (each, a “Subsequent Transaction”) following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or irrevocable notice for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, for purposes of determining whether such Subsequent Transaction is permitted under this Agreement, any such ratio, test or basket shall be required to be satisfied on a Pro Forma Basis (i) assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated and (ii) assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have not been consummated. (g) If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of the event for which the calculation of the Fixed Charge Coverage Ratio is made had been the applicable rate for the entire period (taking into account any interest hedging arrangements applicable to such Indebtedness); 66 provided, in the case of repayment of any Indebtedness, to the extent actual interest related thereto was included during all or any portion of the applicable Test Period, the actual interest may be used for the applicable portion of such Test Period. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Lead Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a London interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Lead Borrower or Restricted Subsidiary may designate. Section 1.11 Currency Equivalents. For purposes of any computation determining compliance with any incurrence or expenditure tests set forth in Article VI and Article VII (excluding Section 7.11) or any definitions contained in Section 1.01, any amounts so incurred, expended or utilized (to the extent incurred, expended or utilized in a currency other than Dollars) shall be converted into Dollars on the basis of the Exchange Rate (or on such other basis as is reasonably satisfactory to the Administrative Agent) as in effect on the date of such incurrence, expenditure or utilization under any provision of any such Section or definition that has an aggregate Dollar limitation provided for therein (and to the extent the respective incurrence, expenditure or utilization test regulates the aggregate amount outstanding at any time and it is expressed in terms of Dollars, all outstanding amounts originally incurred or spent in currencies other than Dollars shall be converted into Dollars on the basis of the Exchange Rate (or on such other basis as is reasonably satisfactory to the Administrative Agent) as in effect on the date of any new incurrence, expenditure or utilization made under any provision of any such Section that regulates the Dollar amount outstanding at any time). Section 1.12 Exchange Rate. (a) Not later than 1:00 p.m. (New York, New York time), on each Calculation Date, the Administrative Agent shall (i) determine the Exchange Rate as of such Calculation Date and (ii) give notice thereof to the Lead Borrower. The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a “Reset Date”) or other date of determination, shall remain effective until the next succeeding Reset Date, and shall for all purposes of Section 2.03 be the Exchange Rates employed in converting any amounts between Dollars and an Alternative Currency (or any other currency other than Dollars). (b) Not later than 5:00 p.m. (New York, New York time), on each Reset Date, the Administrative Agent shall (i) determine the Outstanding Amount of the L/C Obligations and (ii) notify the Revolving Credit Lenders, each L/C Issuer and the Borrower of the results of such determination. Section 1.13 Additional Alternative Currencies. (a) The Borrowers may from time to time request that Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request, such request shall be subject to the approval of the Administrative Agent and the relevant L/C Issuer. (b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m. (New York, New York time), fifteen (15) Business Days prior to the date of the desired L/C Credit Extension (or such other time or date as may be agreed by the Administrative Agent and the L/C Issuer, in their sole discretion). The Administrative Agent shall promptly notify the relevant L/C Issuer thereof. The relevant L/C Issuer shall notify the Administrative Agent, not later than 11:00 a.m. (New York, New York time), seven (7) Business Days after receipt of such request whether it consents, in its sole discretion, to the issuance of Letters of Credit in such requested currency. 67

(c) Any failure by the relevant L/C Issuer to respond to such request within the time period specified in preceding clause (b) of this Section 1.13 shall be deemed to be a refusal by such L/C Issuer to permit Letters of Credit to be issued in such requested currency. If the Administrative Agent and the relevant L/C Issuer each consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Lead Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issued by the relevant L/C Issuer. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.13, the Administrative Agent shall promptly so notify the Lead Borrower. Section 1.14 Cashless Settlement (a) Each Lender that has elected on its respective signature page to this Agreement to exchange its Term Loans under the Existing Credit Agreement (each an “Existing Rollover Term Loan”) for Term B Loans (each such Lender, a “Rolling Lender”) hereby agrees that such exchange shall occur on the Closing Date with and pursuant to the terms set forth in the Cashless Settlement Letter in the form of Exhibit M hereto. Each Rolling Lender authorizes and instructs DBNY to enter into the Cashless Settlement Letter on such Rolling Lender’s behalf. (b) Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue, convert or rollover all or any portion of its Loans in connection with any refinancing, replacement, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrowers, the Administrative Agent and such Lender. ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS Section 2.01 The Loans. (a) The Term Borrowings. (i) Subject to the terms and conditions set forth herein, each Term Lender (other than a Rolling Lender) with a Term B Commitment severally agrees to make to the Borrowers on the Closing Date one or more loans denominated in Dollars in an aggregate amount not to exceed the amount of such Term Lender’s Term B Commitment. (ii) Subject to the terms and conditions set forth herein and in the Cashless Settlement Letter, each Rolling Lender hereby agrees that, on the Closing Date, the amount of Existing Term Loans held by each Rolling Lender (or such lesser amount allocated to such Rolling Lender by the Administrative Agent) shall be exchanged for Term B Loans. (iii) Subject to the terms and conditions set forth in any Incremental Amendment or Refinancing Amendment providing for, as applicable, the making, exchange, renewal, replacement or refinancing of Term Loans, each Term Lender party thereto severally agrees to, as applicable, make, exchange, renew, replace or refinance Term Loans on the date specified therein in an aggregate amount not to exceed the amount of such Term Lender’s Term Commitment as set forth therein. Amounts borrowed, exchanged, renewed, replaced or refinanced under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or LIBO Rate Loans, as further provided herein. 68

(b) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein each Revolving Credit Lender severally agrees to make Revolving Credit Loans denominated in Dollars or Euros as elected by the Borrowers pursuant to Section 2.02 to the Borrowers from its applicable Lending Office (each such loan, a “Revolving Credit Loan”) from time to time, on any Business Day during the period from the Closing Date until the Maturity Date, in an aggregate Dollar Amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided that after giving effect to any Revolving Credit Borrowing the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment. Within the limits of each Lender’s Revolving Credit Commitments, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b) until the Maturity Date. Revolving Credit Loans may be Base Rate Loans (if denominated in Dollars) or LIBO Rate Loans, as further provided herein. Section 2.02 Borrowings, Conversions and Continuations of Loans. (a) Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of LIBO Rate Loans shall be made upon the Lead Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 12:30 p.m. (New York, New York time, in the case of Borrowings denominated in Dollars, or London time, in the case of any Borrowing denominated in Euros) (i) three (3) Business Days prior to the requested date of any Borrowing of or conversion of Base Rate Loans to LIBO Rate Loans denominated in Dollars, (ii) three (3) Business Days prior to the requested date of any Borrowing or continuation of LIBO Rate Loans denominated in Euros and (iii) one (1) Business Day before the requested date of any Borrowing of Base Rate Loans or conversion of LIBO Rate Loans denominated in Dollars to Base Rate Loans. Each telephonic notice by the Lead Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Lead Borrower. Each Borrowing of, conversion to or continuation of LIBO Rate Loans shall be in a minimum Dollar Amount of $1,000,000 or a whole multiple of a Dollar Amount of $250,000 in excess thereof. Except as provided in Section 2.03(c) or Section 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a minimum Dollar Amount of $500,000 or a whole multiple of a Dollar Amount of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrowers are requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of LIBO Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) in the case of Revolving Credit Loans, the currency in which the Revolving Credit Loans to be borrowed are to be denominated, (v) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans (which in the case of Revolving Credit Loans denominated in Euros shall be LIBO Rate Loans) are to be converted and (vi) if applicable, the duration of the Interest Period with respect thereto. If (x) with respect to LIBO Rate Loans denominated in Dollars, the Lead Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Lead Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Class of Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans or (y) with respect to LIBO Rate Loans denominated in Euros, the Lead Borrower fails to give a timely notice requesting a continuation, then the applicable Class of Revolving Credit Loans shall be continued as LIBO Rate Loans with an Interest Period of one month. Any such automatic conversion pursuant to the immediately preceding sentence shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBO Rate Loans. If the Lead Borrower requests a Borrowing of, conversion to, or continuation of LIBO Rate Loans in any such Committed Loan Notice, but fails to 69 specify an Interest Period (or fails to give a timely notice requesting a continuation of LIBO Rate Loans denominated in Euros), it will be deemed to have specified an Interest Period of one (1) month. If no currency is specified, the requested Borrowing shall be in Dollars. (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Lead Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in the applicable currency in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m. (New York, New York time) in the case of any Loan denominated in Dollars, and not later than 1:00 p.m. (London time) in the case of any Loan denominated in Euros, in each case, on the Business Day specified in the applicable Committed Loan Notice. The Administrative Agent shall make all funds so received available to the Borrowers in like funds as received by the Administrative Agent either by (i) crediting the account(s) of the Borrowers on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Lead Borrower; provided that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Lead Borrower, there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowing, second, to the payment in full of any such Swing Line Loans, and third, to the Lead Borrower as provided above (it being understood that if such Borrowing is of LIBO Rate Loans denominated in Euros, the Lead Borrower will be deemed to have requested that a portion of such Borrowing in an amount equal to the aggregate Swing Line Loans or L/C Borrowings that are to be repaid in accordance with this proviso be denominated in Dollars, and the Administrative Agent shall notify each Appropriate Lender of such amount). (c) Except as otherwise provided herein, a LIBO Rate Loan may be continued or converted only on the last day of an Interest Period for such LIBO Rate Loan unless the Borrowers pay the amount due, if any, under Section 3.05 in connection therewith. During the existence of an Event of Default, at the election of the Administrative Agent or the Required Lenders, no Loans denominated in Dollars may be requested as, converted to or continued as LIBO Rate Loans. (d) The Administrative Agent shall promptly notify the Lead Borrower and the Lenders of the interest rate applicable to any Interest Period for LIBO Rate Loans upon determination of such interest rate. The determination of the LIBO Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the “prime rate” used in determining the Base Rate promptly following the public announcement of such change. (e) After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to the other, and all continuations of Term Loans or Revolving Credit Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect. (f) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing. (g) Each Lender may, at its option, make any Loan available to any Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided that any 70 exercise of such option shall not affect the obligation of such Borrower to repay such Loan in accordance with the terms of this Agreement, subject in each case to Sections 3.01 and 3.04 hereof. Section 2.03 Letters of Credit (a) The Letter of Credit Commitment. (i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from and including the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit at sight denominated in Dollars or an Alternative Currency for the account of the Borrowers (provided, that any Letter of Credit may be for the benefit of any Subsidiary of the Lead Borrower and may be issued for the joint and several account of the Lead Borrower and a Restricted Subsidiary to the extent otherwise permitted by this Agreement; provided further, to the extent any such Subsidiary is a Non-Loan Party, such Letter of Credit shall be deemed an Investment in such Subsidiary and shall only be issued so long as it is permitted hereunder) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drafts under the Letters of Credit and (B) the Participating Revolving Credit Lenders severally agree to participate in Letters of Credit issued pursuant to this Section 2.03; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Revolving Credit Exposure of any Participating Revolving Credit Lender would exceed such Lender’s Participating Revolving Credit Commitment or (y) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Lead Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Lead Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to be issued hereunder and shall constitute Letters of Credit subject to the terms hereof. (ii) An L/C Issuer shall be under no obligation to issue any Letter of Credit if: (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or direct that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date (for which such L/C Issuer is not otherwise compensated hereunder); (B) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve (12) months (in the case of standby Letters of Credit) or 180 days (in the case of trade Letters of Credit) after the date of issuance or last renewal, unless (1) each Appropriate Lender has approved such expiry date or (2) the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to such L/C Issuer; 71

(C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless (1) each Appropriate Lender has approved such expiry date or (2) the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to such L/C Issuer and the Administrative Agent; (D) such Letter of Credit would support obligations of the Borrowers or any of its Subsidiaries in respect of the Senior Notes any Junior Financing or any Equity Interest, or any other obligation of the Borrowers or any of its Subsidiaries not reasonably satisfactory to the Administrative Agent; (E) the issuance of such Letter of Credit would violate any Laws binding upon such L/C Issuer; (F) such Letter of Credit is in an initial Dollar Amount less than $100,000 (unless otherwise agreed by such L/C Issuer and the Administrative Agent); (G) any Participating Revolving Credit Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements reasonably satisfactory to it and the Lead Borrower to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.19(a)(iv)) with respect to the participation in Letters of Credit by such Defaulting Lender, including by cash collateralizing such Defaulting Lender’s Pro Rata Share of the L/C Obligations; and (H) such Letter of Credit is denominated in a currency other than Dollars or an Alternative Currency. (iii) An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit. Notwithstanding anything herein to the contrary, the expiry date of any Letter of Credit denominated in a currency other than Dollars must be approved by the relevant L/C Issuer in its sole discretion even if it is less than twelve (12) months after the date of issuance or last renewal and any Auto-Extension Letter of Credit denominated in a currency other than Dollars shall be issued only at the relevant L/C Issuer’s sole discretion. (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Lead Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Request for L/C Issuance, appropriately completed and signed by a Responsible Officer of the Lead Borrower. Such Request for L/C Issuance must be received by the relevant L/C Issuer and the Administrative Agent not later than 12:30 p.m. at least two (2) Business Days prior to the proposed issuance date or date of amendment, as the case may be; or, in each case, such later date and time as the relevant L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Request for L/C Issuance shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (a) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (b) the amount thereof; (c) the expiry date thereof; (d) the name and address of the beneficiary thereof; (e) the documents to be presented by such beneficiary in case of any drawing thereunder; (f) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (g) the currency (which shall be Dollars or an Alternative Currency) in which the requested Letter of Credit is to be issued will be denominated; and (h) such other matters as the relevant L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Request for L/C Issuance shall specify in form and detail reasonably satisfactory to 72 the relevant L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant L/C Issuer may reasonably request. (ii) Promptly after receipt of any Request for L/C Issuance, the relevant L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Request for L/C Issuance from the Lead Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the relevant L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrowers (and, if applicable, its applicable Subsidiary) or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Participating Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share or other applicable share provided under this Agreement times the stated amount of such Letter of Credit. (iii) If the Lead Borrower so requests in any applicable Request for L/C Issuance, the relevant L/C Issuer shall agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the relevant L/C Issuer to prevent any such extension at least once in each twelve (12) month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-extension Notice Date”) in each such twelve (12) month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the relevant L/C Issuer, the Lead Borrower shall not be required to make a specific request to the relevant L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date that is, unless the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to the relevant L/C Issuer, not later than the Letter of Credit Expiration Date; provided that the relevant L/C Issuer shall not permit any such extension if (A) the relevant L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its extended form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the Non-extension Notice Date from the Administrative Agent, any Participating Revolving Credit Lender or the Lead Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied. (iv) Promptly after issuance of any Letter of Credit or any amendment to a Letter of Credit, the relevant L/C Issuer will also deliver to the Lead Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment. (c) Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant L/C Issuer shall notify promptly the Lead Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the second Business Day following any payment by the relevant L/C Issuer under a Letter of Credit with notice to the Lead Borrower (each such date, an “Honor Date”), the Lead Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing in Dollars (determined, for purposes of any Letter of Credit denominated in an Alternative Currency, using the Dollar Equivalent (determined using the Exchange Rate calculated as of the date when such payment is due) of such drawing), provided that if such reimbursement is not made on the date 73 of drawing, the Lead Borrower shall pay interest to the relevant L/C Issuer on such amount at the rate applicable to Base Rate Loans under the applicable Participating Revolving Credit Commitments (without duplication of interest payable on L/C Borrowings). The L/C Issuer shall notify the Lead Borrower of the Dollar Amount of the drawing promptly following the determination or revaluation thereof. If the Lead Borrower fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Appropriate Lender of the Honor Date, the amount of the unreimbursed drawing (determined, for purposes of any Letter of Credit denominated in an Alternative Currency, using the Dollar Equivalent (determined using the Exchange Rate calculated as of the date when such payment was due) of such unreimbursed drawing) (such amount, the “Unreimbursed Amount”), and the amount of such Appropriate Lender’s Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Participating Revolving Credit Commitments of the Appropriate Lenders and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice. (ii) Each Appropriate Lender (including any Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the relevant L/C Issuer in Dollars, at the Administrative Agent’s Office for payments in an amount equal to its Pro Rata Share or other applicable share provided under this Agreement of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Appropriate Lender that so makes funds available shall be deemed to have made a Base Rate Loan under the Participating Revolving Credit Commitments to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the relevant L/C Issuer. (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrowers shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Appropriate Lender’s payment to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03. (iv) Until each Appropriate Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such amount shall be solely for the account of the relevant L/C Issuer. (v) Each Participating Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, either Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or the failure to satisfy any of the other conditions specified in Article IV; (C) any adverse change in the condition (financial or otherwise) 74 of the Loan Parties; (D) any breach of this Agreement or any other Loan Document by either Borrower, any other Loan Party or any other L/C Issuer; or (E) any other circumstance, occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Participating Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Lead Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein. (vi) If any Participating Revolving Credit Lender fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of the relevant L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error. (d) Repayment of Participations. A. If, at any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Participating Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from either Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share or other applicable share provided for under this Agreement thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent. (i) If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Appropriate Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share or other applicable share provided for under this Agreement thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. (e) Obligations Absolute. The obligation of the Borrowers to reimburse the relevant L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following: (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto; (ii) the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or any other Person, whether in 75 connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit; (iv) any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; (v) any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of any Loan Party in respect of such Letter of Credit; or (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party; provided that the foregoing shall not excuse any L/C Issuer from liability to the Lead Borrower to the extent of any direct damages (as opposed to consequential, punitive, special or exemplary damages, claims in respect of which are waived by the Lead Borrower to the extent permitted by applicable Law) suffered by the Lead Borrower that are caused by such L/C Issuer’s gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. (f) Role of L/C Issuers. Each Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, any Agent-Related Person nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Lenders holding a majority of the Participating Revolving Credit Commitments, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Request for L/C Issuance. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude either Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, 76 each Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to each Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, punitive or exemplary, damages suffered by either Borrower which such Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit, in each case as determined in a final and non-appealable judgment by a court of competent jurisdiction. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. (g) Cash Collateral. (i) If, as of any Letter of Credit Expiration Date, any applicable Letter of Credit for any reason remains outstanding and partially or wholly undrawn, (ii) if any Event of Default occurs and is continuing and the Administrative Agent or the Lenders holding a majority of the Participating Revolving Credit Commitments, as applicable, require the Borrowers to Cash Collateralize the L/C Obligations pursuant to Section 8.02 or (iii) if an Event of Default set forth under Section 8.01(f) occurs and is continuing, the Borrowers shall Cash Collateralize the then Outstanding Amount of all of their (or, in the case of clause (i), the applicable) L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such Event of Default or the applicable Letter of Credit Expiration Date, as the case may be), and shall do so not later than 2:00 P.M., New York City time, on (x) in the case of the immediately preceding clauses (i) or (ii), (1) the Business Day that the Lead Borrower receives notice thereof, if such notice is received on such day prior to 12:00 Noon, New York City time, or (2) if clause (1) above does not apply, the Business Day immediately following the day that the Lead Borrower receives such notice and (y) in the case of the immediately preceding clause (iii), the Business Day on which an Event of Default set forth under Section 8.01(f) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, the L/C Issuer or the Swing Line Lender, the Borrowers shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.19(a)(iv) and any Cash Collateral provided by the Defaulting Lender).For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant L/C Issuer and the Appropriate Lenders, as collateral for the relevant L/C Obligations, cash or deposit account balances (“Cash Collateral”) pursuant to documentation in form, amount and substance reasonably satisfactory to the Administrative Agent and the relevant L/C Issuer (which documents are hereby consented to by the Appropriate Lenders). Derivatives of such term have corresponding meanings. The Borrowers hereby grant to the Administrative Agent, for the benefit of the L/C Issuers and the Participating Revolving Credit Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked accounts at the Administrative Agent and may be invested in readily available Cash Equivalents. If at any time the Administrative Agent determines that any funds held as Cash Collateral are expressly subject to any right or claim of any Person other than the Administrative Agent (on behalf of the Secured Parties) or that the total amount of such funds is less than the aggregate Outstanding Amount of all relevant L/C Obligations, the Borrowers will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts at the Administrative Agent as aforesaid, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the 77 extent permitted under applicable Law, to reimburse the relevant L/C Issuer. To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the Lead Borrower. To the extent any Event of Default giving rise to the requirement to Cash Collateralize any Letter of Credit pursuant to this Section 2.03(g) is cured or otherwise waived, then so long as no other Event of Default has occurred and is continuing, all Cash Collateral pledged to Cash Collateralize such Letter of Credit shall be refunded to the Lead Borrower. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrowers or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. In addition, the Administrative Agent may request at any time and from time to time after the initial deposit of Cash Collateral that additional Cash Collateral be provided by the Borrowers in order to protect against the results of exchange rate fluctuations with respect to Letters of Credit denominated in currencies other than Dollars. (h) Letter of Credit Fees. The Borrowers shall pay to the Administrative Agent for the account of each Participating Revolving Credit Lender in accordance with its Pro Rata Share or other applicable share provided for under this Agreement a Letter of Credit fee for each Letter of Credit issued pursuant to this Agreement equal to the Applicable Margin times the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit); provided, however, any Letter of Credit fees otherwise payable for the account of Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Pro Rata Shares allocable to such Letter of Credit pursuant to Section 2.19(a)(iv), with the balance of such fee, if any, payable to the L/C Issuer for its own account. Such Letter of Credit fees shall be computed on a quarterly basis in arrears. Such Letter of Credit fees shall be due and payable in Dollars on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the applicable Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Margin during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect. (i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrowers shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by it equal to 0.125% per annum of the maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit). Such fronting fees shall be computed on a quarterly basis in arrears. Such fronting fees shall be due and payable in Dollars on the last Business Day of each of March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Lead Borrower shall pay directly to each L/C Issuer for its own account with respect to each Letter of Credit the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten (10) Business Days of demand and are nonrefundable. 78

(j) Conflict with Request for L/C Issuance. Notwithstanding anything else to the contrary in this Agreement or any Request for L/C Issuance, in the event of any conflict between the terms hereof and the terms of any Request for L/C Issuance, the terms hereof shall control. (k)Addition of an L/C Issuer. A Revolving Credit Lender reasonably acceptable to the Lead Borrower and the Administrative Agent may become an additional L/C Issuer hereunder pursuant to a written agreement among the Lead Borrower, the Administrative Agent and such Revolving Credit Lender. The Administrative Agent shall notify the Participating Revolving Credit Lenders of any such additional L/C Issuer. (l) Existing Letter of Credit. The parties hereto agree that the Existing Letters of Credit shall be deemed Letters of Credit for all purposes under this Agreement, without any further action by either Borrower. (m) Provisions Related to Extended Revolving Credit Commitments. If the Maturity Date in respect of any Participating Revolving Credit Commitments occurs prior to the expiry date of any Letter of Credit, then (i) if one or more other Participating Revolving Credit Commitments are then in effect (or will automatically be in effect upon such maturity), such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Participating Revolving Credit Lenders to purchase participations therein and to make Revolving Credit Loans and payments in respect thereof pursuant to Section 2.03(c) and (d)) under (and ratably participated in by Participating Revolving Credit Lenders pursuant to) the non-terminating Participating Revolving Credit Commitments up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Participating Revolving Credit Commitments at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i) and unless provisions reasonably satisfactory to the applicable L/C Issuer for the treatment of such Letter of Credit as a letter of credit under a successor credit facility have been agreed upon, the Lead Borrower shall, on or prior to the applicable Maturity Date, cause all such Letters of Credit to be replaced and returned to the applicable L/C Issuer undrawn and marked “cancelled” or to the extent that the Lead Borrower is unable to so replace and return any Letter(s) of Credit, such Letter(s) of Credit shall be secured by a “back to back” letter of credit from an issuer and in form and substance reasonably satisfactory to the applicable L/C Issuer or the Lead Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section 2.03(g). Commencing with the Maturity Date of any Class of Revolving Credit Commitments, the Letter of Credit Sublimit shall be in an amount agreed solely with the L/C Issuer. (n) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrowers shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. Each Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of each Borrower, and that the such Borrower’s business derives substantial benefits from the businesses of such Subsidiaries. Section 2.04 Swing Line Loans. (a) Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make loans in Dollars to the Borrowers (each such loan, a “Swing Line Loan”), from time to time on any Business Day during the period beginning on the Business Day after the Closing Date until the date which is one Business Day prior to the Maturity Date of the Participating Revolving Credit Commitments (taking into account the Maturity Date of any Participating Revolving Credit Commitment that will automatically come into effect on such Maturity Date) in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of Revolving Credit Loans and L/C 79

Obligations of the Lender acting as Swing Line Lender, may exceed the amount of the Swing Line Lender’s Revolving Credit Commitment; provided that, after giving effect to any Swing Line Loan, (i) the Revolving Credit Exposure under such Participating Revolving Credit Commitments shall not exceed the aggregate Participating Revolving Credit Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender (other than the Swing Line Lender), plus such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Participating Revolving Credit Commitment then in effect; provided, further, that the Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Participating Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement times the amount of such Swing Line Loan. (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Lead Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date and shall specify (i) the amount to be borrowed, which shall be a minimum of $500,000 (and any amount in excess of $500,000 shall be an integral multiple of $250,000) and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Lead Borrower. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice (by telephone or in writing), the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 5:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Lead Borrower. Notwithstanding anything to the contrary contained in this Section 2.04 or elsewhere in this Agreement, the Swing Line Lender shall not be obligated to make any Swing Line Loan at any time when a Participating Revolving Credit Lender is a Defaulting Lender unless the Swing Line Lender has entered into arrangements reasonably satisfactory to it and the Lead Borrower to eliminate the Swing Line Lender’s Fronting Exposure (after giving effect to Section 2.19(a)(iv)) with respect to the Defaulting Lender’s or Defaulting Lenders’ participation in such Swing Line Loans, including Cash Collateralizing, or obtaining backstop letter of credit from an issuer and in form and substance reasonably satisfactory to the Swing Line Lender to support, such Defaulting Lender’s or Defaulting Lenders’ Pro Rata Share of the outstanding Swing Line Loans or other applicable share provided for under this Agreement. The Borrowers shall repay to the Swing Line Lender each Defaulting Lender’s portion (after giving effect to Section 2.19(a)(iv)) of each Swing Line Loan promptly following demand by the Swing Line Lender. 80

(c) Refinancing of Swing Line Loans. (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrowers (who hereby irrevocably authorize the Swing Line Lender to so request on its behalf), that each Participating Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the amount of Swing Line Loans of the Borrowers then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the aggregate Participating Revolving Credit Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Lead Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Participating Revolving Credit Lender shall make an amount equal to its Pro Rata Share or other applicable share provided for under this Agreement of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Participating Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan, as applicable, to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender. Upon the remission by the Administrative Agent to the Swing Line Lender of the full amount specified in such Committed Loan Notice, the Borrowers shall be deemed to have repaid the applicable Swing Line Loan. (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Participating Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Participating Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation. (iii) If any Participating Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect. If such Participating Revolving Credit Lender pays such amount, the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error. (iv) Each Participating Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, either Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or the failure to satisfy any condition in Article IV, (C) any adverse change in the condition (financial or otherwise) of the Loan Parties, (D) any breach of this Agreement, or (E) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Participating Revolving Credit Lender’s obligation to make Revolving 81

Credit Loans pursuant to this Section 2.04(c) (but not to purchase and fund risk participations in Swing Line Loans) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of either Borrower to repay the applicable Swing Line Loans, together with interest as provided herein. (d) Repayment of Participations. (i) At any time after any Participating Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share or other applicable share provided for under this Agreement of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender. (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Participating Revolving Credit Lender shall pay to the Swing Line Lender its Pro Rata Share or other applicable share provided for under this Agreement thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Lead Borrower for interest on the Swing Line Loans. Until each Participating Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of any Swing Line Loan, interest in respect of such Pro Rata Share or other applicable share provided for under this Agreement shall be solely for the account of the Swing Line Lender. (f) Payments Directly to Swing Line Lender. The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender. (g) Provisions Related to Extended Revolving Credit Commitments. If the Maturity Date shall have occurred in respect of any Participating Revolving Credit Commitments (the “Expiring Credit Commitment”) at a time when Participating Revolving Credit Commitments are in effect (or will automatically be in effect upon such maturity) with a longer maturity date (each a “non-Expiring Credit Commitment” and collectively, the “non-Expiring Credit Commitments”), then each outstanding Swing Line Loan on the earliest occurring Maturity Date shall be deemed reallocated to the non-Expiring Credit Commitments on a pro rata basis; provided that (x) to the extent that the amount of such reallocation would cause the aggregate credit exposure to exceed the aggregate amount of such non-Expiring Credit Commitments, immediately prior to such reallocation (after giving effect to any repayments of Revolving Credit Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.03(m)) the amount of Swing Line Loans to be reallocated equal to such excess shall be repaid or cash collateralized in a manner reasonably satisfactory to the Swing Line Lender and (y) notwithstanding the foregoing, if a Default has occurred and is continuing, the Lead Borrower shall still be obligated to pay Swing Line Loans allocated to the Participating Revolving Credit Lenders holding the Expiring Credit Commitments at the Maturity Date of the Expiring Credit Commitments or if the Loans have been accelerated prior to the Maturity Date of the Expiring Credit Commitment. Section 2.05 Prepayments. (a) (i) The Borrowers may, upon notice by the Lead Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay any Class or Classes of Term Loans and Revolving Credit Loans of any Class or Classes in whole or in part without premium or 82 penalty, except as set forth in Section 2.05(a)(v); provided that (1) such notice must be received by the Administrative Agent not later than (A) 12:30 p.m. (New York, New York time in the case of Loans denominated in Dollars, or London time in the case of Loans denominated in Euros) three (3) Business Days prior to any date of prepayment of LIBO Rate Loans (unless otherwise agreed by the Administrative Agent) and (B) 11:00 a.m. (New York, New York time) on the date of prepayment of Base Rate Loans; (2) any prepayment of LIBO Rate Loans shall be in a principal Dollar Amount of $1,000,000, or a whole multiple of $250,000 in excess thereof; and (3) any prepayment of Base Rate Loans shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans and the order of Borrowing(s) to be prepaid. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by the Lead Borrower, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a LIBO Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. In the case of each prepayment of Loans pursuant to this Section 2.05(a), the Borrower may in its sole discretion select the Borrowing or Borrowings to be repaid, and such payment shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares or other applicable share provided for under this Agreement. (ii) The Borrowers may, upon notice by the Lead Borrower to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (2) any such prepayment shall be in a minimum principal amount of $500,000 or a whole multiple of $250,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Lead Borrower, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. (iii) Notwithstanding anything to the contrary contained in this Agreement, the Lead Borrower may rescind any notice of prepayment under Section 2.05(a)(i) or 2.05(a)(ii) if such prepayment would have resulted from a refinancing of all of the Facilities, which refinancing shall not be consummated or shall otherwise be delayed. (iv) Each prepayment of any Class of Term Loans pursuant to Section 2.05(a)(i) shall reduce future scheduled amortization payments of principal thereof pursuant to Section 2.07(a) as directed by the Lead Borrower by written notice to the Administrative Agent at or prior to the time of such prepayment or, to the extent the Lead Borrower has not provided such notice to the Administrative Agent by the time of such prepayment, in the direct order of maturity to the applicable Class of Term Loans. (v) Notwithstanding the foregoing, in the event that, on or prior to the date that is six (6) months after the Closing Date, the Borrower (x) prepays, refinances, substitutes or replaces any Term B Loans pursuant to a Repricing Event (including, for avoidance of doubt, any prepayment made pursuant to Section 2.05(a) or Section 2.05(b)(iii) that constitutes a Repricing Event), or (y) effects any amendment of this Agreement resulting in a Repricing Event, the Lead Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Term Lenders (subject to the proviso below), (I) in the case of clause (x), a prepayment premium of 1.00% of the aggregate principal amount of the Term B Loans so prepaid, refinanced, substituted or replaced and (II) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the applicable Term B Loans outstanding immediately prior to such amendment. Such amounts shall be due and payable on the date of 83 effectiveness of such Repricing Event; provided, however, that for the avoidance of doubt, in the case of the exercise by the Lead Borrower of its rights under Section 3.07 in connection with a Repricing Transaction effected through an amendment, the prepayment premium described in the immediately preceding clause (I) shall be payable to any Lender replaced pursuant to Section 3.07 (and not any Person who replaces such Lender) in respect of the Term B Loans assigned pursuant to Section 3.07 immediately prior to such Repricing Event. (b) Mandatory. (i) No later than five days following the date on which financial statements have been (or are required to be) delivered pursuant to Section 6.01(a) for each fiscal year of the Lead Borrower (commencing with the fiscal year ending December 31, 2016) and the related Compliance Certificate has been (or is required to be) delivered pursuant to Section 6.02(a), the Borrowers shall cause to be prepaid an aggregate amount of Term Loans (other than Term Loans that are junior to the Term B Loans in right of security) in an amount equal to (A) the Applicable ECF Percentage of Excess Cash Flow, if any, for such fiscal year minus (B) the sum of (1) all voluntary prepayments of Term Loans during such fiscal year (in each case secured by the Collateral on a pari passu basis with the Term B Loans), (2) the amount actually paid (but in no event exceeding par) in respect of Term Loans (in each case secured by the Collateral on a pari passu basis with the Term B loans) purchased pursuant to Section 2.14 and Section 2.15 and (3) all voluntary prepayments of Revolving Credit Loans during such fiscal year to the extent the Revolving Credit Commitments are permanently reduced by the amount of such payments, in the case of each of the immediately preceding clauses (1) through (3), to the extent such prepayments are funded with Internally Generated Cash of the applicable Borrower(s) (the difference of (A) minus (B), the “ECF Prepayment Amount”); provided, however, that if at the time that any such prepayment would be required, either Borrower (or any Restricted Subsidiary of the Lead Borrower) is required to prepay or offer to repurchase any Incremental Equivalent Debt or any Refinancing Equivalent Debt, in each case that is secured by the Collateral on a pari passu basis, and pari passu in right of payment, with the Obligations under Term B Loans and Revolving Credit Loans, pursuant to the terms of the documentation governing such Indebtedness (such Incremental Equivalent Debt or Refinancing Equivalent Debt required to be so prepaid or offered to be so repurchased, “Other Applicable Indebtedness”) with any portion of the ECF Prepayment Amount, then such Borrower may apply such portion of the ECF Prepayment Amount on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans (other than Term Loans that are junior to the Term B Loans in right of security) and Other Applicable Indebtedness at such time; provided, that the portion of such ECF Prepayment Amount allocated to the Other Applicable Indebtedness shall not exceed the amount of such ECF Prepayment Amount required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such ECF Prepayment Amount shall be allocated to the Term Loans (other than Term Loans that are junior to the Term B Loans in right of security) in accordance with the terms hereof) to the prepayment of the Term Loans (other than Term Loans that are junior to the Term B Loans in right of security) and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Loans that would have otherwise been required pursuant to this Section 2.05(b)(i) shall be reduced accordingly; provided, further, that to the extent the holders of Other Applicable Indebtedness decline to have such indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Term Loans (other than Term Loans that are junior to the Term B Loans in right of security) in accordance with the terms hereof. (ii) If (1) the Lead Borrower or any Restricted Subsidiary of the Lead Borrower Disposes of any property or assets (other than any Disposition of any property or assets permitted by Section 7.05(a), (b), (c), (d), (e), (f), (g), (h), (i), (k), (l), (o), (p), (r) or (s)) or (2) any Casualty Event occurs, which results in the realization or receipt by the Lead Borrower or any Restricted Subsidiary of Net Proceeds, the Borrowers shall cause to be prepaid on or prior to the date which is five (5) Business Days after the date of the realization or receipt by the Lead Borrower or any Restricted 84

Subsidiary of such Net Proceeds an aggregate principal amount of Term Loans (other than Term Loans that are junior to the Term B Loans in right of security) in an amount equal to 100% of all Net Proceeds realized or received; provided that if at the time that any such prepayment would be required, either Borrower (or any Restricted Subsidiary) is required to prepay or offer to repurchase any Other Applicable Indebtedness, then such Borrower may apply such portion of such Net Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans (other than Term Loans that are junior to the Term B Loans in right of security) and Other Applicable Indebtedness at such time; provided that the portion of such Net Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such Net Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Net Proceeds shall be allocated to the Term Loans (other than Term Loans that are junior to the Term B Loans in right of security) in accordance with the terms hereof) to the prepayment of the Term Loans (other than Term Loans that are junior to the Term B Loans in right of security) and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.05(b)(ii) shall be reduced accordingly; provided, further, that to the extent the holders of Other Applicable Indebtedness decline to have such indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Term Loans (other than Term Loans that are junior to the Term B Loans in right of security) in accordance with the terms hereof. (iii) If either Borrower or any Restricted Subsidiary incurs or issues (x) any Refinancing Term Loans (or Refinancing Equivalent Debt) resulting in Net Proceeds (as opposed to Refinancing Term Loans or Refinancing Equivalent Debt arising out of a cashless exchange of existing Term Loans for such Refinancing Term Loans or Refinancing Equivalent Debt) or (y) any other Indebtedness not described in the preceding clause (x) (other than, in the case of this clause (y), Indebtedness not prohibited under Section 7.03), the Borrowers shall cause to be prepaid an aggregate principal amount of Term Loans (other than Term Loans that are junior to the Term B Loans in right of security) in an amount equal to 100% of all Net Proceeds received therefrom on or prior to the date which is five (5) Business Days after such Net Proceeds are received by the Lead Borrower or such Restricted Subsidiary. (iv) (v) [Reserved]. If for any reason the aggregate Revolving Credit Exposures at any time exceeds the aggregate Revolving Credit Commitments then in effect, the Borrowers shall promptly prepay or cause to be promptly prepaid Revolving Credit Loans and Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided that the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(v) unless after the prepayment in full of the Revolving Credit Loans and Swing Line Loans such aggregate Revolving Credit Exposures exceed the aggregate Revolving Credit Commitments then in effect; and provided, further, that notwithstanding the foregoing, if the sum of the aggregate Outstanding Amount of Revolving Credit Loans, Swing Line Loans and L/C Obligations exceeds the aggregate amount of Revolving Credit Commitments then in effect by less than 5.0%, and any such excess is due solely to movements in currency exchange rates, then the Borrowers shall not be required to take the foregoing actions to eliminate any such excess. (vi) Each prepayment of Term Loans pursuant to this Section 2.05(b) (A) shall be applied either (x) ratably to each Class of Term Loans then outstanding (other than any such Term Loans that are junior to the Term B Loans in right of security) or (y) as requested by the Lead Borrower in the notice delivered pursuant to clause (vii) below, to any Class or Classes of Term Loans with a Maturity Date preceding the Maturity Date of the remaining Classes of Term Loans then outstanding, (B) shall be applied, with respect to future amortization applicable to each such Class for 85 which prepayments will be made, in a manner determined at the discretion of the Lead Borrower in the applicable notice and, if not specified, in direct order of maturity to repayments thereof required pursuant to Section 2.07(a) and (C) shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Share (or other applicable share provided by this Agreement) of each such Class of Term Loans, subject to clause (vii) of this Section 2.05(b).Notwithstanding clause (A) above, (1) in the case of prepayments pursuant to Section 2.05(b)(iii)(x), such prepayment shall be applied in accordance with this clause (vi) solely to those applicable Classes of Term Loans selected by the Lead Borrower and specified in the applicable Refinancing Amendment or notice (i.e., the applicable Refinanced Debt or Refinanced Term Loans) and (2) any Incremental Amendment, Refinancing Amendment or Extension Amendment may provide (including on an optional basis as elected by the Lead Borrower) for a less than ratable application of prepayments to any Class of Term Loans established thereunder. (vii) The Lead Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (i) through (iii) of this Section 2.05(b) at least three (3) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Lead Borrower’s prepayment notice and of such Appropriate Lender’s Pro Rata Share of the prepayment. Each Term Lender may reject all or a portion of its Pro Rata Share of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to clauses (i), (ii) and (iii)(y) of this Section 2.05(b) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Lead Borrower no later than 5:00 p.m. one Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory repayment of Term Loans to be rejected by such Lender. If a Term Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans. Any Declined Proceeds shall be offered to the Term Lenders not so declining such prepayment on a pro rata basis in accordance with the amounts of the Term Loans of such Lender (with such non-declining Term Lenders having the right to decline any prepayment with Declined Proceeds at the time and in the manner specified by the Administrative Agent). To the extent such non-declining Term Lenders elect to decline their Pro Rata Share of such Declined Proceeds, any Declined Proceeds remaining thereafter shall be retained by the Borrowers (such remaining Declined Proceeds, the “Borrower Retained Prepayment Amounts”). (viii) Funding Losses, Etc. All prepayments under this Section 2.05 shall be made together with, in the case of any such prepayment of a LIBO Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such LIBO Rate Loan pursuant to Section 3.05. Notwithstanding any of the other provisions of Section 2.05(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of LIBO Rate Loans is required to be made under this Section 2.05(b), prior to the last day of the Interest Period therefor, the Borrowers may, in their sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from either Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05(b). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from either Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with this Section 2.05(b). 86

(ix) Limitation of Prepayment Obligations. Notwithstanding any other provisions of this Section 2.05(b), (i) to the extent any or all of the Net Proceeds of any Disposition by a Foreign Subsidiary (“Foreign Asset Sale”), the Net Proceeds of any Casualty Event incurred by a Foreign Subsidiary (“Foreign Recovery Event”) or Excess Cash Flow attributable to Foreign Subsidiaries are prohibited or delayed by any applicable local law or applicable Organizational Documents of such Foreign Subsidiary (including, without limitation, financial assistance, corporate benefit restrictions on upstreaming of cash intra group and the fiduciary and statutory duties of the directors of such Foreign Subsidiary) to be repatriated to Luxembourg or passed on to or used for the benefit of the Borrowers, the portion of such Net Proceeds of a Foreign Asset Sale, a Foreign Recovery Event or Excess Cash Flow so affected will not be required to be applied to prepay the Term Loans at the times provided in this Section 2.05(b) but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law or applicable organizational documents of such Foreign Subsidiary will not permit repatriation to Luxembourg or the passing on to or otherwise using for the benefit of the Borrowers (the Borrowers hereby agreeing to use all commercially reasonable efforts to overcome or eliminate any such restrictions on repatriation, passing on or other use for the benefit of the Borrowers and/or use the other cash sources of the Lead Borrower and its Restricted Subsidiaries to make the relevant prepayment) and (ii) to the extent that the Lead Borrower has determined in good faith that repatriation of any of or all the Net Proceeds of any Foreign Asset Sale, Foreign Recovery Event or Excess Cash Flow attributable to Foreign Subsidiaries would have material adverse tax consequences (as reasonably determined in good faith by the Lead Borrower) with respect to such Net Proceeds or Excess Cash Flow, such Net Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05(b) but may be retained by the applicable Foreign Subsidiary. Section 2.06 Termination or Reduction of Commitments. (a) Optional. The Lead Borrower may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class, in each case without premium or penalty; provided that (i) any such notice shall be received by the Administrative Agent three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in a minimum aggregate amount of $1,000,000, as applicable, or any whole multiple of $250,000, in excess thereof and (iii) if, after giving effect to any reduction of the Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Revolving Credit Commitments, such sublimit shall be automatically reduced by the amount of such excess. The amount of any such Commitment reduction shall not otherwise be applied to the Letter of Credit Sublimit or the Swing Line Sublimit unless otherwise specified by the Lead Borrower. Notwithstanding the foregoing, the Lead Borrower may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a refinancing of all of the Facilities, which refinancing shall not be consummated or otherwise shall be delayed. (b) Mandatory. The Term B Commitment of each Term Lender shall be automatically and permanently reduced to $0 upon the funding of Term B Loans to be made by it on the Closing Date. The Term Commitment of each Term Lender with respect to Incremental Term Loans, any Refinancing Term Facility or any Extended Term Loans shall be automatically and permanently reduced to $0 upon the funding of Term Loans to be made by it on the date set forth in the corresponding Incremental Amendment, Refinancing Amendment or Extension Amendment. The Revolving Credit Commitment of each Revolving Credit Lender shall automatically and permanently terminate on the Maturity Date for the applicable Class of Revolving Credit Commitments; provided that (x) the foregoing shall not release any Revolving Credit Lender from any liability it may have for its failure to fund Revolving Credit Loans, L/C Advances or participations in Swing Line Loans that were required to be funded by it on or prior to such Maturity Date and (y) the foregoing will not release any Revolving Credit Lender from any obligation to fund its portion of L/C Advances or participations in Swing Line Loans with respect to Letters of Credit issued or Swing Line Loans made prior to such Maturity Date. 87

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Appropriate Lenders of any termination or reduction of unused portions of the Letter of Credit Sublimit or the Swing Line Sublimit or the unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.07). All commitment fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination. Section 2.07 Repayment of Loans. (a) Term Loans. (i) The Borrowers shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders (A) on the last Business Day of each March, June, September and December, commencing with the first full fiscal quarter ending after the Closing Date, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Term B Loans as of the Closing Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05 and Section 10.07(n)) and (B) on the Maturity Date for any Class of Term Loans, the aggregate principal amount of all Term Loans of such Class outstanding on such date. (b) Revolving Credit Loans. The Borrowers shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for any Class of Revolving Credit Commitments the aggregate outstanding principal amount of all Revolving Credit Loans made in respect of such Class of Revolving Credit Commitments. (c) Swing Line Loans. The Lead Borrower shall repay the aggregate principal amount of its Swing Line Loans on the earlier to occur of (i) the date five (5) Business Days after such Loan is made and (ii) the Latest Maturity Date for the Participating Revolving Credit Commitments. Section 2.08 Interest. (a) Subject to the provisions of Section 2.08(b), (i) each Term Loan or Revolving Credit Loan, as applicable, that is maintained as a LIBO Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of (A) the LIBO Rate for such Interest Period applicable to the currency in which such LIBO Rate Loan is denominated plus (B) the Applicable Margin therefor; (ii) each Term Loan or Revolving Credit Loan, as applicable, that is maintained as a Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin therefor; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin for Revolving Credit Loans made under the Initial Revolving Credit Commitments. (b) During the continuance of a Default or an Event of Default under Section 8.01(a), the Borrowers shall pay interest on past due amounts owing by it hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws; provided that no interest at the Default Rate shall accrue or be payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Accrued and unpaid interest on such amounts (including interest on past due interest) shall be due and payable upon demand. (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law. 88

(d) The provisions of this Section 2.08 (and the interest rates applicable to the various extensions of credit hereunder) shall be subject to modification as expressly provided in Section 2.18. (e) The interest amount is understood as net interest after the deduction of any Swiss Withholding Tax and shall, if the interest is or becomes subject to such tax, and should clause (a) of Section 3.01 be unenforceable for any reason, be adjusted as follows: (i) The amount of the payment due from the Borrowers shall be increased to an amount which (after making the deduction of Swiss Federal Withholding Tax) leaves the Lenders entitled to such payment with an amount equal to the payment which would have been due if no deduction of Swiss Federal Withholding Tax had been required. For such purpose, the Swiss Federal Withholding Tax shall be calculated on the full (grossed-up) interest amount. (ii) The Borrowers shall provide the Lender or any other Person assigned by the Lender with the necessary documents which are required under the Swiss Federal Withholding Tax Statute and any applicable double taxation treaties between Switzerland and the jurisdiction of organization of any Lender for relief from the Swiss Federal Withholding Tax. Section 2.09 Fees. In addition to certain fees described in Sections 2.03(h) and (i): (a) Commitment Fee. The Borrowers agree to pay to the Administrative Agent for the account of each Revolving Credit Lender under each Class of Revolving Credit Commitments in accordance with its Pro Rata Share or other applicable share provided for under this Agreement, a commitment fee equal to the Applicable Margin with respect to Revolving Credit Loan commitment fees for such Class times the actual daily amount by which the aggregate Revolving Credit Commitment for the applicable Class of Revolving Credit Commitments exceeds the sum of (A) the Outstanding Amount of Revolving Credit Loans for such Class of Revolving Credit Commitments and (B) the Outstanding Amount of L/C Obligations for such Class of Revolving Credit Commitments; provided that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrowers so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrowers prior to such time; and provided, further, that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commitment fee on each Class of Revolving Credit Commitments shall accrue at all times from the Closing Date until the Maturity Date for such Class of Revolving Credit Commitments, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each of March, June, September and December, commencing with the first such date during the first full fiscal quarter to occur after the Closing Date, and on the Maturity Date for such Class of Revolving Credit Commitments. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Margin during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect. (b) Other Fees. The Borrowers shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be 89 fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrowers and the applicable Agent). Section 2.10 Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by the “prime rate” shall be made on the basis of a year of three hundred and sixty-five (365) days, or three hundred and sixty-six (366) days, as applicable, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error. Section 2.11 Evidence of Indebtedness. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrowers, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto. (b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. (c) Entries made in good faith by the Administrative Agent in the Register pursuant to Section 2.11(a) and (b), and by each Lender in its account or accounts pursuant to Section 2.11(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrowers to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrowers under this Agreement and the other Loan Documents. Section 2.12 Payments Generally. (a) All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. (New York, 90

New York time) on the dates specified herein; provided that all payments by the Borrower hereunder in respect of principal of and interest on Revolving Credit Loans denominated in Euros shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Euros and in Same Day Funds not later than 2:00 p.m. (London time) on the dates specified herein. If, for any reason, the Borrower is prohibited by any Law from making any required payment hereunder in Euros that is otherwise required pursuant hereto to be made in Euros, the Borrower shall make such payment in Dollars in the Dollar Amount of the Euro payment amount. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s applicable Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m. (New York, New York time) in the case of payments in Dollars or (ii) after 2:00 p.m. (London time) in the case of payments in Euros, shall, in each case, be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. (b) If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of LIBO Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day. (c) Unless the Lead Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrowers or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrowers or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then: (iii) if the Borrowers failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the applicable Federal Funds Rate from time to time in effect; and (iv) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrowers to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrowers, and the Borrowers shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative 91

Agent or the Lead Borrower may have against any Lender as a result of any default by such Lender hereunder. A notice of the Administrative Agent to any Lender or the Lead Borrower with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error. (d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest. (e) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation. (f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner. (g) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.03. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may (to the fullest extent permitted by mandatory provisions of applicable Law), but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender. Section 2.13 Sharing of Payments. (a) If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations and Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other 92 amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. Notwithstanding anything to the contrary contained in this Section 2.13 or elsewhere in this Agreement, the Lead Borrower may extend the final maturity of Term Loans and/or Revolving Credit Commitments in connection with an Extension that is permitted under Section 2.18 without being obligated to effect such extensions on a pro rata basis among the Lenders (it being understood that no such extension (i) shall constitute a payment or prepayment of any Term Loans or Revolving Credit Loans, as applicable, for purposes of this Section 2.13 or (ii) shall reduce the amount of any scheduled amortization payment due under Section 2.07(a), except that the amount of any scheduled amortization payment due to a Lender of Extended Term Loans may be reduced to the extent provided pursuant to the express terms of the respective Extension Offer) without giving rise to any violation of this Section 2.13 or any other provision of this Agreement. Furthermore, the Lead Borrower may take all actions contemplated by Section 2.18 in connection with any Extension (including modifying pricing, amortization and repayments or prepayments) determined by the Administrative Agent in its reasonable discretion to be necessary and advisable to permit such Extension, and in each case such actions shall be permitted, and the differing payments contemplated therein shall be permitted without giving rise to any violation of this Section 2.13 or any other provision of this Agreement. (b) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Section 2.13(a) shall be subject to (x) the express provisions of this Agreement which require, or permit, differing payments to be made to non-Defaulting Lenders as opposed to Defaulting Lenders and (y) the express provisions of Sections 2.14 and 3.07, which permit disproportionate payments with respect to the Loans as, and to the extent, provided therein. Section 2.14 Reverse Dutch Auction Repurchases. (a) Notwithstanding anything to the contrary contained in this Credit Agreement or any other Loan Document, Holdings or any of its Subsidiaries may, at any time and from time to time, conduct reverse Dutch auctions in order to purchase Term Loans (each, an “Auction”) (each such Auction to be managed by an Auction Manager), so long as the following conditions are satisfied: (i) each Auction shall be conducted in accordance with the procedures, terms and conditions set forth in this Section 2.14 and Schedule 2.14; (ii) no Event of Default shall have occurred and be continuing on the date of the delivery of each Auction Notice and at the time of purchase of any Term Loans in connection with any Auction; (iii) the maximum principal amount (calculated on the face amount thereof) of all Term Loans that the Borrowers offer to purchase in any such Auction shall be no less than $10,000,000 (unless a lower amount is agreed to by the Auction Manager); (iv) the proceeds of Revolving Credit Loans shall not be used for a purchase of any Term Loans in connection with any Auction; 93

(v) the aggregate principal amount (calculated on the face amount thereof) of all Term Loans so purchased shall automatically be cancelled and retired by the purchaser thereof on the settlement date of the relevant purchase (and may not be resold); (vi) (vii) no more than one Auction may be ongoing at any one time; each Lender participating in any Auction acknowledges and agrees that in connection with such Auction, (1) the Borrowers then may have, and later may come into possession of, information regarding the Term Loans or the Loan Parties hereunder that is not known to such Lender and that may be material to a decision by such Lender to participate in such Auction (“Excluded Information”), (2) such Lender has independently and, without reliance on either Borrower, any of its Subsidiaries, the Auction Manager or any of their respective Affiliates, has made its own analysis and determination to participate in such Auction notwithstanding such Lender’s lack of knowledge of the Excluded Information and (3) none of Holdings, its Subsidiaries, the Administrative Agent, the Auction Manager or any of their respective Affiliates shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against either Borrower, its Subsidiaries, the Administrative Agent, the Auction Manager and their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information. Each Lender participating in any Auction further acknowledges that the Excluded Information may not be available to the Auction Manager or the other Lenders; and (viii) at the time of each purchase of Term Loans through an Auction, the Lead Borrower shall have delivered to the Auction Manager an Officer’s Certificate of the Lead Borrower certifying as to compliance with preceding clauses (ii) and (iv). (b) The Lead Borrower must terminate an Auction if it fails to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Term Loans pursuant to the respective Auction. If the Lead Borrower commences any Auction (and all relevant requirements set forth above which are required to be satisfied at the time of the commencement of the respective Auction have in fact been satisfied), and if at such time of commencement the Lead Borrower reasonably believes that all required conditions set forth above which are required to be satisfied at the time of the purchase of Term Loans pursuant to such Auction shall be satisfied, then the Lead Borrower shall have no liability to any Lender for any termination of the respective Auction as a result of its failure to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Term Loans pursuant to the respective Auction, and any such failure shall not result in any Default hereunder. With respect to all purchases of Term Loans made by Holdings or any of its Subsidiaries pursuant to this Section 2.14, (x) Holdings or such Subsidiary (as applicable) shall pay on the settlement date of each such purchase all accrued and unpaid interest (except to the extent otherwise set forth in the relevant offering documents), if any, on the purchased Term Loans up to the settlement date of such purchase and (y) such purchases (and the payments made by Holdings or such Subsidiary (as applicable) and the cancellation of the purchased Term Loans, in each case in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of determining compliance with Sections 2.05 or Section 2.13. (c) The Administrative Agent and the Lenders hereby consent to the Auctions and the other transactions contemplated by this Section 2.14 (provided that no Lender shall have an obligation to participate in any such Auctions) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.05 and Section 2.13 (it being understood and 94 acknowledged that purchases of the Term Loans by Holdings or any of its Subsidiaries contemplated by this Section 2.14 shall not constitute Investments by Holdings or any of its Subsidiaries)) or any other Loan Document that may otherwise prohibit any Auction or any other transaction contemplated by this Section 2.14. The Auction Manager acting in its capacity as such hereunder shall be entitled to the benefits of the provisions of Article IX and Section 10.04 mutatis mutandis as if each reference therein to the “Administrative Agent” were a reference to the Auction Manager, and the Administrative Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable the Auction Manager to perform its responsibilities and duties in connection with each Auction. Section 2.15 Open Market Purchases. (a) Notwithstanding anything to the contrary contained in this Credit Agreement or any other Loan Document, Holdings or any of its Subsidiaries may, at any time and from time to time, make open market purchases of Term Loans (each, an “Open Market Purchase”), so long as the following conditions are satisfied: (i) no Event of Default shall have occurred and be continuing on the date of such Open Market Purchase; (ii) the aggregate principal amount (calculated on the face amount thereof) of all Term Loans so purchased shall automatically be cancelled and retired by the purchaser thereof on the settlement date of the relevant purchase (and may not be resold); and (iii) the proceeds of Revolving Credit Loans shall not be used for a purchase of any Term Loans in connection with any Auction. (b) With respect to all purchases of Term Loans made by Holdings or any of its Subsidiaries pursuant to this Section 2.15, (x) Holdings or such Subsidiary (as applicable) shall pay on the settlement date of each such purchase all accrued and unpaid interest, if any, on the purchased Term Loans up to the settlement date of such purchase (except to the extent otherwise set forth in the relevant purchase documents as agreed by the respective selling Lender) and (y) such purchases (and the payments made by Holdings or such Subsidiary (as applicable) and the cancellation of the purchased Term Loans, in each case in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Sections 2.05 or Section 2.13. (c) The Administrative Agent and the Lenders hereby consent to the Open Market Purchases contemplated by this Section 2.15 and hereby waive the requirements of any provision of this Agreement (including, without limitation, Section 2.05 and Section 2.13 (it being understood and acknowledged that purchases of the Term Loans contemplated by this Section 2.15 shall not constitute Investments by the Borrowers)) or any other Loan Document that may otherwise prohibit any Open Market Purchase by this Section 2.15. Section 2.16 Incremental Credit Extensions. (a) Incremental Commitments. The Borrowers may at any time or from time to time after the Closing Date, by notice from the Lead Borrower to the Administrative Agent (an “Incremental Loan Request”), request (A) one or more new commitments which may be of the same Class as any outstanding Term Loans (a “Term Loan Increase”) or a new Class of term loans (collectively with any Term Loan Increase, the “Incremental Term Commitments”) and/or (B) one or more increases in the amount of the Revolving Credit Commitments (a “Revolving Commitment Increase”) or the establishment of one or more new revolving credit commitments (any such new commitments, collectively with any Revolving Commitment Increases, the “Incremental Revolving Credit Commitments” and the Incremental Revolving Credit Commitments, collectively with any Incremental 95

Term Commitments, the “Incremental Commitments”), whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders. (b) Incremental Loans. On the applicable date (each, an “Incremental Facility Closing Date”) specified in any Incremental Amendment (including through any Term Loan Increase or Revolving Commitment Increase, as applicable), subject to the satisfaction of the terms and conditions in this Section 2.16 and in the applicable Incremental Amendment, (i) (A) each Incremental Term Lender of such Class shall make a Loan to the Borrowers (an “Incremental Term Loan”) in an amount equal to its Incremental Term Commitment of such Class and (B) each Incremental Term Lender of such Class shall become a Lender hereunder with respect to the Incremental Term Commitment of such Class and the Incremental Term Loans of such Class made pursuant thereto and (ii) (A) each Incremental Revolving Credit Lender of such Class shall make its Commitment available to the Borrowers (when borrowed, an “Incremental Revolving Credit Loan” and collectively with any Incremental Term Loan, an “Incremental Loan”) in an amount equal to its Incremental Revolving Credit Commitment of such Class and (B) each Incremental Revolving Credit Lender of such Class shall become a Lender hereunder with respect to the Incremental Revolving Credit Commitment of such Class and the Incremental Revolving Credit Loans of such Class made pursuant thereto. (c) Incremental Loan Request. Each Incremental Loan Request from the Lead Borrower pursuant to this Section 2.16 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans or Incremental Revolving Credit Commitments. Incremental Term Loans may be made, and Incremental Revolving Credit Commitments may be provided, by any existing Lender (but no existing Lender will have an obligation to make any Incremental Commitment, nor will the Lead Borrower have any obligation to approach any existing Lender to provide any Incremental Commitment) or by any Additional Lender (each such existing Lender or Additional Lender providing such Commitment or Loan, an “Incremental Revolving Credit Lender” or “Incremental Term Lender,” as applicable, and, collectively, the “Incremental Lenders”); provided that the Administrative Agent, the Swing Line Lender and each L/C Issuer shall have consented (not to be unreasonably withheld or delayed) to such Additional Lender’s making such Incremental Term Loans or providing such Incremental Revolving Credit Commitments, to the extent such consent, if any, would be required under Section 10.07(b) for an assignment of Term Loans or Revolving Credit Commitments, as applicable, to such Lender or Additional Lender. (d) Effectiveness of Incremental Amendment. The effectiveness of any Incremental Amendment, and the Incremental Commitments thereunder, shall be subject to the satisfaction on the applicable date (which shall be no earlier than the date of such Incremental Amendment) specified therein (the “Incremental Amendment Date”) of each of the following conditions, together with any other conditions set forth in the Incremental Amendment: (i) after giving effect to such Incremental Commitments, the conditions of Section 4.02 shall be satisfied (it being understood that all references to “the date of such Credit Extension” or similar language in such Section 4.02 shall be deemed to refer to the Incremental Amendment Date); provided that such Incremental Amendment may include a waiver by the Incremental Lenders party thereto of the condition set forth in Section 4.02(c) and, in connection with any Incremental Commitment the primary purpose of which is to finance a Permitted Acquisition, a waiver in full or in part of the conditions set forth in Section 4.02(a) (other than the accuracy, to the extent required under Section 4.02(a), of any Specified Representations (as conformed to apply to such acquisition, including giving effect to any certain funds conditions with respect to the Collateral)) and Section 4.02(b) (other than with respect to any Event of Default under Section 8.01(a) or (f)); 96

(ii) each Incremental Term Commitment shall be in an aggregate principal amount that is not less than $5,000,000 and shall be in an increment of $1,000,000 (provided that such amount may be less than $5,000,000 if such amount represents all remaining availability under the limit set forth in Section 2.16(d)(iii)) and each Incremental Revolving Credit Commitment shall be in an aggregate principal amount that is not less than $5,000,000 and shall be in an increment of $1,000,000 (provided that such amount may be less than $5,000,000 if such amount represents all remaining availability under the limit set forth in Section 2.16(d)(iii)); (iii) (A) after giving Pro Forma Effect to both (x) the making of Incremental Term Loans or establishment of Incremental Revolving Credit Commitments (assuming a borrowing of the maximum amount of Loans available thereunder) under such Incremental Amendment and (y) any Specified Transactions consummated in connection therewith, (1) if such Incremental Term Loans or Incremental Revolving Credit Commitments rank pari passu in right of security with the Term B Loans and Revolving Credit Loans incurred under the Initial Revolving Credit Commitments, the First Lien Net Leverage Ratio does not exceed 2.00:1.00 or (2) if such Incremental Term Loans rank junior in right of security with the Term B Loans and Revolving Credit Loans incurred under the Initial Revolving Credit Commitments, the Secured Net Leverage Ratio does not exceed 2.00:1.00; or (B) together with the Incremental Term Loans made and Incremental Revolving Credit Commitments established under such Incremental Amendment, the aggregate principal amount of Incremental Term Loans made and Incremental Revolving Credit Commitments established under this clause (B) (plus Incremental Equivalent Debt incurred in reliance on clause (i)(B) of the proviso of Section 2.16(h)) does not exceed the sum of (i) $385,000,000 plus (ii) the principal amount of any voluntary prepayments of Term Loans (limited, in the case of Incremental Term Loans, to the principal amount of voluntary prepayments of Incremental Term Loans incurred pursuant to the preceding clause (i)) (other than to the extent made with the proceeds of Indebtedness (other than the incurrence of Revolving Credit Loans or extensions of credit under any other revolving credit or similar facility)); provided that it is understood that (1) Incremental Term Loans and Incremental Revolving Credit Commitments may be incurred under either clause (A) or clause (B) as selected by the Lead Borrower in its sole discretion, including by designating any portion of Incremental Commitments in excess of an amount permitted to be incurred under clause (A) at the time of such incurrence as incurred under clause (B); and (iv) to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (A) customary legal opinions, board resolutions and officers’ certificates (including solvency certificates) consistent with those delivered on the Closing Date (conformed as appropriate) other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (B) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Incremental Lenders are provided with the benefit of the applicable Loan Documents. (e) Required Terms. The terms, provisions and documentation of the Incremental Term Loans and Incremental Term Commitments or the Incremental Revolving Credit Loans and Incremental Revolving Credit Commitments, as the case may be, of any Class shall be as agreed between the Lead Borrower and the applicable Incremental Lenders providing such Incremental Commitments, and except as otherwise set forth herein, to the extent not identical to any Class of Term Loans or Revolving Credit Commitments, as applicable, each existing on the Incremental Facility Closing Date, shall be consistent with clauses (i) through (iii) below, as applicable, and otherwise reasonably satisfactory to the Administrative Agent (except for covenants or other provisions (a) conformed (or 97 added) in the Loan Documents pursuant to the related Incremental Amendment, (x) in the case of any Class of Incremental Term Loans and Incremental Term Commitments, for the benefit of the Term Lenders and (y) in the case of any Class of Incremental Revolving Credit Loans and Incremental Revolving Credit Commitments, for the benefit of the Revolving Credit Lenders or (b) applicable only to periods after the Latest Maturity Date as of the Incremental Amendment Date); provided that in the case of a Term Loan Increase or a Revolving Commitment Increase, the terms, provisions and documentation (other than the Incremental Amendment evidencing such increase) of such Term Loan Increase or Revolving Commitment Increase shall be identical (other than, solely in the case of a Revolving Commitment Increase, with respect to upfront fees, OID or similar fees) to the applicable Class of Term Loans or Revolving Credit Commitments being increased, in each case, as existing on the Incremental Facility Closing Date. In any event: (i) the Incremental Term Loans: (A) (I) shall rank pari passu or junior in right of payment with the Term B Loans and the Initial Revolving Credit Commitments and the Revolving Credit Loans thereunder, (II ) no Person other than a Loan Party shall provide a Guarantee or otherwise be an obligor with respect to such Incremental Term Loans, (III) the obligations in respect thereof shall not be secured by any Lien on any asset other than the Collateral and (IV) shall rank pari passu or junior in right of security with the Term B Loans and Revolving Credit Loans (and subject to a Subordination Agreement (if subject to payment subordination) and/or a Second Lien Intercreditor Agreement (if subject to lien subordination) (or, alternatively, terms in the Incremental Amendment substantially similar to those in such applicable agreement, as agreed by the Lead Borrower and Administrative Agent) or other lien subordination and intercreditor arrangement satisfactory to the Lead Borrower and the Administrative Agent), (B) as of the Incremental Amendment Date, shall not have a final scheduled maturity date earlier than the Maturity Date of the Term B Loans or any Extended Term Loans as to which the Term B Loans were the Existing Term Loan Tranche, (C) as of the Incremental Amendment Date, shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the Term B Loans or any Extended Term Loans as to which the Term B Loans were the Existing Term Loan Tranche, (D) shall have an Applicable Margin, and subject to clauses (e)(i)(B) and (e)(i)(C) above, amortization determined by the Lead Borrower and the applicable Incremental Term Lenders; provided the Applicable Margin and amortization for a Term Loan Increase shall be (x) the Applicable Margin and amortization for the Class being increased or (y) in the case of the Applicable Margin, higher than the Applicable Margin for the Class being increased as long as the Applicable Margin for the Class being increased shall be automatically increased as and to the extent necessary to eliminate such deficiency, (E) shall have fees determined by the Lead Borrower and the applicable Incremental Term Loan arranger(s), and (F) may participate on (I) a pro rata basis, less than pro rata basis or greater than pro rata basis in any voluntary prepayments of Term Loans hereunder and (II) a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis except for prepayments pursuant to Section 2.05(b)(iii)(x) and 2.05(b)(vi)(A)(y)) in any 98

mandatory prepayments of Term Loans hereunder; provided that any such Incremental Term Loans that are junior in right of payment or security with respect to the Term B Loans may only participate in any such mandatory prepayments on a junior basis to the Term B Loans and any then-existing Term Loans that are pari passu in right of payment and security with the Term B Loans); (ii) the Incremental Revolving Credit Commitments and Incremental Revolving Credit Loans: (A) (I) shall rank pari passu or junior in right of payment with the Term B Loans and the Initial Revolving Credit Commitments and the Revolving Credit Loans thereunder, (II ) no Person other than a Loan Party shall provide a Guarantee or otherwise be an obligor with respect to such Incremental Revolving Credit Commitments and Incremental Revolving Credit Loans, (III) the obligations in respect thereof shall not be secured by any Lien on any asset other than the Collateral and (IV) shall rank pari passu in right of security with the Term B Loans and Revolving Credit Loans available under the Initial Revolving Credit Commitments, (B) (I) shall not have a final scheduled maturity date or commitment reduction date earlier than the Maturity Date with respect to the Initial Revolving Credit Commitments and (II) shall not have any scheduled amortization or mandatory commitment reduction prior to the Maturity Date with respect to the Initial Revolving Credit Commitments, (C) shall provide that the borrowing and repayment (except for (1) payments of interest and fees at different rates on Incremental Revolving Credit Commitments (and related outstandings), (2) repayments required upon the Maturity Date of the Incremental Revolving Credit Commitments and (3) repayment made in connection with a permanent repayment and the termination or reduction of commitments (in accordance with clause (E) below)) of Loans with respect to Incremental Revolving Credit Commitments after the associated Incremental Facility Closing Date shall be made on a pro rata basis or less than a pro rata basis (but not more than a pro rata basis) with all other Revolving Credit Commitments then existing on the Incremental Facility Closing Date, (D) may be elected to be included as additional Participating Revolving Credit Commitments under the Incremental Amendment (or in the case of any Revolving Commitment Increase to an existing Class of Participating Revolving Credit Commitments, shall be included), subject to (other than in the case of a Revolving Commitment Increase) the consent of the Swing Line Lender and each L/C Issuer, and on the Incremental Facility Closing Date all Swing Line Loans and Letters of Credit shall be participated on a pro rata basis by all Participating Revolving Credit Lenders in accordance with their percentage of the Participating Revolving Credit Commitments existing after giving effect to such Incremental Amendment, provided, such election may be made conditional upon the maturity of one or more other Participating Revolving Credit Commitments, provided, further, that in connection with such election the Swing Line Lender or the L/C Issuers may, in their sole discretion and with the consent of the Administrative Agent (not to be unreasonably withheld or delayed), agree in the applicable Incremental Amendment to increase the Swing Line Sublimit or the Letter of Credit Sublimit so long as such increase does not exceed the amount of the additional Participating Revolving Credit Commitments, 99

(E) may provide that the permanent repayment of Revolving Credit Loans in connection with or permanent reduction or termination of, Incremental Revolving Credit Commitments after the associated Incremental Facility Closing Date be made on a pro rata basis, less than pro rata basis or greater than pro rata basis with all other Revolving Credit Commitments, (F) shall provide that assignments and participations of Incremental Revolving Credit Commitments and Incremental Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and Revolving Credit Loans then existing on the Incremental Facility Closing Date, (G) shall have an Applicable Margin determined by the Borrower and the applicable Incremental Revolving Credit Lenders; provided that the Applicable Margin for a Revolving Commitment Increase shall be (x) the Applicable Margin for the Class being increased or (y) higher than the Applicable Margin for the Class being increased as long as the Applicable Margin for the Class being increased shall be automatically increased as and to the extent necessary to eliminate such deficiency, and (H) shall have fees determined by the Lead Borrower and the applicable Incremental Revolving Credit Commitment arranger(s). (iii) the All-In Yield applicable to the Incremental Term Loans or Incremental Revolving Credit Loans of each Class shall be determined by the Lead Borrower and the applicable Incremental Lenders and shall be set forth in each applicable Incremental Amendment; provided, however, that with respect to any Loans made within twelve (12) months after the Closing Date under Incremental Term Commitments that are pari passu in right of payment and security with the Term B Loans, the All-In Yield applicable to such Incremental Term Loans shall not be greater than the applicable All-In Yield payable with respect to Term B Loans pursuant to the terms of this Agreement as amended through the date of such calculation plus 50 basis points per annum unless the interest rate (together with, as provided in the proviso below, the LIBO Rate or Base Rate floor) with respect to the Term B Loans is increased so as to cause the then applicable All-In Yield on the Term B Loans under this Agreement to equal the All-In Yield then applicable to the Incremental Term Loans minus 50 basis points; provided, further, that any increase in All-In Yield to any Term B Loan due to the application or imposition of a LIBO Rate or Base Rate floor on any Incremental Term Loan shall be effected solely through an increase in (or implementation of, as applicable) any LIBO Rate or Base Rate floor applicable to such Term B Loan. (f) Incremental Amendment. Commitments in respect of Incremental Term Loans and Incremental Revolving Credit Commitments shall become additional Commitments pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Incremental Lender providing such Commitments, the Administrative Agent and, for purposes of any election and/or increase to the Swing Line Sublimit or Letter of Credit Sublimit pursuant to Section 2.16(e)(ii)(D), the Swing Line Lender and each L/C Issuer. The Incremental Amendment may, without the consent of any other Loan Party, Agent or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Lead Borrower, to effect the provisions of this Section 2.16, including amendments as deemed necessary by the Administrative Agent in its reasonable judgment to effect any lien or payment subordination and associated rights of the applicable Lenders to the extent any Incremental Loans are to rank junior in right of security or payment or to 100 address technical issues relating to funding and payments. The Borrowers will use the proceeds of the Incremental Term Loans and Incremental Revolving Credit Commitments for any purpose not prohibited by this Agreement. (g) Reallocation of Revolving Credit Exposure. Upon any Incremental Facility Closing Date on which Incremental Revolving Credit Commitments are effected through a Revolving Commitment Increase pursuant to this Section 2.16, (a) each of the Revolving Credit Lenders of the Class of Revolving Credit Commitments subject to such Revolving Commitment Increase shall assign to each of the Incremental Revolving Credit Lenders, and each of the Incremental Revolving Credit Lenders shall purchase from each of such Revolving Credit Lenders, at the principal amount thereof, such interests in the Incremental Revolving Credit Loans outstanding on such Incremental Facility Closing Date as shall be necessary in order that, after giving effect to all such assignments and purchases, the Revolving Credit Loans of the Class of Revolving Credit Commitments subject to such Revolving Commitment Increase will be held by existing Revolving Credit of the Class of Revolving Credit Commitments subject to such Revolving Commitment Increase and Incremental Revolving Credit Lenders ratably in accordance with their Revolving Credit Commitments of the Class of Revolving Credit Commitments subject to such Revolving Commitment Increase after giving effect to the addition of such Incremental Revolving Credit Commitments to such Revolving Credit Commitments, (b) each Incremental Revolving Credit Commitment shall be deemed for all purposes a Revolving Credit Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Credit Loan and (c) each Incremental Revolving Credit Lender shall become a Lender with respect to the Incremental Revolving Credit Commitments and all matters relating thereto. The Administrative Agent and the Lenders hereby agree that the minimum borrowing and prepayment requirements in Section 2.02 and Section 2.05(a) of this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence. (h) Incremental Equivalent Debt. The Borrowers may, upon notice by the Lead Borrower to the Administrative Agent, at any time or from time to time after the Closing Date, issue, incur or otherwise obtain Indebtedness of Borrowers in respect of one or more series of senior or subordinated notes or loans (which may be secured on a junior lien basis or a pari passu basis with the Term B Loans and Revolving Credit Loans), and, in the case of notes, issued in a public offering, Rule 144A or other private placement or bridge in lieu of the foregoing, in each case, that are issued or made in lieu of Incremental Revolving Credit Commitments and/or Incremental Term Commitments (the “Incremental Equivalent Debt”); provided that (i) (A) after giving Pro Forma Effect to both (x) the issuance or incurrence of such Incremental Equivalent Debt (assuming a borrowing of the maximum credit available thereunder) and (y) any Specified Transactions consummated in connection therewith, (1) if such Incremental Equivalent Debt ranks pari passu in right of security with the Term B Loans and Revolving Credit Loans, the First Lien Net Leverage Ratio does not exceed 2.00:1.00 and (2) if such Incremental Equivalent Debt ranks junior in right of security with the Term B Loans and Revolving Credit Loans, the Secured Net Leverage Ratio does not exceed 2.00:1.00 or (B) together with such Incremental Equivalent Debt, the aggregate principal amount of Incremental Equivalent Debt incurred or issued under this clause (B) and Incremental Term Loans made and Incremental Revolving Credit Commitments established under Section 2.16(d)(iii)(B) does not exceed the sum of (a) $385,000,000 plus (b) the principal amount of any voluntary prepayments of Term Loans (other than to the extent made with the proceeds of Indebtedness (other than the incurrence of Revolving Credit Loans or extensions of credit under any other revolving credit or similar facility)), (ii) no Person other than a Loan Party shall provide a Guarantee or otherwise be an obligor with respect to such Incremental Equivalent Debt, (iii) the obligations in respect thereof shall not be secured by any Lien on any asset other than the Collateral, (iv) no Event of Default shall have occurred and be continuing or would exist immediately after giving effect to such incurrence, (v) the security agreements and other collateral documents relating to such Incremental Equivalent Debt shall be substantially similar to the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (vi) if such Incremental 101

Equivalent Debt is (a) secured on a pari passu basis with the Term B Loans and Revolving Credit Loans, then such Incremental Equivalent Debt shall be subject to a new or then-existing First Lien Intercreditor Agreement to which a Senior Representative acting on behalf of the holders of such Incremental Equivalent Debt shall become a party or otherwise subject to another lien subordination or intercreditor arrangement satisfactory to the Borrower and the Administrative Agent or (b) secured on a junior basis with the Term B Loans and Revolving Credit Loans, then such Incremental Equivalent Debt shall be subject to a new or then-existing Second Lien Intercreditor Agreement to which a Senior Representative of the holders of such Incremental Equivalent Debt shall become a party or otherwise subject to another lien subordination and intercreditor arrangement satisfactory to the Lead Borrower and the Administrative Agent, (vii) such Incremental Equivalent Debt shall have a final maturity date which is no earlier than the then Maturity Date and a Weighted Average Life to Maturity which is no shorter than the Weighted Average Life to Maturity of the Term B Loans, (viii) such Incremental Equivalent Debt shall not be subject to any mandatory redemption or prepayment provisions or rights (except to the extent any such mandatory redemption or prepayment is required to be applied pro rata (but not greater than pro rata) to the Term Loans required to be secured on a first lien basis, except with respect to customary “AHYDO catch up payments” and except with respect to customary offers to repurchase and prepayment events upon a change of control, asset sale or event of loss and a customary acceleration right after an event of default; provided that any such Incremental Equivalent Debt that is junior in right of payment or security with respect to the Term B Loans may only participate in any such mandatory repurchases and prepayments with respect to customary offers to repurchase and prepayment events upon an asset sale or event of loss on a junior basis to the Term B Loans and any then-existing Term Loans that are pari passu in right of payment and security with the Term B Loans), (ix) the provisions set forth in Section 2.16(e)(iii) shall apply to any Incremental Equivalent Debt in the form of loans that ranks pari passu in right of payment and security with the Term B Loans and Revolving Credit Loans as if such Incremental Equivalent Debt were a Class of Incremental Term Loans that is pari passu in right of payment and security with the Term B Loans and (x) except as otherwise set forth in this clause (h), such Incremental Equivalent Debt shall have terms and conditions (other than with respect to pricing, fees, rate floors and optional prepayment or redemption terms) substantially similar to, or (taken as a whole) no more favorable (as reasonably determined by the Lead Borrower) to the lenders or holders providing such Incremental Equivalent Debt, than those applicable to the Term B Loans (except for covenants or other provisions (a) conformed (or added) in the Loan Documents, for the benefit of the Lenders holding Term B Loans, pursuant to an amendment thereto subject solely to the reasonable satisfaction of the Administrative Agent or (b) applicable only to periods after the Latest Maturity Date at the time of the issuance or incurrence of such Incremental Equivalent Debt) or such terms and conditions shall be current market terms for such type of Incremental Equivalent Debt (as reasonably determined in good faith by the Lead Borrower). It is understood that Incremental Equivalent Debt may be incurred under either clause (i)(A) or clause (i)(B) of the immediately preceding sentence as selected by the Lead Borrower in its sole discretion, including by designating any portion of Incremental Equivalent Debt in excess of an amount permitted to be incurred under such clause (i)(A) at the time of such incurrence as incurred under such clause (i)(B). (i) Any portion of any Incremental Term Loans, Incremental Term Commitments, Incremental Revolving Credit Loans and Incremental Revolving Credit Commitments incurred under Section 2.16(d)(iii)(B) or Incremental Equivalent Debt incurred under Section 2.16(h)(i)(B) may be reclassified, as the Lead Borrower elects from time to time, as incurred under Section 2.16(d)(iii)(A) or Section 2.16(h)(i)(A), respectively, if such portion of such Incremental Term Loans, Incremental Term Commitments, Incremental Revolving Credit Loans, Incremental Revolving Credit Commitments or Incremental Equivalent Debt could at such time be incurred under Section 2.16(d)(iii)(A) or Section 2.16(h)(i)(A). Upon making any such election under this Section 2.16(i), the Borrower shall deliver a certificate of a Responsible Officer to the Administrative Agent demonstrating compliance on a Pro 102

Forma Basis as of the last day of the most recently ended Test Period with the First Lien Net Leverage Ratio, Secured Net Leverage Ratio or Total Net Leverage Ratio, as applicable. (j) The Incremental Term Loans made under each Term Loan Increase shall be made by the applicable Lenders participating therein pursuant to the procedures set forth in Section 2.01 and Section 2.02 and on the date of the making of such Incremental Term Loans, and notwithstanding anything to the contrary set forth in Section 2.01 and Section 2.02, such Incremental Term Loans shall be added to (and form part of) each Borrowing of outstanding Term Loans under the applicable Class of Term Loans on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), so that each Lender under such Class will participate proportionately in each then outstanding Borrowing of Term Loans of such Class. (k) This Section 2.16 shall supersede any provisions in Section 2.13 or Section 10.01 to the contrary. Section 2.17 Refinancing Amendments. (a) Refinancing Commitments. The Borrowers may at any time or from time to time after the Closing Date, by notice from the Lead Borrower to the Administrative Agent (a “Refinancing Loan Request”), request (A) a new Class of term loans (any such new Class, “Refinancing Term Commitments”) or (B) the establishment of a new Class of revolving credit commitments (any such new Class, “Refinancing Revolving Credit Commitments” and collectively with any Refinancing Term Commitments, “Refinancing Commitments”), in each case, established in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or in part, existing Loans or Commitments (with respect to a particular Refinancing Commitment or Refinancing Loan, such existing Loans or Commitments, “Refinanced Debt”), whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders. (b) Refinancing Loans. On any Refinancing Facility Closing Date on which any Refinancing Term Commitments of any Class are effected, subject to the satisfaction of the terms and conditions in this Section 2.17, (i) each Refinancing Term Lender of such Class shall make a Loan to the Borrowers (a “Refinancing Term Loan”) in an amount equal to its Refinancing Term Commitment of such Class and (ii) each Refinancing Term Lender of such Class shall become a Lender hereunder with respect to the Refinancing Term Commitment of such Class and the Refinancing Term Loans of such Class made pursuant thereto. On any Refinancing Facility Closing Date on which any Refinancing Revolving Credit Commitments of any Class are effected, subject to the satisfaction of the terms and conditions in this Section 2.17, (i) each Refinancing Revolving Credit Lender of such Class shall make its Commitment available to the Borrowers (when borrowed, a “Refinancing Revolving Credit Loan” and collectively with any Refinancing Term Loan, a “Refinancing Loan”) in an amount equal to its Refinancing Revolving Credit Commitment of such Class and (ii) each Refinancing Revolving Credit Lender of such Class shall become a Lender hereunder with respect to the Refinancing Revolving Credit Commitment of such Class and the Refinancing Revolving Credit Loans of such Class made pursuant thereto. (c) Refinancing Loan Request. Each Refinancing Loan Request from the Lead Borrower pursuant to this Section 2.17 shall set forth the requested amount and proposed terms of the relevant Refinancing Term Loans or Refinancing Revolving Credit Commitments. Refinancing Term Loans may be made, and Refinancing Revolving Credit Commitments may be provided, by any existing Lender (but no existing Lender will have an obligation to make any Refinancing Commitment, nor will the Lead Borrower have any obligation to approach any existing Lender to provide any Refinancing Commitment) or by any Additional Lender (each such existing Lender or Additional Lender providing such Commitment or Loan, a “Refinancing Revolving Credit Lender” or “Refinancing Term Lender,” as 103

applicable, and, collectively, “Refinancing Lenders”); provided that the Administrative Agent, the Swing Line Lender and each L/C Issuer shall have consented (not to be unreasonably withheld or delayed) to such Additional Lender’s making such Refinancing Term Loans or providing such Refinancing Revolving Credit Commitments, to the extent such consent, if any, would be required under Section 10.07(b) for an assignment of Term Loans or Revolving Credit Commitments, as applicable, to such Lender or Additional Lender. (d) Effectiveness of Refinancing Amendment. The effectiveness of any Refinancing Amendment, and the Refinancing Commitments thereunder, shall be subject to the satisfaction on the date thereof (a “Refinancing Facility Closing Date”) of each of the following conditions, together with any other conditions set forth in the Refinancing Amendment: (i) after giving effect to such Refinancing Commitments, the conditions of Sections 4.02(a) and (b) shall be satisfied (it being understood that all references to “the date of such Credit Extension” or similar language in such Section 4.02 shall be deemed to refer to the effective date of such Refinancing Amendment); (ii) each Refinancing Term Commitment shall be in an aggregate principal amount that is not less than $25,000,000 and shall be in an increment of $1,000,000 (provided that such amount may be less than $25,000,000 and not in an increment of $1,000,000 if such amount is equal to the entire outstanding principal amount of Refinanced Debt) and each Refinancing Revolving Credit Commitment shall be in an aggregate principal amount that is not less than $10,000,000 and shall be in an increment of $1,000,000 (provided that such amount may be less than $10,000,000 and not in an increment of $1,000,000 if such amount is equal to the entire outstanding principal amount of Refinanced Debt); and (iii) to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (A) customary legal opinions, board resolutions and officers’ certificates (including solvency certificates) consistent with those delivered on the Closing Date (conformed as appropriate) other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (B) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Refinancing Lenders are provided with the benefit of the applicable Loan Documents. 104

(e) Required Terms. The terms, provisions and documentation of the Refinancing Term Loans and Refinancing Term Commitments or the Refinancing Revolving Credit Loans and Refinancing Revolving Credit Commitments, as the case may be, of any Class shall be as agreed between the Lead Borrower and the applicable Refinancing Lenders providing such Refinancing Commitments, and except as otherwise set forth herein, to the extent not identical to any Class of Term Loans or Revolving Credit Commitments, as applicable, each existing on the Refinancing Facility Closing Date, shall be consistent with clauses (i) and (ii) below, as applicable, and otherwise reasonably satisfactory to the Administrative Agent (except for covenants or other provisions (a) conformed (or added) in the Loan Documents pursuant to the related Refinancing Amendment, (x) in the case of any Class of Refinancing Term Loans and Refinancing Term Commitments, for the benefit of the Term Lenders and (y) in the case of any Class of Refinancing Revolving Credit Loans and Refinancing Revolving Credit Commitments, for the benefit of the Revolving Credit Lenders or (b) applicable only to periods after the Latest Maturity Date as of the Incremental Amendment Date). In any event: (i) the Refinancing Term Loans: (A) as of the Refinancing Facility Closing Date, shall not have a final scheduled maturity date earlier than the Maturity Date of the Refinanced Debt, (B) as of the Refinancing Facility Closing Date, shall not have a Weighted Average Life to Maturity shorter than the remaining Weighted Average Life to Maturity of the Refinanced Debt, (C) shall have an Applicable Margin and LIBO Rate or Base Rate floor (if any), and subject to clauses (e)(i)(A) and (e)(i)(B) above, amortization determined by the Borrower and the applicable Refinancing Term Lenders, (D) shall have fees determined by the Lead Borrower and the applicable Refinancing Term Loan arranger(s), (E) may participate on (I) a pro rata basis, less than pro rata basis or greater than pro rata basis in any voluntary prepayments of Term Loans hereunder and (II) a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis (except for prepayments pursuant to Section 2.05(b)(iii)(x) and Section 2.05(b)(v)(A)(y)) in any mandatory prepayments of Term Loans hereunder; provided that, any such Refinancing Term Loans that are junior in right of payment or security with respect to the Term B Loans may only participate in any such mandatory prepayments on a junior basis to the Term B Loans and any then-existing Term Loans that are pari passu in right of payment and security with the Term B Loans, (F) shall not have a greater principal amount than the principal amount of the Refinanced Debt plus accrued but unpaid interest, fees, premiums (if any) and penalties thereon and reasonable fees, expenses, OID and upfront fees associated with the refinancing, and (G) (I) shall rank either pari passu or junior in right of payment with respect to the other Obligations as the applicable Refinanced Debt, (II) no Person other than a Loan Party shall Guarantee or otherwise be obligor with respect to the applicable Refinanced Debt, (III) the obligations in respect thereof shall not be secured by any Lien on any asset other than the Collateral and (IV) shall have either a pari passu or junior rank in right of security with respect to the other Obligations as the applicable Refinanced Debt (and, to the extent subordinated in right of payment or security with respect to the other Obligations, subject to a Subordination Agreement, as applicable (or, alternatively, 105 terms in the Refinancing Amendment substantially similar to those in such Subordination Agreement, as agreed by the Lead Borrower and Administrative Agent) or other lien subordination and intercreditor arrangement satisfactory to the Lead Borrower and the Administrative Agent); and (ii) the Refinancing Revolving Credit Commitments and Refinancing Revolving Credit Loans: (A) (I) shall have the same or more junior rank in right of payment with respect to the other Obligations as the applicable Refinancing Revolving Credit Commitments (and, to the extent subordinated in right of payment with respect to the other Obligations, subject to a Subordination Agreement (or, alternatively, terms in the Refinancing Amendment substantially similar to those in such Subordination Agreement, as agreed by the Lead Borrower and Administrative Agent) or other subordination arrangement satisfactory to the Lead Borrower and the Administrative Agent), (II) no Person other than a Loan Party shall Guarantee or otherwise be obligor with respect to the applicable Refinanced Debt, (III) the obligations in respect thereof shall not be secured by any Lien on any asset other than the Collateral and (IV) shall have the same rank in right of security with respect to the other Obligations as the applicable Refinanced Debt, (B) (I) shall not have a final scheduled maturity date or commitment reduction date earlier than the Maturity Date or commitment reduction date, respectively, with respect to the Refinanced Debt and (II) shall not have any scheduled amortization or mandatory Commitment reductions prior to the maturity date of the Refinanced Debt, (C) shall provide that the borrowing and repayment (except for (1) payments of interest and fees at different rates on Refinancing Revolving Credit Commitments (and related outstandings), (2) repayments required upon the Maturity Date of the Refinancing Revolving Credit Commitments and (3) repayments made in connection with a permanent repayment and termination of commitments (in accordance with clause (E) below)) of Loans with respect to Refinancing Revolving Credit Commitments after the associated Refinancing Facility Closing Date shall be made on a pro rata basis or less than a pro rata basis (but not more than a pro rata basis) with all other Revolving Credit Commitments then existing on the Refinancing Facility Closing Date, (D) may be elected to be included as additional Participating Revolving Credit Commitments under the Refinancing Amendment, subject to the consent of the Swing Line Lender and each L/C Issuer, and on the Refinancing Facility Closing Date all Swing Line Loans and Letters of Credit shall be participated on a pro rata basis by all Participating Revolving Credit Lenders in accordance with their percentage of the Participating Revolving Credit Commitments existing after giving effect to such Refinancing Amendment, provided such election may be made conditional upon the termination of one or more other Participating Revolving Credit Commitments, (E) may provide that the permanent repayment of Revolving Credit Loans in connection with a permanent termination or reduction of Refinancing Revolving Credit Commitments after the associated Refinancing Facility Closing Date be made on a pro rata basis, less than pro rata basis or greater than pro rata basis with all other Revolving Credit Commitments, 106

(F) shall provide that assignments and participations of Refinancing Revolving Credit Commitments and Refinancing Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and Revolving Credit Loans then existing on the Refinancing Facility Closing Date, (G) shall have an Applicable Margin and LIBO Rate or Base Rate floor (if any) determined by the Borrower and the applicable Refinancing Revolving Credit Lenders, (H) shall have fees determined by the Lead Borrower and the applicable Refinancing Revolving Credit Commitment arranger(s), and (I) shall not have a greater principal amount of Commitments than the principal amount of the Commitments of the Refinanced Debt plus accrued but unpaid interest, fees, premiums (if any) and penalties thereon and reasonable fees, expenses, OID and upfront fees associated with the refinancing. (f) Refinancing Amendment. Commitments in respect of Refinancing Term Loans and Refinancing Revolving Credit Commitments shall become additional Commitments pursuant to an amendment (a “Refinancing Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers, each Refinancing Lender providing such Commitments, the Administrative Agent and, for purposes of any election pursuant to Section 2.17(e)(ii)(D), the Swing Line Lender and each L/C Issuer. The Refinancing Amendment may, without the consent of any other Loan Party, Agent or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.17, including amendments as deemed necessary by the Administrative Agent in its reasonable judgment to effect any lien or payment subordination and associated rights of the applicable Lenders to the extent any Refinancing Loans are to rank junior in right of security or payment or to address technical issues relating to funding and payments. The Borrowers will use the proceeds of the Refinancing Term Loans and Refinancing Revolving Credit Commitments to extend, renew, replace, repurchase, retire or refinance, substantially concurrently, the applicable Refinanced Debt. (g) (h) [Reserved]. Refinancing Equivalent Debt. (i) In lieu of incurring any Refinancing Term Loans, the Lead Borrower may, upon notice to the Administrative Agent, at any time or from time to time after the Closing Date issue, incur or otherwise obtain (A) secured Indebtedness (including any Registered Equivalent Notes) in the form of one or more series of first lien senior secured notes (such notes, “Permitted Pari Passu Secured Refinancing Debt”), (B) secured Indebtedness (including any Registered Equivalent Notes) in the form of one or more series of second lien (or other junior lien) secured notes or second lien (or other junior lien) secured term loans (such notes or term loans, “Permitted Junior Secured Refinancing Debt”) and (C) unsecured or subordinated Indebtedness (including any Registered Equivalent Notes) in the form of one or more series of unsecured or subordinated notes or term loans (such notes or term loans, “Permitted Unsecured Refinancing Debt” and together with Permitted Pari Passu Secured Refinancing Debt and Permitted Junior Secured Refinancing Debt, “Refinancing Equivalent Debt”), in each case, in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in 107 whole or in part, any existing Class of Term Loans (such Term Loans, “Refinanced Term Loans”). (ii) Any Refinancing Equivalent Debt: (A) (1) shall not have a Maturity Date prior to the date that is on or after the Maturity Date of the Refinanced Term Loans, (2) if in the form of term loans, shall not have a Weighted Average Life to Maturity shorter than the remaining Weighted Average Life to Maturity of the Refinanced Term Loans, (3) if in the form of notes, shall not have scheduled amortization or payments of principal and not be subject to mandatory redemption, repurchase, prepayment or sinking fund obligations, in each case prior to the Maturity Date of the Refinanced Term Loans (other than customary “AHYDO catch-up payments”, offers to repurchase and prepayment events upon a change of control, asset sale or event of loss and a customary acceleration right after an event of default; provided that any such Refinancing Equivalent Debt that is junior in right of payment or security with respect to the Term B Loans may only participate in any such mandatory prepayments with respect to customary offers to repurchase and prepayment events upon an asset sale or event of loss on a junior basis to the Term B Loans and any then-existing Term Loans that are pari passu in right of payment and security with the Term B Loans), (4) no Person other than a Loan Party shall Guarantee or otherwise be an obligor with respect to such Refinancing Equivalent Debt, (5) if in the form of subordinated Permitted Unsecured Refinancing Debt, shall be subject to a Subordination Agreement to which a representative acting on behalf of the holders of such Permitted Unsecured Refinancing Debt shall have become a party or otherwise subject (or, alternatively, terms in the definitive documentation for such Refinancing Equivalent Debt substantially similar to those in such Subordination Agreement, as agreed by the Lead Borrower and Administrative Agent); provided that if such Permitted Unsecured Refinancing Debt is the initial subordinated Permitted Unsecured Refinancing Debt incurred by the Lead Borrower, then the Holdcos, each Borrower, the Subsidiary Guarantors, the Administrative Agent and the representative for such Permitted Unsecured Refinancing Debt shall have executed and delivered a Subordination Agreement, (6) shall not have a greater principal amount than the principal amount of the Refinanced Term Loans plus accrued and unpaid interest, fees, premiums (if any) and penalties thereon and reasonable fees, expenses, OID and upfront fees associated with the refinancing and (7) except as otherwise set forth in this clause (h)(ii), shall have terms and conditions (other than with respect to pricing, fees, rate floors and optional prepayment or redemption terms) substantially similar to, or (taken as a whole) no more favorable (as reasonably determined by the Lead Borrower) to the lenders or holders providing such Refinancing Equivalent Debt, than those applicable to the Refinanced Term Loans (except for covenants or other provisions (a) conformed (or added) in the Loan Documents, for the benefit of the Lenders holding Term B Loans, pursuant to an amendment thereto subject solely to the reasonable satisfaction of the Administrative Agent or (b) applicable only to periods after the Latest Maturity Date at the time of the issuance or incurrence of such Refinancing Equivalent Debt) or such terms and conditions shall be current market terms for such type of Refinancing Equivalent Debt (as reasonably determined in good faith by the Lead Borrower), (B) (1) if either Permitted Pari Passu Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt, shall be subject to security agreements relating to such Refinancing Equivalent Debt that are substantially the same as or more favorable to the Loan Parties than the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (2) if Permitted Pari Passu Secured 108

Refinancing Debt, (x) shall be secured by the Collateral on a pari passu basis with the Obligations under Term B Loans and Revolving Credit Loans and shall not be secured by any property or assets of the Holdcos, either Borrower or any Restricted Subsidiary other than the Collateral, and (y) shall be subject to a new or then-existing First Lien Intercreditor Agreement to which a Senior Representative acting on behalf of the holders of such Permitted Pari Passu Secured Refinancing Debt shall become a party or otherwise subject or other lien subordination or intercreditor arrangement satisfactory to the Borrower and the Administrative Agent and (3) if Permitted Junior Secured Refinancing Debt, (x) shall be secured by the Collateral on a second priority (or other junior priority) basis to the Liens securing the Obligations under Term B Loans required to be secured on a first lien basis and shall not be secured by any property or assets of the Holdcos, the Lead Borrower or any Restricted Subsidiary other than the Collateral, and (y) shall be subject to a new or then-existing Second Lien Intercreditor Agreement to which a Senior Representative acting on behalf of the holders of such Permitted Junior Secured Refinancing Debt shall become a party or otherwise subject or other lien subordination or intercreditor arrangement satisfactory to the Lead Borrower and the Administrative Agent, and (C) shall be incurred solely to repay, repurchase, retire or refinance substantially concurrently the Refinanced Term Loans. (iii) This Section 2.17 shall supersede any provisions in Section 2.13 or Section 10.01 to the contrary. Section 2.18 Extensions of Term Loans and Revolving Credit Commitments . (a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrowers to all Lenders of Term Loans of a given Class (an “Existing Term Loan Tranche”) with a like Maturity Date or Revolving Credit Commitments of a given Class (an “Existing Revolver Tranche”) with a like Maturity Date, in each case on a pro rata basis under each tranche (based on the aggregate outstanding principal amount of the respective Term Loans or Revolving Credit Commitments of the applicable Class with the same Maturity Date, as the case may be) and on identical terms to each such Lender (including as to the proposed interest rates and fees payable, but excluding any arrangement, structuring or other similar fees payable in connection therewith that are not generally shared with all relevant Lenders), the Borrowers may from time to time extend the maturity date of any Term Loans and/or Revolving Credit Commitments and otherwise modify the terms of such Term Loans and/or Revolving Credit Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Term Loans and/or Revolving Credit Commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Lender’s Term Loans) (each, an “Extension”, and each group of Term Loans or Revolving Credit Commitments, as applicable, in each case as so extended, as well as the original Term Loans and the original Revolving Credit Commitments (in each case not so extended), being a “tranche”, Existing Term Loan Tranche or Existing Revolver Tranche as applicable; any Extended Term Loans shall constitute a separate tranche of Term Loans from the tranche of Term Loans from which they were converted, and any Extended Revolving Credit Commitments shall constitute a separate tranche of Revolving Credit Commitments from the tranche of Revolving Credit Commitments from which they were converted (provided that at no time shall there be Classes of Extended Term Loans and Refinancing Term Loans hereunder which have more than five (5) Maturity Dates) so long as the following terms are satisfied: (i) no Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders, 109

(ii) except as to interest rates, fees and final maturity (which shall be identical as offered to each Lender under the relevant tranche), the Revolving Credit Commitment of any Revolving Credit Lender (an “Extending Revolving Credit Lender”) extended pursuant to an Extension (an “Extended Revolving Credit Commitment”), and the related outstandings, shall be a Revolving Credit Commitment (or related outstandings, as the case may be) with the identical terms as the original Revolving Credit Commitments (and related outstandings); provided that (x) subject to the provisions of Sections 2.03(l) and 2.04(g) to the extent relating to Swing Line Loans and Letters of Credit which mature or expire after a Maturity Date when there exist Extended Revolving Credit Commitments with a longer Maturity Date, all Swing Line Loans and Letters of Credit shall be participated in on a pro rata basis by all Lenders with Revolving Credit Commitments in accordance with their Pro Rata Share of such Revolving Credit Commitments (and except as provided in Sections 2.03(l) and 2.04(g), without giving effect to changes thereto on an earlier Maturity Date with respect to Swing Line Loans and Letters of Credit theretofore incurred or issued) and all borrowings under Revolving Credit Commitments and repayments thereunder shall be made on a pro rata basis (except for (A) payments of interest and fees on Extended Revolving Credit Commitments (and related outstandings) at different rates from the original Revolving Credit Commitments; provided that such interest and fees shall be identical for each Lender under the Extended Revolving Credit Commitment and (B) repayments required upon the Maturity Date of the non-extending Revolving Credit Commitments) and (y) at no time shall there be Revolving Credit Commitments hereunder (including Extended Revolving Credit Commitments, Refinancing Revolving Commitments and any original Revolving Credit Commitments) which have more than three (3) different Maturity Dates or three (3) different tranches, (iii) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall be identical as offered to each Lender under the relevant tranche), subject to immediately succeeding clauses (iv), (v) and (vi), shall be determined by the Lead Borrower and set forth in the relevant Extension Offer), the Term Loans of any Term Lender (an “Extending Term Lender”) extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the tranche of Term Loans subject to such Extension Offer (or less favorable terms if so agreed by each Extended Term Lender in the applicable tranche), (iv) the final maturity date of any Extended Term Loans shall be no earlier than the then latest Maturity Date hereunder and the amortization schedule applicable to Term Loans pursuant to Section 2.07(a) for periods prior to the Original Term Loan Maturity Date may not be increased, (v) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans extended thereby, (vi) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer, (vii) if the aggregate principal amount of Term Loans (calculated on the face amount thereof) or Revolving Credit Commitments, as the case may be, in respect of 110 which Term Lenders or Revolving Credit Lenders, as the case may be, shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans or Revolving Credit Commitments, as the case may be, offered to be extended by the Lead Borrower pursuant to such Extension Offer, then the Term Loans or Revolving Credit Loans, as the case may be, of such Term Lenders or Revolving Credit Lenders, as the case may be, shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term Lenders or Revolving Credit Lenders, as the case may be, have accepted such Extension Offer, (viii) all documentation in respect of such Extension shall be consistent with the foregoing, and all written communications by either Borrower generally directed to the Lenders in connection therewith shall be in form and substance consistent with the foregoing and otherwise reasonably satisfactory to the Administrative Agent, and (ix) any applicable Minimum Extension Condition shall be satisfied unless waived by the Lead Borrower. (b) If, at the time any Extension of Revolving Credit Commitments becomes effective, there will be Extended Revolving Credit Commitments which remain in effect from a prior Extension, then if the “effective interest rate”, “effective unused commitment fee rate” or “effective letter of credit fronting fee rate” (which, for this purpose, shall, in each case, be reasonably determined by the Administrative Agent and shall take into account any interest rate floors or similar devices and be deemed to include (without duplication) all fees (except to the extent independently taken into account as commitment fees under Section 2.09(a) or Letter of Credit fronting fees under Section 2.03(i)), including up front or similar fees or original issue discount (amortized over the shorter of (x) the life of such new Extended Revolving Credit Commitments and (y) the four years following the date of the respective Extension) payable to Lenders with such Extended Revolving Credit Commitments, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared with the relevant extending Lenders) and customary consent fees paid generally to consenting Lenders in respect of the Extended Revolving Credit Commitments (and related extensions of credit) shall at any time (over the life of the Extended Revolving Credit Commitments and related extensions of credit) exceed by more than 0.50% the “effective interest rate”, “effective unused commitment fee rate” or “effective letter of credit fronting fee rate” applicable to Revolving Credit Commitments (or outstanding extensions of credit pursuant thereto) which were extended pursuant to one or more prior Extensions (determined on the same basis as provided in the first parenthetical in this sentence), then the Applicable Margin and/or Letter of Credit fronting fee applicable thereto shall be increased to the extent necessary so that at all times thereafter the Extended Revolving Credit Commitments made pursuant to previous Extensions (and related extensions of credit) do not receive less “effective interest rate”, “effective unused commitment fee rate” and/or “effective letter of credit fronting fees” than are applicable to the Revolving Credit Commitments (and related extensions of credit) made (or extended) pursuant to such Extension. If at the time any Extension of Term Loans becomes effective, there will be Extended Term Loans which remain outstanding from a prior Extension, then if the “effective interest rate” (which, for this purpose, shall be reasonably determined by the Administrative Agent and shall take into account any interest rate floors or similar devices and be deemed to include (without duplication) all fees, including up front or similar fees or original issue discount (amortized over the shorter of (x) the life of such new Extended Term Loans and (y) the four years following the date of the respective Extension) payable to Lenders with such Extended Term Loans, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared with the relevant extending Lenders) in respect of the Extended Term Loans shall at any time (over the life of the Extended Term Loans) exceed by more than 0.50% the “effective interest rate” applicable to Term Loans which were extended pursuant to one or more prior Extensions (determined on the same basis as provided in the first parenthetical in this 111 sentence), then the Applicable Margin applicable thereto shall be increased to the extent necessary so that at all times thereafter the Extended Term Loans made pursuant to previous Extensions do not receive less “effective interest rate” than are applicable to the Term Loans made (or extended) pursuant to such Extension. (c) With respect to all Extensions consummated by the Borrowers pursuant to this Section 2.18, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.05 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment, provided that the Lead Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Lead Borrower’s sole discretion and may be waived by the Lead Borrower) of Term Loans or Revolving Credit Commitments (as applicable) of any or all applicable tranches be tendered. The Administrative Agent and the Lenders hereby consent to the Extensions and the other transactions contemplated by this Section 2.18 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Credit Commitments on the such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Section 2.05 and 2.13) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.18. (d) The Lenders hereby irrevocably authorize the Administrative Agent and Collateral Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrowers (each an “Extension Amendment”), as may be necessary in order to establish new tranches or sub-tranches in respect of Revolving Credit Commitments or Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Lead Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.18. Notwithstanding the foregoing, each of the Administrative Agent and the Collateral Agent shall have the right (but not the obligation) to seek the advice or concurrence of the Required Lenders with respect to any matter contemplated by this Section 2.18(d) and, if either the Administrative Agent or the Collateral Agent seeks such advice or concurrence, it shall be permitted to enter into such amendments with the Lead Borrower in accordance with any instructions actually received by such Required Lenders and shall also be entitled to refrain from entering into such amendments with the Lead Borrower unless and until it shall have received such advice or concurrence; provided, however, that whether or not there has been a request by the Administrative Agent or the Collateral Agent for any such advice or concurrence, all such amendments entered into with the Lead Borrower by the Administrative Agent or the Collateral Agent hereunder shall be binding and conclusive on the Lenders. Without limiting the foregoing, in connection with any Extensions the respective Loan Parties shall (at their expense) amend (and the Collateral Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the then latest Maturity Date so that such maturity date is extended to the then latest Maturity Date (or such later date as may be advised by local counsel to the Collateral Agent). (e) In connection with any Extension, the Lead Borrower shall provide the Administrative Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.18. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Tranche amended into Extended Term Loans or any of its Revolving Credit Commitments amended into Extended Revolving Credit Commitments, as applicable, pursuant to any Extension Offer. Any Extending Term Lender wishing to have all or a portion of its Term Loans under the Existing Term Loan Tranche subject to such Extension Offer amended into Extended Term Loans and any Extending Revolving Credit Lender wishing to have all or a portion of its Revolving 112

Credit Commitments under the Existing Revolver Tranche subject to such Extension Offer amended into Extended Revolving Credit Commitments, as applicable, shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Offer of the amount of its Term Loans under the Existing Term Loan Tranche or Revolving Credit Commitments under the Existing Revolver Tranche, as applicable, which it has elected to request be amended into Extended Term Loans or Extended Revolving Credit Commitments, as applicable (subject to any minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate principal amount of Term Loans under the Existing Term Loan Tranche or Revolving Credit Commitments under the Existing Revolver Tranche, as applicable, in respect of which applicable Term Lenders or Revolving Credit Lenders, as the case may be, shall have accepted the relevant Extension Offer exceeds the amount of Extended Term Loans or Extended Revolving Credit Commitments, as applicable, requested to be extended pursuant to the Extension Offer, Term Loans or Revolving Credit Commitments, as applicable, subject to Extension Elections shall be amended to Extended Term Loans or Revolving Credit Commitments, as applicable, on a pro rata basis (subject to rounding by the Administrative Agent, which shall be conclusive) based on the aggregate principal amount of Term Loans or Revolving Credit Commitments, as applicable, included in each such Extension Election. Section 2.19 Defaulting Lenders. (a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law: (i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01. (ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by the L/C Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Lead Borrower may request (so long as no Default or Event of Default has occurred and is continuing), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Lead Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to the Lead Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Lead Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court 113 of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.19(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto. (iii) Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Lead Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit fees as provided in Section 2.03(h). (iv) Reallocation of Pro Rata Share to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.03 and 2.04, the “Pro Rata Share” of each Non-Defaulting Lender’s Revolving Credit Loans and L/C Obligations shall be computed without giving effect to the Participating Revolving Credit Commitment of that Defaulting Lender; provided that (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default has occurred and is continuing; and (ii) the aggregate obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Participating Revolving Credit Commitment of that Non-Defaulting Lender minus (2) the sum of (A) the aggregate Outstanding Amount of the Loans of that Non-Defaulting Lender under such Participating Revolving Credit Commitments plus (B) such Non-Defaulting Lender’s Pro Rata Share of the Outstanding Amount of L/C Obligations and Swing Line Obligations at such time. Subject to Section 11.19, no reallocation hereto shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation. (b) Defaulting Lender Cure. If the Lead Borrower, the Administrative Agent, Swing Line Lender and each L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Share (without giving effect to Section 2.19(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Lead Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly 114 agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Section 2.20 Borrower Obligations Joint and Several. (a) Each Borrower hereby designates and appoints the Lead Borrower as its agent, attorney-in-fact and legal representative on its behalf for all purposes, including issuing Committed Loan Notices and Swing Line Loan Notices; delivering Compliance Certificates; giving instructions with respect to the disbursement of the proceeds of the Loans; paying, prepaying and reducing loans, commitments, or any other amounts owing under the Loan Documents; selecting interest rate options; giving, receiving, accepting and rejecting all other notices, consents or other communications hereunder or under any of the other Loan Documents; and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or the Borrowers under the Loan Documents. The Lead Borrower hereby accepts such appointment. The Administrative Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from the Lead Borrower on behalf of one or more Borrowers as a notice or communication from such Borrower. Each warranty, covenant, agreement and undertaking made on behalf of the Co-Borrower by the Lead Borrower shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower. Any action, notice, delivery, receipt, acceptance, approval, rejection or any other undertaking under any of the Loan Documents to be made by the Lead Borrower in respect of the Obligations of the Co-Borrower shall be deemed, where applicable, to be made in the Lead Borrower’s capacity as representative and agent on behalf of each Borrower, and any such action, notice, delivery, receipt, acceptance, approval, rejection or other undertaking shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower. (b) The Borrowers shall have joint and several liability in respect of all Obligations hereunder and under any other Loan Document to which any Borrower is a party, without regard to any defense (other than the defense that payment in full in Same Day Funds has been made), setoff or counterclaim which may at any time be available to or be asserted by any other Loan Party against the Lenders, or by any other circumstance whatsoever (with or without notice to or knowledge of the Borrowers) which constitutes, or might be construed to constitute, an equitable or legal discharge of either Borrower’s liability hereunder, in bankruptcy or in any other instance, and the Obligations of the Borrowers hereunder shall not be conditioned or contingent upon the pursuit by the Lenders or any other person at any time of any right or remedy against either Borrower or against any other person which may be or become liable in respect of all or any part of the Obligations or against any Collateral or Guarantee therefor or right of offset with respect thereto. Each Borrower hereby acknowledges that this Agreement is the joint and several obligation of each Borrower (regardless of which Borrower shall have delivered a Request for Credit Extension) and may be enforced against each Borrower separately, whether or not enforcement of any right or remedy hereunder has been sought against any other Borrower. Each Borrower hereby expressly waives, with respect to any of the Loans made to any other Borrower hereunder and any of the amounts owing hereunder by such other Loan Parties in respect of such Loans, diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against such other Loan Parties under this Agreement or any other agreement or instrument referred to herein or against any other person under any other guarantee of, or security for, any of such amounts owing hereunder. ARTICLE III TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY Section 3.01 Taxes. 115

(a) Payments Free of Taxes. Except as provided in this Section 3.01, or as required by applicable Law, any and all payments made by or on account of any Loan Party under any Loan Document shall be made free and clear of and without deduction or withholding for any and all present or future Taxes, excluding, in the case of each Agent and each Lender, (1) Taxes imposed on or measured by its net income, however denominated, franchise (and similar) Taxes imposed on it in lieu of net income Taxes, and branch profits Taxes, in each case, (i) imposed by a jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender or Administrative Agent is organized or the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender’s or Administrative Agent’s principal office or applicable Lending Office is located, or (ii) that are Other Connection Taxes, (2) Taxes attributable to such Recipient’s failure to comply with Section 3.01(d), and (3) any U.S. federal withholding Taxes imposed under FATCA (all such excluded taxes being hereinafter referred to as “Excluded Taxes”, and all non-excluded Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party, being hereinafter referred to as “Indemnified Taxes”). If the Loan Party or other applicable withholding agent shall be required by any Laws to deduct or withhold any Taxes from or in respect of any sum payable under any Loan Document to any Recipient, (i) if such Taxes are Indemnified Taxes or Other Taxes, the sum payable by such Loan Party shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 3.01), each of such Recipient receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable withholding agent shall make such deductions or withholdings, (iii) the applicable withholding agent shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within thirty (30) days after the date of such payment (or, if receipts or evidence are not available within thirty (30) days, as soon as possible thereafter), if the Loan Party is the applicable withholding agent, such Loan Party shall furnish to the Agent the original or a copy of a receipt evidencing payment thereof or other evidence reasonably acceptable to the Agent. In addition, each Borrower (jointly and severally) agrees to pay any and all present and future stamp, transfer, sales and use, court or documentary taxes and any other excise, property, intangible or mortgage recording taxes, or charges or levies of the same character, imposed by any Governmental Authority, which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document, including additions to tax, penalties and interest related thereto (all taxes described in this paragraph of Section 3.01(a) being hereinafter referred to as “Other Taxes”), save for any Luxembourg Taxes payable due to the registration of a Loan Document with the Administration de l’Enregistrement at des Domaines in Luxembourg or in connection with any registration of a Loan Document for the purposes of any court proceedings before a Luxembourg court or any presentation before a public authority in Luxembourg ("autorité constituée"), except in circumstances where: (i) the registration or presentation of a Loan Document is required or ordered by the relevant Luxembourg court or public authority in connection with any proceedings or matters pending before such court or authority; or (ii) the registration or presentation of a Loan Document is necessary for the exercise of the rights under such Loan Document and the protection, preservation or maintenance of such rights; or (iii) the registration or presentation of a Loan Document is mandatorily required by law. (b) Indemnification by the Borrowers. Each Borrower (jointly and severally) and each Guarantor agrees to indemnify each Recipient for (i) the full amount of Indemnified Taxes and Other Taxes payable by such Recipient and (ii) any reasonable expenses arising therefrom or with respect thereto, provided such Recipient, as the case may be, provides the Lead Borrower or such Guarantor with a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts. (c) Indemnification by the Lenders. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any 116 applicable withholding tax. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.07(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (c). (d) A. Tax Administration Formalities. Each Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the requesting Loan Party and the Administrative Agent, at the time or times reasonably requested by the such Loan Party or the Administrative Agent, such properly completed and executed documentation reasonably requested by such Loan Party or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. Notwithstanding anything to the contrary in the preceding sentence, the completion, execution and submission of such documentation shall not be required if in the Lender’s reasonable judgment such completion, execution or submission (1) would subject such Lender to any material unreimbursed cost or expense (it being understood that the completion, execution and submission of any documentation no more burdensome than that required for U.S. federal income withholding will not for purposes of this subsection (1) give rise to an exception from the preceding sentence and shall not be considered material unreimbursed cost or expense) or (2) would materially prejudice the legal or commercial position of such Lender (it being understood that the completion, execution and submission of the applicable IRS Form W-8 shall not give rise to an exception from the preceding sentence or otherwise be considered prejudicial to the position of a Recipient); provided, however, that in no event shall the Lenders be required to provide its tax returns or its calculations. B. Each Recipient shall confirm whether it is entitled to receive payments under any Loan Document free from withholding under FATCA and shall provide any documentation, forms and other information relating to its status under FATCA reasonably requested by the Loan Parties sufficient for the Loan Parties to comply with their obligations under FATCA and to determine whether such Recipient has complied with such applicable reporting requirements. Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification, provide such successor form, or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. (e) Designation of Different Lending Office. If any Recipient requests compensation under Section 3.04, or requires the Borrower or any Loan Party to pay any Indemnified Taxes or additional amounts to any Recipient or any Governmental Authority for the account of any Recipient pursuant to Section 3.01, then such Recipient shall (at the request of the Lead Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to 117 assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Recipient, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, and (ii) would not subject such Recipient to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Recipient. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Recipient in connection with any such designation or assignment. (f) Treatment of Certain Refunds. If any Recipient determines, in its sole discretion, that it has received a refund in respect of any Indemnified Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by any Loan Party pursuant to this Section 3.01, it shall promptly remit such refund to the Loan Party, net of all reasonable out-of-pocket expenses of the Recipient, as the case may be and without interest (other than any interest paid by the relevant taxing authority with respect to such refund net of any Taxes payable by any Recipient on such interest); provided that the Loan Parties, upon the request of the Recipient, as the case may be, agree promptly to return such refund (plus any penalties, interest or other charges imposed by the relevant taxing authority) to such party in the event such party is required to repay such refund to the relevant taxing authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the Recipient be required to pay any amount to the Loan Party pursuant to this paragraph (f) the payment of which would place the Recipient in a less favorable net after-Tax position than the Recipient would have been in if the Taxes subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Taxes had never been paid. This section shall not be construed to require any Recipient to make available its tax returns (or any other information relating to Taxes that it deems confidential) to the Borrowers or any other Person. (g) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document. (h) All amounts set forth in a Loan Document to be payable by any Loan Party to a Lender or Agent which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to paragraph (j) below, if VAT is or becomes chargeable on any supply made by any Lender or Agent to any Loan Party under a Loan Document and such Lender or Agent is required to account to the relevant taxing authority for the VAT, that Loan Party shall pay to the relevant Lender or Agent (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Lender or Agent shall promptly provide an appropriate VAT invoice to such Loan Party). (i) If VAT is or becomes chargeable on any supply made by any Lender or Agent (the “Supplier”) to any other Lender or Agent (the “Recipient”) under a Loan Document, and any Loan Party other than the Recipient (the “Subject Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration) (i) (where the Supplier is the Person required to account to the relevant tax authority for the VAT) the Subject Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this sub-paragraph (i) applies) promptly pay to the Subject Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and (ii) (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Subject Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply 118 but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT. (j) Where a Loan Document requires any Loan Party to reimburse or indemnify a Lender or Agent for any cost or expense, that Loan Party shall reimburse or indemnify (as the case may be) such Lender or Agent for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Lender or Agent reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority. (k) Any reference in paragraphs 3.01(h)-(l) to any Party shall, at any time when such Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) or any other similar provision in any jurisdiction which is not a member state of the European Union) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be). (l) In relation to any supply made by a Party to any other Party under a Loan Document, if reasonably requested by such Party, that other Party must promptly provide such Party with details of that other Party’s VAT registration and such other information as is reasonably requested in connection with such Party’s VAT reporting requirements in relation to such supply. Section 3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBO Rate Loans (whether denominated in Dollars or Euros), then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue LIBO Rate Loans in the affected currency or currencies shall be suspended until such Lender notifies the Administrative Agent and the Lead Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Lead Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or (I) if applicable, and such Loans are denominated in Dollars, convert all of such Lender’s LIBO Rate Loans to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBO Rate component of the Base Rate) or (II) if applicable, and such Loans are denominated in Euros, to the extent the Lead Borrower and all Appropriate Lenders agree, convert such Loans to Loans bearing interest at an alternative rate mutually acceptable to the Lead Borrower and all of the Appropriate Lenders, in each case, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBO Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBO Rate Loans; and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the LIBO Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the LIBO Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the LIBO Rate. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 3.05. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. 119

Section 3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the applicable LIBO Rate for any requested Interest Period with respect to a proposed LIBO Rate Loan, or that the LIBO Rate for any requested Interest Period with respect to a proposed LIBO Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that Dollar deposits or Euro deposits are not being offered to banks in the London interbank eurodollar, or other applicable, market for the applicable amount and the Interest Period of such LIBO Rate Loan, the Administrative Agent will promptly so notify the Lead Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBO Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Lead Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of such LIBO Rate Loans or, failing that, will be deemed to have converted such request, if applicable, into a request for a Borrowing of Base Rate Loans in the amount specified therein (or, in the case of a pending request for a Loan denominated in Euros, the Borrower and the Lenders may establish a mutually acceptable alternative rate). Section 3.04 Increased Cost and Reduced Return; Capital Adequacy; Reserves on LIBO Rate Loans. (a) If any Lender reasonably determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the Closing Date, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBO Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (1) Indemnified Taxes, Other Taxes or Excluded Taxes or (2) reserve requirements contemplated by Section 3.04(c)) and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining the LIBO Rate Loan (or of maintaining its obligations to make any Loan), or to reduce the amount of any sum received or receivable by such Lender, then from time to time within fifteen (15) days after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrowers shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction. (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, in each case after the Closing Date, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrowers shall pay to such Lender such additional amounts as will compensate such Lender for such reduction within fifteen (15) days after receipt of such demand. (c) The Borrowers shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, additional interest on the unpaid principal amount of each applicable LIBO Rate Loan of the Borrowers equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of any LIBO Rate Loans of the Borrowers such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by 120 such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Lead Borrower shall have received at least fifteen (15) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days from receipt of such notice. (d) (e) [Reserved]. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation. (f) If any Lender requests compensation under this Section 3.04, then such Lender will, if requested by the Lead Borrower, use reasonable efforts to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided further that nothing in this Section 3.04(f) shall affect or postpone any of the Obligations of the Borrowers or the rights of such Lender pursuant to Section 3.04(a), (b) or (c). (g) For purposes of this Section 3.04, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to have gone into effect after the date hereof, regardless of the date enacted, adopted or issued. Section 3.05 Funding Losses. Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, which demand shall set forth in reasonable detail the basis for requesting such amount, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense actually incurred by it as a result of: (a) any continuation, conversion, payment or prepayment of any LIBO Rate Loan of either Borrower on a day other than the last day of the Interest Period for such Loan; or (b) any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any LIBO Rate Loan of the Borrowers on the date or in the amount notified by the Lead Borrower; including any loss or expense (excluding loss of anticipated profits) arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Section 3.06 Matters Applicable to All Requests for Compensation. (a) Any Agent or any Lender claiming compensation under this Article III shall deliver a certificate to the Lead Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods. (b) With respect to any Lender’s claim for compensation under Section 3.01, 3.02, 3.03 or 3.04, the Lead Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Lead 121

Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrowers under Section 3.04, the Lead Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another applicable LIBO Rate Loan, or, if applicable, to convert Base Rate Loans into LIBO Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested. (c) If the obligation of any Lender to make or continue any LIBO Rate Loan, or to convert Base Rate Loans into LIBO Rate Loans, shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s applicable LIBO Rate Loans shall be automatically converted into Base Rate Loans (or, if such conversion is not possible, repaid) on the last day(s) of the then current Interest Period(s) for such LIBO Rate Loans (or, in the case of any immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to such conversion no longer exist: (i) to the extent that such Lender’s LIBO Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s applicable LIBO Rate Loans shall be applied instead to its Base Rate Loans; and (ii) all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as LIBO Rate Loans shall be made or continued instead as Base Rate Loans (if possible), and all Base Rate Loans of such Lender that would otherwise be converted into LIBO Rate Loans shall remain as Base Rate Loans. (d) If any Lender gives notice to the Lead Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of any of such Lender’s LIBO Rate Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBO Rate Loans made by other Lenders under the applicable Facility are outstanding, if applicable, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBO Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBO Rate Loans under such Facility and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments for the applicable Facility. Section 3.07 Replacement of Lenders under Certain Circumstances. (a) If at any time (i) the Borrowers become obligated to pay additional amounts or indemnity payments described in Section 3.01 or 3.04 as a result of any condition described in such Sections or any Lender ceases to make any LIBO Rate Loans as a result of any condition described in Section 3.02 or Section 3.04, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender becomes a Non-Consenting Lender, then the Lead Borrower may on ten (10) Business Days’ prior written notice to the Administrative Agent and such Lender and, in the case of clause (y) below only, with the prior written consent of the Required Lenders; provided that such consent shall not be required in the case of the termination of Commitments of Defaulting Lenders, (x) replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign, at par, pursuant to Section 10.07(b) (with the assignment fee to be paid by the Lead Borrower in such instance) all of its rights and obligations under this Agreement (in respect of any applicable Facility only in the case of clause (i) or with respect to a class vote, clause (iii)) to one or more Eligible Assignees, none of which shall constitute a Defaulting Lender; provided that neither the 122

Administrative Agent nor any Lender shall have any obligation to the Lead Borrower to find a replacement Lender or other such Person; and provided further that (A) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments and (B) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Eligible Assignees shall have agreed to, and shall be sufficient (together with all other consenting Lenders) to cause the adoption of, the applicable departure, waiver or amendment of the Loan Documents; or (y) terminate the Commitment of such Lender or L/C Issuer, as the case may be, and (1) in the case of a Lender (other than an L/C Issuer in its capacity as such), repay all Obligations of the Lead Borrower owing to such Lender relating to the Loans and participations held by such Lender as of such termination date and (2) in the case of an L/C Issuer, repay all Obligations of the Lead Borrower owing to such L/C Issuer relating to the Letters of Credit issued by such L/C Issuer as of such termination date and cancel or backstop on terms and issued by an issuer reasonably satisfactory to such L/C Issuer any Letters of Credit issued by it; provided that in the case of any such termination of a Non-Consenting Lender such termination shall be sufficient (together with all other consenting Lenders) to cause the adoption of the applicable departure, waiver or amendment of the Loan Documents and such termination shall be in respect of any applicable facility only in the case of clause (i) or with respect to a class vote, clause (iii). (b) Any Lender being replaced pursuant to Section 3.07(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s applicable Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans in respect thereof, and (ii) deliver any Notes evidencing such Loans to the Lead Borrower or Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, (B) all obligations of the Borrowers owing to the assigning Lender relating to the Loans, Commitments and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender (other than any amounts owing to the assigning Lender pursuant to Section 3.05, which shall be paid in full by the Borrower) concurrently with such Assignment and Assumption and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrowers, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender. In connection with any such replacement, if any such Non-Consenting Lender or Defaulting Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such replacement within five (5) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such Non-Consenting Lender or Defaulting Lender, then such Non-Consenting Lender or Defaulting Lender shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of the Non-Consenting Lender or Defaulting Lender. (c) Notwithstanding anything to the contrary contained above, any Lender that acts as an L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to each such outstanding Letter of Credit and the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09. (d) In the event that (i) the Lead Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all 123 affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain Class of the Loans and (iii) the Required Lenders (or, in the case of a consent, waiver or amendment involving all affected Lenders of a certain Class, the Required Class Lenders) have agreed (but solely to the extent required by Section 10.01) to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.” Section 3.08 Survival. All of obligations of the Lead Borrower and the Co-Borrower under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder. ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS Section 4.01 First Credit Event. The obligation of each Lender to make Loans, and the obligation of the L/C Issuers to issue Letters of Credit, on the Closing Date, is subject at the time of the making of such Loans or the issuance of such Letters of Credit to the satisfaction of the following conditions: (a) Credit Agreement; Notes. This Agreement shall have been duly executed and delivered by the Borrowers and each Closing Date Guarantor and there shall have been delivered to the Administrative Agent for the account of each of the Lenders that has so requested, a Note executed by the Borrowers, in each case in the amount, maturity and as otherwise provided herein. (b) Security. (i) The Administrative Agent shall have received (if applicable) the results of (x) Uniform Commercial Code lien searches and (y) judgment and tax lien searches and other customary searches, made with respect to the Domestic Subsidiaries in the states or other jurisdictions of formation of such Person and with respect to such other locations and names listed on the Perfection Certificate, together with (in the case of clause (x)) copies of the financing statements (or similar documents) disclosed by such search, (ii) the Security Agreement shall have been duly executed and delivered by each Domestic Subsidiary, (iii) each of the other Collateral Documents set forth on Schedule 4.01(b) shall have been duly executed and delivered by the parties thereto, together with, in respect of (ii) above, (x) certificates, if any, representing the pledged Equity Interest of the Subsidiary Guarantors accompanied (where applicable) by undated stock powers executed in blank (or the equivalent in other jurisdictions) and (y) documents and instruments to be recorded, filed or stamped (including the UCC financial statements and registration with ACRA) that the Administrative Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement. (c) Legal Opinions. The Administrative Agent shall have received, on behalf of itself, the Collateral Agent, the Lenders and the L/C Issuers, an opinion of (i) K&L Gates LLP, special counsel for the Loan Parties, and (ii) from each local counsel for the Loan Parties incorporated or organized in the United States or another Qualified Jurisdiction (or counsel for the Administrative Agent and Lenders if it is customary in the relevant jurisdiction for such counsel to deliver such opinion), in each case, dated the Closing Date and addressed to the L/C Issuers, the Administrative Agent, the Collateral Agent and the Lenders, in each case in form and substance reasonably satisfactory to the Administrative Agent and customary for senior secured credit facilities in transactions of this kind. 124

(d) Solvency Certificate. The Administrative Agent shall have received a solvency certificate from the chief financial officer of the Lead Borrower, or, if no chief financial officer has been appointed, from the Permanent Representative, in the form of Exhibit I hereto. (e) Luxembourg Deliverables. The Administrative Agent shall have received for each Luxembourg Loan Party, (i) an excerpt from the RCS dated no earlier than one (1) Business Day prior to the Closing Date, (ii) a certificate of non-registration of judgments (certificat de non-inscription d’une décision judiciaire), issued by the RCS no earlier than one (1) Business Day prior to the Closing Date certifying that, as of the date of the day immediately preceding such certificate, the Luxembourg Loan Party has not been declared bankrupt (en faillite), and that it has not applied for general settlement or composition with creditors (concordat préventif de faillite), controlled management (gestion contrôlée), or reprieve from payment (sursis de paiement), judicial or voluntary liquidation (liquidation judiciaire ou volontaire), such other proceedings listed at Article 13, items 2 to 12 and Article 14 of the Luxembourg Act dated December 19, 2002 on the Register of Commerce and Companies, on Accounting and on Annual Accounts of the Companies (as amended from time to time) and (iii) a certificate dated as of the Closing Date (signed by a manager or an authorized signatory or the Permanent Representative) that the relevant Luxembourg Loan Party is not subject to nor, as applicable, does it meet or threaten to meet the criteria of bankruptcy (faillite), insolvency, voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat préventif de faillite), controlled management (gestion contrôlée), reprieve from payment (sursis de paiement), general settlement with creditors, reorganization or similar laws affecting the rights of creditors generally, and no application has been made or is to be made by its respective managers or directors or, as far as it is aware, by any other person for the appointment of a commissaire, juge-commissaire, liquidateur, curateur or similar officer pursuant to any voluntary or judicial insolvency, winding-up, liquidation or similar proceedings. (f) Insurance. The Administrative Agent shall have received certificates of insurance complying with the requirements of Section 6.07(b) for the business and properties of the Borrowers and its Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agent and, except for any insurance governed by German law, naming the Collateral Agent as an additional insured and/or as loss payee. (g) Organization Documents. The Administrative Agent shall have received (i) a copy of the Organization Documents, including all amendments thereto, of each Loan Party, certified, if applicable, as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing or comparable certificate under applicable law (where relevant) of each Loan Party as of a recent date, from such Secretary of State or similar Governmental Authority and (ii) a certificate of the Secretary or Assistant Secretary or the Permanent Representative or an authorized signatory or a comparable officer under applicable law of each Loan Party dated the Closing Date and certifying (where relevant) (A) that attached thereto is a true and complete copy of the Organization Documents of such Loan Party as in effect on the Closing Date, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or board of managers (or equivalent governing body) of such Loan Party or, with respect to the Lead Borrower, by its general partner, authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) (save in respect of each Luxembourg Loan Party) that the Organization Documents of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing or comparable certificate under applicable law furnished pursuant to clause (i) above, (D) as to (if 125 applicable) the incumbency and specimen signature of each officer or manager or authorized signatory or Permanent Representative executing any Loan Document on behalf of such Loan Party and countersigned by another officer or manager as to the incumbency and specimen signature of the Secretary or Assistant Secretary or comparable officer under applicable law executing the certificate pursuant to clause (ii) above, (E) if required by the articles of association or laws of the jurisdiction of its incorporation or organization of any Loan Party (if applicable) or in the context of any pledge of shares granted over the shares in the capital in any Loan Party, a copy of a resolution of the general meeting or a resolution in writing signed by all the holders of the issued shares (if applicable) of that company, (F) if applicable, a copy of a resolution signed by the supervisory board of the relevant Loan Party, (G) if applicable, an unconditional positive advice from each relevant works' council including the request for advice and (E) such other matters that are customarily included in a certificate of this nature in the jurisdiction of its incorporation or organization. (h) Fees, Etc. All duties, fees, reasonable costs and expenses (including, without limitation, legal fees and expenses) and other compensation contemplated hereby, payable to the Agents and the Lenders or otherwise payable in respect of the Transactions shall have been paid to the extent due. (i) USA PATRIOT Act.The Administrative Agent shall have received all documentation and other information required by regulatory authorities with respect to the Borrowers reasonably requested by the Administrative Agent under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act. (j) Refinancing. The Refinancing shall have been consummated. (k) Senior Notes. The Borrowers shall have issued Senior Notes in an aggregate principal amount of $500,000,000 equivalent pursuant to the Senior Notes Indenture. (l) Financial Statements. The Arrangers and the Lenders shall have received the Audited Financial Statements (and the audit report for such financial statements) and the Quarterly Financial Statements, which financial statements described shall be prepared in accordance with GAAP. (m)Cashless Settlement Letter. The Cashless Settlement Letter shall have been duly executed and delivered by the Borrowers and each of the other parties thereto to the Adminstrative Agent. Section 4.02 All Credit Events. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of LIBO Rate Loans) is subject to the following conditions precedent: (a) The representations and warranties of each Loan Party set forth in Article V and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date. (b) No Default shall exist or would result from such proposed Credit Extension or from the application of the proceeds therefrom. 126

(c) The Administrative Agent and, if applicable, the relevant L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof. Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of LIBO Rate Loans) submitted by the Lead Borrower after the Closing Date shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension. ARTICLE V REPRESENTATIONS AND WARRANTIES Holdings, the Borrowers and each of the other Loan Parties party hereto represent and warrant to the Agents and the Lenders at the time of each Credit Extension that: Section 5.01 Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each Restricted Subsidiary (other than an Immaterial Subsidiary) (a) is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization (to the extent such concept exists in such jurisdiction), (b) has all requisite power and authority to (i) own or lease its assets and carry on its business as currently conducted and (ii) in the case of the Loan Parties, execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing (to the extent such concept exists in such jurisdiction) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs and injunctions and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except, in each case referred to in clause (a) (other than with respect to each Borrower), (b)(i) (other than with respect to each Borrower), (c), (d) or (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. Section 5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Transactions, are within such Loan Party’s corporate or other powers, (a) have been duly authorized by all necessary corporate or other organizational action, and (b) do not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01), or require any payment to be made under (x) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, or (iii) violate any material Law; except with respect to any conflict, breach, contravention or payment (but not the creation of any Lien) referred to in clause (ii)(x), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect. Section 5.03 Governmental Authorization; Other Consents.(a)No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings and registrations necessary to perfect, as applicable, the 127

Liens or register on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been (or, within the applicable period set out in the relevant Collateral Document, will be) duly obtained, taken, given or made and are or (within such applicable period will be) in full force and effect (except to the extent not required to be obtained, taken, given or made or in full force and effect pursuant to the Collateral and Guarantee Requirement) and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect. (b) Any Luxembourg Loan Party has carried out its activities and will continue to carry out its activities in a manner which complies with all relevant regulatory requirements regarding activities of the financial sector and in a manner which does not require it to be authorized under the Luxembourg Act, dated April 5, 1993, on the financial sector, as amended. Section 5.04 Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is a party thereto. This Agreement and each other Loan Document constitute legal, valid and binding obligations of such Loan Party, enforceable against each Loan Party that is a party thereto in accordance with its terms, except as such enforceability may be limited by (i) Debtor Relief Laws and by general principles of equity (ii) the need for filings, registrations and, with respect to Collateral owned by Foreign Subsidiaries, any other perfection steps necessary to create or perfect or register the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and (iii) the effect of foreign Laws, rules and regulations as they relate to pledges, if any, of Equity Interests in Foreign Subsidiaries and intercompany Indebtedness owed by Foreign Subsidiaries. Section 5.05 Financial Statements; No Material Adverse Effect. (a) The Annual Financial Statements and the Quarterly Financial Statements fairly present in all material respects the financial condition of Topco and its Subsidiaries as of the dates thereof and their results of operations for the periods covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, (A) except as otherwise expressly noted therein and (B) subject, in the case of the Quarterly Financial Statements, to changes resulting from normal year-end adjustments and absence of footnotes. (b) The unaudited pro forma consolidated balance sheet of Topco and its Subsidiaries as of the last day of the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least forty-five (45) days (or ninety (90) days in case such four-fiscal quarter period is the end of Topco’s fiscal year) prior to the Closing Date (such last day, the “Pro Forma Balance Sheet Date”), prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (including the explanatory notes related to the adjustments thereto) (the “Pro Forma Balance Sheet”) and the unaudited pro forma consolidated statement of income of Topco and its Subsidiaries for the twelve-month period ended on the Pro Forma Balance Sheet Date, prepared after giving effect to the Transactions as if the Transactions had occurred at the beginning of such period (together with the Pro Forma Balance Sheet, the “Pro Forma Financial Statements”), copies of which have heretofore been furnished to the Administrative Agent, have been prepared based on the Annual Financial Statements (except for the exclusion of the effects of the finalization of deferred tax accounting and acquisition accounting adjustments) and the Quarterly Financial Statements and have been prepared in good faith, based on assumptions believed by the Lead Borrower to be reasonable as of the date of delivery thereof, and present fairly in all material respects on a pro forma basis the estimated financial position of Topco and its Subsidiaries as at the Pro Forma Balance Sheet Date and their estimated results of operations for the period covered thereby. (c) The forecasts of consolidated balance sheets, income statements and cash flow statements of Topco and its Subsidiaries for each of the fiscal years ending December 31, 2017 through December 31, 2021, copies of which have been furnished to the Administrative Agent prior to the Closing 128

Date, and all Projections delivered pursuant to Section 6.01 have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time made, it being understood that projections as to future events are not to be viewed as facts and actual results may vary materially from such forecasts. (d) Since December 31, 2016, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect. Section 5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Lead Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Lead Borrower or any of its Restricted Subsidiaries or against any of their properties or revenues that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Section 5.07 Ownership of Property; Liens.(a)The Lead Borrower and each of its Restricted Subsidiaries has good record title to, or valid leasehold interests in, or easements or other limited property interests in (in each case, to the extent applicable in the jurisdiction in which such Real Property is located), all Real Property necessary in the ordinary conduct of its business, free and clear of all Liens except as set forth on Schedule 5.07 hereto and except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 7.01 and except where the failure to have such title, interest, easement or other limited property interest could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. (b) Schedule 6 to the Perfection Certificate dated as of the Closing Date contain a true and complete list of Material Real Property owned by the Lead Borrower and any of its wholly-owned Domestic Subsidiaries as of the Closing Date. Section 5.08 Environmental Matters. Except as disclosed in Schedule 5.08(a) or except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) each Loan Party is in compliance with all applicable Environmental Laws, and has obtained, and is in compliance with, all Environmental Permits required of any of them under applicable Environmental Laws; (b) there are no claims, proceedings, investigations or actions by any Governmental Authority or other Person pending, or to the knowledge of the Lead Borrower, threatened in writing, under any Environmental Law or to revoke, suspend or modify any Environmental Permit held by any of the Loan Parties under applicable Environmental Laws; (c) none of the Loan Parties has agreed to assume or accept responsibility, by contract or otherwise, for any Environmental Liability of any other Person; and (d)there are no facts, circumstances or conditions relating to the past or present business or operations of any of the Loan Parties or any of their respective predecessors (including the disposal of any wastes, hazardous substances or other materials), or to any Real Property at any time owned, leased or operated by any of them, that could reasonably be expected to give rise to any Environmental Liability on the part of the Loan Parties. Section 5.09 Taxes. Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of the Loan Parties and their Subsidiaries have filed all returns, statements, forms and reports for taxes (for purposes of this Section, “Returns”) required 129 to be filed, and the Returns accurately reflect all liability for taxes of the Loan Parties and their Subsidiaries as a whole for the periods covered thereby. Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of the Loan Parties and their Subsidiaries have paid all taxes levied or imposed upon them or their properties that are due and payable (including in their capacity as a withholding agent), except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP if such contest shall have the effect of suspending enforcement or collection of such taxes. There is no action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of the Loan Parties or any of their Subsidiaries, threatened by any authority regarding any taxes relating to the Loan Parties or any of their Subsidiaries, nor is there any proposed Tax deficiency or assessment known to any Loan Parties against the Loan Parties that would, if made, individually or in the aggregate, have a Material Adverse Effect. Section 5.10 ERISA Compliance. (a)Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Pension Plan is in compliance in form and operation with its terms and with the applicable provisions of ERISA, the Code and all other applicable Laws and regulations. (b) (i) No ERISA Event has occurred during the five year period prior to the date on which this representation is made or deemed made; (ii) no Loan Party, Restricted Subsidiary or ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iii) no Loan Party, Restricted Subsidiary or ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iv) no Loan Party, Restricted Subsidiary or ERISA Affiliate has engaged in a transaction that could reasonably be expected to be subject to Sections 4069 or 4212(c) of ERISA; except, with respect to each of the foregoing clauses (i) through (iv) of this Section 5.10(b), as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. (c) Except as could not reasonably be expected to result in a Material Adverse Effect: (i) each Foreign Pension Plan maintained or administered by the Loan Party or a Restricted Subsidiary has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities; (ii) all contributions required to be made by a Loan Party or Restricted Subsidiary with respect to a Foreign Pension Plan have been timely made and the Loan Parties and Restricted Subsidiaries have not incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan; and (iii) each Foreign Pension Plan maintained or administered by the Loan Party or a Restricted Subsidiary is funded to the extent required by Law or otherwise to comply with the requirements of any material Law applicable in the jurisdiction in which such Foreign Pension Plan is maintained. Section 5.11 Subsidiaries; Equity Interests. As of the Closing Date (after giving effect to any part of the Transactions that is consummated on or prior to the Closing Date), no Loan Party has any Subsidiaries other than those specifically disclosed in Schedule 5.11, and all of the outstanding Equity Interests owned by the Loan Parties (or a Subsidiary of any Loan Party) in such Subsidiaries have been validly issued and are fully paid and all Equity Interests owned by a Loan Party (or a Subsidiary of any Loan Party) in such Subsidiaries are owned free and clear of all Liens except (i) those created under the Collateral Documents and (ii) any Lien that is permitted under Section 7.01. As of the Closing Date, Schedules 1(a) and 7(a) and (b) to the Perfection Certificate (a) set forth the name and jurisdiction of each Borrower and each Borrower’s wholly-owned domestic Subsidiaries that are Loan Parties and (b) set 130 forth the ownership interest of each Borrower, its wholly-owned domestic Subsidiaries and any other Subsidiary thereof, including the percentage of such ownership. Section 5.12 Margin Regulations; Investment Company Act.(a)Neither Borrower is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Borrowings or drawings under any Letter of Credit will be used for any purpose that violates Regulation U. (b) None of the Borrowers or any other Loan Party is, or is required to be, registered as an “investment company” under the Investment Company Act of 1940. Section 5.13 Disclosure. To the best knowledge of the Lead Borrower, no report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party (other than projected financial information, pro forma financial information and information of a general economic or industry nature) to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading. With respect to projected financial information and pro forma financial information, the Lead Borrower represents that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation of such materials; it being understood that such projections may vary from actual results and that such variances may be material. Section 5.14 Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against the Lead Borrower or any of its Restricted Subsidiaries pending or, to the knowledge of the Lead Borrower, threatened in writing; (b) hours worked by and payment made to employees of the Lead Borrower or any of its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Laws dealing with such matters; and (c) all payments due from the Lead Borrower or any of its Restricted Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant party. Section 5.15 Intellectual Property; Licenses, Etc.. The Lead Borrower and its Restricted Subsidiaries own, license or possess the right to use all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, technology, domain names, software, trade secrets, know-how database rights, design rights and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses as currently conducted, and such IP Rights do not conflict with the rights of any Person, except to the extent such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, no use of IP Rights, advertising, product, process, method, substance, part or other material used by any Loan Party or any of its Subsidiaries in the operation of their respective businesses as currently conducted infringes upon any rights held by any Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim, accused infringements or litigation regarding any of the IP Rights is pending or, to the knowledge of the Lead Borrower, threatened in writing against any Loan Party or any of its Restricted Subsidiaries, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Section 5.16 Solvency. On the Closing Date, upon giving effect to the Transactions, the Lead Borrower and its Restricted Subsidiaries, on a consolidated basis, are Solvent. 131

Section 5.17 Subordination of Junior Financing. The Obligations are “Senior Debt,” “Senior Indebtedness,” “Guarantor Senior Debt” or “Senior Secured Financing” (or any comparable term) under, and as defined in, any Junior Financing Documentation. Section 5.18 Collateral Documents; Valid Liens. Except as otherwise contemplated hereby or under any other Loan Documents, the provisions of the Collateral Documents and any other documents and instruments necessary to satisfy the Collateral and Guarantee Requirement, together with such filings and other actions required to be taken hereby or by the applicable Collateral Documents (including the delivery to the Administrative Agent of any Pledged Debt and any Pledged Equity required to be delivered pursuant to the applicable Collateral Documents), are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, except as otherwise provided hereunder, including subject to Liens permitted by Section 7.01, a legal, valid, enforceable and perfected first priority Lien on all right, title and interest of the respective Loan Parties in the Collateral described therein. Notwithstanding anything herein (including this Section 5.18) or in any other Loan Document to the contrary, neither the Lead Borrower nor any other Loan Party makes any representation or warranty as to (A) the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary that is not organized in a Qualified Jurisdiction, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign Law (other than the law of any Qualified Jurisdiction) or (B) the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest to the extent such pledge, security interest, perfection or priority is not required pursuant to the Collateral and Guarantee Requirement. Section 5.19 Centre of Main Interest. For the purposes of Regulation (EU) No. 2015/848 of the European Parliament and of the Council of the European Union of May 20, 2015 on insolvency precedings (recast) (the “Insolvency Regulation”), the centre of main interest (as that term is used in Article 3(1) of the Insolvency Regulation) of each Holdco, each Borrower and each of their Restricted Subsidiaries that is formed or incorporated in a jurisdiction within the European Union is situated in the jurisdiction of its registered office and it has no “establishment” (as that term is used in Article 2(10) of the Insolvency Regulation) in any other jurisdiction, save for the Swiss branch of Trinseo Finance Luxembourg S.à r.l. Section 5.20 Pensions Act. (a) Neither the Lead Borrower nor any of its Restricted Subsidiaries is or has been an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993 as amended). (b) Neither the Borrower nor any of its Restricted Subsidiaries is or has been “connected” with or an “associate” of (as those terms are used in sections 39 and 43 of the Pensions Act 2004) such an employer. Section 5.21 Commercial Benefit. Each Loan Party acknowledges that the entry into and performance by such Loan Party of its obligations under the Loan Documents to which it is a party is for such Loan Party’s commercial benefit. Section 5.22 USA Patriot Act, Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions. (a) To the extent applicable, each of Holdings and its Subsidiaries is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) the USA Patriot Act and AML Laws. 132

(b) Holdings and its Subsidiaries, their respective directors and officers, and to the knowledge of Holdings or its Subsidiaries, their respective employees and agents, have conducted their businesses in compliance with Anti-Corruption Laws in all material respects. No part of the proceeds of the Loans (or any Letters of Credit) will be used by Holdings or its Subsidiaries, directly or, to its knowledge, indirectly, for any offer, payment, promise to pay, or authorization or approval of the payment or giving of money or anything else of value to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct any improper business advantage, in violation in any material respect of any Anti-Corruption Laws. (c) (i) None of Holdings or its Subsidiaries will directly or, to the knowledge of Holdings or such Subsidiary, indirectly, use the proceeds of the Loans (or Letters of Credit) in violation of applicable Sanctions or otherwise knowingly make available such proceeds to any Person for the purpose of financing the activities or business of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent licensed, exempted or otherwise approved by a competent governmental body responsible for enforcing such Sanctions, (ii) none of Holdings, any Subsidiary or to the knowledge of Holdings or such Subsidiary, their respective directors, officers or employees or, to the knowledge of either Borrower, any controlled Affiliate of Holdings, either Borrower or their respective Subsidiaries that will act in any capacity in connection with or benefit from any Facility, is a Sanctioned Person and (iii) none of Holdings, its Subsidiaries or, to the knowledge of Holdings or such Subsidiary, their respective directors, officers and employees are in violation of applicable Sanctions in any material respect. Section 5.23 Luxembourg Specific Representations. (i) Each Luxembourg Loan Party is in compliance with the Luxembourg Act dated May 31, 1999 on the domiciliation of companies, as amended from time to time and all related regulations and (ii) the head office (administration centrale), the place of effective management (siège de direction effective) and (for the purposes of the Insolvency Regulation) the center of main interests (centre des intérêts principaux) of each Luxembourg Loan Party in Luxembourg is located at the place of its registered office (siège statutaire) in Luxembourg. ARTICLE VI AFFIRMATIVE COVENANTS So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than (i) contingent indemnification obligations as to which no claim has been asserted, (ii) obligations under Treasury Services Agreements and (iii) obligations under Secured Hedge Agreements) hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer is in place), then from and after the Closing Date, the Lead Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.16) cause each of its Restricted Subsidiaries to: Section 6.01 Financial Statements.(a)Deliver to the Administrative Agent for prompt further distribution to each Lender, within ninety (90) days after the end of each fiscal year completed after the Closing Date, a consolidated balance sheet of the Lead Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of PricewaterhouseCoopers LLC or any other independent registered public accounting firm of nationally recognized standing, which report and opinion (i) shall be prepared in accordance with generally accepted auditing standards and (ii) shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such 133 audit (except as may be required as a result of (x) a prospective Event of Default with respect to the Financial Covenant, (y) in the case of the Term Loans, an actual Event of Default with respect to the Financial Covenant or (z) the impending maturity of any Indebtedness); (b) Deliver to the Administrative Agent for prompt further distribution to each Lender, within forty-five (45) days after the end of each fiscal quarter of each fiscal year of the Lead Borrower completed after the Closing Date (other than the fourth fiscal quarter of any fiscal year for which the Lead Borrower is required to deliver financial statements pursuant to Section 6.01(a)), a consolidated balance sheet of the Lead Borrower and its Subsidiaries as at the end of such fiscal quarter and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for such fiscal quarter and the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Lead Borrower as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Lead Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; (c) Deliver to the Administrative Agent for prompt further distribution to each Lender, no later than ninety (90) days after the end of each fiscal year of the Lead Borrower completed after the Closing Date, a detailed consolidated budget for the following fiscal year on a quarterly basis and for the next succeeding three years on an annual basis (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of each such fiscal year, the related consolidated statements of projected cash flow and projected income and a summary of the material underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer of the Lead Borrower stating that such Projections have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed by the Lead Borrower to be reasonable at the time of preparation and at the time of delivery of such Projections, it being understood that actual results may vary from such Projections and that such variations may be material; and (d) Deliver to the Administrative Agent with each set of consolidated financial statements referred to in Sections 6.01(a) and (b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) (which may be in footnote form only) from such consolidated financial statements. Notwithstanding the foregoing, the obligations in clauses (a) and (b) of this Section 6.01 may be satisfied with respect to financial information of the Lead Borrower and the Restricted Subsidiaries by furnishing the Lead Borrower’s (or any Parent’s) Form 10-K or 10-Q, as applicable, filed with the SEC; provided that (i) to the extent such information relates to a Parent, such information is accompanied by unaudited consolidating information that explains in reasonable detail the differences between the information relating to such Parent, on the one hand, and the information relating to the Lead Borrower and the Restricted Subsidiaries on a standalone basis, on the other hand, and (ii) to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion of PricewaterhouseCoopers LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (except as may be required as a result of (x) a prospective Event of Default with respect to the Financial Covenant, (y) in the case of the Term Loans, an actual Event of Default with respect to the Financial Covenant or (z) the impending maturity of any Indebtedness). 134

Any financial statement required to be delivered pursuant to Sections 6.01(a) or 6.01(b) shall not be required to include acquisition accounting adjustments relating to any Permitted Acquisition to the extent it is not practicable to include any such adjustments in such financial statement. Documents required to be delivered pursuant to this Section 6.01 and Section 6.02(b) and (c) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which any Parent (or the Lead Borrower) posts such documents, or provides a link thereto on the website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Lead Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon written request by the Administrative Agent, the Lead Borrower shall deliver paper copies of such documents (which may be electronic copies delivered via electronic mail) to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Lead Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Lead Borrower shall be required to provide paper copies (which may be electronic copies delivered via electronic mail) of the Compliance Certificates required by Section 6.02(a) to the Administrative Agent; provided, however, that if such Compliance Certificate is first delivered by electronic means, the date of such delivery by electronic means shall constitute the date of delivery for purposes of compliance with Section 6.02(a).Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents. Section 6.02 Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution to each Lender: (a) no later than five (5) days after the delivery of the financial statements referred to in Section 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Lead Borrower; (b) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements, if any, which either Holdco, the Lead Borrower or any Restricted Subsidiary files with the SEC, ASIC or with any applicable Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto; (c) promptly after the furnishing thereof, copies of any material requests or material notices received by any Loan Party (other than in the ordinary course of business) or material statements or material reports furnished to any holder of debt securities (other than in connection with any board observer rights) of any Loan Party or of any of its Restricted Subsidiaries pursuant to the terms of any Junior Financing Documentation in each case in a principal amount in excess of the Threshold Amount and not otherwise required to be furnished to the Lenders pursuant to any clause of this Section 6.02; (d) together with the delivery of each Compliance Certificate pursuant to Section 6.02(a), (i) in the case of annual Compliance Certificates only, a report setting forth the information required by sections describing the legal name and the jurisdiction of formation of 135 each Loan Party and the location of the chief executive office of each Loan Party or confirming that there has been no change in such information since the Closing Date or the date of the last such report, (ii) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.05(b)(ii) and (iii) a list of each Subsidiary of the Lead Borrower that identifies each Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate (to the extent that there have been any changes in the identity or status as a Restricted Subsidiary or Unrestricted Subsidiary of any such Subsidiaries since the later of the Closing Date and the most recent list provided); and (e) promptly, such additional information regarding the business, legal, financial or corporate affairs of the Loan Parties or any of their respective Restricted Subsidiaries, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request. Section 6.03 Notices. Promptly after a Responsible Officer of any Loan Party has obtained actual knowledge thereof, notify the Administrative Agent: (a) of the occurrence of any Default; (b) of the occurrence of an ERISA Event which could reasonably be expected to result in a Material Adverse Effect; and (c) of the filing or commencement of, or any written threat or written notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority, against the Lead Borrower or any Loan Party that could in each case reasonably be expected to result in a Material Adverse Effect. Each notice pursuant to this Section shall be accompanied by a written statement of a Responsible Officer of the Lead Borrower (x) that such notice is being delivered pursuant to Section 6.03(a), (b) or (c) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Lead Borrower or the respective Loan Party has taken and proposes to take with respect thereto. Section 6.04 Payment of Taxes. Pay, discharge or otherwise satisfy, as the same shall become due and payable in the normal conduct of its business, all its obligations and liabilities in respect of taxes imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent any such tax is being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP or the failure to pay or discharge the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except (x) in a transaction permitted by Section 7.04 or 7.05 and (y) any Restricted Subsidiary may merge, amalgamate or consolidate with any other Restricted Subsidiary and (b) take all reasonable action to maintain all rights, privileges (including its good standing where applicable in the relevant jurisdiction), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except, in the case of (a) (other than with respect to either Borrower) or (b) to the extent that failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or pursuant to a transaction permitted by Section 7.04 or 7.05 or clause (a) (y) of this Section 6.05. 136

Section 6.06 Maintenance of Properties. Except (i) if the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) for Dispositions permitted by Section 7.05 (a) maintain, preserve and protect all of its material tangible properties and equipment necessary in the operation of its business in as good a working order, repair and condition, as they were in on the date hereof, ordinary wear and tear excepted and fire, casualty or condemnation excepted, (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice and in the normal conduct of its business, and (c) maintain or renew all of its registered or issued intellectual property. Section 6.07 Maintenance of Insurance. (a) Generally. Maintain, with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Lead Borrower and the Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons. (b) Requirements of Insurance.(i) All such insurance shall (other than for any German Loan Party) name the Collateral Agent as mortgagee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) or loss payee (in the case of property insurance), as applicable and (ii) with respect to any German insurance contract or policy of a German Loan Party, a German Loan Party shall not agree on a cancellation, material reduction in amount or material change in coverage thereof that is adverse to the interests of any Agent or the Lenders without providing the Administrative Agent with a written notice ten (10) days prior to effecting such cancellation, material reduction on amount or material change in coverage setting out in detail what the cancellation, material reduction on amount or material change in coverage will be; provided that if the Administrative Agent does not notify the relevant German Loan Party within ten (10) days after having received such notice that it objects the action contemplated in the notice, such German Loan Party may agree on such cancellation, material reduction or material change. (c) Flood Insurance. With respect to each Mortgaged Property, obtain flood insurance in such total amount as the Administrative Agent may from time to time reasonably require, if at any time the area in which any improvements located on any Mortgaged Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the Flood Laws. (d) If the Lead Borrower or any of its Subsidiaries shall fail to maintain insurance in accordance with this Section 6.07, or if the Lead Borrower or any of its Subsidiaries shall fail to so endorse and deposit all policies or certificates with respect thereto, the Administrative Agent shall have the right (but shall be under no obligation) to procure such insurance and the Lead Borrower and its Subsidiaries jointly and severally agree to reimburse the Administrative Agent for all costs and expenses of procuring such insurance. The provisions of this Section 6.07 shall be deemed supplemental to, but not duplicative of, the provisions of any Collateral Documents that require the maintenance of insurance. Section 6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except, in each case, if the failure to comply therewith could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 6.09 Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently 137 applied and which reflect all material financial transactions and matters involving the assets and business of the Lead Borrower or a Restricted Subsidiary, as the case may be (it being understood and agreed that certain Foreign Subsidiaries maintain individual books and records in conformity with generally accepted accounting principles in their respective countries of organization and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder). Section 6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of such Loan Party’s or such Restricted Subsidiary’s properties, to examine such Person’s corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss such Person’s affairs, finances and accounts with its directors, officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Lead Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Lead Borrower; provided that only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year and only one (1) such time shall be at the Lead Borrower’s expense; provided further that when an Event of Default has occurred and is continuing, the Administrative Agent (or any of its representatives or independent contractors), on behalf of itself and the Lenders, may do any of the foregoing at the expense of the Lead Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent shall give the Lead Borrower the opportunity to participate in any discussions with the Lead Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 6.10, none of the Lead Borrower or any of its Restricted Subsidiaries shall be required to disclose, or permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (iii) is subject to attorney client or similar privilege or constitutes attorney work-product. Section 6.11 Additional Collateral; Additional Guarantors. At the Borrower’s expense, subject to the limitations and exceptions of this Agreement, including, without limitation, the provisions of the Collateral and Guarantee Requirement and any applicable limitation in any Collateral Document, take all action necessary or reasonably requested by the Administrative Agent or the Collateral Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including: (a) Upon (1) the formation or acquisition of any new direct or indirect Restricted Subsidiary (other than any Immaterial Subsidiary or Excluded Subsidiary) that is organized in a Qualified Jurisdiction (other than Hong Kong or Singapore), (2) the designation in accordance with Section 6.15 of any existing direct or indirect Subsidiary that is organized in a Qualified Jurisdiction (other than Hong Kong or Singapore) as a Restricted Subsidiary (other than any Excluded Subsidiary), (3) the re-designation in accordance with the proviso to the definition of “Immaterial Subsidiary” of any existing direct or indirect Restricted Subsidiary (other than any Immaterial Subsidiary or any Excluded Subsidiary) that is organized in a Qualified Jurisdiction (other than Hong Kong or Singapore), (4) the designation of any Restricted Subsidiary that is an Immaterial Subsidiary or an Excluded Subsidiary as a Guarantor with, other than in the case of any such Restricted Subsidiary organized in a Qualified Jurisdiction, the prior written consent of the Administrative Agent (such consent to be based on matters of concern relating to the procurement of a guarantee from such Guarantor, the enforceability thereof and the taking and perfecting of a security interest in the assets of such Guarantor to secure its obligations thereunder), which consent shall not be unreasonably withheld or delayed: 138

(i) within (x) 45 days after such formation, acquisition or designation with respect to a Restricted Subsidiary that is a Domestic Subsidiary or with respect to Collateral located in the U.S. or (y) 90 days after such formation, acquisition or designation with respect to a Foreign Subsidiary or with respect to non-U.S. Collateral or, in each case, such longer period as the Administrative Agent may agree in writing in its discretion: (A) cause each such Restricted Subsidiary to duly execute and deliver to the Administrative Agent or the Collateral Agent (as appropriate) a Guarantor Joinder to this Agreement and joinders to the Security Agreement Supplements, Intellectual Property Security Agreements, a counterpart of the Global Intercompany Note and other security agreements and documents (including, with respect to such Mortgages, the documents listed in Schedule 6.18), as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Mortgages, Security Agreement, Intellectual Property Security Agreements and other security agreements in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement; (B) cause each such Restricted Subsidiary (and the parent of each such Restricted Subsidiary that is a Guarantor) to deliver any and all certificates representing Equity Interests (to the extent certificated) and intercompany notes that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank; (C) take and cause such Restricted Subsidiary and each direct or indirect parent of such Restricted Subsidiary to take whatever action (including the recording of Mortgages, the filing of UCC financing statements and delivery of stock and membership interest certificates) as may be necessary in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected Liens to the extent required by the Collateral and Guarantee Requirement, and to otherwise comply with the requirements of the Collateral and Guarantee Requirement; (ii) if reasonably requested by the Administrative Agent or the Collateral Agent, within forty-five (45) days after such request (or such longer period as the Administrative Agent may agree in its discretion), deliver to the Administrative Agent a signed copy of an opinion from (A) counsel for the additional Loan Party and/or (B) counsel for the Administrative Agent and the Lenders mutually determined in accordance with customary practice in the jurisdiction where the additional Loan Party is located and addressed to the Administrative Agent and the Lenders. Such opinion shall be in form reasonably acceptable to the Administrative Agent as to such customary matters set forth in this Section 6.11(a) as the Administrative Agent may reasonably request; (iii) as promptly as practicable after the request there for by the Administrative Agent or Collateral Agent, deliver to the Collateral Agent with respect to each Material Real Property owned by any Loan Party (as applicable) any existing title reports, abstracts or environmental assessment reports, to the extent available and in the possession or control of the Lead Borrower; provided, however, that there shall be no obligation to deliver to the Administrative Agent any existing environmental assessment report whose disclosure to the Administrative Agent would require the consent of a Person other than the Lead Borrower or one of its Subsidiaries, where, despite the 139 commercially reasonable efforts of the Lead Borrower to obtain such consent, such consent cannot be obtained; and (iv) if reasonably requested by the Administrative Agent or the Collateral Agent, within sixty (60) days after such request (or such longer period as the Administrative Agent may agree in its discretion), deliver to the Collateral Agent any other items necessary from time to time to satisfy the Collateral and Guarantee Requirement with respect to perfection and existence of security interests with respect to property of any Guarantor acquired after the Closing Date and subject to the Collateral and Guarantee Requirement, but not specifically covered by the preceding clauses (i), (ii) or (iii) or clause (b) below. (b) Not later than one hundred twenty (120) days after the acquisition by any Loan Party of Material Real Property (or such longer period as the Administrative Agent may agree in its discretion) that is required to be provided as Collateral pursuant to the Collateral and Guarantee Requirement, which property would not be automatically subject to another Lien pursuant to pre-existing Collateral Documents, cause such property to be subject to a Lien and Mortgage in favor of the Administrative Agent for the benefit of the Secured Parties and take, or cause the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect or record such Lien, in each case to the extent required by, and subject to the limitations and exceptions of, the Collateral and Guarantee Requirement and to otherwise comply with the requirements of the Collateral and Guarantee Requirement. (c) Always ensuring that the Obligations are secured by a first-priority security interest in all the Equity Interests of the Borrowers. (d) Singapore Subsidiaries. (i) Within 60 days after the formation or acquisition by the Lead Borrower or any of its Restricted Subsidiaries of any new direct or indirect Restricted Subsidiary that is a Singapore Subsidiary or the designation in accordance with Section 6.15 of any existing direct or indirect Singapore Subsidiary as a Restricted Subsidiary, or such longer period as the Administrative Agent may agree in writing in its discretion: (A) cause each such Singapore Subsidiary to duly execute and deliver to the Administrative Agent or the Collateral Agent (as appropriate) a Guarantor Joinder to this Agreement; (B) cause each such Singapore Subsidiary to deliver (1) a fixed and floating charge over all its property duly executed and delivered by each such Singapore Subsidiary in favor of the Collateral Agent, (2) an equitable mortgage of shares duly executed and delivered by each such Singapore Subsidiary in favor of the Collateral Agent (“Singapore Share Mortgage”) and (3) a Mortgage over all its Material Real Property duly executed and delivered by each such Singapore Subsidiary in favor of the Collateral Agent, in each case constituting first ranking Liens in form and substance reasonably acceptable to the Administrative Agent; (C) cause each such Singapore Subsidiary (and the parent of each such Singapore Subsidiary that is a Guarantor) to deliver any and all original share certificates, original blank share transfers and certified extract of share registers representing Equity Interests and intercompany notes that are required to be pledged 140 pursuant to the Collateral and Guarantee Requirement and the Singapore Share Mortgages; (D) if required, cause each such Singapore Subsidiary to execute and deliver shareholder resolutions to amend the memorandum and articles of association of the Singapore Subsidiary so that it includes a provision which provides that the directors may not refuse to register a share transfer effected by the Collateral Agent or a Lender on enforcement of Collateral over those shares; (E) cause each such Singapore Subsidiary to deliver to counsel for the Lenders (1) an original bizfile authorization letter addressed to counsel for the Lenders signed by each such Singapore Subsidiary and (2) original statements containing particulars of charge (drafts of which are to be provided by counsel to the Collateral Agent and the Lenders within reasonable time following execution of the respective Collateral Documents) in relation to any Collateral Documents which are registrable as charges pursuant to the Companies Act (Cap. 50) of Singapore; (F) cause each such Singapore Subsidiary to provide evidence that all Collateral Documents to which it is a party are duly stamped or, if not duly stamped, confirmation that they will be duly stamped; (G) if reasonably requested by the Administrative Agent or the Collateral Agent, within forty-five (45) days after such request (or such longer period as the Administrative Agent may agree in its discretion), deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the Lenders, of counsel for the Loan Parties (or counsel for the Administrative Agent and Lenders if it is customary in Singapore for such counsel to deliver such opinion) reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 6.11(d) as the Administrative Agent may reasonably request; and (H) as promptly as practicable after the request therefor by the Administrative Agent or Collateral Agent, deliver to the Collateral Agent with respect to each Material Real Property any existing title reports, abstracts or environmental assessment reports, to the extent available and in the possession or control of the Lead Borrower or a Singapore Subsidiary; provided, however, that there shall be no obligation to deliver to the Administrative Agent any existing environmental assessment report whose disclosure to the Administrative Agent would require the consent of a Person other than the Lead Borrower or one of its Subsidiaries, where, despite the commercially reasonable efforts of the Lead Borrower to obtain such consent, such consent cannot be obtained. (ii) Take and cause each Restricted Subsidiary that is a Singapore Subsidiary and each direct or indirect parent of such Singapore Subsidiary to take whatever action (including the registration of Mortgages, the registration of the Collateral at ACRA, payment of stamp duty, delivery of any certificates of title and delivery of share certificates) as may be necessary in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected Liens to the extent required by the Collateral and Guarantee Requirement, and to otherwise comply with the requirements of the Collateral and Guarantee Requirement. (e) Hong Kong Subsidiaries. Upon the formation or acquisition by the Lead Borrower or any Restricted Subsidiary of any new direct or indirect Restricted Subsidiary that is a Hong Kong Subsidiary or the designation in accordance with Section 6.15 of any existing direct 141 or indirect Hong Kong Subsidiary as a Restricted Subsidiary and the Administrative Agent and the Lead Borrower determine that financial assistance pursuant to Section 275 of the Companies Ordinance (Cap 622 of the laws of Hong Kong) has been given by such Hong Kong Subsidiary: (i) Ensure that: (A) all board and/or shareholder resolutions which are required to be passed under the Companies Ordinance (Cap. 622 of the laws of Hong Kong) to approve the giving of financial assistance by each such Hong Kong Subsidiary in connection with the entering into and performance of each of the Loan Documents by each such Hong Kong Subsidiary are passed; and (B) all statutory requirements (including filings) in connection with the giving of the financial assistance referred to in clause (A) above are complied with. (ii) Ensure that each such Hong Kong Subsidiary immediately provides the Administrative Agent with certified copies of all the Hong Kong Financial Assistance Documents, together with evidence that all statutory filings in relation to such documents have been complied with. (iii) Within 60 days after such formation, acquisition or designation (as relevant) and delivery of any Hong Kong Financial Assistance Documents, or such longer period as the Administrative Agent may agree in writing in its discretion: (A) cause each such Hong Kong Subsidiary to duly execute and deliver to the Administrative Agent or the Collateral Agent (as appropriate) a Guarantor Joinder to this Agreement; (B) cause each such Hong Kong Subsidiary to deliver (i) a fixed and floating charge over all its property duly executed and delivered by each such Hong Kong Subsidiary in favor of the Collateral Agent, (ii) an equitable mortgage of shares in such Hong Kong Subsidiary duly executed and delivered in favor of the Collateral Agent (“Hong Kong Share Mortgage”) and (iii) a Mortgage over all its Material Real Property duly executed and delivered by each such Hong Kong Subsidiary in favor of the Collateral Agent, in each case constituting first ranking Liens in form and substance reasonably acceptable to the Administrative Agent; (C) cause each such Hong Kong Subsidiary (and the parent of each such Hong Kong Subsidiary that is a Guarantor) to deliver any and all original share certificates, original blank share transfers and certified extract of share registers representing Equity Interests and intercompany notes that are required to be pledged pursuant to the Collateral and Guarantee Requirement and the Hong Kong Share Mortgages; (D) if required, cause each such Hong Kong Subsidiary to execute and deliver shareholder resolutions to amend the memorandum and articles of association of the Hong Kong Subsidiary so that they include a provision which provides that the directors may not refuse to register a share transfer effected by the Collateral Agent or a Lender on enforcement of Collateral over those shares; (E) cause each such Hong Kong Subsidiary to deliver together with each Collateral Document delivered pursuant to clause (B) above each duly executed 142 form which is required to be lodged with the Companies Registry of Hong Kong in connection with the giving of the Collateral Documents; and (F) take and cause each such Hong Kong Subsidiary and each direct or indirect parent of each such Hong Kong Subsidiary to take whatever action (including the registration of Mortgages, the registration of the Collateral, delivery of any certificates of title and delivery of share certificates) as may be necessary in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected Liens to the extent required by the Collateral and Guarantee Requirement, and to otherwise comply with the requirements of the Collateral and Guarantee Requirement; (iv) if reasonably requested by the Administrative Agent or the Collateral Agent, within forty-five (45) days after such request (or such longer period as the Administrative Agent may agree in its discretion), deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the Lenders, of counsel for the Lenders or (as applicable) the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 6.11(e) as the Administrative Agent may reasonably request; and (v) as promptly as practicable after there quest there for by the Administrative Agent or Collateral Agent, deliver to the Collateral Agent with respect to each Material Real Property any existing title reports, abstracts or environmental assessment reports, to the extent available and in the possession or control of the Lead Borrower or a Hong Kong Subsidiary; provided, however, that there shall be no obligation to deliver to the Administrative Agent any existing environmental assessment report whose disclosure to the Administrative Agent would require the consent of a Person other than the Lead Borrower or one of its Subsidiaries, where, despite the commercially reasonable efforts of the Lead Borrower to obtain such consent, such consent cannot be obtained. (f) Irish Subsidiaries. (i) Within 60 days after the formation or acquisition by Lead Borrower or any of its Restricted Subsidiaries of any new direct or indirect Restricted Subsidiary that is an Irish Subsidiary or the designation in accordance with Section 6.15 of any existing direct or indirect Irish Subsidiary as a Restricted Subsidiary, or such longer period as the Administrative Agent may agree in writing in its discretion: (A) cause each such Irish Subsidiary to duly execute and deliver to the Administrative Agent or the Collateral Agent (as appropriate) a Guarantor Joinder to this Agreement; (B) cause each such Irish Subsidiary to deliver a mortgage debenture creating fixed and floating charges over all its property and assets (the “Debenture”) duly executed and delivered by each such Irish Subsidiary in favor of the Collateral Agent, constituting first ranking Liens in form and substance reasonably acceptable to the Administrative Agent; (C) cause each such Irish Subsidiary (and the parent of each such Irish Subsidiary that is a Guarantor) to deliver any and all original share certificates, original blank share transfers and certified extract of share registers representing Equity 143

Interests and intercompany notes that are required to be pledged pursuant to the Collateral and Guarantee Requirement and the Debenture; (D) if required, cause each such Irish Subsidiary to execute and deliver shareholder resolutions to amend the articles of association or the constitution of the Irish Subsidiary so that they include a provision which provides that the directors may not refuse to register a share transfer effected the Collateral Agent or by a Lender on enforcement of Collateral over those shares; (E) cause each such Irish Subsidiary to deliver to counsel for the Lenders original statements containing particulars of charge (drafts of which are to be provided by counsel to the Lenders within reasonable time following execution of the respective Collateral Documents) in relation to any Collateral Documents which are registrable as charges pursuant to the Companies Act 2014 of Ireland; (F) if reasonably requested by the Administrative Agent or the Collateral Agent, within forty-five (45) days after such request (or such longer period as the Administrative Agent may agree in its discretion), deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the Lenders, of counsel for the Lenders reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 6.11(f) as the Administrative Agent may reasonably request; and (G) as promptly as practicable after the request therefor by the Administrative Agent or Collateral Agent, deliver to the Collateral Agent with respect to each Material Real Property (if any) any existing title reports or certificates of title, environmental impact studies, to the extent available and in the possession or control of the Lead Borrower or an Irish Subsidiary; provided, however, that there shall be no obligation to deliver to the Administrative Agent any existing environmental impact studies whose disclosure to the Administrative Agent would require the consent of a Person other than the Lead Borrower or one of its Subsidiaries, where, despite the commercially reasonable efforts of the Lead Borrower to obtain such consent, such consent cannot be obtained. (ii) Take and cause each Restricted Subsidiary that is an Irish Subsidiary and each direct or indirect parent of such Irish Subsidiary to take whatever action (including the registration of Debenture at the Irish Companies Registration Office and on any other relevant register, including but not limited to the Irish Property Registration Authority, payment of stamp duty, delivery of any land certificates or title deeds and delivery of share certificates) as may be necessary in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected Liens to the extent required by the Collateral and Guarantee Requirement, and to otherwise comply with the requirements of the Collateral and Guarantee Requirement. Section 6.12 Compliance with Environmental Laws. (a) Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, comply, and take all reasonable actions to cause all lessees and other Persons operating or occupying any of their Real Properties or facilities to comply, with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for the ownership or operation of any of their Real Properties, facilities or business; and, in each case to the extent required by any Environmental Law, conduct any investigation, remedial or other corrective 144 action to the extent required by any Environmental Law to address Hazardous Materials at any of their Real Properties or facilities, or any other location, in accordance with such Environmental Law. (b) Within thirty (30) days of the occurrence of any Event of Default, if requested by the Administrative Agent or the Collateral Agent, provide the Administrative Agent and the Collateral Agent with an environmental site assessment, by an environmental consultant reasonably acceptable to such Agents, of each of the Mortgaged Properties, identifying the presence or likely presence of Hazardous Materials on such properties and the potential costs of all actions required by Environmental Law to address such materials. Section 6.13 [Reserved]. Section 6.14 Further Assurances. Promptly upon reasonable request by the Administrative Agent (a) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents, to the extent required pursuant to the Collateral and Guarantee Requirement. If the Administrative Agent or the Collateral Agent reasonably determines that it is required by applicable Law to have appraisals prepared in respect of the Real Property of any Loan Party subject to a mortgage constituting Collateral, the Lead Borrower shall provide to the Administrative Agent appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA. Section 6.15 Designation of Subsidiaries. The Lead Borrower may at any time after the Closing Date designate any Restricted Subsidiary of the Lead Borrower (other than the Co-Borrower as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (a) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing, (b) immediately after giving effect to such designation, (i) the Lead Borrower could incur $1.00 of Permitted Ratio Debt or (ii) the Fixed Charge Coverage Ratio would be no less than the Fixed Charge Coverage Ratio immediately prior to giving effect to such designation, (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of the Senior Notes, any Junior Financing, any Incremental Equivalent Debt, any Refinancing Equivalent Debt, any Permitted Ratio Debt or any Permitted Refinancing of any of the foregoing and (iv) no Restricted Subsidiary may be designated an Unrestricted Subsidiary if it was previously designated an Unrestricted Subsidiary. The designation of any Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the Lead Borrower therein at the date of designation in an amount equal to the fair market value of the Lead Borrower’s (as applicable) investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a Return on any Investment by the Lead Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the Borrower’s (as applicable) Investment in such Subsidiary. Section 6.16 Corporate Rating. The Lead Borrower shall use commercially reasonable efforts (i) to cause Topco to maintain a corporate credit rating (but not any specific rating) from S&P and a corporate family rating (but not any specific rating) from Moody’s, in each case with respect to Topco and (ii) to maintain a rating (but not any specific rating) from S&P and Moody’s with respect to the Term B Loans. 145

Section 6.17 Use of Proceeds. Use the proceeds of any Borrowing on the Closing Date, whether directly or indirectly, in a manner consistent with the uses set forth in the preliminary statements to this Agreement, and after the Closing Date, use the proceeds of any Borrowing or Letter of Credit for any purpose not otherwise prohibited under this Agreement, including, for general corporate purposes, working capital needs, the repayment of Indebtedness, the making of Restricted Payments and the making of Investments; provided that the proceeds of the Loans will not be applied towards the discharge or reduction of any liability incurred in connection with the acquisition of a Restricted Subsidiary incorporated in Hong Kong. Section 6.18 Post-Closing Actions. Complete each of the actions described on Schedule 6.18 as soon as commercially reasonable and by no later than the date set forth in Schedule 6.18 with respect to such action or such later date as the Administrative Agent may reasonably agree. Section 6.19 Compliance with Anti-Corruption Laws. The Borrower shall, and shall cause each of its Subsidiaries to: (a) conduct its business in a manner expected to maintain compliance with Anti-Corruption Laws, and maintain policies and procedures designed to ensure compliance with Anti-Corruption Laws; and (b) not authorize the use of the proceeds of any Borrowing or Letter of Credit, directly or, to its knowledge, indirectly, in any manner which would violate Anti-Corruption Laws in any material respect. ARTICLE VII NEGATIVE COVENANTS So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than (i) contingent indemnification obligations as to which no claim has been asserted, (ii) obligations under Treasury Services Agreements and (iii) obligations under Secured Hedge Agreements) which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer is in place), then from and after the Closing Date: Section 7.01 Liens. The Lead Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following: (a) Liens pursuant to any Loan Document; (b) Liens existing on the Closing Date and listed on Schedule 7.01(b) and any modifications, replacements, renewals, refinancings or extensions thereof; provided that (i) the Lien does not extend to any additional property other than after-acquired property that is affixed or incorporated into the property covered by such Lien and proceeds and products thereof, and (ii) the replacement, renewal, refinancing or extension of the obligations secured or benefited by such Liens, to the extent constituting Indebtedness, is permitted by Section 7.03; (c) Liens for taxes, assessments or governmental charges that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or equivalent accounting principles in the relevant jurisdiction; (d) statutory or common law Liens of landlords, sublandlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business and (x) which do not in the aggregate materially detract 146 from the value of any of the Lead Borrower’s or such Restricted Subsidiary’s property or assets taken as a whole or materially impair the operation of the business of the Lead Borrower or such Restricted Subsidiary taken as a whole or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien; (e) (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, health, disability or employee benefits, unemployment insurance and other social security laws or similar legislation or regulation or other insurance-related obligations (including in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto), (ii) part-time worker arrangements in accordance with the German Old-Age Employees Part Time Act (Altersteilzeitgesetz) or pursuant to section 7d of book IV of the German Social Act (Sozialgesetzbuch) and (iii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Lead Borrower or any of its Restricted Subsidiaries; (f) deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business; (g) (i) easements, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions, matters which would be disclosed by an accurate survey or inspection of any Real Property and other, similar encumbrances and minor title defects affecting Real Property that do not in the aggregate materially interfere with the ordinary conduct of the business of the Lead Borrower or any of its Restricted Subsidiaries, taken as a whole, and any exceptions on the Mortgage Policies issued in connection with the Mortgaged Properties or (ii) easements, rights-of-way, restrictions (including zoning restrictions) or encroachments that are reserved for the benefit of The Dow Chemical Company on any leased Real Property; (h) [reserved]; (i) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h); (j) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Lead Borrower or any Restricted Subsidiary, taken as a whole or (ii) secure any Indebtedness; (k) Liens (i) in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business or (ii) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business; (l) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading 147 accounts or other commodities brokerage accounts and (iii) in favor of a banking or other financial institution arising as a matter of Law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including any netting, the right of set-off and any liens arising under the general business conditions of a credit institution with which the Lead Borrower or any of its Restricted Subsidiaries maintains a banking relationship in Germany or The Netherlands) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions; (m) Liens on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.06 or, to the extent related to any of the foregoing, to be applied against the purchase price for such Investment, or consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien; (n) Liens attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement permitted hereunder; (o) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 7.06; (p) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes; (q)Liens that are contractual rights of setoff or rights of pledge (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the issuance of Indebtedness or (ii) relating to pooled deposit or sweep accounts of the Lead Borrower or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Lead Borrower or any of its Restricted Subsidiaries; (r) ground leases in respect of Real Property on which facilities owned or leased by the Lead Borrower or any of its Restricted Subsidiaries are located; (s)Liens (i) in favor of the Lead Borrower or a Restricted Subsidiary on assets of a Restricted Subsidiary that is not a Loan Party securing Indebtedness permitted under Section 7.03(b) and (ii) in favor of the Lead Borrower or any Subsidiary Guarantor; (t) any interest or title of a lessor, sublessor, licensor or sublicensor under leases, subleases, licenses or sublicenses entered into by the Lead Borrower or any of its Restricted Subsidiaries in the ordinary course of business; (u)Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Lead Borrower or any of its Restricted Subsidiaries in the ordinary course of business permitted by this Agreement; (v)Liens to secure Indebtedness permitted under Section 7.03(e); provided that (i) such Liens are created within 270 days of the acquisition, construction, repair, lease, replacement or improvement of the property subject to such Liens, (ii) such Liens do not at any 148 time encumber property (except for replacements, additions and accessions to such property) other than the property financed by such Indebtedness and the proceeds and products thereof and customary security deposits and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for replacements, additions and accessions to such assets) other than the assets subject to such Capitalized Leases and the proceeds and products thereof and customary security deposits; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender; (w) Liens on property of any Non-Loan Party, which Liens secure Indebtedness of the applicable Non-Loan Party permitted under Section 7.03 or other obligations of any Non-Loan Party not constituting Indebtedness; (x) Liens existing on property at the time of the acquisition thereof or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 6.15), in each case after the Closing Date (including Capital Leases as provided for in the last paragraph of Section 7.03) (other than Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary and (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition or such Person becoming a Restricted Subsidiary); (y) (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies, and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Lead Borrower and its Restricted Subsidiaries, taken as a whole; (z) Liens arising from precautionary Uniform Commercial Code financing statement or similar filings; (aa) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto; (bb) [Reserved]; (cc) Liens on Securitization Assets purported to be sold or otherwise transferred in connection with a Permitted Securitization or Liens over bank accounts of any Loan Party or any Restricted Subsidiary, so long as such bank accounts do not receive or hold funds of a Loan Party or any Restricted Subsidiary, in each case which may be required as part of a Permitted Securitization; (dd) Liens on the Collateral securing obligations in respect of Incremental Equivalent Debt or Refinancing Equivalent Debt and, in either case, any Permitted Refinancing thereof; 149

(ee) The modification, replacement, renewal or extension of any Lien permitted by clauses (v) and (x) of this Section 7.01; provided that (i) the Lien does not extend to any additional property, other than (A) after acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof, and (ii) their modification, renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03 (to the extent constituting Indebtedness); (ff) other Liens with respect to property or assets of the Lead Borrower or any of its Restricted Subsidiaries securing obligations in an aggregate principal amount outstanding at any time not to exceed the greater of $60,000,000 and 2.0% of Total Assets, in each case determined as of the date of incurrence; and (gg) Liens securing obligations in respect of Indebtedness permitted to be incurred pursuant to Section 7.03; provided, that (i) after giving Pro Forma Effect to the incurrence of such Indebtedness (and any Specified Transactions consummated in connection therewith), (x) if such Liens are not expressly junior in right of security with the Obligations under Term Loans and Revolving Credit Loans that are secured on a first lien basis, the First Lien Net Leverage Ratio shall be no greater than 2.00:1.00 and such Liens shall be subject to the First Lien Intercreditor Agreement or another lien subordination and intercreditor arrangement satisfactory to the Lead Borrower and the Administrative Agent or (y) if such Liens are expressly junior in right of security with the Liens securing the Obligations under Term Loans and Revolving Credit Loans that are secured on a first lien basis, the Secured Net Leverage Ratio shall be no greater than 2.00:1.00, and such Liens shall be subject to the Second Lien Intercreditor Agreement or another lien subordination and intercreditor arrangement reasonably satisfactory to the Lead Borrower and the Administrative Agent. Notwithstanding the foregoing, neither the Lead Borrower nor any of its Restricted Subsidiaries shall grant a Lien on any Designated Real Property, other than any Lien deemed to exist by virtue of the respective landlord’s ownership interest in such Designated Real Property. The expansion of Liens by virtue of accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, amortization of original issue discount and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Liens for purposes of this Section 7.01. Section 7.02 [Reserved]. Section 7.03 Indebtedness. Neither the Lead Borrower nor any of its Restricted Subsidiaries shall, directly or indirectly, create, incur, assume or suffer to exist any Indebtedness, except: (a) Indebtedness of any Loan Party under the Loan Documents; (b) Indebtedness outstanding on the Closing Date and listed on Schedule 7.03(b) and any Permitted Refinancing thereof; (c) Guarantees by the Lead Borrower and any Restricted Subsidiary in respect of Indebtedness of the Lead Borrower or any Restricted Subsidiary otherwise permitted hereunder; provided that (A) no Guarantee of any Junior Financing shall be permitted unless such guaranteeing party shall have also provided a Guarantee of the Obligations on the terms set forth herein and (B) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable 150 to the Lenders as those contained in the subordination arrangements with respect to such Indebtedness; (d) Indebtedness of the Lead Borrower or any Restricted Subsidiary owing to any Loan Party or any other Restricted Subsidiary (or issued or transferred to any direct or indirect parent of a Loan Party which is substantially contemporaneously transferred to a Loan Party or any Restricted Subsidiary of a Loan Party) to the extent constituting a Permitted Investment or an Investment permitted by Section 7.06; provided that all such Indebtedness shall be evidenced by the Global Intercompany Note (which, in the case of Indebtedness of any Loan Party owed to any Restricted Subsidiary that is not a Loan Party, be unsecured and subordinated to the Obligations in a manner reasonably acceptable to the Administrative Agent or the Required Lenders); (e) (i) Attributable Indebtedness and other Indebtedness (including Capitalized Leases) financing an acquisition, construction, repair, replacement, lease or improvement of a fixed or capital asset incurred by the Lead Borrower or any Restricted Subsidiary prior to or within 270 days after the acquisition, lease, construction, repair, replacement, or improvement of the applicable asset in an aggregate outstanding principal amount not to exceed at any time outstanding the greater of $80,000,000 and 3.5% of Total Assets, in each case determined at the time of incurrence, and any Permitted Refinancing thereof and (ii) Attributable Indebtedness arising out of sale-leaseback transactions permitted by Section 7.05 and any Permitted Refinancing thereof; (f) Indebtedness in respect of Swap Contracts designed to hedge against the Lead Borrower’s or any Restricted Subsidiary’s exposure to interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes; (g) Indebtedness of the Lead Borrower or any Restricted Subsidiary (i) assumed in connection with any Permitted Acquisition (provided, that such Indebtedness is not incurred in contemplation of such Permitted Acquisition) and any Permitted Refinancing thereof or (ii) incurred to finance a Permitted Acquisition, and any Permitted Refinancing thereof; provided that, (x) in the case of any Indebtedness incurred or assumed under clauses (g)(i) or (g)(ii) above, both immediately prior and after giving Pro Forma Effect thereto, (1) the Fixed Charge Coverage Ratio, calculated on a Pro Forma Basis, is at least 2.00:1.00, (2) the Fixed Charge Coverage Ratio, calculated on a Pro Forma Basis, would not be lower than immediately prior thereto, (3) the Total Net Leverage Ratio, calculated on a Pro Forma Basis, is no greater than the Total Net Leverage Ratio, calculated on a Pro Forma Basis, as of the Closing Date or (4) the Total Net Leverage Ratio, calculated on a Pro Forma Basis, would not be greater than immediately prior thereto and (y) in the case of any Indebtedness incurred under clause (g)(ii) above, any such Indebtedness (1) matures after the Maturity Date, (2) has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Term B Loans, (3) may not participate on a greater than pro-rata basis with respect to the Term B Loans in any mandatory prepayment and (4) of Non-Loan Parties does not, when added to the aggregate amount of all other Indebtedness incurred by Non-Loan Parties pursuant to clause (g)(ii) above and outstanding at such time, exceed in the aggregate at any time outstanding, together with all Indebtedness incurred by Non-Loan Parties pursuant to 151

Section 7.03(v) and outstanding at such time, the greater of $135,000,000 and 5.0% of Total Assets, in each case determined at the time of incurrence; (h) Indebtedness representing deferred compensation to employees of the Lead Borrower or any of its Restricted Subsidiaries incurred in the ordinary course of business or Indebtedness in relation to any part-time worker arrangements in accordance with the German Old-Age Employees Part Time Act (Altersteilzeitgesetz) or pursuant to section 7d of book IV of the German Social Act (Sozialgesetzbuch); (i) Indebtedness to current or former officers, managers, consultants, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Lead Borrower or any Parent permitted by Section 7.06; (j) Indebtedness incurred by the Lead Borrower or any of its Restricted Subsidiaries in a Permitted Acquisition, any other Investment or any Disposition expressly permitted hereunder, in each case, constituting indemnification obligations or obligations in respect of purchase price (including earnouts) or other similar adjustments, or deferred compensation or other similar arrangements; (k) Cash Management Obligations and other Indebtedness in respect of netting services, overdraft protections and similar arrangements in each case in connection with deposit accounts; (l) Indebtedness consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business; (m) Indebtedness incurred by the Lead Borrower or any of its Restricted Subsidiaries in the form of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement type obligations regarding workers compensation claims; (n) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Lead Borrower or any of its Restricted Subsidiaries or obligations in the form of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice; (o) the Senior Notes and any Permitted Refinancing thereof; (p) Indebtedness supported by a Letter of Credit in a principal amount not to exceed the face amount of such Letter of Credit; (q) to the extent constituting Indebtedness, obligations of the Lead Borrower or any Restricted Subsidiary which is the seller or servicer (or any obligation of the Lead Borrower or any Restricted Subsidiary in respect of a seller or servicer) in a Permitted Securitization in respect of any Standard Securitization Undertakings as to such Permitted Securitization and Guarantees of the Lead Borrower or any other Loan Party as to such Indebtedness; 152

(r) Indebtedness of a Non-Loan Party which, when aggregated with the principal amount of all other Indebtedness incurred pursuant to this clause (r) and then outstanding, does not exceed an aggregate principal amount equal to the greater of (x) $125,000,000 and (y) 5.25% of Total Assets, in each case determined at the time of incurrence, and any Permitted Refinancing thereof; (s) Indebtedness which, when aggregated with the principal amount of all other Indebtedness incurred pursuant to this clause (s) and then outstanding, does not exceed the greater of $140,000,000 and 5.25% of Total Assets, in each case determined at the time of incurrence, and any Permitted Refinancing thereof; (t) Incremental Equivalent Debt and Refinancing Equivalent Debt and, in either case, any Permitted Refinancing thereof; (u) (i) any joint and several liability arising as a result of (the establishment of) a fiscal unity (fiscale eenheid) between Restricted Subsidiaries incorporated in The Netherlands; and (ii) a guarantee granted pursuant to a declaration of joint and several liability use for the purpose of Section 2:403 of the Dutch Civil Code (and any residual liability under such declaration arising pursuant to Section 2:404(2) of the Dutch Civil Code) in respect of Restricted Subsidiaries; (v) Permitted Ratio Debt; (w) Indebtedness of the Lead Borrower or any Restricted Subsidiary (and any Permitted Refinancing thereof) in an aggregate principal amount not to exceed the amount of the net cash proceeds received by the Lead Borrower after the Closing Date from the issuance or sale of Equity Interests of the Lead Borrower or cash contributed to the capital of the Lead Borrower (in each case, other than proceeds of Disqualified Equity Interests, sales of Equity Interests to the Lead Borrower or any of its Subsidiaries or proceeds which have been designated as a Cure Amount) as determined in accordance with clauses (b) and (c) of the definition of “Cumulative Credit” to the extent such net cash proceeds have not been applied to make Restricted Payments pursuant to Section 7.06 or to prepay, redeem, purchase, defease or satisfy Indebtedness pursuant to Section 7.13, so long as (i) such Indebtedness is incurred within one year following the receipt by the Lead Borrower of such net cash proceeds and (ii) such Indebtedness is designated as “Contribution Indebtedness” on the date incurred; (x) unsecured Indebtedness in respect of obligations of the Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money; and (y) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (x) above. For purposes of determining compliance with Section 7.03, in the event that an item of Indebtedness (or any portion thereof) at any time, whether at the time of incurrence or upon the application of all or a portion of the proceeds thereof or subsequently, meets the criteria of more than one of the categories of permitted Indebtedness described in Section 7.03(a) through (y) above, the Lead Borrower, in its sole discretion, will classify and may subsequently reclassify such item of Indebtedness 153

(or any portion thereof) in any one or more of the types of Indebtedness described in Section 7.03(a) through (y) and will only be required to include the amount and type of such Indebtedness in such of the above clauses as determined by the Lead Borrower at such time. The Lead Borrower will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Section 7.03(a) through (y) so long as such Indebtedness (or any portion thereof) is permitted to be incurred pursuant to such provision at the time of reclassification. Notwithstanding the foregoing, Indebtedness incurred (a) under the Loan Documents, any Incremental Commitments, any Incremental Loans, any Refinancing Commitments and any Refinancing Loans shall only be classified as incurred under Section 7.03(a), (b) as Refinancing Equivalent Debt or Incremental Equivalent Debt and, in either case, any Permitted Refinancing thereof shall only be classified as incurred under Section 7.03(t) and (c) under the Senior Notes and any Permitted Refinancing thereof shall only be classified as incurred under Section 7.03(o). For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, plus the aggregate amount of fees, underwriting discounts, premiums (including tender premiums) and other costs and expenses (including OID) incurred in connection with such refinancing. The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.03. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Borrower dated such date prepared in accordance with GAAP. Section 7.04 Fundamental Changes. Neither the Lead Borrower nor any of its Restricted Subsidiaries shall merge, amalgamate, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that: (a) any Restricted Subsidiary of the Lead Borrower (other than the Co-Borrower) may merge, amalgamate or consolidate with (i) the Lead Borrower (including a merger, the purpose of which is to reorganize the Lead Borrower into a new jurisdiction); provided that the Lead Borrower shall be the continuing or surviving Person or (ii) one or more other Restricted Subsidiaries of the Lead Borrower (other than the Co-Borrower); provided that when any Person that is a Loan Party is merging with a Restricted Subsidiary, a Loan Party shall be the continuing or surviving Person unless the resulting Investment made in connection with a Loan Party merging with a Non-Loan Party shall otherwise be a Restricted Investment permitted by Section 7.06 (other than Section 7.06(d)) or a Permitted Investment; (b) (i) any Restricted Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Restricted Subsidiary that is not a Loan Party and (ii) any Restricted Subsidiary may liquidate or dissolve or change its legal form if the Lead Borrower 154 determines in good faith that such action is in the best interest of the Lead Borrower and its Restricted Subsidiaries and if not materially disadvantageous to the Lenders (it being understood that in the case of any change in legal form, a Restricted Subsidiary that is a Guarantor will remain a Guarantor unless such Guarantor is otherwise permitted to cease being a Guarantor hereunder); (c) any Restricted Subsidiary (other than the Co-Borrower) may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Lead Borrower or to another Restricted Subsidiary (other than the Co-Borrower); provided that if the transferor in such a transaction is a Guarantor, then (i) the transferee must be a Guarantor or the Lead Borrower or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in a Restricted Subsidiary which is not a Loan Party permitted by Section 7.06 (other than Section 7.06(d)) or a Permitted Investment; (d) any Restricted Subsidiary may merge or amalgamate with any other Person in order to effect a Restricted Investment permitted pursuant to Section 7.06 (other than Section 7.06(d)) or a Permitted Investment; provided that the continuing or surviving Person shall be a Restricted Subsidiary or the Lead Borrower; (e) so long as no Default exists or would result therefrom, the Lead Borrower may merge with any other Person; provided that (i) the Lead Borrower shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger or consolidation is not the Lead Borrower (any such Person, the “Successor Company”), (A) the Successor Company shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Lead Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (B) each Guarantor, unless it is the other party to such merger or consolidation, shall have confirmed that its Guarantee shall apply to the Successor Company’s obligations under the Loan Documents, (C) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to each applicable Collateral Document confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under the Loan Documents, (D) if reasonably requested by the Administrative Agent, each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have by an amendment to or restatement of the applicable Mortgage (or other instrument reasonably satisfactory to the Administrative Agent) confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under the Loan Documents and (E) the Lead Borrower shall have delivered to the Administrative Agent an Officer’s Certificate of the Lead Borrower stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document comply with this Agreement; provided, further, that if the foregoing are satisfied, the Successor Company will succeed to, and be substituted for, the Lead Borrower under this Agreement; (f) the Lead Borrower and the Restricted Subsidiaries may consummate the Transactions; and (g) any Restricted Subsidiary (other than the Co-Borrower) may effect a merger, amalgamation, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05. 155

Section 7.05 Dispositions. Neither the Lead Borrower nor any of its Restricted Subsidiaries shall, directly or indirectly, make any Disposition or enter into any agreement to make any Disposition, except: (a) (x) Dispositions of obsolete, worn out, used or surplus property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Borrowers or any of their Restricted Subsidiaries and (y) Dispositions to landlords of improvements made to leased real property pursuant to customary terms of leases entered into in the ordinary course of business; (b) Dispositions of inventory, goods held for sale in the ordinary course of business and immaterial assets in the ordinary course of business (including allowing any issuances, registrations or any applications for registration of any intellectual property to lapse or become abandoned in the ordinary course of business); (c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property; (d) Dispositions of property to the Lead Borrower or any Restricted Subsidiary; provided that if the transferor of such property is a Loan Party (i) the transferee thereof must be a Loan Party or (ii) if such transaction constitutes an Investment, such Investment must be a Restricted Investment permitted by Section 7.06 or a Permitted Investment; (e) Dispositions that are permitted by Section 7.04 (other than Section 7.04(g)) or otherwise constitute a Restricted Payment permitted by Section 7.06 or a Permitted Investment (other than a Permitted Investment pursuant to clause (d) or (y) of the definition thereof) and Liens permitted by Section 7.01 (other than Section 7.01(m)); (f) Dispositions of cash and Cash Equivalents; (g) (i) leases, subleases, licenses or sublicenses (including the provision of software or the licensing of other intellectual property rights) and termination thereof, in each case in the ordinary course of business and which do not materially interfere with the business of the Borrowers and the Restricted Subsidiaries taken as a whole and (ii) Dispositions of intellectual property that are not material to the business of the Borrowers and the Restricted Subsidiaries; (h) transfers of property subject to Casualty Events; (i) Dispositions or discounts without recourse of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business; (j) Dispositions of property pursuant to sale-leaseback transactions; provided that the fair market value of all property so Disposed of after the Closing Date shall not exceed the greater of $60,000,000 and 2.50% of Total Assets, as determined at the time of such Disposition; (k) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary; (l) so long as the Lead Borrower or a Restricted Subsidiary receives at least fair market value therefor (taking into account any Securitization Seller’s Retained Interest), any sale of Securitization Assets in connection with a Permitted Securitization; 156

(m) Dispositions which may not be prohibited pursuant to section 1136 of the German Civil Code; (n) Dispositions of property; provided that (i) at the time of such Disposition no Event of Default shall exist or would result from such Disposition (other than, except in the case of an Event of Default under Section 8.01(a), any such Disposition made pursuant to a legally binding commitment entered into at a time when no Event of Default exists) and (ii) with respect to any Disposition pursuant to this clause (n) for a purchase price equal to or greater than the greater of $20,000,000 and 0.75% of Total Assets (as determined at the time of such Disposition), the Lead Borrower or any of its Restricted Subsidiaries shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens at the time received, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Section 7.01(a), Section 7.01(b), clauses (ii) and (iii) of Section 7.01(l), Section 7.01(p), Section 7.01(q), Section 7.01(s), Section 7.01(w), Section 7.01(x), Section 7.01(dd), Section 7.01(ee), Section 7.01(ff) (solely to the extent the Obligations under the Term Loans and Revolving Credit Loans that are secured on a first lien basis shall be secured on a pari passu or senior basis with such Liens), and Section 7.01(gg)); provided, however, that for the purposes of this clause (n)(ii), the following shall be deemed to be cash: (A) any liabilities (as shown on the Lead Borrower’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Lead Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that (x) are assumed by the transferee with respect to the applicable Disposition or (y) are otherwise cancelled or terminated in connection with the transaction with such transferee (other than intercompany debt owed to the Lead Borrower or its Restricted Subsidiaries) and, in each case, for which the Lead Borrower and all of its Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities, notes or other obligations or assets received by the Lead Borrower or the applicable Restricted Subsidiary from such transferee that are converted by the Lead Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition and (C) aggregate non-cash consideration received by the Lead Borrower or the applicable Restricted Subsidiary having an aggregate fair market value (determined as of the closing of the applicable Disposition for which such non-cash consideration is received) not to exceed the greater of $100,000,000 and 4.25% of Total Assets, as determined at the time of such Disposition (net of any non-cash consideration converted into cash and Cash Equivalents); (o) any swap of assets in exchange for services or other assets in the ordinary course of business of comparable or greater value or usefulness to the business of the Lead Borrower and its Subsidiaries as a whole, as determined in good faith by the management of the Lead Borrower; (p) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements; (q) the Borrower and the Restricted Subsidiaries may enter into any agreement to make any Disposition so long as consummation of the Disposition contemplated by such agreement is contingent upon either (i) the Required Lenders consenting to such transactions or (ii) the repayment in full of the Obligations (other than (i) obligations arising under Secured Hedge Agreements or Treasury Services Agreements and (ii) indemnities and other contingent liabilities that survive repayment of the Loans); (r) the unwinding of any Swap Contracts pursuant to its terms; 157

(s) the dissolution or liquidation of any Subsidiary with no assets; and (t) sales of non-core assets acquired after the Closing Date in connection with Permitted Acquisitions, Restricted Investments permitted under Section 7.06 (other than Section 7.06(d)) or Permitted Investments, in each case to the extent such sales occur within 180 days of such Permitted Acquisition or Investment; provided that the aggregate amount of such sales shall not exceed 25% of the fair market value of the acquired entity or business; (u) Dispositions in the aggregate pursuant to this clause (u) not to exceed the greater of $20,000,000 and 0.75% of Total Assets, as determined at the time of such Disposition; provided that any Disposition of any property pursuant to Section 7.05(j), (n) or (u) shall be for no less than the fair market value of such property at the time of such Disposition. To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent or the Collateral Agent, as applicable, shall be authorized to take any actions deemed appropriate in order to effect the foregoing. Section 7.06 Restricted Payments. The Lead Borrower will not, and will not permit any of its Restricted Subsidiaries to, declare or make, directly or indirectly, any Restricted Payment, except: (a) each Restricted Subsidiary may make Restricted Payments to the Lead Borrower, and other Restricted Subsidiaries of the Lead Borrower (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to the Lead Borrower and any other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests); (b) the Lead Borrower and each Restricted Subsidiary may declare and make dividend payments or other Restricted Payments payable solely in the Equity Interests (other than Disqualified Equity Interests not otherwise permitted by Section 7.03) of such Person; (c) [Reserved]; (d) to the extent constituting Restricted Payments, the Lead Borrower (or any Parent) and its Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 7.04 or 7.08 (other than Section 7.08(f) or 7.08(l)); (e) repurchases of Equity Interests in the Lead Borrower or any Restricted Subsidiary of the Lead Borrower deemed to occur upon exercise of stock options or warrants or the settlement or vesting of other equity-based awards if such Equity Interests represent a portion of the exercise price of, or tax withholdings with respect to, such options, or warrants or other equity-based awards; (f) the Lead Borrower and each Restricted Subsidiary may (i) pay (or may make Restricted Payments to allow any Holdco or any Parent to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests or settlement of equity-based awards of such Restricted Subsidiary (or of the Lead Borrower or any other such Parent) held by any future, present or former employee, officer, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributes of any of the foregoing) of such Restricted Subsidiary (or the Lead Borrower or any other Parent) or any of its Subsidiaries or (ii) make Restricted Payments in the form of distributions to allow any Holdco or any Parent to pay principal or interest on promissory notes that were issued to any future, present 158 or former employee, officer, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributes of any of the foregoing) of such Restricted Subsidiary (or the Lead Borrower or any Parent) in lieu of cash payments for the repurchase, retirement or other acquisition or retirement for value of such Equity Interests or equity-based awards held by such Persons, in each case, upon the death, disability, retirement or termination of employment or services, as applicable, of any such Person or pursuant to any employee, manager or director equity plan, employee, manager or director stock option plan or any other employee, manager or director benefit plan or any agreement (including any stock subscription agreement, shareholder agreement or stockholder’s agreement) with any employee, director, officer or consultant of such Restricted Subsidiary (or the Lead Borrower or any Parent) or any of its Restricted Subsidiaries; provided that the aggregate amount of Restricted Payments made pursuant to this clause (f) shall not exceed $30,000,000 in any calendar year; provided, further, that unused amounts in any calendar year may be used in the next two succeeding years); provided, further, that such amount in any calendar year may further be increased by an amount not to exceed: (i) amounts used to increase the Cumulative Credit pursuant to clauses (b) and (c) of the definition of “Cumulative Credit”; and (ii) Borrower or the Net Proceeds of key man life insurance policies received by the Lead its Restricted Subsidiaries less the amount of Restricted Payments previously made with the cash proceeds of such key man life insurance policies; and provided further that that cancellation of Indebtedness owing to the Lead Borrower or any Restricted Subsidiary from members of management of the Lead Borrower, any of the Lead Borrower’s Parents or any of the Lead Borrower’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of any of the Lead Borrower’s Parents will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement; (g) the Lead Borrower and its Restricted Subsidiaries may make Restricted Payments in an aggregate amount not to exceed (x) the greater of $125,000,000 and 4.25% of Total Assets, as determined at the time of such Restricted Payment (less the amount of any prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings in reliance on the dollar amount set forth in Section 7.13(a)(vi)) plus (y) the Cumulative Credit at such time (provided that with respect to any Restricted Payment (other than a Restricted Investment) made out of amounts under clause (a) of the definition of “Cumulative Credit” pursuant to this clause (y), no Event of Default has occurred and is continuing or would result therefrom and the Borrowers, immediately after giving effect to such Restricted Payment on a Pro Forma Basis, could incur $1.00 of additional Permitted Ratio Debt); (h) the Lead Borrower may make Restricted Payments to any Parent; (i) to pay its operating costs and expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business and attributable to the ownership or operations of the Lead Borrower and its Restricted Subsidiaries, Transaction Expenses and any reasonable and indemnification claims made by directors or officers of such Parent attributable to the ownership or operations of the Lead Borrower and its Restricted Subsidiaries; 159

(ii) the proceeds of which shall be used to pay (A) franchise taxes and other fees, taxes and expenses required to maintain its (or any of its Parents’) corporate existence or (B) costs and expenses (including Public Company Costs) incurred by such Parent in connection with such Parent being a public company, including costs and expenses relating to ongoing compliance with federal and state securities laws and regulations, SEC rules and regulations and the Sarbanes-Oxley Act of 2002; (iii) for any taxable period in which the Lead Borrower and/or any of its Subsidiaries is a member of a consolidated, combined or similar income or similar tax group of which a direct or indirect parent of Lead Borrower is the common parent (a “Tax Group”), to pay federal, foreign, state and local income or similar taxes of such Tax Group that are attributable to the taxable income of the Lead Borrower and/or its Subsidiaries; provided that, for each taxable period, the amount of such payments made in respect of such taxable period in the aggregate shall not exceed the amount that the Lead Borrower and its Subsidiaries would have been required to pay in respect of federal, foreign, state and local income taxes in the aggregate if such entities were corporations paying taxes separately from any Tax Group at the highest combined applicable federal, foreign, state and local tax rate for such fiscal year (it being understood and agreed that if the Lead Borrower or Subsidiary pays any such federal, foreign, state or local income taxes directly to such taxing authority, that a Restricted Payment in duplication of such amount shall not be permitted to be made pursuant to this clause (iii)); provided further that the permitted payment pursuant to this clause (iii) with respect to any taxes of any Unrestricted Subsidiary for any taxable period shall be limited to the amount actually paid by any Unrestricted Subsidiary to the Lead Borrower or its Restricted Subsidiaries for the purposes of paying such consolidated, combined or similar Taxes for such taxable period or any previous taxable period ending after the date hereof and not previously taken into account for purposes of calculating the limitation in this proviso; (iv) to finance any Permitted Investments and other Investments that would be permitted to be made pursuant to this Section 7.06 and Section 7.08 made by the Lead Borrower or any of its Restricted Subsidiaries; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) such Parent shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Lead Borrower or the Restricted Subsidiaries or (2) the merger (to the extent permitted in Section 7.04) of the Person formed or acquired into the Lead Borrower or its Restricted Subsidiaries in order to consummate such Permitted Acquisition or Investment, in each case, in accordance with the requirements of Section 6.11; (v) the proceeds of which (A) shall be used to pay salary, commissions, bonus and other benefits payable to and indemnities provided on behalf of officers, employees, directors and members of management of any Holdco or any Parent and any payroll, social security or similar taxes thereof to the extent such salaries, commissions, bonuses and other benefits are attributable to the ownership or operation of the Lead Borrower and the Restricted Subsidiaries or (B) shall be used to make payments permitted under Section 7.08(g) and (k) (but only to the extent such payments have not been and are not expected to be made by the Lead Borrower or a Restricted Subsidiarity); and (vi) the proceeds of which shall be used by any Holdco to pay (or to make Restricted Payments to allow any Parent to pay) (A) fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering by any Holdco (or any 160

Parent) that is directly attributable to the operations of the Lead Borrower and its Restricted Subsidiaries and (B) expenses and indemnities of the trustee with respect to any debt offering by any Holdco (or any Parent); (i) payments made or expected to be made by any Holdco, the Lead Borrower or any of the Restricted Subsidiaries in respect of withholding or other payroll and other similar Taxes payable by or with respect to any future, present or former employee, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributes of any of the foregoing) and any repurchases of Equity Interests in consideration of such payments including deemed repurchases in connection with the exercise of stock options or the vesting or settlement of other equity-based awards; (j) dividends on the common stock or common equity interests of the Lead Borrower or any Parent in an aggregate amount per annum not to exceed an amount equal to 6% of the net proceeds received by (or contributed to) the Lead Borrower from any Qualified IPO (including the Initial Public Offering); (k) the Lead Borrower or any of the Restricted Subsidiaries may pay cash in lieu of the issuance of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisitions; and (l) additional Restricted Payments so long as immediately after giving effect to such Restricted Payment, (i) no Event of Default has occurred and is continuing or would result therefrom and (ii) the Total Net Leverage Ratio calculated on a Pro Forma Basis is no greater than 2.00 to 1.00, and satisfaction of such test shall be evidenced by a certificate from a Responsible Officer of the Lead Borrower demonstrating such satisfaction calculated in reasonable detail. Section 7.07 Change in Nature of Business. The Lead Borrower shall not, nor shall the Lead Borrower permit any of the Restricted Subsidiaries to, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by the Lead Borrower and its Restricted Subsidiaries on the Closing Date or any business reasonably related, complementary, synergistic or ancillary thereto (including related, complementary, synergistic or ancillary technologies) or reasonable extensions thereof. Section 7.08 Transactions with Affiliates. Neither the Lead Borrower shall, nor shall the Lead Borrower permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction of any kind with any Affiliate of the Lead Borrower involving aggregate payments or consideration in excess of $5,000,000 for any individual transaction or series of related transactions, whether or not in the ordinary course of business, other than: (a) transactions among any Holdco, the Lead Borrower and its Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction that are not otherwise prohibited under this Agreement; (b) on terms substantially as favorable to the Lead Borrower or such Restricted Subsidiary as would be obtainable by the Lead Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate; (c) the Transactions and the payment of fees and expenses (including Transaction Expenses) as part of or in connection with the Transactions; 161

(d) Restricted Payments permitted under Section 7.06 and Permitted Investments other than Permitted Investments under clauses (a)(ii), (b) and (u) of the definition thereof; (e) loans and other transactions by the Lead Borrower and its Restricted Subsidiaries to the extent expressly permitted under this Article VII; (f) employment, consulting, and severance and other service or benefit-related arrangements between the Lead Borrower and its Restricted Subsidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option plans and other equity award and employee benefit plans and arrangements in the ordinary course of business; (g) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, officers, employees and consultants of the Lead Borrower and its Restricted Subsidiaries (or any Parent) in the ordinary course of business; (h) transactions pursuant to agreements in existence on the Closing Date and set forth on Schedule 7.08 (to the extent not otherwise permitted by this Agreement) or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect; (i) the issuance or transfer of Equity Interests (other than Disqualified Equity Interests) of the Lead Borrower to any former, current or future director, manager, officer, employee or consultant (or any Affiliate of any of the foregoing) of the Lead Borrower, any of its Subsidiaries or any Parent; (j) transactions related to Permitted Securitizations; (k) [reserved]; (l) any transaction with any Holdco, a Restricted Subsidiary or joint venture partners, in each case in compliance with the terms of this Agreement that are on terms at least as favorable as might reasonably have been obtained at such time in an arm’s length transaction from an unaffiliated party in the reasonable determination of the board of directors of the Lead Borrower; (m) transactions with customers, clients, joint venture partners, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to the Lead Borrower and the Restricted Subsidiaries, in the reasonable determination of the board of directors or the senior management of the Lead Borrower, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and (n) transactions in which the Lead Borrower or any of the Restricted Subsidiaries, as the case may be, deliver to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Lead Borrower or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (b) of this Section 7.08. Section 7.09 Burdensome Agreements. The Lead Borrower shall not, nor shall the Lead Borrower permit any of its Restricted Subsidiaries to, enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of (a) any 162

Restricted Subsidiary of the Lead Borrower to make Restricted Payments to the Lead Borrower or any of its Restricted Subsidiaries or (b) any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to the Facilities and the Obligations or under the Loan Documents; provided that the foregoing clauses (a) and (b) shall not apply to Contractual Obligations which: (a) (x) exist on the Closing Date and (to the extent not otherwise permitted by this Section 7.09) are listed on Schedule 7.09 hereto and (y) to the extent Contractual Obligations permitted by preceding clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing does not expand the scope of such Contractual Obligations; (b) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of the Lead Borrower, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Restricted Subsidiary of the Lead Borrower; (c) represent Indebtedness of a Restricted Subsidiary of the Lead Borrower which is not a Loan Party which is permitted by Section 7.03; (d) arise in connection with any Disposition permitted by Section 7.04 or 7.05 and relate solely to the assets or Person subject to such Disposition; (e) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures constituting Permitted Investments or otherwise permitted under Section 7.06 and applicable solely to such joint venture; (f) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03 but solely to the extent any negative pledge relates to the property financed by such Indebtedness; (g) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto; (h) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 7.03(e) or (g) (in each case to the extent that such restrictions apply only to the property or assets securing such Indebtedness or to the Restricted Subsidiaries incurring or guaranteeing such Indebtedness; (i) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Lead Borrower or any Restricted Subsidiaries; (j) are customary provisions restricting assignment or transfer of any agreement entered into in the ordinary course of business; (k) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; (l) arise in connection with cash or other deposits permitted under Sections 7.01 and the definition of Permitted Investments and limited to such cash or deposit; 163

(m) comprise restrictions imposed by any agreement evidencing any Indebtedness permitted under Section 7.03 to the extent that such restrictions (taken as a whole) are, in the good faith judgment of the Lead Borrower, no more onerous to Lead Borrower and its Restricted Subsidiaries than customary market terms for Indebtedness of such type and in any event are no more onerous to Lead Borrower and its Restricted Subsidiaries than those restrictions contained in this Agreement and the other Loan Documents; and (n)any amendments, modifications, restatements or renewals of the agreements, contracts or instruments referred to in clause (a) through (m) above, provided that such amendments, modifications, restatements or renewals, taken as a whole, are not materially more restrictive with respect to such encumbrances or restrictions than those contained in such predecessor agreements, contracts or instruments. Section 7.10 [Reserved]. Section 7.11 Financial Covenant. The Lead Borrower shall not permit the First Lien Net Leverage Ratio on the last day of any fiscal quarter to be greater than 2.00:1.00 (the “Financial Covenant”) if, as of such date, the aggregate Dollar Amount of Swing Line Loans, Revolving Credit Loans and L/C Obligations (excluding L/C Obligations relating to (x) Letters of Credit that have been Cash Collateralized in a manner reasonably satisfactory to the Administrative Agent and (y) Letters of Credit having an aggregate undrawn Dollar Amount not greater than $10,000,000) outstanding on such date is greater than 30.00% of the aggregate Revolving Credit Commitments of all Revolving Credit Lenders. The provisions of this Section 7.11 are for the benefit of the Revolving Credit Lenders only and the Required Revolving Credit Lenders may amend, waive or otherwise modify this Section 7.11 or the defined terms used for purposes of this Section 7.11 or waive any Default or Event of Default resulting from a breach of this Section 7.11 without the consent of any Lenders other than the Required Revolving Credit Lenders in accordance with the provisions of Section 10.01(j). Section 7.12 Accounting Changes. The Lead Borrower shall not make any change in its fiscal year; provided, however, that the Lead Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrowers and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year. Section 7.13 Prepayments, Etc. of Indebtedness. (a) The Lead Borrower shall not, nor shall the Lead Borrower permit any of its Restricted Subsidiaries to, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled principal, interest, mandatory prepayments and AHYDO Payments shall be permitted) (x) any Indebtedness incurred under Section 7.03(g), (s), (t) or (u) that is expressly subordinated to the Obligations in right of payment or security or (y) any other Indebtedness that is required to be expressly subordinated to the Obligations in right of payment or security pursuant to the terms of the Loan Documents (all Indebtedness described under (x) and (y), collectively, “Junior Financing”) or make any payment in violation of any subordination terms of any Junior Financing Documentation, except (i) the refinancing thereof with any Indebtedness (to the extent such Indebtedness constitutes a Permitted Refinancing and, if such Indebtedness was originally incurred under Section 7.03(g), is permitted pursuant to Section 7.03(g)), to the extent not required to prepay any Loans pursuant to Section 2.05(b), (ii) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of Holdings or any of its Parents, (iii) the prepayment of Indebtedness of the Lead Borrower or any Restricted Subsidiary owing to the Lead Borrower or any Restricted Subsidiary to the extent not prohibited by the subordination provisions contained in the Global Intercompany Note, (iv) prepayments or purchases of Junior Financings with Declined Proceeds to the extent such prepayments or purchases are required pursuant to the Junior Financing Documentation evidencing such Junior 164

Financing, (v) repayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an aggregate amount not to exceed the Cumulative Credit on such date that the Lead Borrower elects to apply pursuant to this clause (v) (so long as, with respect to repayments, redemptions, purchases, defeasances and other payments made out of amounts under clause (a) of the definition of “Cumulative Credit” pursuant to this clause (v), no Event of Default has occurred and is continuing or would result therefrom and the Fixed Charge Coverage Ratio calculated on a Pro Forma Basis is greater than or equal to 2.00 to 1.00), (vi) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an aggregate amount not to exceed the greater of $125,000,000 and 4.25% of Total Assets (as determined at the time of such transaction) (less the amount of any Restricted Payments made in reliance on the dollar amount set forth in Section 7.06(g)(x)) and (vii) additional prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings, so long as immediately after giving effect to such prepayment, redemption, purchase, defeasance or other payment, (i) no Event of Default has occurred and is continuing or would result therefrom and (ii) the Total Net Leverage Ratio calculated on a Pro Forma Basis is no greater than 2.00 to 1.00, and satisfaction of such test shall be evidenced by a certificate from a Responsible Officer of the Lead Borrower demonstrating such satisfaction calculated in reasonable detail. (b) The Lead Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of any Junior Financing Documentation (including documentation evidencing Permitted Refinancings thereof but other than intercompany indebtedness) without the consent of the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed); provided, that nothing in this Section 7.13(b) shall prohibit the Lead Borrower and its Restricted Subsidiaries from refinancing, replacing or renewing any such Junior Financing to the extent otherwise permitted by Section 7.13(a). Section 7.14 Permitted Activities. With respect to each Holdco, engage in any material operating or business activity; provided, that the following and any activities incidental thereto shall be permitted in any event: (i) (x) in the case of Holdings, its ownership of the Equity Interests of the Lead Borrower or any Intermediate Holding Company and (y) in the case of any Intermediate Holding Company, its ownership of Equity Interests of the Lead Borrower, and, in each case, activities incidental thereto, including payment of dividends and other amounts in respect of its Equity Interests, (ii) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (iii) the performance of its obligations with respect to the Loan Documents, the Senior Notes and any other Indebtedness, (iv) any public offering of its Equity Interests or any other issuance or sale of its Equity Interests, (v) financing activities, including the issuance of securities, incurrence of debt, payment of dividends, providing a performance guaranty in connection with a Permitted Securitization and (x) in the case of Holdings, making contributions to the capital of the Lead Borrower and guaranteeing the obligations of any Intermediate Holding Company and the Lead Borrower and its Restricted Subsidiaries and (y) in the case of any Intermediate Holding Company, making contributions to the capital of the Lead Borrower and guaranteeing the obligations of and the Lead Borrower and its Restricted Subsidiaries, (vi) participating in tax, accounting and other administrative matters as a member of the consolidated group of Topco, (vii) holding any cash or property (but not operate any property), (viii) providing indemnification to officers and directors and (ix) any activities incidental to the foregoing. Notwithstanding anything herein to the contrary, (i) no Intermediate Holding Company shall own any Equity Interests other than those of the Lead Borrower or another Intermediate Holding Company (unless such Equity Interests are promptly contributed to the Lead Borrower and (ii) Holdings shall not own any Equity Interests other than (A) those of an Intermediate Holding Company or the Lead Borrower (unless such Equity Interests are promptly contributed to the Lead Borrower) or (B) those of Topco in connection with share purchases, provided however, that including share purchases and the payments related thereto are permitted by Section 7.06. 165

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES Section 8.01 Events of Default. Any of the following from and after the Closing Date shall constitute an event of default (an “Event of Default”): (a) Non-Payment. Any Loan Party fails to pay in the currency required hereunder (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or (b) Specific Covenants. Any Borrower or, in the case of Section 7.14, any Holdco, fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a) or 6.05(a) (solely with respect to a Borrower) or Article VII; provided that the Financial Covenant is subject to cure pursuant to Section 8.04; provided, further, that an Event of Default under this clause (b) with respect to a failure by the Lead Borrower to be in compliance with the Financial Covenant shall not constitute an Event of Default for purposes of any Term Loan or Term Commitment unless and until the Required Revolving Credit Lenders have actually declared all such obligations to be immediately due and payable in accordance with this Agreement and such declaration has not been rescinded on or before such date; or (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after receipt of written notice thereof by the Lead Borrower from the Administrative Agent; or (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Holdco, the Lead Borrower or any other Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or (e)Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any, (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) having an outstanding aggregate principal amount of not less than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts and not as a result of any other default thereunder by any Loan Party), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; provided further that such failure is unremedied and is not waived by the holders of such Indebtedness prior to any termination of the Revolving Credit Commitments or acceleration of the Loans pursuant to Section 8.02; or 166

(f) Insolvency Proceedings, Etc.Any Loan Party or any Restricted Subsidiary (other than an Immaterial Subsidiary) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, receiver-manager, trustee, statutory manager, custodian, monitor, conservator, liquidator, rehabilitator, controller, administrator, judicial manager, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, receiver-manager, trustee, statutory manager, custodian, monitor, conservator, liquidator, rehabilitator, administrator, judicial manager, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or, in relation to any Luxembourg Loan Party or any Restricted Subsidiary (other than an Immaterial Subsidiary) organized under the laws of Luxembourg, a Luxembourg Insolvency Event has occurred; or, in addition, in relation to any Loan Party or that is a Restricted Subsidiary (other than an Immaterial Subsidiary) organized under the laws of Federal Republic of Germany, a court order for the rejection of insolvency proceedings due to lack of funds (Abweisungsbeschluss mangels Masse) is made; or (g) Inability to Pay Debts; Attachment.(i) Any Loan Party or any Restricted Subsidiary (other than an Immaterial Subsidiary) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Loan Parties and is not released, vacated or fully bonded within sixty (60) days after its issue or levy, or, in relation to any Loan Party or that is a Restricted Subsidiary (other than an Immaterial Subsidiary) organized under the laws of Federal Republic of Germany, a German Insolvency Event has occurred; or (h) Judgments. There is entered against any Loan Party or any Restricted Subsidiary (other than an Immaterial Subsidiary) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by (i) independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied coverage or (ii) other third party indemnities from financially sound investment grade indemnifying parties (or other parties reasonably acceptable to the Administrative Agent)) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or (i) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05) or as a result of acts or omissions by the Administrative Agent or Collateral Agent or any Lender or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document or the validity or priority of a Lien as required by the Collateral Documents on a material portion of the Collateral; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Loan Document; or (j) Change of Control. There occurs any Change of Control; or 167

(k) Collateral Documents. Any Collateral Document after delivery thereof pursuant to Section 6.11 or 6.14 shall for any reason (other than pursuant to the terms thereof including as a result of a transaction not prohibited under this Agreement) cease to create a valid and perfected Lien, with the priority required by the Collateral Documents on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 7.01, (i) except to the extent that any such perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or results from the failure of the Administrative Agent or the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements or other equivalent filings and (ii) except as to Collateral consisting of Real Property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage; or (l) ERISA. (i) An ERISA Event occurs which, individually or together with all other ERISA Events, has resulted or could reasonably be expected to result in a Material Adverse Effect, (ii) a Loan Party, Restricted Subsidiary or ERISA Affiliate fails to make when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan, in an amount which could reasonably be expected to result in, a Material Adverse Effect or (iii) any Loan Party or any Restricted Subsidiary has incurred or is likely to incur liabilities pursuant to one or more Foreign Pension Plans which, individually or in the aggregate, has resulted in or could reasonably be expected to result in a Material Adverse Effect. Section 8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may and, at the request of the Required Lenders, shall take any or all of the following actions: (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated; (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; (c) require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law; provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to either Borrower under the Bankruptcy Code or any Debtor Relief Laws , the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender. Notwithstanding anything to the contrary, if the only Events of Default then having occurred and continuing are pursuant to a failure to observe the Financial Covenant, then until such time, if any, as the 168

Required Revolving Credit Lenders have declared the Loans under the Initial Revolving Credit Commitments to be due and payable, the Administrative Agent shall only take the actions set forth in this Section 8.02 at the request of the Required Revolving Credit Lenders (as opposed to Required Lenders). Section 8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations (whether received as a consequence of the exercise of such remedies or a distribution out of any proceeding in respect of or commenced under any proceeding under any Debtor Relief Law including payments in respect of “adequate protection” for the use of Collateral during such proceeding or under any plan of reorganization or on account of any liquidation of any Loan Party) shall be applied by the Administrative Agent in the following order (to the fullest extent permitted by mandatory provisions of applicable Law): First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent or the Collateral Agent in its capacity as such; Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them (irrespective of when such amounts were incurred or accrued or whether any such amounts are allowed in any proceeding under any Debtor Relief Law); Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, and any fees, premiums and scheduled periodic payments due under Secured Hedge Agreements and Treasury Services Agreements, ratably among the applicable Secured Parties in proportion to the respective amounts described in this clause Third payable to them (irrespective of when such amounts were incurred or accrued or whether any such amounts are allowed in any proceeding under any Debtor Relief Law); Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings (including to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit), and any breakage, termination or other payments under Secured Hedge Agreements and Treasury Services Agreements, ratably among the applicable Secured Parties in proportion to the respective amounts described in this clause Fourth held by them (irrespective of when such amounts were incurred or accrued or whether any such amounts are allowed in any proceeding under any Debtor Relief Law); Fifth, to the payment of all other Obligations of the Borrowers that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and Last, the balance, if any, after all of the Obligations have been paid in full, to the Lead Borrower or as otherwise required by Law. Notwithstanding the foregoing, no amount received from any Guarantor shall be applied to any Excluded Swap Obligation of such Guarantor. 169

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the Lead Borrower as applicable. Section 8.04 Lead Borrower’s Right to Cure. (a) For the purpose of determining whether an Event of Default under the Financial Covenant has occurred, the Lead Borrower may on one or more occasions designate any portion of the net cash proceeds from a sale or issuance of Qualified Equity Interests of the Lead Borrower or any contribution to the common capital of the Lead Borrower (or from any other contribution to capital or sale or issuance of any other Equity Interests on terms reasonably satisfactory to the Administrative Agent) (the “Cure Amount”) as an increase to Consolidated EBITDA for the applicable fiscal quarter; provided that (i) such amounts to be designated are actually received by the Lead Borrower on or after the first day of such applicable fiscal quarter and on or prior to the fifteenth (15th) Business Day after the date on which financial statements are required to be delivered with respect to such applicable fiscal quarter (the “Cure Expiration Date”), (ii) such amounts do not exceed the aggregate amount necessary to cure any Event of Default under the Financial Covenant as of such date and (iii) the Lead Borrower shall have provided notice to the Administrative Agent on the date such amounts are designated as a “Cure Amount” (it being understood that to the extent any such notice is provided in advance of delivery of a Compliance Certificate for the applicable period, the amount of such net cash proceeds that is designated as the Cure Amount may be different than the amount necessary to cure any Event of Default under the Financial Covenant and may be modified, as necessary, in a subsequent corrected notice delivered on or before the Cure Expiration Date (it being understood that in any event the final designation of the Cure Amount shall continue to be subject to the requirements set forth in clauses (i) and (ii) above)). The parties hereby acknowledge that this Section 8.04(a) may not be relied on for purposes of calculating any financial ratios other than for determining compliance with Section 7.11 (and not Pro Forma Compliance with Section 7.11 that is required by any other provision of this Agreement) and shall not result in any adjustment to any amounts (including the amount of Indebtedness) or increase in cash (and shall not be included for purposes of determining pricing, mandatory prepayments and the availability or amount permitted pursuant to any covenant under Article VII) with respect to the quarter with respect to which such Cure Amount was made other than the amount of the Consolidated EBITDA referred to in the immediately preceding sentence. No Cure Amount shall have been previously applied to (A) make Restricted Payments under Section 7.06(f)(A) or 7.06(g)(y), (B) incur Indebtedness under Section 7.03(w) or (C) prepay, redeem, purchase, defease or satisfy Indebtedness pursuant to Section 7.13(a)(v). (b) In furtherance of clause (a) above, (A) upon actual receipt and designation of the Cure Amount by the Lead Borrower, the Financial Covenant shall be deemed satisfied and complied with as of the end of the relevant fiscal quarter with the same effect as though there had been no failure to comply with the Financial Covenant and any Event of Default under the Financial Covenant (and any other Default arising solely as a result thereof) shall be deemed not to have occurred for purposes of the Loan Documents, and (B) upon delivery to the Administrative Agent prior to the Cure Expiration Date of a notice from the Lead Borrower stating its good faith intention to exercise its right set forth in this Section 8.04, neither the Administrative Agent on or after the last day of the applicable quarter nor any Lender may exercise any rights or remedies under Section 8.02 (or under any other Loan Document) on the basis of any actual or purported Event of Default under the Financial Covenant (and any other Default as a result thereof) until and unless the Cure Expiration Date has occurred without the Cure Amount having been received and designated; provided that, until the earlier to occur of the satisfaction (or waiver in accordance with Section 10.01) of the conditions in Section 4.02 and the receipt of such Cure Amount, 170 no Revolving Credit Lender shall be required to make any Revolving Credit Loan, no Swing Line Loans shall be made and no L/C Issuer shall issue any Letter of Credit. (c) (i) In each period of four consecutive fiscal quarters, there shall be at least two fiscal quarters in which no cure right set forth in this Section 8.04 is exercised, (ii) there can be no more than five (5) fiscal quarters in which the cure rights set forth in this Section 8.04 are exercised during the term of the Initial Revolving Credit Commitments and any Extended Revolving Credit Commitments in respect thereof and (iii) there shall be no pro forma reduction in Indebtedness (by way of netting or otherwise) with the proceeds of any Cure Amount for determining compliance with the Financial Covenant for the fiscal quarter with respect to which such Cure Amount was made. ARTICLE IX ADMINISTRATIVE AGENT AND OTHER AGENTS Section 9.01 Appointment and Authorization of Agents. (a) Each Lender hereby irrevocably appoints, designates and authorizes each of the Administrative Agent and the Collateral Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, neither the Administrative Agent nor the Collateral Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent or the Collateral Agent have or be deemed to have any fiduciary relationship with any Lender or Participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent or the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. (b) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article IX and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer. (c) Notwithstanding the provisions of Section 9.15, each of the Secured Parties hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or in trust or as agent for) such Secured Party for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent), shall be entitled to the benefits of all provisions of this Article IX (including, Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Loan Documents) as if set 171 forth in full herein with respect thereto. Each of the Secured Parties hereby further irrevocably appoints and authorizes the Collateral Agent and the Administrative Agent to execute the any other First Lien Intercreditor Agreement and any Second Lien Intercreditor Agreement and to take such actions on their behalf as specified therein. (d) For the purposes of German Security (where “German Security” means any security interest created under the Collateral Documents which are governed by German law) in addition to the provisions set out above, the specific provisions set out in clauses (e) to (i) of this Section 9.01 shall be applicable. In the case of any inconsistency, the provisions set out in clauses (e) to (i) of this Section 9.01 shall prevail. The provisions set out in clauses (e) to (i) of this Section 9.01 shall not constitute a trust pursuant to the laws of the State of New York but a fiduciary relationship (Treuhand) within the meaning of German law. (e) With respect to German Security constituted by non–accessory (nicht akzessorische) security interests, the Collateral Agent shall hold, administer and, as the case may be, enforce or release such German Security in its own name, but for the account of the Secured Parties. (f) With respect to German Security constituted by accessory (akzessorische) security interests, the Collateral Agent shall administer, and, as the case may be, enforce or release such German Security in the name of and for and on behalf of the Secured Parties and shall hold, administer and, as the case may be, enforce or release that German Security in its own name on the basis of its own rights on the basis of the abstract acknowledgement of indebtedness pursuant to Section 9.15. (g)For the purposes of performing its rights and obligations as Collateral Agent under any accessory (akzessorische) German Security, each Secured Party hereby authorises the Collateral Agent to act as its agent (Stellvertreter), and releases the Collateral Agent from the restrictions imposed by Section 181 German Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other law, in each case to the extent legally possible to that Secured Party. At the request of the Collateral Agent, each Secured Party shall provide the Collateral Agent with a separate written power of attorney (Spezialvollmacht) for the purposes of executing any relevant agreements and documents on their behalf. Each Secured Party hereby ratifies and approves all acts previously done by the Collateral Agent on such Secured Party’s behalf. (h) The Collateral Agent accepts its appointment as administrator of the German Security on the terms and subject to the conditions set out in this Agreement and the Secured Parties (other than the Collateral Agent), the Collateral Agent and all other parties to this Agreement agree that, in relation to the German Security, no Secured Party (other than the Collateral Agent) shall exercise any independent power to enforce any German Security or take any other action in relation to the enforcement of the German Security, or make or receive any declarations in relation thereto. (i) Each Secured Party (other than the Collateral Agent) hereby instructs and authorizes the Collateral Agent (with the right of sub-delegation) to act as its agent (Stellvertreter) to enter into any documents evidencing German Security and to make and accept all declarations and take all actions it considers necessary or useful in connection with any German Security on behalf of such Secured Party. The Collateral Agent shall further be entitled to enforce or release any German Security, to perform any rights and obligations under any documents evidencing German Security and to execute new and different documents evidencing or relating to the German Security. (j) With respect to a Swiss Security: (i) the Collateral Agent (and each agent or sub-agent or attorney-in-fact appointed by the Collateral Agent from time to time pursuant to Section 9.02 and/or any successor collateral agent appointed from time to time pursuant to Section 9.09 and/or 172 any Supplemental Agent appointed from time to time pursuant to Section 9.13) shall accept, hold, administer and, as the case may be, enforce or release: (A) (B) (C) any Swiss Security of accessory (akzessorische) nature; the benefit of this Section; and any proceeds of such Swiss Security, acting in its own name and as representative (direkter Stellvertreter) in the name and for account of each of the other Secured Parties; (ii) the Collateral Agent (and each agent or sub-agent or attorney-in-fact appointed by the Collateral Agent from time to time pursuant to Section 9.02 and/or any successor collateral agent appointed from time to time pursuant to Section 9.09 and/or any Supplemental Agent appointed from time to time pursuant to Section 9.13) shall accept, hold, administer and, as the case may be, enforce or release: (A) any Swiss Security of non-accessory (nicht akzessorische) nature; (B) with respect to the Parallel Debt only, any Swiss Security of accessory (akzessorische) nature; (C) the benefit of this Section and, as applicable, of the Parallel Debt; and (D) any proceeds of such Swiss Security, as fiduciary (treuhänderisch) in its own name or, with respect to the Parallel Debt, as creditor in its own right and not as a representative of the other Secured Parties, but for the benefit of all Secured Parties; (iii) each present and future Secured Party (other than the Collateral Agent) hereby appoints, instructs and authorises the Collateral Agent (and each agent or sub-agent or attorney-in-fact appointed by the Collateral Agent from time to time pursuant to Section 9.02 and/or any successor collateral agent appointed from time to time pursuant to Section 9.09 and/or any Supplemental Agent appointed from time to time pursuant to Section 9.13) to accept, hold, administer and, as the case may be, enforce or release the Swiss Security, the benefit of sub-paragraphs (i) and (ii) and, as applicable, of the Parallel Debt and any proceeds of such Swiss Security as set out in sub-paragraphs (i) and (ii) and in the respective Collateral Document constituting the Swiss Security, and the Collateral Agent (and each agent or sub-agent or attorney-in-fact appointed by the Collateral Agent from time to time pursuant to Section 9.02 and/or any successor collateral agent appointed from time to time pursuant to Section 9.09 and/or any Supplemental Agent appointed from time to time pursuant to Section 9.13) hereby accepts such appointment; and (iv) each present and future Secured Party (other than the Collateral Agent) hereby instructs and authorises the Collateral Agent (and each agent or sub-agent or attorney-in-fact appointed by the Collateral Agent from time to time pursuant to Section 9.02 and/or any successor collateral agent appointed from time to time pursuant to Section 9.09 and/or any Supplemental Agent appointed from time to time pursuant to Section 9.13) in its own name and/or in the name of such Secured Party as its 173 representative (direkter Stellvertreter), as the case may be to give effect to this paragraph, to enter into, amend, replace, rescind or terminate any Collateral Document or other document constituting the Swiss Security, to exercise any rights and perform any obligations thereunder and to make and accept all declarations and take all actions it considers necessary or useful in connection with any Swiss Security on behalf of such Secured Party (other than the Collateral Agent). (k) With respect to any Irish Transaction Security: To the extent that any and/or all rights, interests, benefits and other property comprised in the Irish Transaction Security and the proceeds thereof (the “Trust Property”) is not transferred, charged or granted to the Collateral Agent on trust pursuant to the relevant Loan Documents, the Collateral Agent declares itself trustee of the Trust Property to hold the same on trust for the Secured Parties for the purpose of securing the Obligations on the terms and subject to the conditions set out in the relevant Loan Documents provided that it is hereby agreed that, in relation to any jurisdiction the courts of which would not recognize or give effect to the trusts expressed to be created by this Agreement and any other applicable Loan Document, the relationship of the Secured Parties to the Collateral Agent shall be construed as one of principal and agent. Section 9.02 Delegation of Duties. Each of the Administrative Agent and the Collateral Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct (as determined in the final non-appealable judgment of a court of competent jurisdiction). Section 9.03 Liability of Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct, as determined by the final non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or Participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or the Collateral Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof. Section 9.04 Reliance by Agents. (a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by 174 such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders. (b) For purposes of determining compliance with the conditions specified in Section 4.01 or 4.02 with respect to Credit Extensions on the Closing Date, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto. Section 9.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, unless the Administrative Agent shall have received written notice from a Lender or the Lead Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders. Section 9.06 Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates which may come into the possession of any Agent-Related Person. Section 9.07 Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan 175

Party to do so), pro rata (determined as if there were no Defaulting Lenders), and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final non-appealable judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07; provided, further, that any obligation to indemnify an L/C Issuer pursuant to this Section 9.07 shall be limited to Revolving Credit Lenders only. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse each of the Administrative Agent and the Collateral Agent upon demand for its ratable share (determined as if there were no Defaulting Lenders) of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent or the Collateral Agent, as the case may be, in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent or the Collateral Agent, as the case may be, is not reimbursed for such expenses by or on behalf of the Loan Parties. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent or the Collateral Agent, as the case may be. Section 9.08 Agents in their Individual Capacities. DBNY and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Holdcos, the Borrowers and their respective Affiliates as though DBNY were not the Administrative Agent, the Collateral Agent or an L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, DBNY or its Affiliates may receive information regarding the Holdcos, the Borrowers or their respective Affiliates (including information that may be subject to confidentiality obligations in favor of the Holdcos, the Borrowers or such Affiliate) and acknowledge that neither the Administrative Agent nor the Collateral Agent shall be under any obligation to provide such information to them. With respect to its Loans, DBNY and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, the Collateral Agent or an L/C Issuer, and the terms “Lender” and “Lenders” include DBNY in its individual capacity. Any successor to DBNY as the Administrative Agent or the Collateral Agent shall also have the rights attributed to DBNY under this Section 9.08. Section 9.09 Successor Agents. (a) Each of the Administrative Agent and the Collateral Agent may resign as the Administrative Agent or the Collateral Agent, as applicable, upon thirty (30) days’ notice to Lenders and the Lead Borrower. Any such resignation by the Administrative Agent hereunder shall also constitute its resignation as an L/C Issuer and the Swing Line Lender, in which case upon the effectiveness of such resignation in accordance with this Section 9.09 the resigning Administrative Agent (x) shall not be required to issue any further Letters of Credit or make any additional Swing Line Loans hereunder and (y) shall maintain all of its rights as an L/C Issuer and the Swing Line Lender, as the case may be, with respect to any Letters of Credit issued by it or Swing Line Loans made by it, in each case prior to the effective date of such resignation. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to this Section 9.09. (b) If the Administrative Agent or the Collateral Agent resigns under this Agreement, the Required Lenders shall (i) appoint from among the Lenders a successor agent for the 176

Lenders hereunder and under the other Loan Documents and (ii) use reasonable efforts to arrange for a Person or Persons (which may, but shall not be required to be, the new Administrative Agent) that will agree to become an L/C Issuer and/or the Swing Line Lender hereunder, in each case who shall be a Lender, a commercial bank or a trust company, in each case reasonably acceptable to the Lead Borrower at all times other than during the existence of an Event of Default under Section 8.01(f) or 8.01(g) (which consent of the Lead Borrower shall not be unreasonably withheld or delayed). (c) If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent or the Collateral Agent, as applicable, (i) the Administrative Agent or the Collateral Agent, as applicable, may appoint, after consulting with the Lenders and the Lead Borrower, a successor agent from among the Lenders and (ii) shall use reasonable efforts to arrange for a Person or Persons (which may, but shall not be required to be, the new Administrative Agent) that will agree to become an L/C Issuer and/or the Swing Line Lender hereunder, in each case to the extent the Required Lenders have failed to do the same pursuant to Section 9.09(b). (d) Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent or retiring Collateral Agent, as applicable, and the term “Administrative Agent” or “Collateral Agent,” as applicable, shall mean such successor administrative agent or collateral agent and/or Supplemental Agent, as the case may be, and the retiring Administrative Agent’s or Collateral Agent’s, as applicable, appointment, powers and duties as the Administrative Agent or Collateral Agent shall be terminated. After the retiring Administrative Agent’s or the Collateral Agent’s resignation hereunder as the Administrative Agent or Collateral Agent, as applicable, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or Collateral Agent, as applicable, under this Agreement. (e) If no successor agent has accepted appointment as the Administrative Agent or the Collateral Agent, as applicable, by the date which is thirty (30) days following the retiring Administrative Agent’s or Collateral Agent’s, as applicable, notice of resignation, the retiring Administrative Agent’s or the retiring Collateral Agent’s, as applicable, resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent or Collateral Agent, as applicable, hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. (f) Upon the acceptance of any appointment as the Administrative Agent or Collateral Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to (i) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (ii) otherwise ensure that Section 6.11 is satisfied, the Administrative Agent or Collateral Agent, as applicable, shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent or Collateral Agent, as applicable, and the retiring Administrative Agent or Collateral Agent, as applicable, shall be discharged from its duties and obligations under the Loan Documents. (g) After the retiring Administrative Agent’s or Collateral Agent’s resignation hereunder as the Administrative Agent or the Collateral Agent, the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent or the Collateral Agent, as applicable and the retiring Administrative Agent and the Collateral Agent, as the case may be, shall remain indemnified to the extent provided in this Agreement and the other Loan Documents. 177

Section 9.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, judicial management, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on either Borrower or the Collateral Agent) shall be (to the fullest extent permitted by mandatory provisions of applicable Law) entitled and empowered, by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Collateral Agent and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Collateral Agent and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Collateral Agent and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, monitor, curator, receiver, receiver-manager, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent or the Collateral Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent or the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent or the Collateral Agent under Sections 2.09 and 10.04. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding. Section 9.11 Collateral and Guaranty Matters. Each of the Lenders (including in its capacities as a potential Hedge Bank) and the L/C Issuer irrevocably authorize the Administrative Agent and the Collateral Agent: (a) to enter into and sign for and on behalf of the Lenders as Secured Parties the Collateral Documents for the benefit of the Lenders and the other Secured Parties; (b)to automatically release any Lien on any property granted to or held by the Administrative Agent or Collateral Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations as to which no claim has been asserted and (B) obligations and liabilities under Treasury Services Agreements and Secured Hedge Agreements not due and payable) and the expiration or termination or Cash Collateralization of all Letters of Credit (other than Letters of Credit that are Cash Collateralized or back-stopped by a letter of credit in form, amount and substance reasonably satisfactory to the applicable L/C Issuer or a deemed reissuance under another facility as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made), (ii) at the time the property subject to such Lien is Disposed or to be Disposed as part of or in connection with any Disposition permitted hereunder or under any other Loan Document to any Person 178 other than a Loan Party (or, if such transferee is a Loan Party, at the option of the applicable Loan Party, such Lien on such asset may still be released in connection with the transfer so long as (x) the transferee grants a new Lien to the Administrative Agent or Collateral Agent on such asset substantially concurrently with the transfer of such asset, (y) the transfer is between parties organized under the laws of different jurisdictions and at least one of such parties is a Foreign Subsidiary and (z) the priority of the new Lien is the same as that of the original Lien), (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below or (v) if such property becomes an Excluded Asset; (c) to release or subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(p) or (r) (in the case of clause (r), to the extent required by the terms of the obligations secured by such Liens); and (d) to release any Guarantor from its obligations under the Guaranty as provided in Section 11.15. Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s or the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the Administrative Agent or the Collateral Agent will (and each Lender irrevocably authorizes the Administrative Agent and the Collateral Agent to), at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as the Lead Borrower may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11. Section 9.12 Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “joint lead arranger” or “joint bookrunner” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder. Section 9.13 Appointment of Supplemental Agents. (a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent or the Collateral Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent and the Collateral Agent are hereby authorized to appoint an additional individual or institution selected by the Administrative Agent or the Collateral Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Agent” and collectively as “Supplemental Agents”). 179

(b) In the event that the Collateral Agent appoints a Supplemental Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Agent to the extent, and only to the extent, necessary to enable such Supplemental Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Agent shall run to and be enforceable by either the Collateral Agent or such Supplemental Agent, and (ii) the provisions of this Article IX and of Sections 10.04 and 10.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Agent and all references therein to the Collateral Agent shall be deemed to be references to the Collateral Agent and/or such Supplemental Agent, as the context may require. (c) Should any instrument in writing from any Loan Party be required by any Supplemental Agent so appointed by the Administrative Agent or the Collateral Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, such Loan Party shall execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent or the Collateral Agent. In case any Supplemental Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Agent. Section 9.14 [Reserved]. Section 9.15 Parallel Debt owed to Collateral Agent. (a) Without prejudice to the provisions of Section 9.01(k), each Loan Party hereby irrevocably and unconditionally undertakes to pay to the Collateral Agent as creditor in its own right and not as a representative of the other Secured Parties amounts equal to any amounts owing from time to time by that Loan Party to any Secured Party under any Loan Document, Secured Hedge Agreement or Treasury Services Agreement as and when those amounts are due for payment under the relevant Loan Document, Secured Hedge Agreement or Treasury Services Agreement. (b) Each Loan Party and the Collateral Agent acknowledge that the obligations of each Loan Party under Section 9.15(a) are several and are separate and independent from, and shall not in any way limit or affect, the corresponding obligations of that Loan Party to any Secured Party under any Loan Document, any Secured Hedge Agreement or any Treasury Services Agreement (its “Corresponding Debt”) nor shall the amounts for which each Loan Party is liable under Section 9.15(a) (its “Parallel Debt”) be limited or affected in any way by its Corresponding Debt; provided that: (i) the Collateral Agent shall not demand payment with regard to the Parallel Debt of each Loan Party to the extent that such Loan Party’s Corresponding Debt has been irrevocably paid or (in the case of guarantee obligations) discharged; and (ii) a Secured Party shall not demand payment with regard to the Corresponding Debt of each Loan Party to the extent that such Loan Party’s Parallel Debt has been irrevocably paid or (in the case of guarantee obligations) discharged. (c) The Collateral Agent acts in its own name and not as a trustee, and its claims in respect of the Parallel Debt shall not be held on trust. The Collateral granted under the Loan Documents to the Collateral Agent to secure the Parallel Debt is granted to the Collateral Agent in its capacity as creditor of the Parallel Debt and shall not be held on trust. 180

(d) All monies received or recovered by the Collateral Agent pursuant to this Section 9.15, and all amounts received or recovered by the Collateral Agent from or by the enforcement of any Collateral granted to secure the Parallel Debt, shall be applied in accordance with this Agreement. (e) Without limiting or affecting the Collateral Agent’s rights against the Loan Parties (whether under this Section 9.15 or under any other provision of the Loan Documents, Secured Hedge Agreement or Treasury Services Agreement), each Loan Party acknowledges that: (i) nothing in this Section 9.15 shall impose any obligation on the Collateral Agent to advance any sum to any Loan Party or otherwise under any Loan Document, Secured Hedge Agreement or Treasury Services Agreement, except in its capacity as lender; and (ii) for the purpose of any vote taken under any Loan Document, Secured Hedge Agreement or Treasury Services Agreement, the Collateral Agent shall not be regarded as having any participation or commitment other than those which it has in its capacity as a Lender. ARTICLE X MISCELLANEOUS Amendments, Etc. Except as otherwise set forth in this Agreement, no Section 10.01 amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (other than with respect to any amendment or waiver contemplated in Sections 10.01(a) through (j) below, which shall only require the consent of the Lenders expressly set forth therein and not the Required Lenders) (or by the Administrative Agent with the written consent of the Required Lenders) and such Loan Party and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, no such amendment, waiver or consent shall: (a) extend or increase the Commitment of any Lender without the written consent of each Lender holding such Commitment (it being understood that a waiver of any condition precedent or of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender); (b)postpone any date scheduled for, or reduce or forgive the amount of, any payment of principal or interest under Section 2.07 or 2.08 (other than pursuant to Section 2.08(b)) without the written consent of each Lender holding the applicable Obligation (it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest and it being understood that any change to the definition of “First Lien Net Leverage Ratio” or in the component definitions thereof shall not constitute a reduction or forgiveness in any rate of interest); (c) reduce or forgive the principal of, or the rate of interest specified herein on, any Loan, or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document (or extend the timing of payments of such fees or other amounts) without the written consent of each Lender holding such Loan, L/C Borrowing or to whom such fee or other amount is owed (it being understood that any change to the definition of “Total Net Leverage Ratio” or in the component definitions thereof shall not constitute a reduction or forgiveness in any rate of interest); provided 181 that, only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest at the Default Rate; (d) change any provision of this Section 10.01, the definition of “Required Lenders,” “Required Class Lenders,” “Required Revolving Credit Lenders” or “Pro Rata Share,” Section 2.06, 2.12(a), 2.12(g), 2.13 or 8.03 without the written consent of each Lender directly affected thereby; (e) other than in connection with a transaction permitted under Section 7.04 or 7.05, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender; (f) other than in connection with a transaction permitted under Section 7.04 or 7.05, release all or substantially all of the aggregate value of the Guarantees, without the written consent of each Lender; (g) change the currency in which any Loan is denominated without the written consent of each Lender holding such Loans; (h) (1) waive any condition set forth in Section 4.02 as to any Credit Extension under one or more Classes of Revolving Credit Commitments or (2) amend, waive or otherwise modify any term or provision which directly affects Lenders under one or more Classes of Revolving Credit Commitments and does not directly affect Lenders under any other Class, in each case, without the written consent of the Required Class Lenders under such applicable Class or Classes of Revolving Credit Commitments (and in the case of multiple Classes which are affected, such Required Class Lenders shall consent together as one Class) (it being understood that any amendment to the conditions of effectiveness of Incremental Commitments set forth in Section 2.16 shall be subject to clause (i) below); provided, however, that the waivers described in this clause (h) shall not require the consent of any Lenders other than (x) the Required Class Lenders under such Class or Classes and (y) in the case of any waiver that otherwise would be subject to clauses (a) through (g) above, each Lender, each directly affected Lender or each directly and adversely affected Lender (as specified in the applicable clause) under the applicable Class or Classes of Revolving Credit Commitments; (i) amend, waive or otherwise modify any term or provision (including the availability and conditions to funding under Section 2.16 with respect to Incremental Term Loans and Incremental Revolving Credit Commitments and the rate of interest applicable thereto) which directly affects Lenders of one or more Incremental Term Loans or Incremental Revolving Credit Commitments (including Loans extended under such Commitments) and does not directly affect Lenders under any other Class, in each case, without the written consent of the Required Class Lenders under such applicable Incremental Term Loans or Incremental Revolving Credit Commitments (and in the case of multiple Classes which are affected, such Required Class Lenders shall consent together as one Class); provided, however, that the waivers described in this clause (i) shall not require the consent of any Lenders other than (x) the Required Class Lenders under such applicable Incremental Term Loans or Incremental Revolving Credit Commitments and (y) in the case of any waiver that otherwise would be subject to clause (a) though (g) above, each Lender, each directly affected Lender or each directly and adversely affected Lender (as specified in the applicable clause) under the applicable Class or Classes of Incremental Term Loans or Incremental Revolving Credit Commitments (including Loans extended under such Commitments); or 182

(j) amend or otherwise modify: (a) the Financial Covenant, (b) the exception set forth in Section 6.01(a)(ii)(x) or (y), (c) the second proviso to Section 8.01(b) and (d), Section 8.04, and in each case any definition related thereto (as any such definition is used therein but not as otherwise used in this Agreement or any other Loan Document) or waive any Default or Event of Default resulting from a failure to perform or observe the Financial Covenant (including any related Default or Event of Default under Section 6.01) or Section 8.04 without the written consent of the Required Revolving Credit Lenders; provided, that, the waivers described in this clause (j) shall not require the consent of any Lenders other than the Required Revolving Credit Lenders; and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, affect the rights or duties of an L/C Issuer under this Agreement or any Request for L/C Issuance relating to any Letter of Credit issued or to be issued by it; provided, however, that this Agreement may be amended to adjust the mechanics related to the issuance of Letters of Credit, including mechanical changes relating to the existence of multiple L/C Issuers, with only the written consent of the Administrative Agent, the applicable L/C Issuer and each Borrower so long as the obligations of the Revolving Credit Lenders, if any, who have not executed such amendment, and if applicable the other L/C Issuers, if any, who have not executed such amendment, are not adversely affected thereby; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, adversely affect the rights or duties of such Swing Line Lender under this Agreement; provided, however, that this Agreement may be amended to adjust the borrowing mechanics related to Swing Line Loans with only the written consent of the Administrative Agent, the Swing Line Lenders and each Borrower so long as the obligations of the Revolving Credit Lenders, if any, who have not executed such amendment are not adversely affected thereby; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or the Collateral Agent, as applicable, in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent or the Collateral Agent, as applicable, under this Agreement or any other Loan Document; and (iv) Section 10.07(j) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that the Commitment of such Lender may not be increased or extended without the consent of such Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders). Notwithstanding the foregoing, no Lender consent is required to effect any amendment or supplement to any First Lien Intercreditor Agreement, Second Lien Intercreditor Agreement, Subordination Agreement or other intercreditor agreement or arrangement permitted under this Agreement (i) that is for the purpose of adding the holders of Refinancing Equivalent Debt, Incremental Equivalent Debt or, in each case, a Senior Representative with respect thereto, as parties thereto, as expressly contemplated by the terms of such First Lien Intercreditor Agreement, such Second Lien Intercreditor Agreement, such Subordination Agreement or such other intercreditor agreement or arrangement permitted under this Agreement, as applicable (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing and provided that such other changes are not adverse, in any material respect, to the interests of the Lenders) or (ii) that is expressly contemplated by any First Lien Intercreditor Agreement, Second Lien Intercreditor Agreement, 183

Subordination Agreement or other intercreditor agreement or arrangement permitted under this Agreement to be effected without the consent of any Lender; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent. Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Credit Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders. In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Lead Borrower and the Lenders providing the Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term Loans of any Class (“Replaced Term Loans”) with replacement term loans (“Replacement Term Loans”) hereunder; provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Replaced Term Loans, plus accrued interest, fees, premiums (if any) and penalties thereon and reasonable fees and expenses associated with such Replacement Term Loans, (b) the All-In Yield with respect to such Replacement Term Loans (or similar interest rate spread applicable to such Replacement Term Loans) shall not be higher than the All-In Yield for such Replaced Term Loans (or similar interest rate spread applicable to such Replaced Term Loans) immediately prior to such refinancing, (c) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Replaced Term Loans, at the time of such refinancing and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Replaced Term Loans except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such refinancing. Each amendment to this Agreement providing for Replacement Term Loans may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and the Lead Borrower to effect the provisions of this paragraph, and for the avoidance of doubt, this paragraph shall supersede any other provisions in this Section 10.01 to the contrary. Notwithstanding anything to the contrary contained in this Section 10.01, the Holdcos, the Lead Borrower and the Administrative Agent may without the input or consent of the Lenders, effect amendments to this Agreement and the other Loan Documents as may be necessary or appropriate in the reasonable opinion of the Administrative Agent to effect the provisions of Section 2.16, 2.17 or 2.18. Notwithstanding anything to the contrary contained in this Section 10.01, guarantees, collateral security documents and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended, supplemented and waived with the consent of the Administrative Agent and/or the Collateral Agent, as the case may be, at the request of the Lead Borrower without the need to obtain the consent of any other Lender if such amendment, supplement or waiver (i) is of a technical nature (including curing any ambiguities, omissions, mistakes or defects) and/or is, in the judgment of the Collateral Agent, required by applicable local law on the advice of local counsel, in the interests of the Secured Parties or (in the case of any non-U.S. Collateral Documents) necessary or desirable to preserve, maintain, perfect and/or protect the security interests purported to the granted by the respective non-U.S. Collateral Documents or (ii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents, provided, that any section in a 184

Collateral Document providing for a governing law and/or a jurisdiction different from Section 10.15 shall not be deemed a conflict of this Agreement. If the Administrative Agent and the Lead Borrower shall have jointly identified an obvious error (including, but not limited to, an incorrect cross-reference) or any error or omission of a technical or immaterial nature, in each case, in any provision of this Agreement or any other Loan Document (including, for the avoidance of doubt, any exhibit, schedule or other attachment to any Loan Document), then the Administrative Agent (acting in its sole discretion) and the Borrowers or any other relevant Loan Party shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document. Notification of such amendment shall be made by the Administrative Agent to the Lenders promptly upon such amendment becoming effective. Section 10.02 Notices and Other Communications; Facsimile Copies. (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows: (i) if to any Holdco, any Borrower or the Administrative Agent, the Collateral Agent, an L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Lead Borrower and the Administrative Agent, the Collateral Agent, an L/C Issuer and the Swing Line Lender. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail to a party in (x) Asia, eight (8) Business Days after deposit in the mails, postage prepaid or (y) any other location, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(c)), when delivered; provided that notices and other communications to the Administrative Agent, the Collateral Agent, an L/C Issuer and the Swing Line Lender pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder. (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile or other electronic communication. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Agents and the Lenders. (c) Reliance by Agents and Lenders. The Administrative Agent, the Collateral Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of any Holdco or any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were 185 not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Each Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Holdco or either Borrower in the absence of gross negligence or willful misconduct of such Agent-Related Person as determined in a final and non-appealable judgment by a court of competent jurisdiction. All telephonic notices to the Administrative Agent or Collateral Agent may be recorded by the Administrative Agent or the Collateral Agent, and each of the parties hereto hereby consents to such recording. Section 10.03 No Waiver; Cumulative Remedies. No failure by any Lender, the Administrative Agent or the Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law. Section 10.04 Attorney Costs and Expenses. Each Holdco and each Borrower jointly and severally agrees (a) to pay or reimburse the Administrative Agent, the Collateral Agent and the Arrangers for all reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby (including all Attorney Costs, which shall be limited to White & Case LLP (and one local and specialist counsel in each applicable jurisdiction for each group and, in the event of a conflict of interest, one additional counsel of each type to the affected parties)) and (b) to pay or reimburse the Administrative Agent, the Collateral Agent, the Arrangers and each Lender for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs, which shall be limited to Attorney Costs of one counsel to the Administrative Agent and Arrangers (and one local counsel in each applicable jurisdiction for each group and, in the event of any conflict of interest, one additional counsel of each type to the affected parties). The foregoing costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees related thereto, and other reasonable out-of-pocket expenses incurred by any Agent. The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within ten (10) Business Days of receipt by the Lead Borrower of an invoice relating thereto setting forth such expenses in reasonable detail; provided that, with respect to the Closing Date, all amounts due under this Section 10.04 shall be paid on the Closing Date to the extent invoiced to the Borrower within one (1) Business Day of the Closing Date. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion. Section 10.05 Indemnification. Each Holdco and each Borrower shall, jointly and severally, indemnify and hold harmless each Agent-Related Person, each Arranger, each L/C Issuer, each Lender and their respective Affiliates, and directors, officers, employees, counsel, agents, trustees, investment advisors and attorneys-in-fact of each of the foregoing (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs, which shall be limited to 186

Attorney Costs of one counsel to the Administrative Agent and Arrangers (and one local and specialist counsel in each applicable jurisdiction for each group and, in the event of any conflict of interest, one additional counsel of each type to the affected parties) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit, (c) any actual or alleged presence or Release of Hazardous Materials at, on, under or from any property or facility currently or formerly owned, leased or operated by the Loan Parties or any Subsidiary, or any Environmental Liability related in any way to any Loan Parties or any Subsidiary, (d) the payment or recovery of an amount in connection with the Loan Documents in a currency other than the currency required under the Loan Document or (e) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (a “Proceeding”) or whether or not such Proceeding is brought by any Holdco, Borrower or any other Person (all the foregoing, collectively, the “Indemnified Liabilities”) in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that, notwithstanding the foregoing, such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from the gross negligence or willful misconduct of such Indemnitee or of any affiliate, director, officer, employee, counsel, agent or attorney-in-fact of such Indemnitee, as determined by the final non-appealable judgment of a court of competent jurisdiction. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee or the Lead Borrower or any Subsidiary have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date) (other than, in the case of a Loan Party, in respect of any such damages incurred or paid by an Indemnitee to a third party, or which are included in a third-party claim, and for any reasonable out-of-pocket expenses related thereto). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, any Subsidiary of any Loan Party, any Loan Party’s directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents are consummated. All amounts due under this Section 10.05 shall be paid within ten (10) Business Days after demand therefor; provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 10.05. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent or the Collateral Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. Section 10.06 Payments Set Aside. To the extent that any payment by or on behalf of the Borrowers is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other 187 party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall, to the fullest extent possible under provisions of applicable Law, be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect. Section 10.07 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither any Holdco nor any Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Assignee pursuant to an assignment made in accordance with the provisions of Section 10.07(b) (such an assignee, an “Eligible Assignee”) and, in the case of any Assignee that is Holdings or any of its Subsidiaries, Section 2.14 or Section 2.15, (ii) by way of participation in accordance with the provisions of Section 10.07(e), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(g) or (iv) to an SPC in accordance with the provisions of Section 10.07(h) (and any other attempted assignment or transfer by any party hereto shall be null and void); provided, however, that notwithstanding the foregoing, no Lender may assign or transfer by participation any of its rights or obligations hereunder to (i) any Person that is a Defaulting Lender, (ii) a natural Person or (iii) a Disqualified Institution. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(e) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) (i) Subject to the conditions set forth in clause (b)(ii) below, any Lender may assign to one or more assignees (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, delayed or conditioned, except in connection with a proposed assignment to any Disqualified Institution) of: (A) the Lead Borrower, provided that no consent of the Lead Borrower shall be required for (i) an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, (ii) other than with respect to any proposed assignment to any Person that is a Disqualified Institution, an assignment if an Event of Default under Section 8.01(a) or, solely with respect to any of the Borrowers, Section 8.01(f) has occurred and is continuing or (iii) an assignment of all or a portion of the Loans pursuant to Sections 2.14 or 2.15; provided that, other than with respect to any proposed assignment to any Person that is a Disqualified Institution, the Lead Borrower shall be deemed to have consented to any such assignment unless it shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment (i) of all or any portion of a Loan to a Lender, an Affiliate of a Lender or an Approved Fund, (ii) to an Agent or an Affiliate of an Agent or (iii) of all or any portion of a Term Loan pursuant to Sections 2.14 or 2.15; 188

(C) each L/C Issuer, provided that no consent of an L/C Issuer shall be required for any assignment not related to Revolving Credit Commitments or Revolving Credit Exposure; and (D) the Swing Line Lender; provided that no consent of the Swing Line Lender shall be required for any assignment not related to Revolving Credit Commitments or Revolving Credit Exposure or any assignment to an Agent or an Affiliate of an Agent. (ii) assignments shall be subject to the following additional conditions: (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than an amount of $2,500,000 (in the case of each Revolving Credit Loan), $1,000,000 (in the case of a Term Loan), unless each of the Borrower and the Administrative Agent otherwise consents, provided that such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any; (B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (unless such fee is waived by the Administrative Agent); provided that only one such fee shall be payable in the event of simultaneous assignments to or from two or more Approved Funds; and (C)other than in connection with an assignment pursuant to Sections 2.14 or 2.15, the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. This clause (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis among such Facilities. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Lead Borrower and the Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. (c) Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(d), from and after the effective date specified in each Assignment and 189

Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the relevant Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(e). (d) The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and each notice of cancellation of any Loans delivered by the Lead Borrower pursuant to Section 2.14 and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and the amounts due under Section 2.03, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, an Administrative Questionnaire completed in respect of the Assignee (if applicable and unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 10.07(b)(ii)(B) above (if applicable) and, if required, the written consent of the Lead Borrower, the L/C Issuers, the Swing Line Lender and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Assumption and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph. The Register shall be available for inspection by the Borrowers, any Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice. (e) Any Lender may at any time sell participations to any Person (other than a natural person a Disqualified Institution or a Defaulting Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (a) through (f) of the first proviso to Section 10.01 that requires the affirmative vote of such Lender. Subject to Section 10.07(f), the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations of such Sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(c). To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits 190 of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. No Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person, except that the portion of any Participant Register relating to any Participant or SPC requesting payment from a Borrower or seeking to exercise its rights under Section 10.09 shall be available for inspection by the Lead Borrower upon reasonable request to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or as is otherwise required thereunder. (f) A Participant shall not be entitled to receive any greater payment under Sections 3.01, 3.04 and 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Lead Borrower’s prior written consent, not to be unreasonably withheld or delayed (it being understood the Lead Borrower shall have a reasonable basis for withholding consent if such Participant would result in materially increased indemnification obligation to the Lead Borrower at such time). (g) Any Lender may, without the consent of the Lead Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over it; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. (h) The Luxembourg Loan Parties hereby expressly accept and confirm, for the purposes of Article 1278 of the Luxembourg Civil Code that, notwithstanding any assignment, amendment, novation or transfer of any kind permitted under, and made in accordance with, the provisions of this Agreement or any agreement referred to herein to which a Luxembourg Loan Party is a party (including any Security Agreement), any security interest created under such agreement shall continue in full force and effect to the benefit of each new Lender. Each other Luxembourg Loan Party hereby accepts and confirms the above. (i) The Loan Parties organized under Belgian law hereby expressly accept and confirm, for the purposes of Article 1278 of the Belgian Civil Code, that, notwithstanding any novation permitted under this Agreement or any agreement referred to herein, any security interest created under such agreement shall continue in full force and effect to the benefit of each new Lender. (j) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Lead Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) such SPC and the applicable Loan or any applicable part thereof, shall be appropriately reflected in 191 the Participant Register. Each party hereto hereby agrees that (i) an SPC shall be entitled to the benefit of Sections 3.01, 3.04 and 3.05 (subject to the requirements and the limitations of such Sections), but neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement except in the case of Section 3.01, to the extent that the grant to the SPC was made with the prior written consent of the Lead Borrower (not to be unreasonably withheld or delayed; for the avoidance of doubt, the Lead Borrower shall have reasonable basis for withholding consent if an exercise by SPC immediately after the grant would result in materially increased indemnification obligation to a Borrower at such time), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Lead Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC. (k) Notwithstanding anything to the contrary contained herein, without the consent of the Lead Borrower or the Administrative Agent, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Notes, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Notes, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise. (l) Notwithstanding anything to the contrary contained herein other than the proviso in the definition of “L/C Issuer” or “Swing Line Lender”, in each case, in respect of any Extension or Extensions of Revolving Credit Commitments effected in accordance with Section 2.18, any L/C Issuer or Swing Line Lender may, upon thirty (30) days’ notice to the Lead Borrower and the Lenders, resign as an L/C Issuer or Swing Line Lender, respectively; provided that the relevant L/C Issuer or Swing Line Lender shall use reasonable efforts to identify, on or prior to the expiration of such 30-day period with respect to such resignation, a successor L/C Issuer or Swing Line Lender reasonably acceptable to the Lead Borrower willing to accept its appointment as successor L/C Issuer or Swing Line Lender, as applicable. In the event of any such resignation of an L/C Issuer or Swing Line Lender, the Lead Borrower shall be entitled to appoint from among the Lenders willing to accept such appointment a successor L/C Issuer or Swing Line Lender hereunder; provided that no failure by the Lead Borrower to appoint any such successor shall affect the resignation of the relevant L/C Issuer or the Swing Line Lender, as the case may be, except as expressly provided above. If an L/C Issuer resigns as L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If the Swing Line Lender resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the 192 right to require the Lenders to make Base Rate Loans, LIBO Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). (m) (n) [Reserved]. In the case of any Term Loans acquired by, or contributed to, the Borrowers pursuant to Section 2.15 or this Section 10.07(n), (x) the aggregate outstanding principal amount of the Term Loans of the applicable Class shall be deemed reduced by the full par value of the aggregate principal amount of such Term Loans acquired by, or contributed to, the Borrowers and (y) any scheduled principal repayment installments with respect to the Term Loans of such Class occurring pursuant to Sections 2.07(a), prior to the final maturity date for Term Loans of such Class, shall be reduced pro rata by the par value of the aggregate principal amount of Term Loans so purchased or contributed (and subsequently cancelled and retired), with such reduction being applied solely to the remaining Term Loans of the Lenders which sold or contributed such Term Loans. Section 10.08 Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ managers, administrators, directors, officers, employees, trustees, partners, investors, investment advisors and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any Governmental Authority or self regulatory authority having or asserting jurisdiction over such Person (including any Governmental Authority regulating any Lender or its Affiliates); (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) subject to an agreement containing provisions substantially the same as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Lead Borrower), to any pledgee referred to in Section 10.07(g), counterparty to a Swap Contract, Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in any of its rights or obligations under this Agreement; (f) with the written consent of the Lead Borrower; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08 or becomes available to the Administrative Agent, any Arranger, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than a Loan Party or its related parties (so long as such source is not known to the Administrative Agent, such Arranger, such Lender, such L/C Issuer or any of their respective Affiliates to be bound by confidentiality obligations to any Loan Party); (h) to any Governmental Authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; (i) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to Loan Parties and their Subsidiaries received by it from such Lender) or to the CUSIP Service Bureau or any similar organization; (j) to the extent such information is independently developed by any Agent or any Arranger or (k) in connection with the exercise of any remedies hereunder, under any other Loan Document or the enforcement of its rights hereunder or thereunder. In addition, the Agents, the Arrangers and the Lenders may disclose the existence of this Agreement and publicly available information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents, the Arrangers and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section 10.08, “Information” means all information received from the Loan Parties relating to any Loan Party, its Affiliates or its Affiliates’ directors, officers, employees, trustees, investment advisors or agents, relating to the Holdcos, the Lead Borrower or any of their Subsidiaries or its business, other than any such information that is publicly available to any Agent, any L/C Issuer or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08; provided that, in the case of 193 information received from a Loan Party after the Closing Date, such information is clearly identified at the time of delivery as confidential or is delivered pursuant to Section 6.01, 6.02 or 6.03 hereof. Section 10.09 Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates (and the Collateral Agent, in respect of any unpaid fees, costs and expenses payable hereunder) is authorized at any time and from time to time, without prior notice to each Borrower, any such notice being waived by each Borrower (on its own behalf and on behalf of each Loan Party and each of its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates or the Collateral Agent to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations (other than, with respect to any Guarantor, any Excluded Swap Obligations of such Guarantor) owing to such Lender and its Affiliates or the Collateral Agent hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender agrees promptly to notify the Lead Borrower and the Administrative Agent after any such set off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent, the Collateral Agent and each Lender under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, the Collateral Agent and such Lender may have at Law. Section 10.10 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder. Section 10.11 Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier (or other electronic transmission, e.g., .pdf) of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier. Section 10.12 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict of this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof. 194

Section 10.13 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding. Section 10.14 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In the event of any such illegality, invalidity or unenforceability, the parties shall negotiate in good faith with a view to agreeing on a legal, valid and enforceable replacement provision which, to the extent practicable, is in accordance with the intent and purposes of this Agreement and in its economic effect comes as close as possible to the illegal, invalid or unenforceable provision. Section 10.15 GOVERNING LAW. THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY COLLATERAL DOCUMENT, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. (a) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS AND AGREES THAT IT WILL NOT COMMENCE OR SUPPORT ANY SUCH ACTION OR PROCEEDING IN ANOTHER JURISDICTION. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED HEREIN OR IN ANY OTHER LOAN DOCUMENT WILL PREVENT ANY LENDER, THE ADMINISTRATIVE AGENT OR THE COLLATERAL AGENT FROM BRINGING ANY ACTION TO ENFORCE ANY AWARD OR JUDGMENT OR EXERCISE ANY RIGHT UNDER THE COLLATERAL DOCUMENTS OR AGAINST ANY COLLATERAL OR ANY OTHER PROPERTY OF ANY LOAN PARTY IN ANY OTHER FORUM IN WHICH JURISDICTION CAN BE ESTABLISHED. EACH LOAN PARTY, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH LOAN PARTY WAIVES ANY IMMUNITY (SOVEREIGN OR OTHERWISE) FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS TO WHICH YOU OR YOUR PROPERTIES OR ASSETS MAY BE ENTITLED. TO THE EXTENT THAT ANY LOAN PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION 195

OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH LOAN PARTY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS. (b) EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN BY TELECOPIER OR ELECTRONIC MAIL) IN SECTION 10.02. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. WITHOUT LIMITING THE OTHER PROVISIONS OF THIS SECTION 10.15 AND IN ADDITION TO THE SERVICE OF PROCESS PROVIDED FOR HEREIN, THE LEAD BORROWER HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS THE CO-BORROWER (AND THE CO-BORROWER HEREBY IRREVOCABLY ACCEPTS SUCH APPOINTMENT), AS ITS AUTHORIZED DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON THE CO-BORROWER SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, THE LEAD BORROWER AGREES TO PROMPTLY DESIGNATE A NEW AUTHORIZED DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION REASONABLY SATISFACTORY TO THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT. Section 10.16 WAIVER OF RIGHT TO TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HERETO HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.16 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. Section 10.17 Binding Effect. This Agreement shall become effective when it shall have been executed by the Loan Parties and the Administrative Agent shall have been notified by each Lender, the Swing Line Lender and each L/C Issuer that each such Lender, Swing Line Lender and L/C Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Loan Parties, each Agent and each Lender and their respective successors and assigns, in each case in accordance with Section 10.07 (if applicable) and except that no Loan Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders. Section 10.18 USA Patriot Act. Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Holdcos and each Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Holdcos and the Borrowers, which information includes the name, address and tax identification number of the Holdcos and the Borrowers and other information 196 regarding the Holdcos and the Borrowers that will allow such Lender or the Administrative Agent, as applicable, to identify the Holdcos and the Borrowers in accordance with the USA Patriot Act. This notice is given in accordance with the requirements of the USA Patriot Act and is effective as to the Lenders and the Administrative Agent. Section 10.19 No Advisory or Fiduciary Responsibility. (a) In connection with all aspects of each transaction contemplated hereby, each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrowers and their respective Affiliates, on the one hand, and the Agents, the Arrangers and the Lenders, on the other hand, and the Borrowers are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, each of the Agents, the Arrangers and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrowers or any of their respective Affiliates, stockholders, creditors or employees or any other Person, (iii) none of the Agents, the Arrangers or the Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of any Borrower or any of its Affiliates with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Agent or Lender has advised or is currently advising the Borrowers or any of its Affiliates on other matters) and none of the Agents, the Arrangers or the Lenders has any obligation to the Borrowers or any of their respective Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iv) the Agents, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrowers and their respective Affiliates, and none of the Agents, the Arrangers or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the Agents, the Arrangers and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate. Each Loan Party hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Agents, Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty under applicable law relating to agency and fiduciary obligations. (b) Each Loan Party acknowledges and agrees that each Lender, Arranger and any affiliate thereof may lend money to, invest in, and generally engage in any kind of business with, any of the Borrowers, the Holdcos, any Affiliate thereof or any other person or entity that may do business with or own securities of any of the foregoing, all as if such Lender, Arranger or Affiliate thereof were not a Lender or Arranger (or an agent or any other person with any similar role under the Facilities) and without any duty to account therefor to any other Lender or any Arranger, Holdco, Borrower or Affiliate of the foregoing. Each Lender, the Arrangers and any affiliate thereof may accept fees and other consideration from the Holdcos, the Borrowers or any Affiliate thereof for services in connection with this Agreement, the Facilities or otherwise without having to account for the same to any other Lender or any Arranger, Holdco, Borrower or Affiliate of the foregoing. Some or all of the Lenders and the Arrangers may have directly or indirectly acquired certain equity interests (including warrants) in the Holdcos, the Borrowers or an Affiliate thereof or may have directly or indirectly extended credit on a subordinated basis to the Holdcos, the Borrowers or an Affiliate thereof. Each party hereto, on its behalf and on behalf of its affiliates, acknowledges and waives the potential conflict of interest resulting from 197 any such Lender, Arranger or an Affiliate thereof holding disproportionate interests in the extensions of credit under the Facilities or otherwise acting as arranger or agent thereunder and such Lender, Arranger or Affiliate thereof directly or indirectly holding equity interests in or subordinated debt issued by the Holdcos, Borrowers or an Affiliate thereof. Section 10.20 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Loan Parties in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Loan Parties in the Agreement Currency, the Loan Parties agree, jointly and severally, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the respective Loan Party (or to any other Person who may be entitled thereto under applicable law). Section 10.21 Certain Undertakings with Respect to any Securitization Subsidiary. (a) Each Agent and Lender agrees that, prior to the date that is one year and one day after payment in full of all of the obligations of the Securitization Subsidiary in connection with and under a Securitization, (i) such Agent and such Lender shall not be entitled, whether before or after the occurrence of any Event of Default, to (A) institute against, or join any other Person in instituting against, any Securitization Subsidiary any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under the laws of the United States or any State thereof, (B) transfer and register the capital stock of any Securitization Subsidiary or any other instrument evidencing any Securitization Seller’s Retained Interest in the name of any Agent or a Secured Party or any designee or nominee thereof, (C) foreclose on any security interest in any Securitization Seller’s Retained Interest regardless of the bankruptcy or insolvency of the Lead Borrower or any Restricted Subsidiary, (D) exercise any voting rights granted or appurtenant to such capital stock of any Securitization Subsidiary or any other instrument evidencing any Securitization Seller’s Retained Interest or (E) enforce any right that the holder of any such capital stock of any Securitization Subsidiary or any other instrument evidencing any Securitization Seller’s Retained Interest might otherwise have to liquidate, consolidate, combine, collapse or disregard the entity status of such Securitization Subsidiary, (ii) such Agent and such Lender hereby waives and releases any right to require (A) that any Securitization Subsidiary be in any manner merged, combined, collapsed or consolidated with or into the Lead Borrower or any Restricted Subsidiary, including by way of substantive consolidation in a bankruptcy case or (B) that the status of any Securitization Subsidiary as a separate entity be in any respect disregarded and (iii) such Agent and such Lender agrees and acknowledges that the agent acting on behalf of the holders of securitization indebtedness of the Securitization Subsidiary is an express third party beneficiary with respect to Sections 10.21(a) and (b) and such agent shall have the right to enforce compliance by the Agents and the Lenders with Sections 10.21(a) and (b). (b) Upon the transfer or purported transfer by the Lead Borrower or any Restricted Subsidiary of Securitization Assets to a Securitization Subsidiary in a Securitization, any Liens with 198 respect to such Securitization Assets arising under this Agreement or any Collateral Documents related to the Agreement shall automatically be released (and each of the Administrative Agent and the Collateral Agent, as applicable, is hereby authorized to execute and enter into any such releases and other documents as the Lead Borrower may reasonably request in order to give effect thereto). Section 10.22 INTERCREDITOR AGREEMENTS.(a) PURSUANT TO THE EXPRESS TERMS OF EACH INTERCREDITOR AGREEMENT, IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE TERMS OF THE RELEVANT INTERCREDITOR AGREEMENT AND ANY OF THE LOAN DOCUMENTS, THE PROVISIONS OF THE RELEVANT INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL. (b) EACH LENDER AUTHORIZES AND INSTRUCTS THE ADMINISTRATIVE AGENT TO ENTER INTO THE RELEVANT INTERCREDITOR AGREEMENT ON BEHALF OF SUCH LENDER, AND TO TAKE ALL ACTIONS (AND EXECUTE ALL DOCUMENTS) REQUIRED (OR DEEMED ADVISABLE) BY IT IN ACCORDANCE WITH THE TERMS OF SUCH INTERCREDITOR AGREEMENT(S). EACH LENDER AGREES TO BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF THE RELEVANT INTERCREDITOR AGREEMENT. (c)THE PROVISIONS OF THIS SECTION 10.22 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF THE RELEVANT INTERCREDITOR AGREEMENT. REFERENCE MUST BE MADE TO THE RELEVANT INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE RELEVANT INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NO AGENT (AND NONE OF ITS AFFILIATES) MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE RELEVANT INTERCREDITOR AGREEMENT. (d)THE PROVISIONS OF THIS SECTION 10.22 SHALL APPLY WITH EQUAL FORCE, MUTATIS MUTANDIS, TO ANY FIRST LIEN INTERCREDITOR AGREEMENT, ANY SECOND LIEN INTERCREDITOR AGREEMENT, ANY SUBORDINATION AGREEMENT AND ANY OTHER INTERCREDITOR AGREEMENT OR ARRANGEMENT PERMITTED BY THIS AGREEMENT. ARTICLE XI GUARANTEE The Guarantee. Each Guarantor hereby jointly and severally with the Section 11.01 other Guarantors guarantees, as a primary obligor and not as a surety to each Secured Party and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of (i) the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code and (ii) any other Debtor Relief Laws) on the Loans made by the Lenders to, and the Notes held by each Lender of, the Borrowers, and all other Obligations (other than, with respect to any Guarantor, any Excluded Swap Obligations of such Guarantor) from time to time owing to the Secured Parties by any Loan Party (other than such Guarantor with respect to its primary obligations) under any Loan Document, any Secured Hedge Agreement or any Treasury Services Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby jointly and severally agree that if the Borrowers or other Guarantor(s) shall fail to 199 pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. Section 11.02 Obligations Unconditional. The obligations of the Guarantors under Section 11.01 shall constitute a guaranty of payment and to the fullest extent permitted by applicable Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Loan Parties under this Agreement, the Notes, if any, any other Loan Document or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (except for payment in full in cash). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above: (a) at any time or from time to time, without notice to the Guarantors, to the extent permitted by Law, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived; (b) any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted; (c) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or except as permitted pursuant to Section 11.08, any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; (d) any Lien or security interest granted to, or in favor of, an L/C Issuer or any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or (e) the release of any other Guarantor pursuant to Section 11.16. The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and, to the extent permitted by Law, all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Borrowers under this Agreement, the Notes, if any, any other Loan Document or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive, to the extent permitted by Law, any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between the Borrowers and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors hereunder 200 shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against the Borrowers or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding. Section 11.03 Reinstatement. The obligations of the Guarantors under this Article XI shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrowers or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise. Section 11.04 Subrogation; Subordination. Each Guarantor hereby agrees that until the payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 11.01, whether by subrogation or otherwise, against any Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Any Indebtedness of any Loan Party permitted pursuant to Section 7.03(d) shall be subordinated to such Loan Party’s Obligations in the manner set forth in the Global Intercompany Note evidencing such Indebtedness. Section 11.05 Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrowers under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 8.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.02) for purposes of Section 11.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrowers and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrowers) shall forthwith become due and payable by the Guarantors for purposes of Section 11.01. Section 11.06 Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Article XI constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213. Section 11.07 Continuing Guarantee. The guarantee in this Article XI is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising. Section 11.08 General Limitation on Guarantee Obligations. In any action or proceeding involving any state, provincial or federal corporate, limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other Law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 11.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 11.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other person, be automatically limited and reduced to the 201 highest amount (after giving effect to the right of contribution established in Section 11.16) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding. Section 11.09 Specific Limitation for Swiss Guarantors. (a) If and to the extent that (i) a Swiss Guarantor becomes, under Section 11.01 or under any other provision of any Loan Document, any Secured Hedge Agreement or any Treasury Services Agreement, liable for Guaranteed Obligations of its Affiliates (other than those of its direct or indirect wholly owned Subsidiaries) or otherwise obliged to grant economic benefits to its Affiliates (other than its direct or indirect wholly owned Subsidiaries), including, for the avoidance of doubt, any restrictions of such Swiss Guarantor’s rights of set-off and/or subrogation or its duties to subordinate or waive claims and (ii) complying with such obligations would constitute a repayment of capital (Einlagerückgewähr), a violation of the legally protected reserves (gesetzlich geschützte Reserven) or the payment of a (constructive) dividend (Gewinnausschüttung) by such Swiss Guarantor or would otherwise be restricted under Swiss corporate law then applicable (the “Restricted Obligations”), the aggregate liability of such Swiss Guarantor for Restricted Obligations shall be limited to the amount available for distribution as dividends to the shareholders of such Swiss Guarantor at the time such Swiss Guarantor is required to perform under any Loan Document, any Secured Hedge Agreement or any Treasury Services Agreement, provided that this is a requirement under applicable Swiss law at that time and further provided that such limitation shall not discharge such Swiss Guarantor from its obligations in excess thereof, but merely postpone the performance date therefore until such times as performance is again permitted notwithstanding such limitation. (b) In respect of Restricted Obligations, each Swiss Guarantor shall: (i) if and to the extent required by applicable law in force at the relevant time use its best efforts to mitigate to the extent possible any Swiss Withholding Tax obligations to be levied on the Restricted Obligations (and cause its parent and other relevant Affiliates to fully cooperate in any mitigating efforts), in particular through the notification procedure, and promptly notify the Administrative Agent thereof or, if such a notification procedure is not applicable: (A) deduct Swiss Withholding Tax at the rate of 35% (or such other rate as in force from time to time pursuant to, in particular, any applicable double taxation treaty) from any payment made by it in respect of Restricted Obligations; (B) pay any such deduction to the Swiss Federal Tax Administration; and (C) notify (and the Lead Borrower shall ensure that such Swiss Guarantor will notify) the Administrative Agent that such a deduction has been made and provide the Administrative Agent with evidence that such a deduction has been paid to the Swiss Federal Tax Administration; and (ii) to the extent such a deduction is made, not be obliged to either gross-up payments and/or indemnify the Secured Parties in accordance with Section 3.01 in relation to any such payment made by it in respect of Restricted Obligations unless grossing-up and/or indemnifying is permitted under the laws of Switzerland then in force (it being understood that this shall not in any way limit any obligations of any other Loan Party under any Loan Document, any Secured Hedge Agreement or any Treasury Services Agreement to indemnify the Secured Parties in respect of the deduction of the Swiss Withholding Tax). Each Swiss Guarantor shall use its commercially reasonable efforts to ensure that any Person which is, as a result of a deduction of Swiss Withholding Tax, entitled to a full or partial refund of the Swiss Withholding Tax, will, as soon as 202 possible after the deduction of the Swiss Withholding Tax, (i) request a refund of the Swiss Withholding Tax under any applicable law (including double tax treaties) and (ii) promptly upon receipt, pay to the Administrative Agent (or to any such other Secured Party as directed by the Administrative Agent) any amount so refunded for application as a further payment of such Swiss Guarantor under and pursuant to the relevant Loan Document, Secured Hedge Agreement and/or Treasury Services Agreement. (c) If and to the extent requested by the Administrative Agent and if and to the extent this is from time to time required under Swiss law (restricting profit distributions), in order to allow the Secured Parties to obtain a maximum benefit under this Article XI, each Swiss Guarantor shall, and any parent company of such Swiss Guarantor being a party to this Agreement shall procure that such Swiss Guarantor will, promptly implement all such measures and/or promptly procure the fulfillment of all prerequisites allowing it to promptly make the (requested) payment(s) hereunder from time to time, including the following: (i) Guarantor; (ii) preparation of an up-to-date audited balance sheet of such Swiss confirmation of the auditors of such Swiss Guarantor that the relevant amount represents (the maximum of) freely distributable profits and; (iii) conversion of restricted reserves into profits and reserves freely available for the distribution as dividends (to the extent permitted by mandatory Swiss law); (iv) Swiss law); (v) revaluation of hidden reserves (to the extent permitted by mandatory approval by a shareholders’ meeting of such Swiss Guarantor of the (resulting) profit distribution; and (vi) all such other measures necessary or useful to allow such Swiss Guarantor to make the payments agreed hereunder with a minimum of limitations. Section 11.10 Specific Limitation for German Guarantors. (a) Scope. This Section 11.10 shall only apply if and to the extent (i) a German Guarantor guarantees the indebtedness of its direct or indirect shareholder(s) or of a subsidiary of such shareholder; and (ii) the granting of the guarantee in this Article XI would result in a liability of the managing directors of the relevant German Guarantor for breach of Section 30 of the GmbHG on the date that Guarantor became a party to this Agreement. (b) Exceptions. In any event, the restrictions set out in this Section 11.10 shall not apply to the extent: (i) the German Guarantor guarantees any indebtedness of any of its direct or indirect subsidiaries; (ii) the German Guarantor secures any indebtedness under any Loan Document in respect of (i) loans to the extent they are passed on (directly or indirectly) to the relevant German Guarantor or its subsidiaries and such amount passed on is not repaid or (ii) outstanding bank guarantees or letters of credit that are issued for the benefit of any of the creditors of the German Guarantor or the German Guarantor’s subsidiaries; or (iii) any of the exceptions set out in Section 30 para. 1 sentence 2 GmbHG applies. (c) Capital Impairment. The parties to this Agreement agree that if a German Guarantor is able to demonstrate that the granting of the guarantee in this Article XI by it (the “German Guarantee”) had, on the date that such German Guarantor became a party to this Agreement, the effect of causing the amount of that German Guarantor’s Net Assets to fall below the amount of its registered share capital (Stammkapital) (or increase an existing shortage of its registered share capital) in violation of Section 30 GmbHG, (such event is hereinafter referred to as a “Capital Impairment”), then the Finance 203

Parties shall demand payment under the German Guarantee from such German Guarantor only to the extent such Capital Impairment would not have occurred. (d) Management Notification and Auditors’ Determination. (i) The relevant German Guarantor will notify the Administrative Agent in writing in reasonable detail within fifteen (15) Business Days of receiving notice from the Administrative Agent of the Administrative Agent’s intention to demand payment under the guarantee in this Article XI whether and to what extent a Capital Impairment occurred on the date of the entry into this Agreement (the “Management Notification”). Demanding payment under the guarantee in this Article XI from such German Guarantor up to the amount which, according to the Management Notification, would not result in a Capital Impairment is permitted without limitation. (ii) The relevant German Guarantor will provide an auditors’ determination by the Auditors within thirty (30) Business Days from the date on which the Security Agent received the Management Notification (the “Auditors’ Determination”). Such Auditors’ Determination shall set out: (A) the amount of Net Assets of that German Guarantor taking into account the relevant adjustments, and (B) the extent of the Capital Impairment. Demanding payment under the German Guarantee from such German Guarantor up to the amount which, according to the Auditors’ Determination, did not result in a Capital Impairment is permitted without limitation. The results of the Auditors’ Determination are, save for manifest errors, binding on all parties. (iii) If the relevant German Guarantor does not provide the Management Notification or the Auditors’ Determination within the time frame set out above, demanding payment under the German Guarantee shall not be limited by this Section 11.10. In particular neither the Agent nor any Finance Party shall be obliged to make available to that German Guarantor any proceeds realized. (e) No Waiver. This Section 11.10 shall not affect the enforceability (other than as specifically set out herein), legality or validity of a German Guarantee and each Finance Party is entitled to claim in court that the granting of and/or making payments under a German Guarantee by the relevant German Guarantor does not fall within the scope of Section 30 of the GmbHG. The Finance Parties’ rights to any remedies they may have against the relevant German Guarantor shall not be limited if it is finally ascertained in court that Section 30 of the GmbHG did not apply. The agreement of the Finance Parties to abstain from demanding any or part of the payment under a German Guarantee in accordance with the provisions above shall not constitute a waiver (Verzicht) of any right granted under this Agreement or any other Loan Document to the Agent or any Finance Party . (f) GmbH & Co KG. In the case of a limited partnership with a limited liability company as its general partner (GmbH & Co. KG) the provisions under this Section 11.10 shall apply mutatis mutandis and all references to Capital Impairment and Net Assets shall be construed as a reference to capital impairment and net assets of the general partner of such German Guarantor. Section 11.11 Specific Limitation for Hong Kong Guarantors. The obligations under this Agreement (including but not limited to, any representation or covenant) of any Guarantor which is incorporated under Hong Kong law shall not include any obligation which if incurred or made would constitute the provision of unlawful financial assistance including within the meaning of Section 275 of the Companies Ordinance (Cap. 622) of Hong Kong until and unless any requirements of the Companies Ordinance (Cap. 622) of Hong Kong have been complied with in relation to the provision of financial assistance constituted by this Agreement with respect to such Guarantor. 204

Section 11.12 Section 11.13 of this Section 11.13: [Reserved]. Specific Limitation for Luxembourg Guarantors. (a) For the purpose (i) Luxembourg; (ii) “Luxembourg Guarantor” means a Guarantor incorporated in a reference to a “Luxembourg Guarantor’s Borrowings” will be construed as a reference to the total amount of all Credit Extensions (including for this purpose any accrued and unpaid interest, costs and fees in respect of such Credit Extensions) made by that Luxembourg Guarantor under this Agreement; (iii) a reference to “Subsidiaries’ Borrowings” in respect of a Luxembourg Guarantor will be construed as a reference to all Credit Extensions (including Credit Extensions under any accrued and unpaid interest, costs and fees in respect of those Credit Extensions) made by the direct or indirect Subsidiaries of that Luxembourg Guarantor, including any amounts financed directly or indirectly by a Luxembourg Guarantor’s Borrowings and on-lent to such Subsidiaries; and (iv) “Luxembourg Guarantee Demand Date” means the first date upon which a Loan Party makes written demand upon the relevant Luxembourg Guarantor to make payment in respect of any Guaranteed Obligations. (b) Unlawful Financial Assistance. Without limiting any specific exemptions set out below: (i) liability; and (ii) no Guaranteed Obligations will extend to include any obligation or no security granted by a Luxembourg Guarantor will secure any Guaranteed Obligations, in each case, if to do so would be unlawful financial assistance in respect of the acquisition of shares in itself under Article 49-6 or would constitute a misuse of corporate assets (abus de biens sociaux) as defined at Article 171-1 of the Luxembourg Act on commercial companies of 10 August 1915, as amended. (c) Luxembourg Guarantors.A Luxembourg Guarantor’s obligations is subject to the following guarantee limitation (or, in respect of any future Luxembourg Guarantor, a guarantee limitation, which will be contained in any Guarantor Joinder (if applicable)) to this Agreement, or in any other agreement or deed, under which that Luxembourg Guarantor becomes an additional Guarantor, substantially in the following form: (i) Notwithstanding any other provision herein, the maximum amount payable by a Luxembourg Guarantor in respect of its Guaranteed Obligations shall not, at any time, exceed the greater of: (A) an amount equal to 95% of that Luxembourg Guarantor’s net assets (capitaux propres), existing as at the date of this Agreement, as shown in its most recently and duly approved financial statements (comptes annuels); and 205

(B) an amount equal to 95% of that Luxembourg Guarantor’s net assets (capitaux propres), existing as at the Luxembourg Guarantee Demand Date, as shown in its most recently and duly approved financial statements (comptes annuels). For this purpose “net assets (capitaux propres)” will be determined in accordance with annex to the grand-ducal regulation dated 18 December 2015 defining the form and content of the presentation of balance sheet and profit and loss account, and enforcing the Luxembourg Act of 19 December 2002 on the Register of Commerce and Companies, on accounting and on annual accounts of the companies. (ii) The limit in paragraph (i) above will not apply to any Guaranteed Obligations in respect of any Luxembourg Guarantor’s Borrowings and to Subsidiaries’ Borrowings or any other liabilities of the Subsidiaries of the Luxembourg Guarantor’s under the Loan Documents. Section 11.14 Specific Limitation for Irish Guarantors. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, the obligations and liabilities of any Guarantor incorporated in Ireland (an “Irish Guarantor”) under Section 11.01 shall not apply to the extent that it would result in any such obligations or liabilities constituting unlawful financial assistance within the meaning of section 82 of the Companies Act 2014 and obligations and liabilities arising from any Guaranty provided by any additional Irish Guarantor pursuant to Section 6.11, shall be subject to the limitations set out in the Guarantor Joinder (as such terms of such joinder agreement are reasonably agreed to by the Collateral Agent and the Administrative Agent) applicable to such additional Irish Guarantor pursuant to Section 6.11. Section 11.15 Release of Guarantors. If, in compliance with the terms and provisions of the Loan Documents, (a) all or substantially all of the Equity Interests or property of such Guarantor are sold or otherwise transferred to a person or persons, none of which is a Loan Party or (b) such Guarantor becomes an Immaterial Subsidiary or an Excluded Subsidiary as a result of a transaction or designation permitted hereunder (any such Guarantor referred to in clauses (a) or (b), a “Subject Guarantor”), such Subject Guarantor shall, upon the consummation of such sale or transfer or other transaction, be automatically released from its obligations under this Agreement and its obligations to pledge and grant any Collateral owned by it pursuant to any Collateral Document and, in the case of a sale of all or substantially all of the Equity Interests of the Subject Guarantor, the pledge of such Equity Interests to the Collateral Agent pursuant to the Collateral Documents shall be automatically released; provided that (i) the release of any Subject Guarantor that becomes an Excluded Subsidiary of the type described in clause (a) of the definition thereof shall only be permitted if at the time such Subject Guarantor becomes an Excluded Subsidiary of such type, (A) no Event of Default exists, (B) after giving pro forma effect to such release and the consummation of the transaction that causes such Person to be an Excluded Subsidiary of such type, the Lead Borrower is deemed to have made a new Investment in such Person for purposes of Section 7.06 (as if such Person were then newly acquired) in an amount equal to the portion of the fair market value of the net assets of such Person attributable to the Loan Parties’ equity interest therein as reasonably estimated by the Lead Borrower and such Investment is permitted pursuant to Section 7.06 (other than pursuant to clause (i) of the definition of Permitted Investments herein) at such time and (C) a Responsible Officer of the Lead Borrower certifies to the Administrative Agent compliance with preceding clauses (A) and (B)) and (ii) no such release shall occur if such Subject Guarantor continues to be a guarantor in respect of any Senior Notes, any Junior Financing, any Refinancing Equivalent Debt or any Incremental Equivalent Debt or any Permitted Refinancing in respect thereof. So long as the Lead Borrower shall have provided the Agents such certifications or documents as any Agent shall reasonably request, the Collateral Agent shall take such actions as are necessary to effect each release described in this Section 11.15 in accordance with the relevant provisions of the Collateral Documents. 206

When all Commitments hereunder have terminated, and all Loans or other Obligations hereunder which are accrued and payable have been paid or satisfied, and no Letter of Credit remains outstanding (except any Letter of Credit the Outstanding Amount of which the Obligations related thereto has been Cash Collateralized or for which a backstop letter of credit in form and substance, and issued by a financial institution, reasonably satisfactory to the applicable L/C Issuer has been put in place), this Agreement and the Guarantees made herein shall terminate with respect to all Obligations, except with respect to Obligations that expressly survive such repayment pursuant to the terms of this Agreement. Section 11.16 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 11.08. The provisions of this Section 11.16 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Administrative Agent, the L/C Issuers, the Swing Line Lender and the Lenders, and each Subsidiary Guarantor shall remain liable to the Administrative Agent, the L/C Issuers, the Swing Line Lender and the Lenders for the full amount guaranteed by such Subsidiary Guarantor hereunder. Section 11.17 Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally, and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guarantee in respect of any Swap Obligation (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 11.17 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 11.17, or otherwise under this Guarantee, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 11.17 shall remain in full force and effect until the payment in full and discharge of the Guaranteed Obligations. Each Qualified ECP Guarantor intends that this Section 11.17 constitute, and this Section 11.17 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of section 1a(18)(A)(v)(II) of the Commodity Exchange Act. Section 11.18 Certain Dutch Guarantors. The obligations under this Article XI of any Guarantor incorporated in The Netherlands shall not include any obligation which if incurred would constitute the provision of unlawful financial assistance within the meaning of Section 2:98(c) of the Dutch Civil Code. Section 11.19 Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liabilities of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; 207

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority. [Signature Pages Follow] 208

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Very truly yours,

TRINSEO MATERIALS OPERATING S.C.A., acting by its general partner, Trinseo Materials S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée) having its registered office at 46A, avenue John F. Kennedy,  L-1855 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register (R.C.S Luxembourg) under number B 162639, itself represented by:

By:	/s/ Cristina Capacchietti
Name: Cristina Capacchietti
Title: Manager

[Signature Page to Credit Agreement]

TRINSEO MATERIALS FINANCE, INC.
as Guarantor

By:	/s/ Barry John Niziolek
Name: Barry John Niziolek
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Credit Agreement]

TRINSEO EUROPE GMBH
as Guarantor

By:	/s/ Christian Page
Name: Christian Page
Title: Director

[Signature Page to Credit Agreement]

TRINSEO EXPORT GMBH
as Guarantor

By:	/s/ Timothy Stedman
Name: Timothy Stedman
Title: Director

[Signature Page to Credit Agreement]

TRINSEO US HOLDING, INC.
as Guarantor

By:	/s/ Barry John Niziolek
Name: Barry John Niziolek
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Credit Agreement]

TRINSEO LLC
as Guarantor

By:	/s/ Barry John Niziolek
Name: Barry John Niziolek
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Credit Agreement]

TRINSEO FINANCE LUXEMBOURG S.À R.L.,
as Guarantor

Société à responsabilité limitée
46A, avenue John F. Kennedy, L-1855 Luxembourg,
Grand Duchy of Luxembourg
R.C.S. Luxembourg: B151012

By:	/s/ David Stasse
	Name:	David Stasse
	Title:	Manager

By:	/s/ Cristina Capacchietti
	Name:	Cristina Capacchietti
	Title:	Manager

[Signature Page to Credit Agreement]

Given under the common seal of
TRINSEO FINANCE IRELAND UNLIMITED COMPANY
as Guarantor
and delivered as a DEED

By:	/s/ Walter Bosschieter
Name: Walter Bosschieter
Title: Director

By:	/s/ Geraldine Lillis
Name: Geraldine Lillis
Title: Director

[Signature Page to Credit Agreement]

The COMMON SEAL of )
TRINSEO HOLDINGS ASIA PTE. LTD. )
as Guarantor )
was hereunto affixed in accordance with its )
Articles of Association )

/s/ Cai Dongyu
Cai Dongyu
Director

/s/ Xu Chenbin
Xu Chenbin
Director

[Signature Page to Credit Agreement]

TRINSEO MATERIALS S.À R.L., as Guarantor,

Société à responsabilité limitée
46A, avenue John F. Kennedy, L-1855 Luxembourg,
Grand Duchy of Luxembourg
R.C.S. Luxembourg: B 162639

By:	/s/ Cristina Capacchietti
Name: Cristina Capacchietti
Title: Manager

[Signature Page to Credit Agreement]

TRINSEO (HONG KONG) LIMITED
as Guarantor

SEALED with the COMMON SEAL of TRINSEO (HONG KONG) LIMITED and SIGNED by ~~Lee Chung Lok and~~ Leong Chin Bown,

[Signature of Director]
Lee Chung Lok

In the presence of:

[Signature of Witness]

Name of Witness:
Address of Witness:
Occupation of Witness:

/s/ Leong Chin Bown
[Signature of Director]
Leong Chin Bown

In the presence of:

/s/ Alice Chong
[Signature of Witness]

Name of Witness:	ALICE CHONG
Address of Witness:	Suite 3401-3, 34/F, Central Plaza, 18 Harbour Road, Wanchai, HongKong
Occupation of Witness:	Administrative Specialist.

[Signature Page to Credit Agreement]

TRINSEO HOLDING B.V.
as Guarantor

By:	/s/ Walter Bosschieter
Name: Walter Bosschieter
Title: Director

[Signature Page to Credit Agreement]

TRINSEO NETHERLANDS B.V.
as Guarantor

By:	/s/ Walter Bosschieter
Name: Walter Bosschieter
Title: Director

[Signature Page to Credit Agreement]

TRINSEO DEUTSCHLAND GMBH, as Guarantor

By:	/s/ Ralf Irmert
	Name:	Ralf Irmert
	Title:	Managing Director

[Signature Page to Credit Agreement]

TRINSEO DEUTSCHLAND ANLAGENGESSELLSCHAFT MBH
as Guarantor

By:	/s/ Ulrich Alfred Plotzke
Name: Ulrich Alfred Plotzke
Title: Managing Director

[Signature Page to Credit Agreement]

TRINSEO HOLDING S.À R.L., as Guarantor

Société à responsabilité limitée
46A, avenue John F. Kennedy, L-1855 Luxembourg,
Grand Duchy of Luxembourg
R.C.S. Luxembourg: B 153582

By:	/s/ Cristina Capacchietti
Name: Cristina Capacchietti
Title: Manager

[Signature Page to Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent, Collateral Agent, L/C Issuer, Swing Line Lender and Revolving Credit Lender

By:	/s/ Marcus Tarkington
Name: Marcus Tarkington
Title: Director

By:	/s/ Dusan Lazarov
Name: Dusan Lazarov
Title: Director

[Signature Page to Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

BARCLAYS BANK PLC

By	/s/ May Huang
Name: May Huang
Title: Assistant Vice President

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

CITIBANK, N.A.

By	/s/ Kirkwood Roland
Name: KIRKWOOD ROLAND
Title: MANAGING DIRECTOR & VICE PRESIDENT

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

HSBC BANK USA, NATIONAL ASSOCIATION

By	/s/ David A Mandell
Name: DAVID A MANDELL
Title: MANAGING DIRECTOR

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

GOLDMAN SACHS BANK USA

By	/s/ Thomas M. Manning
Name: Thomas M. Manning
Title: Authorized Signatory

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

THE BANK OF NOVA SCOTIA

By	/s/ Mark Sparrow
Name: Mark Sparrow
Title: Director

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

BNP PARIBAS

By	/s/ David L. Berger
Name: David L. Berger
Title: Director

By	/s/ James McHale
Name: James McHale
Title: Managing Director

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

MIZUHO BANK, LTD.

By	/s/ James Fayen
Name: James Fayen
Title: Managing Director

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

MORGAN STANLEY BANK, N.A.

By	/s/ Robbie Pearson
Name: Robbie Pearson
Title: Authorized Signatory

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

SUMITOMO MITSUI BANKING CORPORATION

By	/s/ Chris Droussiotis
Name: Chris Droussiotis
Title: Managing Director

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

AGF Floating Rate Income Fund
as a Lender
By: Eaton Vance Management as Portfolio Manager

	By	/s/ Michael Brotthof
Name: Michael Brotthof
Title: Vice President

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect “Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

ALJ Global Bank Loan Fund 2015 A SERIES TRUST OF MULTI MANAGER GLOBAL INVESTMENT TRUST
as a Lender

	By	/s/ Tim Raeke
Name: Tim Raeke
Title: analyst

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect “Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

ALJ Global Loan Fund 2016 A SERIES TRUST OF MULTI MANAGER GLOBAL INVESTMENT TRUST
as a Lender

	By	/s/ Tim Raeke
Name: Tim Raeke
Title: analyst

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect “Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

ALM VII (R), Ltd.
as a Lender
By: Apollo Credit Management (CLO), LLC,
as Collateral Manager

	By	/s/ Joe Moroney
Name: Joe Moroney
Title: Vice President

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect “Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

ALM VII (R)-2, Ltd.
as a Lender
By: Apollo Credit Management (CLO), LLC,
as Collateral Manager

	By	/s/ Joe Moroney
Name: Joe Moroney
Title: Vice President

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect “Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

ALM VII, Ltd.
as a Lender
BY: Apollo Credit Management (CLO), LLC,
as Collateral Manager

	By	/s/ Joe Moroney
Name: Joe Moroney
Title: Vice President

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect “Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

RR1 LTD.
as a Lender
BY: Apollo Credit Management (CLO), LLC, as its
collateral manager

	By	/s/ Joe Moroney
Name: Joe Moroney
Title: Vice President

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect “Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

ALM XIV, LTD.
as a Lender
BY: Apollo Credit Management (CLO), LLC, as its
collateral manager

	By	/s/ Joe Moroney
Name: Joe Moroney
Title: Vice President

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect “Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

ALM XIX, LTD.
as a Lender
by Apollo Credit Management (CLO), LLC,
as its collateral manager

	By	/s/ Joe Moroney
Name: Joe Moroney
Title: Vice President

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect “Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

ALM XVI, LTD.
as a Lender
by Apollo Credit Management (CLO), LLC,
as its collateral manager

	By	/s/ Joe Moroney
Name: Joe Moroney
Title: Vice President

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect “Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

ALM XVII, Ltd.
as a Lender
by Apollo Credit Management (CLO), LLC, as its
collateral manager

	By	/s/ Joe Moroney
Name: Joe Moroney
Title: Vice President

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect “Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

American Equity Investment Life Insurance Company
as a Lender

	By	/s/ Thomas Iannarone
Name: Thomas Iannarone
Title: Authorized Signatory

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect “Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Ares XLIV CLO Ltd.
as a Lender
By: Ares CLO Management II LLC, its Asset Manager

	By	/s/ Daniel Hayward
Name: Daniel Hayward
Title: Authorized Signatory

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect “Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Ares Senior Loan Trust
as a Lender
BY: Ares Senior Loan Trust Management, L.P., Its Investment Adviser
By: Ares Senior Loan Trust Management, LLC, Its General Partner

	By	/s/ Daniel Hayward
Name: Daniel Hayward
Title: Authorized Signatory

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect “Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Ares XLIII CLO Ltd.
as a Lender
By: Ares CLO Management LLC, as its Asset Manager

	By	/s/ Daniel Hayward
Name: Daniel Hayward
Title: Authorized Signatory

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect “Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

ARES XXVI CLO LTD.
as a Lender
BY: Ares CLO Management XXVI, L.P., its Collateral Manager
By: Ares CLO GP XXVI, LLC, its General Partner

	By	/s/ Daniel Hayward
Name: Daniel Hayward
Title: Authorized Signatory

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect “Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

BABSON CLO LTD. 2014-II,
By: Barings LLC as Collateral Manager

	By	/s/ Ryan Christenson
Name: Ryan Christenson
Title: Director

For 2015 Term Loan Lenders Only:

Check the following box to elect “Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

BABSON CLO LTD. 2015-1,
By: Barings LLC as Collateral Manager

	By	/s/ Ryan Christenson
Name: Ryan Christenson
Title: Director

For 2015 Term Loan Lenders Only:

Check the following box to elect “Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

BABSON CLO LTD. 2016-1,
By: Barings LLC as Collateral Manager

	By	/s/ Ryan Christenson
Name: Ryan Christenson
Title: Director

For 2015 Term Loan Lenders Only:

Check the following box to elect “Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

BABSON CLO LTD. 2014-III,
By: Barings LLC as Collateral Manager

	By	/s/ Ryan Christenson
Name: Ryan Christenson
Title: Director

For 2015 Term Loan Lenders Only:

Check the following box to elect “Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

ARROWOOD INDEMNITY COMPANY,
By: Borings LLC as Investment Adviser

	By	/s/ Ryan Christenson
Name: Ryan Christenson
Title: Director

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

ARROWOOD INDEMNITY COMPANY AS
ADMINISTRATOR OF THE PENSION PLAN OF
ARROWOOD INDEMNITY COMPANY,
By: Barings LLC as Investment Adviser

	By	/s/ Ryan Christenson
Name: Ryan Christenson
Title: Director

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

BROWN BROTHERS HARRLMAN TRUST
COMPANY (CAYMAN) LIMITED acting solely in its capacity as Trustee of BARINGS LOAN FUND SERIES 2, a series trust of the Multi Manager Global Investment Trust,
By: Barings LLC as Investment Manager and Attorney-in-fact

	By	/s/ Ryan Christenson
Name: Ryan Christenson
Title: Director

The foregoing is executed on behalf of the Barings Loan Fund Series 2, organized under a Supplemental Declaration of Trust dated as of October 19, 2016, as amended from time to time. The obligations of such Trust are not personally binding upon, nor shall resort be had to the property of the Trustee. The total liability of the Trustee shall he limited to the amount of the trust property.

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

BROWN BROTHERS HARRIMAN TRUST COMPANY (CAYMAN) LIMITED acting solely in its capacity as Trustee of BARINGS LOAN FUND, a series trust of the Multi Manager Global Investment Trust,
By: Barings LLC as Investment Manager and Attorney-in-fact

	By	/s/ Ryan Christenson
Name: Ryan Christenson
Title: Director

The foregoing is executed on behalf of the Barings Loan Fund, organized under a Supplemental Declaration of Trust dated as of October 19, 2016, as amended from time to time. The obligations of such Trust are not personally binding upon, nor shall resort be had to the property of the Trustee. The total liability of the Trustee shall be limited to the amount of the trust property.

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

UNIVERSAL-INVESTMENT-GESELLSCHAFT MBH on behalf and on account of
BAYVK R1-Fonds Segment BAYVK R1 BARINGS,
Acting by its attorney BARINGS LLC
Acting by:

	By	/s/ Ryan Christenson
Name: Ryan Christenson
Title: Director

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

UNIVERSAL-INVESTMENT-GESELLSCHAFT MBH on behalf and on account of
BAYVK R2-Fonds Segment BAYVK R2 BARINGS,
Acting by its attorney BARINGS LLC
Acting by:

	By	/s/ Ryan Christenson
Name: Ryan Christenson
Title: Director

For 2015 Term Loan Lenders Only:		`

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Bandera Strategic Credit Partners II, L.P.
as a Lender
By: Guggenheim Partners Investment Management, LLC as Investment Manager

	By	/s/ Kaitlin Trinh
Name: Kaitlin Trinh
Title: Authorized Person

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinsco Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Black Diamond CLO 2016-1 Ltd.
as a Lender
By: Black Diamond CLO 2016-1 Adviser, L.L.C. As its Collateral Manager

	By	/s/ Stephen H. Deckoff
Name: Stephen H. Deckoff
Title: Managing Principal

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinsco Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Blue Cross and Blue Shield of Florida, Inc.
as a Lender
BY: Guggenheim Partners Investment Management, LLC as Manager

	By	/s/ Kaitlin Trinh
Name:Kaitlin Trinh
Title: Authorized Person

If a second signature is necessary:

By
Name:
Title:
For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinsco Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

BlueMountain CLO 2015-1 Ltd
as a Lender
By: BlueMountain CLO Management LLC, Its Collateral Manager

	By	/s/ Ellen Brooks
Name: Ellen Brooks
Title: Operations Analyst

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinsco Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

BlueMountain CLO 2015-2, Ltd.
as a Lender
By: BlueMountain CLO Management LLC, Its Collateral Manager

	By	/s/ Ellen Brooks
Name: Ellen Brooks
Title: Operations Analyst

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Brighthouse Funds Trust I - Brighthouse/Eaton Vance Floating Rate Portfolio
as a Lender
By: Eaton Vance Management as Investment Sub-Advisor

	By	/s/ Michael Brotthof
Name: Michael Brotthof
Title: Vice President

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Brookside Mill CLO Ltd.
as a Lender
By: Shenkman Capital Management, Inc.,
as Collateral Manager

	By	/s/ Justin Slatky
Name: Justin Slatky
Title: CO-CIO

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Catamaran CLO 2014-2 Ltd.
as a Lender

	By	/s/ Daniel Gilligan
Name: Daniel Gilligan
Title: Authorized Signatory

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Catamaran CLO 2015-1 Ltd.
as a Lender

	By	/s/ Daniel Gilligan
Name: Daniel Gilligan
Title: Authorized Signatory

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

CATHEDRAL LAKE IV, LTD.

	By	/s/ Staton Ray
Name: Staton Ray
Title: Portfolio Manager

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

CATHEDRAL LAKE CLO 2013, LTD.

	By	/s/ Staton Ray
Name: Staton Ray
Title: Portfolio Manager

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

CATHEDRAL LAKE II, LTD.

	By	/s/ Staton Ray
Name: Staton Ray
Title: Portfolio Manager

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

CATHEDRAL LAKE III, LTD.

	By	/s/ Staton Ray
Name: Staton Ray
Title: Portfolio Manager

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Chevron Master Pension Trust
as a Lender
By: Guggenheim Partners Investment Management, LLC as Manager

	By	/s/ Kaitlin Trinh
Name: Kaitlin Trinh
Title: Authorized Person

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

CIFC Funding 2013-II, Ltd. as a Lender

	By:	CIFC Asset Management LLC, its Collateral
Manager

	By	/s/ Elizabeth Chow
		Name:	Elizabeth Chow
		Title:	Authorized Signatory

If a second signature is necessary:

By

Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect “Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Citi Loan Funding ADGM Funding LLC, as a Lender

	By:	Citibank, N.A.,

	By	/s/ Cynthia Gonzalvo
		Name:	Cynthia Gonzalvo
		Title:	Associate Director

If a second signature is necessary:

By

Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect “Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Columbia Funds Variable Series Trust II - Variable Portfolio - Eaton Vance Floating-Rate Income Fund as a Lender

	By:	Eaton Vance Management as Investment Sub-
Advisor

	By	/s/ Michael Brotthof
		Name:	Michael Brotthof
		Title:	Vice President

If a second signature is necessary:

By

Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect “Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

DaVinci Reinsurance Ltd. as a Lender

	By:	Eaton Vance Management as Investment Advisor

	By	/s/ Michael Brotthof
		Name:	Michael Brotthof
		Title:	Vice President

If a second signature is necessary:

By

Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect “Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

DEUTSCHE BANK (CAYMAN) LIMITED (solely in its capacity as trustee of The Canary Star Trust and its Sub-Trusts) as the Trustee

	By:	Deutsche Bank AG New York Branch

	By	/s/ Andrew MacDonald
		Name:	Andrew MacDonald
		Title:	Assistant Vice President

	By	/s/ Howard Lee
		Name:	Howard Lee
		Title:	Assistant Vice President

For 2015 Term Loan Lenders Only:

Check the following box to elect “Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

DEUTSCHE BANK AG NEW YORK BRANCH

	By	/s/ Andrew MacDonald
		Name:	Andrew MacDonald
		Title:	Assistant Vice President

	By	/s/ Howard Lee
		Name:	Howard Lee
		Title:	Assistant Vice President

For 2015 Term Loan Lenders Only:

Check the following box to elect “Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

EAF comPlan II - Private Debt as a Lender
	By:	Guggenheim Partners Investment Management, LLC
as Asset Manager

	By	/s/ Kaitlin Trinh
		Name:	Kaitlin Trinh
		Title:	Authorized Person

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect “Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Eaton Vance Bank Loan Fund A Series Trust of Multi Manager Global Investment Trust as a Lender
	By:	Eaton Vance Management as Investment Advisor

	By	/s/ Michael Brotthof
		Name:	Michael Brotthof
		Title:	Vice President

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect “Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Eaton Vance Bank Loan Fund Series II A Series Trust of Multi Manager Global Investment Trust as a Lender
	By:	Eaton Vance Management as Investment Advisor

	By	/s/ Michael Brotthof
		Name:	Michael Brotthof
		Title:	Vice President

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect “Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Eaton Vance CLO 2013-1 LTD. as a Lender
	By:	Eaton Vance Management
Portfolio Manager

	By	/s/ Michael Brotthof
		Name:	Michael Brotthof
		Title:	Vice President

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect “Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Eaton Vance CLO 2014-1, Ltd.
as a Lender
BY: Eaton Vance Management
Portfolio Manager

By	/s/ Michael Brotthof
Name: Michael Brotthof
Title: Vice President

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect

“Cashless Roll” treatment of the signing
institution’s existing 2015 Term Loans (if any):

☒  Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Eaton Vance CLO 2015-1 Ltd
as a Lender
BY: Eaton Vance Management
Portfolio Manager

By	/s/ Michael Brotthof
Name: Michael Brotthof
Title: Vice President

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect

“Cashless Roll” treatment of the signing
institution’s existing 2015 Term Loans (if any):

☒  Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Eaton Vance Floating Rate Portfolio
as a Lender
BY: Boston Management and Research as Investment Advisor

By	/s/ Michael Brotthof
Name: Michael Brotthof
Title: Vice President

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect

“Cashless Roll” treatment of the signing
institution’s existing 2015 Term Loans (if any):

☒  Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Eaton Vance Floating-Rate Income Plus Fund
as a Lender
BY: Eaton Vance Management as Investment Advisor

By	/s/ Michael Brotthof
Name: Michael Brotthof
Title: Vice President

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect

“Cashless Roll” treatment of the signing
institution’s existing 2015 Term Loans (if any):

☒  Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Eaton Vance Floating-Rate Income Trust
as a Lender
BY: Eaton Vance Management as Investment Advisor

By	/s/ Michael Brotthof
Name: Michael Brotthof
Title: Vice President

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect

“Cashless Roll” treatment of the signing
institution’s existing 2015 Term Loans (if any):

☒  Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Eaton Vance Institutional Senior Loan Fund
as a Lender
BY: Eaton Vance Management as Investment Advisor

By	/s/ Michael Brotthof
Name: Michael Brotthof
Title: Vice President

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect

“Cashless Roll” treatment of the signing
institution’s existing 2015 Term Loans (if any):

☒  Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Eaton Vance International (Cayman Islands) Floating-Rate Income Portfolio
as a Lender
BY: Eaton Vance Management as Investment Advisor

By	/s/ Michael Brotthof
Name: Michael Brotthof
Title: Vice President

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect

“Cashless Roll” treatment of the signing
institution’s existing 2015 Term Loans (if any):

☒  Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Eaton Vance Limited Duration Income Fund
as a Lender
BY: Eaton Vance Management as Investment Advisor

By	/s/ Michael Brotthof
Name: Michael Brotthof
Title: Vice President

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect

“Cashless Roll” treatment of the signing
institution’s existing 2015 Term Loans (if any):

☒  Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Eaton Vance Loan Fund Series III A Series Trust of Multi Manager Global Investment Trust
as a Lender
BY: Eaton Vance Management as Investment Advisor

By	/s/ Michael Brotthof
Name: Michael Botthof
Title: Vice President

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect

“Cashless Roll” treatment of the signing
institution’s existing 2015 Term Loans (if any):

☒  Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Eaton Vance Senior Floating-Rate Trust
as a Lender
BY: Eaton Vance Management as Investment Advisor

By	/s/ Michael Brotthof
Name: Michael Brotthof
Title: Vice President

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect

“Cashless Roll” treatment of the signing
institution’s existing 2015 Term Loans (if any):

☒  Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Eaton Vance Senior Income Trust
as a Lender
BY: Eaton Vance Management as Investment Advisor

	By	/s/ Michael Brotthof
Name: Michael Brotthof
Title: Vice President

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Eaton Vance US Loan Fund 2016 a Series Trust of Global Cayman Investment Trust
as a Lender
By: Eaton Vance Management as Investment Advisor

	By	/s/ Michael Brotthof
Name: Michael Brotthof
Title: Vice President

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Eaton Vance VT Floating-Rate Income Fund
as a Lender
BY: Eaton Vance Management as Investment Advisor

	By	/s/ Michael Brotthof
Name: Michael Brotthof
Title: Vice President

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

ELM CLO 2014-1, Ltd.

	By	/s/ Bradley E. Willson
Name: Bradley E. Willson
Title: Authorized Signatory

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Endurance Investment Holdings Ltd.
as a Lender
By: Guggenheim Partners Investment Management, LLC as Manager

	By	/s/ Kaitlin Trinh
Name: Kaitlin Trinh
Title: Authorized Person

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

First American Home Buyers Protection Corporation
as a Lender
By: Guggenheim Partners Investment Management, LLC as Manager

	By	/s/ Kaitlin Trinh
Name: Kaitlin Trinh
Title: Authorized Person

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

First Trust Senior Floating Rate 2022 Target Term Fund
as a Lender
By: First Trust Advisors L.P., its Investment Advisor

	By	/s/ Ryan Kommers
Name: Ryan Kommers
Title: Vice President

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

First Trust Senior Floating Rate Income Fund II
as a Lender
By: First Trust Advisors L.P., its investment manager

	By	/s/ Ryan Kommers
Name: Ryan Kommers
Title: Vice President

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

First Trust Senior Loan ETF (CAD-Hedged)
as a Lender
BY: First Trust Advisors L.P.

	By	/s/ Ryan Kommers
Name: Ryan Kommers
Title: Vice President

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

First Trust Senior Loan Fund
as a Lender
BY: First Trust Advisors L.P., its Investment Advisor

	By	/s/ Ryan Kommers
Name: Ryan Kommers
Title: Vice President

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

First Trust Short Duration High Income Fund
as a Lender
BY: First Trust Advisors L.P., its investment manager

	By	/s/ Ryan Kommers
Name: Ryan Kommers
Title: Vice President

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Florida Power & Light Company
as a Lender
By: Eaton Vance Management as Investment Advisor

	By	/s/ Michael Brotthof
Name: Michael Brotthof
Title: Vice President

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Global-Loan SV S.a r.l.
as a Lender
Executed by Alcentra Limited as Portfolio Manager, and Alcentra NY, LLC as Sub-Manager, for and on behalf of Global-Loan SV Sarl

	By	/s/ Tim Raeke
Name: Tim Raeke
Title: analyst

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

GSO Sakura Loan Fund 2015, a Series Trust of Multi Manager Global Investment Trust
as a Lender
By: GSO Capital Advisors LLC, as its Investment Manager

	By	/s/ Thomas Iannarone
Name: Thomas Iannarone
Title: Authorized Signatory

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

GSO Sakura Loan Fund 2017 A Series Trust of Multi Manager Global Investment Trust
as a Lender
By: GSO Capital Advisors LLC, as its Investment Manager

	By	/s/ Thomas Iannarone
Name: Thomas Iannarone
Title: Authorized Signatory

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Guggenheim Loan Master Fund, Ltd
as a Lender
By: Guggenheim Partners Investment Management, LLC as Manager

	By	/s/ Kaitlin Trinh
Name: Kaitlin Trinh
Title: Authorized Person

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Guggenheim U.S. Loan Fund
as a Lender
By: Guggenheim Partners Investment Management, LLC as Investment Manager

	By	/s/ Kaitlin Trinh
Name: Kaitlin Trinh
Title: Authorized Person

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

ICM Senior Loan Fund, L.P.
as a Lender
By: Investcorp Credit Management US LLC, as Portfolio Manager

	By	/s/ David Nadeau
Name: David Nadeau
Title: Portfolio Manager

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Indiana University Health, Inc.
as a Lender
By: Guggenheim Partners Investment Management, LLC, as Manager

	By	/s/ Kaitlin Trinh
Name: Kaitlin Trinh
Title: Authorized Person

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Jamestown CLO VI Ltd.
as a Lender
By: 3i Debt Management U.S. LLC, as Portfolio Manager

	By	/s/ David Nadeau
Name: David Nadeau
Title: Portfolio Manager

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Jamestown CLO VII Ltd.
as a Lender
3i Debt Management U.S. LLC, as Portfolio Manager

	By	/s/ David Nadeau
Name: David Nadeau
Title: Portfolio Manager

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

John Hancock Funds II Short Duration Credit Opportunities Fund
as a Lender

	By	/s/ Adam Shapiro
Name: Adam Shapiro
Title: General Counsel

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Kitty Hawk CLO 2015-1 LLC
as a Lender
By: Guggenheim Partners Investment Management, LLC, as Collateral Manager

	By	/s/ Kaitlin Trinh
Name: Kaitlin Trinh
Title: Authorized Person

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Manulife Floating Rate Income Fund
as a Lender

	By	/s/ Kelly Egan
Name: Kelly Egan
Title: Supervisor - Investment Operations

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Manulife Floating Rate Senior Loan Fund
as a Lender

	By	/s/ Kelly Egan
Name: Kelly Egan
Title: Supervisor - Investment Operations

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Manulife Investments Trust - Floating Rate Income Fund
as a Lender

	By	/s/ Kelly Egan
Name: Kelly Egan
Title: Supervisor - Investment Operations

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Manulife U.S. Dollar Floating Rate Income Fund
as a Lender

	By	/s/ Kelly Egan
Name: Kelly Egan
Title: Supervisor - Investment Operations

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Mariner CLO 2015-1, LLC

	By	/s/ Bradley E. Willson
Name: Bradley E. Willson
Title: Authorized Signatory

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Mariner CLO 2016-3, Ltd.

	By	/s/ Bradley E. Willson
Name: Bradley E. Willson
Title: Authorized Signatory

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Mercer Field II CLO Ltd.
as a Lender
By: Guggenheim Partners Investment Management, LLC as Collateral Manager

	By	/s/ Kaitlin Trinh
Name: Kaitlin Trinh
Title: Authorized Person

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

MERRIAM FINANCIAL SERVICES, LTD as a Lender
by Payden & Rygel as Investment Adviser

	By	/s/ David Scott
Name: David Scott
Title: Senior Fixed Income Trader

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Mt. Whitney Securities, L.L.C.
as a Lender
BY: Deutsche Investment Management Americas Inc.
As Manager

	By	/s/ Shameem Kathiwalla
Name: Shameem Kathiwalla
Title: Director

If a second signature is necessary:

	By	/s/ Mark Rigazio
Name: Mark Rigazio
Title: Portfolio Manager

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

National Pension Service
as a Lender
By: Ares Capital Management III LLC, its Investment Manager

	By	/s/ Daniel Hayward
Name: Daniel Hayward
Title: Authorized Signatory

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Ocean Trails CLO VI
as a Lender
By: Five Arrows Managers North America LLC as Asset Manager

	By	/s/ Bradley K. Bryan
Name: Bradley K. Bryan
Title: Director

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

OFSI Fund VII, Ltd.
By: OFS Capital Management, LLC
Its: Collateral Manager

	By:	/s/ Maureen S. Ault
Name: Maureen S. Ault
Title: Director

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

ONTARIO PUBLIC SERVICE EMPLOYEES UNION PENSION PLAN TRUST FUND
as a Lender
By : AELIS X Management, L.P., its investment counsel
By : AELIS X Management GP, LLC, its general Partner

	By	/s/ Daniel Hayward
Name: Daniel Hayward
Title: Authorized Signatory

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Pacific Select Fund Floating Rate Loan Portfolio
as a Lender
BY: Eaton Vance Management as Investment Sub-Advisor

	By	/s/ Michael Brotthof
Name: Michael Brotthof
Title: Vice President

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

PAYDEN FLOATING RATE FUND
as a Lender
BY: Payden & Rygel as Investment Adviser

	By	/s/ David Scott
Name: David Scott
Title: Senior Fixed Income Trader

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

PAYDEN STRATEGIC INCOME FUND
as a Lender
BY: Payden & Rygel as Investment Adviser

	By	/s/ David Scott
Name: David Scott
Title: Senior Fixed Income Trader

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

PUTNAM FLOATING RATE INCOME FUND

	By	/s/ Kerry O’Donnell
Name: Kerry O’Donnell
Title: Manager

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Renaissance Floating Rate Income Fund
as a Lender
BY: Ares Capital Management II LLC, as Portfolio Sub-Advisor

	By	/s/ Daniel Hayward
Name: Daniel Hayward
Title: Authorized Signatory

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Renaissance Investment Holdings Ltd
as a Lender
By: Eaton Vance Management as Investment Advisor

	By	/s/ Michael Brotthof
Name: Michael Brotthof
Title: Vice President

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Renaissance Investment Holdings Ltd.
as a Lender
By: Guggenheim Partners Investment Management, LLC as Manager

	By	/s/ Kaitlin Trinh
Name: Kaitlin Trinh
Title: Vice President

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

SC PRO Loan VII Limited
as a Lender
By: Guggenheim Partners Investment Management, LLC as Investment Advisor

	By	/s/ Kaitlin Trinh
Name: Kaitlin Trinh
Title: Authorized Person

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Senior Debt Portfolio
as a Lender
BY: Boston Management and Research as Investment Advisor

	By	/s/ Michael Brotthof
Name: Michael Brotthof
Title: Vice President

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Seven Sticks CLO Ltd.
as a Lender
By: Guggenheim Partners Investment Management, LLC, as Collateral Manager

	By	/s/ Kaitlin Trinh
Name: Kaitlin Trinh
Title: Authorized Person

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Shackleton 2015-VII CLO, Ltd
as a Lender
BY: Alcentra NY, LLC as its Collateral Manager

	By	/s/ Tim Raeke
Name: Tim Raeke
Title: analyst

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Shackleton 2017-X CLO, Ltd
as a Lender
by Alcentra NY, LLC as its Collateral Manager

	By	/s/ Tim Raeke
Name: Tim Raeke
Title: analyst

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Shackleton 2017-XI CLO, Funding LLC
as a Lender
by Alcentra NY, LLC as its Collateral Manager

	By	/s/ Tim Raeke
Name: Tim Raeke
Title: analyst

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Sonoma County Employees’ Retirement Association
as a Lender
By: Guggenheim Partners Investment Management, LLC as Investment Manager

	By	/s/ Kaitlin Trinh
Name: Kaitlin Trinh
Title: Authorized Person

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Stone Harbor Collective Investment Trust - Stone Harbor Bank Loan Collective Fund
as a Lender

	By	/s/ Adam Shapiro
Name: Adam Shapiro
Title: General Counsel

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Stone Harbor Global Funds PLC - Stone Harbor Leveraged Loan Portfolio
as a Lender

	By	/s/ Adam Shapiro
Name: Adam Shapiro
Title: General Counsel

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Stone Harbor Leveraged Loan Fund LLC
as a Lender

	By	/s/ Adam Shapiro
Name: Adam Shapiro
Title: General Counsel

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Swiss Capital PRO Loan V PLC
as a Lender
By: Guggenheim Partners Investment Management, LLC as Investment Advisor

	By	/s/ Kaitlin Trinh
Name: Kaitlin Trinh
Title: Authorized Person

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Swiss Capital PRO Loan VIII PLC
as a Lender
By: Guggenheim Partners Investment Management, LLC
as Investment Advisor

	By	/s/ Kaitlin Trinh
Name: Kaitlin Trinh
Title: Authorized Person

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

TELOS CLO 2013-3, Ltd.
as a Lender
By: Telos Asset Management, LLC

	By	/s/ Jonathan Tepper
Name: Jonathan Tepper
Title: Managing Director

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

The Dreyfus/Laurel Funds, Inc. - Dreyfus Floating Rate Income Fund
as a Lender
By: Alcentra NY, LLC, as investment advisor

	By	/s/ Tim Raeke
Name: Tim Raeke
Title: analyst

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

US Loan SV S.a.r.l.
as a Lender

	By	/s/ Tim Raeke
Name: Tim Raeke
Title: analyst

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Venture XVII CLO Limited
as a Lender
By: its investment advisor, MJX Asset Management, LLC

	By	/s/ Atha Baugh
Name: Atha Baugh
Title: Managing Director

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Venture XVIII CLO, Limited
as a Lender
By: its investment advisor MJX Asset Management LLC

	By	/s/ Atha Baugh
Name: Atha Baugh
Title: Managing Director

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

VENTURE XX CLO, Limited
as a Lender
By: its investment advisor MJX Asset Management LLC

	By	/s/ Atha Baugh
Name: Atha Baugh
Title: Managing Director

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Venture XXI CLO, Limited
as a Lender
By: its investment advisor MJX Asset Management LLC

	By	/s/ Atha Baugh
Name: Atha Baugh
Title: Managing Director

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Wellfleet CLO 2015-1, Ltd.
as a Lender

	By	/s/ Dennis Talley
Name: Dennis Talley
Title: Portfolio Manager

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Wellfleet CLO 2016-1, Ltd.
as a Lender

	By	/s/ Dennis Talley
Name: Dennis Talley
Title: Portfolio Manager

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Wells Fargo Bank, National Association
as a Lender

	By	/s/ Matthew Schnabel
Name: Matthew Schnabel
Title: Director

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

West CLO 2014-1 Ltd.
as a Lender

	By	/s/ Chris Jackson
Name: Chris Jackson
Title: Assistant Vice President

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

West CLO 2014-2 Ltd.
as a Lender

	By	/s/ Chris Jackson
Name: Chris Jackson
Title: Assistant Vice President

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

Name of Institution:

WESTERN ALLIANCE BANK

	By	/s/ Matt Kappadakunnel
Name: Matt Kappadakunnel
Title: Vice President

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

WHITEHORSE X, Ltd.
H.I.G. WHITEHORSE CAPITAL, LLC

	By	/s/ Jay Carvell
Name: Jay Carvell
Title: Managing Director

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Xilinx Holding Six Limited
as a Lender
BY: GSO Capital Advisors LLC, As its Investment Manager

	By	/s/ Thomas Iannarone
Name: Thomas Iannarone
Title: Authorized Signatory

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Z Capital Credit Partners CLO 2015-1, Ltd.

By: Z Capital CLO Management L.L.C., its Portfolio Manager
By: Z Capital Group L.L.C., its Managing Member
By: James J. Zenni Jr., its President and CEO

	By	/s/ James J. Zenni
Name: James J. Zenni
Title: President & CEO

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

ZAIS CLO 3, Limited
as a Lender
ZAIS CLO 3, Limited

	By	/s/ Vincent Ingato
Name: Vincent Ingato
Title: Managing Director

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Ziggurat CLO Ltd.
as a Lender
By: Guggenheim Partners Investment Management, LLC as Asset Manager

	By	/s/ Kaitlin Trinh
Name: Kaitlin Trinh
Title: Authorized Person

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

LENDERS:

SIGNATURE PAGE TO CREDIT AGREEMENT:

Name of Institution:

Zilux Senior Loan Fund
as a Lender
BY: Guggenheim Partners Investment Management, LLC as Investment Manager

	By	/s/ Kaitlin Trinh
Name: Kaitlin Trinh
Title: Authorized Person

If a second signature is necessary:

By
Name:
Title:

For 2015 Term Loan Lenders Only:

Check the following box to elect
“Cashless Roll” treatment of the signing institution’s existing 2015 Term Loans (if any):

☒ Cashless Roll Option

[2017 Trinseo Credit Agreement]

EXHIBIT A

[FORM OF]

COMMITTED LOAN NOTICE

To:	Deutsche Bank AG New York Branch, as Administrative Agent
60 Wall Street
New York, NY 10005
Attention: Michael Strobel

[Date]

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of September 6, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Trinseo Holding S.à r.l., a private limited liability company (société à responsabilité limitée), organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies (“RCS”) under number B 153582 (“Holdings”), Trinseo Materials S.à r.l., a private limited liability company (société à responsabilité limitée), organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with the RCS under number B 162639 (“Intermediate Holdings”), Trinseo Materials Operating S.C.A., a partnership limited by shares (societe en commandite par actions) organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, registered with the RCS under number B153586 (the “Lead Borrower”), acting by its general partner, Intermediate Holdings, Trinseo Materials Finance, Inc., a Delaware corporation (the “Co-Borrower”, together with the Lead Borrower, the “Borrowers” and each, a “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Deutsche Bank AG New York Branch, as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The undersigned, a Responsible Officer of the Lead Borrower, on behalf of the Lead Borrower and the Co-Borrower, hereby requests (select one):

☐	A Borrowing of new Loans

☐	A conversion of Loans made on

☐	A continuation of LIBO Rate Loans made on

to be made on the terms set forth below:

(A)	Class of Borrowing(1)

(1)         Term or Revolving Credit.

(B)	Date of Borrowing, conversion or continuation (which is a Business Day)(2)

(C)	Principal amount(3)

(D)	Type of Loan(4)

(E)	Interest Period and the last day thereof(5)

(F)	Location and number of Borrower’s account to which proceeds of the respective Borrowings are to be disbursed:

The undersigned Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, on the date of this Committed Loan Notice and on the date of the related Borrowing, the conditions to lending specified in Section 4.02 of the Credit Agreement will be satisfied as of the date of the Borrowing set forth above. (6)

(2)         Every notice of any Borrowing, conversion of Loans or continuation of LIBO Rate Loans must be received by the Administrative Agent not later than 12:30 p.m. (New York, New York time, in the case of Borrowings denominated in Dollars, or London time, in the case of any Borrowing denominated in Euros) (i) three (3) Business Days prior to the requested date of any Borrowing of or conversion of Base Rate Loans to LIBO Rate Loans denominated in Dollars, (ii) three (3) Business Days prior to the requested date of any Borrowing or continuation of LIBO Rate Loans denominated in Euros and (iii) one (1) Business Day before the requested date of any Borrowing of Base Rate Loans or conversion of LIBO Rate Loans denominated in Dollars to Base Rate Loans.

(3)         Each Borrowing of, conversion to or continuation of LIBO Rate Loans shall be in a minimum Dollar Amount of $1,000,000 or a whole multiple of a Dollar Amount of $250,000 in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be in a minimum Dollar Amount of $500,000 or a whole multiple of a Dollar Amount of $100,000 in excess thereof. Interest Periods may be one, two, three or six months, or to the extent agreed by each Lender of such LIBO Rate Loan, twelve months or less than one month.

(4)         Specify LIBO Rate or Base Rate.

(5)         Applicable for LIBO Rate Borrowings/Loans only.

(6)         Representation to be included unless the Committed Loan Notice only requests a conversion of Loans to the other Type or a continuation of LIBO Rate Loans.

TRINSEO MATERIALS OPERATING S.C.A.,
acting through its General Partner, Trinseo Materials S.à r.l.

By:
Name:
Title:

[Trinseo Committed Loan Notice]

EXHIBIT B

[FORM OF]

SWING LINE LOAN NOTICE

To:	Deutsche Bank AG New York Branch, as Administrative Agent
60 Wall Street
New York, NY 10005
Attention: Michael Strobel

Deutsche Bank AG New York Branch, as Swing Line Lender
60 Wall Street
New York, NY 10005
Attention: Michael Strobel

[Date]

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of September 6, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Trinseo Holding S.à r.l., a private limited liability company (société à responsabilité limitée), organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies (“RCS”) under number B 153582 (“Holdings”), Trinseo Materials S.à r.l., a private limited liability company (société à responsabilité limitée), organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with the RCS under number B 162639 (“Intermediate Holdings”), Trinseo Materials Operating S.C.A., a partnership limited by shares (societe en commandite par actions) organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, registered with the RCS under number B153586 (the “Lead Borrower”), acting by its general partner, Intermediate Holdings, Trinseo Materials Finance, Inc., a Delaware corporation (the “Co-Borrower”, together with the Lead Borrower, the “Borrowers” and each, a “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Deutsche Bank AG New York Branch, as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned Borrower hereby gives you notice pursuant to Section 2.04(b) of the Credit Agreement that it requests a Swing Line Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Swing Line Borrowing is requested to be made:

(A)	Principal Amount to be Borrowed(1)

(B)	Date of Borrowing (which is a Business Day)(2)

(1)           Shall be a minimum of $500,000 and any amount in excess thereof shall be an integral multiple of $250,000.

The Lead Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, on the date of this Swing Line Loan Notice and on the date of the related Swing Line Borrowing, the conditions to lending specified in Section 4.02 of the Credit Agreement will be satisfied as of the date of the Borrowing set forth above.

TRINSEO MATERIALS OPERATING S.C.A.,
acting through its General Partner, Trinseo Materials S.à r.l.

By:
Name:
Title:

(2)         Each notice of a Swing Line Borrowing must be received by the Administrative Agent not later than 1:00 p.m. (New York, New York time) on the requested borrowing date.

EXHIBIT C-1

[FORM OF] TERM NOTE

New York, New York
$[•]	[Date]

FOR VALUE RECEIVED, each of the undersigned, Trinseo Materials Operating S.C.A., a partnership limited by shares (societe en commandite par actions) organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L1855 Luxembourg, registered with the Luxembourg Register of Commerce and Companies (“RCS”) under number B153586 (the “Lead Borrower”), acting by its general partner, Trinseo Materials S.à r.l., a private limited liability company (société à responsabilité limitée), organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L1855 Luxembourg, Grand Duchy of Luxembourg, registered with the RCS under number B 162639 (“Intermediate Holdings”) and Trinseo Materials Finance, Inc., a Delaware corporation (the “Co-Borrower”, together with the Lead Borrower, the “Borrowers”), hereby, jointly and severally, promises to pay to the Lender set forth above (the “Lender”) or its registered assigns, in accordance with the provisions of the Credit Agreement (as defined herein), in lawful money of the United States of America in immediately available funds at the relevant Administrative Agent’s Office (such term, and each other capitalized term used but not defined herein, having the meaning assigned to it in the Credit Agreement dated as of September 6, 2017 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among among Trinseo Holding S.à r.l., a private limited liability company (société à responsabilité limitée), organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with the RCS under number B 153582 (“Holdings”), Intermediate Holdings, the Borrowers, the Guarantors party thereto from time to time, the Lenders from time to time party thereto and Deutsche Bank AG New York Branch, as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender) (i) on the dates set forth in the Credit Agreement, the principal amounts set forth in the Credit Agreement with respect to Term Loans made by the Lender to the Borrowers pursuant to the Credit Agreement and (ii) on each Interest Payment Date, interest at the rate or rates per annum as provided in the Credit Agreement on the unpaid principal amount of all Term Loans made by the Lender to the Borrowers pursuant to the Credit Agreement.

Each Borrower, jointly and severally, promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement.

Each Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All borrowings evidenced by this note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of either Borrower under this note.

C-1-1

This note is one of the Term Notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

For the avoidance of doubt, to the extent that any provision herein conflicts with any provision, term or condition set forth in the Credit Agreement, the applicable Credit Agreement provision, term or condition shall control.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

C-1-2

TRINSEO MATERIALS OPERATING S.C.A.,
acting through its General Partner, Trinseo Materials S.à r.l.

By:
Name:
Title:

TRINSEO MATERIALS FINANCE, INC.

By:
Name:
Title:

C-1-3

LOANS AND PAYMENTS

Date	Amount of Loan	Maturity Date	Payments of Principal/Interest	Principal Balance of Note	Name of Person Making the Notation

C-1-4

EXHIBIT C-2

[FORM OF] REVOLVING CREDIT NOTE

New York, New York

[$[•]][EUR[•]]	[Date]

FOR VALUE RECEIVED, each of the undersigned, Trinseo Materials Operating S.C.A., a partnership limited by shares (societe en commandite par actions) organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, registered with the Luxembourg Register of Commerce and Companies (“RCS”) under number B153586 (the “Lead Borrower”), acting by its general partner, Trinseo Materials S.à r.l., a private limited liability company (société à responsabilité limitée), organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with the RCS under number B 162639 (“Intermediate Holdings”) and Trinseo Materials Finance, Inc., a Delaware corporation (the “Co-Borrower”, together with the Lead Borrower, the “Borrowers”), hereby, jointly and severally, promises to pay to the Lender set forth above (the “Lender”) or its registered assigns, in accordance with the provisions of the Credit Agreement (as defined herein), in Dollars (or in the case of Revolving Credit Loans denominated in Euros, in Euros) in immediately available funds at the relevant Administrative Agent’s Office (such term, and each other capitalized term used but not defined herein, having the meaning assigned to it in the Credit Agreement dated as of September 6, 2017 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among among Trinseo Holding S.à r.l., a private limited liability company (société à responsabilité limitée), organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with the RCS under number B 153582 (“Holdings”), Intermediate Holdings, the Borrowers, the Guarantors party thereto from time to time, the Lenders from time to time party thereto and Deutsche Bank AG New York Branch, as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender) (A) on the dates set forth in the Credit Agreement, the lesser of (i) the principal amount set forth above and (ii) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrowers pursuant to the Credit Agreement, and (B) interest from the date hereof on the principal amount from time to time outstanding on each such Revolving Credit Loan at the rate or rates per annum and payable on such dates, as provided in the Credit Agreement.

Each Borrower, jointly and severally, promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates provided in the Credit Agreement.

Each Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All borrowings evidenced by this note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of either Borrower under this note.

C-2-1

This note is one of the Revolving Credit Notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

For the avoidance of doubt, to the extent that any provision herein conflicts with any provision, term or condition set forth in the Credit Agreement, the applicable Credit Agreement provision, term or condition shall control.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

C-2-2

TRINSEO MATERIALS OPERATING S.C.A.,
acting through its General Partner, Trinseo Materials S.à r.l.

By:
Name:
Title:

TRINSEO MATERIALS FINANCE, INC.

By:
Name:
Title:

C-2-3

LOANS AND PAYMENTS

Date	Amount of Loan	Maturity Date	Payments of Principal/Interest	Principal Balance of Note	Name of Person Making the Notation

C-2-4

[FORM OF] SWING LINE NOTE

New York, New York

[Date]

FOR VALUE RECEIVED, each of the undersigned, Trinseo Materials Operating S.C.A., a partnership limited by shares (societe en commandite par actions) organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, registered with the Luxembourg Register of Commerce and Companies (“RCS”) under number B153586 (the “Lead Borrower”), acting by its general partner, Trinseo Materials S.à r.l., a private limited liability company (société à responsabilité limitée), organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with the RCS under number B 162639 (“Intermediate Holdings”) and Trinseo Materials Finance, Inc., a Delaware corporation (the “Co-Borrower”, together with the Lead Borrower, the “Borrowers”), hereby, jointly and severally, promises to pay to the Lender set forth above (the “Lender”) or its registered assigns, in accordance with the provisions of the Credit Agreement (as defined herein), in Dollars (or in the case of Revolving Loans denominated in Euros, in Euros) in immediately available funds at the relevant Administrative Agent’s Office (such term, and each other capitalized term used but not defined herein, having the meaning assigned to it in the Credit Agreement dated as of September 6, 2017 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among among Trinseo Holding S.à r.l., a private limited liability company (société à responsabilité limitée), organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with the RCS under number B 153582 (“Holdings”), Intermediate Holdings, the Borrowers, the Guarantors party thereto from time to time, the Lenders from time to time party thereto and Deutsche Bank AG New York Branch, as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender) (A) on the dates set forth in the Credit Agreement, the lesser of (i) the principal amount set forth above and (ii) the aggregate unpaid principal amount of all Swing Line Loans made by the Lender to the Borrowers pursuant to the Credit Agreement, and (B) interest from the date hereof on the principal amount from time to time outstanding on each such Swing Line Loan at the rate or rates per annum and payable on such dates as provided in the Credit Agreement.

Each Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates provided in the Credit Agreement.

Each Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All borrowings evidenced by this note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrowers under this note.

This note is one of the Swing Line Notes referred to in the Credit Agreement that, among other

C-2-1

things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

For the avoidance of doubt, to the extent that any provision herein conflicts with any provision, term or condition set forth in the Credit Agreement, the applicable Credit Agreement provision, term or condition shall control.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

C-2-2

TRINSEO MATERIALS OPERATING S.C.A.,
acting through its General Partner, Trinseo Materials S.à r.l.

By:
Name:
Title:

TRINSEO MATERIALS FINANCE, INC.

By:
Name:
Title:

C-2-3

LOANS AND PAYMENTS

Date	Amount of Loan	Maturity Date	Payments of Principal/Interest	Principal Balance of Note	Name of Person Making the Notation

C-2-4

EXHIBIT D

[FORM OF]

COMPLIANCE CERTIFICATE

Reference is made to the Credit Agreement dated as of September 6, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Trinseo Holding S.à r.l., a private limited liability company (société à responsabilité limitée), organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies (“RCS”) under number B 153582 (“Holdings”), Trinseo Materials S.à r.l., a private limited liability company (société à responsabilité limitée), organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with the RCS under number B 162639 (“Intermediate Holdings”), Trinseo Materials Operating S.C.A., a partnership limited by shares (societe en commandite par actions) organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, registered with the RCS under number B153586 (the “Lead Borrower”), acting by its general partner, Intermediate Holdings, Trinseo Materials Finance, Inc., a Delaware corporation (the “Co-Borrower”, together with the Lead Borrower, the “Borrowers” and each, a “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Deutsche Bank AG New York Branch, as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender. Capitalized terms used herein have the meanings attributed thereto in the Credit Agreement unless otherwise defined herein. Pursuant to Section 6.02(a) of the Credit Agreement, the undersigned, solely in his/her capacity as a Responsible Officer of the Lead Borrower, certifies as follows:

1.                                           [Attached hereto as Exhibit A is the consolidated balance sheet of the Lead Borrower and its Subsidiaries as of December 31, 20[     ] and the related consolidated statements of income or operations, stockholders’ equity and cash flows for the fiscal year then ended, [setting forth in each case in comparative form the figures for the previous fiscal year,](1), all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of PricewaterhouseCoopers LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion (i) has been prepared in accordance with generally accepted auditing standards and (ii) is not subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (except as may be required as a result of (x) a prospective Event of Default with respect to the Financial Covenant, (y) in the case of the Term Loans, an actual Event of Default with respect to the Financial Covenant or (z) the impending maturity of any Indebtedness). Also attached hereto as Exhibit A are the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) (which may be in footnote form only) from such consolidated financial statements.](2)

2.                                           [Attached hereto as Exhibit A is the consolidated balance sheet of the Lead Borrower and its Subsidiaries as of [     ] and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for such fiscal quarter and the portion of the

(1)           Subject to Section 1.05 of the Credit Agreement

(2)           To be included if accompanying annual financial statements only.

fiscal year then ended, [setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year,] (3) to the extent required by Section 6.01(b) of the Credit Agreement all in reasonable detail. These present fairly in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes. Also attached hereto as Exhibit A are the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) (which may be in footnote form only) from such consolidated financial statements.](4)

3.                                           [Attached as Exhibit B hereto is a detailed consolidated budget for 20[ ] (including a projected consolidated balance sheet of the Lead Borrower and its Subsidiaries as of the end of 20[ ], the related consolidated statements of projected cash flow and projected income and a summary of the material underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections are prepared in good faith and are based on the reasonable assumptions at the time of preparation of such Projections it being understood that actual results may vary from such Projections and such variations may be material.](5)

4.                                           To my knowledge, except as otherwise disclosed to the Administrative Agent pursuant to the Credit Agreement, no Default has occurred. [If unable to provide the foregoing certification, describe in reasonable detail the reasons therefor and circumstances thereof and any action taken or proposed to be taken with respect thereto on Annex A attached hereto.]

5.                                           [The following represent true and accurate calculations, as of [ ], to be used to determine compliance with the covenant set forth in Section 7.11 of the Credit Agreement:

First Lien Net Leverage Ratio:

Consolidated First Lien Net	[ ]
Debt=
Consolidated EBITDA=	[ ]
Actual Ratio=	[ ] to 1.0
Required Ratio=	[ ] to 1.0

Supporting detail showing the calculation of First Lien Net Leverage Ratio is attached hereto as Schedule 1.](6)

(3)           Subject to Section 1.05 of the Credit Agreement

(4)           To be included if accompanying quarterly financial statements only.

(5)           To be included only in annual compliance certificate.

(6)           Insert if Section 7.11 is applicable for the reporting period.

6.                                           [Attached hereto as Schedule 2 are detailed calculations setting forth Excess Cash Flow.](7)

7.                                           [Attached hereto is the information required by Section 6.02(d) of the Credit Agreement.](8)](9)

(7)           To be included only in annual compliance certificate.

(8)           Information required by Section 6.02(d)(i) of the Credit Agreement to be included only in annual compliance certificate.

(9)                                 Items 4-6 may be disclosed in a separate certificate no later than 5 days after delivery of the financial statements pursuant to Section 6.02(a) of the Credit Agreement.

SCHEDULE 1

First Lien Net Leverage Ratio: Consolidated First Lien Net Debt to Consolidated EBITDA

(1)	Consolidated First Lien Net Debt:

(a)

As of any date of determination, the aggregate principal amount of Indebtedness of the Lead Borrower and its Restricted Subsidiaries outstanding on such date, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of acquisition accounting in connection with any Permitted Acquisition or any other acquisition constituting an Investment permitted under the Credit Agreement) consisting of the sum of the following:

		(i)	Indebtedness for borrowed money

		(ii)	Attributable Indebtedness

		(iii)	debt obligations evidenced by promissory notes or similar instruments

(iv)

all Guarantees of items (i) to (iii) above (with Indebtedness in respect of any Revolving Credit Commitments being calculated based on the daily average outstanding amount of Revolving Credit Loans and Swing Line Loans during the four-quarter fiscal period of the Lead Borrower most recently ended as of such date)

but excluding (A) any Indebtedness of a Restricted Subsidiary that is not the Co-Borrower or a Guarantor and is not secured by any assets of any Loan Party and (B) any Indebtedness in which the applicable Liens are expressly subordinated or junior to the Liens securing the Obligations that are secured on a first lien basis minus

(b)

The aggregate amount of cash and Cash Equivalents (other than Restricted Cash) that would be reflected on a balance sheet of the Lead Borrower and its Restricted Subsidiaries as as of such date (other than nonconsensual Liens permitted by Section 7.01 of the Credit Agreement and Liens permitted by Section Section 7.01(a), Section 7.01(b), clauses (ii) and (iii) of Section 7.01(l), Section 7.01(p), clauses (i) and (ii) of Section 7.01(q), Section 7.01(s), Section 7.01(w), Section 7.01(x), Section 7.01(dd), Section 7.01(ee), Section 7.01(ff)

and Section 7.01(gg)) of the Credit Agreement)

Consolidated First Lien Net Debt shall not include Indebtedness in respect of (i) letters of credit, except to the extent of unreimbursed amounts thereunder (provided that any unreimbursed amount under commercial letters of credit shall not be included as Consolidated First Lien Net Debt until three (3) Business Days after such amount is drawn), (ii) Unrestricted Subsidiaries and (iii) any Permitted Securitizations; it being understood, for the avoidance of doubt, that obligations under Swap Contracts do not constitute Consolidated Total Net Debt.

Consolidated First Lien Net Debt

(2)	Consolidated EBITDA

Consolidated Net Income for any period:

(a) the net income (loss) of the Lead Borrower and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication:

(i)

(x) any after-tax effect of non-recurring, unusual or extraordinary items (including gains or losses and all fees and expenses relating thereto) and (y) duplicative running costs, severance, relocation costs or expenses, Transaction Expenses, integration costs, transition costs, pre-opening, opening, consolidation and closing costs for facilities, costs incurred in connection with any non-recurring strategic initiatives, costs incurred in connection with acquisitions and non-recurring product and intellectual property development, other business optimization expenses (including costs and expenses relating to business optimization programs and new systems design and implementation costs), project start-up costs and restructuring charges or reserves (including restructuring costs related to acquisitions and to closure/consolidation of facilities, retention charges, systems establishment costs and excess pension charges) and related expenses

(ii) the cumulative effect of a change in accounting principles to the extent included in Consolidated Net Income

(iii)

any fees and expenses incurred (including, without limitation, any premiums, make-whole or penalty payments), or any amortization thereof for such period, in connection with any acquisition, investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated on or prior

2

to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case for any such fee, expense, charge or cost whether or not successful (including, for the avoidance of doubt, the effects of expensing all transaction-related expenses in accordance with FASB Accounting Standards Codification 805 and gains or losses associated with FASB Accounting Standards Codification 460)

(iv)

accruals and reserves that are established or adjusted within eighteen (18) months after the Closing Date that are so required to be established as a result of the Transactions (or within eighteen (18) months after the closing of any acquisition that are so required to be established as a result of such acquisition) in accordance with GAAP

(v)	any net after-tax gains or losses on abandoned, disposed of or discontinued operations

(vi)

any net after-tax effect of gains or losses (less all fees, expenses and charges relating thereto) attributable to asset dispositions or abandonments or the sale or other disposition of any Equity Interests of any Person in each case other than in the ordinary course of business, as determined in good faith by the Lead Borrower

(vii)	the net income (loss) for such period of any Person that is not a Subsidiary of the Lead Borrower, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting(1)

(viii)

any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or writedowns related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP

(ix)	any non-cash compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options,

(1)         Consolidated Net Income of the Lead Borrower to be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or to the extent subsequently converted into cash or Cash Equivalents) to the Lead Borrower or a Restricted Subsidiary thereof in respect of such period or a prior period.

3

restricted stock or other rights or equity incentive programs or any other equity-based compensation

(x)

any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Investment, Permitted Acquisition or any sale, conveyance, transfer or other disposition of assets permitted under the Credit Agreement, to the extent actually reimbursed or with respect to which the Lead Borrower has made a determination that a reasonable basis exists for indemnification or reimbursement (but only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination) (with a deduction in the applicable future period of any amount so excluded to the extent not so indemnified or reimbursed within such 365 days)

(xi)

to the extent covered by insurance and actually reimbursed or with respect to which the Lead Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer (but only to the extent that such amount is in fact reimbursed within 365 days of the date of such determination), expenses, charges or losses with respect to liability or casualty events or business interruption shall be excluded (with a deduction in the applicable future period for any amount so excluded to the extent not so reimbursed within such 365 days)

(xii)

any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification 712 and 715, Statement on Financial Accounting Standards Nos. 87, 106 and 112, and any other items of a similar nature

(xiii)

the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Lead Borrower or is merged into, amalgamated or consolidated with the Lead Borrower or any of its Restricted Subsidiaries or that Person’s assets are acquired by the Lead Borrower or any of its Restricted Subsidiaries shall be excluded (except to the extent required for any calculation of Consolidated EBITDA on a Pro Forma Basis in accordance with Section 1.10 of the Credit Agreement)

4

(xiv)

any non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under Swap Contracts or other derivative instruments pursuant to Statement of Financial Accounting Standards No. 133

(xv)

any net after-tax effect of income (or loss) from the early extinguishment, write-off, forgiveness or cancellation of indebtedness or Swap Contracts or other derivative instruments, and all deferred financing costs written off and premiums paid or other expenses incurred directly in connection therewith

(xvi)

solely for the purpose of determining (A) Excess Cash Flow and (B) 50% of Consolidated Net Income for the period (treated as one accounting period) from January 1, 2013 to the end of the most recent fiscal quarter ending prior to such date of determination for which internal consolidated financial statements of the Lead Borrower are available (or, in the case such Consolidated Net Income is a deficit, minus 100% of such deficit), the income of any Restricted Subsidiary of the Lead Borrower that is not a Guarantor to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary (which has not been waived) shall be excluded, except (solely to the extent permitted to be paid) to the extent of the amount of dividends or other distributions actually paid to the Lead Borrower or any of its Restricted Subsidiaries that are Guarantors by such Person during such period in accordance with such documents and regulations plus

(without duplication, the following amounts (in each case, except with respect to (vii) and (x) below, to the extent deducted (and not added back) in arriving at such Consolidated Net Income) with respect to the Lead Borrower and its Restricted Subsidiaries):

(i)

total interest expense determined in accordance with GAAP and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations, and costs of surety bonds in connection with financing activities (whether amortized or immediately expensed)

5

(ii)

provision for taxes based on income, profits or capital gains of the Lead Borrower and the Restricted Subsidiaries, including, without limitation, federal, state, local, provincial, franchise and similar taxes and foreign withholding taxes paid or accrued during such period including penalties and interest related to such taxes or arising from any tax examinations

(iii)	depreciation and amortization

(iv)

earn-out and contingent consideration obligations (including to the extent accounted for as bonuses, compensation or otherwise) and adjustments thereof and purchase price adjustments, in each case in connection with acquisitions

(v)	the amount of any minority interest expense consisting of Restricted Subsidiary income attributable to minority interests of third parties in any non-wholly owned Restricted Subsidiary

(vi)

any costs or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Lead Borrower or net cash proceeds of an issuance of Equity Interests of the Lead Borrower (other than Disqualified Equity Interests)

(vii)

cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (2)(b) below for any previous period and not added back

(viii)

non-cash expenses, charges and losses (including impairment charges or asset write-offs, losses from investments recorded using the equity method, stock-based awards compensation expense), in each case other than (A) any non-cash charge representing amortization of a prepaid cash item that was paid and not expensed in a prior period and (B) any non-cash charge relating to write-offs, write-downs or reserves with respect to

6

accounts receivable in the normal course or inventory(2)

		(ix)	any net loss from disposed, abandoned or discontinued operations (excluding held-for-sale discontinued operations until actually disposed of)

(x)

the amount of cost savings, operating expense reductions, other operating improvements and synergies projected by the Lead Borrower in good faith to be realized in connection with any Specified Transaction (or any other business combination, acquisition (including, for the avoidance of doubt, acquisitions occurring prior to the Closing Date) or Disposition), any restructuring, any cost savings initiative, and any other similar initiative and action (calculated on a Pro Forma Basis as though such cost savings, operating expense reductions, other operating improvements and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions, other operating improvements and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions(3)

		(xi)	proceeds of business interruption insurance

minus

(b)

without duplication and to the extent included in arriving at such Consolidated Net Income, (i) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period), (ii) any net gain from disposed, abandoned or discontinued operations and (iii) the amount of any minority interest income consisting of Restricted Subsidiary losses attributable to minority interests of third parties in any

(2)         If any non-cash charges referred to in this clause represents an accrual or reserve for potential cash items in any future period, (1) the Lead Borrower may elect not to add back such non-cash charge in the current period and (2) to the extent the Lead Borrower elects to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA in such future period to such extent paid.

(3)         (A) Such cost savings, operating expense reductions, other operating improvements and synergies must be reasonably identifiable and factually supportable, in the good faith judgment of the Lead Borrower, and expected to result from actions that have been taken or with respect to which substantial steps are expected to be taken within 18 months after the applicable Specified Transaction, business combination, acquisition or Disposition is consummated or the applicable restructuring, cost savings initiative, or other similar initiative or action and (B) no cost savings, operating expense reductions and synergies shall be added pursuant to this clause to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period.

7

non-wholly owned Restricted Subsidiary(4)

excluding:

(i)

to the extent included in Consolidated Net Income, currency translation gains and losses related to currency remeasurements of Indebtedness (including the net loss or gain (i) resulting from Swap Contracts for currency exchange risk and (ii) resulting from intercompany indebtedness)

(ii)

to the extent included in Consolidated Net Income, for any period any adjustments resulting from the application of Statement of FASB Codification 815 and International Accounting Standard No. 39 and their respective related pronouncements and interpretations

(iii) the effects of New Raw Material Timing

(4)  For the avoidance of doubt, any gain representing the reversal of any non-cash charge referred to in clause (2)(a)(viii) above for a prior period shall be added (together with, without duplication, any amounts received in respect thereof to the extent not increasing Consolidated Net Income) to Consolidated EBITDA in any subsequent period to such extent so reversed (or received).

8

[SCHEDULE 2

Excess Cash Flow Calculation:

(a)	the sum, without duplication, of:

(i) Consolidated Net Income for such period

(ii)

an amount equal to the amount of all non-cash charges for such period to the extent deducted in arriving at such Consolidated Net Income but excluding any such non-cash charges representing an accrual or reserve for potential cash items in any future period

(iii)

decreases in Consolidated Working Capital and long-term account receivables for such period (other than any such decreases arising from acquisitions or dispositions by the Lead Borrower and its Restricted Subsidiaries completed during such period or the application of acquisition accounting)

(iv)

an amount equal to the aggregate net non-cash loss on Dispositions by the Lead Borrower and its Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income

(b)	minus, the sum, without duplication, of:

(i)

all non-cash credits included in arriving at such Consolidated Net Income (but excluding any non-cash credit to the extent representing the reversal of an accrual or reserve described in clause (a)(ii) above) and the following cash charges, losses and expenses excluded in arriving at such Consolidated Net Income:

(A)

(i) after-tax effect of non-recurring, unusual or extraordinary items (including gains or losses and all fees and expenses relating thereto) for such period and (ii) duplicative running costs, severance, relocation costs or expenses, Transaction Expenses, integration costs, transition costs, pre-opening, opening, consolidation and closing costs for facilities, costs incurred in connection with any non-recurring strategic initiatives, costs incurred in connection with acquisitions and non-recurring product and intellectual property development, other business optimization expenses (including costs and expenses relating to business optimization programs and new systems design and implementation costs), project start-up costs and restructuring charges or reserves (including, restructuring costs related to acquisitions and to closure/consolidation of facilities, retention charges, systems establishment costs and excess pension charges) and related expenses

(B)	the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income

(C)

any fees and expenses incurred during such period (including, without limitation, any premiums, make-whole or penalty payments), or any amortization thereof for such period, in connection with any acquisition, investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated on or prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case for any such fee, expense or cost whether or not successful (including, for the avoidance of doubt the effects of expensing all transaction-related expenses in accordance with FASB Accounting Standards Codification 805 and gains or losses associated with FASB Accounting Standards Codification 460)

(D)

accruals and reserves that are established or adjusted within eighteen (18) months after the Closing Date that are so required to be established as a result of the Transactions (or within eighteen (18) months after the closing of any acquisition that are so required to be established as a result of such acquisition) in accordance with GAAP

(E)	any net after-tax gains or losses on abandoned, disposed of or discontinued operations

(F)

any net after-tax effect of gains or losses (less all fees, expenses and charges relating thereto) attributable to asset dispositions or abandonments or the sale or other disposition of any Equity Interests of any Person in each case other than in the ordinary course of business, as determined in good faith by the Lead Borrower

(G)

the net income (loss) for such period of any Person that is not a Subsidiary of the Lead Borrower, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting; provided that Consolidated Net Income of the Lead Borrower shall be increased by the amount of dividends or distributions or other

2

payments that are actually paid in cash or Cash Equivalents (or to the extent subsequently converted into cash or Cash Equivalents) to the Lead Borrower or a Restricted Subsidiary thereof in respect of such period or a prior period

(H)

any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP

(I)

any non-cash compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs or any other equity-based compensation

(J)

any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Investment, Permitted Acquisition or any sale, conveyance, transfer or other disposition of assets permitted under the Credit Agreement, to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period of any amount so excluded to the extent not so indemnified or reimbursed within such 365 days)

(K)	to the extent covered by insurance and actually reimbursed, expenses, charges or losses with respect to liability or casualty events or business interruption

(L)

any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification 712 and 715, Statement on Financial Accounting Standards Nos. 87, 106 and 112, and any other items of a similar nature

(M)

the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Lead Borrower, or is merged into, amalgamated or consolidated with the Lead Borrower or any of its Restricted Subsidiaries or that Person’s assets are acquired by the Lead Borrower or any of its Restricted

3

Subsidiaries (except to the extent required for any calculation of Consolidated EBITDA on a Pro Forma Basis)

(N)

any non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under Swap Contracts or other derivative instruments pursuant to Statement of Financial Accounting Standards No. 133

(O)

any net after-tax effect of income (or loss) from the early extinguishment, write-off, forgiveness or cancellation of indebtedness or Swap Contracts or other derivative instruments, and all deferred financing costs written off and premiums paid or other expenses incurred directly in connection therewith

(ii)

without duplication of amounts deducted pursuant to (xi) below in prior fiscal years, the amount of Capital Expenditures, acquisitions and other Investments of intellectual property to the extent not expensed or accrued during such period, to the extent that such Capital Expenditures or acquisitions were financed with Internally Generated Cash

(iii)

the aggregate amount of all principal payments of Indebtedness of the Lead Borrower or its Restricted Subsidiaries (including (A) the principal component of payments in respect of Capitalized Leases and (B) the amount of any scheduled repayment of Term Loans pursuant to Section 2.07 of the Credit Agreement, and any mandatory prepayment pursuant to Section 2.05(b)(ii) of the Credit Agreement, to the extent required due to a Disposition or Casualty Event that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase but excluding (X) all voluntary prepayments of Term Loans and (Y) all prepayments of Revolving Credit Loans and Swing Line Loans) made during such period, to the extent financed with Internally Generated Cash

(iv)

the aggregate net non-cash gain on Dispositions by the Lead Borrower and its Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income

(v)

increases in Consolidated Working Capital and long-term account receivables for such period (other than any such increases arising from acquisitions or dispositions by the Lead Borrower and its Restricted Subsidiaries during such period or the application of acquisition accounting)

4

(vi)	cash payments by the Lead Borrower and its Restricted Subsidiaries during such period in respect of long-term liabilities of the Lead Borrower and its Restricted Subsidiaries other than Indebtedness

(vii)

the amount of Investments and acquisitions made during such period pursuant to the definition of “Permitted Investment” (other than clauses (a)(i) or (c) thereof) to the extent that such Investments and acquisitions were financed with Internally Generated Cash

(viii)

the amount of Restricted Payments paid during such period pursuant to Section 7.06(f) to (k) of the Credit Agreement, to the extent such Restricted Payments were financed with Internally Generated Cash

(ix)

the aggregate amount of expenditures actually made by the Lead Borrower and its Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period

(x)

the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Lead Borrower and its Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness

(xi)

without duplication of amounts deducted from Excess Cash Flow pursuant to clause (b)(ii) above and at the option of the Lead Borrower, the aggregate consideration required to be paid in cash by the Lead Borrower and its Restricted Subsidiaries pursuant to binding contracts or executed letters of intent (the “Contract Consideration”) entered into prior to or during such period relating to Capital Expenditures, acquisitions, other Investments or acquisitions of intellectual property to the extent not expensed and not expected to be consummated or made, in each case during the period of four consecutive fiscal quarters of the Lead Borrower following the end of such period, provided that to the extent the aggregate amount of Internally Generated Cash not utilizing the Cumulative Retained Excess Cash Flow Amount actually utilized to finance such Capital Expenditure, acquisition, other Investment or acquisition of intellectual property during such period of four (4) consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four (4) consecutive fiscal quarters

(xii)	the amount of cash taxes (including penalties and interest) or the tax reserves set aside in a prior period to the extent they exceed the amount of tax expense deducted in determining

5

Consolidated Net Income for such period

(xiii)	cash expenditures in respect of Swap Contracts during such fiscal year to the extent not deducted in arriving at such Consolidated Net Income

(xiv)	any payment of cash to be amortized or expensed over a future period and recorded as a long-term asset

(xv)

any restructuring expenses, pension payments or tax contingency payments, in each case made in cash during such period to the extent such payments exceed the amount of restructuring expenses, pension payments or tax contingency payments, as the case may be, that were deducted in determining Consolidated Net Income for such period

(xvi)	reimbursable or insured expenses incurred during such fiscal year to the extent that reimbursement has not yet been received

(xvii)

cash expenditures for costs and expenses in connection with acquisitions or Investments, dispositions and the issuance of equity interests or Indebtedness to the extent not deducted in arriving at such Consolidated Net Income

Notwithstanding anything in the definition of any term used in the definition of Excess Cash Flow to the contrary, all components of Excess Cash Flow shall be computed for the Lead Borrower and its Restricted Subsidiaries on a consolidated basis.

Excess Cash Flow		]

6

IN WITNESS WHEREOF, the undersigned, solely in his/her capacity as a Responsible Officer of Holdings, has executed this certificate for and on behalf of the Lead Borrower and has caused this certificate to be delivered this            day of                    , 20[    ].

TRINSEO MATERIALS OPERATING S.C.A.,
acting by its general partner,
TRINSEO MATERIALS S.À R.L.

By:
Name:
Title:

7

EXHIBIT E

[FORM OF]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used in this Assignment and Assumption and not otherwise defined herein shall have the meanings specified in the Credit Agreement, dated as of September 6, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Trinseo Holding S.à r.l., a private limited liability company (société à responsabilité limitée), organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies (“RCS”) under number B 153582 (“Holdings”), Trinseo Materials S.à r.l., a private limited liability company (société à responsabilité limitée), organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with the RCS under number B 162639 (“Intermediate Holdings”), Trinseo Materials Operating S.C.A., a partnership limited by shares (societe en commandite par actions) organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, registered with the RCS under number B153586 (the “Lead Borrower”), acting by its general partner, Intermediate Holdings, Trinseo Materials Finance, Inc., a Delaware corporation (the “Co-Borrower”, together with the Lead Borrower, the “Borrowers” and each, a “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Deutsche Bank AG New York Branch, as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement, any other Loan Documents and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including participations in any Letters of Credit or Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.                                           Assignor (the “Assignor”):

2.                                           Assignee (the “Assignee”):

Assignee is an Affiliate of: [Name of Lender]

Assignee is an Approved Fund of: [Name of Lender]

3.                                           Borrowers: Trinseo Materials Operating S.C.A. and Trinseo Materials Finance, Inc. (the “Borrowers”)

4.                                           Administrative Agent: Deutsche Bank AG New York Branch

5.                                           Assigned Interest:

Percentage
Assigned of
Aggregate
	Aggregate Amount of	Amount of	Commitment/
	Commitment/Loans of	Commitment/Loans	Loans of all
Facility	all Lenders	Assigned(1)	Lenders(2)
Revolving Credit Loans	$	$		%
Term Loans	$	$		%
Swing Line Loans	$	$		%

Effective Date of Assignment (the “Effective Date”):(3)

(1)                                 Subject to the amount requirements set forth in Section 10.07(b)(ii)(A) of the Credit Agreement.

(2)                                 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(3)                                 To be inserted by the Administrative Agent and which shall be the effective date of recordation of the transfer in the register therefor.

The terms set forth in this Assignment and Assumption are hereby agreed to:

[NAME OF ASSIGNOR], as Assignor

By:
Name:
Title:

[NAME OF ASSIGNEE](4), as Assignee

By:
Name:
Title:

(4) Must be an “Eligible Assignee” per the terms of the Credit Agreement. Add additional signature blocks as needed.

[Consented to and](5) Accepted:

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

by
Name:
Title:

[Consented to:

DEUTSCHE BANK AG NEW YORK BRANCH, as L/C Issuer

by
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH, as Swing Line Lender

by
Name:
Title:(6)

(5)                                 No consent of the Administrative Agent shall be required for an assignment (i) of all or any portion of a Loan to a Lender, an Affiliate of a Lender or an Approved Fund, (ii) to an Agent or an Affiliate of an Agent or (iii) of all or any portion of a Terms Loan pursuant to Sections 2.14 or 2.15 of the Credit Agreement.

(6)                                 No consent of the Swing Line Lender shall be required for any assignment not related to Revolving Credit Commitments or Revolving Credit Exposure.

TRINSEO MATERIALS OPERATING S.C.A.,
acting through its General Partner, Trinseo Materials S.à r.l.

By:
Name:
Title:

TRINSEO MATERIALS OPERATING S.À R.L.

by
Name:
Title:7

(7)                                 No consent of the Lead Borrower shall be required for (i) an assignment to a Lender, an Affiliate of a Lender, an Approved Fund, (ii) other than with respect to any proposed assignment to any Person that is a Disqualified Institution, if an Event of Default under Section 8.01(a) of the Credit Agreement or, solely with respect to any of the Borrowers, Section 8.01(f) of the Credit Agreement has occurred and is continuing or (iii) an assignment of all or a portion of the Loans pursuant to Sections 2.14 or2.15 of the Credit Agreement.

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.                                      Representations and Warranties.

1.1                               Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Trinseo Materials Operating S.C.A., a partnership limited by shares (societe en commandite par actions) organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, registered with the RCS under number B153586 (the “Lead Borrower”), acting by its general partner, Intermediate Holdings, Trinseo Materials Finance, Inc., a Delaware corporation (the “Co-Borrower”, together with the Lead Borrower, the “Borrowers” and each, a “Borrower”), or any of the Lead Borrower’s Subsidiaries or Affiliates or any other Person obligated in respect of the Credit Agreement or (iv) the performance or observance by the Borrowers, or any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.                            Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender thereunder, (iii) from and after the Effective Date, it shall be bound by the Credit Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Lender under the Credit Agreement, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 5.05 or 6.01 of the Credit Agreement, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, the Assignor or any other Lender, (vi) if it is not already a Lender under the Credit Agreement, attached to the Assignment and Assumption is an Administrative Questionnaire as required by the Credit Agreement and (vii) the Administrative Agent has received a processing and recordation fee of $3,500 as of the Effective Date and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, including its obligations pursuant to Section 3.01 of the Credit Agreement.

2.                                      Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the

Assignee for amounts which have accrued from and after the Effective Date.

3.                                      General Provisions.

3.1                               In accordance with Section 10.07 of the Credit Agreement, upon execution, delivery, acceptance and recording of this Assignment and Assumption, from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Lender under the Credit Agreement with a Commitment as set forth herein and (b) the Assignor shall, to the extent of the Assigned Interest assigned pursuant to this Assignment and Assumption, be released from its obligations under the Credit Agreement (and, in the case that this Assignment and Assumption covers all of the Assignor’s rights and obligations under the Credit Agreement, the Assignor shall cease to be a party to the Credit Agreement but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 thereof with respect to facts and circumstances occurring prior to the effective date of this assignment).

3.2                               This Assignment and Assumption shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed by one or more of the parties to this Assignment and Assumption on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Assignment and Assumption and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the state of New York.

EXHIBIT G

[FORM OF]

GLOBAL INTERCOMPANY NOTE

[Date]

FOR VALUE RECEIVED, each of the undersigned, to the extent a borrower from time to time from any other entity listed on the signature page hereto (each, in such capacity, an “Issuer”), hereby promises to pay on demand to the order of such other entity listed below (each, in such capacity, a “Holder” and, together with each Issuer, a “Note Party”), in immediately available funds in the currencies as shall be agreed from time to time at such location as the applicable Holder shall from time to time designate, the unpaid principal amount of all loans and advances or other credit extensions (including trade payables) made by such Holder to such Issuer. Each Issuer promises also to pay interest on the unpaid principal amount of all such loans and advances or other credit extensions in like money at said location from the date of such loans and advances until paid at such rate per annum as shall be agreed upon from time to time by such Issuer and such Holder.

This note (“Note”) is the Global Intercompany Note referred to in the Credit Agreement dated as of September 6, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Trinseo Holding S.à r.l., a private limited liability company (société à responsabilité limitée), organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies (“RCS”) under number B 153582 (“Holdings”), Trinseo Materials S.à r.l., a private limited liability company (société à responsabilité limitée), organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with the RCS under number B 162639 (“Intermediate Holdings”), Trinseo Materials Operating S.C.A., a partnership limited by shares (societe en commandite par actions) organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, registered with the RCS under number B153586 (the “Lead Borrower”), acting by its general partner, Intermediate Holdings, Trinseo Materials Finance, Inc., a Delaware corporation (the “Co-Borrower”, together with the Lead Borrower, the “Borrowers” and each, a “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Deutsche Bank AG New York Branch, as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender, and is subject to the terms thereof, and shall be pledged by each Holder pursuant to the applicable Collateral Document (as defined in the Credit Agreement), to the extent required pursuant to the terms thereof. Each Holder hereby acknowledges and agrees that the Administrative Agent may exercise all rights provided in the Credit Agreement and the Collateral Documents with respect to this Note.

Anything in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note owed by any Issuer that is the Borrower or a Guarantor to any Holder shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Obligations (as defined in the Credit Agreement) of such Issuer under the Credit Agreement, including, without limitation, where applicable, under such Issuer’s guarantee of the Obligations under the Credit Agreement and obligations in connection with any renewal, refunding, restructuring or refinancing of any thereof, including interest thereon accruing after the commencement of any proceedings referred to in clause (i) below, whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as

“Senior Indebtedness”):

(i)            In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to any Issuer or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of such Issuer, whether or not involving insolvency or bankruptcy, then (x) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness before any Holder is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of this Note and (y) until the holders of Senior Indebtedness are paid in full in cash in respect of all amounts constituting Senior Indebtedness, any payment or distribution to which such Holder would otherwise be entitled (other than (A) equity securities or (B) debt securities of such Issuer that are subordinated, to at least the same extent as this Note, to the payment of all Senior Indebtedness then outstanding (such securities being hereinafter referred to as “Restructured Debt Securities”)) shall be made to the holders of Senior Indebtedness;

(ii)           if any Event of Default (as defined in the Credit Agreement) occurs and is continuing with respect to any Senior Indebtedness, then no payment or distribution of any kind or character to any Non-Loan Party or any other Person on its behalf shall be made by or on behalf of the Issuer with respect to this Note unless otherwise agreed in writing by the Agent in its reasonable discretion; and

(iii)          if any payment or distribution of any character, whether in cash, securities or other property (other than Restructured Debt Securities), in respect of this Note shall (despite these subordination provisions) be received by any Holder in violation of clause (i) or (ii) before all Senior Indebtedness shall have been paid in full in cash, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (or their representatives), ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary to pay all Senior Indebtedness in full in cash.

To the fullest extent permitted by law, no present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce the subordination of this Note by any act or failure to act on the part of any Issuer or by any act or failure to act on the part of such holder or any trustee or agent for such holder. Each Holder and each Issuer hereby agree that the subordination of this Note is for the benefit of the Administrative Agent and the Lenders and the Administrative Agent and the Lenders are obligees under this Note to the same extent as if their names were written herein as such and the Administrative Agent may, on behalf of the itself and the Lenders proceed to enforce the subordination provisions herein.

Notwithstanding the foregoing, (i) nothing contained in the subordination provisions set forth above is intended to or will impair, as between each Issuer and each Holder, the obligations of such Issuer, which are absolute and unconditional, to pay to such Holder the principal of and interest on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Holder and other creditors of such Issuer other than the holders of Senior Indebtedness and (ii) with respect to any indebtedness owing from any Issuer to any Holder with a “works council” or other employee representative body, such Indebtedness shall, unless such body has been consulted with respect to such subordination, and, if and to the extent required, unconditionally approved such subordination (by means of a prior positive advice or otherwise), not be subordinated to the Senior Indebtedness to the extent, and only to the extent, that the terms of such subordination would require the approval of or consultation with such entity before such subordination could be effective.

Each Holder is hereby authorized to record all loans and advances or other credit extensions made by it to any Issuer (all of which shall be evidenced by this Note), and all repayments or prepayments

2

thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein. For the avoidance of doubt, this Note as between each Issuer and each Holder contains additional terms to any intercompany loan agreement between them and this Note does not in any way replace such intercompany loans between them nor does this Note in any way change the principal amount of any intercompany loans between them.

Upon execution and delivery after the date hereof by Holdings or any subsidiary of Holdings of a counterpart signature page hereto, such subsidiary shall become a Note Party hereunder with the same force and effect thereafter as if originally named as a Note Party hereunder. The rights and obligations of each Note Party hereunder shall remain in full force and effect notwithstanding the addition of any new Note Party as a party to this Note.

Each Issuer hereby waives presentment, demand, protest or notice of any kind in connection with this Note. All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

This Note may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which shall constitute and original, but all of which when taken together shall constitute a single contract.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY COLLATERAL DOCUMENT, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS NOTE OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS NOTE, EACH NOTE PARTY, EACH AGENT AND EACH HOLDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS AND AGREES THAT IT WILL NOT COMMENCE OR SUPPORT ANY SUCH ACTION OR PROCEEDING IN ANOTHER JURISDICTION. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED HEREIN WILL PREVENT ANY HOLDER, THE ADMINISTRATIVE AGENT OR ANY OTHER AGENT FROM BRINGING ANY ACTION TO ENFORCE ANY AWARD OR JUDGMENT OR EXERCISE ANY RIGHT UNDER THIS NOTE OR THE COLLATERAL DOCUMENTS OR AGAINST ANY COLLATERAL OR ANY OTHER PROPERTY OF ANY NOTE PARTY IN ANY OTHER FORUM IN WHICH JURISDICTION CAN BE ESTABLISHED. EACH NOTE PARTY, EACH AGENT AND EACH HOLDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS NOTE OR ANY OTHER DOCUMENT RELATED THERETO. EACH NOTE PARTY WAIVES ANY IMMUNITY (SOVEREIGN OR OTHERWISE) FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS TO WHICH ITSELF OR ITS PROPERTIES OR ASSETS MAY BE ENTITLED. TO THE EXTENT THAT ANY NOTE PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH NOTE PARTY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF

3

ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.

EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN BY TELECOPIER OR ELECTRONIC MAIL) IN SECTION 10.02 OF THE CREDIT AGREEMENT (AS IF IT WERE PARTY TO SUCH AGREEMENT). NOTHING IN THIS NOTE WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. WITHOUT LIMITING THE OTHER PROVISIONS HEREOF AND IN ADDITION TO THE SERVICE OF PROCESS PROVIDED FOR HEREIN, EACH PARTY HERETO IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS THE CO-BORROWER (AND THE CO-BORROWER HEREBY IRREVOCABLY ACCEPTS SUCH APPOINTMENT), AS ITS AUTHORIZED DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON THE CO- BORROWER SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, THE NOTE PARTIES AGREE TO PROMPTLY DESIGNATE A NEW AUTHORIZED DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION REASONABLY SATISFACTORY TO THE ADMINISTRATIVE AGENT UNDER THIS NOTE.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS NOTE HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS NOTE OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HERETO HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS NOTE MAY FILE AN ORIGINAL COUNTERPART OR A COPY HEREOF WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

[Signature Pages Follow]

4

[SEPARATE SIGNATURE PAGES TO BE
ATTACHED]

EXHIBIT H

[FORM OF] GUARANTOR JOINDER

JOINDER AGREEMENT

This JOINDER AGREEMENT, dated [mm/dd/yy] (this “Joinder Agreement”), is delivered pursuant to that certain Credit Agreement, dated as of September 6, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Trinseo Holding S.à r.l., a private limited liability company (société à responsabilité limitée), organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies (“RCS”) under number B 153582 (“Holdings”), Trinseo Materials S.à r.l., a private limited liability company (société à responsabilité limitée), organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with the RCS under number B 162639 (“Intermediate Holdings”), Trinseo Materials Operating S.C.A., a partnership limited by shares (societe en commandite par actions) organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, registered with the RCS under number B153586 (the “Lead Borrower”), acting by its general partner, Intermediate Holdings, Trinseo Materials Finance, Inc., a Delaware corporation (the “Co-Borrower”, together with the Lead Borrower, the “Borrowers” and each, a “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Deutsche Bank AG New York Branch, as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender.

Section 1. Pursuant to Section 6.11 of the Credit Agreement, the undersigned hereby:

(a)           agrees that this Joinder Agreement may be attached to the Credit Agreement and that by the execution and delivery hereof, the undersigned becomes a guarantor under the Credit Agreement and agrees to be bound by all of the terms thereof;

(b)           represents and warrants that each of the representations and warranties set forth in the Credit Agreement, each other Loan Document and Collateral Document and applicable to the undersigned is true and correct in all material respects both before and after giving effect to this Joinder Agreement, except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty is true and correct in all material respects as of such earlier date;

(c)           no event has occurred or is continuing as of the date hereof, or will result from the transactions contemplated hereby on the date hereof, that would constitute a Default;

(d)           agrees to irrevocably and unconditionally guaranty the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) and in accordance with Article XI of the Credit Agreement; and

(e)           if a Domestic Subsidiary, the undersigned hereby (i) agrees that this counterpart may be attached to the Security Agreement, (ii) agrees that the undersigned will comply with all the terms and conditions of the Security Agreement as if it were an original signatory thereto, (iii) grants to Collateral Agent a security interest in all of the undersigned’s right, title and interest in and to all “Collateral” (as such term is defined in the Security Agreement) of the undersigned, in each case whether now or hereafter existing or in which the undersigned now has or hereafter acquires an interest and wherever the same may be located and (iv) delivers to Collateral Agent supplements to all schedules attached to the Security Agreement. All such Collateral shall be deemed to be part of the “Collateral” and hereafter subject to each of the terms and conditions of the Security Agreement.

Section 2. The undersigned agrees from time to time, upon reasonable request of Administrative Agent, to take such additional actions and to execute and deliver such additional documents and instruments as Administrative Agent may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Joinder Agreement. Neither this Joinder Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Joinder Agreement) against whom enforcement of such change, waiver, discharge or termination is sought. Any notice or other communication herein required or permitted to be given shall be given pursuant to Section 10.02 of the Credit Agreement, and all for purposes thereof, the notice address of the undersigned shall be the address as set forth on the signature page hereof. In case any provision in or obligation under this Joinder Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY COLLATERAL DOCUMENT, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Remainder of page intentionally left blank]

H-2

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered by its duly authorized officer as of the date above first written.

[NAME OF SUBSIDIARY]

By:
Name:
Title:

Address for Notices:

Attention:
Telecopier

with a copy to:

Attention:
Telecopier

ACKNOWLEDGED AND ACCEPTED,
as of the date above first written:

DEUTSCHE BANK AG NEW YORK BRANCH,
as Collateral Agent and Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT I

[FORM OF]

SOLVENCY CERTIFICATE

[CHIEF FINANCIAL OFFICER’S](1) [MANAGER’S] CERTIFICATE

TRINSEO MATERIALS OPERATING S.C.A.

societe en commandite par actions

Registered office : 46A, avenue John F. Kennedy

L-1855 Luxembourg

Grand Duchy of Luxembourg

RCS. Luxembourg : B153586

(the “Lead Borrower”)

This certificate is being delivered on September 6, 2017 pursuant to Section 4.01(d) of the Credit Agreement, to be dated on or about the date hereof (as the same may be amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Trinseo Holding S.à r.l., a private limited liability company (société à responsabilité limitée), organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies (“RCS”) under number B 153582 (“Holdings”), Trinseo Materials S.à r.l., a private limited liability company (société à responsabilité limitée), organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with the RCS under number B 162639 (“Intermediate Holdings”), the Lead Borrower, acting by its general partner, Intermediate Holdings, Trinseo Materials Finance, Inc., a Delaware corporation (the “Co-Borrower”, together with the Lead Borrower, the “Borrowers” and each, a “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Deutsche Bank AG New York Branch, as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

This certificate and each Exhibit to it can be signed in one or more counterparts. Each counterpart will be deemed to be an original and all counterparts form one and the same document.

The undersigned hereby certifies on behalf of the Lead Borrower, in such person’s capacity as [the chief financial officer][the Permanent Representative] of the Lead Borrower, and not individually, as follows:

1.             Solvency

Upon giving effect to the Transactions, the Lead Borrower and its Restricted Subsidiaries, on a consolidated basis, are Solvent.

2.             Credit Agreement Conditions

The conditions specified in Section 4.01(d) of the Credit Agreement have been satisfied.

(1)                                 Solvency Certificate to be provided by the chief financial officer of the Lead Borrower, or, if no chief financial officer has been appointed, the Permanent Representative.

IN WITNESS WHEREOF, the undersigned has executed this certificate on the date first set forth above.

TRINSEO MATERIALS OPERATING S.C.A.,
acting by its general partner,
TRINSEO MATERIALS S.À.R.L.

By:
Name:
Title:

EXHIBIT J

[FORM OF]

REQUEST FOR L/C ISSUANCE

No.       (1)             Dated       (2)

Deutsche Bank AG New York Branch (“DBNY”), as Administrative Agent under the Credit Agreement dated as of September 6, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Trinseo Holding S.à r.l., a private limited liability company (société à responsabilité limitée), organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies (“RCS”) under number B 153582 (“Holdings”), Trinseo Materials S.à r.l., a private limited liability company (société à responsabilité limitée), organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with the RCS under number B 162639 (“Intermediate Holdings”), Trinseo Materials Operating S.C.A., a partnership limited by shares (societe en commandite par actions) organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, registered with the RCS under number B153586 (the “Lead Borrower”), acting by its general partner, Intermediate Holdings, Trinseo Materials Finance, Inc., a Delaware corporation (the “Co-Borrower”, together with the Lead Borrower, the “Borrowers” and each, a “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Deutsche Bank AG New York Branch, as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender.

(1)           Request for L/C Issuance Number.

(2)           Date of Request for L/C Issuance.

60 Wall Street
New York, New York 10005

[with a copy to:

[Deutsche Bank AG New York Branch, as
Administrative Agent for the Lenders party to the
Credit Agreement referred to above]
[60 Wall Street, New York, New York 10005]
Attention: [ ](3)
[Deutsche Bank AG New York Branch]
[ ](4),
[ ]
as L/C Issuer under the Credit Agreement
[Address]
[Address]

Ladies and Gentlemen:

The Lead Borrower hereby requests that the L/C Issuer referred to above, in its individual capacity, issue a [Trade] [Standby] Letter of Credit for the account of the undersigned(5) on       (6)       (the “Date of Issuance”) in the aggregate stated amount of       (7)       . The requested Letter of Credit shall be denominated in       (8)       and shall be a Letter of Credit for all purposes of the Credit Agreement.

For purposes of this Request for L/C Issuance, unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the respective meaning provided therein.

(3)           Applicable for any Request for L/C Issuance by the Lead Borrower

(4)                                 Insert name and address of L/C Issuer. For Standby Letters of Credit issued by Deutsche Bank AG New York Branch insert: [Deutsche Bank AG New York Branch, 60 Wall Street, 38th Floor, New York, NY 10005-MS NYC60-3812, Attention: Global Loan Operations, Standby Letter of Credit Unit, Fax No.: (212) 797-0403. For Trade Letters of Credit issued by Deutsche Bank AG New York Branch, insert: Deutsche Bank AG New York Branch, Trade and Risk Services, 60 Wall Street, New York, NY 10005-MS NYC60-2517, Attention: [         ], Telephone: (212) 250-[         ], Fax: (212) 797-[         ]]. For Letters of Credit issued by another L/C Issuer, insert the correct notice information for that L/C Issuer.

(5)                                 If a Non-Loan Party requests a Letter of Credit, the Lead Borrower must be a co-signor under this request for L/C issuance.

(6)                                 Date of Issuance which shall be at least two Business Days after the date of this Request for L/C Issuance (or such shorter period as is acceptable to the respective L/C Issuer).

(7)                                 Insert aggregate initial Stated Amount of the Letter of Credit (in the Alternative Currency specified in footnote 8), which shall not be less than a Dollar Amount of $100,000 (or, in each case, such lesser amount as is acceptable to the respective L/C Issuer).

(8)           Insert applicable Alternative Currency.

The beneficiary of the requested Letter of Credit will be       (9)       , and such Letter of Credit will be in support of       (10)       and will have a stated expiration date of       (11)       .

The Lead Borrower hereby certifies that:

(1)           the representations and warranties contained in the Loan Documents will be true and correct in all material respects on the Date of Issuance, both before and after giving effect to the issuance of the Letter of Credit requested hereby (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); and

(2)           no Default has occurred and is continuing nor, after giving effect to the issuance of the Letter of Credit requested hereby, would such a Default occur.

Copies of all relevant documentation with respect to the supported transaction are attached hereto.

TRINSEO MATERIALS OPERATING S.C.A.,
acting by its general partner,
TRINSEO MATERIALS S.À.R.L.

By:
Name:
Title:

(9)           Insert name and address of beneficiary.

(10)                          Insert description of L/C Obligations and describe obligation to which it relates in the case of standby Letters of Credit or a description of the commercial transaction which is being supported in the case of trade Letters of Credit.

(11)                          Insert last date upon which drafts may be presented which may not be later than the earlier of (a) in the case of standby Letters of Credit (x) the date which occurs 12 months after the Date of Issuance and (y) the fifth Business Day prior to the Maturity Date for the applicable Revolving Credit Commitment and (b) in the case of trade Letters of Credit, (x) the date which occurs 180 days after the Date of Issuance thereof and (y) the fifth Business Day prior to the Maturity Date for the applicable Revolving Credit Commitment.

EXHIBIT K

FORM OF

FIRST LIEN INTERCREDITOR AGREEMENT

Among

TRINSEO HOLDING S.À R.L.,

as Holdings,

TRINSEO MATERIALS S.À R.L.,

as Intermediate Holdings,

TRINSEO MATERIALS OPERATING S.C.A.,

as the Lead Borrower,

TRINSEO MATERIALS FINANCE, INC.,

as the Co-Borrower,

the other Grantors party hereto,

DEUTSCHE BANK AG NEW

YORK BRANCH,

as First Lien Credit Agreement Collateral Agent for the First Lien

Credit Agreement Secured Parties,

[        ]

as the Additional First Lien Collateral Agent,

[        ]

as the Initial Additional Authorized Representative,

and

each additional Authorized Representative from time to time party hereto

dated as of [        ], 20[      ]

FIRST LIEN INTERCREDITOR AGREEMENT, dated as of [ ], 20[ ] (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, this “Agreement”), among TRINSEO Holding S.À R.L., a private limited liability company (société à responsabilité limitée), organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies (“RCS”) under number B 153582 (“Holdings”), TRINSEO MATERIALS S.À R.L., a private limited liability company (société à responsabilité limitée), organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with RCS under number B 162639 (“Intermediate Holdings”), TRINSEO MATERIALS OPERATING S.C.A., a partnership limited by shares (societe en commandite par actions) organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with the RCS under number B 153586 (the “Lead Borrower”), acting by its general partner, Intermediate Holdings, TRINSEO MATERIALS FINANCE, INC., a Delaware corporation (the “Co-Borrower”, together with the Lead Borrower, the “Borrowers” and each, a “Borrower”), the other Grantors (as defined below) from time to time party hereto, DEUTSCHE BANK AG NEW YORK BRANCH (“DBNY”), as collateral agent for the First Lien Credit Agreement Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “First Lien Credit Agreement Collateral Agent”), [ ], as Authorized Representative for the Initial Additional First Lien Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Initial Additional Authorized Representative”) and each additional Authorized Representative from time to time party hereto for the other Additional First Lien Secured Parties of the Series (as each such term is defined below) with respect to which it is acting in such capacity.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the First Lien Credit Agreement Collateral Agent (for itself and on behalf of the First Lien Credit Agreement Secured Parties), the Initial Additional Authorized Representative (for itself and on behalf of the Initial Additional First Lien Secured Parties) and each additional Authorized Representative (for itself and on behalf of the Additional First Lien Secured Parties of the applicable Series) agree as follows:

ARTICLE I

Definitions

SECTION 1.01 Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the First Lien Credit Agreement (as defined below) or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Additional First Lien Collateral Agent” means (a) prior to the Discharge of the Initial Additional First Lien Obligations, the Initial Additional Authorized Representative and (b) from and after the Discharge of the Initial Additional First Lien Obligations, the Authorized Representative for the Series of Additional First Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Additional First Lien Obligations.

“Additional First Lien Documents” means, with respect to the Initial Additional First Lien Obligations or any Series of Additional Senior Class Debt, the notes, indentures, credit agreements, collateral agreements, security documents, guarantees and other operative agreements evidencing or governing such Indebtedness and the Liens securing such Indebtedness, including the Initial Additional First Lien Documents and the Additional First Lien Security Documents and each other agreement entered into for the purpose of securing the Initial Additional First Lien Obligations or any Series of Additional Senior Class Debt; provided that, in each case, the Indebtedness thereunder (other than the Additional First Lien Obligations) has been designated as Additional Senior Class Debt pursuant to Section 5.13 hereto.

“Additional First Lien Obligations” means collectively (1) the Initial Additional First Lien Obligations and (2) all amounts owing pursuant to the terms of any Series of Additional Senior Class Debt designated as Additional First Lien Obligations pursuant to Section 5.13 after the date hereof, including, without limitation, the obligation (including guarantee obligations) to pay principal, premium, interest, fees, expenses (including interest, fees and expenses that accrue after the commencement of a Bankruptcy Case, regardless of whether such interest, fees and expenses are an allowed claim under such Bankruptcy Case), letter of credit commissions, reimbursement obligations, charges, attorneys costs, indemnities, penalties, reimbursements, damages and other amounts payable by a Grantor under any Additional First Lien Document (including guarantees of the foregoing).

“Additional First Lien Secured Party” means the holders of any Additional First Lien Obligations and any Authorized Representative with respect thereto and the beneficiaries of each indemnification obligation undertaken by the Borrowers and the other Grantors under any related Additional First Lien Document, and shall include the Initial Additional First Lien Secured Parties and the Additional Senior Class Debt Parties.

“Additional First Lien Security Document” means any collateral agreement, security agreement or any other document now existing or entered into after the date hereof that creates or purports to create, Liens on any assets or properties of any Grantor to secure any of the Additional First Lien Obligations.

“Additional Senior Class Debt” has the meaning assigned to such term in Section 5.13.

“Additional Senior Class Debt Collateral Agent” has the meaning assigned to such term in Section 5.13.

“Additional Senior Class Debt Parties” has the meaning assigned to such term in Section 5.13.

“Additional Senior Class Debt Representative” has the meaning assigned to such term in Section 5.13.

“Agreement” has the meaning assigned to such term in the introductory paragraph of hereto.

“Applicable Authorized Representative” means, with respect to any Shared Collateral, (i) until the earlier of (x) the Discharge of First Lien Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the First Lien Credit Agreement Collateral Agent and (ii) from and after the earlier of (x) the Discharge of First Lien Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.

“Authorized Representative” means, at any time, (i) in the case of any First Lien Credit Agreement Obligations or the First Lien Credit Agreement Secured Parties, the First Lien Credit Agreement Collateral Agent, (ii) in the case of the Initial Additional First Lien Obligations or the Initial Additional First Lien Secured Parties, the Initial Additional Authorized Representative, and (iii) in the case of any other Series of Additional First Lien Obligations or Additional First Lien Secured Parties that become subject to this Agreement after the date hereof, the Additional Senior Class Debt Representative for such Series named in the applicable Joinder Agreement.

“Bankruptcy Case” has the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Borrower” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Collateral” means all assets and properties subject to, or purported to be subject to, Liens created pursuant to any First Lien Security Document to secure one or more Series of First Lien Obligations.

“Collateral Agent” means (i) in the case of any First Lien Credit Agreement Obligations, the First Lien Credit Agreement Collateral Agent, (ii) in the case of the Initial Additional First Lien Obligations, the Initial Additional Authorized Representative and (iii) in the case of any other Series of Additional First Lien Obligations that become subject to this Agreement after the date hereof, the Additional Senior Class Debt Collateral Agent for such Series named in the applicable Joinder Agreement.

“Controlling Collateral Agent” means, with respect to any Shared Collateral, (i) until the earlier of (x) the Discharge of First Lien Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date with respect to such Shared Collateral, the First Lien Credit Agreement Collateral Agent and (ii) from and after the earlier of (x) the Discharge of First Lien Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date with respect to such Shared Collateral, the Additional First Lien Collateral Agent (acting on the instructions of the Applicable Authorized Representative).

“Controlling Secured Parties” means, with respect to any Shared Collateral, (i) at any time when the First Lien Credit Agreement Collateral Agent is the Controlling Collateral Agent with respect to such Shared Collateral, the First Lien Credit Agreement Secured Parties and (ii) at any other time, the Series of First Lien Secured Parties whose Authorized Representative is the Applicable Authorized Representative for such Shared Collateral.

“Debtor Relief Law” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, examinership, insolvency, winding up, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“DIP Financing” has the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” has the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Shared Collateral and any Series of First Lien Obligations, the date on which such Series of First Lien Obligations is no longer secured by such Shared Collateral. The term “Discharged” shall have a corresponding meaning.

“Discharge of First Lien Credit Agreement Obligations” means, with respect to any Shared Collateral, the Discharge of the First Lien Credit Agreement Obligations with respect to such Shared Collateral; provided that the Discharge of First Lien Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such First Lien Credit Agreement Obligations with Additional First Lien Obligations secured by such Shared Collateral under an Additional First Lien Document which has been designated in writing by the First Lien Credit Agreement Administrative Agent (under the First Lien Credit Agreement so Refinanced) to the Additional First Lien Collateral Agent and each other Authorized Representative as the “First Lien Credit Agreement” for purposes of this Agreement.

“Disposal Obligation” has the meaning assigned to it in Section 2.04.

“Disposed Entity” has the meaning assigned to it in Section 2.04.

“Disposition” has the meaning assigned to it in Section 2.04.

“Enforcement Action” means any action to:

(1)           foreclose, execute, levy, or collect on, appropriate, take possession or control of, sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), Collateral or otherwise exercise or enforce remedial rights with respect to Collateral under the First Lien Documents (including by way of setoff, recoupment, notification of a public or private sale or other disposition pursuant to the UCC or other applicable law, notification to account debtors, notification to depositary banks under deposit account control agreements, or exercise of rights under landlord consents, if applicable);

(2)           solicit bids from third Persons, approve bid procedures for any proposed disposition of Collateral, to conduct the liquidation or disposition of Collateral or engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third Persons for the purposes of valuing, marketing, promoting, and selling Collateral;

(3)           receive a transfer of Collateral in satisfaction of Indebtedness or any other First Lien Obligation secured thereby or enter into any cooperation, compromise or similar arrangement with any Grantor;

(4)           otherwise enforce a security interest or exercise another right or remedy, as a secured creditor or otherwise, pertaining to the Collateral at law, in equity, or pursuant to the Secured Credit Documents (including the commencement of applicable legal proceedings or other actions with respect to all or any portion of the Collateral to facilitate the actions described in the preceding clauses, and exercising voting rights in respect of equity interests comprising Collateral); or

(5)           the Disposition of Collateral by any Grantor after the occurrence and during the continuation of an “event of default” under the First Lien Documents with the consent of the Controlling Collateral Agent or as otherwise provided herein (in either case, to the extent that such consent is required).

“Event of Default” means an “Event of Default” (or similarly defined term) as defined in any Secured Credit Document.

“First Lien Credit Agreement Administrative Agent” means the Administrative Agent as defined in the First Lien Credit Agreement and shall include any successor administrative agent (including as a result of any Refinancing or other modification of the First Lien Credit Agreement permitted by Section 2.15 thereof).

First Lien Credit Agreement Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“First Lien Credit Agreement” means the First Lien Credit Agreement, dated as of September 6, 2017, among Holdings, Intermediate Holdings, the Borrowers, the guarantors from time to time party thereto, the lenders from time to time party thereto, Deutsche Bank AG New York Branch, as First Lien Credit Agreement Administrative Agent, and the other parties thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“First Lien Credit Agreement Collateral Documents” means the First Lien Security Agreement, the other Collateral Documents (as defined in the First Lien Credit Agreement) and each other agreement entered into in favor of the First Lien Credit Agreement Collateral Agent for the purpose of securing and/or perfecting any First Lien Credit Agreement Obligations.

“First Lien Credit Agreement Obligations” means all “Obligations” as defined in the First Lien Credit Agreement.

“First Lien Credit Agreement Secured Parties” means the “Secured Parties” as defined in the First Lien Credit Agreement.

“First Lien Documents” means the First Lien Credit Agreement, First Lien Collateral Documents, and the Additional First Lien Documents.

“First Lien Obligations” means, collectively, (i) the First Lien Credit Agreement Obligations and (ii) each Series of Additional First Lien Obligations.

“First Lien Secured Parties” means (i) the First Lien Credit Agreement Secured Parties and (ii) the Additional First Lien Secured Parties with respect to each Series of Additional First Lien Obligations.

“First Lien Security Agreement” means the “Security Agreement” as defined in the First Lien Credit Agreement.

“First Lien Security Documents” means, collectively, (i) the First Lien Credit Agreement Collateral Documents and (ii) the Additional First Lien Security Documents.

“German Security” means any security interest in the Shared Collateral created under the Security Documents governed by German law.

“Grantors” means Holdings, Intermediate Holdings, each Borrower and each of the other Guarantors (as defined in the First Lien Credit Agreement) and each other parent entity or subsidiary of Lead Borrower which has granted a security interest pursuant to any First Lien Security Document to secure any Series of First Lien Obligations (including any such Person which becomes a party to this Agreement as contemplated by Section 5.16). The Grantors existing on the date hereof are set forth in Annex I hereto.

“Holdings” has the meaning assigned to such term in the introductory paragraph hereto.

“Impairment”6 has the meaning assigned to such term in Section 1.03.

“Initial Additional Authorized Representative” has the meaning assigned to such term in the introductory paragraph hereto.

“Initial Additional First Lien Agreement” mean that certain [Indenture] [Other Agreement], dated as of [ ], among the Borrowers, [the Guarantors identified therein,] and [ ], as [trustee], as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Initial Additional First Lien Documents” means the Initial Additional First Lien Agreement, the debt securities issued thereunder, the Initial Additional First Lien Security Agreement and any collateral agreements, security documents, guarantees and other operative agreements evidencing or governing the Indebtedness thereunder, and the Liens securing or purporting to secure, such Indebtedness.

“Initial Additional First Lien Obligations” means the [Obligations] as such term is defined in the Initial Additional First Lien Security Agreement.

“Initial Additional First Lien Secured Parties” means the Additional First Lien Collateral Agent, the Initial Additional Authorized Representative and the holders of the Initial Additional First Lien Obligations issued pursuant to the Initial Additional First Lien Agreement.

“Initial Additional First Lien Security Agreement” means the security agreement, dated as of the date hereof, among the Borrowers, the Additional First Lien Collateral Agent and the other parties thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Insolvency or Liquidation Proceeding” means:

(1)           any case commenced by or against either Borrower or any other Grantor under any Debtor Relief Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of such Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to either Borrower or any other Grantor or any similar case or proceeding (including any such proceeding under applicable corporate law) relative to either Borrower or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2)           any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to either Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)           any other proceeding of any type or nature in which substantially all claims of creditors of either Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” has the meaning assigned to such term in Section 2.01(a).

“Joinder Agreement” means a joinder to this Agreement substantially in the form of Annex II hereto or such other form as shall be approved by the Controlling Collateral Agent.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to Real Property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing); provided that in no event shall an operating lease in and of itself be deemed to be a Lien.

“Luxembourg” shall mean the Grand-Duchy of Luxembourg.

“Luxembourg Companies Register” means the Luxembourg Register of Commerce and Companies.

“Lux Party” shall mean any Grantor whose registered office/place of central administration is in Luxembourg.

“Major Non-Controlling Authorized Representative” means, with respect to any Shared Collateral, (i) at any time when the First Lien Credit Agreement Collateral Agent is the Controlling Collateral Agent, the Authorized Representative of the Series of Additional First Lien Obligations, if any, that constitutes the largest outstanding principal amount of any then outstanding Series of First Lien Obligations (excluding the First Lien Credit Agreement Obligations) with respect to such Shared Collateral and (ii) at any time when the First Lien Credit Agreement Collateral Agent is not the Controlling Collateral Agent, the Authorized Representative of the Series of First Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of First Lien Obligations with respect to such Shared Collateral; provided, however, that if there are two outstanding Series of Additional First Lien Obligations which have an equal outstanding principal amount, the Series of Additional First Lien Obligations with the earlier maturity date shall be considered to have the larger outstanding principal amount for purposes of this definition.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.

“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative, the date which is 180 days (throughout which 180 day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (i) an Event of Default (under and as defined in the Additional First Lien Document under which such Non-Controlling Authorized Representative is the Authorized Representative) and (ii) each Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (x) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an Event of Default (under and as defined in the Additional First Lien Document under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the Additional First Lien Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Additional First Lien Document; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the First Lien Credit Agreement Collateral Agent, the Applicable Authorized Representative or the Controlling Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (2) at any time the Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the First Lien Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Non-Shared Collateral” has the meaning assigned to such term in Section 2.01(c).

“Possessory Collateral” means any Shared Collateral in the possession and/or control of any Collateral Agent (or its agents or bailees), to the extent that possession and/or control thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of and/or under the control of any Collateral Agent under the terms of the First Lien Security Documents.

“Priority Lien” has the meaning assigned to such term in Section 2.04.

“Proceeds” has the meaning assigned to such term in Section 2.01(a).

“Receiving Entity” has the meaning assigned to such term in Section 2.04.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay such indebtedness, or to issue other indebtedness or enter into alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Secured Credit Document” means (i) the First Lien Credit Agreement and each Loan Document (as defined in the First Lien Credit Agreement), (ii) each Initial Additional First Lien Document, and (iii) each Additional First Lien Document for Additional First Lien Obligations incurred after the date hereof.

“Series” means (a) with respect to the First Lien Secured Parties, each of (i) the First Lien Credit Agreement Secured Parties (in their capacities as such), (ii) the Initial Additional First Lien Secured Parties (in their capacities as such), and (iii) the Additional First Lien Secured Parties (in their capacities as such) that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional First Lien Secured Parties) and (b) with respect to any First Lien Obligations, each of (i) the First Lien Credit Agreement Obligations, (ii) the Initial Additional First Lien Obligations, and (iii) the Additional First Lien Obligations incurred after the date hereof pursuant to any Additional First Lien Document, the holders of which, pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Additional First Lien Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of First Lien Obligations (or their respective Authorized Representatives or Collateral Agents on behalf of such holders) hold or purport to hold, a valid and perfected security interest at such time. If more than two Series of First Lien Obligations are outstanding at any time and the holders of less than all Series of First Lien Obligations hold or purport to hold, a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of First Lien Obligations that hold a valid and perfected security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

“Transferee” has the meaning assigned to such term in Section 2.04.

SECTION 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “hereto”, “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

SECTION 1.03 Impairments. It is the intention of the First Lien Secured Parties of each Series that the holders of First Lien Obligations of such Series (and not the First Lien Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the First Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First Lien Obligations), (y) any of the First Lien Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of First Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First Lien Obligations) on a basis ranking prior to the security interest of such Series of First Lien Obligations but junior to the security interest of any other Series of First Lien Obligations or (ii) the existence of any Collateral for any other Series of First Lien Obligations that is not Shared Collateral for such Series (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of First Lien Obligations, an “Impairment” of such Series); provided that the existence of a maximum claim with respect to any Material Real Property (as defined in the First Lien Credit Agreement) subject to a mortgage that applies to all First Lien Obligations shall not be deemed to be an Impairment of any Series of First Lien Obligations. In the event of any Impairment with respect to any Series of First Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of First Lien Obligations, and the rights of the holders of such Series of First Lien Obligations (including, without limitation, the right to receive distributions in respect of such Series of First Lien Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such First Lien Obligations subject to such Impairment. Additionally, in the event the First Lien Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code or any other provision of any Debtor Relief Law), any reference to such First Lien Obligations or the First Lien Security Documents governing such First Lien Obligations shall refer to such obligations or such documents as so modified.

SECTION 1.04 Luxembourg Terms. Notwithstanding any other provision of this Agreement to the contrary, in this Agreement where it relates to a Lux Party, a reference to: (a) a winding-up, administration, liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or dissolution includes bankruptcy (faillite), insolvency, liquidation, composition with creditors (concordat préventif de faillite), moratorium or reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), fraudulent conveyance (action paulienne), general settlement with creditors, reorganization or similar laws affecting the rights of creditors generally; (b) a receiver, receiver and manager, liquidator, administrator, trustee, custodian, sequestrator, conservator or similar officer includes a juge délégué, commissaire, juge-commissaire, mandataire ad hoc, administrateur provisoire, liquidateur or curateur; (c) a Lien or security interest includes any hypothèque, nantissement, gage, privilege, sûreté réelle, droit de rétention, and any type of security in rem (sûreté réelle) or agreement or arrangement having a similar effect and any transfer of title by way of security; (d) a person being unable to pay its debts includes that person being in a state of cessation de paiements or having lost or meeting the criteria to lose its commercial creditworthiness; (e) attachments or similar creditors process means an executory attachment (saisie exécutoire) or conservatory attachment (saisie conservatoire); (f) a guaranty includes any garantie that is independent from the debt to which it relates and excludes any suretyship (cautionnement) within the meaning of Articles 2011 and seq. of the Luxembourg Civil Code; and (g) by-laws or organizational documents includes its articles of association (statuts coordonnés).

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01 Priority of Claims.

(a)           Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.03), if an Event of Default has occurred and is continuing, and the Controlling Collateral Agent or any First Lien Secured Party is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Bankruptcy Case of either Borrower or any other Grantor or any First Lien Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Shared Collateral by the Controlling Collateral Agent or any other First Lien Secured Party on account of such enforcement of rights or remedies or distribution in respect thereof in any Bankruptcy Case or received by the Controlling Collateral Agent or any other First Lien Secured Party pursuant to any such intercreditor agreement (other than this Agreement) with respect to such Shared Collateral and proceeds of any such distribution (subject, in the case of any such distribution, to the sentence immediately following) to which the First Lien Obligations are entitled under any intercreditor agreement (other than this Agreement) (all proceeds of any sale, collection or other liquidation of any Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied (i) FIRST, to the payment in full in cash of all amounts owing to each Collateral Agent (in its capacity as such and, in the case of the First Lien Credit Agreement Collateral Agent, in its capacity as First Lien Credit Agreement Administrative Agent) pursuant to the terms of any Secured Credit Document, (ii) SECOND, subject to Section 1.03, to the payment in full in cash of the First Lien Obligations of each Series on a ratable basis, with such Proceeds to be applied to the First Lien Obligations of a given Series in accordance with the terms of the applicable Secured Credit Documents and (iii) THIRD after Discharge of all First Lien Obligations, to either Borrower and the other Grantors or their successors or assigns, as their interests may appear, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct. If, despite the provisions of this Section 2.01(a), any First Lien Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the First Lien Obligations to which it is then entitled in accordance with this Section 2.01(a), such First Lien Secured Party shall hold such payment or recovery in trust for the benefit of all First Lien Secured Parties in accordance with Section 2.03(b) for distribution in accordance with this Section 2.01(a). Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a First Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of First Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of First Lien Obligations (such third party, an “Intervening Creditor”), the value of any Shared Collateral or Proceeds allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of First Lien Obligations with respect to which such Impairment exists.

(b)           Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of First Lien Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the First Lien Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.03), each First Lien Secured Party hereby agrees that the Liens securing each Series of First Lien Obligations on any Shared Collateral shall be of equal priority.

(c)           Notwithstanding anything in this Agreement, any Secured Credit Document or any other First Lien Security Documents to the contrary, Collateral consisting of cash and cash equivalents pledged to secure First Lien Credit Agreement Obligations consisting of reimbursement obligations in respect of letters of credit or in respect of swing line loans or otherwise held by the First Lien Credit Agreement Collateral Agent or pursuant to Section 2.03(g), 2.04(g) 2.17 or Article 8 of the First Lien Credit Agreement (or any equivalent successor provision) (the “Non-Shared Collateral”) shall be applied as specified in the First Lien Credit Agreement and will not constitute Shared Collateral and it is understood and agreed that this Agreement shall not restrict the rights of any First Lien Credit Agreement Secured Party to pursue enforcement proceedings, exercise remedies or make determinations with respect to the Non-Shared Collateral in accordance with the First Lien Credit Agreement.

SECTION 2.02 Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.

(a)           Only the Controlling Collateral Agent shall act or refrain from acting with respect to any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral). At any time when the First Lien Credit Agreement Collateral Agent is the Controlling Collateral Agent, no Additional First Lien Secured Party shall or shall instruct any Collateral Agent to, and neither the Additional First Lien Collateral Agent nor any other Collateral Agent that is not the Controlling Collateral Agent shall, commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any Enforcement Action or other action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to the relative rights and duties of the holders of the First Lien Obligations granted and/or established hereunder, the Liens under the Secured Credit Documents or otherwise with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any Additional First Lien Security Document, applicable law or otherwise, it being agreed that only the First Lien Credit Agreement Collateral Agent, acting in accordance with the First Lien Credit Agreement Collateral Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral at such time.

(b)           With respect to any Shared Collateral at any time when the First Lien Credit Agreement Collateral Agent is not the Controlling Collateral Agent, (i) the Controlling Collateral Agent shall act only on the instructions of the Applicable Authorized Representative, (ii) the Controlling Collateral Agent shall not follow any instructions with respect to such Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Authorized Representative (or any other First Lien Secured Party other than the Applicable Authorized Representative) and (iii) no Non-Controlling Authorized Representative or other First Lien Secured Party (other than the Applicable Authorized Representative) shall or shall instruct the Controlling Collateral Agent to, commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any Enforcement Action, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any First Lien Security Document, applicable law or otherwise, it being agreed that only the Controlling Collateral Agent, acting on the instructions of the Applicable Authorized Representative and in accordance with the applicable Additional First Lien Security Documents, shall be entitled to take any Enforcement Action or exercise any such remedies with respect to Shared Collateral.

(c)           Notwithstanding the equal priority of the Liens securing each Series of First Lien Obligations with respect to any Shared Collateral, the Controlling Collateral Agent may deal with the Shared Collateral as if such Controlling Collateral Agent had a senior Lien on such Shared Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object (or support any other Person in contesting, protesting or objecting) to any Enforcement Action or other foreclosure proceeding or action brought by the Controlling Collateral Agent, the Applicable Authorized Representative or any Controlling Secured Party or any other exercise by the Controlling Collateral Agent, the Applicable Authorized Representative or any Controlling Secured Party of any rights and remedies relating to the Shared Collateral, or to cause the Controlling Collateral Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any First Lien Secured Party, the

Controlling Collateral Agent or any Authorized Representative with respect to any Collateral not constituting Shared Collateral (including, without limitation, any Non-Shared Collateral).

(d)           Each of the First Lien Secured Parties agrees that it will not (and hereby waives any right to) question or contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the First Lien Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any Authorized Representative to enforce this Agreement.

SECTION 2.03 No Interference; Payment Over.

(a)           Each First Lien Secured Party agrees that (i) it will not challenge or question in any proceeding the validity or enforceability of any First Lien Obligations of any Series or any First Lien Security Document or the validity, attachment, perfection or priority of any Lien under any First Lien Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Controlling Collateral Agent, (iii) except as provided in Section 2.02, it shall have no right to (A) direct the Controlling Collateral Agent or any other First Lien Secured Party to undertake or maintain any Enforcement Action, exercise, and shall not exercise, any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Controlling Collateral Agent or any other First Lien Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Controlling Collateral Agent or any other First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Controlling Collateral Agent, any Applicable Authorized Representative or any other First Lien Secured Party shall be liable for any action taken or omitted to be taken by the Controlling Collateral Agent, such Applicable Authorized Representative or other First Lien Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) if not the Controlling Collateral Agent, it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Controlling Collateral Agent or any other First Lien Secured Party to enforce this Agreement.

(b)           Each First Lien Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any First Lien Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each of the First Lien Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other First Lien Secured Parties and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the Controlling Collateral Agent, to be distributed in accordance with the provisions of Section 2.01 hereof.

(c)           Each First Lien Secured Party agrees that in commencing or maintaining any Enforcement Action or otherwise exercising rights and remedies with respect to the Collateral, the Controlling Collateral Agent may enforce the provisions of the Secured Credit Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion in compliance with any applicable law and without consultation with any other Collateral Agent or Non-Controlling Secured Party. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC or other applicable law and of a secured creditor under Debtor Relief Laws in any applicable jurisdiction.

SECTION 2.04 Release of Liens.

(a)           In connection with any Enforcement Action by the Controlling Collateral Agent or any other exercise of the Controlling Collateral Agent’s remedies in respect of the Collateral, in each case, prior to the Discharge of First Lien Credit Agreement Obligations, the Controlling Collateral Agent is irrevocably authorized (at the cost of the Grantors and without any consent, sanction, authority or further confirmation from the Non-Controlling Secured Parties): (i) to release any of its Liens on any part of the Collateral or any other claim over the asset that is the subject of the Enforcement Action or such other exercise of remedies, and the Liens or any other claim over the asset that is the subject of the Enforcement Action or such other exercise of remedies, if any, of each other Collateral Agent, for itself or for the benefit of each Series of First Lien Secured Parties, on such asset, shall be automatically, unconditionally and simultaneously released to the same extent as the Liens or other claims of the Controlling Collateral Agent, and the Controlling Collateral Agent is irrevocably authorized to execute and deliver or enter into any release of such Liens or claims and to issue any letters of non-crystallization of any floating charge or any consent to dealing (to the extent applicable) that may, in the discretion of the Controlling Collateral Agent, be considered necessary or reasonably desirable in connection with such releases; (ii) if the asset which is the subject of such Enforcement Action or such other exercise of remedies consists of shares in the capital of any Grantor, to release, on behalf of the First Lien Secured Parties (x) that Grantor and any subsidiary of that Grantor from all or any part of its First Lien Obligations, (y) any Liens granted by that Grantor and any subsidiary of that Grantor over any of its assets, and (z) any other claim of any First Lien Secured Party over that Grantor’s assets or over the assets of any subsidiary of that Grantor; (iii) if the asset which is the subject of such Enforcement Action consists of shares in the capital of any Grantor and the Controlling Collateral Agent decides to dispose of all or any part of the First Lien Obligations owed by such Grantor (the “Disposal Obligations”), (x) if the Controlling Collateral Agent does not intend that any transferee of those Disposal Obligations (the “Transferee”) will be treated as a First Lien Secured Party for the purposes of this Agreement, to execute and deliver or enter into any agreement to dispose of all or part of those Disposal Obligations providing that notwithstanding any other provision of the First Lien Credit Agreement, any First Lien Security Document or this Agreement, the Transferee shall not be treated as a First Lien Secured Party for the purposes of this Agreement, and (y) if the Controlling Collateral Agent does intend that any Transferee will be treated as a First Lien Secured Party, to execute and deliver or enter into any agreement to dispose of (I) all (and not part only) of the Disposal Obligations owed to the First Lien Secured Parties, and (II) all or part of any other Disposal Obligations, on behalf of, in each case, the First Lien Secured Parties or the Grantors; and (iv) if the asset which is disposed of consists of shares in the capital of any Grantor (the “Disposed Entity”) and the Controlling Collateral Agent decides to transfer to another Grantor (the “Receiving Entity”) all or any part of the Disposed Entity’s obligations or any obligations of any subsidiary of that Disposed Entity in respect of Additional First Lien Obligations, to execute and deliver or enter into any agreement to (x) agree to the transfer of all or part of the obligations in respect of such Additional First Lien Obligations on behalf of the Grantors to which those obligations are owed and on behalf of the Grantors which owe those obligations and (y) accept the transfer of all or part of the obligations in respect of such Additional First Lien Obligations on behalf of the Receiving Entity or Receiving Entities to which the obligations in respect of such Additional First Lien Obligations is to be transferred. Each Collateral Agent (other than the Controlling Collateral Agent), for itself or on behalf of any such Non-Controlling Secured Parties, promptly shall execute and deliver to the Controlling

Collateral Agent or such Grantor such termination statements, releases and other documents as the Controlling Collateral Agent or such Grantor may request to effectively confirm the foregoing releases. In the case of any disposal made pursuant to this Section 2.04(a), the Controlling Collateral Agent shall take reasonable care to obtain a fair market price in the prevailing market conditions (though the Controlling Collateral Agent shall have no obligation to postpone any such disposal in order to achieve a higher price).

(b)           If in connection with any sale, lease, exchange, transfer or other disposition of any Collateral by any Grantor (collectively, a “Disposition”) permitted under the terms of the First Lien Credit Agreement and not expressly prohibited under the terms of the Additional First Lien Security Documents (other than in connection with an Enforcement Action or other exercise of any Authorized Representative’s remedies in respect of the Collateral which shall be governed by Section 2.04(a) above), the Controlling Collateral Agent, for itself or on behalf of any of the Senior Secured Parties, releases any of its Liens on any part of the Collateral, or releases any Grantor from its obligations under its guaranty of the First Lien Obligations, in each case other than in connection with, or following, the Discharge of First Lien Obligations, then the Liens, if any, of each Collateral Agent (other than the Controlling Collateral Agent), for itself or for the benefit of the Non-Controlling Secured Parties, on such Collateral, and the obligations of such Grantor under its guaranty of the Additional First Lien Obligations, shall be automatically, unconditionally and simultaneously released; provided, that such release by such Collateral Agent, for itself or for the benefit of the Non-Controlling Secured Parties, shall not extend to or otherwise affect any of the rights of the Non-Controlling Secured Parties to the proceeds from any such Disposition. Each Collateral Agent (other than the Controlling Collateral Agent), for itself or on behalf of any such Non-Controlling Secured Parties, promptly shall execute and deliver to the Controlling Collateral Agent or such Grantor such termination statements, releases and other documents as the Senior Representative or such Grantor may request to effectively confirm such release.

(c)           [Reserved.]

(d)           Each Non-Controlling Authorized Representative and Collateral Agent that is not the Controlling Collateral Agent, for itself and on behalf of the First Lien Secured Parties of the Series for whom it is acting, hereby irrevocably constitutes and appoints the Controlling Collateral Agent and any officer or agent of the Controlling Collateral Agent, which appointment is coupled with an interest with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Non-Controlling Authorized Representative, Collateral Agent or First Lien Secured Party, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to evidence and confirm any release of Shared Collateral provided for in the Section 2.04, including any endorsements or other instruments of transfer or release.

(e)           Each of the First Lien Secured Parties irrevocably authorizes the Controlling Collateral Agent, at its option and in its discretion, (i) to release any Lien on any property granted to or held by any Collateral Agent under any First Lien Security Document upon receipt of a certificate of a Responsible Officer of the Lead Borrower stating that the release of such Lien is permitted by the terms of each then extant Secured Credit Document and (ii) to release any Grantor from its obligations under the First Lien Security Documents upon receipt of a certificate of a Responsible Officer of the Lead Borrower stating that such release is permitted by the terms of each then extant Secured Credit Document.

SECTION 2.05 Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.

(a)           This Agreement shall continue in full force and effect notwithstanding the commencement of any Insolvency or Liquidation Proceeding. The parties hereto acknowledge that the provisions of this Agreement are intended to be enforceable as contemplated by Section 510(a) of the

Bankruptcy Code. All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor.

(b)           If either Borrower and/or any other Grantor shall become subject to a case or proceeding (a “Bankruptcy Case”) under the Bankruptcy Code or any other Debtor Relief Law and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) to either Borrower or such Grantor under Section 364 of the Bankruptcy Code or any equivalent provision of any other Debtor Relief Law or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Debtor Relief Law, each First Lien Secured Party (other than any Controlling Secured Party or the Authorized Representative of any Controlling Secured Party) agrees that it will not raise, join or support any objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless the Controlling Collateral Agent (in the case of the Additional First Lien Collateral Agent, acting on the instructions of the Applicable Authorized Representative) shall then oppose or object (or join in or support any objection) to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the First Lien Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the First Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any First Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-à-vis the First Lien Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the First Lien Obligations, such amount is applied pursuant to Section 2.01, and (D) if any First Lien Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01; provided that this Agreement shall not limit the right of the First Lien Secured Parties of each Series to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First Lien Secured Parties of such Series or its Authorized Representative that shall not constitute Shared Collateral; and provided, further, that the First Lien Secured Parties receiving adequate protection shall not object to any other First Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such First Lien Secured Parties in connection with a DIP Financing or use of cash collateral.

SECTION 2.06 Reinstatement. In the event that any of the First Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference or other avoidance action under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such First Lien Obligations shall again have been paid in full in cash.

SECTION 2.07 Insurance. As between the First Lien Secured Parties, the Controlling Collateral Agent (acting at the direction of the Applicable Authorized Representative) shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation, expropriation or similar proceeding affecting the Shared Collateral.

SECTION 2.08 Refinancings, etc. The First Lien Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced (in whole or in part) or otherwise amended or modified from time to time, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Secured Credit Document) of any First Lien Secured Party of any other Series, all without affecting the priorities provided for in Section 2.01(a) or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

SECTION 2.09 Possessory Collateral Agent as Gratuitous Bailee for Perfection.

(a)           The Possessory Collateral shall be delivered to the First Lien Credit Agreement Collateral Agent and the First Lien Credit Agreement Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other First Lien Secured Party for which such Possessory Collateral is Shared Collateral and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09; provided that at any time the First Lien Credit Agreement Collateral Agent is not the Controlling Collateral Agent, the First Lien Credit Agreement Collateral Agent shall (at the sole cost and expense of the Grantors), at the request of the Additional First Lien Collateral Agent that is the Controlling Collateral Agent, promptly deliver all Possessory Collateral to such Additional First Lien Collateral Agent together with any necessary endorsements (or otherwise allow such Additional First Lien Collateral Agent to obtain control of such Possessory Collateral). The Borrowers and the other Grantors shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Collateral Agent for loss or damage suffered by such Collateral Agent as a result of such transfer except for loss or damage suffered by such Collateral Agent as a result of its own willful misconduct, gross negligence or bad faith (as determined by a court of competent jurisdiction in a final, non-appealable judgment).

(b)           The Controlling Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other First Lien Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09.

(c)           The duties or responsibilities of the Controlling Collateral Agent and each Collateral Agent under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other First Lien Secured Party for purposes of perfecting the Lien held by such First Lien Secured Parties thereon.

SECTION 2.10 Amendments to Security Documents.

(a)           Without the prior written consent of the First Lien Credit Agreement Collateral Agent, each Additional First Lien Secured Party agrees that no Additional First Lien Security Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Additional First Lien Security Document would be (x) prohibited by any of the terms of this Agreement or (y) would adversely affect the First Lien Secured Parties of any other Series.

(b)           Without the prior written consent of the Additional First Lien Collateral Agent, the First Lien Credit Agreement Collateral Agent agrees that no First Lien Credit Agreement Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new First Lien Credit Agreement Collateral Document would be (x) prohibited by any of the terms of this Agreement or (y) would adversely affect the First Lien Secured Parties of any other Series.

(c)           In making determinations required by this Section 2.10, each Collateral Agent may conclusively rely on a certificate of a Responsible Officer of the Lead Borrower stating that such amendment is permitted by Section 2.10(a) or (b) as the case may be.

SECTION 2.11 Shared Collateral (German Security).

(a)           The provisions set out in this Section 2.11 shall be applicable with respect to the German Security. In the case of any inconsistency with the other provisions of this Agreement or in any Secured Credit Document as they relate to the German Security, the provisions set out in this Section 2.11 shall prevail.

(b)           With respect to German Security, the Controlling Collateral Agent shall, in the case of German Security constituted by non—accessory (nicht akzessorische) security interests, hold, administer and, as the case may be, enforce or release such German Security in its own name, but for the account of the Secured Parties

(c)           In the case of German Security constituted by accessory (akzessorische) security interests created by way of pledge or other accessory instruments, the Controlling Collateral Agent shall hold (with regard to its own rights under Section 9.15 of the Credit Agreement), administer and, as the case may be, enforce or release such German Security in the name of and for and on behalf of the Secured Parties and in its own name on the basis of the abstract acknowledgement of indebtedness pursuant to Section 9.15 of the Credit Agreement.

(d)           With regard to any First Lien Security Document creating any accessory (akzessorische) German Security and for the purposes of entering into any such First Lien Security Document, performing the rights and obligations thereunder, amending, enforcing and/or releasing such First Lien Security Document, each Non-Controlling Collateral Agent for itself and on behalf of its Non-Controlling Secured Parties, hereby instructs and authorizes the Controlling Collateral Agent to act as its agent (Stellvertreter).

(e)           At the request of the Controlling Collateral Agent, each Non-Controlling Collateral Agent shall provide the Controlling Collateral Agent with a separate written power of attorney (Spezialvollmacht) for the purposes of executing any relevant agreements and documents on their behalf (and on behalf of the Non-Controlling Secured Parties) with respect to the German Security. Each Non-Controlling Collateral Agent for itself and on behalf of its Non-Controlling Secured Parties, hereby ratifies and approves all acts previously done by the Controlling Collateral Agent on such Collateral Agent’s and its Non-Controlling Secured Parties’ behalf with respect to the German Security.

(f)            Each Non-Controlling Collateral Agent for itself and on behalf of its Non-Controlling Secured Parties, hereby appoints the Controlling Collateral Agent as agent and administrator of the German Security (the “German Security Collateral Agent”) and instructs the Controlling Collateral Agent (with the right of sub-delegation) to enter into any documents evidencing German Security and to make and accept all declarations and take all actions it considers necessary or useful in connection with any German Security on behalf of each such Secured Party. The Controlling Collateral Agent shall further be entitled to rescind, release, amend and/or execute new and different documents securing the German Security.

(g)           The Controlling Collateral Agent accepts its appointment as the German Security Collateral Agent on the terms and subject to the conditions set out in this Agreement and the Controlling Collateral Agent, each other Collateral Agent and all other parties to this Agreement agree that, in relation to the German Security, no Non-Controlling Collateral Agent or Non-Controlling Secured Party shall exercise any independent power to enforce any German Security or take any other action in relation to the enforcement of the German Security, or make or receive any declarations in relation thereto. Notwithstanding anything herein to the contrary, it is understood and agreed that as of the date hereof and until the earlier of Discharge of First Lien Credit Agreement Obligations and the Non-Controlling Authorized Representative Enforcement Date with respect to such German Security, the German Security Collateral Agent shall have the sole right to give any instructions or directions with respect to the German Security; provided that any amounts or proceeds received in respect of the German Security shall be subject to Article II. Following the Non-Controlling Authorized Representative Enforcement Date with respect to such German Security, and subject to the provisions of Article III, the Non-Controlling Authorized Representative shall, in addition to the Controlling Collateral Agent, have the right to give any instructions or directions to the German Security Collateral Agent; provided that any amounts or proceeds received in respect of the German Security shall be subject to Article II.

(h)           The German Security Collateral Agent shall, upon the Discharge of the First Lien Obligations of the Controlling Collateral Agent, enter into amendments to the First Lien Security Documents, or take such other steps as are necessary to assign the role of German Security Collateral Agent, (i) if First Lien Obligations of any other Class are outstanding at such time, to the Collateral Agent of such other Class (or, if First Lien Obligations of more than one other Class are outstanding at such time, to the Collateral Agent of the same Class as the Class of the First Lien Obligations the aggregate principal amount of which outstanding at such time exceeds the aggregate principal amount of the First Lien Obligations of any other Class outstanding at such time) and (ii) if no First Lien Obligations are outstanding at such time, to the applicable Grantor or as directed by a court of competent jurisdiction.

SECTION 2.12 Parallel Debt (Covenant to Pay Agent). Notwithstanding any other provision of any Secured Credit Document, each Grantor hereby acknowledges and agrees to be bound by Section 9.15 of the First Lien Credit Agreement.(1)

ARTICLE III

Existence and Amounts of Liens and Obligations

SECTION 3.01 Determinations with Respect to Amounts of Liens and Obligations. Whenever a Collateral Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First Lien Obligations of any Series, or the Shared Collateral subject to any Lien securing the First Lien Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative or Collateral Agent and shall be entitled to make such determination or not make any determination on the basis of the information so furnished; provided, however, that if an Authorized Representative or a Collateral Agent shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent or Authorized Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Lead Borrower. Each Collateral Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise

(1) To be included subject to the structure of such Additional Senior Class Debt.

directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any First Lien Secured Party or any other person as a result of such determination.

ARTICLE IV

The Controlling Collateral Agent

SECTION 4.01 Authority.

(a)           Notwithstanding any other provision of this Agreement, nothing herein shall be construed to impose any fiduciary or other duty on any Controlling Collateral Agent to any Non-Controlling Secured Party or any other Person, regardless of whether an Event of Default has occurred or is continuing, or give any Non-Controlling Secured Party the right to direct any Controlling Collateral Agent, except that each Controlling Collateral Agent shall be obligated to distribute proceeds of any Shared Collateral in accordance with Section 2.01 hereof.

(b)           In furtherance of the foregoing, each Non-Controlling Secured Party acknowledges and agrees that the Controlling Collateral Agent shall be entitled, for the benefit of the First Lien Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the First Lien Security Documents, as applicable, pursuant to which the Controlling Collateral Agent is the collateral agent and/or administrative agent for such Shared Collateral, without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled as a result of the First Lien Obligations held by such Non-Controlling Secured Parties. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Controlling Collateral Agent, the Applicable Authorized Representative or any other First Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the First Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any First Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Except with respect to any actions expressly prohibited or required to be taken by this Agreement, each of the First Lien Secured Parties waives any claim it may now or hereafter have against any Collateral Agent or the Authorized Representative of any other Series of First Lien Obligations or any other First Lien Secured Party of any other Series arising out of (i) any actions which any Collateral Agent, Authorized Representative or the First Lien Secured Parties take or omit to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, Enforcement Actions or any other action with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First Lien Obligations from any account debtor, guarantor or any other party) in accordance with the First Lien Security Documents or any other agreement related thereto or to the collection of the First Lien Obligations or the valuation, use, protection or release of any security for the First Lien Obligations, (ii) any election by any Applicable Authorized Representative or any holders of First Lien Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Debtor Relief Law, by the Loan Parties or any of their Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Controlling Collateral Agent shall not accept any Shared Collateral in full or partial satisfaction of any First Lien Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Authorized Representative representing holders of First Lien Obligations for whom such Collateral constitutes Shared Collateral.

SECTION 4.02 Rights as a First Lien Secured Party. The Person serving as the Controlling Collateral Agent hereunder shall have the same rights and powers in its capacity as a First Lien Secured Party under any Series of First Lien Obligations that it holds as any other First Lien Secured Party of such Series and may exercise the same as though it were not the Controlling Collateral Agent and the term “First Lien Secured Party” or “First Lien Secured Parties” or (as applicable) “First Lien Credit Agreement Secured Party”, “First Lien Credit Agreement Secured Parties”, “Additional First Lien Secured Party”, “Additional First Lien Secured Parties”, “Initial Additional First Lien Secured Party” or “Initial Additional First Lien Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Controlling Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Controlling Collateral Agent hereunder and without any duty to account therefor to any other First Lien Secured Party.

SECTION 4.03 Exculpatory Provisions.

(a)           The Controlling Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other First Lien Security Documents to which it is a party. Without limiting the generality of the foregoing, the Controlling Collateral Agent:

(i)            shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other First Lien Security Documents that the Controlling Collateral Agent is required to exercise as directed in writing by the Applicable Authorized Representative; provided that the Controlling Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Controlling Collateral Agent to liability or that is contrary to any First Lien Security Document or applicable law;

(ii)           shall not, except as expressly set forth herein and in the other First Lien Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Affiliates that is communicated to or obtained by the Person serving as the Controlling Collateral Agent or any of its Affiliates in any capacity;

(iii)          shall not be liable for any action taken or not taken by it (A) with the consent or at the request of the Applicable Authorized Representative or (B) in the absence of the willful misconduct, gross negligence, bad faith or material breach of this Agreement by the Controlling Collateral Agent or any affiliate, director, officer, employee, counsel, agent or attorney-in-fact of the Controlling Collateral Agent (in each case, as determined by a court of competent jurisdiction in a final, non-appealable judgment) or (C) in reliance on a certificate of a Responsible Officer of the Lead Borrower stating that such action is permitted by the terms of this Agreement (it being understood and agreed that the Controlling Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Series of First Lien Obligations unless and until notice describing such Event of Default is given to the Controlling Collateral Agent by the Authorized Representative of such First Lien Obligations or the Borrowers); shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Agreement or any other First Lien Security Document, (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default, (D) the validity, enforceability, effectiveness or genuineness of this Agreement, any other First Lien Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the First Lien Security Documents, (E) the existence, value or the sufficiency of any Collateral for any Series of First Lien Obligations, or (F) the satisfaction of any condition set forth in any Secured Credit Document, other than to confirm receipt of items expressly required to be delivered to the Controlling Collateral Agent;

(iv)          with respect to the First Lien Credit Agreement or any other Secured Credit Document, may conclusively assume that the Grantors have complied with all of their obligations thereunder unless advised in writing by the Authorized Representative thereunder to the contrary specifically setting forth the alleged violation and

(v)           shall not be subject to any fiduciary or other implied duties of any kind or nature to any Person, regardless of whether an Event of Default has occurred and is continuing, including under, or with respect to, any Additional First-Lien Document (but shall be entitled to all protections provided to the Collateral Agent therein).

(b)           Each First Lien Secured Party acknowledges that, in addition to acting as the initial Controlling Collateral Agent, DBNY also serves as Administrative Agent (under, and as defined in, the First Lien Credit Agreement), and each First Lien Secured Party hereby waives any right to make any objection or claim against DBNY (or any successor Controlling Collateral Agent or any of their respective counsel) based on any alleged conflict of interest or breach of duties arising from the Controlling Collateral Agent also serving as the First Lien Credit Agreement Collateral Agent.

SECTION 4.04 Reliance by Controlling Collateral Agent. The Controlling Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Controlling Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Controlling Collateral Agent may consult with legal counsel (who may include, but shall not be limited to, counsel for any Grantor or counsel for the Applicable Authorized Representative), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 4.05 Delegation of Duties. The Controlling Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other First Lien Security Document by or through any one or more sub-agents appointed by the Controlling Collateral Agent. The Controlling Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of the Controlling Collateral Agent and any such sub-agent.

SECTION 4.06 Non Reliance on Controlling Collateral Agent and Other First Lien Secured Parties. Each First Lien Secured Party acknowledges that it has, independently and without reliance upon the Controlling Collateral Agent, any Authorized Representative or any other First Lien Secured Party or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Secured Credit Documents. Each First Lien Secured Party also acknowledges that it will, independently and without reliance upon the Controlling Collateral Agent, any Authorized Representative or any other First Lien Secured Party or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Secured Credit Document or any related agreement or any document furnished hereunder or thereunder.

ARTICLE V

Miscellaneous

SECTION 5.01 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)           if to the First Lien Credit Agreement Collateral Agent or to the Authorized Representative for the First Lien Credit Agreement Secured Parties, to it at Deutsche Bank AG New York Branch, 60 Wall Street, New York, NY 10005, Attention of [ ] (Fax No.[ ];

(b)           if to the Additional First Lien Collateral Agent or the Initial Additional Authorized Representative, to it at [ ], Attention of [ ] (Fax No. [ ]);

(c)           if to any other additional Authorized Representative, to it at the address set forth in the applicable Joinder Agreement;

(d)           if to either Borrower or any Grantor, to the Lead Borrower, at its address at: Trinseo Materials Operation S.C.A. [ ], with a copy to K&L Gates LLP, [•],Attention: [•], E-mail: [•], telephone: [•], facsimile: [•];(2)

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties party hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date three Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. To the extent agreed to in writing among each Collateral Agent and each Authorized Representative from time to time and upon notification to the Lead Borrower, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 5.02 Waivers; Amendment; Joinder Agreements.

(a)           No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would

(2) K&L to provide address and contact for notices (including correct K&L Gates office).

otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by Section 5.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)           Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement or any Supplement contemplated by Section 5.16) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative and each Collateral Agent (and with respect to any such termination, waiver, amendment or modification which by the terms of this Agreement requires the Borrowers’ consent or which increases the obligations or reduces the rights of or otherwise materially adversely affects the Borrowers or any other Grantor, with the consent of the Borrowers).

(c)           Notwithstanding the foregoing, without the consent of any First Lien Secured Party, any Authorized Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.13 and upon such execution and delivery, such Authorized Representative and the Additional First Lien Secured Parties and Additional First Lien Obligations of the Series for which such Authorized Representative is acting hereunder agree to be bound by, and shall be subject to, the terms hereof.

(d)           Notwithstanding the foregoing, in connection with any Refinancing of First Lien Obligations of any Series, or the incurrence of Additional First Lien Obligations of any Series, the Collateral Agents and the Authorized Representatives then party hereto shall enter (and are hereby authorized to enter without the consent of any other First Lien Secured Party or any Loan Party), at the request of any Collateral Agent, any Authorized Representative or the Borrowers, into such amendments or modifications of this Agreement as are reasonably necessary to reflect such Refinancing or such incurrence in compliance with the Secured Credit Documents and are reasonably satisfactory to each such Collateral Agent and each such Authorized Representative, provided that any Collateral Agent or Authorized Representative may condition its execution and delivery of any such amendment or modification on a receipt of a certificate from a Responsible Officer of the Lead Borrower to the effect that such Refinancing or incurrence is permitted by the then existing Secured Credit Documents.

SECTION 5.03 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, as well as the other First Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 5.04 Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 5.05 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile, pdf. or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.06 Severability. Any provision of this Agreement that is held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality or enforceability of the remaining provisions hereof, and the invalidity in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.07 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 5.08 Submission to Jurisdiction Waivers; Consent to Service of Process. Each party hereto (and in the case of Collateral Agent and each Authorized Representative, on behalf of itself and the First Lien Secured Parties of the Series for whom it is acting) irrevocably and unconditionally:

(a)           submits for itself and its property in any legal action or proceeding relating to this Agreement and the First Lien Security Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York in the City of New York, Borough of Manhattan, the courts of the United States for the Southern District of New York, and, in each case, appellate courts from any thereof;

(b)           consents and agrees that any such action or proceeding shall be brought in such courts and irrevocably waives (to the extent permitted by applicable law) any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address set forth in Section 5.01;

(d)           agrees that nothing herein shall affect the right of any other party hereto (or any First Lien Secured Party) to effect service of process in any other manner permitted by law; and

(e)           waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

SECTION 5.09 WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 5.09 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 5.10 Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.11 Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the First Lien Security Documents or any of the other Secured Credit Documents, the provisions of this Agreement shall control to the extent of the conflict or inconsistency.

SECTION 5.12 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Parties in relation to one another. None of the Borrowers, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.05, 2.08, 2.09 or Article V) is intended to or will amend, waive or otherwise modify the provisions of the First Lien Credit Agreement or any Additional First Lien Documents), and none of the Borrowers or any other Grantor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.09 and Article V). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the First Lien Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 5.13 Additional Senior Debt. To the extent, but only to the extent permitted by the provisions of each of the then extant Secured Credit Documents, the Borrowers may incur additional indebtedness after the date hereof that is secured on an equal and ratable basis by the Liens securing the First Lien Obligations (such indebtedness referred to as “Additional Senior Class Debt”). Any such Additional Senior Class Debt may be secured by a Lien and may be Guaranteed by the Grantors on a senior basis (which Lien shall rank on a pari passu basis with the Liens on the Shared Collateral securing all other First Lien Obligations), in each case under and pursuant to the Additional First Lien Documents, if and subject to the condition that the Authorized Representative of any such Additional Senior Class Debt (each, an “Additional Senior Class Debt Representative”), acting on behalf of the holders of such Additional Senior Class Debt and the collateral agent for the holders of such Additional Senior Class Debt (each, an “Additional Senior Class Debt Collateral Agent”) (such Additional Senior Class Debt Representative, Additional Senior Class Debt Collateral Agent and holders in respect of any Additional Senior Class Debt being referred to as the “Additional Senior Class Debt Parties”), becomes a party to this Agreement as an Authorized Representative and Collateral Agent, as applicable, by satisfying the conditions set forth in clauses (i) through (iv) of the immediately succeeding paragraph.

In order for an Additional Senior Class Debt Representative to become a party to this Agreement as an Authorized Representative and Collateral Agent, as applicable,

(i)            such Additional Senior Class Debt Representative, such Additional Senior Class Debt Collateral Agent, each Collateral Agent, each Authorized Representative and each Grantor shall have executed and delivered a Joinder Agreement (with such changes as may be reasonably approved by the Controlling Collateral Agent and Additional Senior Class Debt Representative) pursuant to which such Additional Senior Class Debt Representative becomes an Authorized Representative hereunder, such Additional Senior Class Debt Collateral Agent becomes a Collateral Agent hereunder and the Additional Senior Class Debt in respect of which such Additional Senior Class Debt Representative is the Authorized Representative constitutes Additional First Lien Obligations and the related Additional Senior Class Debt Parties become subject hereto and bound hereby as Additional First Lien Secured Parties;

(ii)           the Lead Borrower shall have (x) delivered to each Collateral Agent true and complete copies of each of the Additional First Lien Documents relating to such Additional Senior Class Debt, certified as being true and correct by a Responsible Officer of the Lead Borrower and (y) identified in a certificate of a Responsible Officer the obligations to be designated as Additional First Lien Obligations and the initial aggregate principal amount or face amount thereof and certified that such obligations are permitted to be incurred and secured on a pari passu basis with the then extant First Lien Obligations and by the terms of the then extant Secured Credit Documents;

(iii)          all filings, recordations and/or amendments or supplements to the First Lien Security Documents necessary or desirable in the reasonable judgment of such Additional Senior Class Debt Collateral Agent to confirm and perfect the Liens securing the relevant obligations relating to such Additional Senior Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordations, acceptable provisions to perform such filings or recordations shall have been taken in the reasonable judgment of such Additional Senior Class Debt Collateral Agent), and all fees and taxes in connection therewith shall have been paid (or acceptable provisions to make such payments have been taken in the reasonable judgment of such Additional Senior Class Debt Collateral Agent); and

(iv)          the Additional First Lien Documents, as applicable, relating to such Additional Senior Class Debt shall provide, in a manner reasonably satisfactory to each Collateral Agent, that each Additional Senior Class Debt Party with respect to such Additional Senior Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Additional Senior Class Debt.

SECTION 5.14 Agent Capacities. Except as expressly provided herein or in the First Lien Credit Agreement Collateral Documents, DBNY is acting in the capacities of First Lien Credit Agreement Administrative Agent and First Lien Credit Agreement Collateral Agent solely for the First Lien Credit Agreement Secured Parties. Except as expressly provided herein or in the Additional First Lien Security Documents, [ ] is acting in the capacity of Additional First Lien Collateral Agent solely for the Additional First Lien Secured Parties. Except as expressly set forth herein, none of the First Lien Credit Agreement Administrative Agent, the First Lien Credit Agreement Collateral Agent or the Additional First Lien Collateral Agent shall have any duties or obligations in respect of any of the Collateral, all of such duties and obligations, if any, being subject to and governed by the applicable Secured Credit Documents.

SECTION 5.15 Integration. This Agreement together with the other Secured Credit Documents and the First Lien Security Documents represents the agreement of each of the Grantors and the First Lien Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, the First Lien Credit Agreement Collateral Agent, or any other First Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents.

SECTION 5.16 Additional Grantors. The Borrowers agree that, if any Subsidiary shall become a Grantor after the date hereof, they will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument in the form of Annex III. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The parties hereto further agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Person which becomes a Grantor at any time (and any security granted by any such Person) shall be subject to the provisions hereof as fully as if same constituted a Grantor party hereto and had complied with the requirements of the immediately preceding sentence. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the First Lien Credit Agreement Collateral Agent, the Initial Additional Authorized Representative and each additional Authorized Representative. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

DEUTSCHE BANK AG NEW YORK BRANCH,
as First Lien Credit Agreement Collateral Agent

By:
Name:
Title:

[ ],
as Additional First Lien Collateral Agent and as Initial
Additional Authorized Representative

By:
Name:
Title:

TRINSEO MATERIALS OPERATING S.C.A.,
as Lead Borrower

By:
Name:
Title:

TRINSEO MATERIALS FINANCE, INC.,
as Co-Borrower

By:
Name:
Title:

[GRANTORS]

By:
Name:
Title:

ANNEX I

Grantors

ANNEX II

[FORM OF] JOINDER NO. [ ] dated as of [  ], 201 to the FIRST LIEN INTERCREDITOR AGREEMENT dated as of [  ], 201[   ] (the “First Lien Intercreditor Agreement”), among TRINSEO Holding S.À R.L., a private limited liability company (société à responsabilité limitée), organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies (“RCS”) under number B 153582 (“Holdings”), TRINSEO MATERIALS S.À R.L., a private limited liability company (société à responsabilité limitée), organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with RCS under number B 162639 (“Intermediate Holdings”), TRINSEO MATERIALS OPERATING S.C.A., a partnership limited by shares (societe en commandite par actions) organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with the RCS under number B 153586 (the “Lead Borrower”), acting by its general partner, Intermediate Holdings, TRINSEO MATERIALS FINANCE, INC., a Delaware corporation (the “Co-Borrower”, together with the Lead Borrower, the “Borrowers” and each, a “Borrower”), the other Grantors (as defined below) from time to time party hereto, DEUTSCHE BANK AG NEW YORK BRANCH, as First Lien Credit Agreement Collateral Agent for the First Lien Credit Agreement Secured Parties under the First Lien Security Documents (in such capacity, the “First Lien Credit Agreement Collateral Agent”), [ ] as Authorized Representative, and the additional Authorized Representatives from time to time a party thereto.(3)

A.            Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the First Lien Intercreditor Agreement.

B.            As a condition to the ability of the Borrowers to incur Additional First Lien Obligations and to secure such Additional Senior Class Debt with the liens and security interests created by the Additional First Lien Security Documents relating thereto, the Additional Senior Class Debt Representative in respect of such Additional Senior Class Debt is required to become an Authorized Representative, the Additional Senior Class Debt Collateral Agent is respect of such Additional Senior Class Debt is required to become a Collateral Agent, and such Additional Senior Class Debt and the Additional Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the First Lien Intercreditor Agreement. Section 5.13 of the First Lien Intercreditor Agreement provides that such Additional Senior Class Debt Representative may become an Authorized Representative, such Additional Senior Class Debt Collateral Agent may become a Collateral Agent and such Additional Senior Class Debt and such Additional Senior Class Debt Parties may become subject to and bound by the First Lien Intercreditor Agreement as Additional First Lien Obligations and Additional First Lien Secured Parties, respectively, upon the execution and delivery by the Additional Senior Class Debt Representative and the Additional Senior Class Debt Collateral Agent of an instrument in the form of this Joinder Agreement and the satisfaction of the other conditions set forth in Section 5.13 of the First Lien Intercreditor Agreement. The undersigned Additional Senior Class Debt Representative (the “New Representative”) and Additional Senior Class Debt Collateral Agent (the “New Collateral Agent”) is executing this Joinder Agreement in accordance with the requirements of the First Lien Intercreditor Agreement and the First Lien Security Documents.

Accordingly, each Collateral Agent, each Authorized Representative and the New Representative and the New Collateral Agent agree as follows:

(3)         In the event of the Refinancing of the First Lien Credit Agreement Obligations, revise to reflect joinder by a new First Lien Credit Agreement Collateral Agent

SECTION 1.         In accordance with Section 5.13 of the First Lien Intercreditor Agreement, the New Representative by its signature below becomes an Authorized Representative under, the New Collateral Agent by its signature below becomes a Collateral Agent under, and the related Additional Senior Class Debt and Additional Senior Class Debt Parties become subject to and bound by, the First Lien Intercreditor Agreement as Additional First Lien Obligations and Additional First Lien Secured Parties, with the same force and effect as if the New Representative had originally been named therein as an Authorized Representative and the New Collateral Agent had originally been named therein as Collateral Agent, and each of the New Representative and the New Collateral Agent, on its behalf and on behalf of such Additional Senior Class Debt Parties, hereby agrees to all the terms and provisions of the First Lien Intercreditor Agreement applicable to it as Authorized Representative or Collateral Agent, as applicable and to the Additional Senior Class Debt Parties that it represents as Additional First Lien Secured Parties. Each reference to an “Authorized Representative” in the First Lien Intercreditor Agreement shall be deemed to include the New Representative. Each reference to a “Collateral Agent” in the First Lien Intercreditor Agreement shall be deemed to include the New Collateral Agent. The First Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2.         Each of the New Representative and the New Collateral Agent represents and warrants to each Collateral Agent, each Authorized Representative and the other First Lien Secured Parties, individually, that (i) it has full power and authority to enter into this Joinder, in its capacity as [trustee/administrative agent and collateral agent], (ii) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability and (iii) the Additional First Lien Documents relating to such Additional Senior Class Debt provide that, upon the New Representative’s entry into this Agreement, the Additional Senior Class Debt Parties in respect of such Additional Senior Class Debt will be subject to and bound by the provisions of the First Lien Intercreditor Agreement as Additional First Lien Secured Parties.

SECTION 3.         This Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when each Collateral Agent shall have received a counterpart of this Joinder that bears the signatures of the New Representative and the New Collateral Agent. Delivery of an executed signature page to this Joinder by telecopy, .pdf or other electronic imaging means shall be effective as delivery of a manually signed counterpart of this Joinder.

SECTION 4.         Except as expressly supplemented hereby, the First Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5.         THIS JOINDER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.         In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.         All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the First Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative or the New Collateral Agent shall be given to it at its address set forth below its signature hereto.

SECTION 8.         Each Borrower agrees to reimburse each Collateral Agent and each Authorized Representative for its reasonable out-of-pocket expenses in connection with this Joinder, including the reasonable fees, other charges and disbursements of counsel, in each case as required by the applicable Secured Credit Documents.

IN WITNESS WHEREOF, the New Representative has duly executed this Joinder to the First Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as
[ ] and as collateral agent for the holders of
[ ],

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

[NAME OF NEW COLLATERAL AGENT], as
[ ] and as collateral agent for the holders of
[ ],

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

Acknowledged by:

DEUTSCHE BANK AG NEW YORK BRANCH,
as the First Lien Credit Agreement Collateral Agent,

By:
Name:
Title:

By:
Name:
Title:

[ ],
as Authorized Representative [and the Additional First Lien Collateral Agent],

By:
Name:
Title:

[OTHER AUTHORIZED REPRESENTATIVES]

Acknowledged by:

TRINSEO MATERIALS OPERATING S.C.A.,
as Lead Borrower

By:
Name:
Title:

TRINSEO MATERIALS FINANCE, INC.,
as Co-Borrower

By:
Name:
Title:

THE OTHER GRANTORS

LISTED ON SCHEDULE I HERETO,

By:
Name:
Title:

Schedule I to the

Supplement to the

First Lien Intercreditor Agreement

Grantors

ANNEX III

SUPPLEMENT NO. [  ] dated as of [    ], 201   , to the FIRST LIEN INTERCREDITOR AGREEMENT dated as of [   ], (the “First Lien Intercreditor Agreement”), among among TRINSEO Holding S.À R.L., a private limited liability company (société à responsabilité limitée), organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies (“RCS”) under number B 153582 (“Holdings”), TRINSEO MATERIALS S.À R.L., a private limited liability company (société à responsabilité limitée), organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with RCS under number B 162639 (“Intermediate Holdings”), TRINSEO MATERIALS OPERATING S.C.A., a partnership limited by shares (societe en commandite par actions) organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with the RCS under number B 153586 (the “Lead Borrower”), acting by its general partner, Intermediate Holdings, TRINSEO MATERIALS FINANCE, INC., a Delaware corporation (the “Co-Borrower”, together with the Lead Borrower, the “Borrowers” and each, a “Borrower”), the other Grantors (as defined below) from time to time party hereto, certain subsidiaries and affiliates of the Borrowers (each a “Grantor”), DEUTSCHE BANK AG NEW YORK BRANCH, as collateral agent under the First Lien Credit Agreement, [    ], as Authorized Representative, and the additional Authorized Representatives from time to time party thereto.

A.            Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the First Lien Intercreditor Agreement.

B.            The Grantors have entered into the First Lien Intercreditor Agreement. Pursuant to the First Lien Credit Agreement and certain Additional First Lien Documents, certain newly acquired or organized Subsidiaries of the Borrowers are required to enter into the First Lien Intercreditor Agreement. Section 5.16 of the First Lien Intercreditor Agreement provides that such Subsidiaries may become party to the First Lien Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the First Lien Credit Agreement and the Additional First Lien Documents.

Accordingly, each Authorized Representative and the New Subsidiary Grantor agree as follows:

SECTION 1.         In accordance with Section 5.16 of the First Lien Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the First Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the First Lien Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the First Lien Intercreditor Agreement shall be deemed to include the New Grantor. The First Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2.         The New Grantor represents and warrants to each Authorized Representative and the other First Lien Secured Parties that (i) it has the full power and authority to enter into this Supplement and (ii) this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Law and by general principles of equity.

SECTION 3.         This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when each Authorized Representative shall have received a counterpart of this

Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic method shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4.         Except as expressly supplemented hereby, the First Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5.         THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.         In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.         All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the First Lien Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Lead Borrower as specified in the First Lien Intercreditor Agreement.

SECTION 8.         Each Borrowers agrees to reimburse each Authorized Representative for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for each Authorized Representative as required by the applicable Secured Credit Documents.

IN WITNESS WHEREOF, the New Grantor, and each Authorized Representative have duly executed this Supplement to the First Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY GRANTOR]

By:
Name:
Title:

Acknowledged by:

DEUTSCHE BANK AG NEW YORK BRANCH,

as the First Lien Credit Agreement Collateral Agent and Authorized Representative,

By:
Name:
Title:

By:
Name:
Title:

[       ],

as the Initial Additional Authorized Representative [and the Additional First Lien Collateral Agent and],

By:
Name:
Title:

[OTHER AUTHORIZED REPRESENTATIVES]

EXHIBIT L

FORM OF

SECOND LIEN INTERCREDITOR AGREEMENT

among

TRINSEO HOLDING S.À R.L.,

as Holdings,

TRINSEO MATERIALS S.À R.L.,

as Intermediate Holdings,

TRINSEO MATERIALS OPERATING S.C.A.,

as the Lead Borrower,

TRINSEO MATERIALS FINANCE, INC.,

as the Co-Borrower,

the other Grantors party hereto,

DEUTSCHE BANK AG NEW YORK BRANCH,

as Senior Representative for the First Lien Credit Agreement Secured Parties,

[                                                                       ],

as the Initial Second Priority Representative for the

Initial Second Priority Debt Parties

and

each additional Representative from time to time party hereto

dated as of [                                 ], 20[     ]

TABLE OF CONTENTS

		Page

ARTICLE I

Definitions

SECTION 1.01.	Certain Defined Terms	1
SECTION 1.02.	Terms Generally	11
SECTION 1.03.	Luxembourg Terms	12

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01.	Subordination	12
SECTION 2.02.	Nature of Senior Lender Claims	12
SECTION 2.03.	Prohibition on Contesting Liens	13
SECTION 2.04.	No New Liens	13
SECTION 2.05.	Perfection of Liens	14
SECTION 2.06.	Certain Cash Collateral	14
SECTION 2.07.	Similar Liens and Agreements	14

ARTICLE III

Enforcement

SECTION 3.01.	Exercise of Remedies	15
SECTION 3.02.	Cooperation	17
SECTION 3.03.	Actions upon Breach	17
SECTION 3.04.	No Additional Rights for the Grantors Hereunder	17

ARTICLE IV

Payments

SECTION 4.01.	Application of Proceeds	18
SECTION 4.02.	Payments Over	18

ARTICLE V

Other Agreements

SECTION 5.01.	Releases	18
SECTION 5.02.	Insurance and Condemnation Awards	21
SECTION 5.03.	Amendments to Second Priority Collateral Documents	21
SECTION 5.04.	Rights as Unsecured Creditors	22
SECTION 5.05.	Gratuitous Bailee for Perfection	23
SECTION 5.06.	When Discharge of Senior Obligations Deemed To Not Have Occurred	24

i

ii

		Page

SECTION 8.19.	No Third Party Beneficiaries; Successors and Assigns	39
SECTION 8.20.	Effectiveness	40
SECTION 8.21.	First Lien Administrative Agent and Representative	40
SECTION 8.22.	Relative Rights	40
SECTION 8.23.	Survival of Agreement	40
SECTION 8.24.	Rules of Interpretation	40

Annex I	Grantors
Annex II	Form of Grantor Supplement to Second Lien Intercreditor Agreement
Annex III	Form of Second Priority Class Debt Representative Joinder Agreement to Second Lien Intercreditor Agreement
Annex IV	Form of Senior Class Representative Joinder Agreement to Second Lien Intercreditor Agreement

iii

SECOND LIEN INTERCREDITOR AGREEMENT dated as of [         ], 20[    ] (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among TRINSEO Holding S.À R.L., a private limited liability company (société à responsabilité limitée), organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies (“RCS”) under number B 153582 (“Holdings”), TRINSEO MATERIALS S.À R.L., a private limited liability company (société à responsabilité limitée), organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with RCS under number B 162639 (“Intermediate Holdings”), TRINSEO MATERIALS OPERATING S.C.A., a partnership limited by shares (societe en commandite par actions) organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with the RCS under number B 153586 (the “Lead Borrower”), acting by its general partner, Intermediate Holdings, TRINSEO MATERIALS FINANCE, INC., a Delaware corporation (the “Co-Borrower”, together with the Lead Borrower, the “Borrowers” and each, a “Borrower”), the other Grantors (as defined below) from time to time party hereto, DEUTSCHE BANK AG NEW YORK BRANCH, as Representative for the First Lien Credit Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “First Lien Administrative Agent”), [                                         ], as Representative for the Initial Second Priority Debt Parties (in such capacity and together with its successors in such capacity, the “Initial Second Priority Representative”), and each additional Second Priority Representative and Senior Representative that from time to time becomes a party hereto pursuant to Section 8.09.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the First Lien Administrative Agent (for itself and on behalf of the First Lien Credit Agreement Secured Parties), the Initial Second Priority Representative (for itself and on behalf of the Initial Second Priority Debt Parties) and each additional Senior Representative (for itself and on behalf of the Additional Senior Debt Parties under the applicable Additional Senior Debt Facility) and each additional Second Priority Representative (for itself and on behalf of the Additional Second Priority Debt Parties under the applicable Additional Second Priority Debt Facility) agree as follows:

ARTICLE I

Definitions

SECTION 1.01.            Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the First Lien Credit Agreement or, if defined in the UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Additional Second Priority Debt” means any Indebtedness that is issued or guaranteed by the Borrower or any other Grantor (and not issued or guaranteed by any Subsidiary that is not a Guarantor) (other than Indebtedness constituting Initial Second Priority Debt Obligations) after the date of this Agreement and documented in the applicable Additional Second Priority Debt Documents, which shall provide that such Indebtedness and guarantees are to be secured by the Second Priority Collateral (or portion thereof) on a subordinate basis to the Senior Obligations (and which is not secured by Liens on any assets of other than the Second Priority Collateral and which are not secured by Liens on any assets that are not included in the Senior Collateral); provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each then extant Senior Debt Document and Second Priority Debt Document and (ii) the Representative for the holders of such Indebtedness shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09; provided, further, that, to the extent required by the First Lien Credit Agreement or the Initial Second Priority Debt Documents, if such Indebtedness will be the initial Additional Second Priority Debt incurred by the Borrowers and/or the Grantors, then each Borrower, the Grantors, the Second Priority Representative and the Representative for such Indebtedness shall have executed and delivered the Junior Lien Intercreditor Agreement. Additional Second Priority Debt shall include any Registered Equivalent Notes and Guarantees thereof by the Guarantors issued in exchange therefor.

“Additional Second Priority Debt Documents” means, with respect to any series, issue or class of Additional Second Priority Debt, the promissory notes, indentures, credit agreements, Second Priority Collateral Documents or other operative agreements evidencing or governing such Indebtedness.

“Additional Second Priority Debt Facility” means each credit agreement, indenture or other governing agreement with respect to any Additional Second Priority Debt.

“Additional Second Priority Debt Obligations” means, with respect to any series, issue or class of Additional Second Priority Debt, all amounts owing pursuant to the terms of such Additional Second Priority Debt, including, without limitation, the obligations (including guarantee obligations) to pay principal, interest, fees, expenses (including interest, fees, and expenses that accrue after the commencement of a Bankruptcy Case, regardless of whether such interest, fees or expenses are an allowed or allowable claim under such Bankruptcy Case), letter of credit commissions, reimbursement obligations, charges, penalties, damages, attorneys costs, indemnities and other amounts payable by a Grantor under any Additional Second Priority Debt Document.

“Additional Second Priority Debt Parties” means, with respect to any series, issue or class of Additional Second Priority Debt, the holders of such Indebtedness, the Representative with respect thereto, any trustee or agent therefor under any related Additional Second Priority Debt Documents and the beneficiaries of each indemnification obligation undertaken by either Borrower or any other Grantor under any related Additional Second Priority Debt Documents.

“Additional Senior Debt” means any Indebtedness that is issued or guaranteed by either Borrower or any Grantor (other than Indebtedness constituting First Lien Credit Agreement Obligations) after the date of this Agreement and documented in the applicable Additional Senior Debt Documents, which shall provide that such Indebtedness and guarantees are secured by the Senior Collateral (or a portion thereof) on a senior basis to the Second Priority Debt Obligations; provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each then extant Senior Debt Document and Second Priority Debt Document and (ii) the Representative for the holders of such Indebtedness shall have executed and delivered this Agreement as of the date hereof or become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof; provided, further, that, to the extent required by the First Lien Credit Agreement, if such Indebtedness will be the initial Additional Senior Debt incurred by the Borrower and/or Grantors, then each Borrower, the Grantors, the First Lien Administrative Agent and the Representative for such Indebtedness shall have executed and delivered the First Lien Intercreditor Agreement. Additional Senior Debt shall include any Registered Equivalent Notes and Guarantees thereof by the Guarantors issued in exchange therefor.

“Additional Senior Debt Documents” means, with respect to any series, issue or class of Additional Senior Debt, the promissory notes, indentures, credit agreements, Senior Collateral Documents or other operative agreements evidencing or governing such Indebtedness.

“Additional Senior Debt Facility” means each credit agreement, indenture or other governing agreement with respect to any Additional Senior Debt.

“Additional Senior Debt Obligations” means, with respect to any series, issue or class of Additional Senior Debt, all amounts owing pursuant to the terms of such Additional Senior Debt, including, without limitation, the obligations (including guarantee obligations) to pay principal, interest, fees, and expenses, letter of credit commissions, reimbursement obligations, charges, penalties, damages, attorneys costs, indemnities and other amounts payable by a Grantor under any Additional Senior Debt Document (including interest, fees, and expenses that accrue after the commencement of a Bankruptcy Case, regardless of whether such interest, fees, or expenses are an allowed or allowable claim under such Bankruptcy Case).

“Additional Senior Debt Parties” means, with respect to any series, issue or class of Additional Senior Debt, the holders of such Indebtedness, the Representative with respect thereto, any trustee or agent therefor under any related Additional Senior Debt Documents and the beneficiaries of each indemnification obligation undertaken by either Borrower or any Grantor under any related Additional Senior Debt Documents.

“Agreement” has the meaning assigned to such term in the introductory paragraph hereto.

“Bankruptcy Case” means a case under the Bankruptcy Code or any other Bankruptcy Law.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as amended, or any successor statute, any similar federal or state law for the relief of debtors.

“Bankruptcy Law” means the Bankruptcy Code and any other Debtor Relief Law.

“Borrowers” has the meaning assigned to such term in the introductory paragraph hereto.

“Class Debt” has the meaning assigned to such term in Section 8.09.

“Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Class Debt Representatives” has the meaning assigned to such term in Section 8.09.

“Collateral” means the Senior Collateral and the Second Priority Collateral.

“Collateral Documents” means the Senior Collateral Documents and the Second Priority Collateral Documents.”

“Contingent Senior Obligation” means, at any time, Senior Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding (a) the principal of, and interest and premium (if any) on, and fees and expenses relating to, any Senior Obligation and (b) contingent reimbursement obligations in respect of amounts that may be drawn under outstanding letters of credit) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of Senior Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

“Contingent Second Priority Debt Obligation” means, at any time, Second Priority Debt Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding (a) the principal of, and interest and premium (if any) on, and fees and expenses relating to, any Second Priority Debt Obligations and (b) contingent reimbursement obligations in respect of amounts that may be drawn under outstanding letters of credit) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of Second Priority Debt Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

“Debt Facility” means any Senior Facility and any Second Priority Debt Facility.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, examinership, insolvency, winding up, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Designated Second Priority Representative” means (i) the Initial Second Priority Representative, until such time as the Second Priority Debt Facility under the Initial Second Priority Debt Documents ceases to be the only Second Priority Debt Facility under this Agreement, (ii) if at any time there is only one Second Priority Representative for a Second Priority Debt Facility, until such time as the Discharge of the Second Priority Debt Obligations has occurred, such Second Priority Representative and (iii) at any time when neither clause (i) nor (ii) applies, the Controlling Collateral Agent (or other similarly defined term) (as defined in the Junior Lien Intercreditor Agreement) at such time.

“Designated Senior Representative” means (i) if at any time there is only one Senior Representative for a Senior Facility with respect to which the Discharge of Senior Obligations has not occurred, such Senior Representative and (ii) at any time when clause (i) does not apply, the Controlling Collateral Agent (or other similarly defined term) (as defined in the First Lien Intercreditor Agreement) at such time.

“DIP Cap” has the meaning assigned to such term in Section 6.01.

“DIP Financing” has the meaning assigned to such term in Section 6.01.

“Discharge” means, with respect to any Debt Facility, the date on which such Debt Facility and the Senior Obligations or the Second Priority Debt Obligations thereunder, as the case may be, (i) have been paid in full in cash (other than any Contingent Senior Obligations or Contingent Second Priority Debt Obligations) and are no longer secured by the Collateral pursuant to the terms of the documentation governing such Debt Facility or, with respect to any Hedging Obligations or obligations and liabilities under Treasury Services Agreements secured by the Collateral Documents for such Debt Facility, any of (x) such Hedging Obligations or obligations and liabilities under Treasury Services Agreements have been paid in full in cash (other than obligations and liabilities under Treasury Services Agreements and Secured Hedge Agreements not due and payable), (y) such Hedging Obligations or obligations and liabilities under Treasury Services Agreements shall have been cash collateralized on terms satisfactory to each applicable counterparty (or other arrangements satisfactory to the applicable counterparty shall have been made) (other than obligations and liabilities under Treasury Services Agreements and Secured Hedge Agreements not due and payable) or (z) such Hedging Obligations or obligations and liabilities under Treasury Services Agreements are no longer secured by the Collateral pursuant to the terms of the documentation governing such Debt Facility (other than obligations and liabilities under Treasury Services Agreements and Secured Hedge Agreements not due and payable), (ii) any letters of credit issued pursuant to such Debt Facility shall either have expired or have been terminated (other than letters of credit that are cash collateralized or back-stopped or a deemed reissuance under another facility) (in the amount and form required under the applicable Debt Facility) and (iii) all commitments of the Senior Secured Parties and the Second Priority Debt Parties under their respective

Debt Facilities have terminated. For the avoidance of doubt, any “Discharge” remains subject to the requirements of Section 6.04. The term “Discharged” shall have a corresponding meaning.

“Discharge of First Lien Credit Agreement Obligations” means, with respect to any Shared Collateral, the Discharge of the First Lien Credit Agreement Obligations with respect to such Shared Collateral; provided that the Discharge of First Lien Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such First Lien Credit Agreement Obligations with an Additional Senior Debt Facility secured by such Shared Collateral under one or more Additional Senior Debt Documents which has been designated in writing by the First Lien Administrative Agent (under the First Lien Credit Agreement so Refinanced) to the Designated Senior Representative as the “First Lien Credit Agreement” for purposes of this Agreement.

“Discharge of Senior Obligations” means the date on which the Discharge of First Lien Credit Agreement Obligations and the Discharge of each Additional Senior Debt Facility has occurred.

“Disposal Obligation” has the meaning assigned to it in Section 5.01(a).

“Disposed Entity” has the meaning assigned to it in Section 5.01(a).

“Disposition” has the meaning assigned to it in Section 5.01(b).

“Enforcement Action” means any action to:

(1)           foreclose, execute, levy, or collect on, appropriate, take possession or control of, sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), Collateral or otherwise exercise or enforce remedial rights with respect to Collateral under the Senior Debt Documents or the Second Priority Debt Documents (including by way of setoff, recoupment, notification of a public or private sale or other disposition pursuant to the UCC or other applicable law, notification to account debtors, notification to depositary banks under deposit account control agreements, or exercise of rights under landlord consents, if applicable);

(2)           solicit bids from third Persons, approve bid procedures for any proposed disposition of Collateral, to conduct the liquidation or disposition of Collateral or engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third Persons for the purposes of valuing, marketing, promoting, and selling Collateral;

(3)           receive a transfer of Collateral in satisfaction of Indebtedness or any other Senior Obligation secured thereby or enter into any cooperation, compromise or similar arrangement with any Grantor;

(4)           otherwise enforce a security interest or exercise another right or remedy, as a secured creditor or otherwise, pertaining to the Collateral at law, in equity, or pursuant to the Senior Debt Documents or the Second Priority Debt Documents (including the commencement of applicable legal proceedings or other actions with respect to all or any portion of the Collateral to facilitate the actions described in the preceding clauses, and exercising voting rights in respect of equity interests comprising Collateral); or

(5)           the Disposition of Collateral by any Grantor after the occurrence and during the continuation of an “event of default” under the Senior Debt Documents or the Second Priority Debt Documents with the consent of the Designated Senior Representative or Designated Second Priority Representative, as applicable (in either case, to the extent that such consent is required).

“First Lien Administrative Agent” has the meaning assigned to such term in the introductory paragraph hereto.

“First Lien Credit Agreement” means the Credit Agreement, dated as of September 6, 2017, among Holdings, Intermediate Holdings, the Lead Borrower, the Co-Borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto, Deutsche Bank AG New York Branch, as the Administrative Agent,, and the other parties thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“First Lien Credit Agreement Loan Documents” means the First Lien Credit Agreement and the other “Loan Documents” as defined in the First Lien Credit Agreement.

“First Lien Credit Agreement Obligations” means the “Obligations”, as defined in the First Lien Credit Agreement.

“First Lien Credit Agreement Secured Parties” means the “Secured Parties” as defined in the First Lien Credit Agreement.

“First Lien Security Agreement” means the “Security Agreement” as defined in the First Lien Credit Agreement.

“German Security Documents” means any agreement, instrument or document governed by German law that creates or purports to create or evidence a Lien in favor of any Senior Representative and/or Second Priority Representative, as agent for the respective Senior Debt Parties and/or Second Priority Debt Parties, respectively.

“Grantors” means Holdings, Intermediate Holdco, each Borrower, and each of their respective Subsidiaries or direct or indirect parent company of the Lead Borrower which has granted a security interest pursuant to any Collateral Document to secure any Secured Obligations. The Grantors existing on the date hereof are set forth in Annex I hereto.

“Hedging Obligations” of any Person means any obligation of such Person pursuant to any Secured Hedge Agreements.

“Holdings” has the meaning assigned to such term in the introductory paragraph hereto.

“Initial Second Priority Debt Documents” means that certain [[                    ] dated as of [                              ], 20[    ], among the Company, [the guarantors identified therein,] [         ], as [            ], and [                ], as [                agent]] and any notes, security documents and other operative agreements evidencing or governing such Indebtedness, including any agreement entered into for the purpose of securing the Initial Second Priority Debt Obligations.

“Initial Second Priority Debt Obligations” means the Second Priority Debt Obligations arising pursuant to the Initial Second Priority Debt Documents.

“Initial Second Priority Debt Parties” means the holders of any Initial Second Priority Debt Obligations and the Initial Second Priority Representative.

“Initial Second Priority Representative” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Insolvency or Liquidation Proceeding” means:

(1)           any case commenced by or against either Borrower or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of either Borrower or any other Grantor, any receivership or general assignment for the benefit of creditors relating to either Borrower or any other Grantor or any similar case or proceeding relative to either Borrower or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2)           any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to either Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)           any other proceeding of any type or nature, whether or not involving insolvency or bankruptcy, in which substantially all claims of creditors of either Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intellectual Property” has the meaning assigned to such term in the First Lien Security Agreement.

“Intra-Group Lender” means Holdings or any Subsidiary of Holdings that has made a loan available to, lent money, or otherwise made cash advances to an Grantor, in each case with an aggregate outstanding principal amount in excess of $[5,000,000].

“Joinder Agreement” means a supplement to this Agreement in substantially the form of Annex III or Annex IV hereof.

“Junior Lien Intercreditor Agreement” has the meaning assigned to such term in Section 8.18(b).

“Lead Borrower” has the meaning assigned to such term in the introductory paragraph hereto.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

“Luxembourg” shall mean the Grand-Duchy of Luxembourg.

“Luxembourg Companies Register” means the Luxembourg Register of Commerce and Companies.

“Lux Party” shall mean any Grantor whose registered office/place of central administration is in Luxembourg.

“Officer’s Certificate” has the meaning provided to such term in Section 8.08.

“Pledged or Controlled Collateral” has the meaning assigned to such term in Section 5.05(a).

“Priority Lien” has the meaning assigned to it in Section 5.01(f).

“Proceeds” means the proceeds of any sale, collection or other liquidation of Shared Collateral and any payment or distribution made in respect of Shared Collateral in a Bankruptcy Case and any amounts received by any Senior Representative or any Senior Secured Party from a Second Priority Debt Party in respect of Shared Collateral pursuant to this Agreement.

“Receiving Entity” has the meaning assigned to it in Section 5.01(a).

“Recovery” has the meaning assigned to such term in Section 6.04.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter into alternative financing arrangements, in exchange or replacement for such Indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such Indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Representatives” means the Senior Representatives and the Second Priority Representatives.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Priority Class Debt” has the meaning assigned to such term in Section 8.09.

“Second Priority Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Second Priority Class Debt Representative” has the meaning assigned to such term in Section 8.09.

“Second Priority Collateral” means (x) any “Collateral” as defined in any Second Priority Debt Document or (y) any other assets of either Borrower or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Second Priority Collateral Document as security for any Second Priority Debt Obligation.

“Second Priority Collateral Documents” means the Junior Lien Intercreditor Agreement (if any) and each of the collateral agreements, security agreements and other instruments and documents executed and delivered by either Borrower or any other Grantor for purposes of providing collateral security for any Second Priority Debt Obligation.

“Second Priority Debt Documents” means the Initial Second Priority Debt Documents and any Additional Second Priority Debt Documents.

“Second Priority Debt Facilities” means the Initial Second Priority Debt Facility and any and any Additional Second Priority Debt Facilities.

“Second Priority Debt Obligations” means the Initial Second Priority Debt Obligations and any Additional Second Priority Debt Obligations.

“Second Priority Debt Parties” means the Initial Second Priority Debt Parties and any Additional Second Priority Debt Parties.

“Second Priority Enforcement Date” means, with respect to any Second Priority Representative, the date which is 180 days after the occurrence of both (i) an Event of Default (under and as defined in the Second Priority Debt Document for which such Second Priority Representative has been named as Representative) and (ii) the Designated Senior Representative’s and each other Representative’s receipt of written notice from such Second Priority Representative that (x) such Second Priority Representative is the Designated Second Priority Representative and that an Event of Default (under and as defined in the Second Priority Debt Document for which such Second Priority Representative has been named as Representative) has occurred and is continuing and (y) all of the Second Priority Debt Obligations are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Second Priority Debt Documents; provided that the Second Priority Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Designated Senior Representative has commenced and is diligently pursuing any enforcement action with respect to any Shared Collateral, (2) when the Senior Obligations are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the Senior Debt Documents, (3) at any time the Grantor which has granted a security interest in any Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding, (4) at any time the Designated Senior Representative is stayed from exercising remedies with respect to any Shared Collateral or (5) if the acceleration of the Second Priority Debt Obligations (if any) is rescinded in accordance with the terms of the Second Priority Debt Documents

“Second Priority Lien” means the Liens on the Second Priority Collateral in favor of Second Priority Debt Parties under Second Priority Collateral Documents.

“Second Priority Representative” means (i) in the case of the Initial Second Priority Debt Obligations covered hereby, the Initial Second Priority Representative and (ii) in the case of any Additional Second Priority Debt Facility and Additional Second Priority Debt Parties thereunder, the trustee, administrative agent, collateral agent, security agent or similar agent under such Additional Second Priority Debt Facility that is named as the Representative in respect of such Additional Second Priority Debt Facility in the applicable Joinder Agreement.

“Secured Obligations” means the Senior Obligations and the Second Priority Debt Obligations.

“Secured Parties” means the Senior Secured Parties and the Second Priority Debt Parties.

“Senior Class Debt” has the meaning assigned to such term in Section 8.09.

“Senior Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Senior Class Debt Representative” has the meaning assigned to such term in Section 8.09.

“Senior Collateral” means (x) any “Collateral” as defined in any Senior Debt Document or (y) any other assets of either Borrower or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Senior Collateral Document as security for any Senior Obligations or deemed to be granted pursuant to Section 2.04.

“Senior Collateral Documents” means the First Lien Security Agreement and the other “Collateral Documents” as defined in the First Lien Credit Agreement, the First Lien Intercreditor Agreement (upon and after the initial execution and delivery thereof by the initial parties thereto) and each of the collateral agreements, security agreements and other instruments and documents executed and delivered by either Borrower or any other Grantor for purposes of providing collateral security for any Senior Obligation.

“Senior Debt Documents” means the First Lien Credit Agreement Loan Documents and any Additional Senior Debt Documents.

“Senior Facilities” means the First Lien Credit Agreement and any Additional Senior Debt Facilities.

“Senior Lien” means the Liens on the Senior Collateral in favor of the Senior Secured Parties under the Senior Collateral Documents.

“Senior Obligations” means the First Lien Credit Agreement Obligations and any Additional Senior Debt Obligations; provided that the aggregate principal amount of debt for borrowed money constituting Senior Obligations (other than Hedging Obligations and Obligations and liabilities under Treasury Services Agreements) shall not exceed the amount of such debt permitted to be incurred as Senior Obligations (other than Hedging Obligations and Obligations and liabilities under Treasury Services Agreements) pursuant to the terms of the Second Priority Debt Documents (as in effect on the date hereof and subject only to such amendments, supplements or other modifications which do not have the effect, directly or indirectly, of reducing the amount of such debt permitted to be incurred thereunder as Senior Obligations or to which the First Lien Administrative Agent, each other First Lien Representative and the Borrowers have consented).

“Senior Representative” means (i) in the case of any First Lien Credit Agreement Obligations and the First Lien Credit Agreement Secured Parties, the First Lien Administrative Agent and (ii) in the case of any Additional Senior Debt Facility and the Additional Senior Debt Parties thereunder, the trustee, administrative agent, collateral agent, security agent or similar agent under such Additional Senior Debt Facility that is named as the Representative in respect of such Additional Senior Debt Facility hereunder or in the applicable Joinder Agreement.

“Senior Secured Parties” means the First Lien Credit Agreement Secured Parties and any Additional Senior Debt Parties.

“Shared Collateral” means, at any time, Collateral in which the holders of Senior Obligations under at least one Senior Facility (or their Representative) and the holders of Second Priority Debt Obligations under at least one Second Priority Debt Facility (or their Representatives) hold a security interest at such time (or, in the case of the Senior Facilities, are deemed pursuant to Article II to hold a security interest). If, at any time, any portion of the Senior Collateral under one or more Senior Facilities does not constitute Second Priority Collateral under one or more Second Priority Debt

Facilities, then such portion of such Senior Collateral shall constitute Shared Collateral only with respect to the Second Priority Debt Facilities for which it constitutes Second Priority Collateral and shall not constitute Shared Collateral for any Second Priority Debt Facility which does not have a security interest in such Collateral at such time.

“Shared Collateral Document” means (i) other than with respect to any German Security Document, any agreement, document or instrument pursuant to which one Lien is granted in the Shared Collateral to the holders of Senior Obligations under at least one Senior Facility (or their Representative) and the holders of Second Priority Debt Obligations under at least one Second Priority Debt Facility (or their Representatives) or (ii) with respect to any German Security, any German Security Document, any agreement, document or instrument evidencing or purported to be evidencing non-accessory (nicht-akzessorisch) security interests; with respect to such collateral, the Designated Senior Representative is appointed by each of the Senior Secured Parties and the Second Priority Debt Parties in accordance with the relevant provision in the Senior Debt Documents and the Second Priority Debt Documents, respectively.

“Shared German Collateral” has the meaning assigned to such term in Section [            ].

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Lead Borrower.

“Third Lien Intercreditor Agreement” has the meaning assigned to such term in Section 8.18(a).

“Transferee” has the meaning assigned to such term in Section 5.01(a).

“Uniform Commercial Code” or “UCC” means, unless otherwise specified, the Uniform Commercial Code as from time to time in effect in the State of New York.

SECTION 1.02.            Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

SECTION 1.03.            Luxembourg Terms. Notwithstanding any other provision of this Agreement to the contrary, in this Agreement where it relates to a Lux Party, a reference to: (a) a winding-up, administration, liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or dissolution includes bankruptcy (faillite), insolvency, liquidation, composition with creditors (concordat préventif de faillite), moratorium or reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), fraudulent conveyance (action paulienne), general settlement with creditors, reorganization or similar laws affecting the rights of creditors generally; (b) a receiver, receiver and manager, liquidator, administrator, trustee, custodian, sequestrator, conservator or similar officer includes a juge délégué, commissaire, juge-commissaire, mandataire ad hoc, administrateur provisoire, liquidateur or curateur; (c) a Lien or security interest includes any hypothèque, nantissement, gage, privilege, sûreté réelle, droit de rétention, and any type of security in rem (sûreté réelle) or agreement or arrangement having a similar effect and any transfer of title by way of security; (d) a person being unable to pay its debts includes that person being in a state of cessation de paiements or having lost or meeting the criteria to lose its commercial creditworthiness; (e) attachments or similar creditors process means an executory attachment (saisie exécutoire) or conservatory attachment (saisie conservatoire); (f) a guaranty includes any garantie that is independent from the debt to which it relates and excludes any suretyship (cautionnement) within the meaning of Articles 2011 and seq. of the Luxembourg Civil Code; and (g) by-laws or organizational documents includes its articles of association (statuts coordonnés).

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01.            Subordination. Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to any Second Priority Representative or any Second Priority Debt Parties on the Shared Collateral or of any Liens granted to any Senior Representative or any other Senior Secured Party on the Shared Collateral (or any actual or alleged defect in any of the foregoing) and notwithstanding any provision of the UCC, any applicable Bankruptcy Law, any other applicable law, any Second Priority Debt Document or any Senior Debt Document or any other circumstance whatsoever (including any non-perfection of any Lien purporting to secure the Senior Obligations), each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, hereby agrees that (a) any Lien on the Shared Collateral securing any Senior Obligations now or hereafter held by or on behalf of any Senior Representative or any other Senior Secured Party or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior and prior to any Lien on the Shared Collateral securing any Second Priority Debt Obligations in all respects and (b) any Lien on the Shared Collateral securing any Second Priority Debt Obligations now or hereafter held by or on behalf of any Second Priority Representative, any Second Priority Debt Parties or any Second Priority Representative or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing any Senior Obligations. All Liens on the Shared Collateral securing any Senior Obligations shall be and remain senior in all respects and prior to all Liens on the Shared Collateral securing any Second Priority Debt Obligations for all purposes, whether or not such Liens securing any Senior Obligations are subordinated to any Lien securing any other obligation of either Borrower, any Grantor or any other Person or otherwise subordinated, voided, avoided, invalidated, lapsed or otherwise deficient in any manner.

SECTION 2.02.            Nature of Senior Lender Claims. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt

Facility, acknowledges that (a) a portion of the Senior Obligations is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (b) the terms of the Senior Debt Documents and the Senior Obligations may be amended, supplemented or otherwise modified, and the Senior Obligations, or a portion thereof, may be Refinanced from time to time and (c) subject to the proviso in the definition of Senior Obligations, the aggregate amount of the Senior Obligations may be increased, in each case, without notice to or consent by the Second Priority Representatives or the Second Priority Debt Parties and without affecting the provisions hereof. The Lien priorities provided for in Section 2.01 shall not be altered or otherwise affected by any amendment, supplement or other modification, or any Refinancing, of either the Senior Obligations or the Second Priority Debt Obligations, or any portion thereof. As between each Borrower and the other Grantors and the Second Priority Debt Parties, the foregoing provisions will not limit or otherwise affect the obligations of the Borrowers and the Grantors contained in any Second Priority Debt Document with respect to the incurrence of Additional Senior Debt Obligations.

SECTION 2.03.                              Prohibition on Contesting Liens. Each of the Second Priority Representatives, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it shall not (and hereby waives any right to) take any action to challenge, oppose, contest or support any other Person in contesting or challenging, directly or indirectly, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority, allowability, or enforceability of any Lien securing any Senior Obligations held (or purported to be held) by or on behalf of any Senior Representative or any of the other Senior Secured Parties or other agent or trustee therefor in any Senior Collateral, or the relative rights and duties of the holders of the Senior Obligations and the Second Priority Debt Obligations granted and/or established in this Agreement or any other Collateral Document with respect to such Lien, and the Senior Collateral Agent and each Senior Representative, for itself and on behalf of each Senior Secured Party under the applicable Senior Facility, agrees that it shall not (and hereby waives any right to) take any action to challenge, oppose, contest or support any other Person in contesting or challenging, directly or indirectly, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority, allowability or enforceability of any Lien securing any Second Priority Debt Obligations held (or purported to be held) by or on behalf of any of any Second Priority Representative or any of the Second Priority Debt Parties in the Second Priority Collateral or the relative rights and duties of the holders of the Senior Obligations and the Second Priority Debt Obligations granted and/or established in this Agreement or any other Collateral Document with respect to such Lien. Notwithstanding the foregoing, no provision in this Agreement shall be construed to prevent or impair the rights of any Senior Representative to enforce this Agreement (including the priority of the Liens securing the Senior Obligations as provided in Section 2.01) or any of the Senior Debt Documents.

SECTION 2.04.                              No New Liens. The parties hereto agree that, so long as the Discharge of Senior Obligations has not occurred, (a) none of the Grantors shall (1) grant or permit any Liens on any asset or property of any Grantor to secure any Second Priority Debt Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset or property of such Grantor to secure the Senior Obligations or (2) except as otherwise provided herein (including Section 2.06), grant or permit any Liens on any asset or property of any Grantor to secure any Senior Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset or property of such Grantor to secure the Second Priority Debt Obligations; and (b) (1) if any Second Priority Representative or any Second Priority Debt Party shall hold or otherwise be granted any Lien on any assets or property of any Grantor securing any Second Priority Debt Obligations that are not also subject to the first-priority Liens securing all Senior Obligations under the Senior Collateral Documents, such Second Priority Representative or Second Priority Debt Party (A) shall notify the Designated Senior Representative promptly upon becoming aware thereof and, unless such Grantor shall promptly grant a similar Lien on such assets or property to each Senior Representative as security for the Senior Obligations, shall assign such Lien to the Designated

Senior Representative as security for all Senior Obligations for the benefit of the Senior Secured Parties (but may retain a junior lien on such assets or property subject to the terms hereof) and (B) until such assignment or such grant of a similar Lien to each Senior Representative, shall be deemed to hold and have held such Lien for the benefit of each Senior Representative and the other Senior Secured Parties as security for the Senior Obligations or (2) if any Senior Representative or any Senior Secured Party shall hold or otherwise be granted any Lien on any assets or property of any Grantor securing any Senior Obligations that are not also subject to the second-priority Liens securing all Second Priority Debt Obligations under the Second Priority Collateral Documents, such Senior Representative or Senior Secured Party shall notify the Designated Second Priority Representative promptly upon becoming aware thereof and, unless such Grantor shall promptly grant a similar Lien on such assets or property to each Second Priority Representative as security for the Second Priority Debt Obligations, shall be deemed to hold and have held such Lien for the benefit of each Second Priority Representative and the other Second Second Priority Debt Parties as security for the Second Priority Debt Obligations subject to the same priority as the other Liens of the Second Priority Debt Parties are so subordinated to the Liens of the Senior Secured Parties under this Agreement. To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other right or remedy available to any Senior Representative or any other Senior Secured Party, each Second Priority Representative agrees, for itself and on behalf of the other Second Priority Debt Parties, that any amounts received by or distributed to any Second Priority Debt Party pursuant to or as a result of any Lien granted in contravention of this Section 2.04 shall be subject to Section 4.02.

SECTION 2.05.                              Perfection of Liens. Except for the limited agreements of the Senior Representatives pursuant to Section 5.05 hereof, none of the Senior Representatives or the Senior Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of the Second Priority Representatives or the Second Priority Debt Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Secured Parties and the Second Priority Debt Parties and shall not impose on the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives, the Second Priority Debt Parties or any agent or trustee therefor any obligations in respect of the disposition of Proceeds of any Shared Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

SECTION 2.06.                              Certain Cash Collateral. Notwithstanding anything in this Agreement or any other Senior Debt Documents or Second Priority Debt Documents to the contrary, collateral consisting of cash and Cash Equivalents pledged to secure (a) First Lien Credit Agreement Obligations, consisting of reimbursement obligations in respect of Letters of Credit or otherwise held by the First Lien Administrative Agent pursuant to the First Lien Credit Agreement (or any equivalent successor provisions thereof), shall be applied as specified in the First Lien Credit Agreement and (b) Initial Second Priority Debt Obligations, shall be applied as specified in the Initial Second Priority Debt Documents, and, in each of clauses (a) and (b) above, will not constitute Shared Collateral.

SECTION 2.07.                              Similar Liens and Agreements. Except as otherwise set forth in this Agreement (including Section 2.06), the parties hereto agree that it is their intention that the Senior Collateral and the Second Priority Collateral be identical. In furtherance of the foregoing and of Section 8.13, the parties hereto agree, subject to the other provisions of this Agreement:

(a)                                 upon request by the Designated Senior Representative or the Designated Second Priority Representative, to cooperate in good faith from time to time in order to determine the specific items included in the Senior Collateral and the Second Priority Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Senior Debt Documents and the Second Priority Debt Documents; and

(b)                                 that the documents and agreements creating or evidencing the Senior Collateral and the Second Priority Collateral and Guarantees for the Senior Obligations and the Second Priority Debt Obligations shall be in all material respects the same forms of documents other than with respect to the senior and subordinate nature of the security interests in the Shared Collateral securing the respective obligations thereunder.

ARTICLE III

Enforcement

SECTION 3.01.                              Exercise of Remedies.

(a)                                 So long as the Discharge of Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against either Borrower or any other Grantor, (i) neither any Second Priority Representative nor any Second Priority Debt Party will, (x) exercise or seek to exercise any rights or remedies (including setoff, recoupment, and the right to credit bid debt, if any) with respect to any Shared Collateral in respect of any Second Priority Debt Obligations, or institute any Enforcement Action or other action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to (or support any other party contesting, protesting or objecting) any foreclosure or enforcement proceeding or action brought with respect to the Shared Collateral or any other Senior Collateral by any Senior Representative or any Senior Secured Party in respect of the Senior Obligations, the exercise of any right by any Senior Representative or any Senior Secured Party (or any agent or sub-agent on their behalf) in respect of the Senior Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which any Senior Representative or any Senior Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party of any rights and remedies relating to the Shared Collateral under the Senior Debt Documents or otherwise in respect of the Senior Collateral or the Senior Obligations, or (z) object to the forbearance by the Senior Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Shared Collateral or any other collateral in respect of Senior Obligations and (ii) the Senior Representatives and the Senior Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff, recoupment and any right to credit bid their debt), including commencing an Enforcement Action, and make determinations regarding the release, disposition or restrictions, or waiver or forbearance of rights or remedies, with respect to the Shared Collateral without any consultation with or the consent of any Second Priority Representative or any Second Priority Debt Party; provided, however, that, in each instance in a manner not otherwise inconsistent with the terms of this Agreement, (A) in any Insolvency or Liquidation Proceeding commenced by or against any Borrower or any other Grantor, any Second Priority Representative may file a claim, proof of claim, or statement of interest with respect to the Second Priority Debt Obligations under its Second Priority Debt Facility, (B) any Second Priority Representative may take any action (not adverse to the prior Liens on the Shared Collateral securing the Senior Obligations or the rights of the Senior Representatives or the Senior Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Shared Collateral, (C) any Second Priority Representative and the Second Priority Debt Parties may exercise their rights and remedies as unsecured creditors to the extent provided in Section 5.04, (D) the Second Priority Debt Parties may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second Priority Debt Parties or the avoidance of any Second Priority Lien, (E) in any Insolvency or Liquidation Proceeding, the Second Priority Debt Parties shall be entitled to vote on any plan of reorganization or similar dispositive plan to the extent consistent with the provisions hereof, and (F) from and after the Second Priority Enforcement Date, the Designated Second Priority Representative

may exercise or seek to exercise any rights or remedies (including setoff) with respect to any Shared Collateral in respect of any Second Priority Debt Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), but only so long as (1) the Designated Senior Representative has not commenced and is not diligently pursuing any Enforcement Action with respect to any Shared Collateral and (2) no Grantor which has granted a security interest in any Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding. Any recovery by the Second Priority Debt Parties pursuant to the preceding clause (F) shall be subject to the terms of this Agreement, including Article IV. In exercising rights and remedies with respect to the Senior Collateral, the Senior Representatives and the Senior Secured Parties may enforce the provisions of the Senior Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Shared Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b)                                 So long as the Discharge of Senior Obligations has not occurred, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will not, in the context of its role as secured creditor, take or receive any Shared Collateral or any Proceeds of Shared Collateral in connection with the exercise of any right or remedy or otherwise in an Insolvency or Liquidation Proceeding (including setoff, recoupment, or the right to credit bid debt) with respect to any Shared Collateral in respect of Second Priority Debt Obligations. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Obligations has occurred, except as expressly provided in the proviso to Section 3.01(a), the sole right of the Second Priority Representatives and the Second Priority Debt Parties with respect to the Shared Collateral is to hold a Lien on the Shared Collateral in respect of Second Priority Debt Obligations pursuant to the Second Priority Debt Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Senior Obligations has occurred in accordance with the terms of the Second Priority Debt Documents and applicable law.

(c)                                  Subject to the proviso to Section 3.01(a), (i) each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that neither such Second Priority Representative nor any such Second Priority Debt Party will take any action that would hinder, delay, limit or prohibit any Enforcement Action or the exercise of remedies undertaken by any Senior Representative or any Senior Secured Party with respect to the Shared Collateral under the Senior Debt Documents, including any collection, sale, lease, exchange, transfer or other disposition of the Shared Collateral, whether by foreclosure or otherwise, and (ii) each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby waives any and all rights it or any such Second Priority Debt Party may have as a junior lien creditor (whether arising under the UCC, any Bankruptcy Law or under any other law) or otherwise to object to the manner in which the Senior Representatives or the Senior Secured Parties seek to enforce or collect the Senior Obligations or the Liens granted on any of the Senior Collateral, regardless of whether any action or failure to act by or on behalf of any Senior Representative or any other Senior Secured Party is adverse to the interests of the Second Priority Debt Parties. In commencing or maintaining any Enforcement Action or otherwise exercising rights and remedies with respect to the Collateral, the Designated Senior Representative and the Senior Secured Parties may enforce the provisions of the Senior Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion in compliance with any applicable law and without consultation with any Second Priority Representative or any Second Priority Debt Party and regardless of whether any such exercise is adverse to the interest of any Second Priority Debt Party. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC or other applicable law and of a secured creditor under Bankruptcy Laws in any applicable jurisdiction.

(d)                                 Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Priority Debt Document shall be deemed to restrict in any way the rights and remedies of the Senior Representatives or the Senior Secured Parties with respect to the Senior Collateral as set forth in this Agreement and the Senior Debt Documents.

(e)                                  Until the Discharge of Senior Obligations but subject to the proviso to Section 3.01(a), the Designated Senior Representative (or any Person authorized by it) shall have the exclusive right to commence or maintain an Enforcement Action, exercise any right or remedy with respect to the Shared Collateral and shall have the exclusive right to determine and direct the time, method and place for any Enforcement Action or the exercise such right or remedy or conduct of any proceeding with respect thereto.

SECTION 3.02.                              Cooperation. Subject to the proviso to Section 3.01(a), each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that, unless and until the Discharge of Senior Obligations has occurred, it will not commence, or join with any Person (other than the Senior Secured Parties and the Senior Representatives upon the request of the Designated Senior Representative) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Shared Collateral under any of the Second Priority Debt Documents or otherwise in respect of the Second Priority Debt Obligations.

SECTION 3.03.                              Actions upon Breach. Should any Second Priority Representative or any Second Priority Debt Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Shared Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, any Senior Representative or other Senior Secured Party (in its or their own name or in the name of either Borrower or any other Grantor) or either Borrower may obtain relief against such Second Priority Representative or such Second Priority Debt Party by injunction, specific performance or other appropriate equitable relief. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Facility, hereby (i) agrees that the Senior Secured Parties’ damages from the actions of the Second Priority Representatives or any Second Priority Debt Party may at that time be difficult to ascertain and may be irreparable and waives any defense that either Borrower, any other Grantor or the Senior Secured Parties cannot demonstrate damage or be made whole by the awarding of damages and (ii) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by any Senior Representative or any other Senior Secured Party.

SECTION 3.04.                              No Additional Rights for the Grantors Hereunder. If any Senior Secured Party or Second Priority Debt Party shall enforce its rights or remedies in violation of the terms of this Agreement, no Grantor shall be entitled to use such violation as a defense to any action by any Senior Secured Party or Second Priority Debt Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any Senior Secured Party or Second Priority Debt Party. In addition, and without limiting the first sentence of this Section 3.04, any Grantor may enforce any provision of this Agreement with the prior written consent of the Designated Senior Representative.

ARTICLE IV

Payments

SECTION 4.01.                              Application of Proceeds. After an event of default under any Senior Debt Document has occurred and until such event of default is cured or waived, so long as the Discharge of Senior Obligations has not occurred, the Shared Collateral or Proceeds thereof received in connection with any Enforcement Action or any other sale or other disposition of, or collection on or in respect of, such Shared Collateral upon the exercise of remedies or during an Insolvency or Liquidation Proceeding shall be applied by the Designated Senior Representative to the Senior Obligations in such order as specified in the relevant Senior Debt Documents (including the First Lien Intercreditor Agreement, if any) until the Discharge of Senior Obligations has occurred. Upon the Discharge of Senior Obligations, each applicable Senior Representative shall deliver promptly to the Designated Second Priority Representative any Shared Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements (such endorsements shall be without recourse and without representation or warranty), or as a court of competent jurisdiction may otherwise direct, to be applied by the Designated Second Priority Representative to the Second Priority Debt Obligations in such order as specified in the relevant Second Priority Debt Documents (including any Junior Lien Intercreditor Agreement).

SECTION 4.02.                              Payments Over. Unless and until the Discharge of Senior Obligations has occurred, any Shared Collateral or Proceeds thereof (or any distribution in respect of the Shared Collateral, whether or not expressly characterized as such) received by any Second Priority Representative or any Second Priority Debt Party in connection with any Enforcement Action or the exercise of any right or remedy (including setoff, recoupment, or credit bid) relating to the Shared Collateral, in contravention of this Agreement, shall be segregated and held in trust for the benefit of and forthwith paid over to the Designated Senior Representative for the benefit of the Senior Secured Parties in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct and shall be applied by the Designated Senior Representative as set forth in Section 4.01 above. The Designated Senior Representative is hereby authorized to make any such endorsements as agent for each of the Second Priority Representatives or any such Second Priority Debt Party. Such authorization is coupled with an interest and is irrevocable. Each Second Priority Representative, for itself and on behalf of each other Second Priority Debt Party, agrees that if, at any time, all or any part of any payment with respect to the Senior Obligations previously made shall be rescinded for any reason whatsoever, such Second Priority Debt Party shall promptly pay over to the Designated Senior Representative any payment received by it in respect of any Shared Collateral and shall promptly turn any Shared Collateral held by it over to the Designated Senior Representative and the provisions set forth in this Agreement shall be reinstated as if such payment had not been made, until the Discharge of the Senior Obligations.

ARTICLE V

Other Agreements

SECTION 5.01.                              Releases.

(a)                                 In connection with any Enforcement Action by the Senior Representative or any other exercise of the Senior Representative’s remedies in respect of the Collateral, in each case, prior to the Discharge of Senior Obligations, the Designated Senior Representative is irrevocably authorized (at the cost of the Grantors and without any consent, sanction, authority or further confirmation from the Designated Second Priority Representative, any Second Lien Credit Agreement Secured Party or any Grantor): (i) to release any of its Liens on any part of the Collateral or any other claim over the asset that is the subject of the Enforcement Action or such other exercise of remedies, and the Liens or any other claim over the asset that is the subject of the Enforcement Action or such other exercise of remedies, if any, of any Second Priority Representative, for itself or for the benefit of the Second Priority Debt Parties, on such asset, shall be automatically, unconditionally and simultaneously released to the same extent as the Liens or other claims of the Designated Senior Representative, and the Designated Senior Representative is irrevocably authorized to execute and deliver or enter into any release of such Liens or claims and to issue any letters of non-crystallization of any floating charge or any consent to dealing (to the extent applicable) that may, in the discretion of the Designated Senior Representative, be considered necessary or reasonably desirable in connection with such releases; (ii) if the asset which is the subject of such Enforcement Action or such other exercise of remedies consists of shares in the capital of any Grantor, to release, on behalf of the Senior Secured Parties, Second Priority Debt Parties, Grantors and Intra-Group Lenders (x) that Grantor and any subsidiary of that Grantor from all or any part of its Senior Obligations, its Second Priority Debt Obligations and/or its Intra-Group Liabilities, (y) any Liens granted by that Grantor and any subsidiary of that Grantor over any of its assets, and (z) any other claim of any Senior Secured Party, Second Priority Debt Party, Grantor or other Intra-Group Lender over that Grantor’s assets or over the assets of any subsidiary of that Grantor; (iii) if the asset which is the subject of such Enforcement Action consists of shares in the capital of any Grantor and the Designated Senior Representative decides to dispose of all or any part of the Senior Obligations and/or Second Priority Debt Obligations owed by such Grantor (the “Disposal Obligations”), (x) if the Designated Senior Representative does not intend that any transferee of those Disposal Obligations (the “Transferee”) will be treated as a Senior Secured Party and/or Second Priority Debt Party for the purposes of this Agreement, to execute and deliver or enter into any agreement to dispose of all or part of those Disposal Obligations providing that notwithstanding any other provision of any Senior Debt Document, any Second Priority Debt Document or this Agreement, the Transferee shall not be treated as a Senior Secured Party and/or Second Priority Debt Party for the purposes of this Agreement, and (y) if the Designated Senior Representative does intend that any Transferee will be treated as a Senior Secured Party and/or Second Priority Debt Party, to execute and deliver or enter into any agreement to dispose of (I) all (and not part only) of the Disposal Obligations owed to the Senior Secured Parties and/or Second Priority Debt Parties, as applicable and (II) all or part of any other Disposal Obligations, on behalf of, in each case, the Senior Secured Parties, the Second Priority Debt Parties or the Grantors; and (iv) if the asset which is disposed of consists of shares in the capital of any Grantor (the “Disposed Entity”) and the Designated Senior Representative decides to transfer to another Grantor (the “Receiving Entity”) all or any part of the Disposed Entity’s obligations or any obligations of any subsidiary of that Disposed Entity in respect of Second Priority Debt Obligations, to execute and deliver or enter into any agreement to (x) agree to the transfer of all or part of the obligations in respect of such Second Priority Debt Obligations on behalf of the Grantors to which those obligations are owed and on behalf of the Grantors which owe those obligations and (y) to accept the transfer of all or part of the obligations in respect of such Second Priority Debt Obligations on behalf of the Receiving Entity or Receiving Entities to which the obligations in respect of such Second Priority Debt Obligations is to be transferred. The Designated Second Priority Representative, for itself or on behalf of any such Second Priority Debt Parties, promptly shall execute and deliver to the Designated Senior Representative or such Grantor such termination statements, releases and other documents as the Designated Senior Representative or such Grantor may request to effectively confirm the foregoing releases. In the case of any disposal made pursuant to this Section 5.1(a), the Designated Senior Representative shall take reasonable care to obtain a fair market price in the prevailing market conditions (though the Designated Senior Representative shall have no obligation to postpone any such disposal in order to achieve a higher price).

(b)                                 If in connection with any sale, lease, exchange, transfer or other disposition of any Collateral by any Grantor (collectively, a “Disposition”) permitted under the terms of the Senior Debt Documents and not expressly prohibited under the terms of the Second Priority Debt Documents (other than in connection with an Enforcement Action or other exercise of any Senior Representative’s remedies in respect of the Collateral which shall be governed by Section 5.1(a) above), the Designated Senior Representative, for itself or on behalf of any of the Senior Secured Parties, releases any of its Liens on any part of the Collateral, or releases any Grantor from its obligations under its guaranty of the Senior Obligations, in each case other than in connection with, or following, the Discharge of Senior Obligations, then the Liens, if any, of each Second Priority Representative, for itself or for the benefit of the Second Priority Debt Parties, on such Collateral, and the obligations of such Grantor under its guaranty of the Second Priority Debt Obligations, shall be automatically, unconditionally and simultaneously released; provided, that such release by such Second Priority Representative, for itself or for the benefit of the Second Priority Debt Parties, shall not extend to or otherwise affect any of the rights of the Second Priority Debt Parties to the proceeds from any such Disposition. Each Second Priority Representative, for itself or on behalf of any such Second Priority Debt Parties, promptly shall execute and deliver to the Designated Senior Representative or such Grantor such termination statements, releases and other documents as the Senior Representative or such Grantor may request to effectively confirm such release.

(c)                                  Unless and until the Discharge of Senior Obligations has occurred, each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby consents to the application, whether prior to or after an event of default under any Senior Debt Document of Proceeds of Shared Collateral to the repayment of Senior Obligations pursuant to the Senior Debt Documents; provided that nothing in this Section 5.01(c) shall be construed to prevent or impair the rights of the Second Priority Representatives or the Second Priority Debt Parties to receive proceeds in connection with the Second Priority Debt Obligations not otherwise in contravention of this Agreement.

(d)                                 Until the Discharge of Senior Obligations occurs, each Second Lien Collateral Agent, for itself and on behalf of the Second Priority Debt Parties, and each Intra-Group Lender hereby irrevocably constitutes and appoints the Designated Senior Representative and any officer or agent of the Designated Senior Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Second Lien Collateral Agent or such holder or such Intra-Group Lender or in the Designated Senior Representative’s own name, from time to time in the Designated Senior Representative’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release. This power is coupled with an interest and is irrevocable until the Discharge of Senior Obligations.

(e)                                  Until the Discharge of Senior Obligations occurs, to the extent that any Senior Representative or the Senior Secured Parties (i) have released any Lien on Collateral or any Grantor from its obligation under its guaranty and any such Liens or guaranty are later reinstated or (ii) obtain any new Liens or additional guarantees from any Grantor or any subsidiary of Holdings, then the Designated Second Lien Collateral Agent, for itself and for the Second Priority Debt Parties, shall be granted a Lien on any such Collateral, subject to the Lien subordination provisions of this Agreement, and an additional guaranty, as the case may be.

(f)                                   If, prior to the Discharge of Senior Obligations, a subordination of the Senior Representative’s Lien on any Collateral is permitted (or in good faith believed by the Designated Senior Representative to be permitted) under the First Lien Credit Agreement or any other Senior Debt Documents to another Lien permitted under the First Lien Credit Agreement or any other Senior Debt Documents (a “Priority Lien”), then the Designated Senior Representative is authorized to execute and deliver a subordination agreement with respect thereto in form and substance satisfactory to it, and each Second Priority Representative Agent, for itself and on behalf of the Second Priority Debt Parties, shall promptly execute and deliver to the Designated Senior Representative or the relevant Grantor an identical subordination agreement subordinating the Liens of such Second Lien Collateral Agent for the benefit of the Second Priority Debt Parties to such Priority Lien.

SECTION 5.02.                              Insurance and Condemnation Awards. Unless and until the Discharge of Senior Obligations has occurred, the Designated Senior Representative shall have the sole and exclusive right, to the extent permitted by the Senior Debt Documents and subject to the rights of the Grantors thereunder, (a) to adjust settlement for any insurance policy covering the Shared Collateral in the event of any loss thereunder and (b) to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Shared Collateral. Unless and until the Discharge of Senior Obligations has occurred, all proceeds of any such policy and any such award (or payment with respect to a deed in lieu of condemnation), if in respect of the Shared Collateral, shall be paid (i) first, prior to the occurrence of the Discharge of Senior Obligations, to the Designated Senior Representative for the benefit of Senior Secured Parties pursuant to the terms of the Senior Debt Documents, (ii) second, after the occurrence of the Discharge of Senior Obligations, to the Designated Second Priority Representative for the benefit of the Second Priority Debt Parties pursuant to the terms of the applicable Second Priority Debt Documents and (iii) third, if no Second Priority Debt Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any Second Priority Representative or any Second Priority Debt Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, such proceeds shall be segregated and held in trust for the benefit of the Designated Senior Representative for the benefit of the Senior Secured Parties and it shall pay such proceeds over to the Designated Senior Representative in accordance with the terms of Section 4.02.

SECTION 5.03.                              Amendments to Second Priority Collateral Documents.

(a)                                 Except to the extent not prohibited by any Senior Debt Document, no Second Priority Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second Priority Collateral Document, would be prohibited by any of the terms of this Agreement. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that each Second Priority Collateral Document under its Second Priority Debt Facility shall include the following language (or language to similar effect reasonably approved by the Designated Senior Representative):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the [Second Priority Representative] pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the Senior Secured Parties (as defined in the Intercreditor Agreement referred to below), including liens and security interests granted to Deutsche Bank AG New York Branch, as administrative agent, pursuant to or in connection with the First Lien Credit Agreement, dated as of May 5, 2015 among Holdings, Intermediate Holdings, the Lead Borrower, the Co-Borrower, certain of the Lead Borrower’s Subsidiaries, the lenders from time to time party thereto, the guarantors from time to time party thereto, Deutsche Bank AG New York Branch, as administrative agent and the other parties thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time and (ii) the exercise of any right or remedy by the [Second Priority Representative] hereunder is subject to the limitations and provisions of the Second Lien Intercreditor Agreement dated as of [                           ], 20[     ] (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Deutsche

Bank AG New York Branch, as First Lien Administrative Agent, Holdings, Intermediate Holdings, the Lead Borrower, the Co-Borrower, the other Grantors from time to time party hereto, the Second Priority Representative and each additional Representative from time to time party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement governing the exercise of any right or remedy, the terms of the Intercreditor Agreement shall govern and control.”

(b)                                 In the event that each applicable Senior Representative and/or the Senior Secured Parties enter into any amendment, waiver or consent in respect of or replace any of the Senior Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Collateral Document or changing in any manner the rights of the Senior Representatives, the Senior Secured Parties, either Borrower or any other Grantor thereunder (including the release of any Liens in Senior Collateral) in a manner that is applicable to all Senior Facilities, then such amendment, waiver or consent shall apply automatically to any comparable provision of each comparable Second Priority Collateral Document without the consent of any Second Priority Representative or any Second Priority Debt Party and without any action by any Second Priority Representative, either Borrower or any other Grantor; provided, however, that (i) no such amendment, waiver or consent shall (A) remove assets subject to the Second Priority Liens or release any such Liens, except to the extent that such release is permitted or required by Section 5.01(a) or (b); provided further that there is a concurrent release of the corresponding Senior Liens or (B) amend, modify or otherwise affect the rights or duties of any Second Priority Representative in its role as Second Priority Representative without its prior written consent and (ii) written notice of such amendment, waiver or consent shall have been given to each Second Priority Representative within 10 Business Days after the effectiveness of such amendment, waiver or consent (although the failure to give any such notice shall in no way affect the effectiveness of any such amendment, waiver or consent).

(c)                                  The Borrowers agree to deliver to each of the Designated Senior Representative and the Designated Second Priority Representative copies of (i) any amendments, supplements or other modifications to the Senior Debt Documents or the Second Priority Debt Documents and (ii) any new Senior Debt Documents or Second Priority Debt Documents promptly after effectiveness thereof.

SECTION 5.04.                              Rights as Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, the Second Priority Representatives and the Second Priority Debt Parties may exercise rights and remedies as unsecured creditors against either Borrower and any other Grantor in accordance with the terms of the Second Priority Debt Documents and applicable law so long as such rights and remedies do not violate any express provision of this Agreement or any Senior Debt Document. Nothing in this Agreement shall prohibit the receipt by any Second Priority Representative or any Second Priority Debt Party of the required payments of principal, premium, interest, fees and other amounts due under the Second Priority Debt Documents so long as such receipt is not the direct or indirect result of the exercise by a Second Priority Representative or any Second Priority Debt Party of rights or remedies as a secured creditor in respect of Shared Collateral. In the event any Second Priority Representative or any Second Priority Debt Party becomes a judgment lien creditor in respect of Shared Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Second Priority Debt Obligations, such judgment lien shall be subordinated to the Liens securing Senior Obligations on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the Senior Representatives or the Senior Secured Parties may have with respect to the Senior Collateral.

SECTION 5.05.                              Gratuitous Bailee for Perfection.

(a)                                 Each Senior Representative acknowledges and agrees that if it shall at any time hold a Lien securing any Senior Obligations on any Shared Collateral that can be perfected by the possession or control of such Shared Collateral or of any account in which such Shared Collateral is held, and if such Shared Collateral or any such account is in fact in the possession or under the control of such Senior Representative, or of agents or bailees of such Person (such Shared Collateral being referred to herein as the “Pledged or Controlled Collateral”), or if it shall any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, the applicable Senior Representative shall also hold such Pledged or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, as sub-agent or gratuitous bailee for the benefit of, and on behalf of, the relevant Second Priority Representatives, in each case solely for the purpose of perfecting the Liens granted under the relevant Second Priority Collateral Documents and subject to the terms and conditions of this Section 5.05.

(b)                                 In the event that any Senior Representative (or its agents or bailees) has Lien filings against Intellectual Property that is part of the Shared Collateral that are necessary for the perfection of Liens in such Shared Collateral, such Senior Representative agrees to hold such Liens as sub-agent and gratuitous bailee for and on behalf of the relevant Second Priority Representatives and any assignee thereof, solely for the purpose of perfecting the security interest granted in such Liens pursuant to the relevant Second Priority Collateral Documents, subject to the terms and conditions of this Section 5.05.

(c)                                  Except as otherwise specifically provided herein, until the Discharge of Senior Obligations has occurred, the Senior Representatives and the Senior Secured Parties shall be entitled to manage, administer or otherwise deal with the Pledged or Controlled Collateral in accordance with the terms of the Senior Debt Documents as if the Liens under the Second Priority Collateral Documents did not exist. The rights of the Second Priority Representatives and the Second Priority Debt Parties with respect to the Pledged or Controlled Collateral shall at all times be subject to the terms of this Agreement.

(d)                                 The Senior Representatives and the Senior Secured Parties shall have no obligation whatsoever to the Second Priority Representatives or any Second Priority Debt Party to assure that any of the Pledged or Controlled Collateral is genuine or owned by the Grantors, that its lien is valid or perfected or to protect or preserve rights or benefits of any Person or any rights pertaining to the Shared Collateral, except as expressly set forth in this Section 5.05. The duties or responsibilities of the Senior Representatives under this Section 5.05 shall be limited solely to holding or controlling the Shared Collateral and the related Liens referred to in paragraphs (a) and (b) of this Section 5.05 as sub-agent and gratuitous bailee for the relevant Second Priority Representative for purposes of perfecting the Lien held by such Second Priority Representative.

(e)                                  The Senior Representatives shall not have by reason of the Second Priority Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of any Second Priority Representative or any Second Priority Debt Party, and each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby waives and releases the Senior Representatives from all claims and liabilities arising pursuant to the Senior Representatives’ roles under this Section 5.05 as sub-agents and gratuitous bailees with respect to the Shared Collateral.

(f)                                   Upon the Discharge of Senior Obligations, each applicable Senior Representative shall, at the Grantors’ sole cost and expense, (i) (A) deliver to the Designated Second Priority Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Senior Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, or (B) direct and deliver such Shared Collateral as a court of competent jurisdiction may otherwise direct, (ii) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (iii) notify any governmental authority involved in any condemnation or similar proceeding involving any Grantor that the Designated Second Priority Representative is entitled to approve any awards granted in such proceeding. The Lead Borrower and the other Grantors shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Senior Representative for loss or damage suffered by such Senior Representative as a result of such transfer, except for loss or damage suffered by any such Person as a result of its own willful misconduct, gross negligence or bad faith (as determined by a court of competent jurisdiction in a final and non-appealable decision). The Senior Representatives have no obligations to follow instructions from any Second Priority Representative or any other Second Priority Debt Party in contravention of this Agreement.

(g)                                  None of the Senior Representatives nor any of the other Senior Secured Parties shall be required to marshal any present or future collateral security for any obligations of the Lead Borrower or any Subsidiary to any Senior Representative or any Senior Secured Party under the Senior Debt Documents or any assurance of payment in respect thereof, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

SECTION 5.06.                              When Discharge of Senior Obligations Deemed To Not Have Occurred. If, at any time after, or substantially concurrently with, the Discharge of Senior Obligations has occurred, the Lead Borrower or any Subsidiary enters into any Refinancing of any Senior Obligations, then such Discharge of Senior Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Senior Obligations) and the applicable agreement governing such Senior Obligations shall automatically be treated as a Senior Debt Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Shared Collateral set forth herein and the agent, representative or trustee for the holders of such Senior Obligations shall be a Senior Representative for all purposes of this Agreement; provided, that (i) such Refinancing of such Senior Obligations is permitted pursuant to the terms of then extant Senior Debt Documents and Second Priority Debt Documents and (ii) the Representative for the holders of such Refinancing of such Senior Obligations shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof. Upon receipt of notice of such incurrence (including the identity of the new Senior Representative), each Second Priority Representative (including the Designated Second Priority Representative) shall promptly (a) enter into such documents and agreements, including amendments or supplements to this Agreement, as the Lead Borrower or such new Senior Representative shall reasonably request in writing in order to provide the new Senior Representative the rights of a Senior Representative contemplated hereby, (b) deliver to such Senior Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Second Priority Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, and (c) notify any governmental authority involved in any condemnation or similar proceeding involving a Grantor that the new Senior Representative is entitled to approve any awards granted in such proceeding.

SECTION 5.07.                              Purchase Right. Without prejudice to the enforcement of the Senior Secured Parties’ remedies, the Senior Secured Parties agree that following (a) acceleration of the Senior Obligations in accordance with the terms of the Senior Debt Documents, (b) a payment default under the Senior Debt Documents that has not been cured or waived by the Senior Secured Parties within ninety (90) days of the occurrence thereof or (c) the commencement of an Insolvency or Liquidation Proceeding with respect to either Borrower (each, a “Purchase Event”), within thirty (30) days of the Purchase Event, one or more of the Second Priority Debt Parties may request, and the applicable Senior Secured Parties hereby severally offer the Second Priority Debt Parties the option, to purchase for each all, but not less than all, of the aggregate amount of Senior Obligations outstanding at the time of purchase for a purchase price equal to the sum of (1) in the case of all loans, advances or other similar extensions of credit that constitute Senior Obligations (including unreimbursed amounts drawn in respect of letters of credit, but excluding the undrawn amount of then outstanding letters of credit and excluding Obligations and liabilities under Treasury Services Agreements and Hedging Obligations), 100% of the principal amount thereof and all accrued and unpaid interest thereon through the date of purchase (without regard, however, to any acceleration or other prepayment penalties or premiums other than customary breakage costs), (2) in the case of any Obligations and liabilities under Treasury Services Agreements, all amounts then due and owing thereunder and cash collateral in such amounts as the Designated Senior Representative reasonably determines is necessary to secure the Designated Senior Representative and the other Senior Secured Parties in connection with such Obligations and liabilities under Treasury Services Agreements, (3) in the case of any Secured Hedging Agreement, the aggregate amount then owing to each Hedge Bank (which is a Senior Secured Party) thereunder pursuant to the terms of the respective Secured Hedging Agreement, including all amounts owing to such Hedge Bank as a result of the termination (or early termination) thereof (in each case, to the extent of its interest as a Senior Secured Party), (4) in the case of the undrawn amount of then outstanding letters of credit, cash collateral in an amount equal to 105% of the aggregate undrawn amount of such letters of credit and the aggregate facing and other similar fees which will accrue thereon through the stated maturity of the letters of credit (assuming no drawings thereon before stated maturity), (5) all accrued and unpaid fees, expenses, indemnities and other amounts (including any prepayment penalties or premiums or similar fees) through the date of purchase and (6) in the case of contingent or unliquidated Senior Obligations for which a claim has been made against (or identified by) the Senior Secured Parties and indemnification or payment is required under the Senior Debt Documents, cash collateral in such amounts as the Designated Senior Representative and the other Senior Secured Parties reasonably determine is necessary to all such contingent or unliquidated Senior Obligations in connection with such contingent or unliquidated Senior Obligations, without warranty or representation or recourse (except for representations and warranties required to be made by assigning lenders pursuant to the Assignment and Assumption (as such term is defined in the First Lien Credit Agreement)); provided that each Senior Secured Party will retain all rights to indemnification and expense reimbursement provided in the relevant Senior Debt Documents for any unidentified and unasserted claims and other amounts relating to periods prior to the purchase of the Senior Debt Obligations pursuant to this Section 5.07. If such right is exercised, the parties shall endeavor to close promptly thereafter but in any event within ten (10) Business Days of the request. If one or more of the Second Priority Debt Parties exercise such purchase right, it shall be exercised pursuant to documentation mutually acceptable to each of the Senior Representative and the Second Priority Representative. If more than one Second Priority Debt Party has exercised such purchase right and the aggregate amount of all purchase right exercises exceeds the amount of the Senior Obligations, the amount with respect to which each exercising Second Priority Debt Party shall be deemed to have exercised its purchase right shall be reduced on a ratable basis according to the amounts of the original exercises of such purchase right by each such Second Priority Debt Party. If none of the Second Priority Debt Parties timely exercise such right, the Senior Secured Parties shall have no further obligations pursuant to this Section 5.07 for such

Purchase Event and may take any further actions in their sole discretion in accordance with the Senior Debt Documents and this Agreement. Each Grantor irrevocably consents to any assignment effected to one or more Senior Priority Debt Parties pursuant to this Section 5.07 for purposes of all Senior Debt Documents and hereby agrees that no further consent from such Grantor shall be required.

SECTION 5.08.                              Shared Collateral Documents.

(a)                                 Other than with respect to the German Security, in furtherance of the provisions of Section 6.05 applicable to the Shared Collateral, each Grantor agrees that each Shared Collateral Document shall, to the extent possible under applicable law governing each such Shared Collateral Document, include the following language (or language to similar effect approved by the Designated Senior Representative):

“Notwithstanding anything to the contrary contained in this Agreement, each Grantor, the Designated Senior Representative (on behalf of the Senior Secured Parties) and the Designated Second Priority Representative (on behalf of the Second Priority Debt Parties) acknowledges and agrees that:

(x)                                 the security interest granted pursuant to this Agreement to the Senior Representative (i) for the benefit of the Senior Secured Parties in the Collateral is intended to be a “first” priority senior security interest and (ii) as agent for the Second Priority Representative for the benefit of the Second Priority Debt Parties in the Collateral is intended to be a “second” priority security interest, fully junior, subordinated and subject to the security interest granted to the Senior Representative for the benefit of the Senior Secured Parties in the Collateral on the terms and conditions set forth in the Intercreditor Agreement notwithstanding the fact that a single security interest has been granted pursuant to this Agreement and all other rights and benefits afforded hereunder to the Second Priority Debt Parties with respect to the Collateral are expressly subject to the terms and conditions of the Intercreditor Agreement,

(y)                                 the Senior Secured Parties’ security interests in the Collateral are intended to constitute security interests separate and apart (and of a different class and claim) from the Second Priority Debt Holders’ security interests in the Collateral, and

(z)                                  the grant of security interest hereunder is intended to constitute two separate and distinct grants of security, one in favor of the Senior Representative for the benefit of the Senior Secured Parties in the Collateral and the second in favor of the Senior Representative, as agent for the Second Priority Representative for the benefit of the Second Priority Debt Parties in the Collateral notwithstanding the fact that a single security interest has been granted pursuant to this Agreement.”

(b)                                 Other than with respect to the German Security Documents and to the extent permitted under applicable law, the Designated Second Priority Representative shall be a party to each Shared Collateral Document and acknowledge the Lien granted in favor of the Designated Senior Representative thereunder.

SECTION 5.09.                              Shared Collateral Documents (German law).

(a)                                 Solely with respect to any Collateral subject of any Shared Collateral Document governed by German law (such Collateral being the “Shared German Collateral”), the Designated Senior Representative hereby acknowledges and agrees to its appointment as collateral agent by the Second Priority Debt Parties pursuant to [                           ] of the [Name of agreement evidencing the Initial

Second Priority Debt Obligations] and agrees to the provisions of [                                    ] of the Initial Second Priority Debt Documents. The Senior Representative further agrees to hold control over such Shared German Collateral as collateral agent for each of the Senior Secured Parties and the Second Priority Debt Parties, subject to the terms and conditions hereof and as set forth in the relevant German Security Document.

(b)                                 Solely with respect to the Shared German Collateral, the Designated Senior Representative agrees to solely take direction with respect to the enforcement over any such Shared German Collateral from the respective Representative, who is then permitted (and not prohibited) pursuant to the terms of this Agreement to exercise or seek to exercise remedies with respect to such portion of the Shared German Collateral.

(c)                                  When acting at its own direction or at the direction of a Second Priority Representative pursuant to clause (b) above, the Senior Representative will apply the proceeds of any collection, sale, foreclosure or other realization upon any Shared German Collateral as set forth in Section 4.1.

SECTION 5.10.                              Intra-Group Lenders. If, following the date hereof, any Subsidiary of Holdings that is not a party hereto becomes an Intra-Group Lender, subject to applicable Law, the Grantors will procure that such Subsidiary of Holdings will become a party hereto as an Intra-Group Lender by the completion, execution of and delivery to the Senior Representative, an Intra-Group Lender Joinder Agreement within 45 days following the date such Subsidiary becomes an Intra-Group Lender.

SECTION 5.11.                              Parallel Debt (Covenant to Pay Agent). Notwithstanding any other provision of any Senior Document or Second Priority Debt Document, each Grantor hereby acknowledges and agrees to be bound by Section 9.15 of the First Lien Credit Agreement and Section [     ] of the Second Lien Credit Agreement (and any successor provision with respect thereto in connection with any Refinancing thereof) to the same extent as if such Grantor were a party thereto.(1)

ARTICLE VI

Insolvency or Liquidation Proceedings

SECTION 6.01.                              Financing Issues. Until the Discharge of Senior Obligations has occurred, if either Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and any Senior Representative shall desire to consent (or not object) to the sale, use or lease of cash or other collateral or to consent (or not object) to such Borrower’s or any other Grantor’s obtaining financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law (“DIP Financing”), then each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will raise no objection to and will not otherwise contest or oppose or support (or join with) any other person in contesting or opposing (a) such sale, use or lease of such cash or other collateral, unless a Senior Representative or any other Senior Secured Party shall oppose or object to such use of cash collateral (in which case, no Second Priority Representative nor any other Second Priority Debt Party shall seek any relief in connection therewith that is inconsistent with the relief being sought by the Senior Secured Parties); (b) such DIP Financing, unless a Senior Representative or any other Senior Secured Party shall oppose or object to such DIP Financing (provided that the foregoing shall not prevent the Second Priority Debt Parties from proposing any other DIP Financing that is either pari passu with or junior to the Senior Obligations to any Grantors or to a court of competent jurisdiction), and, except to the extent permitted by

(1) To be included subject to the structure of Additional Senior Debt or Additional Second Priority Lien Debt.

the proviso to clause (ii) of Section 3.01(a) and by Section 6.03, will not request adequate protection or any other relief in connection therewith and, to the extent the Liens securing any Senior Obligations are subordinated or pari passu with such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens in the Shared Collateral to (x) such DIP Financing (and all obligations relating thereto) on the same basis as the Liens securing the Second Priority Debt Obligations are so subordinated to Liens securing Senior Obligations under this Agreement, (y) any adequate protection Liens provided to the Senior Secured Parties, and (z) to any “carve-out” for professional and United States Trustee fees agreed to by the Senior Representatives; provided that as the maximum amount of indebtedness that may be outstanding from time to time in connection with such DIP Financing (not including any Senior Obligations rolled up therein) shall not exceed an amount equal to 10% of the maximum amount of Senior Obligations permitted to be outstanding under the First Lien Credit Agreement Loan Documents (as in effect on the date hereof) on the date of the commencement of such Insolvency or Liquidation Proceeding (the “DIP Cap”), (c) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Obligations made by any Senior Representative or any other Senior Secured Party, (d) any exercise by any Senior Secured Party of the right to credit bid Senior Obligations at any sale in foreclosure of Senior Collateral or otherwise under Section 363(k) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, (e) any other request for judicial relief made in any court by any Senior Secured Party relating to the lawful enforcement of any Lien on Senior Collateral or (f) any order relating to a sale or other disposition of assets of any Grantor to which any Senior Representative has consented or not objected that provides, to the extent such sale or other disposition is to be free and clear of Liens, that the Liens securing the Senior Obligations and the Second Priority Debt Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens on the Shared Collateral securing the Senior Obligations rank to the Liens on the Shared Collateral securing the Second Priority Debt Obligations pursuant to this Agreement; provided that the Second Priority Debt Parties may assert any objection to the proposed bidding procedures or protections to be utilized in connection with any such sale or other disposition that may be asserted by any unsecured creditor of any Grantor, and provided, further, (x) the Second Priority Debt Parties not deemed to have waived any rights to credit bid on the Shared Collateral in any such sale or disposition under Section 363(k) of the Bankruptcy Code or any similar provision of any other applicable law, so long as any such credit bid provides for the payment in full in cash of the Senior Obligations and (y) the foregoing provisions of this Section 6.01 shall not prevent the Second Priority Debt Parties from objecting to any provision in any DIP Financing relating to any provision or content of a plan of reorganization or other plan of similar effect under any Debtor Relief Laws that are inconsistent with this Agreement. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that notice received two Business Days prior to the entry of an order approving such usage of cash or other collateral or approving such financing shall be adequate notice.

SECTION 6.02.                              Relief from the Automatic Stay. Until the Discharge of Senior Obligations has occurred, each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, in each case in respect of any Shared Collateral, without the prior written consent of the Designated Senior Representative.

SECTION 6.03.                              Adequate Protection. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that none of them shall (A) object, contest or support any other Person objecting to or contesting (a) any request by any Senior Representative or any Senior Secured Parties for adequate protection, (b) any objection by any Senior Representative or any Senior Secured Parties to any motion, relief, action or proceeding based on any Senior Representative’s or Senior Secured Party’s claiming a lack of adequate protection in any form or (c) the allowance and/or payment of interest, fees, expenses or other amounts of any Senior Representative or any other Senior Secured Party under Section 506(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law or (B) assert or support any claim for costs or expenses of preserving or disposing of any Collateral under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law. Notwithstanding anything contained in this Section 6.03 or in Section 6.01, in any Insolvency or Liquidation Proceeding, (i) if the Senior Secured Parties (or any subset thereof) are granted adequate protection in the form of additional or replacement collateral or superpriority claims in connection with any DIP Financing (other than in its capacity as a DIP Financing provider) or use of cash collateral under Section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, then each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, may seek or request adequate protection in the form of a Lien on such additional or replacement collateral or a superpriority claim, which (A) Lien is subordinated to the Liens securing all Senior Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to the Liens securing Senior Obligations under this Agreement and (B) superpriority claim is subordinated to all claims of the Senior Secured Parties, (ii) in the event any Second Priority Representatives, for themselves and on behalf of the Second Priority Debt Parties under their respective Second Priority Debt Facilities, seek or request adequate protection and such adequate protection is granted (in each instance, to the extent such grant is otherwise permissible under the terms and conditions of this Agreement) in the form of additional or replacement collateral, then such Second Priority Representatives, for themselves and on behalf of each Second Priority Debt Party under their Second Priority Debt Facilities, agree that each Senior Representative shall also be granted a senior Lien on such additional or replacement collateral as security for the Senior Obligations and any such DIP Financing and that any Lien on such additional or replacement collateral securing the Second Priority Debt Obligations shall be subordinated to the Liens on such collateral securing the Senior Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens granted to the Senior Secured Parties as adequate protection on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement (and, to the extent the Senior Secured Parties are not granted such adequate protection in such form, any amounts recovered by or distributed to any Second Priority Debt Party pursuant to or as a result of any Lien on such additional or replacement collateral so granted to the Second Priority Debt Parties shall be subject to Section 4.02), and (iii) in the event any Second Priority Representatives, for themselves and on behalf of the Second Priority Debt Parties under their respective Second Priority Debt Facilities, seek or request adequate protection and such adequate protection is granted (in each instance, to the extent such grant is otherwise permissible under the terms and conditions of this Agreement) in the form of a superpriority claim, then such Second Priority Representatives, for themselves and on behalf of each Second Priority Debt Party under their Second Priority Debt Facilities, agree that each Senior Representative shall also be granted adequate protection in the form of a superpriority claim, which superpriority claim shall be senior to the superpriority claim of the Second Priority Debt Parties (and, to the extent the Senior Secured Parties are not granted such adequate protection in such form, any amounts recovered by or distributed to any Second Priority Debt Party pursuant to or as a result of any such superpriority claim so granted to the Second Priority Debt Parties shall be subject to Section 4.02). Notwithstanding the foregoing, if the Senior Secured Parties are granted adequate protection in the form of payments in the amount of current post-petition interest, incurred fees and expenses, or other cash payments, then the Second Priority Representatives and the Second Priority Debt Parties shall not be prohibited from seeking adequate protection in the form of payments in the amount of current post-petition interest, incurred fees and expenses or other cash payments (subject to the right of the Senior Secured Parties to object to the amounts so sought by the Second Priority Debt Parties).

SECTION 6.04.                              Preference Issues. If any Senior Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of either Borrower or any other Grantor (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Secured Parties shall be entitled to the benefits of this Agreement until a Discharge of Senior Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise (it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement).

SECTION 6.05.                              Separate Grants of Security and Separate Classifications. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges and agrees that (a) the grants of Liens pursuant to the Senior Collateral Documents and the Second Priority Collateral Documents constitute separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Shared Collateral, the Second Priority Debt Obligations are fundamentally different from the Senior Obligations and must be separately classified in any plan of reorganization or similar dispositive restructuring plan proposed, confirmed, or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that any claims of the Senior Secured Parties and the Second Priority Debt Parties in respect of the Shared Collateral constitute a single class of claims (rather than separate classes of senior and junior secured claims), then each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Shared Collateral (with the effect being that, to the extent that the aggregate value of the Shared Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Debt Parties), the Senior Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees, and expenses (whether or not allowed or allowable) before any distribution is made from the Shared Collateral in respect of the Second Priority Debt Obligations), and each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby acknowledges and agrees to turn over to the Designated Senior Representative amounts otherwise received or receivable by them from the Shared Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Debt Parties.

SECTION 6.06.                              No Waivers of Rights of Senior Secured Parties. Nothing contained herein shall, except as expressly provided herein, prohibit or in any way limit any Senior Representative or any other Senior Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Second Priority Debt Party, including the seeking by any Second Priority Debt Party of adequate protection or the assertion by any Second Priority Debt Party of any of its rights and remedies under the Second Priority Debt Documents or otherwise.

SECTION 6.07.                              Application. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, shall be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding. The relative rights as to the Shared Collateral and proceeds thereof shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same basis as prior to the date of the petition therefor, subject to any court order approving the financing of, or use of cash collateral by, any Grantor. All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor.

SECTION 6.08.                              Other Matters. To the extent that any Second Priority Representative or any Second Priority Debt Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to any of the Shared Collateral, such Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, or such Second Priority Debt Party, as applicable, agrees not to assert any such rights without the prior written consent of each Senior Representative; provided that if requested by any Senior Representative, such Second Priority Representative shall timely exercise such rights in the manner requested by the Senior Representatives (acting unanimously), including any rights to payments in respect of such rights.

SECTION 6.09.                              506(c) Claims. Until the Discharge of Senior Obligations has occurred, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law senior to or on a parity with the Liens securing the Senior Obligations for costs or expenses of preserving or disposing of any Shared Collateral.

SECTION 6.10.                              Reorganization Securities.

(a)                                 If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the Senior Obligations and the Second Priority Debt Obligations, then, to the extent the debt obligations distributed on account of the Senior Obligations and on account of the Second Priority Debt Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(b)                                 No Second Priority Debt Party (whether in the capacity of a secured creditor or an unsecured creditor) shall propose, vote in favor of, or otherwise directly or indirectly support any plan of reorganization or similar dispositive restructuring plan that is inconsistent with the priorities or other provisions of this Agreement, other than with the prior written consent of the Designated Senior Representative or to the extent any such plan is proposed or supported by the number of Senior Secured Parties required under Section 1126(c) of the Bankruptcy Code.

SECTION 6.11.                              Section 1111(b) of the Bankruptcy Code. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, shall not object to, oppose, support any objection, or take any other action to impede, the right of any Senior Secured Party to make an election under Section 1111(b)(2) of the Bankruptcy Code. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, waives any claim it may hereafter have against any senior claimholder arising out of the election by any Senior Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code.

SECTION 6.12.                              Post-Petition Claims.

(a)                                 No Second Priority Representative nor any other Second Priority Debt Party shall oppose or seek to challenge (or join with or support any other person in challenging) any claim by any Senior Representative or any Senior Secured Party for allowance in any Insolvency or Liquidation Proceeding of Senior Obligations consisting of post-petition interest, fees, costs, charges or expenses to the extent of the value of the Senior Representative’s Lien held for the benefit of the Senior Secured Parties, without regard to the existence of the Lien of the Second Priority Representatives on behalf of the Second Priority Debt Parties on the Shared Collateral.

(b)                                 No Senior Representative nor any other Senior Secured Party shall oppose or seek to challenge (or join with or support any other person in challenging) any claim by any Second Priority Representative or any Second Priority Debt Party for allowance in any Insolvency or Liquidation Proceeding of Second Priority Debt Obligations consisting of post-petition interest, fees, costs, charges or expenses so long as the Senior Secured Parties are receiving post-petition interest, fees or expenses in at least the same form being requested by the Second Priority Debt Parties and then only to the extent of the value of the Lien of the Second Priority Representatives on behalf of the Second Priority Debt Parties on the Shared Collateral (after taking into account the value of the Lien in favor of the Senior Secured Parties; provided, however, to the extent that any such payments are later recharacterized as payments of principal by the applicable bankruptcy court, such payments shall, upon such recharacterization, be turned over to the Senior Secured Parties and applied to the Senior Obligations in accordance with Section 4.01 hereof).

ARTICLE VII

Reliance; Etc.

SECTION 7.01.                              Reliance. All loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Secured Parties to each Borrower and any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges that it and such Second Priority Debt Parties have, independently and without reliance on any Senior Representative or other Senior Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Second Priority Debt Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decisions in taking or not taking any action under the Second Priority Debt Documents or this Agreement.

SECTION 7.02.                              No Warranties or Liability. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges and agrees that neither any Senior Representative nor any other Senior Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Senior Debt Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Senior Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Second Priority Representatives and the Second Priority Debt Parties have in the Shared Collateral or otherwise, except as otherwise provided in this Agreement. Neither any Senior Representative nor any other Senior Secured Party shall have any duty to any Second Priority Representative or Second Priority Debt Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with either Borrower or any Subsidiary (including the Second Priority Debt Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectibility of any of the Senior Obligations, the Second Priority Debt Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Grantor’s title to or right to transfer any of the Shared Collateral or (c) any other matter except as expressly set forth in this Agreement.

SECTION 7.03.           Obligations Unconditional. All rights, interests, agreements and obligations of the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties hereunder shall remain in full force and effect irrespective of:

(a)           any lack of validity or enforceability of any Senior Debt Document or any Second Priority Debt Document;

(b)           any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Second Priority Debt Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the First Lien Credit Agreement or any other Senior Debt Document or of the terms of any Second Priority Debt Document;

(c)           any exchange of any security interest in any Shared Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Second Priority Debt Obligations or any guarantee thereof;

(d)           the commencement of any Insolvency or Liquidation Proceeding in respect of either Borrower or any other Grantor; or

(e)           any other circumstances that otherwise might constitute a defense available to (i) either Borrower or any other Grantor in respect of the Senior Obligations (other than the Discharge of Senior Obligations subject to Sections 5.06 and 6.04) or (ii) any Second Priority Representative or Second Priority Debt Party in respect of this Agreement.

ARTICLE VIII

Miscellaneous

SECTION 8.01.           Conflicts. Subject to Section 8.22, in the event of any conflict between the provisions of this Agreement and the provisions of any Senior Debt Document or any Second Priority Debt Document, the provisions of this Agreement shall govern. Notwithstanding the foregoing, the relative rights and obligations of (x) the Senior Representatives and the Senior Secured Parties (as amongst themselves) with respect to any Senior Collateral shall be governed by the terms of the First Lien Intercreditor Agreement and in the event of any conflict between the First Lien Intercreditor Agreement and this Agreement as to such relative rights and obligations, the provisions of the First Lien Intercreditor Agreement shall control and (y) the Second Priority Representatives and the Second Priority Debt Parties (as amongst themselves) with respect to any Second Priority Collateral shall be governed by the terms of the Junior Lien Intercreditor Agreement and in the event of any conflict between the Junior Lien

Intercreditor Agreement and this Agreement as to such relative rights and obligations, the provisions of the Junior Lien Intercreditor Agreement shall control.

SECTION 8.02.           Continuing Nature of this Agreement; Severability. Subject to Sections 5.06 and 6.04, this Agreement shall continue to be effective until the Discharge of Senior Obligations shall have occurred. This is a continuing agreement of Lien subordination, and the Senior Secured Parties may continue, at any time and without notice to the Second Priority Representatives or any Second Priority Debt Party, to extend credit and other financial accommodations and lend monies to or for the benefit of either Borrower or any Subsidiary constituting Senior Obligations in reliance hereon. The terms of this Agreement shall survive and continue in full force and effect in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.03.           Amendments; Waivers.

(a)           No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by Section 8.03(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)           This Agreement may be amended in writing signed by each Representative (in each case, acting in accordance with the documents governing the applicable Debt Facility); provided that any such amendment, supplement or waiver which by the terms of this Agreement requires the Lead Borrower’s consent or which increases the obligations or reduces the rights of, or otherwise materially adversely affects, either Borrower or any Grantor, shall require the consent of the Lead Borrower. Any such amendment, supplement or waiver shall be in writing and shall be binding upon the Senior Secured Parties and the Second Priority Debt Parties and their respective successors and assigns.

(c)           Notwithstanding the foregoing, without the consent of any Secured Party, any Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 8.09 and upon such execution and delivery, such Representative and the Secured Parties and Senior Obligations or Second Priority Debt Obligations of the Debt Facility for which such Representative is acting shall be subject to the terms hereof.

SECTION 8.04.           Information Concerning Financial Condition of the Lead Borrower and the Subsidiaries. The Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties shall each be responsible for keeping themselves informed of (a) the financial condition of Holdings, each Borrower and the Subsidiaries and all endorsers or guarantors of the Senior Obligations or the Second Priority Debt Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Obligations or the Second Priority Debt Obligations. The Senior Representatives, the Senior Secured Parties, the Second Priority Representatives

and the Second Lien Priority Debt Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that any Senior Representative, any Senior Secured Party, any Second Priority Representative or any Second Priority Debt Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

SECTION 8.05.           Subrogation. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Obligations has occurred.

SECTION 8.06.           Application of Payments. Except as otherwise provided herein, all payments received by the Senior Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Obligations as the Senior Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the Senior Debt Documents. Except as otherwise provided herein, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, assents to any such extension or postponement of the time of payment of the Senior Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

SECTION 8.07.           Additional Grantors. The Lead Borrower agrees that, if any Subsidiary shall become a Grantor after the date hereof, it will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument in the form of Annex II. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereto, and will be acknowledged by the Designated Second Priority Representative and the Designated Senior Representative. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 8.08.           Dealings with Grantors. Upon any application or demand by the Lead Borrower or any Grantor to any Representative to take or permit any action under any of the provisions of this Agreement or under any Collateral Document (if such action is subject to the provisions hereof), at the request of such Representative, the Lead Borrower or such Grantor, as appropriate, shall furnish to such Representative a certificate of a Responsible Officer (an “Officer’s Certificate”) stating that all conditions precedent, if any, provided for in this Agreement or such Collateral Document, as the case may be, relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or any Collateral Document relating to such particular application or demand, no additional certificate or opinion need be furnished.

SECTION 8.09.           Additional Debt Facilities. To the extent, but only to the extent, permitted by the provisions of the then extant Senior Debt Documents and Second Priority Debt Documents, the Borrowers may incur or issue and sell one or more series or classes of Additional Second

Priority Debt and one or more series or classes of Additional Senior Debt. Any such additional class or series of Additional Second Priority Debt (the “Second Priority Class Debt”) may be secured by a second priority, subordinated Lien on Shared Collateral, in each case under and pursuant to the relevant Second Priority Collateral Documents for such Second Priority Class Debt, if and subject to the condition that the Representative of any such Second Priority Class Debt (each, a “Second Priority Class Debt Representative”), acting on behalf of the holders of such Second Priority Class Debt (such Representative and holders in respect of any Second Priority Class Debt being referred to as the “Second Priority Class Debt Parties”), becomes a party to this Agreement by satisfying conditions (i) through (iii), as applicable, of the immediately succeeding paragraph. Any such additional class or series of Additional Senior Debt (the “Senior Class Debt”; and the Senior Class Debt and Second Priority Class Debt, collectively, the “Class Debt”) may be secured on a senior basis to the Second Priority Debt Obligations by a Lien on Shared Collateral, in each case under and pursuant to the relevant Senior Collateral Documents, if and subject to the condition that the Representative of any such Senior Class Debt (each, a “Senior Class Debt Representative”; and the Senior Class Debt Representatives and Second Priority Class Debt Representatives, collectively, the “Class Debt Representatives”), acting on behalf of the holders of such Senior Class Debt (such Representative and holders in respect of any such Senior Class Debt being referred to as the “Senior Class Debt Parties; and the Senior Class Debt Parties and Second Priority Class Debt Parties, collectively, the “Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iii), as applicable, of the immediately succeeding paragraph. In order for a Class Debt Representative to become a party to this Agreement:

(i)            such Class Debt Representative shall have executed and delivered a Joinder Agreement substantially in the form of Annex III (if such Representative is a Second Priority Class Debt Representative) or Annex IV (if such Representative is a Senior Class Debt Representative) (with such changes as may be reasonably approved by the Designated Senior Representative and such Class Debt Representative) pursuant to which it becomes a Representative hereunder, and the Class Debt in respect of which such Class Debt Representative is the Representative constitutes Additional Senior Debt Obligations or Additional Second Priority Debt Obligations, as applicable, and the related Class Debt Parties become subject hereto and bound hereby as Additional Senior Debt Parties or Additional Second Priority Debt Parties, as applicable;

(ii)           the Lead Borrower (a) shall have delivered to the Designated Senior Representative an Officer’s Certificate identifying the obligations to be designated as Additional Senior Debt Obligations or Additional Second Priority Debt Obligations, as applicable, and the initial aggregate principal amount or face amount thereof and certifying that such obligations are permitted to be incurred and secured (I) in the case of Additional Senior Debt Obligations, on a senior basis under each of the Senior Debt Documents to the Second Priority Debt Obligations and (II) in the case of Additional Second Priority Debt Obligations, on a junior basis to the Senior Obligations under each of the Second Priority Debt Documents and (b) if requested, shall have delivered true and complete copies of each of the Second Priority Debt Documents or Senior Debt Documents, as applicable, relating to such Class Debt, certified as being true and correct by an authorized officer of the Lead Borrower; and

(iii)          the Second Priority Debt Documents or Senior Debt Documents, as applicable, relating to such Class Debt shall provide that each Class Debt Party with respect to such Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Class Debt.

SECTION 8.10.           Refinancings. The Senior Obligations and the Second Priority Debt Obligations may be Refinanced or replaced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any Senior Debt Document or any Second Priority Debt Document) of any Senior Representative or any Secured Party, all without affecting the Lien priorities provided for herein or the other provisions hereof; provided, that (i) such Refinancing is permitted pursuant to the terms of each then extant Senior Debt Documents and Second Priority Debt Documents and (ii) the Representative for the holders of such Refinancing shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof.

The Second Priority Representatives hereby agree that at the request of the Lead Borrower in connection with refinancing or replacement of Senior Obligations (“Replacement Senior Obligations”) they will enter into an agreement in form and substance reasonably acceptable to the Second Priority Representatives with the agent for the Replacement Senior Obligations containing terms and conditions substantially similar to the terms and conditions of this Agreement.

SECTION 8.11.           Consent to Jurisdiction; Waivers. Each Representative, on behalf of itself and the Secured Parties of the Debt Facility for which it is acting, irrevocably and unconditionally:

(a)           submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York in the City of New York, Borough of Manhattan, the courts of the United States of America for the Southern District of New York, and, in each case, appellate courts from any thereof;

(b)           consents and agrees that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Representative) at the address referred to in Section 8.12;

(d)           agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law; and

(e)           waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.11 any special, exemplary, punitive or consequential damages.

SECTION 8.12.           Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent:

(i)         if to either Borrower or any Grantor, to the Lead Borrower, at its address at: Trinseo Materials Operating S.C.A., [                             ], with a copy to K&L Gates LLP, [•],Attention: [•], E-mail: [•], telephone: [•], facsimile: [•];(2)

(2)   K&L to provide address and contact for notices. (including correct K&L Gates office).

(ii)        if to the Second Priorit Debt Representative to it at: [                  ] [                                ], Attention of [          ], fax:[                    ];

(iii)       if to the First Lien Administrative Agent, to it at: Deutsche Bank AG New York Branch, 60 Wall Street, New York, New York 10005, Attention of [           ], fax:[                          ].

(iv)       if to any other Representative, to it at the address specified by it in the Joinder Agreement delivered by it pursuant to Section 8.09.

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid (or any substantially similar form of mail) and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

SECTION 8.13.           Further Assurances. Each Senior Representative, on behalf of itself and each Senior Secured Party under the Senior Debt Facility for which it is acting, each Second Party Representative, on behalf of itself, and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

SECTION 8.14.           GOVERNING LAW; WAIVER OF JURY TRIAL.

(A)           THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(B)           EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 8.15.           Binding on Successors and Assigns. This Agreement shall be binding upon the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives, the Second Priority Debt Parties, each Borrower, the other Grantors party hereto and their respective successors and assigns.

SECTION 8.16.           Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

SECTION 8.17.           Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile or other electronic method, each of which shall be an original and all of which shall together constitute one and the same document. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 8.18.           Intercreditor Agreements. (a) It is hereby agreed that the Second Priority Representatives and, if any Senior Representative elects to become a party thereto, such Senior Representative, may enter into intercreditor agreements or similar arrangements governing the rights, benefits and privileges as among the Second Priority Debt Parties and the holders of Indebtedness secured on a junior basis to the Second Priority Debt Obligations and the Senior Obligations in respect of the Shared Collateral with one or more trustees, administrative agents, collateral agents or similar agents under the indenture or other governing agreement pursuant to which Indebtedness is issued, incurred or otherwise obtained, including as to application of proceeds of the Shared Collateral, control of the Shared Collateral and waivers, modifications and releases with respect to the Shared Collateral (each, as such agreement or arrangement may be amended, supplemented, restated or otherwise modified from time to time, a “Third Lien Intercreditor Agreement”). In the event that any Third Lien Intercreditor Agreement exists, the provisions thereof shall not, as between any of the Senior Secured Parties, on the one hand, and any of the Second Priority Debt Parties, on the other hand, be (or be construed to be) an amendment, modification or other change to this Agreement and the provisions of this Agreement shall remain in full force and effect in accordance with the terms hereof (as such provisions may be amended, modified or otherwise supplemented from time to time in accordance with the terms hereof).

(b) Notwithstanding anything to the contrary contained in this Agreement, each party hereto agrees that the Senior Secured Parties (as among themselves) may enter into the First Lien Intercreditor Agreeement or other intercreditor agreements (or similar arrangements) governing the rights, benefits and privileges as among the First Lien Secured Parties in respect of the Shared Collateral, this Agreement and the other Senior Debt Documents, including as to application of proceeds of the Shared Collateral, voting rights, control of the Shared Collateral and waivers with respect to the Shared Collateral, in each case so long as the terms thereof do not violate or conflict with (i) the provisions of this Agreement with respect to the relative rights of the Senior Secured Parties on the one hand and the Second Priority Debt Parties on the other hand and/or (ii) the Senior Debt Documents. The Second Priority Debt Parties (as among themselves) may enter into an intercreditor agreement (or similar arrangement) (such agreement or arrangement, as may be amended, supplemented, restated or otherwise modified from time to time, a “Junior Lien Intercreditor Agreement”) governing the rights, benefits and privileges as among the Second Priority Debt Parties in respect of the Shared Collateral, this Agreement and the other Second Priority Debt Documents, including as to application of proceeds of the Shared Collateral, voting rights, control of the Shared Collateral and waivers with respect to the Shared Collateral, in each case so long as the terms thereof do not violate or conflict with (i) the provisions of this Agreement with respect to the relative rights of the Senior Secured Parties on the one hand and the Second Priority Debt Parties on the other hand and/or (ii) or the Second Priority Debt Documents. In any event, if a First Lien Intercreditor Agreement and/or a Junior Lien Intercreditor Agreement exists, the provisions thereof shall not be (or be construed to be) an amendment, modification or other change to this Agreement or any other Senior Collateral Document or Second Priority Collateral Document, and the provisions of this Agreement and the other Senior Collateral Documents and Second Priority Collateral Documents shall remain in full force and effect in accordance with the terms hereof and thereof (as such provisions may be amended, modified or otherwise supplemented from time to time in accordance with the terms hereof and thereof, including to give effect to any intercreditor agreement (or similar arrangement)).

(c) Notwithstanding anything herein to the contrary, the provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Senior Secured Parties on the one hand and the Second Priority Debt Parties on the other hand.

SECTION 8.19.           No Third Party Beneficiaries; Successors and Assigns. The lien priorities set forth in this Agreement and the rights and benefits hereunder in respect of such lien priorities shall inure solely to the benefit of the Senior Representatives, the Senior Secured Parties, the Second

Priority Representatives and the Second Priority Debt Parties, and their respective permitted successors and assigns, and no other Person (including the Grantors, or any trustee, receiver, debtor in possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert such rights. Nothing in this Agreement is intended to or shall impair the obligations of either Borrower or any other Grantor, which are absolute and unconditional, to pay the Senior Obligations and the Second Priority Debt Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 8.20.           Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. All references to either Borrower or any other Grantor shall include such Borrower or any other Grantor as debtor and debtor-in-possession and any receiver or trustee for such Borrower or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

SECTION 8.21.           First Lien Administrative Agent and Representative. It is understood and agreed that (a) the First Lien Administrative Agent is entering into this Agreement in its capacity as administrative agent and collateral agent under the First Lien Credit Agreement and the provisions of Article 9 of the First Lien Credit Agreement applicable to the Agents (as defined therein) thereunder shall also apply to the First Lien Administrative Agent hereunder and (b) the Second Priority Representative is entering into this Agreement in its capacity as [                                           ] under the Second Priority Debt Documents.

SECTION 8.22.           Relative Rights. Notwithstanding anything in this Agreement to the contrary (a) (except to the extent contemplated by Section 5.01(a), 5.01(b), 5.01(e) or 5.03(b)), nothing in this Agreement is intended to or will (i) amend, waive or otherwise modify the provisions of the First Lien Credit Agreement, any other Senior Debt Document or any Second Priority Debt Documents, or (ii) obligate either Borrower or any Grantor to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the First Lien Credit Agreement or any other Senior Debt Document or any Second Priority Debt Document (b) nothing in this Agreement is intended or will (i) change the relative priorities of the Senior Obligations or the Liens granted under the Senior Collateral Documents on the Shared Collateral (or any other assets) as among the Senior Secured Parties, or (ii) otherwise change the relative rights of the Senior Secured Parties in respect of the Shared Collateral as among such Senior Secured Parties.

SECTION 8.23.           Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 8.24.           Rules of Interpretation. This Agreement is a product of negotiations among representatives of, and has been reviewed by counsel to, each of the First Lien Administrative Agent, the Second Priority Representative and each Grantor and is the product of those persons on behalf of themselves and the First Lien Credit Agreement Secured Parties (in the case of the First Lien Administrative Agent) and the Second Priority Debt Parties. Accordingly, this Agreement’s provisions shall not be construed against, or in favor of, any party or other person merely by virtue of the extent of that party or other person’s involvement, or lack of involvement, in the preparation of this Agreement and of any of its specific provision.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

DEUTSCHE BANK AG NEW YORK BRANCH,
as First Lien Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[ ],
as Initial Second Priority Representative

By:
Name:
Title:

[Trinseo — Second Lien Intercreditor Agreement]

TRINSEO MATERIALS OPERATING S.C.A.,
as Lead Borrower

By:
Name:
Title:

TRINSEO MATERIALS FINANCE, INC.,
as Co-Borrower

By:
Name:
Title:

[Trinseo — Second Lien Intercreditor Agreement]

ANNEX I

Grantors

Annex I-1

ANNEX II

SUPPLEMENT NO. dated as of [              ], 20[    ] (this “Supplement”), to the SECOND LIEN INTERCREDITOR AGREEMENT dated as of [              ], 20[     ] (the “Second Lien Intercreditor Agreement”), among TRINSEO Holding S.À R.L., a private limited liability company (société à responsabilité limitée), organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies (“RCS”) under number B 153582 (“Holdings”), TRINSEO MATERIALS S.À R.L., a private limited liability company (société à responsabilité limitée), organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with RCS under number B 162639 (“Intermediate Holdings”), TRINSEO MATERIALS OPERATING S.C.A., a partnership limited by shares (societe en commandite par actions) organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with the RCS under number B 153586 (the “Lead Borrower”), acting by its general partner, Intermediate Holdings, TRINSEO MATERIALS FINANCE, INC., a Delaware corporation, the other Grantors from time to time party thereto, DEUTSCHE BANK AG NEW YORK BRANCH, as Representative for the First Lien Credit Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “First Lien Administrative Agent”), [                            ], as Representative for the Initial Second Priority Debt Parties (in such capacity and together with its successors in such capacity, the “Initial Second Priority Representative”), and each additional Second Priority Representative and Senior Representative that from time to time becomes a party thereto pursuant to Section 8.09 thereof.

A.            Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Second Lien Intercreditor Agreement.

B.            The Grantors have entered into the Second Lien Intercreditor Agreement. Pursuant to the First Lien Credit Agreement, the Initial Second Priority Debt Documents, certain Additional Senior Debt Documents and certain Additional Second Priority Debt Documents, certain newly acquired or organized Subsidiaries of the Lead Borrower are required to enter into the Second Lien Intercreditor Agreement. Section 8.07 of the Second Lien Intercreditor Agreement provides that such Subsidiaries may become party to the Second Lien Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the First Lien Credit Agreement, the Initial Second Priority Debt Documents, the Additional Second Priority Debt Documents and Additional Senior Debt Documents.

Accordingly, the Designated Senior Representative and the New Grantor agree as follows:

SECTION 1.         In accordance with Section 8.07 of the Second Lien Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the Second Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the Second Lien Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the Second Lien Intercreditor Agreement shall be deemed to include the New Grantor. The Second Lien Intercreditor Agreement is hereby incorporated herein by reference.

Annex II-1

SECTION 2.         The New Grantor represents and warrants to the Designated Senior Representative and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Bankruptcy Laws and by general principles of equity.

SECTION 3.         This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic method shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4.         Except as expressly supplemented hereby, the Second Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5.        THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.         In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.         All communications and notices hereunder shall be in writing and given as provided in Section 8.12 of the Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Lead Borrower as specified in the Second Lien Intercreditor Agreement.

SECTION 8.         The Lead Borrower agrees to reimburse the Designated Senior Representative for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative as required by the applicable Senior Debt Documents.

Annex II-2

IN WITNESS WHEREOF, the New Grantor, and the Designated Senior Representative have duly executed this Supplement to the Second Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR]

By:
Name:
Title:

Acknowledged by:

[ ], as Designated Senior Representative

By:
Name:
Title:

[ ], as Designated Second Priority Representative

By:
Name:
Title:

Annex II-3

ANNEX III

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [   ] dated as of [         ], 20[   ] to the SECOND LIEN INTERCREDITOR AGREEMENT dated as of [        ], 20[     ] (the “Second Lien Intercreditor Agreement”), among TRINSEO Holding S.À R.L., a private limited liability company (société à responsabilité limitée), organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies (“RCS”) under number B 153582 (“Holdings”), TRINSEO MATERIALS S.À R.L., a private limited liability company (société à responsabilité limitée), organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with RCS under number B 162639 (“Intermediate Holdings”), TRINSEO MATERIALS OPERATING S.C.A., a partnership limited by shares (societe en commandite par actions) organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with the RCS under number B 153586 (the “Lead Borrower”), acting by its general partner, Intermediate Holdings, TRINSEO MATERIALS FINANCE, INC., a Delaware corporation (the “Co-Borrower”, together with the Lead Borrower, the “Borrowers” and each, a “Borrower”), the other Grantors from time to time party thereto, DEUTSCHE BANK AG NEW YORK BRANCH, as Representative for the First Lien Credit Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “First Lien Administrative Agent”), [                                        ], as Representative for the Initial Second Priority Debt Parties (in such capacity and together with its successors in such capacity, the “Initial Second Priority Representative”), and each additional Second Priority Representative and Senior Representative that from time to time becomes a party thereto pursuant to Section 8.09 thereof.

A.            Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Second Lien Intercreditor Agreement.

B.            As a condition to the ability of the Borrowers to incur Second Priority Class Debt after the date of the Second Lien Intercreditor Agreement and to secure such Second Priority Class Debt with the Second Priority Lien and to have such Second Priority Class Debt guaranteed by the Grantors, in each case under and pursuant to the Second Priority Collateral Documents relating thereto, the Second Priority Class Debt Representative in respect of such Second Priority Class Debt is required to become a Representative under, and such Second Priority Class Debt and the Second Priority Class Debt Parties in respect thereof are required to become subject to and bound by, the Second Lien Intercreditor Agreement. Section 8.09 of the Second Lien Intercreditor Agreement provides that such Second Priority Class Debt Representative may become a Representative under, and such Second Priority Class Debt and such Second Priority Class Debt Parties may become subject to and bound by, the Second Lien Intercreditor Agreement as Additional Second Priority Debt Obligations and Additional Second Priority Debt Parties, respectively, pursuant to the execution and delivery by the Second Priority Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 8.09 of the Second Lien Intercreditor Agreement. The undersigned Second Priority Class Debt Representative (the “New Representative”) is executing this Supplement in accordance with the requirements of the Senior Debt Documents and the Second Priority Debt Documents.

Accordingly, the Designated Senior Representative and the New Representative agree as follows:

SECTION 1.         In accordance with Section 8.09 of the Second Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the

Annex III-1

related Second Priority Class Debt and Second Priority Class Debt Parties become subject to and bound by, the Second Lien Intercreditor Agreement as Additional Second Priority Debt Obligations and Additional Second Priority Debt Parties, respectively, with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Second Priority Class Debt Parties, hereby agrees to all the terms and provisions of the Second Lien Intercreditor Agreement applicable to it as a Second Priority Representative and to the Second Priority Class Debt Parties that it represents as Second Priority Debt Parties. Each reference to a “Representative” or “Second Priority Representative” in the Second Lien Intercreditor Agreement shall be deemed to include the New Representative. The Second Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2.     The New Representative represents and warrants to the Designated Senior Representative and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent][trustee] under [DESCRIBE NEW FACILITY], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms hereof and (iii) the Second Priority Debt Documents relating to such Second Priority Class Debt provide that, upon the New Representative’s entry into this Agreement, the Second Priority Class Debt Parties in respect of such Second Priority Class Debt will be subject to and bound by the provisions of the Second Lien Intercreditor Agreement as Second Priority Debt Parties.

SECTION 3.     This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 4.     Except as expressly supplemented hereby, the Second Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5.        THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.     In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.     All communications and notices hereunder shall be in writing and given as provided in Section 8.12 of the Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

SECTION 8.     The Lead Borrower agrees to reimburse the Designated Senior Representative for its reasonable out-of-pocket expenses in connection with this Representative

Annex III-2

Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative as required by the applicable Senior Debt Documents.

Annex III-3

IN WITNESS WHEREOF, the New Representative and the Designated Senior Representative have duly executed this Representative Supplement to the Second Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE],
as [ ] for the holders of [ ]

By:
Name:
Title:

Address for notices:

Attention of:

Telecopy:

[ ],
as Designated Senior Representative

By:
Name:
Title:

Annex III-4

Acknowledged by:

TRINSEO MATERIALS OPERATING S.C.A.

By:
Name:
Title:

TRINSEO MATERIALS FINANCE, INC.,

By:
Name:
Title:

THE GRANTORS
LISTED ON SCHEDULE I HERETO

By:
Name:
Title:

Annex III-5

Schedule I to the

Representative Supplement to the

Second Lien Intercreditor Agreement

Grantors

Annex III-6

ANNEX IV

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [   ] dated as of [      ], 20[   ] to the SECOND LIEN INTERCREDITOR AGREEMENT dated as of [              ], 20[   ] (the “Second Lien Intercreditor Agreement”), among TRINSEO Holding S.À R.L., a private limited liability company (société à responsabilité limitée), organized and established under the laws of the Grand Duchy of Luxembourg, TRINSEO MATERIALS S.À R.L., a private limited liability company (société à responsabilité limitée), organized and established under the laws of the Grand Duchy of Luxembourg (“Intermediate Holdings”), TRINSEO MATERIALS OPERATING S.C.A., a partnership limited by shares (societe en commandite par actions) organized and established under the laws of the Grand Duchy of Luxembourg (the “Lead Borrower”), acting by its general partner, Intermediate Holdings, TRINSEO MATERIALS FINANCE, INC., a Delaware corporation (the “Co-Borrower”, together with the Lead Borrower, the “Borrowers” and each, a “Borrower”), the other Grantors from time to time party thereto, DEUTSCHE BANK AG NEW YORK BRANCH, as Representative for the First Lien Credit Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “First Lien Administrative Agent”), [                                 ], as Representative for the Initial Second Priority Debt Parties (in such capacity and together with its successors in such capacity, the “Initial Second Priority Representative”), and each additional Second Priority Representative and Senior Representative that from time to time becomes a party thereto pursuant to Section 8.09 thereof.

A.            Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Second Lien Intercreditor Agreement.

B.            As a condition to the ability of the Borrowers to incur Senior Class Debt after the date of the Second Lien Intercreditor Agreement and to secure such Senior Class Debt with the Senior Lien and to have such Senior Class Debt guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Senior Collateral Documents relating thereto, the Senior Class Debt Representative in respect of such Senior Class Debt is required to become a Representative under, and such Senior Class Debt and the Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the Second Lien Intercreditor Agreement. Section 8.09 of the Second Lien Intercreditor Agreement provides that such Senior Class Debt Representative may become a Representative under, and such Senior Class Debt and such Senior Class Debt Parties may become subject to and bound by, the Second Lien Intercreditor Agreement as Additional Senior Debt Obligations and Additional Senior Debt Parties, respectively, pursuant to the execution and delivery by the Senior Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 8.09 of the Second Lien Intercreditor Agreement. The undersigned Senior Class Debt Representative (the “New Representative”) is executing this Supplement in accordance with the requirements of the Senior Debt Documents and the Second Priority Debt Documents.

Accordingly, the Designated Senior Representative and the New Representative agree as follows:

SECTION 1.         In accordance with Section 8.09 of the Second Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Senior Class Debt and Senior Class Debt Parties become subject to and bound by, the Second Lien Intercreditor Agreement as Additional Senior Debt Obligations and Additional Senior Debt Parties, respectively, with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Senior Class Debt Parties, hereby agrees to all the terms and provisions of the Second Lien Intercreditor Agreement applicable to it as a Senior Representative and to the Senior Class Debt Parties that it represents as Senior Debt Parties. Each reference to a “Representative” or “Senior Representative” in the Second Lien

Annex IV-1

Intercreditor Agreement shall be deemed to include the New Representative. The Second Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2.     The New Representative represents and warrants to the Designated Senior Representative and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent][trustee] under [DESCRIBE THE NEW FACILITY], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms thereof and (iii) the Senior Debt Documents relating to such Senior Class Debt provide that, upon the New Representative’s entry into this Agreement, the Senior Class Debt Parties in respect of such Senior Class Debt will be subject to and bound by the provisions of the Second Lien Intercreditor Agreement as Senior Secured Parties.

SECTION 3.     This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 4.     Except as expressly supplemented hereby, the Second Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5.        THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.     In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.     All communications and notices hereunder shall be in writing and given as provided in Section 8.12 of the Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

SECTION 8.     The Lead Borrower agrees to reimburse the Designated Senior Representative for its reasonable out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative as required by the applicable Senior Debt Documents.

Annex IV-2

IN WITNESS WHEREOF, the New Representative and the Designated Senior Representative have duly executed this Representative Supplement to the Second Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE],
as [ ] for the holders of [ ]

By:
Name:
Title:

Address for notices:

Attention of:

Telecopy:

[ ],
as Designated Senior Representative

By:
Name:
Title:

Annex IV-3

Acknowledged by:

TRINSEO MATERIALS OPERATING S.C.A.,

By:
Name:
Title:

TRINSEO MATERIALS FINANCE, INC.,

By:
Name:
Title:

THE GRANTORS
LISTED ON SCHEDULE I HERETO

By:
Name:
Title:

Annex IV-4

Schedule I to the

Representative Supplement to the

Second Lien Intercreditor Agreement

Grantors

Annex IV-5

EXHIBIT M

TRINSEO MATERIALS OPERATING S.C.A.,

TRINSEO MATERIALS FINANCE, INC.,

c/o Trinseo Materials Operating S.C.A.

1000 Chesterbrook Boulevard, Suite 300

Berwyn, PA 19312

September 6, 2017

To: Each Existing Lender (as defined below),

and

Barclays Bank PLC

as Fronting Lender (as defined herein)

745 Seventh Avenue

New York, New York 10019

Deutsche Bank AG New York Branch

as Administrative Agent under the Existing Credit Agreement

60 Wall Street

New York, New York 10005

Re:          Cashless Settlement of Existing Loans

Ladies and Gentlemen:

Reference is made to (1) the Credit Agreement, dated as of May 5, 2015 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”), by and among TRINSEO HOLDING S.À R.L., a private limited liability company (société à responsabilité limitée), organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies (“RCS”) under number B 153582 (“Holdings”), TRINSEO MATERIALS S.À R.L., a private limited liability company (société à responsabilité limitée), organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with the RCS under number B 162639 (“Intermediate Holdings”), TRINSEO MATERIALS OPERATING S.C.A., a partnership limited by shares (societe en commandite par actions) organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue John F. Kennedy, L-1855 Luxembourg, registered with the RCS under number B153586 (the “Lead Borrower”), acting by its general partner, Intermediate Holdings, TRINSEO MATERIALS FINANCE, INC., a Delaware corporation (the “Co-Borrower”, together with the Lead Borrower, the “Borrowers” and each, a

“Borrower”) DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent (in such capacity, the “Existing Administrative Agent”) and the other parties thereto and (2) the Credit Agreement, which will refinance the Existing Credit Agreement as provided therein, proposed to be dated on or around September 6, 2017 (the “New Credit Agreement”) and to be entered into by and among Holdings, Intermediate Holdings, the Borrowers, Deutsche Bank AG New York Branch, as administrative agent (in such capacity, “New Administrative Agent”), the lenders from time to time party thereto and the other parties thereto. Capitalized terms used and not otherwise defined herein shall have the respective meanings given to such terms in the New Credit Agreement or the Existing Credit Agreement, as applicable.

Each of the lenders set forth on Schedule I hereto has informed the New Administrative Agent that it has elected to exchange, by cashless roll, all of its Term Loans (as defined in the Existing Credit Agreement) for New Loans (as defined below) by delivery of its signature page to the Credit Agreement marked to reflect its election of a “Cashless Settlement Option” (each such request, a “Lender Commitment”), which Existing Loans (as defined below) shall be deemed satisfied and repaid in full upon such exchange. Each of the Existing Lenders (as defined below) is a Lender of record holding as of the date of its Lender Commitment the principal amount set forth in its Lender Commitment of Loans outstanding (which excludes accrued interest and other non-principal amounts owing, if any) under the Existing Credit Agreement (with respect to such Existing Lender, such principal amount, the “Existing Principal” and such Loans, the “Existing Loans”) and has elected a “Cashless Settlement Option” in its Lender Commitment in order to cashlessly settle its Existing Loans (each an “Existing Lender” and collectively, the “Existing Lenders”), and such Existing Lender’s Existing Principal will be irrevocably exchanged via a cashless rollover for New Loans under the New Credit Agreement in a like principal amounts and currency (or currencies) upon the Closing Date without any cash exchange, which Existing Loans shall be deemed satisfied and repaid in full upon such exchange

Pursuant to the New Credit Agreement, the Fronting Lender will make new term loans under the New Credit Agreement (such new loans the “New Loans”) to the Borrowers for the purpose of prepaying in full the Existing Loans and to pay related fees and expenses. The Borrowers hereby offer to the New Administrative Agent, on behalf of each Existing Lender, to exchange the Allocated Amount (as defined below) of the Existing Loans held by each such Existing Lender on the Closing Date (as defined in the New Credit Agreement) for New Loans in an aggregate principal amount equal to the Allocated Amount so exchanged, which shall be evidenced and governed by the New Credit Agreement and the related Loan Documents as defined therein (such Allocated Amount so exchanged, the “Allocated Loans”), and pursuant to the New Credit Agreement, the Administrative Agent, on behalf of each Existing Lender, hereby agrees to accept such exchange.

For purposes of this letter agreement, the term “Allocated Amount” shall mean, with respect to any Existing Lender, an aggregate principal amount, not to exceed the amount of the Existing Principal of such Existing Lender outstanding on the Closing Date (as defined in the New Credit Agreement) immediately prior to giving effect to the New Credit Agreement, determined by the New Administrative Agent in consultation with the Borrowers and notified to the Borrowers and each Existing Lender.

Upon satisfaction of the conditions precedent set forth in Section 4.01 of the New Credit Agreement (including, without limitation, the Borrowers paying to the Existing Administrative Agent, for the account of each Existing Lender, all interest and other non-principal amounts then due and owing by the Borrowers to such Existing Lender in respect of such Existing Lender’s Existing Loans on the Closing Date (as defined in the New Credit Agreement) and the funding of the New Loans on the Closing Date (as defined in the New Credit Agreement), and notwithstanding anything to the contrary contained in the Existing Credit Agreement, all of the Borrowers’ obligations in respect of the Existing Loans of each Existing Lender in the amount equal to such Existing Lender’s Allocated Amount shall be deemed to have been satisfied; provided that if the Allocated Amount with respect to any Existing Lender is less than the Existing Loans of such Lender, then the difference shall be repaid to the extent set forth in and in accordance with the terms of the Payoff Letter dated the date hereof between the Existing Administrative Agent, the Lead Borrower and any of the other parties thereto. Upon the Existing Administrative Agent marking the Register (as defined in the Existing Credit Agreement) as contemplated below, each Existing Lender shall become a “Lender” pursuant to, and for all purposes under, the New Credit Agreement with respect to the Allocated Loans. The Existing Administrative Agent’s determination and entry and completion of the Register shall be conclusive, in each case, absent clearly demonstrable error. For the avoidance of doubt, it is acknowledged and agreed between the Borrowers and each Existing Lender that (i) the Allocated Loans shall be initially made by Barclays Bank PLC (the “Fronting Lender”) on the Closing Date (as defined in the New Credit Agreement), (ii) the Fronting Lender shall not be required to pay any amount with respect to the Allocated Loans made by it, and neither the New Administrative Agent nor the Existing Lenders shall be required to pay any amount with respect to any of the Allocated Loans, but such Allocated Loans shall be transferred to such Existing Lender by marking the Register as contemplated below, and (iii) notwithstanding anything to the contrary contained in the Existing Credit Agreement, each Existing Lender has agreed to accept, as satisfaction in full of its right to receive payment of the Existing Principal under the Existing Credit Agreement in the amount equal to such Existing Lender’s Allocated Amount, the right to receive for no additional consideration Allocated Loans in accordance herewith. Notwithstanding anything to the contrary, each Existing Lender agrees to waive its right to compensation for any amounts owing under Section 3.05 of the Existing Credit Agreement.

By its execution and delivery of a Lender Commitment, each Existing Lender (a) represents and warrants to the Existing Administrative Agent, the Lead Arrangers (as defined in the New Credit Agreement), the New Administrative Agent, the Fronting Lender or any other Agent that (i)(A) it has full power and authority, and has taken all action necessary, to execute and deliver its Lender Commitment and to consummate the transactions contemplated hereby and thereby and to become a Lender under the New Credit Agreement in respect of the Allocated Loans, and (B) neither its execution and delivery of the Lender Commitment nor the consummation of the transactions contemplated hereby or thereby conflict with such Existing Lender’s organizational documents or material contracts or with any applicable law, (ii) from and after the Closing Date (as defined in the New Credit Agreement), it shall be bound by the provisions of the New Credit Agreement as a Lender thereunder and, to the extent of the Allocated Loans, shall have the obligations of a Lender thereunder and (iii) it has received a copy of the New Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.04 of the Existing Credit Agreement, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into its Lender Commitment and this letter agreement and to accept the Allocated Loans, on the basis of which it has made such analysis and decision independently and without reliance on Lead Arrangers (as defined in the New Credit Agreement), the New Administrative Agent, the Fronting Lender, any other Agent, or any other Lender; and (b) agrees that (i) it will, independently and without reliance on the Lead Arrangers (as defined in the New Credit Agreement), the New Administrative Agent, the Fronting Lender, any other Agent, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents (as defined in the New Credit Agreement), (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender thereunder, and (iii) pursuant to the terms of the New Credit Agreement, including Section 1.14 thereof, it has irrevocably appointed, designated and authorized the New Administrative Agent to enter into the Cashless Roll Letter on its behalf, and to take such other action on its behalf under the provisions of the New Credit Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of the New Credit Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto, including, without limitation, pursuant to Article IX of the New Credit Agreement.

In order to evidence the exchange contemplated above, the Existing Administrative Agent and the New Administrative Agent have notified the Borrowers that, upon the occurrence of the Closing Date (as defined in the New Credit Agreement) (and the payment of all interest and other non-principal amounts then due and owing by the Borrowers to such Existing Lender in respect of such Existing Lender’s Existing Loans on the Closing Date (as defined in the New Credit Agreement), it will mark the Register to reflect (a) the Existing Loans of each Existing Lender in the amount equal to such Existing Lender’s Allocated Amount as no longer outstanding and (b) that each Existing Lender is a Lender under the New Credit Agreement upon the occurrence of the Closing Date (as defined in the New Credit Agreement) in respect of its Allocated Loans. None of the Existing Administrative Agent, the New Administrative Agent, the Lead Arrangers (as defined in the New Credit Agreement), the Fronting Lender, any other agent or any of their respective affiliates (each of the foregoing, an “Agent-Related Person”), shall be liable to any Existing Lender, any other Lender, the Borrowers or any of their respective affiliates, equity holders or debt holders for any losses, costs, damages or liabilities incurred, directly or indirectly, as a result of any Agent-Related Person, or their counsel or other representatives, taking any action in accordance with the Lender Commitments or this letter agreement or executing a Lender Commitment or this letter agreement, except resulting from such Agent Related Persons’ gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction.

As among the New Administrative Agent, the Fronting Lender, any other agent, each Existing Lender and the Borrowers, it is understood and agreed that this letter agreement shall satisfy any requirement under the New Credit Agreement to effectuate the exchange of the Allocated Loans as set forth herein, if any. As among the New Administrative Agent, the Fronting Lender, any other agent, each Existing Lender and the Borrowers, it is understood and agreed that this letter agreement is a “Loan Document” for all purposes of the New Credit Agreement.

THIS LETTER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS LETTER AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS LETTER AGREEMENT (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. This letter agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this letter agreement by telecopy or electronic transmission shall be effective as delivery of a manually executed counterpart of this letter agreement. This letter agreement shall be binding upon, and inure to the benefits of, the parties hereto and their respective successors and assigns.

[Remainder of page intentionally left blank.]

Very truly yours,

TRINSEO MATERIALS OPERATING S.C.A.

By:
Name:
Title:

TRINSEO MATERIALS FINANCE, INC.

By:
Name:
Title:

[Signature Page to Cashless Roll Letter — Trinseo]

ACKNOWLEDGED AND AGREED TO BY:

BARCLAYS BANK PLC, as Fronting Lender

By:
Name:
Title:

[Signature Page to Cashless Roll Letter — Trinseo]

ACKNOWLEDGED AND AGREED TO BY:

DEUTSCHE BANK AG NEW YORK BRANCH, as Existing Administrative Agent

By:
Name:
Title:

[Signature Page to Cashless Roll Letter — Trinseo]

ACKNOWLEDGED AND AGREED TO BY:

DEUTSCHE BANK AG NEW YORK BRANCH, as New Administrative Agent

By:
Name:
Title:

[Signature Page to Cashless Roll Letter — Trinseo]

SCHEDULE I TO CASHLESS SETTLEMENT AGREEMENT

Existing Lenders

ALJ Global Bank Loan Fund 2015 A SERIES TRUST OF MULTI MANAGER GLOBAL

ALJ Global Loan Fund 2016 A SERIES TRUST OF MULTI MANAGER GLOBAL INVESTMENT TRUST

Global-Loan SV S.a r.l.

Shackleton 2015-VII CLO, Ltd

Shackleton 2017-X CLO, Ltd

Shackleton 2017-XI CLO Funding LLC

The Dreyfus/Laurel Funds, Inc. - Dreyfus Floating Rate Income Fund

US Loan SV S.a.r.l.

West CLO 2014-1 Ltd.

West CLO 2014-2 Ltd.

ALM VII (R), Ltd.

ALM VII (R)-2, Ltd.

ALM VII, Ltd.

ALM XIV, LTD.

ALM XIX, LTD.

ALM XVI, LTD.

ALM XVII, Ltd.

RR1 LTD.

Ares Senior Loan Trust

Ares XLIII CLO Ltd.

Ares XLIV CLO Ltd.

ARES XXVI CLO LTD.

National Pension Service

ONTARIO PUBLIC SERVICE EMPLOYEES UNION PENSION PLAN TRUST FUND

Renaissance Floating Rate Income Fund

Arrowood Indemnity Company

ARROWOOD INDEMNITY COMPANY AS ADMINISTRATOR OF THE PENSION PLAN OF ARROWOOD INDEMNITY COMPANY

BABSON CLO LTD. 2014-II

BABSON CLO LTD. 2014-III

Babson CLO Ltd. 2015-I

Babson CLO Ltd. 2016-I

Barings Loan Fund (fka Babson Capital Bank Loan Fund A Series Trust of MultiI Manager GLOBAL INVESTMENT TRUST)

Barings Loan Fund Series 2 a Series Trust of Multi Manager Global Investment Trust

UNIVERSAL INVESTMENT GMBH W/ BAYVK R2-FONDS SEGMENT BAYVK R2-FONDS BARINGS

Universal-Investment GMBH W/BAYVK R1-FONDS SEGMENT BAYVK R1 BARINGS

BlueMountain CLO 2015-1 Ltd

BlueMountain CLO 2015-2, Ltd.

CATHEDRAL LAKE CLO 2013, LTD

Cathedral Lake II Ltd

Cathedral Lake III, LTD

Cathedral Lake IV, Ltd

CIFC Funding 2013-II, Ltd.

Mt. Whitney Securities, L.L.C.

Deutsche Bank AG New York Branch

Deutsche Bank (Cayman) Limited

AGF Floating Rate Income Fund

Brighthouse Funds Trust I - Brighthouse/Eaton Vance Floating Rate Portfolio

Columbia Funds Variable Series Trust II - Variable Portfolio - Eaton Vance Floating-Rate Income Fund

DaVinci Reinsurance Ltd.

Eaton Vance Bank Loan Fund A Series Trust of Multi Manager Global Investment Trust

Eaton Vance Bank Loan Fund Series II A Series Trust of Multi Manager Global Investment Trust

Eaton Vance CLO 2013-1 LTD.

Eaton Vance CLO 2014-1, Ltd.

Eaton Vance CLO 2015-1 Ltd.

Eaton Vance Floating Rate Portfolio

Eaton Vance Floating-Rate Income Plus Fund

Eaton Vance Floating-Rate Income Trust

Eaton Vance Institutional Senior Loan Fund

Eaton Vance International (Cayman Islands) Floating-Rate Income Portfolio

Eaton Vance Limited Duration Income Fund

Eaton Vance Loan Fund Series III A Series Trust of Multi Manager Global Investment Trust

Eaton Vance Senior Floating-Rate Trust

Eaton Vance Senior Income Trust

Eaton Vance US Loan Fund 2016 a Series Trust of Global Cayman Investment Trust

Eaton Vance VT Floating-Rate Income Fund

Florida Power & Light Company

Pacific Select Fund Floating Rate Loan Portfolio

Renaissance Investment Holdings Ltd

Senior Debt Portfolio

First Trust Senior Floating Rate 2022 Target Term Fund

First Trust Senior Floating Rate Income Fund II

First Trust Senior Loan ETF (CAD-Hedged)

First Trust Senior Loan Fund

First Trust Short Duration High Income Fund

Ocean Trails CLO VI

American Equity Investment Life Insurance Company

GSO Sakura Loan Fund 2015, a Series Trust of Multi Manager Global Investment Trust

GSO Sakura Loan Fund 2017 A Series Trust of Multi Manager Global Investment Trust

Xilinx Holding Six Limited

Bandera Strategic Credit Partners II, L.P.

Blue Cross and Blue Shield of Florida, Inc.

Chevron Master Pension Trust

EAF comPlan II - Private Debt

Endurance Investment Holdings Ltd.

First American Home Buyers Protection Corporation

Guggenheim Loan Master Fund, Ltd

Guggenheim U.S. Loan Fund

Indiana University Health, Inc.

Kitty Hawk CLO 2015-1 LLC

Mercer Field II CLO Ltd.

Renaissance Investment Holdings Ltd.

SC PRO Loan VII Limited

Seven Sticks CLO Ltd.

Sonoma County Employees’ Retirement Association

Swiss Capital PRO Loan V PLC

Swiss Capital PRO Loan VIII PLC

Ziggurat CLO Ltd.

Zilux Senior Loan Fund

ICM Senior Loan Fund, L.P.

Jamestown CLO VI Ltd.

Jamestown CLO VII Ltd.

Manulife Floating Rate Income Fund

Manulife Floating Rate Senior Loan Fund

Manulife Investments Trust - Floating Rate Income Fund

Manulife U.S. Dollar Floating Rate Income Fund

ELM CLO 2014-1, LTD.

Mariner CLO 2015 - 1 LLC

Mariner CLO 2016-3, LTD

Venture XVII CLO Limited

Venture XVIII CLO, Limited

VENTURE XX CLO, Limited

Venture XXI CLO, Limited

OFSI Fund VII, Ltd.

MERRIAM FINANCIAL SERVICES, LTD

PAYDEN FLOATING RATE FUND

PAYDEN STRATEGIC INCOME FUND

Putnam Floating Rate Income Fund

Brookside Mill CLO Ltd.

John Hancock Funds II Short Duration Credit Opportunities Fund

Stone Harbor Collective Investment Trust - Stone Harbor Bank Loan Collective Fund

Stone Harbor Global Funds PLC - Stone Harbor Leveraged Loan Portfolio

Stone Harbor Leveraged Loan Fund LLC

TELOS CLO 2013-3, Ltd.

Catamaran CLO 2014-2 Ltd.

Catamaran CLO 2015-1 Ltd.

Citi Loan Funding ADGM Funding LLC,

Wellfleet CLO 2015-1, Ltd

Wellfleet CLO 2016-1, Ltd.

Wells Fargo Bank, National Association

WESTERN ALLIANCE BANK

WHITEHORSE X, LTD.

Z Capital Credit Partners CLO 2015-1 Ltd

ZAIS CLO 3, Limited

SCHEDULE 1.01A

Commitments

Term B Commitment:

Lender	New Term B Loans (USD$)	Existing Rollover Term Loans (USD$)
Barclays Bank PLC	404,686,302.70
ALJ Global Bank Loan Fund 2015 A SERIES TRUST OF MULTI MANAGER GLOBAL		8,678,466.78
ALJ Global Loan Fund 2016 A SERIES TRUST OF MULTI MANAGER GLOBAL INVESTMENT TRUST		10,011,548.07
Global-Loan SV S.a.r.l.		1,035,541.55
Shackleton 2015-VII CLO, Ltd		1,470,000.00
Shackleton 2017-X CLO, Ltd		490,000.00
Shackleton 2017-XI CLO Funding LLC		1,972,405.05
The Dreyfus/Laurel Funds, Inc. - Dreyfus Floating Rate Income Fund		2,210,526.30
US Loan SV S.a.r.l.		1,864,210.52
West CLO 2014-1 Ltd.		3,430,000.00
West CLO 2014-2 Ltd.		3,430,000.00
ALM VII (R), Ltd.		833,819.28
ALM VII (R)-2, Ltd.		907,908.28
ALM VII, Ltd.		819,636.72
ALM XIV, LTD.		4,909,805.98
ALM XIX, LTD.		3,934,761.51
ALM XVI, LTD.		2,561,364.28
ALM XVII, Ltd.		3,929,824.58
RR1 LTD.		819,636.72
Ares Senior Loan Trust		989,899.00
Ares XLIII CLO Ltd.		702,522.10
Ares XLIV CLO Ltd.		254,536.80
ARES XXVI CLO LTD.		462,023.77
National Pension Service		692,929.28
ONTARIO PUBLIC SERVICE EMPLOYEES UNION PENSION PLAN TRUST FUND		735,000.00
Renaissance Floating Rate Income Fund		1,521,969.68
Arrowood Indemnity Company		1,469,995.40
ARROWOOD INDEMNITY COMPANY AS ADMINISTRATOR OF THE PENSION PLAN OF ARROWOOD INDEMNITY COMPANY		489,995.44

Lender	New Term B Loans (USD$)	Existing Rollover Term Loans (USD$)
BABSON CLO LTD. 2014-II		321,616.57
BABSON CLO LTD. 2014-III		456,363.79
Babson CLO Ltd. 2015-I		872,132.35
Babson CLO Ltd. 2016-I		1,969,849.22
Barings Loan Fund (FKA BABSON CAPITAL BANK LOAN FUND A SERIES TRUST OF MULTI MANAGER GLOBAL INVESTMENT TRUST)		3,949,622.15
Barings Loan Fund Series 2 a Series Trust of Multi Manager Global Investment Trust		11,849,545.27
UNIVERSAL INVESTMENT GMBH W/ BAYVK R2- FONDS SEGMENT BAYVK R2-FONDS BARINGS		2,940,000.00
UNIVERSAL-INVESTMENT GMBH W/BAYVK R1- FONDS SEGMENT BAYVK R1 BARINGS		740,554.15
BlueMountain CLO 2015-1 Ltd		1,960,000.00
BlueMountain CLO 2015-2, Ltd.		2,940,000.00
CATHEDRAL LAKE CLO 2013, LTD		1,960,000.00
Cathedral Lake II Ltd		3,185,000.00
CATHEDRAL LAKE III, LTD		3,929,824.58
Cathedral Lake IV, Ltd		992,405.04
CIFC Funding 2013-II, Ltd.		508,672.82
Mt. Whitney Securities, L.L.C.		1,470,000.00
Deutsche Bank AG New York Branch		2,284,929.92
DEUTSCHE BANK (CAYMAN) LIMITED		490,000.02
AGF Floating Rate Income Fund		122,500.00
Brighthouse Funds Trust I - Brighthouse/Eaton Vance Floating Rate Portfolio		1,298,500.00
Columbia Funds Variable Series Trust II - Variable Portfolio - Eaton Vance Floating-Rate Income Fund		784,000.00
DaVinci Reinsurance Ltd.		318,500.00
Eaton Vance Bank Loan Fund A Series Trust of Multi Manager Global Investment Trust		1,677,278.26

Lender	New Term B Loans (USD$)	Existing Rollover Term Loans (USD$)
Eaton Vance Bank Loan Fund Series II A Series Trust of Multi Manager Global Investment Trust		6,131,766.74
Eaton Vance CLO 2013-1 LTD.		147,000.00
Eaton Vance CLO 2014-1, Ltd.		2,131,500.00
Eaton Vance CLO 2015-1 Ltd.		1,960,000.00
Eaton Vance Floating Rate Portfolio		4,116,000.00
Eaton Vance Floating-Rate Income Plus Fund		1,053,500.00
Eaton Vance Floating-Rate Income Trust		1,813,000.00
Eaton Vance Institutional Senior Loan Fund		6,541,500.00
Eaton Vance International (Cayman Islands) Floating-Rate Income Portfolio		3,626,000.00
Eaton Vance Limited Duration Income Fund		2,842,000.00
Eaton Vance Loan Fund Series III A Series Trust of Multi Manager Global Investment Trust		7,819,438.82
Eaton Vance Senior Floating- Rate Trust		318,500.00
Eaton Vance Senior Income Trust		147,000.00
Eaton Vance US Loan Fund 2016 a Series Trust of Global Cayman Investment Trust		3,160,500.00
Eaton Vance VT Floating-Rate Income Fund		1,372,000.00
Florida Power & Light Company		980,000.00
Pacific Select Fund Floating Rate Loan Portfolio		1,715,000.00
Renaissance Investment Holdings Ltd		220,500.00
Senior Debt Portfolio		17,635,087.71
First Trust Senior Floating Rate 2022 Target Term Fund		248,730.96
First Trust Senior Floating Rate Income Fund II		522,666.69

Lender	New Term B Loans (USD$)	Existing Rollover Term Loans (USD$)
First Trust Senior Loan ETF (CAD-Hedged)		98,000.00
First Trust Senior Loan Fund		261,333.31
First Trust Short Duration High Income Fund		98,000.00
Ocean Trails CLO VI		490,000.00
American Equity Investment Life Insurance Company		389,403.95
GSO Sakura Loan Fund 2015, a Series Trust of Multi Manager Global Investment Trust		22,811,821.92
GSO Sakura Loan Fund 2017 A Series Trust of Multi Manager Global Investment Trust		5,984,732.82
Xilinx Holding Six Limited		653,870.29
Bandera Strategic Credit Partners II, L.P.		1,568,000.00
Blue Cross and Blue Shield of Florida, Inc.		882,000.00
Chevron Master Pension Trust		2,372,778.47
EAF comPlan II - Private Debt		1,321,282.52
Endurance Investment Holdings Ltd.		456,665.69
First American Home Buyers Protection Corporation		196,000.00
Guggenheim Loan Master Fund, Ltd		1,846,334.31
Guggenheim U.S. Loan Fund		2,744,000.00
Indiana University Health, Inc.		1,095,244.81
Kitty Hawk CLO 2015-1 LLC		1,615,894.55
Mercer Field II CLO Ltd.		3,123,493.79
Renaissance Investment Holdings Ltd.		321,650.20
SC PRO Loan VII Limited		735,000.00
Seven Sticks CLO Ltd.		1,568,000.00
Sonoma County Employees’ Retirement Association		196,000.00
Swiss Capital PRO Loan V PLC		1,078,000.00
Swiss Capital PRO Loan VIII PLC		245,000.00
Ziggurat CLO Ltd.		39,102.50
Zilux Senior Loan Fund		9,083,375.00
ICM Senior Loan Fund, L.P.		348,979.94
Jamestown CLO VI Ltd.		1,308,674.74
Jamestown CLO VII Ltd.		3,489,799.34
Manulife Floating Rate Income Fund		338,050.52

Lender	New Term B Loans (USD$)	Existing Rollover Term Loans (USD$)
Manulife Floating Rate Senior Loan Fund		776,575.76
Manulife Investments Trust - Floating Rate Income Fund		1,960,000.00
Manulife U.S. Dollar Floating Rate Income Fund		98,000.00
ELM CLO 2014-1, LTD.		2,930,038.93
Mariner CLO 2015 - 1 LLC		1,974,817.20
Mariner CLO 2016-3, LTD		1,979,797.96
Venture XVII CLO Limited		490,000.00
Venture XVIII CLO, Limited		490,000.00
VENTURE XX CLO, Limited		490,000.00
Venture XXI CLO, Limited		1,470,000.00
OFSI Fund VII, Ltd.		980,000.00
MERRIAM FINANCIAL SERVICES, LTD		1,969,849.22
PAYDEN FLOATING RATE FUND		2,468,513.85
PAYDEN STRATEGIC INCOME FUND		590,954.76
Putnam Floating Rate Income Fund		1,960,000.00
Brookside Mill CLO Ltd.		2,940,000.00
John Hancock Funds II Short Duration Credit Opportunities Fund		1,422,587.85
Stone Harbor Collective Investment Trust - Stone Harbor Bank Loan Collective Fund		100,940.00
Stone Harbor Global Funds PLC - Stone Harbor Leveraged Loan Portfolio		726,998.73
Stone Harbor Leveraged Loan Fund LLC		753,359.48
TELOS CLO 2013-3, Ltd.		2,940,000.00
Catamaran CLO 2014-2 Ltd.		980,000.00
Catamaran CLO 2015-1 Ltd.		2,940,000.00
Citi Loan Funding ADGM Funding LLC,		1,460,264.86
Wellfleet CLO 2015-1, Ltd		2,452,462.32
Wellfleet CLO 2016-1, Ltd.		1,477,386.96
Wells Fargo Bank, National Association		852,451.48
WESTERN ALLIANCE BANK		9,859,491.57

Lender	New Term B Loans (USD$)	Existing Rollover Term Loans (USD$)
WHITEHORSE X, LTD.		980,000.00
Z Capital Credit Partners CLO 2015-1 Ltd		4,907,405.55
ZAIS CLO 3, Limited		980,000.00

SUBTOTAL	$404,686,302.70	$295,313,697.30

SUM OF NEW TERM B LOANS AND EXISTING ROLLOVER TERM LOANS:		$700,000,000

Revolving Credit Commitment

Lender	Revolving Credit Commitment
Barclays Bank PLC	$49,500,000
Deutsche Bank AG New York Branch	$49,500,000
Citibank, N.A.	$49,500,000
HSBC Securities (USA) Inc.	$49,500,000
Goldman Sachs Bank USA	$39,500,000
The Bank of Nova Scotia	$39,500,000
BNP Paribas	$24,500,000
Mizuho Bank, Ltd.	$24,500,000
Morgan Stanley	$24,500,000
Sumitomo Mitsui Banking Corporation	$24,500,000
TOTAL:	$375,000,000

SCHEDULE 1.01B

Existing Letters Of Credit

Code	Applicant	L/C Issuer	Currency	Undrawn Amount
DBS18800	Trinseo Materials Operating S.C.A.	Deutsche Bank AG, New York Branch	EUR	1,000,000
DBS18801	Trinseo Materials Operating S.C.A.	Deutsche Bank AG, New York Branch	EUR	500,000
DBS18805	Trinseo Materials Operating S.C.A.	Deutsche Bank AG, New York Branch	USD	1,500,000
DBS18806	Trinseo Materials Operating S.C.A.	Deutsche Bank AG, New York Branch	USD	750,000
DBS18985	Trinseo Materials Operating S.C.A.	Deutsche Bank AG, New York Branch	EUR	4,110
DBS18986	Trinseo Materials Operating S.C.A.	Deutsche Bank AG, New York Branch	EUR	4,555
DBS19007	Trinseo Materials Operating S.C.A.	Deutsche Bank AG, New York Branch	EUR	1,500,000
DBS19685	Trinseo Materials Operating S.C.A.	Deutsche Bank AG, New York Branch	USD	100,000
DBS19841	Trinseo Materials Operating S.C.A.	Deutsche Bank AG, New York Branch	USD	393,000
DBS20977	Trinseo Materials Operating S.C.A.	Deutsche Bank AG, New York Branch	EUR	2,192,722
DBS21085	Trinseo Materials Operating S.C.A.	Deutsche Bank AG, New York Branch	EUR	740,965
DBS21155	Trinseo Materials Operating S.C.A.	Deutsche Bank AG, New York Branch	USD	3,000,000
DBS21316	Trinseo Materials Operating S.C.A.	Deutsche Bank AG, New York Branch	EUR	1,555,611
DBS21317	Trinseo Materials Operating S.C.A.	Deutsche Bank AG, New York Branch	EUR	265,663
DBS21526	Trinseo Materials Operating S.C.A.	Deutsche Bank AG, New York Branch	EUR	2,391,307

SCHEDULE 1.01D

Unrestricted Subsidiaries

Trinseo U.S. Receivables Company SPV LLC

SCHEDULE 1.01E

Existing Investments

1.                 The Investments of the Loan Parties set forth on Schedule 5.11 are incorporated by reference herein.

2.                 Trinseo LLC holds a 50% interest in Americas Styrenics LLC, a joint venture with Chevron Phillips Chemical Company LP.

3.                 The following intercompany notes reflect intercompany Investments outstanding on the Closing Date:

Issuer	Holder	Loan Currency	Loan Amount	Loan Maturity
Trinseo Petrochemicals (Zhangjiagang) Company Limited	Trinseo Fin Lux Luxembourg S.a.r.l. Swiss Branch	USD	13,600,000	11/20/2017
Trinseo Petrochemicals (Zhangjiagang) Company Limited	Trinseo Fin Lux Luxembourg S.a.r.l. Swiss Branch	USD	7,500,000	2/9/2018
Trinseo Petrochemicals (Zhangjiagang) Company Limited	Trinseo Fin Lux Luxembourg S.a.r.l. Swiss Branch	USD	10,000,000	4/23/2018
Trinseo Petrochemicals (Zhangjiagang) Company Limited	Trinseo Fin Lux Luxembourg S.a.r.l. Swiss Branch	USD	10,000,000	7/17/2018
Trinseo Polymers (Zhangjiagang) Company Limited	Trinseo Fin Lux Luxembourg S.a.r.l. Swiss Branch	USD	27,000,000	3/9/2018
Trinseo Polymers (Zhangjiagang) Company Limited	Trinseo Fin Lux Luxembourg S.a.r.l. Swiss Branch	USD	30,000,000	4/4/2018
Trinseo Polymers (Zhangjiagang) Company Limited	Trinseo Fin Lux Luxembourg S.a.r.l. Swiss Branch	USD	7,000,000	6/6/2018
Trinseo Materials Operating S.C.A.	Trinseo Finance Ireland	USD	1,007,841,485	6/8/2021
Trinseo Materials Operating S.C.A.	Trinseo Finance Ireland	USD	189,400,000	6/8/2021
Taiwan Trinseo Limited	Trinseo Holding B.V.	USD	19,734,000	5/1/2022
Trinseo Italia s.r.l.	Trinseo Holding B.V.	EUR	9,887,000	5/28/2022
Trinseo Italia s.r.l.	Trinseo Holding B.V.	EUR	64,000,000	5/28/2022
Styron Hellas	Trinseo Materials Operating S.C.A.	EUR	1,310,000	9/22/2017
Trinseo Canada ULC	Trinseo Materials Operating S.C.A.	USD	4,200,000	5/1/2022
Trinseo de Mexico S. de R.V.	Trinseo Materials Operating	USD	8,004,000	5/1/2022

de C.V.	S.C.A.
Trinseo Deutschland GmbH	Trinseo Materials Operating S.C.A.	EUR	76,000,000	5/1/2022
Trinseo Europe GmbH	Trinseo Materials Operating S.C.A.	EUR	148,000,000	5/1/2022
Trinseo Europe GmbH	Trinseo Materials Operating S.C.A.	USD	50,983,048	5/1/2022
Trinseo France S.A.S.	Trinseo Materials Operating S.C.A.	EUR	2,450,000	5/1/2022
Trinseo Holding Asia Pte. Ltd	Trinseo Materials Operating S.C.A.	USD	3,442,962	5/1/2022
Trinseo Holding B.V.	Trinseo Materials Operating S.C.A.	EUR	9,887,000	5/28/2022
Trinseo Holding B.V.	Trinseo Materials Operating S.C.A.	USD	19,734,000	5/1/2022
Trinseo Holding B.V.	Trinseo Materials Operating S.C.A.	USD	40,000,000	5/28/2022
Trinseo Holding Sarl	Trinseo Materials Operating S.C.A.	USD	292,679,648	2/2/2021
Trinseo Holding Sarl	Trinseo Materials Operating S.C.A.	USD	105,000,000	12/22/2021
Trinseo Hong Kong Limited	Trinseo Materials Operating S.C.A.	USD	32,047,844	6/22/2018
Trinseo Kimya Ticaret Limited Sirketi	Trinseo Materials Operating S.C.A.	USD	5,949,865	5/1/2022
Trinseo Korea Ltd.	Trinseo Materials Operating S.C.A.	USD	1,250,000	5/1/2022
Trinseo Netherlands B.V.	Trinseo Materials Operating S.C.A.	EUR	60,878,738	5/1/2022
Trinseo S.A.	Trinseo Materials Operating S.C.A.	USD	259,400,000	3/22/2021
Trinseo Spain S.L.	Trinseo Materials Operating S.C.A.	EUR	646,000	5/1/2022
Trinseo Suomi Oy	Trinseo Materials Operating S.C.A.	EUR	3,917,443	5/1/2022
Trinseo U.S. Holding, Inc.	Trinseo Materials Operating S.C.A.	USD	257,710,412	5/1/2022
Trinseo U.S. Holding, Inc.	Trinseo Materials Operating S.C.A.	USD	353,000,000	5/1/2022

SCHEDULE 1.01F(a)

Existing Secured Hedge Agreements

Company	Counterparty	Deal Date	Unique Trade Identifier
Trinseo Europe GmbH	HSBC LDN	5/27/2016	1010000281156301308-9
Trinseo Europe GmbH	HSBC LDN	5/27/2016	1010000281156301308-10
Trinseo Europe GmbH	HSBC LDN	5/27/2016	1010000281156301308-11
Trinseo Europe GmbH	HSBC LDN	5/27/2016	1010000281156301308-12
Trinseo Europe GmbH	HSBC LDN	6/6/2016	1010000281157456882-9
Trinseo Europe GmbH	HSBC LDN	6/6/2016	1010000281157456882-10
Trinseo Europe GmbH	HSBC LDN	6/6/2016	1010000281157456882-11
Trinseo Europe GmbH	HSBC LDN	6/6/2016	1010000281157456882-12
Trinseo Fin Lux SB	DB London	9/30/2016	1010000281175337036
Trinseo Fin Lux SB	DB London	9/30/2016	1010000281175350084
Trinseo Europe GmbH	HSBC LDN	9/30/2016	9445NFO201609300001000190888597
Trinseo Europe GmbH	HSBC LDN	9/30/2016	9445NFO201609300001000190888657
Trinseo Europe GmbH	HSBC LDN	9/30/2016	9445NFO201609300001000190888703
Trinseo Europe GmbH	HSBC LDN	9/30/2016	9445NFO201609300001000190888750
Trinseo Europe GmbH	HSBC LDN	9/30/2016	9445NFO201609300001000190888603
Trinseo Europe GmbH	HSBC LDN	9/30/2016	9445NFO201609300001000190888652
Trinseo Europe GmbH	HSBC LDN	9/30/2016	9445NFO201609300001000190888710
Trinseo Europe GmbH	HSBC LDN	9/30/2016	9445NFO201609300001000190888756
Trinseo Europe GmbH	HSBC LDN	11/21/2016	1010000281183145971-9
Trinseo Europe GmbH	HSBC LDN	11/21/2016	1010000281183145971-10
Trinseo Europe GmbH	HSBC LDN	11/21/2016	1010000281183145971-11
Trinseo Europe GmbH	HSBC LDN	11/21/2016	1010000281183145971-12
Trinseo Europe GmbH	HSBC LDN	5/4/2017	1010000281214665414-1
Trinseo Europe GmbH	HSBC LDN	5/4/2017	1010000281214665414-2
Trinseo Europe GmbH	HSBC LDN	5/4/2017	1010000281214665414-3
Trinseo Europe GmbH	HSBC LDN	5/4/2017	1010000281214665414-4
Trinseo Europe GmbH	HSBC LDN	5/4/2017	1010000281214665414-5
Trinseo Europe GmbH	HSBC LDN	5/4/2017	1010000281214665414-6
Trinseo Europe GmbH	HSBC LDN	5/4/2017	1010000281214665414-7
Trinseo Europe GmbH	HSBC LDN	5/4/2017	1010000281214665414-8
Trinseo Europe GmbH	HSBC LDN	5/4/2017	1010000281214665414-9
Trinseo Europe GmbH	HSBC LDN	5/4/2017	1010000281214665414-10
Trinseo Europe GmbH	HSBC LDN	5/4/2017	1010000281214665414-11
Trinseo Europe GmbH	HSBC LDN	5/4/2017	1010000281214665414-12
Trinseo Europe GmbH	DB London	5/8/2017	1010000281215368384-1
Trinseo Europe GmbH	DB London	5/8/2017	1010000281215368384-2
Trinseo Europe GmbH	DB London	5/8/2017	1010000281215368384-3
Trinseo Europe GmbH	DB London	5/8/2017	1010000281215368384-4
Trinseo Europe GmbH	DB London	5/8/2017	1010000281215368384-5
Trinseo Europe GmbH	DB London	5/8/2017	1010000281215368384-6
Trinseo Europe GmbH	DB London	5/8/2017	1010000281215368384-7
Trinseo Europe GmbH	DB London	5/8/2017	1010000281215368384-8
Trinseo Europe GmbH	DB London	5/8/2017	1010000281215368384-9
Trinseo Europe GmbH	DB London	5/8/2017	1010000281215368384-10

Trinseo Europe GmbH	DB London	5/8/2017	1010000281215368384-11
Trinseo Europe GmbH	DB London	5/8/2017	1010000281215368384-12
Trinseo Europe GmbH	DB London	6/30/2017	1010000281226884855-1
Trinseo Europe GmbH	DB London	6/30/2017	1010000281226884855-2
Trinseo Europe GmbH	DB London	6/30/2017	1010000281226884855-3
Trinseo Europe GmbH	DB London	6/30/2017	1010000281226884855-4
Trinseo Europe GmbH	DB London	6/30/2017	1010000281226884855-5
Trinseo Europe GmbH	DB London	6/30/2017	1010000281226884855-6
Trinseo Europe GmbH	DB London	6/30/2017	1010000281226884855-7
Trinseo Europe GmbH	DB London	6/30/2017	1010000281226884855-8
Trinseo Europe GmbH	DB London	6/30/2017	1010000281226884855-9
Trinseo Europe GmbH	DB London	6/30/2017	1010000281226884855-10
Trinseo Europe GmbH	DB London	6/30/2017	1010000281226884855-11
Trinseo Europe GmbH	DB London	6/30/2017	1010000281226884855-12
Trinseo Fin Lux SB	BARCLAYS BANK PLC	8/31/2017	1010000281237665413
Trinseo Fin Lux SB	CITI LDN	8/31/2017	1010000281237665682
Trinseo Fin Lux SB	BARCLAYS BANK PLC	8/31/2017	1010000281237665717
Trinseo Fin Lux SB	HSBC Hong Kong	8/31/2017
Trinseo Fin Lux SB	DB London	8/31/2017	1010000281237675264
Trinseo Fin Lux SB	HSBC LDN	8/31/2017	1010000281237675281
Trinseo Fin Lux SB	HSBC LDN	8/31/2017	1010000281237675293
Trinseo Fin Lux SB	GOLDMAN SACHS INTL	8/31/2017	1010000281237678695
Trinseo Fin Lux SB	DB London	8/31/2017	1010000281237682006
Trinseo Fin Lux SB	GOLDMAN SACHS INTL	8/31/2017	1010000281237683380
Trinseo Fin Lux SB	GOLDMAN SACHS INTL	8/31/2017	1010000281237683452
Trinseo Fin Lux SB	GOLDMAN SACHS INTL	8/31/2017	1010000281237683528
Trinseo Fin Lux SB	GOLDMAN SACHS INTL	8/31/2017	1010000281237686105
Trinseo Fin Lux SB	BARCLAYS BANK PLC MM	8/31/2017	1010000281237688506
Trinseo Fin Lux SB	DB London	8/31/2017	1010000281237688511
Trinseo Fin Lux SB	BARCLAYS BANK PLC MM	8/31/2017	1010000281237695447
Trinseo Fin Lux SB	BARCLAYS BANK PLC MM	8/31/2017	1010000281237697922
Trinseo Fin Lux SB	DB London	8/31/2017	1010000281237697935
Trinseo Fin Lux SB	CITI LDN	8/31/2017	1010000281237701088
Trinseo Fin Lux SB	DB London	8/31/2017	1010000281237701098
Trinseo Fin Lux SB	CITI LDN	8/31/2017	1010000281237736667
Trinseo Fin Lux SB	GOLDMAN SACHS INTL	8/31/2017	1010000281237751962
Trinseo Materials Operating SCA	Citibank, N.A.	42979	None

Trinseo Materials Operating SCA	Deutsche Bank AG	42979	None
Trinseo Materials Operating SCA	Barclays Bank Plc	42979	None
Trinseo Materials Operating SCA	HSBC Bank USA, N.A.	42979	None

SCHEDULE 1.01F(b)

Existing Treasury Services Agreements

None.

SCHEDULE 2.14

Reverse Dutch Auction Procedures

This Schedule 2.14 is intended to summarize certain basic terms of the reverse Dutch auction procedures pursuant to and in accordance with the terms and conditions of Section 2.14 of the Credit Agreement, of which this Schedule 2.14 is a part. It is not intended to be a definitive statement of all of the terms and conditions of a reverse Dutch auction, the definitive terms and conditions for which shall be set forth in the applicable offering document. None of the Administrative Agent, the Auction Manager or any of their respective Affiliates, or any officers, directors, employees, agents or attorneys-in-fact of such Persons (together with the Administrative Agent and its Affiliates, the “Agent-Related Person”) makes any recommendation pursuant to any offering document as to whether or not any Lender should sell Term Loans to the Lead Borrower pursuant to any offering documents, nor shall the decision by the Administrative Agent, the Auction Manager or any other Agent-Related Person (or any of their affiliates) in its respective capacity as a Lender to sell its Term Loans to the Lead Borrower be deemed to constitute such a recommendation. Each Lender should make its own decision on whether to sell any of its Term Loans, as the case may be, and, if it decides to do so, the principal amount of and price to be sought for such Term Loans. In addition, each Lender should consult its own attorney, business advisor or tax advisor as to legal, business, tax and related matters concerning each Auction and the relevant offering documents. Each Lender participating in an Auction acknowledges and agrees that in connection with such Auction, (1) the Lead Borrower may have, and later may come into possession of information regarding the Term Loans or the Loan Parties that is not known to such Lender and that may be material to a decision by such Lender to participate in such Auction (“Excluded Information”), (2) such Lender has independently and, without reliance on the Lead Borrower, any of its Subsidiaries, the Auction Manager or any of their respective Affiliates, has made its own analysis and determination to participate in such Auction notwithstanding such Lender’s lack of knowledge of the Excluded Information and (3) none of Holdings, its Subsidiaries, the Administrative Agent, the Auction Manager or any of their respective Affiliates shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against the Lead Borrower, its Subsidiaries, the Administrative Agent, the Auction Manager and their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information. Each Lender participating in any Auction further acknowledges that the Excluded Information may not be available to the Administrative Agent or the other Lenders. Capitalized terms not otherwise defined in this Schedule 2.14 have the meanings assigned to them in the Credit Agreement.

(a)                                 Notice Procedures. In connection with each Auction, the Lead Borrower will provide notification to the Auction Manager (for distribution to the Lenders of the Term Loans (each, an “Auction Notice”). Each Auction Notice shall contain (i) the maximum principal amount (calculated on the face amount thereof) of all Term Loans that the Lead Borrower offers to purchase in such Auction (the “Auction Amount”), which shall be no less than $10,000,000 (unless a lower amount is agreed to by the Administrative Agent); (ii) the range of discounts to par (the “Discount Range”), expressed as a range of prices per $1,000 (in increments of $5), at which the Lead Borrower would be willing to purchase Term Loans in such Auction; and (iii) the date on which such Auction will conclude, on which date Return Bids (as defined below) will be due by 1:00 p.m. (as such date and time may be extended by the Auction Manager at the request of the Lead Borrower as set forth below, such time the “Expiration Time”). Such Expiration Time may be extended for a period not exceeding three (3) Business Days upon notice by the Lead Borrower to the Auction Manager received not less than 24 hours before the original Expiration Time; provided, that only one extension per offer shall be permitted. An Auction shall be regarded as a “failed auction” in the event that either (x) the Lead Borrower withdraws such Auction in accordance with the terms hereof or (y) the Expiration Time occurs with no Qualifying Bids (as defined below) having been received. In the event of a failed auction, Lead Borrower shall be permitted to deliver a new Auction Notice prior to the date occurring three (3) Business Days after such withdrawal or Expiration Time, as the case may be. Notwithstanding anything to the contrary contained herein, the Lead Borrower shall initiate any Auction by delivering an Auction Notice to the Auction Manager until after the conclusion (whether successful or failed) of the previous Auction (if any), whether such conclusion occurs by withdrawal of such previous Auction or the occurrence of the Expiration Time of such previous Auction.

(b)                                 Reply Procedures. In connection with any Auction, each Lender of Term Loans wishing to participate in such Auction shall, prior to the Expiration Time, provide the Auction Manager with a notice of participation, in the form included in the respective offering document (each, a “Return Bid”) which shall specify (i) a discount to par that must be expressed as a price per $1,000 (in increments of $5) in principal amount of Term Loans (the “Reply Price”) within the Discount Range and (ii) the principal amount of Term Loans, in an amount not less than $1,000,000 or an integral multiple of $1,000 in excess thereof, that such Lender offers for sale at its Reply Price (the “Reply Amount”). A Lender may submit a Reply Amount that is less than the minimum amount and incremental amount requirements described above only if the Reply Amount comprises the entire amount of the Term Loans held by such Lender. Lenders may only submit one Return Bid per Auction but each Return Bid may contain up to three (3) component bids, each of which may result in a separate Qualifying Bid and each of which will not be contingent on any other component bid submitted by such Lender resulting in a Qualifying Bid. In addition to the Return Bid, the participating Lender must execute and deliver, to be held by the Auction Manager, an assignment and acceptance in the form included in the offering document (each, an “Auction Assignment and Assumption”). The Lead Borrower will not purchase any Term Loans at a price that is outside of the applicable Discount Range, nor will any Return Bids (including any component bids specified therein) submitted at a price that is outside such applicable Discount Range be considered in any calculation of the Applicable Threshold Price (as defined below).

(c)                                  Acceptance Procedures. Based on the Reply Prices and Reply Amounts received by the Auction Manager, the Auction Manager, in consultation with the Lead Borrower, will calculate the lowest purchase price (the “Applicable Threshold Price”) for such Auction within the Discount Range for such Auction that will allow the Lead Borrower to complete the Auction by purchasing the full Auction Amount (or such lesser amount of Term Loans for which the Lead Borrower has received Qualifying Bids). The Lead Borrower shall purchase Term Loans from each Lender whose Return Bid is within the Discount Range and contains a Reply Price that is equal to or less than the Applicable Threshold Price (each, a “Qualifying Bid”). All Term Loans included in Qualifying Bids (including multiple component Qualifying Bids contained in a single Return Bid) received at a Reply Price lower than the Applicable Threshold Price will be purchased at such applicable Reply Prices and shall not be subject to proration.

(d)                                 Proration Procedures. All Term Loans offered in Return Bids (or, if applicable, any component thereof) constituting Qualifying Bids at the Applicable Threshold Price will be purchased at the Applicable Threshold Price; provided that if the aggregate principal amount (calculated on the face amount thereof) of all Term Loans for which Qualifying Bids have been submitted in any given Auction at the Applicable Threshold Price would exceed the remaining portion of the Auction Amount (after deducting all Term Loans to be purchased at prices below the Applicable Threshold Price), the Lead Borrower shall purchase the Term Loans for which the Qualifying Bids submitted were at the Applicable Threshold Price ratably based on the respective principal amounts offered and in an aggregate amount equal to the amount necessary to complete the purchase of the Auction Amount. No Return Bids or any component thereof will be accepted above the Applicable Threshold Price.

(e)                                  Notification Procedures. The Auction Manager will calculate the Applicable Threshold Price and post the Applicable Threshold Price and proration factor onto an interne or intranet site (including an IntraLinks, SyndTrak or other electronic workspace) in accordance with the Auction Manager’s standard dissemination practices by 4:00 p.m. New York City time on the same Business Day as the date the Return Bids were due (as such due date may be extended in accordance with this Schedule2.14). The Auction Manager will insert the principal amount of Term Loans to be assigned and the applicable settlement date into each applicable Auction Assignment and Assumption received in connection with a Qualifying Bid. Upon the request of the submitting Lender, the Auction Manager will promptly return any Auction Assignment and Assumption received in connection with a Return Bid that is not a Qualifying Bid.

(f)                                   Auction Assignment and Assumption. Each Auction Notice and Auction Assignment and Assumption shall contain the following representations and warranties by the Lead Borrower:

“No Event of Default has occurred and is continuing, or would result from this Auction.”

(g)                                  Additional Procedures. Once initiated by an Auction Notice, the Lead Borrower may withdraw an Auction only in the event that, as of such time, (i) no Qualifying Bid has been received by the Auction Manager or (ii) the Lead Borrower has failed, or believes in good faith that it will fail, to satisfy one or more of the conditions set forth in Section 2.14 of the Credit Agreement which are required to be met at the time which otherwise would have been the time of purchase of Term Loans pursuant to the respective Auction. Furthermore, in connection with any Auction, upon submission by a Lender of a Return Bid, such Lender will not have any withdrawal rights. Any Return Bid (including any component bid thereof) delivered to the Auction Manager may not be modified, revoked, terminated or cancelled by a Lender. However, an Auction may become void if the conditions to the purchase of Term Loans by the Lead Borrower required by the terms and conditions of Section 2.14 of the Credit Agreement are not met. The purchase price in respect of each Qualifying Bid for which purchase by the Lead Borrower is required in accordance with the foregoing provisions shall be paid directly by Lead Borrower to the respective assigning Lender on a settlement date as determined jointly by the

Lead Borrower and the Auction Manager (which shall be not later than ten (10) Business Days after the date Return Bids are due). The Lead Borrower shall execute each applicable Auction Assignment and Assumption received in connection with a Qualifying Bid. All questions as to the form of documents and validity and eligibility of Term Loans that are the subject of an Auction will be determined by the Auction Manager, in consultation with the Lead Borrower, and their determination will be final and binding so long as such determination is not inconsistent with the terms of Section2.14 of the Credit Agreement or this Schedule2.14. The Auction Manager’s interpretation of the terms and conditions of the offering document, in consultation with the Lead Borrower, will be final and binding so long as such interpretation is not inconsistent with the terms of Section 2.14 of the Credit Agreement or this Schedule 2.14. None of the Administrative Agent, the Auction Manager, any other Agent-Related Person or any of their respective affiliates assumes any responsibility for the accuracy or completeness of the information concerning the Lead Borrower, the other Loan Parties, or any of their affiliates (whether contained in an offering document or otherwise) or for any failure to disclose events that may have occurred and may affect the significance or accuracy of such information. This Schedule 2.14 shall not require the Lead Borrower to initiate any Auction.

SCHEDULE 4.01(B)

Other Collateral Documents

SECURITY DOCUMENTS

Germany

1.              Global Assignment Agreement (Trinseo Deutschland GmbH) between Trinseo Deutschland GmbH and Deutsche Bank AG New York Branch

2.              Global Assignment Agreement (Trinseo Anlagengesellschaft mbH) between Trinseo Anlagengesellschaft mbH and Deutsche Bank AG New York Branch

3.              Security Transfer Agreement (Trinseo Deutschland GmbH) between Trinseo Deutschland GmbH and Deutsche Bank AG New York Branch

4.              Security Transfer Agreement (Trinseo Anlagengesellschaft mbH) between Trinseo Anlagengesellschaft mbH and Deutsche Bank AG New York Branch

5.              Account Pledge Agreement (Trinseo Deutschland GmbH) between Trinseo Deutschland GmbH and Deutsche Bank AG New York Branch

6.              Account Pledge Agreement relating to certain (Trinseo Anlagengesellschaft mbH) between Trinseo Anlagengesellschaft mbH and Deutsche Bank AG New York Branch

7.              Account Pledge Agreement (Trinseo Netherlands B.V.) between Trinseo Netherlands B.V. and Deutsche Bank AG New York Branch

8.              Account Pledge Agreement (Trinseo Materials Operating S.C.A.) between Trinseo Materials Operating S.C.A. and Deutsche Bank AG New York Branch

9.              Account Pledge Agreement (Trinseo Finance Luxembourg S.à r.l.) between Trinseo Finance Luxembourg S.à r.l. and Deutsche Bank AG New York Branch

10.       Account Pledge Agreement (Trinseo Holding S.à r.l.) between Trinseo Holding S.à r.l. and Deutsche Bank AG New York Branch

11.       Share Pledge Agreement (Trinseo Deutschland GmbH) between Trinseo Holding B.V., Trinseo Netherlands B.V. and Deutsche Bank AG New York Branch

12.       Share Pledge Agreement (Trinseo Anlagengesellschaft mbH) between Trinseo Anlagengesellschaft mbH and Deutsche Bank AG New York Branch

Ireland

1.              Security Deed (Debenture) between Trinseo Finance Ireland Unlimited Company and Deutsche Bank AG New York Branch

2.              Security Over Shares Deed between Trinseo Holding S.à r.l, Trinseo Materials Operating S.C.A and Deutsche Bank AG New York Branch

Switzerland

1.              Security Agreement between Trinseo Europe GmbH and Deutsche Bank AG New York Branch

2.              Quota Pledge Agreement between Trinseo Holding B.V. and Deutsche Bank AG New York Branch

3.              Account Pledge Agreement between Trinseo Finance Luxembourg S.à r.l and Deutsche Bank AG New York Branch

4.              Security Agreement between Trinseo Export GmbH and Deutsche Bank AG New York Branch

5.              Quota Pledge Agreement between Trinseo Europe GmbH and Deutsche Bank AG New York Branch

Hong Kong

1.              Debenture between Trinseo (Hong Kong) Limited and Deutsche Bank AG New York Branch

2.              Share Charge between Trinseo Holdings Asia Pte. Ltd. and Deutsche Bank AG New York Branch

Netherlands

1.              Deed of Disclosed Pledge over Registered Shares (Trinseo Netherlands B.V.) between Trinseo Holding B.V., Trinseo Netherlands B.V. and Deutsche Bank AG New York Branch

2.              Deed of Disclosed Pledge over Registered Shares (Trinseo Holding B.V.) between Trinseo

Holding B.V., Trinseo Materials Operating S.C.A. and Deutsche Bank AG New York Branch

3.              Deed of Disclosed Pledge over Receivables (Bank Accounts And Intercompany Claims) between Trinseo Holding B.V., Trinseo Netherlands B.V. and Deutsche Bank AG New York Branch

4.              Deed of non-Possessory Pledge over Movables between Trinseo Holding B.V., Trinseo Netherlands B.V. and Deutsche Bank AG New York Branch

5.              Deed of Undisclosed Pledge over Receivables between Trinseo Holding B.V., Trinseo Netherlands B.V. and Deutsche Bank AG New York Branch

Luxembourg

1.              Share Pledge Agreement between Trinseo Holding S.à r.l., Trinseo Materials S.à r.l. and Deutsche Bank AG New York Branch

2.              Share Pledge Agreement between Trinseo Holding S.à r.l., Trinseo Materials Operating S.C.A. and Deutsche Bank AG New York

3.              Share Pledge Agreement between Trinseo Finance Luxembourg S.à r.l., Trinseo Materials Operating S.C.A. and Deutsche Bank AG New York

4.              Receivables Pledge Agreement between Trinseo Materials Operating S.C.A. and Deutsche Bank AG New York

5.              Receivables Pledge Agreement between Trinseo Finance Luxembourg S.à r.l. and Deutsche Bank AG New York

6.              Deposit Accounts Pledge Agreement between Trinseo Holding S.à r.l. and Deutsche Bank AG New York Branch

7.              Deposit Accounts Pledge Agreement between Trinseo Finance Luxembourg S.à r.l. and Deutsche Bank AG New York Branch

8.              Deposit Accounts Pledge Agreement between Trinseo Materials Operating S.C.A and Deutsche Bank AG New York Branch

9.              Deposit Accounts Pledge Agreement between Trinseo Materials S.à r.l. and Deutsche Bank AG New York Branch

Singapore

1.              Security Deed between Trinseo Holdings Asia Pte Ltd and Deutsche Bank AG New York

2.              Share Charge between Trinseo Holding B.V. and Deutsche Bank AG New York

3.              Share Charge between Trinseo Holdings Asia Pte Ltd and Deutsche Bank AG New York

SCHEDULE 5.07

Ownership of Property; Liens

1.                                      There is a written policy that allows Dow employees to hunt on the Dalton, Georgia site.

2.                                      There is a historical graveyard and house on the Allyn’s Point, Connecticut site. New development is not permitted on the graveyard and new development may be restricted in the vicinity of the house. Descendants of the deceased and others visit the graveyard.

3.                                      The Korea Industrial Complex Corp. imposes certain use restrictions that apply to the industrial complex where the Ulsan, South Korea site is located.

4.                                      Regus Samsungdong Ltd. imposes certain use restrictions that apply to the office complex where the Seoul, South Korea office site is located. Office use of retail or medical nature, along with carrying on a business that competes with Regus Samsungdong Ltd. is prohibited.

5.                                      46 JFK Luxembourg Centre S.A. imposes certain use restrictions that apply to the users of the office complex where the Luxembourg office site is located. Office use of retail or medical nature, along with carrying on a business that competes with 46 JFK Luxembourg Centre S.A., is prohibited.

6.                                      Regus Management de Mexico SA de CV imposes certain use restrictions that apply to the users of the office complex where the Mexico City, Mexico office site is located. Office use of retail or medical nature, along with carrying on a business that competes with Regus Management de Mexico SA de CV, is prohibited.

7.                                      Velizy Business Centre (Regus) imposes certain use restrictions that apply to users of the office complex where the Velizy Villacoublay, France office site is located. Office use of retail or medical nature, along with carrying on a business that competes with Velizy Business Centre, is prohibited.

8.                                      Toyko Shingawa East One Tower (Regus) imposes certain use restrictions that apply to users of the office complex where the Toyko, Japan office site is located. Office use of retail or medical nature, along with carrying on a business that competes with Toyko Shingawa East One Tower is prohibited.

9.                                      Central Plaza Management Company Limited prohibits the Hong Kong office site from being used for the manufacture of goods and merchandise or for warehousing activities.

10.                               United Overseas Bank Limited restricts the use of the Wilke Edge, Singapore office site from being used for any other purpose other than as office space and prohibits the subletting and assignment of the site.

11.                               Nanshan Life Insurance Co., Ltd. prohibits the subletting and assignment of the Taipei City, Taiwan commercial site without the consent of Nanshan Life Insurance Co., Ltd.

12.                               The local harbor authority (Haminan Satama Oy) has a security oversight role at the Hamina, Finland site.

13.                               Lease, by and between Dow Chemical Korea Limited and Chusikhoesa Youngdong Kasuljaesanup, dated July 1, 2008, for premises at the Ulsan, Korea site.

14.                               Ground Lease and Easement Agreement, by and between Trinseo LLC (assignee of The Dow Chemical Company) and Americas Styrenics LLC, dated May 1, 2008, for premises at the Allyn’s Point, Connecticut site.

15.                               The Hamina, Finland site is subject to the Finnish Pre-Emption Act, which gives the City of Hamina a right of first refusal over the transfer of the site.

16.                               The Norrköping, Sweden site is subject to a statutory purchase right in favor of the local government in the event of a land transfer.

17.                               The lack of a building title certificate (Fang Wu Suo You Quan Zheng) prevents evidencing ownership of the old control building and certain support facilities located at the Zhangjiagang, China site.

18.                               Certain support facilities located at the Zhangjiagang, China site do not have construction project planning permits.

19.                               The building rental agreement and long-term lease between Giinthardt Immobilien AG and Trinseo Europe GmbH for the Samstagern, Switzerland site must be assigned in accordance with Article 263 of the Swiss Code of Obligations.

20.                               The Seaload Facility at Stade, Germany is subject to an oral agreement (being memorialized in written form) requiring Trinseo Deutschland GmbH to move or destroy the facility in the event that Dow determines to build railroad tracks across the footprint of the facility.

SCHEDULE 5.08(a)

Environmental Matters

None.

SCHEDULE 5.11

Subsidiaries; Equity Interests

Loan Party	Subsidiary	Ownership
Trinseo US Holding, Inc.	Trinseo LLC	100%
Trinseo LLC	Trinseo U.S. Receivables Company SPV LLC	100%
Trinseo Finance Luxembourg S.à r.l.	Trinseo Finance Luxembourg S.à r.l., Luxembourg, Zweigniederlassung Horgen (Swiss Branch)	100%
Trinseo Netherlands B.V.	Trinseo Deutshland GmbH	90%
Trinseo Deutschland GmbH	Trinseo Deutschland Anlagengesellschaft mbH	100%
Trinseo Holding B.V.	Trinseo Belgium BVBA	100%*
	Trinseo Canada ULC	100%
	Trinseo Europe GmbH	100%
	Trinseo France SAS	100%
	Styron Hellas M.EPE	100%
	Trinseo Holdings Asia Pte. Ltd.	100%
	Trinseo Italia s.r.l.	100%
	Trinseo Kimya Ticaret Limited Sirketi	100%*
	Trinseo de México S. de R.L. de C.V.	100%*
	Trinseo Services de México, S. de R.L. de C.V.	100%*
	Trinseo Netherlands B.V.	100%
	Trinseo Spain S.L.	100%
	Trinseo Suomi Oy	100%
	Trinseo Sverige AB	100%
	Trinseo UK Limited	100%
	Trinseo Export GmbH	100%
	Trinseo Deutschland GmbH	10%
	API Holding S.r.l.	100%
	A.P.I. Applicazioni Plastiche Industriali S.P.A.	100%

Trinseo Holdings Asia Pte. Ltd.	PT Trinseo Materials Indonesia	99%
	Trinseo Australia Pty. Ltd.	100%
	Trinseo Materials (Hong Kong) Limited	100%
	Trinseo India Trading Private Limited	99%
	Trinseo Japan Y.K.	100%
	Trinseo Korea Ltd	100%
	Trinseo Petrochemicals (Zhangjiagang) Company	100%
	Limited
	Trinseo Singapore Pte. Ltd.	100%
	Taiwan Trinseo Limited	100%
	Trinseo Polymers (Zhangjiagang) Company Limited	100%
	Trinseo (Hong Kong) Limited	100%
Trinseo Singapore Pte. Ltd.	PT Trinseo Materials Indonesia	1%
	Trinseo India Trading Private Limited	1%
	Trinseo Deutschland GmbH	90%
Trinseo Materials Operating S.C.A.	Trinseo Finance Luxembourg S.á r.l.	100%
	Trinseo Holding B.V.	100%
	Trinseo US Holding, Inc.	100%
	Trinseo Materials Finance, Inc.	100%
	Trinseo Finance Ireland Unlimited Company	100	%**
Trinseo Holding S.á r.l.	Trinseo Materials S.á r.l.	100%
Trinseo Materials S.à r.l.	Trinseo Materials Operating S.C.A.	100	%****

*An insignificant non-material minority interest is held by Trinseo Netherlands B.V. in countries which require at least two shareholders on a share register. Such interest may be 1% or less and/or may be merely a legal ownership with beneficial ownership held by Trinseo Holding B.V.

**One share is held by Trinseo Holding S.à r.l. in trust for Trinseo Materials Operating S.C.A.

***One share is held by Trinseo Materials Operating S.C.A. in trust for Trinseo Holding S.à r.l.

****An insignificant non-material minority interest is held by Trinseo Holding S.à r.l.

SCHEDULE 6.18

Post-Closing Actions

1.              With respect to the Material Real Property located at 1737 Route 12, Ledyard, Connecticut (Town of Ledyard - New London County) and 1761 Route 12, Ledyard, Connecticut (Town of Ledyard - New London County), no later than one hundred and twenty (120) days following the Closing Date or such later date as agreed to the Administrative Agent in its sole discretion, the Collateral Agent shall have received executed Mortgages and other documents and instruments required to be delivered pursuant to clause (d) in the definition of Collateral and Guarantee Requirement.

2.              Within twenty Business Days after closing (or such later date as the Administrative Agent shall agree), the delivery of any original fully-executed intercompany notes to be delivered pursuant to the terms of the Security Agreement.

3.              Within ten Business Days after closing (or such later date as the Administrative Agent shall agree), the delivery of an original fully-executed Global Intercompany Note.

4.              Within ten Business Days after closing (or such later date as the Administrative Agent shall agree), delivery of (a) original share certificate(s), together with share power(s) executed in blank, representing 3,300,000 ordinary shares of Trinseo Holdings Asia Ptd. Ltd. and (b) original share certificate(s), together with share power(s) executed in blank, representing 60,000 ordinary shares of Trinseo Singapore Pte. Ltd. and (c) to the extent required by the Collateral Agent, an amendment, duly executed by Trinseo Holding B.V., to that certain Share Charge, dated as of September 6, 2017, between Trinseo Holding B.V. and Deutsche Bank AG New York.

SCHEDULE 7.01(b)

Existing Liens

1.              State tax lien filed by the Commonwealth of Pennsylvania Department of Revenue against Trinseo LLC in the amount of $1,199.33, which was satisfied in full. It is expected to be removed shortly after the Closing by the applicable authority.

SCHEDULE 7.03(b)

Existing Indebtedness

The following intercompany notes reflect intercompany Indebtedness on the Closing Date:

		Loan	Loan	Loan
Issuer	Holder	Currency	Amount	Maturity
Trinseo Petrochemicals (Zhangjiagang) Company Limited	Trinseo Fin Lux Luxembourg S.a.r.l. Swiss Branch	USD	13,600,000	11/20/2017
Trinseo Petrochemicals (Zhangjiagang) Company Limited	Trinseo Fin Lux Luxembourg S.a.r.l. Swiss Branch	USD	7,500,000	2/9/2018
Trinseo Petrochemicals (Zhangjiagang) Company Limited	Trinseo Fin Lux Luxembourg S.a.r.l. Swiss Branch	USD	10,000,000	4/23/2018
Trinseo Petrochemicals (Zhangjiagang) Company Limited	Trinseo Fin Lux Luxembourg S.a.r.l. Swiss Branch	USD	10,000,000	7/17/2018
Trinseo Polymers (Zhangjiagang) Company Limited	Trinseo Fin Lux Luxembourg S.a.r.l. Swiss Branch	USD	27,000,000	3/9/2018
Trinseo Polymers (Zhangjiagang) Company Limited	Trinseo Fin Lux Luxembourg S.a.r.l. Swiss Branch	USD	30,000,000	4/4/2018
Trinseo Polymers (Zhangjiagang) Company Limited	Trinseo Fin Lux Luxembourg S.a.r.l. Swiss Branch	USD	7,000,000	6/6/2018
Trinseo Materials Operating S.C.A.	Trinseo Finance Ireland	USD	1,007,841,485	6/8/2021
Trinseo Materials Operating S.C.A.	Trinseo Finance Ireland	USD	189,400,000	6/8/2021
Taiwan Trinseo Limited	Trinseo Holding B.V.	USD	19,734,000	5/1/2022
Trinseo Italia s.r.l.	Trinseo Holding B.V.	EUR	9,887,000	5/28/2022
Trinseo Italia s.r.l.	Trinseo Holding B.V.	EUR	64,000,000	5/28/2022
Styron Hellas	Trinseo Materials Operating S.C.A.	EUR	1,310,000	9/22/2017
Trinseo Canada ULC	Trinseo Materials Operating S.C.A.	USD	4,200,000	5/1/2022
Trinseo de Mexico S. de R.V. de C.V.	Trinseo Materials Operating S.C.A.	USD	8,004,000	5/1/2022
Trinseo Deutschland GmbH	Trinseo Materials Operating S.C.A.	EUR	76,000,000	5/1/2022
Trinseo Europe GmbH	Trinseo Materials Operating S.C.A.	EUR	148,000,000	5/1/2022
Trinseo Europe GmbH	Trinseo Materials Operating S.C.A.	USD	50,983,048	5/1/2022

Trinseo France S.A.S.	Trinseo Materials Operating S.C.A.	EUR	2,450,000	5/1/2022
Trinseo Holding Asia Pte. Ltd	Trinseo Materials Operating S.C.A.	USD	3,442,962	5/1/2022
Trinseo Holding B.V.	Trinseo Materials Operating S.C.A.	EUR	9,887,000	5/28/2022
Trinseo Holding B.V.	Trinseo Materials Operating S.C.A.	USD	19,734,000	5/1/2022
Trinseo Holding B.V.	Trinseo Materials Operating S.C.A.	USD	40,000,000	5/28/2022
Trinseo Holding Sarl	Trinseo Materials Operating S.C.A.	USD	292,679,648	2/2/2021
Trinseo Holding Sarl	Trinseo Materials Operating S.C.A.	USD	105,000,000	12/22/2021
Trinseo Hong Kong Limited	Trinseo Materials Operating S.C.A.	USD	32,047,844	6/22/2018
Trinseo Kimya Ticaret Limited Sirketi	Trinseo Materials Operating S.C.A.	USD	5,949,865	5/1/2022
Trinseo Korea Ltd.	Trinseo Materials Operating S.C.A.	USD	1,250,000	5/1/2022
Trinseo Netherlands B.V.	Trinseo Materials Operating S.C.A.	EUR	60,878,738	5/1/2022
Trinseo Spain S.L.	Trinseo Materials Operating S.C.A.	EUR	646,000	5/1/2022
Trinseo Suomi Oy	Trinseo Materials Operating S.C.A.	EUR	3,917,443	5/1/2022
Trinseo U.S. Holding, Inc.	Trinseo Materials Operating S.C.A.	USD	257,710,412	5/1/2022
Trinseo U.S. Holding, Inc.	Trinseo Materials Operating S.C.A.	USD	353,000,000	5/1/2022

SCHEDULE 7.08

Transactions with Affiliates

Original
Type of Agreement	Parties to the Agreement		Date

Employment Agreement	Trinseo US Holding, Inc. and Bain Capital Everest Manager Holding S.C.A.	Christopher D. Pappas	1/2/2013

Currency Rate Hedging Agreement	Trinseo Finance Luxembourg S.à r.l., Luxembourg, Zweigniederlassung Horgen	Trinseo S.A.	7/31/2014

Currency Rate Hedging Agreement	Trinseo Finance Luxembourg S.à r.l., Luxembourg, Zweigniederlassung Horgen	Trinseo Luxco S.à r.l.	7/31/2014

Services Agreement	Trinseo LLC	Trinseo Materials Operating S.C.A.	6/17/2010

Services Agreement	Trinseo Materials Operating S.C.A.	Trinseo Europe GmbH	6/17/2010

Services Agreement	Trinseo LLC	Trinseo S.A.	1/1/2014

Technology License Agreement	Trinseo LLC	Trinseo Europe GmbH	1/1/2014

Contract Research and Development Services Agreement	Trinseo LLC	Trinseo Europe GmbH	6/17/2010

Contract Research and Development Services Agreement	Trinseo Netherlands B.V.	Trinseo Europe GmbH	6/17/2010

Contract Research and Development Services Agreement	Trinseo Deutschland GmbH	Trinseo Europe GmbH	6/17/2010

Contract Research and Development Services Agreement	Trinseo Deutschland Anlagengesellschaft mbH	Trinseo Europe GmbH	6/17/2010

Consignment Manufacturing Agreement	Trinseo Netherlands B.V.	Trinseo Europe GmbH	1/1/2013

Consignment Manufacturing Agreement	Trinseo Deutschland GmbH	Trinseo Europe GmbH	1/1/2013

Consignment Manufacturing Agreement	Trinseo Deutschland Anlagengesellschaft mbH	Trinseo Europe GmbH	1/1/2013

SCHEDULE 7.09

Certain Contractual Obligations

The Senior Notes Indenture

SCHEDULE 10.02

Notices and Other Communications

If to any Loan Party:

Trinseo LLC

1000 Chesterbrook Boulevard, Suite 300

Berwyn, PA 19312

Facsimile: (610) 240-3308

Attention: Angelo N. Chaclas, Chief Legal Officer

Email: Chaclas@Trinseo.com

With a copy to:

K&L Gates LLP

K&L Gates Center

210 Sixth Avenue

Pittsburgh, PA 15222

Facsimile: (412) 355-6501

Attn: Vanessa Spiro

Email: Vanessa.Spiro@klgates.com

Administrative Agent and Lenders

Barclays Bank PLC	745 Seventh Avenue
New York, New York 10019
Attention: Leah Kaniampuram
Telephone No.: (212) 526-4763
Telecopier No.: (212) 526-5115

Deutsche Bank AG New York Branch	60 Wall Street (NYC60 - 0219)
New York, New York 10005
Attention: Marcus Tarkington
Telephone No.: 212 250-6153
Telecopier No.: 212 553-3080

Citibank, N.A.	Citibank, N.A.
1615 Brett Road, Building III
New Castle, DE 19720
Attention: Loan Administration —Sarath Kumar
Kumar Kamaraji
Telephone No.: (201) 751-7571

Fax: (904) 746-4860
GLOriginationOps@citi.com

HSBC Bank USA, N.A.	452 Fifth Avenue, 8th Floor
New York, New York 10018
Attention: David Mandell
Telephone No: (212) 525-8137
Telecopier No: (212) 525-2479

Goldman Sachs Bank USA	200 West Street
New York, New York 10282
Attention: Thierry C. Le Jouan
Telephone No: (212) 902-1099
Telecopier No: (917) 977-3966

The Bank of Nova Scotia	711 Louisiana Street, Suite 1400
Houston, Texas 77002
Attention: U.S. Loans Operations
Telephone No.: (713) 759-3426
Telecopier No.: (713) 752-2425

BNP Paribas	787 Seventh Avenue
New York, NY 10019
Attention: David Berger
Telephone No: (212) 340 -3461
Telecopier No.: (201) 616-7911

Mizuho Bank, Ltd.	1251 Avenue of the Americas, 32nd Fl.
New York, New York 10020
Attention: Jesse Millner
Telephone No.: (212) 282-4908
Telecopier No.: (212) 282-9705

Morgan Stanley Bank, N.A.	1 New York Plaza
New York, NY 10004
Attention: Primary Docs
Telephone No. : (212) 276-7315
Telecopier No. : (718) 233-2132

Sumitomo Mitsui Banking Corporation	277 Park Avenue
New York, NY 10172
Attention: Adrei Eftimie
Telephone No.: (212) 224-4446
Telecopier No.: (212) 224-4384